As filed with the Securities and Exchange Commission on February
14
, 2025
Registration Number
333-281469

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM
S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALTENERGY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	86-2157013
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
For
co-registrants,
see “Table of
Co-Registrants”
on the following page.

600 Lexington Avenue, 9
th
Floor
New York, New York 10022
Telephone: (203)
299-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Russell Stidolph
600 Lexington Avenue, 9
th
Floor
New York, New York 10022
Telephone: (203)
299-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jack Levy Anthony Saur Morrison Cohen LLP 909 Third Avenue New York, New York 10022 (212) 735-8600	Dan Miller Anthony Epps Tyler Griffin Dorsey & Whitney LLP 1400 Wewatta Street – Suite 400 Denver, Colorado 80202 (303) 629-3400

Approximate date of commencement of proposed sale to the public
: As soon as practicable after this registration statement becomes effective and all other conditions to the transactions contemplated by the Merger Agreement described in the included proxy statement/prospectus have been satisfied or waived.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
of the Exchange Act.
Registrant and
Co-registrant:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The registrant and
co-registrant
hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant and co-registrant
shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF
CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter (1)(2)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Car Tech, LLC	Alabama	3714	81-2295193

(1)	The Co-Registrant has the following principal executive office:
600 Car Tech Drive
Opelika,
AL
36801

(2)	The agent for service for the Co-Registrant is:
SangHyo (Victor) Park
Senior Accounting Manager
600 Car Tech Drive
Opelika,
AL
36801

The information in this preliminary proxy statement/prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus statement/prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY - SUBJECT TO COMPLETION

DATED February 14, 2025

ALTENERGY ACQUISITION CORP.

PROXY STATEMENT/PROSPECTUS

On February [*], 2025, the board of directors of AltEnergy Acquisition Corp., a Delaware corporation (“AltEnergy,” “we,” “us” or “our”), unanimously approved the Amended and Restated Agreement and Plan of Merger, dated February 14, 2025, by and among AltEnergy, Car Tech Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of AltEnergy (“Merger Sub I”), Car Tech Merger Sub II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of AltEnergy (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”) and Car Tech, LLC, an Alabama limited liability company (“Car Tech”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). If the Merger Agreement is approved by the stockholders of AltEnergy (the “AltEnergy Stockholders”) and the transactions under the Merger Agreement are consummated (the “Business Combination”), first, Merger Sub will merge with and into Car Tech with Car Tech surviving the merger as a wholly-owned subsidiary of AltEnergy (the “First Merger”) and second, Car Tech will merge with and into Merger Sub II, with Merger Sub II surviving the merger (the “Second Merger” and together with the First Merger, the “Merger”). In connection with the consummation of the Business Combination (the “Closing” and the date of the Closing, the “Closing Date”), AltEnergy will be renamed “Car Tech [*], Inc.” (“New Car Tech”). References herein to “New Car Tech” denote AltEnergy as the post-Business Combination entity.

In accordance with the terms and subject to the conditions set forth in the Merger Agreement, in consideration of the Merger, membership interests in Car Tech (the “Car Tech Units”) will be converted into the right to receive for each Car Tech Unit owned (I) a number of shares of AltEnergy’s common stock (“Common Stock”) obtained by dividing (i) a fraction equal to (a) the quotient of (x) the Closing Share Consideration divided by (y) ten dollars ($10.00), by (ii) the number of Car Tech Units that are issued and outstanding immediately prior to the effective time of the First Merger (the “Effective Time”); and (II) a number of warrants to purchase Common Stock equal to the quotient of (A) six million (6,000,000) divided by (B) the number of Car Tech Units that are issued and outstanding immediately prior to the Effective Time (the “Merger Warrant Consideration.”) “Closing Share Consideration” means (1) $80,000,000, plus (2) an additional $40,000,000 (the “Earn Out Consideration”). The 4,000,000 shares of New Car Tech Common Stock to be issued to Car Tech Members based on the Earn Out Consideration, will be subject to the terms of the Lock-up Agreements described below.

Contemporaneously with the execution of the Merger Agreement on February 14, 2025, Shinyoung Co., Ltd, a corporation organized in the Republic of Korea (“Shinyoung”), Car Tech, and AltEnergy entered into a contribution and exchange agreement (the “Contribution and Exchange Agreement”) pursuant to which prior to the Effective Time, Shinyoung will contribute to the capital of Car Tech all indebtedness owed by Car Tech to Shinyoung as of February 21, 2024 in exchange for Car Tech Units with a fair market value equal to the aggregate amount Car Tech is obligated to pay pursuant to such indebtedness. Pursuant to the Contribution and Exchange Agreement, Shinyoung also agreed to execute and deliver a guaranty in favor of the Transaction Financing Investors, subject to such requirement being waived by AltEnergy. See “The Merger Agreement-Transaction Financing.”. Shinyoung is a 78.32% holder of the Car Tech Units and is a holder of a significant portion of the Company’s outstanding indebtedness.

Contemporaneously with the execution of the Merger Agreement on February [*], 2025, AltEnergy and Car Tech entered into a support agreement (the “Support Agreement”) with AltEnergy Acquisition Sponsor, LLC, our sponsor (the “Sponsor”) and certain members of Car Tech (the “Support Parties”, and together with the Sponsor, each a “Holder”), whereby, at any meeting of the members of Car Tech or AltEnergy Stockholders, as may be necessary, however called (including any adjournment or postponement thereof), and in any action by written resolution of the members of Car Tech or AltEnergy Stockholders, as applicable, the Support Parties have agreed, to (a) if applicable, appear at each such meeting or otherwise cause all of its Car Tech Units or AltEnergy Common Stock, as applicable, to be counted as present thereat for purposes of calculating a quorum, (b) vote, and in any action by written resolution of the members of Car Tech or AltEnergy Stockholders, as applicable, provide written consent with respect to, all of its Car Tech Units or AltEnergy Common Stock, as applicable, owned by such Holder in favor of (i) the approval and adoption of the Merger Agreement, (ii) the transactions under the Merger Agreement, and (iii) any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement.

Contemporaneously with the execution of the Merger Agreement on February 14, 2025, holders of Car Tech Units, shares of AltEnergy Common Stock, or Private Placement Warrants, as applicable, the Sponsor, and BRPI (the “Lock-up Holders”) entered into lock-up agreements (each, a “Lock-up Agreement”) with Car Tech and AltEnergy. Pursuant to the Lock-up Agreements, the Lock-up Holders agreed, among other things, that the Restricted Securities (as defined in the Lock-up Agreements) held following consummation of the Merger shall be subject to a lock-up restriction that will terminate with respect to (i) 50% of such shares on the 12 month anniversary of the closing date, (ii) 25% of such shares on the 18 month anniversary of the Closing Date, and (iii) 25% of such shares on the 24 month anniversary of the Closing Date.

Under the terms of the Lock-up Agreement, upon completion of the Merger, 4,000,000 shares of New Car Tech Common Stock to be held by the Sponsor (the “Sponsor Earn Out Shares”) and 4,000,000 of the Restricted Securities designated as Earn Out Shares under the Merger Agreement to be held by holders of Car Tech Units (together with the Sponsor Earn Out Shares, the “Earn Out Shares”) will be subject to additional transfer restrictions, release and forfeiture terms. A block of fifty percent (50%) of the Earn Out Shares (2,000,000 shares of New Car Tech Common Stock held by the Sponsor and 2,000,000 shares of New Car Tech Common Stock held by holders of Car Tech Units) (the “Block A Earn Out Shares,” of which 1,850,000 shares held by each are designated as Block A-1 Earn Out Shares and the balance are designated as Block A-2 Earn Out Shares) may not be transferred unless and until either (i) the closing price of shares of New Car Tech Common Stock on the principal securities exchange or securities market on which the New Car Tech Common Stock is then traded equals or exceeds $14.00 per share for any 20 trading days within any consecutive 30-trading day period during the Earn Out Period (as defined below) or (ii) immediately prior to the consummation of a Block A Change of Control (as defined below) during the Earn Out Period (each of clauses (i) and (ii), a “Block A Triggering Event”). If a Block A Triggering Event does not occur or a Block A Forfeiting Change of Control (as defined below) is consummated during the Earn Out Period, the Block A Earn Out Shares shall be automatically forfeited and cancelled for no consideration at the end of the Earn Out Period or immediately prior to the consummation of such Block A Forfeiting Change of Control, as applicable.

The remaining Earn Out Shares (the “Block B Earn Out Shares”) will be subject to a transfer restriction unless and until either (i) the closing share price of shares of New Car Tech Common Stock on the principal securities exchange or securities market on which the New Car Tech Common Stock is then traded equals or exceeds $18.00 per share for any 20 trading days within any consecutive 30-trading day period during the Earn Out Period or (ii) immediately prior to the consummation of a Block B Change of Control (as defined below) during the Earn Out Period (each of clauses (i) and (ii), a “Block B Triggering Event”, and together with a Block A Triggering Event, a “Triggering Event”). If a Block B Triggering Event does not occur or a Block B Forfeiting Change of Control (as defined below) is consummated during the Earn Out Period, the Block B Earn Out Shares shall be automatically forfeited and cancelled for no consideration at the end of the Earn Out Period or immediately prior to the consummation of such Block B Forfeiting Change of Control, as applicable.

For purposes of the Lock-up Agreements, “Earn Out Period” means (A) with respect to the Block A-1 Earn Out Shares, the period from (and excluding) the Closing Date of the Mergers to (and including) the day that is the fifth (5th) anniversary of the Closing Date, and (B) with respect to the Block A-2 Earn Out Shares and the Block B Earn Out Shares, the period from (and excluding) the Closing Date to (and including) the day that is the tenth (10th) anniversary of the Closing Date.

For purposes of the Lock-up Agreements, “Block A Change of Control” means a Cashout Change of Control (as defined below) which implies a value per share of Common Stock that equals or exceeds $14.00 per share.

For purposes of the Lock-up Agreements, “Block A Forfeiting Change of Control” means a Cashout Change of Control which implies a value per share of Common Stock that is less than $14.00 per share.

For purposes of the Lock-up Agreements, “Block B Change of Control” means a Cashout Change of Control which implies a value per share of Common Stock that equals or exceeds $18.00 per share.

For purposes of the Lock-up Agreements, “Block B Forfeiting Change of Control” means a Cashout Change of Control which implies a value per share of Common Stock that is less than $18.00 per share.

For purposes of the Lock-up Agreements, “Cashout Change of Control” means a Change of Control where all of the Common Stock and other equity securities of New Car Tech outstanding immediately prior to such Change of Control is sold, transferred, exchanged or redeemed exclusively for cash, and not for other securities or non-cash consideration.

For purposes of the Lock-up Agreements, a “Change of Control” means, other than the transactions contemplated by the Merger Agreement, (i) any transaction or series of related transactions that results in any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring equity securities that represent more than 50% of the total voting power of New Car Tech (for the avoidance of doubt, excluding Shinyoung, the Sponsor or their affiliates), or (ii) a sale or disposition of all or substantially all of the assets of New Car Tech and its subsidiaries on a consolidated basis, in each case that results in shares of Common Stock being converted into cash or other consideration (including equity securities of another person) (other than a transaction or series of related transactions where shares of Common Stock are converted into equity securities of another person who has substantially similar equity ownership to New Car Tech immediately prior to such transaction or series of related transactions). See “Ancillary Agreements Related to the Business Combination - Lock-up Agreements” for additional information.

In addition to the foregoing, the Sponsor agreed that the Sponsor Earnout Shares plus 500,000 of the Restricted Securities will be subject to an additional lock-up until the Shinyoung Guaranty is terminated.

Assuming none of the current outstanding shares of AltEnergy Common Stock, which was sold as part of the Units by us in our Initial Public Offering (the “Public Shares”) and are held by our public stockholders (the “Public Stockholders”) are redeemed, it is anticipated that, immediately following the Closing, (1) the Public Stockholders will own, in the aggregate, 988,146 shares of New Car Tech Common Stock, or approximately 5% of the issued and outstanding shares of New Car Tech Common Stock, (2) the Sponsor will own, in the aggregate, 5,500,000 shares of New Car Tech Common Stock (inclusive of shares subject to forfeiture under the Lock-up Agreement), or approximately 30% of the issued and outstanding shares of New Car Tech Common Stock, (3) the former Car Tech Members will own, in the aggregate, 12,000,000 shares of New Car Tech Common Stock (inclusive of shares subject to forfeiture), or approximately 65% of the issued and outstanding shares of New Car Tech Common Stock. Such figures do not include any shares of New Car Tech Common Stock issuable upon exercise of AltEnergy’s warrants.

Assuming that all Public Shares are redeemed, then, immediately following the Closing, (1) Public Stockholders will own, in the aggregate, approximately 250,000 shares of New Car Tech Common Stock, or approximately 1.4% of the issued and outstanding shares of New Car Tech Common Stock, (2) the Sponsor will own, in the aggregate, 5,500,000 shares of New Car Tech Common Stock (inclusive of shares subject to forfeiture), or approximately 31% of the issued and outstanding shares of New Car Tech Common Stock, (3) former Car Tech Members will own 12,000,000 shares of New Car Tech Common Stock (inclusive of shares subject to forfeiture), or approximately 67.6% of the issued and outstanding shares of New Car Tech Common Stock. Such figures do not take into account any shares of New Car Tech Common Stock that may be issued at the Closing pursuant to the Transaction Financing or other financing agreements that may be entered in connection with the Business Combination. Such figures also do not include any shares of New Car Tech Common Stock issuable upon exercise of the Merger Consideration Warrants.

The units sold in AltEnergy’s IPO (“Units”), each consisting of one share of Common Stock and one-half (1/2) of a public warrant (“Public Warrant”), and the Common Stock and Public Warrants are publicly traded on the OTC Pink Open Market (the “OTC”) under the symbols “AEAEU,” “AEAE,” and “AEAEW,” respectively. AltEnergy intends to apply to list the New Car Tech Common Stock and Public Warrants of New Car Tech (“New Car Tech Warrants”) on Nasdaq under the symbols “[*]” and “[*]W”, as applicable, upon the Closing. In connection with the Closing, each of AltEnergy’s outstanding Units will separate into the underlying shares of Common Stock and Public Warrants and New Car Tech will not have Units traded following the Closing of the Business Combination. It is a condition to the consummation of the Business Combination that the shares of New Car Tech Common Stock to be issued in the Business Combination be approved for listing on the Nasdaq, subject only to the receipt of official notice of issuance thereof, but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Merger Agreement.

It is anticipated that upon the consummation of the Business Combination, New Car Tech may be a “controlled company” as defined in Rule 5615(c)(1) of the Nasdaq Marketplace Rules because more than 50% of the voting power of the company will be controlled by Shinyoung. Because New Car Tech may qualify as a controlled company, after the Business Combination New Car Tech may be eligible for certain exemptions from the rules of Nasdaq. Notwithstanding, New Car Tech does not currently intend to rely on the controlled company exemptions.

AltEnergy will hold a special meeting of stockholders (the “Special Meeting”) to consider matters relating to the Business Combination. AltEnergy cannot complete the Business Combination unless AltEnergy Stockholders consent to the approval of the Amended and Restated Merger Agreement and the transactions contemplated thereby. AltEnergy is sending you this proxy statement/prospectus in connection with the Special Meeting. At the Special Meeting the Sponsor, which holds approximately 78% of the outstanding shares of Common Stock eligible to vote at the Special Meeting, will vote in favor of all proposals presented to the meeting and thus all such proposals are guaranteed of passage. The Business Combination is not structured to require the approval of at least a majority of AltEnergy’s unaffiliated security holders.

After careful consideration, AltEnergy’s Board has determined that each of the Business Combination Proposal, the Binding Charter Proposal, each of the Advisory Charter Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal are advisable. When AltEnergy stockholders consider the proposals presented in the accompanying proxy statement/prospectus, they should keep in mind that our Sponsor and AltEnergy’s directors and officers have interests in the Business Combination that are different from or in addition to, or may conflict with, interests of holders of AltEnergy Common Stock. For instance, Sponsor will benefit from the completion of a business combination and may be incentivized to complete a business combination that is less favorable to stockholders rather than liquidating AltEnergy. In such event, among other things, the value of certain interests of Sponsor, its affiliates and AltEnergy’s directors and officers would become worthless including, among other things: (i) the 5,750,000 shares of Class B Common Stock which were initially acquired by Sponsor prior to AltEnergy’s initial public offering for an aggregate purchase price of $25,000, a portion of which was converted into Class A Common Stock in accordance with the AltEnergy Charter (the “Founder Shares”); (ii) the 7,600,000 Private Placement Warrants currently owned by the Sponsor that were purchased by Sponsor in the private placement consummated simultaneously with AltEnergy’s initial public offering at a price of $1.00 per Private Placement Warrant for an aggregate purchase price of $7,600,000; and (iii) the 7,600,000 shares of Class A Common Stock underlying the Private Placement Warrants. None of our Sponsor or any of or directors or officers will receive any compensation in connection with the closing of the Business Combination, except that our Chief Financial Officer will receive an amount of deferred compensation equal to $15,600 per month from January 2023 through closing, and be paid a cash bonus of $150,000 upon such completion. See The Business Combination Proposal - Interests of the Sponsor and AltEnergy’s Directors and Officers in the Business Combination, Risk Factors - The Sponsor and certain of AltEnergy’s directors and officers have potential conflicts of interest in approving the Business Combination and the other proposals described in this proxy statement/prospectus, Certain Relationships and Related Party Transactions, Beneficial Ownership of Securities (footnote 4).

Unless adjourned, the Special Meeting of AltEnergy Stockholders will be held at 10:00 a.m., New York City time, on [*] [*], 2025 at https://www.cstproxy.com/altenergyacquisition/[*]. AltEnergy has determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast. You will not be able to physically attend the Special Meeting. You or your proxyholder will be able to attend the virtual Special Meeting online, vote and view the list of stockholders entitled to vote at the Special Meeting by visiting https://www.cstproxy.com/altenergyacquisition/[*] and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement/prospectus.

This proxy statement/prospectus provides you with detailed information about the Business Combination. It also contains or references information about AltEnergy, Car Tech and New Car Tech and certain related matters. You are encouraged to read this proxy statement/prospectus carefully. In particular, you should read the “Risk Factors” section starting on page 73 of this proxy statement/prospectus for a discussion of the risks you should consider in evaluating the Business Combination and how they may affect you.

If you have any questions or need assistance voting your Common Stock, please contact [*]

AltEnergy is an “emerging growth company” and “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (as amended, the “JOBS Act”) and has elected to comply with certain reduced public company reporting requirements. See “Summary of the Proxy Statement/Prospectus - Emerging Growth Company” and “Summary of the Proxy Statement/Prospectus - Smaller Reporting Company.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE BUSINESS COMBINATION OR THE OTHER TRANSACTIONS CONTEMPLATED THEREBY, AS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated [*][*], 2025 and is first being mailed to AltEnergy Stockholders on or about [*][*], 2025.

ALTENERGY ACQUISITION CORP.

600 Lexington Avenue, 9th Floor

New York, New York 10022

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [*][*], 2025

TO THE STOCKHOLDERS OF ALTENERGY ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting (the “Special Meeting”) of the stockholders of AltEnergy Acquisition Corp., a Delaware corporation (“AltEnergy”), will be held at [*], New York City time, on [*][*], 2025, or at such other time, or such other date and such other place to which the meeting may be postponed or adjourned. The Special Meeting will be a completely virtual meeting of stockholders, which will be webcast at https://www.cstproxy.com/altenergyacquisition/[*]. You are cordially invited to attend the Special Meeting, which will be held for the following purposes:

1. Proposal No. 1 - The Business Combination Proposal - to consider and vote upon a proposal to approve the amended and restated agreement and plan of merger, dated as of February 14, 2025 (as may be amended and/or restated from time to time, the “Merger Agreement”), by and among AltEnergy, Car Tech Merger Sub, LLC., a Delaware limited liability company and wholly-owned subsidiary of AltEnergy (“Merger Sub I”), Car Tech Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of AltEnergy (“Merger Sub II”) and Car Tech, LLC., an Alabama limited liability company (“Car Tech”), and the transactions contemplated thereby, pursuant to which (a) Car Tech will convert to a Delaware limited liability company (the “Conversion”), (b) following the Conversion, Merger Sub I will merge with and into Car Tech, with Car Tech surviving the merger as a wholly-owned subsidiary of AltEnergy, and (c) the Company will merge with and into Merger Sub II, with Merger Sub II surviving the merger as a wholly-owned subsidiary of AltEnergy (the transactions contemplated by the Merger Agreement, the “Business Combination” and such proposal, the “Business Combination Proposal”);

2. Proposal No. 2 - The Binding Charter Proposal - to consider and vote upon a proposal to approve, assuming the other condition precedent proposals (as defined below) are approved and adopted, the proposed Second Amended and Restated Certificate of Incorporation of AltEnergy (the “Proposed Charter”), which will replace AltEnergy’s Amended and Restated Certificate of Incorporation, dated October 28, 2021, as modified by that certain Certificate of Correction dated March 20, 2023, First Amendment to the Amended and Restated Certificate of Incorporation dated April 28, 2023 and Second Amendment to the Amended and Restated Certificate of Incorporation dated April 18, 2024 (as may be amended from time to time, the “Current Charter”) and will be in effect upon the closing of the Business Combination (the “Closing”) (we refer to this proposal as the “Binding Charter Proposal”);

3. Proposal No. 3 - The Advisory Charter Proposals - to consider and vote upon separate proposals to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the SEC as three separate sub-proposals (we refer to such proposals as the “Advisory Charter Proposals”);

(i) Advisory Charter Proposal A: a proposal to, upon completion of the Business Combination and the conversion of each then outstanding share of AltEnergy’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”) into one share of AltEnergy’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), reclassifying all Class A Common Stock as common stock, par value $0.0001 per share (“New Car Tech Common Stock”) and reclassifying all Class B common stock as New Car Tech Common Stock;

(ii) Advisory Charter Proposal B: a proposal to eliminate various provisions applicable only to blank check companies, including business combination requirements;

(iii) Advisory Charter Proposal C: to provide for certain additional changes, including, among other things changing the post-Business Combination company’s corporate name from “AltEnergy Acquisition Corp. to Car Tech [*], Inc.

4. Proposal No. 4 - The Stock Issuance Proposal - to consider and vote upon a proposal to approve, assuming the other condition precedent proposals are approved and adopted, for the purposes of complying with the applicable Nasdaq Listing Rules, the issuance of (x) up to 12,000,000 shares of New Car Tech Common Stock pursuant to the terms of the Merger Agreement, and (y) additional shares of New Car Tech Common Stock pursuant to subscription agreements we may enter into prior to the Closing (we refer to this proposal as the “Stock Issuance Proposal”);

5. Proposal No. 5 - The Incentive Plan Proposal - to consider and vote upon a proposal to approve, assuming the other condition precedent proposals are approved and adopted, the 2025 Incentive Equity Plan (the “Incentive Plan”), a copy of which is attached to this proxy statement/prospectus as Annex H, including the authorization of the initial share reserve under the Incentive Plan (we refer to this proposal as the “Incentive Plan Proposal”);

6. Proposal No. 6 - The Director Election Proposal - to elect, assuming the Business Combination Proposal, the Binding Charter Proposal, the Stock Issuance Proposal, and the Incentive Plan Proposal. (the “condition precedent proposals”) are approved and adopted, seven directors to the New Car Tech Board, effective immediately after the closing of the Business Combination (we refer to this proposal as the “Director Election Proposal”); and

7. Proposal No. 7 - The Adjournment Proposal - to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals by the stockholders of AltEnergy (“AltEnergy Stockholders”) or if AltEnergy determines that additional time is necessary to consummate the Business Combination (we refer to this proposal as the “Adjournment Proposal”).

Only holders of record of shares of Common Stock at the close of business on [*][*], 2025 (the “record date”) are entitled to notice of and to vote and have their votes counted at the Special Meeting and any further adjournments or postponements of the Special Meeting.

We will provide you with the proxy statement/prospectus and a proxy card in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournment of the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read, when available, the proxy statement/prospectus (and any documents incorporated into the proxy statement/prospectus by reference) carefully. Please pay particular attention to the section entitled “Risk Factors.”

After careful consideration, AltEnergy’s Board has determined that each of the Business Combination Proposal, the Binding Charter Proposal, each of the Advisory Charter Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal are advisable. However, AltEnergy’s Board makes NO recommendation as to how AltEnergy Stockholders should vote on any of the proposals. Public Stockholders should determine whether it is in their best interest, economic and otherwise, to exercise their redemption rights, recognizing that the AltEnergy Board believes that an investment in the business of Car Tech should be viewed as a long term investment.

The existence of financial and personal interests of AltEnergy’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what they may believe is in the best interests of AltEnergy and the AltEnergy Stockholders and what they may believe is best for themselves. See the section entitled “The Business Combination Proposal - Interests of the Sponsor and AltEnergy’s Directors and Officers in the Business Combination” in the proxy statement/prospectus for a further discussion.

Under the Merger Agreement, the approval of the condition precedent proposals presented at the Special Meeting is a condition to the consummation of the Business Combination. If the AltEnergy Stockholders do not approve each of the condition precedent proposals, the Business Combination may not be consummated. Additionally, the Director Election Proposal is conditioned upon the approval of the condition precedent proposals. The Adjournment Proposal and the Advisory Charter Proposals are not conditioned on the approval of any other proposal.

In connection with our initial public offering (“IPO”), AltEnergy Acquisition Sponsor, LLC (the “Sponsor”) and the officers and directors of AltEnergy entered into letter agreements pursuant to which they agreed to vote the shares of Common Stock purchased prior to our IPO (the “Founder Shares”), as well as any Public Shares purchased by them during or after our IPO, in favor of the Business Combination Proposal. Further, in connection with the signing of the Merger Agreement, our Sponsor, as the holder of all Founders Shares, entered into a Sponsor Support Agreement pursuant to which, among other things, our Sponsor agreed to vote all voting securities of AltEnergy held by it in favor of the Business Combination Proposal and all other proposals being presented at the Special Meeting.

As of the date hereof, our Sponsor owns approximately 78% of the total outstanding shares of Common Stock. Accordingly, AltEnergy will not need any of the Public Shares currently held by public stockholders of AltEnergy (the “Public Stockholders”) to be voted in favor of the Business Combination Proposal or any of the other proposals in order for them to be approved.

Pursuant to the Current Charter, AltEnergy Stockholders holding Public Shares may request that AltEnergy redeem all or a portion of its Public Shares for cash if the Business Combination is approved and consummated. As an AltEnergy Stockholder holding Public Shares and assuming the Business Combination is approved and consummated, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i) (a) hold Public Shares or (b) hold Public Shares through Units and you elect to separate your Units into the underlying Public Shares and Public Warrants (as defined below) prior to exercising your redemption rights with respect to the Public Shares; and

(ii) prior to 5:00 p.m., New York City time, on [*][*], 2025 (which is two business days prior to the scheduled vote at the Special Meeting), (a) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, to Continental Stock Transfer & Trust Company, AltEnergy’s transfer agent (the “transfer agent”), that AltEnergy redeem your Public Shares for cash and (b) deliver your Public Shares to the transfer agent, physically or electronically through Depository Trust Company (the “DTC”).

Holders of Units must elect to separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Units into the underlying Public Shares and Public Warrants, or if a holder holds Units registered in its own name, the holder must contact the transfer agent, directly and instruct it to do so. AltEnergy Stockholders holding Public Shares may elect to redeem all or a portion of their Public Shares even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will not be redeemed for cash. If the Business Combination is approved and consummated and an AltEnergy Stockholder holding Public Shares properly exercises its right to redeem its Public Shares and timely delivers its shares to the transfer agent, we will redeem each Public Share for a per-share price, payable in cash, equal to the sum of the aggregate amount then on deposit in the Trust Account established in connection with our IPO (the “Trust Account”) plus $100,000 held in a restricted investment account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and the restricted investment account (which interest shall be net of taxes payable, excluding any Excise Tax that may be imposed on AltEnergy), divided by the number of then issued and outstanding Public Shares. For illustrative purposes, based on the cash held in the Trust Account on [*][*], 2025 of approximately $[*] million plus the amount held in the restricted investment account on such date of $[*], the estimated per share redemption price, adjusted for allowable taxes payable, would have been approximately $10.[*] per Public Share. The per-share redemption amount payable from the Trust Account to AltEnergy Stockholders who hold Public Shares in connection with a redemption will not be reduced by any Excise Tax (as defined below) imposed on AltEnergy. Prior to exercising redemption rights, an AltEnergy Stockholder should verify the market price of the Common Stock as they may receive higher proceeds from the sale of their Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. AltEnergy cannot assure AltEnergy Stockholders that they will be able to sell their Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in AltEnergy’s securities when AltEnergy Stockholders wish to sell their shares. If an AltEnergy Stockholder holding Public Shares exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. A request to redeem Public Shares, once made, may be withdrawn at any time until the deadline for submitting redemption requests and thereafter, with AltEnergy’s consent, until the Closing. If an AltEnergy Stockholder holding Public Share delivers its shares in connection with an election to redeem and subsequently decides prior to the deadline for submitting redemption requests not to elect to exercise such rights, it may simply request that AltEnergy instruct the transfer agent to return the shares (physically or electronically). The AltEnergy Stockholder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement/prospectus. See “The Special Meeting - Redemption Rights” in the proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

All AltEnergy Stockholders are cordially invited to attend the Special Meeting which will be held in virtual format. You will not be able to physically attend the Special Meeting. To ensure your representation at the Special Meeting, however, you are urged to complete, sign, date and return the proxy card accompanying the proxy statement/prospectus as soon as possible. If you are an AltEnergy Stockholder, you may also cast your vote at the Special Meeting electronically by visiting https://www.cstproxy.com/altenergyacquisition/[*]. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Special Meeting and vote electronically, obtain a proxy from your broker or bank. The Binding Charter Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock. Accordingly, if you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as a vote “AGAINST” the Binding Charter Proposal. Because approval of the other proposals only require a majority of the votes cast, other than the Director Election Proposal, which requires a plurality of the votes cast, assuming a quorum is established at the Special Meeting, if you do not vote or do not instruct your broker or bank how to vote, it will have no effect on these other proposals because such action would not count as a vote cast at the Special Meeting. As noted above, our Sponsor owns approximately 78% of our total outstanding shares of Common Stock and will vote in favor of all of the Proposals, and accordingly we will not need any of the Public Shares held by Public Stockholders to be voted in favor of any of the Proposals.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors,

/s/ Russell Stidolph
Russell Stidolph, Chief Executive Officer [*][*], 2025

IF YOU RETURN YOUR SIGNED, DATED PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS AND FOR EACH OF THE DIRECTOR NOMINEES.

ALL ALTENERGY STOCKHOLDERS HOLDING PUBLIC SHARES HAVE THE RIGHT TO HAVE THEIR PUBLIC SHARES REDEEMED FOR CASH IN CONNECTION WITH THE PROPOSED BUSINESS

COMBINATION. PUBLIC STOCKHOLDERS ARE NOT REQUIRED TO AFFIRMATIVELY VOTE FOR OR AGAINST THE BUSINESS COMBINATION PROPOSAL, TO VOTE ON THE BUSINESS COMBINATION PROPOSAL AT ALL, OR TO BE HOLDERS OF RECORD ON THE RECORD DATE IN ORDER TO HAVE THEIR SHARES REDEEMED FOR CASH. THIS MEANS THAT ANY PUBLIC STOCKHOLDER HOLDING PUBLIC SHARES MAY EXERCISE REDEMPTION RIGHTS REGARDLESS OF WHETHER THEY ARE EVEN ENTITLED TO VOTE ON THE BUSINESS COMBINATION PROPOSAL.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (I) IF YOU HOLD SHARES OF COMMON STOCK THROUGH UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING SHARES OF COMMON STOCK AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (II) SUBMIT A WRITTEN REQUEST, INCLUDING THE LEGAL NAME, PHONE NUMBER AND ADDRESS OF THE BENEFICIAL OWNER OF THE SHARES FOR WHICH REDEMPTION IS REQUESTED, TO THE TRANSFER AGENT THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH AND (III) DELIVER YOUR SHARES OF COMMON STOCK TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE, IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “THE SPECIAL MEETING - REDEMPTION RIGHTS” IN THIS PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form S-4 filed with the SEC by AltEnergy, constitutes a prospectus of AltEnergy under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock to be issued to Car Tech’s equity holders under the Merger Agreement. This document also constitutes a proxy statement of AltEnergy under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to AltEnergy Stockholders nor the issuance by AltEnergy of its Common Stock in connection with the Business Combination will create any implication to the contrary.

Information contained in this proxy statement/prospectus regarding AltEnergy has been provided by AltEnergy and information contained in this proxy statement/prospectus regarding Car Tech has been provided by Car Tech.

This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

MARKET AND INDUSTRY DATA

This proxy statement/prospectus contains information concerning the market and industry in which Car Tech conducts its business. This proxy statement/prospectus includes market and industry data that Car Tech has derived from publicly available information, various industry publications, other published industry sources and from surveys or studies conducted by third parties that it believes to be reliable. Car Tech cannot assure you of the accuracy and completeness of such information, and it has not independently verified the market and industry data contained in this proxy statement/prospectus or the underlying assumptions relied on therein. As a result, you should be aware that it is possible that any such market, industry and other similar data may not in fact be reliable. In addition, any such market, industry and other similar data speaks as of its original publication date (and not as of the date of this proxy statement/prospectus) and Car Tech does not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein.

Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section of this proxy statement/prospectus entitled “Risk Factors.” Any estimates underlying such market-derived information and other factors could cause actual results to differ materially from those expressed in any forecasts or estimates.

TRADEMARKS

This document contains references to trademarks, trade names and service marks belonging to Car Tech or to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about AltEnergy from other documents that are not included in or delivered with this proxy statement/prospectus. The descriptions in this proxy statement/prospectus of the provisions of documents filed as exhibits to the Registration Statement are only summaries of those documents. The full documents are available for you to review through the SEC’s website at www.sec.gov. You can also obtain copies of this proxy statement/prospectus or of the documents incorporated by reference therein, free of charge by requesting them in writing or by telephone at the following address and telephone number:

AltEnergy Acquisition Corp. 600 Lexington Avenue, 9th Floor New York, New York 10022 Telephone: (203) 299-1400

To obtain timely delivery, AltEnergy Stockholders must request the materials no later than five business days prior to the Special Meeting.

You also may obtain additional proxy cards and other information related to the proxy solicitation by contacting AltEnergy at the address and telephone number listed above. You will not be charged for any of these documents that you request.

For a more detailed description of the information incorporated by reference in this proxy statement/prospectus and how you may obtain it, see the section titled “Where You Can Find More Information.”

CERTAIN DEFINED TERMS

Unless otherwise stated or unless the context otherwise requires, the term “AltEnergy” refers to AltEnergy Acquisition Corp. and the terms “New Car Tech,” “combined company” and “post-combination company” refer to Car Tech [*], Inc. (f/k/a AltEnergy Acquisition Corp. as of immediately following the consummation of the Business Combination) and its subsidiaries following the consummation of the Business Combination. The terms “we”, “us”, and “our” refer to AltEnergy and/or New Car Tech, as applicable, prior and/or following the consummation of the Business Combination.

In this document:

“Advisory Charter Proposals” means the proposals to approve, on a non-binding advisory basis and as required by applicable SEC guidance, certain material differences between the Current Charter and the Proposed Charter.

“affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise (but excluding, with respect to Car Tech, any portfolio companies of venture capital or investment funds that are, or otherwise affiliated with, any stockholder of Car Tech, which portfolio companies may otherwise be deemed to be “under common control with” Car Tech).

“AltEnergy” means AltEnergy Acquisition Corp., a Delaware corporation (which, after the Closing, will be known as Car Tech [*], Inc.).

“AltEnergy Board” means the board of directors of AltEnergy.

“AltEnergy Organizational Documents” means the Current Charter and the Current Bylaws, in each case as may be amended from time to time in accordance with the terms of the Merger Agreement.

“AltEnergy Stockholders” means the holders of Common Stock.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended and all other applicable laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition in any applicable jurisdiction.

“April 2023 Special Meeting” means the special meeting of AltEnergy Stockholders held on April 28, 2023.

“April 2024 Special Meeting” means the special meeting of AltEnergy Stockholders held on April 16, 2024.

“BRPI” means B. Riley Principal Investments, LLC, a Delaware limited liability company.

“Binding Charter Proposal” means the proposal to approve, assuming the other condition precedent proposals are approved and adopted, the Proposed Charter, which will replace the Current Charter and will be in effect upon the Closing.

“Business Combination” means the transactions contemplated by the Merger Agreement.

“Business Combination Proposal” means the proposal to adopt the Merger Agreement and approve the Business Combination.

“business day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Car Tech” means Car Tech, LLC and its subsidiaries prior to the consummation of the Business Combination.

“Car Tech Board” means the board of directors of Car Tech.

“Car Tech Insiders” means the directors and officers of Car Tech.

“Car Tech Member” means a holder of Car Tech Units.

“Car Tech Units” means membership interests in Car Tech.

“Certificate of Merger” means the certificate of merger between Merger Sub and Car Tech.

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of AltEnergy.

“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of AltEnergy.

“Closing” means the closing of the Business Combination.

“Closing Date” means the closing date of the Business Combination.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means prior to the Merger, AltEnergy’s Class A Common Stock and AltEnergy’s Class B Common Stock, and following the Merger, the New Car Tech Common Stock.

“condition precedent proposals” means the Business Combination Proposal, the Binding Charter Proposal, the Stock Issuance Proposal, and the Incentive Plan Proposal.

“Contribution and Exchange Agreement” means that certain Contribution and Exchange Agreement, dated February 14, 2025, by and between AltEnergy and Shinyoung.

“Current Bylaws” means the Bylaws of AltEnergy, dated October 7, 2021.

“Current Charter” means the Amended and Restated Certificate of Incorporation of AltEnergy, dated October 28, 2021, as modified by that certain Certificate of Correction dated March 20, 2023, First Amendment to the Amended and Restated Certificate of Incorporation dated April 28, 2023 and Second Amendment to the Amended and Restated Certificate of Incorporation dated April 18, 2024.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director Election Proposal” means a proposal to elect, assuming the condition precedent proposals are approved and adopted, seven directors to the New Car Tech Board, effective immediately after the closing of the Business Combination.

“DTC” means The Depository Trust Company.

“Effective Time” means the time at which the First Merger becomes effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extensions” means the First Extension together with the Second Extension.

“FASB” means the Financial Accounting Standards Board.

“First Extension” means the April 2023 Special Meeting where stockholders voted upon, among other items, proposals to amend AltEnergy’s Amended and Restated Certificate of Incorporation to extend the deadline for AltEnergy to complete a business combination.

“First Merger” means the merger of Merger Sub I with and into Car Tech, pursuant to which Car Tech will survive the merger as a wholly-owned subsidiary of AltEnergy.

“Founder Shares” means the aggregate of 5,750,000 shares of Common Stock issued to AltEnergy Acquisition Sponsor LLC (“Sponsor”) prior to AltEnergy’s IPO.

“GAAP” means generally accepted accounting principles in the United States of America.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Incentive Plan” means the New Car Tech 2025 Incentive Equity Plan, a copy of which is attached to this proxy statement/prospectus as Annex H.

“Incentive Plan Proposal” means the proposal to approve, assuming the other condition precedent proposals are approved and adopted, the Incentive Plan, including the authorization of the share reserve under the Incentive Plan.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPO” means AltEnergy’s initial public offering, consummated on November 2, 2021, through the sale of 23,000,000 Units at $10.00 per Unit.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“listing application” means the listing application covering all shares of Common Stock issuable in accordance with the Merger Agreement.

“Lock-up Agreements” means those certain Lock-up Agreements entered into following the execution of the Merger Agreement by certain Car Tech Members, holders of Common Stock or holders of Private Placement Warrants, as applicable (each, a “Lock-up Holder”), with Car Tech and AltEnergy.

“Merger” means each of the First Merger and Second Merger.

“Merger Agreement” means that Amended and Restated Agreement and Plan of Merger, dated as of February 14, 2025, by and among AltEnergy, Merger Sub I, Merger Sub II and Car Tech.

“Merger Consideration Warrants” means the warrants to be issued pursuant to the Merger Consideration Warrant Agreement constituting part of the Merger Consideration.

“Merger Sub I” means Car Tech Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of AltEnergy.

“Merger Sub II” means Car Tech Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of AltEnergy.

“Merger Warrant Agreement” means the Merger Warrant Agreement between New Car Tech and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent, relating to the Merger Consideration Warrants.

“Nasdaq” means the Nasdaq Capital Market.

“New Car Tech Board” means the board of directors of New Car Tech.

“New Car Tech Bylaws” means the proposed amended and restated bylaws to be adopted by AltEnergy immediately prior to and subject to, the Closing (and which at and after the Closing will operate as the amended and restated bylaws of New Car Tech), a copy of which is attached this proxy statement/prospectus as Annex C.

“New Car Tech Common Stock” means the shares of common stock, par value $0.0001 per share, of New Car Tech.

“New Car Tech Management” means the management of New Car Tech following the consummation of the Business Combination.

“New Car Tech Options” means options to acquire New Car Tech Common Stock.

“New Car Tech Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of New Car Tech.

“OTC” means the OTC Pink Open Market.

“Outside Date” means the Termination Date as such date may be extended to match the date of the Second Extension.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Private Placement Warrants” means the 8,000,000 Warrants purchased by our Sponsor and BRPI concurrently with our IPO, each of which is exercisable for one share of Common Stock, which are currently outstanding.

“Proposals” means the Business Combination Proposal, the Binding Charter Proposal, the Advisory Charter Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal.

“Proposed Charter” means the proposed Second Amended and Restated Certificate of Incorporation to be adopted by AltEnergy pursuant to the Binding Charter Proposal immediately prior to the Closing (and which at and after the Closing will operate as the Second Amended and Restated Certificate of Incorporation of New Car Tech), a copy of which is attached to this proxy statement/prospectus as Annex B.

“Public Shares” means shares of Common Stock included in the Units issued in the IPO.

“Public Stockholders” means the public stockholders who hold Public Shares. For avoidance of doubt, the reference to Public Stockholders does not include the Sponsor or any of AltEnergy’s directors and officers who may hold Public Shares.

“Public Warrants” means the Warrants included in the Units issued in the IPO.

“Redemption” means the redemption of any shares of Common Stock in connection with the Closing or the Extensions.

“Registration Statement” means this Registration Statement on Form S-4 in connection with the Business Combination.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Extension” means the April 2024 Special Meeting at which stockholders voted upon, among other items, proposals to amend AltEnergy’s Amended and Restated Certificate of Incorporation to (1) extend the date by which AltEnergy must (i) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, (ii) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and (iii) redeem all of the Class A ordinary shares included as part of the units sold in AltEnergy’s IPO, from May 2, 2024 to November 2, 2024, (iv) allow the Board of Directors of the AltEnergy, without another stockholder vote, to elect to further extend the date to consummate a business combination after November 2, 2024 up to six times, by an additional month each time, up to May 2, 2025 and (2) eliminate the limitation that AltEnergy shall not redeem public shares to the extent that such redemption would cause AltEnergy’s net tangible assets to be less than $5,000,001 following such redemptions.

“Second Merger” means the merger of Car Tech with and into Merger Sub II, pursuant to which Merger Sub II will survive the merger as a wholly-owned subsidiary of AltEnergy.

“Securities Act” means the Securities Act of 1933.

“Shinyoung” means Shinyoung Co., Ltd, a corporation organized in the Republic of Korea.

“Shinyoung Guaranty” means the guaranty to be issued by Shinyoung in favor of the Transaction Financing Lenders, such guaranty to be on customary terms for similar financings.

“Special Meeting” means the special meeting of AltEnergy Stockholders to consider matters relating to the Business Combination.

“Sponsor” means AltEnergy Acquisition Sponsor, LLC, a Delaware limited liability company.

“Stock Exchange” means Nasdaq, or such other stock exchange as is mutually determined by AltEnergy and Car Tech to list New Car Tech Common Stock and New Car Tech Warrants. As of the date of this proxy statement/prospectus, AltEnergy and Car Tech intend to apply to list the New Car Tech Common Stock and New Car Tech Warrants on Nasdaq upon the Closing.

“Support Agreement” means that certain Support Agreement, dated February [*], 2025, by and between AltEnergy, Car Tech, our Sponsor and certain members of Car Tech pursuant to which our Sponsor agreed to vote equity securities of AltEnergy owned by it in favor of the Business Combination and the members of Car Tech agreed to vote their units in Car Tech in favor of the Business Combination.

“Termination Date” means May 2, 2025 or any extended period of time that AltEnergy may have to consummate an initial business combination as a result of an amendment to the Current Charter.

“Transaction Financing” means a financing transaction with one or more investors that will commit to make secured loans or provide other financing to AltEnergy, which debt or other financing will be guaranteed by the Shinyoung Guaranty unless such requirement is waived by AltEnergy. “Transaction Financing Investor” means the investors providing the Transaction Financing.

“transfer agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the Trust Account of AltEnergy that holds the proceeds from AltEnergy’s IPO and the private placement of the Private Placement Warrants.

“Trust Agreement” mean that certain Investment Management Trust Agreement, dated as October 28, 2021, between AltEnergy and the Trustee.

“Trustee” means Continental Stock Transfer & Trust Company.

“Units” means the units of AltEnergy, each consisting of one share of Common Stock and one-half (1/2) of one Warrant of AltEnergy.

“Warrant Agreement” means that certain warrant agreement, dated as of October 28, 2021, between AltEnergy and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent.

“Warrant Holders” means the holders of Warrants.

“Warrants” means the warrants of AltEnergy, or of New Car Tech following the Closing, each whole warrant exercisable for one share of Common Stock, in accordance with its terms and includes the Public Warrants, Private Placement Warrants and Merger Consideration Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of AltEnergy and Car Tech. These statements are based on the beliefs and assumptions of the management of AltEnergy and Car Tech. Although AltEnergy and Car Tech believe that their respective plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, neither AltEnergy nor Car Tech can assure you that any of them will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “will”, “should”, “seeks”, “plans”, “scheduled”, “anticipates” or “intends” or similar expressions. These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•	our ability to complete the Business Combination;

•	our ability to meet the Closing conditions to the Business Combination;

•	the ability of AltEnergy, Car Tech or New Car Tech to realize the benefits expected from the Business Combination;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•

the outcome of any legal proceedings that may be instituted against AltEnergy, Car Tech or New Car Tech prior to or following the consummation of the Business Combination and transactions contemplated thereby;

•	the inability to complete the Business Combination due to the failure to satisfy other conditions to the Closing in the Merger Agreement;

•	the ability to obtain or maintain the listing of the Common Stock and Warrants on the Stock Exchange in connection with the Closing;

•	the risk that the proposed Business Combination disrupts current plans and operations of Car Tech as a result of the announcement and consummation of the transactions described herein;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the effects of competition on New Car Tech’s future business;

•	New Car Tech’s expansion into new products, services, technologies or geographic regions;

•

the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities and to continue as a going concern;

•	the risk of downturns and the possibility of rapid change in the highly competitive industry in which Car Tech and New Car Tech operate;

•	the risk that New Car Tech may not sustain profitability;

•	the risk that New Car Tech will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

•	the risk that New Car Tech experiences difficulties in managing its growth and expanding operations;

•	the risk that Car Tech and New Car Tech are unable to secure or protect their intellectual property;

•	the risk that estimated growth of the industry does not occur, or does not occur at the rates or timing Car Tech has assumed based on third-party estimates and its own internal analyses;

•	the possibility that AltEnergy, Car Tech or New Car Tech may be adversely affected by other economic, business, and competitive factors;

•	the potential liquidity and trading of our public securities after the consummation of the Business Combination; and

•	other factors detailed under the section entitled “Risk Factors.”

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this proxy statement/prospectus are more fully described under the heading “Risk Factors” and elsewhere in this proxy statement/prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this proxy statement/prospectus describe additional factors that could adversely affect the business, financial condition, or results of operations of AltEnergy and Car Tech prior to the Business Combination and New Car Tech following the Business Combination. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can AltEnergy or Car Tech assess the impact of all such risk factors on the business of AltEnergy and Car Tech prior to the Business Combination and New Car Tech following the Business Combination, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to AltEnergy or Car Tech or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. AltEnergy and Car Tech prior to the Business Combination and New Car Tech following the Business Combination, undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION

AND THE SPECIAL MEETING

The following are answers to certain questions that you may have regarding the Business Combination and the Special Meeting. AltEnergy urges you to read carefully the remainder of this document because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus?

A:

AltEnergy is proposing to consummate the Business Combination with Car Tech. AltEnergy, Merger Sub and Car Tech have entered into the Merger Agreement, the terms of which are described in this proxy statement/prospectus. A copy of the Merger Agreement is attached hereto as Annex A. AltEnergy urges all AltEnergy Stockholders to read the Merger Agreement in its entirety.

The Merger Agreement must be adopted by the AltEnergy Stockholders in accordance with the DGCL and AltEnergy’s Current Charter. AltEnergy is holding a Special Meeting to obtain that approval. AltEnergy Stockholders will also be asked to vote on certain other matters described in this proxy statement/prospectus at the Special Meeting and to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement and thereby approve the Business Combination.

Q:	What matters will be considered at the Special Meeting?

A:	The AltEnergy Stockholders will be asked to consider and vote on the following proposals:

•	The Business Combination Proposal - a proposal to adopt the Merger Agreement and approve the Business Combination;

•

The Binding Charter Proposal - a proposal to approve, assuming the other condition precedent proposals are approved and adopted, the Proposed Charter, which will replace the Current Charter and will be in effect upon the Closing;

•

The Advisory Charter Proposals - a series of proposals to approve, on a non-binding advisory basis and as required by applicable SEC guidance, certain material differences between the Current Charter and the Proposed Charter;

•

The Stock Issuance Proposal - a proposal to approve, assuming the other condition precedent proposals are approved and adopted, for the purposes of complying with the applicable listing rules of NASDAQ, the issuance of (x) 12,000,000 shares of New Car Tech Common Stock pursuant to the terms of the Merger Agreement, and (y) additional shares of New Car Tech Common Stock pursuant to subscription agreements we may enter into prior to the Closing;

•	The Incentive Plan Proposal - a proposal to approve, assuming the other condition precedent proposals are approved and adopted, the Incentive Plan;

•

The Director Election Proposal - a proposal to approve, assuming the condition precedent proposals are approved and adopted, seven directors to the New Car Tech Board, effective immediately after the closing of the Business Combination; and

•

The Adjournment Proposal - a proposal to approve the adjournment of the Special Meeting to a later time or times, or date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any Proposals by the AltEnergy Stockholders or if AltEnergy determines that additional time is necessary to consummate the Business Combination.

Q:	Is my vote important?

A:

The Business Combination cannot be completed unless the Merger Agreement is adopted by the AltEnergy Stockholders holding a majority of the votes cast on such proposal and the other condition precedent proposals achieve the necessary votes outlined below. Only AltEnergy Stockholders as of the close of business on [*][*], 2025, the record date for the Special Meeting (the “record date”), are entitled to vote at the Special Meeting. Our Sponsor owns approximately 78% of the shares of Common Stock entitled to vote at the Special Meeting and has agreed to vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Binding Charter Proposal, “FOR” the approval, on an advisory basis, of each of the Advisory Charter Proposals, “FOR” the approval of the Stock Issuance Proposal, “FOR” the approval of the Incentive Plan Proposal, “FOR” the election of each of the director nominees to the New Car Tech Board named in the Director Election Proposal and “FOR” the approval of the Adjournment Proposal. Accordingly, we anticipate that all of the proposals will be adopted even if no stockholders other than our Sponsor vote in favor of the proposals. See the question “What AltEnergy Stockholder vote is required for the approval of each proposal brought before the Special Meeting? What will happen if I fail to vote or abstain from voting on each proposal?” below.

Q:	How does the AltEnergy Board recommend that I vote?

A:

The AltEnergy Board makes NO recommendation as to how AltEnergy Stockholders should vote on any of the proposals. As noted in a number of places in this proxy statement/prospectus, the AltEnergy Board in approving the Merger Agreement concluded in accordance with applicable law that the Merger was advisable. Also, as discussed in the answers to the Questions “Is my vote important” and “What AltEnergy Stockholder vote is required for the approval of each proposal brought before the Special Meeting? What will happen if I fail to vote or abstain from voting on each proposal?” our Sponsor owns approximately 78% of the shares of Class A Common Stock entitled to vote on the various proposals and intends to vote in favor of all of the various proposals. Accordingly, all of the proposals will be approved and adopted, even if all Public Stockholders vote “AGAINST” such proposals or abstain. Public Stockholders should determine whether it is in their best interest, economic and otherwise, to exercise their redemption rights, recognizing that the AltEnergy Board believes that an investment in the business of Car Tech should be viewed as a long term investment.

For more information regarding how the AltEnergy Board concluded that the Merger was advisable, see the section of this proxy statement/prospectus entitled “The Business Combination Proposal - The AltEnergy Board’s Reasons for the Approval of the Business Combination.”

Q:	How does the Sponsor and AltEnergy’s officers and directors intend to vote their shares?

A:

In connection with the execution of the Merger Agreement, our Sponsor holding all of the Founder Shares and Private Placement Warrants entered into the Sponsor Support and Lock-up Agreement pursuant to which, among other things, our Sponsor agreed to vote all AltEnergy voting securities held by it in favor of the Business Combination Proposal and all other proposals being presented at the Special Meeting. AltEnergy’s officers and directors also entered into the letter agreements with us at the time of the IPO pursuant to which they agreed to vote any shares of Common Stock owned by them in favor of our initial business combination.

As of the date hereof, our Sponsor owns approximately 78% of our total outstanding shares of Common Stock. Accordingly, AltEnergy would not need any Public Shares currently held by the Public Stockholders to be voted in favor of the Business Combination Proposal and the other proposals in order for them to be approved.

Q:	Why is AltEnergy proposing the Business Combination?

A:

AltEnergy was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more operating businesses.

Based on its due diligence investigations of Car Tech and the markets in which Car Tech operates, including the financial and other information provided by Car Tech in the course of AltEnergy’s due diligence investigations, the AltEnergy Board believes that the Business Combination with AltEnergy is advisable and presents an opportunity to increase stockholder value. However, there can be no assurances of this.

Although the AltEnergy Board believes that the Business Combination with Car Tech presents a unique business combination opportunity, the AltEnergy Board did consider certain potentially material negative factors in arriving at that conclusion. See “The Business Combination Proposal - Interests of the Sponsor and AltEnergy’s Directors and Officers in the Business Combination” for a discussion of the factors considered by the AltEnergy Board in making its decision.

Q:	Did the AltEnergy Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Merger?

A:

No. The AltEnergy Board did not obtain a fairness opinion with respect to the consideration to be paid in the Merger. Accordingly, investors will be relying solely on the judgment of the AltEnergy Board and the officers of AltEnergy in valuing Car Tech’s business.

The officers and directors of AltEnergy have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries. Furthermore, in analyzing the Business Combination, the AltEnergy Board conducted significant due diligence on Car Tech. Based on the foregoing, the AltEnergy Board concluded that its members’ experience and backgrounds enabled it to make the necessary analyses and determinations regarding the Business Combination, including that the Business Combination was fair from a financial perspective to AltEnergy Stockholders and that Car Tech’s fair market value was at least 80% of the assets held in the Trust Account (excluding taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the Business Combination. There can be no assurance, however, that the AltEnergy Board and the officers of AltEnergy were correct in their assessment of the Business Combination. For a complete discussion of the factors utilized by the AltEnergy Board in approving the Business Combination, see the section of this proxy statement/prospectus entitled “The Business Combination Proposal.”

The lack of a third-party fairness opinion may lead an increased number of AltEnergy Stockholders to seek to redeem their Public Shares for cash, which could adversely affect New Car Tech’s liquidity following the consummation of the Business Combination.

Q:	What equity stake will current AltEnergy Stockholders and Car Tech Members hold in New Car Tech immediately after the consummation of the Business Combination?

A:

The following table illustrates varying ownership levels in AltEnergy and New Car Tech immediately following the consummation of the Business Combination under the “No Additional Redemptions Scenario” and the “Maximum Redemption Scenario”, and assuming that no additional shares are issuable in connection with the Transaction Financing (see “The Merger Agreement – Merger Consideration”).

Additionally, the table excludes the potential dilutive effect of (i) the exercise of 8,000,000 Private Placement Warrants (ii) the exercise of 11,500,000 Public Warrants, and (iii) the exercise of 6,000,000 Merger Consideration Warrants:

	Ownership by Stockholder following Consummation of Business Combination
	No Additional Redemptions Scenario		Maximum Redemption Scenario
Stockholder	No. of Shares	% Ownership	No. of Shares	% Ownership
AltEnergy’s Public Stockholders(1)	988,146	5.4%	250,000	1.4%
AltEnergy Sponsor (2)	5,500,000	29.7%	5,500,000	31.0%
Former Car Tech Members(3)
Shinyoung	9,398,400	50.8%	9,398,400	52.9%
Others	2,601,600	14.1%	2,601,6001	14.7%

Total	18,488,146	100.0%	17,750,000	100.0%

(1)

In the Maximum Redemption Scenario, assumes that all shares of Common Stock are redeemed in connection with the Business Combination other than 5,750,000 shares of Common Stock owned by our Sponsor (see “Certain Relationships and Related Party Transactions – AltEnergy Related Party Transactions – Non-Redemption Agreements”).

(2)

Includes 4,000,000 shares of New Car Tech Common Stock held by AltEnergy’s Sponsor subject to vesting and forfeiture under the terms of the Lock-up Agreement executed by our Sponsor based on the trading price of New Car Tech Common Stock over a five year period following the closing of the Merger with respect to a portion of such shares and a 10 year period with respect to a portion of such shares. See “Ancillary Agreements Related to the Business Combination – Lock-up Agreements.” Includes 250,000 Founder Shares (classified as shares of Class B Common Stock), which are convertible into shares of Class A Common Stock on a one-for-one basis in consideration for certain unaffiliated third parties (the “Holders”) agreeing not to request redemption of an aggregate of 1,250,000 shares of Class A Common Stock in connection with the First Extension of the date upon which AltEnergy must consummate a business combination or cease its operations from May 2, 2023 to May 2, 2024, the Sponsor agreed to forfeit such Founder Shares to AltEnergy for no consideration immediately prior to the consummation of a business combination. AltEnergy will, substantially concurrently with such forfeiture, issue to the Holders 250,000 shares of Class A Common Stock. The Holders will be restricted from redeeming such shares in connection with the consummation of a business combination (see “Certain Relationships and Related Party Transactions – AltEnergy Related Party Transactions – Non-Redemption Agreements”).

(3)

Includes 4,000,000 shares of New Car Tech Common Stock to be issued as Merger Consideration to Car Tech Members subject to vesting and forfeiture under the terms of the Lock-up Agreement executed by such Car Tech Members based on the trading price of New Car Tech Common Stock over a five year period following the closing of the Merger with respect to a portion of such shares and a 10 year period with respect to a portion of such shares. See “Ancillary Agreements Related to the Business Combination – Lock-up Agreements.”

The table below presents possible sources of dilution and the extent of such dilution that non-redeeming AltEnergy public stockholders could experience in connection with the Business Combination across the redemption scenarios.

Fully Diluted Share Ownership Following the Business Combination

	No Additional Redemptions Scenario		Maximum Redemption Scenario
Stockholder	No. of Shares	% Ownership	No. of Shares	% Ownership
AltEnergy’s Public Stockholders(1)	988,146	2.3%	250,000	0.6%
AltEnergy Sponsor (2)	5,500,000	12.5%	5,500,000	12.7%
Former Car Tech Members(3)
Shinyoung	10,646,572	24.2%	10,646,572	24.6%
Others	1,353,428	3.1%	1,353,428	3.1%
Public Warrants (4)	11,500,000	26.1%	11,500,000	26.6%
Private Placement Warrants (5)	8,000,000	18.2%	8,000,000	18.5%
Merger Consideration Warrants (6)	6,000,000	13.6%	6,000,000	13.9%

Total	43,988,146	100.0%	43,250,000	100.0%

(1)

In the Maximum Redemption Scenario, assumes that all shares of Common Stock are redeemed in connection with the Business Combination other than 5,750,000 shares of Common Stock owned by our Sponsor (see “Certain Relationships and Related Party Transactions – AltEnergy Related Party Transactions – Non-Redemption Agreements”).

(2)

Includes 4,000,000 shares of New Car Tech Common Stock held by AltEnergy’s Sponsor subject to vesting and forfeiture under the terms of the Lock-up Agreement executed by our Sponsor based on the trading price of New Car Tech Common Stock over a five year period following the closing of the Merger with respect to a portion of such shares and a 10 year period with respect to a portion of such shares. See “Ancillary Agreements Related to the Business Combination – Lock-up Agreements.” Includes 250,000 Founder Shares (classified as shares of Class B Common Stock), which are convertible into shares of Class A Common Stock on a one-for-one basis in consideration for certain unaffiliated third parties (the “Holders”) agreeing not to request redemption of an aggregate of 1,250,000 shares of Class A Common Stock in connection with the First Extension of the date upon which AltEnergy must consummate a business combination or cease its operations from May 2, 2023 to May 2, 2024, the Sponsor agreed to forfeit such Founder Shares to AltEnergy for no consideration immediately prior to the consummation of a business combination. AltEnergy will, substantially concurrently with such forfeiture, issue to the Holders 250,000 shares of Class A Common Stock. The Holders will be restricted from redeeming such shares in connection with the consummation of a business combination (see “Certain Relationships and Related Party Transactions – AltEnergy Related Party Transactions – Non-Redemption Agreements”).

(3)

Includes 4,000,000 shares of New Car Tech Common Stock to be issued as Merger Consideration to Car Tech Members subject to vesting and forfeiture under the terms of the Lock-up Agreement executed by such Car Tech Members based on the trading price of New Car Tech Common Stock over a five year period following the closing of the Merger with respect to a portion of such shares and a 10 year period with respect to a portion of such shares. See “Ancillary Agreements Related to the Business Combination – Lock-up Agreements.”

(4)	Represents shares issuable upon exercise of warrants issued in AltEnergy’s IPO exercisable exercise price $11.50 per share.

(5)	Represents shares issuable upon exercise of Private Placement Warrants issued in connection with AltEnergy’s IPO exercisable at an exercise price $11.50 per share.

(6)	Represents shares issuable upon exercise of Merger Consideration Warrants to be issued as Merger Consideration to Car Tech Members exercisable at an exercise price of $11.50 per share.

Should one or more of the assumptions prove incorrect, actual beneficial ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

Q:	How has the announcement of the Business Combination affected the trading price of the AltEnergy securities?

A:

On February 20, 2024, the trading date preceding the initial announcement of the Business Combination, the latest trading prices per share of AltEnergy’s Units, Common Stock and Warrants as reported by Nasdaq were $10.94, $11.09 and $0.0325, respectively. Holders of AltEnergy’s securities should obtain current market quotations for the securities. On February 13, 2025, the trading date preceding the announcement of the Amended and Restated Agreement and Plan of Merger, the latest trading prices per share of AltEnergy Units, Common Stock and Warrants on the OTC were $[*], $[*] and $[*], respectively. The market price of AltEnergy’s securities could vary at any time prior to Closing.

Q:	Do I have redemption rights?

A:

If you are a Public Stockholder, you have the right to request that AltEnergy redeem all or a portion of your Public Shares for cash, provided that you follow the procedures and deadlines described elsewhere in this proxy statement/prospectus under the heading “The Special Meeting - Redemption Rights.” Public Stockholders may elect to redeem all or a portion of their Public Shares even if they vote for the Business Combination Proposal. We sometimes refer to these rights to elect to redeem all or a portion of the Public Shares into a pro rata portion of the cash held in the Trust Account as “redemption rights.”

If you wish to exercise your redemption rights, please see the answer to the next question: “- How do I exercise my redemption rights?”

The Sponsor and AltEnergy officers and directors entered into letter agreements with AltEnergy at the time of the IPO, pursuant to which they agreed to waive their redemption rights with respect to their shares in connection with the completion of the Business Combination. AltEnergy officers and directors did not receive separate consideration for their waiver of redemption rights.

Q:	How do I exercise my redemption rights?

A:	If you are a Public Stockholder and wish to exercise your right to redeem your Public Shares, you must:

(i)

(a) hold Public Shares or (b) hold Public Shares through Units and elect to separate your Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares; and

(ii)

prior to 5:00 p.m., New York City time, on [*][*], 2025 (which is two business days prior to the scheduled vote at the Special Meeting), (a) submit a written request to the transfer agent, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, that AltEnergy redeem your Public Shares for cash and (b) deliver your Public Shares to the transfer agent, physically or electronically through DTC.

The address of AltEnergy’s transfer agent is listed under the question “Whom do I call if I have questions about the Special Meeting or the Business Combination?” below.

Holders of Units must elect to separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Units into the underlying Public Shares and Public Warrants, or if a holder holds Units registered in its own name, the holder must contact the transfer agent directly and instruct them to do so.

Any Public Stockholder will be entitled to request that their Public Shares be redeemed for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account plus $100,000 held outside the Trust Account in a restricted investment account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and in the restricted investment account (which interest shall be net of taxes payable, excluding any Excise Tax that may be imposed on AltEnergy), divided by the number of then issued and outstanding Public Shares. For illustrative purposes, based on the cash held in the Trust Account and the restricted investment account on [*][*], 2025 and of approximately $[*] million in the aggregate, the estimated per share redemption price, adjusted for allowable taxes payable, would have been approximately $10.[*] per Public Share. The per-share redemption amount payable to AltEnergy’s Public Stockholders in connection with a redemption will not be reduced by any Excise Tax imposed on AltEnergy. However, the proceeds deposited in the Trust Account could become subject to the claims of our creditors, if any, which could have priority over the claims of our Public Stockholders, regardless of whether such Public Stockholders vote for or against the Business Combination Proposal. Therefore, the per-share distribution in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the Business Combination Proposal will have no impact on the amount you will receive upon exercise of your redemption rights. It is anticipated that the funds to be distributed to Public Stockholders electing to redeem their Public Shares will be distributed promptly after the consummation of the Business Combination.

If you are a holder of Public Shares, you may exercise your redemption rights by (a) submitting your request in writing, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested and (b) delivering your Public Shares (either physically or electronically through DTC) to the transfer agent at the address listed under the question “ Whom do I call if I have questions about the Special Meeting or the Business Combination?” below.

Any request for redemption, once made by a holder of Public Shares, may be withdrawn at any time up to the deadline for submitting redemption requests, which is 5:00 p.m. New York City time, on [*][*], 2025 (two business days prior to the scheduled date of the vote at the Special Meeting) and thereafter, with our consent, until the Closing. If you deliver your shares for redemption to the transfer agent and later decide prior to the deadline for submitting redemption requests not to elect redemption, you may request that AltEnergy instruct the transfer agent to return the shares to you (physically or electronically through DTC). You may make such request by contacting the transfer agent at the phone number or address listed under the question “Whom do I call if I have questions about the Special Meeting or the Business Combination?” below.

Any corrected or changed written exercise of redemption rights must be received by AltEnergy’s Corporate Secretary prior to the deadline for submitting redemption requests. No request for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent prior to 5:00 p.m., New York City time, on [*][*], 2025 (which is two business days prior to the scheduled vote at the Special Meeting).

If you are a holder of Public Shares and you exercise your redemption rights, it will not result in the loss of any Public Warrants that you may hold.

Q:	If I am a holder of Units, can I exercise redemption rights with respect to my Units?

A:

No. Holders of outstanding Units must elect to separate the Units into the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If you hold your Units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the Units into the underlying Public Shares and Public Warrants, or if you hold Units registered in your own name, you must contact AltEnergy’s transfer agent, directly and instruct them to separate the Units into Public Shares and Public Warrants. If you fail to cause your Units to be separated and delivered to the transfer agent, prior to 5:00 p.m., New York City time, on [*][*], 2025 (which is two business days prior to the scheduled vote at the Special Meeting), you will not be able to exercise your redemption rights with respect to your Public Shares.

Q:	If I am a holder of Public Warrants, can I exercise redemption rights with respect to my Public Warrants?

A:

No. Holders of Public Warrants will not have redemption rights with respect to such Public Warrants. Even if all Public Stockholders submitted their Public Shares for redemption in connection with the Special Meeting, all Public Warrants will continue to be outstanding and using the closing warrant price on the OTC of $[*] as of the record date, the aggregate fair value of all the Public Warrants is approximately $ [*]. The actual market price of the Public Warrants may be higher or lower on the date that Warrant Holders seek to sell such Public Warrants. Additionally, AltEnergy cannot assure the holders of Public Warrants that they will be able to sell their Public Warrants in the open market as there may not be sufficient liquidity in such securities when Warrant Holders wish to sell their Warrants. Further, while the level of redemptions of Public Shares will not directly change the value of the Public Warrants because the Public Warrants will remain outstanding regardless of the level of redemptions, as redemptions of Public Shares increase, the holder of Public Warrants who exercises such Public Warrants will ultimately own a greater interest in New Car Tech because there would be fewer shares outstanding overall. See “Risk Factors—Risks Related to AltEnergy and the Business Combination - The Public Stockholders will experience dilution as a consequence of the issuance of New Car Tech Common Stock as consideration in the Business Combination and may experience dilution from several additional sources in connection with and after the Business Combination. Having a minority share position may reduce the influence that the Public Stockholders have on the management of New Car Tech.”

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:

The U.S. federal income tax consequences of exercising your redemption rights with respect to your Public Shares depends on your particular facts and circumstances. Please see the section of this proxy statement/prospectus entitled “U.S. Federal Income Tax Considerations” For additional information.

TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO YOUR PUBLIC SHARES WILL DEPEND ON THE FACTS AND CIRCUMSTANCES OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE EXERCISE OF REDEMPTION RIGHTS TO YOU IN YOUR PARTICULAR CIRCUMSTANCES.

Q:	What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:

A total of approximately $234.6 million, including approximately $8.05 million of deferred underwriting fees, was placed in a Trust Account maintained by Continental Stock Transfer & Trust Company, acting as Trustee upon completion of AltEnergy’s IPO. On April 28, 2023, AltEnergy held a special meeting (the “April 2023 Special Meeting”), at which the AltEnergy Stockholders voted and approved to amend AltEnergy’s Amended and Restated Certificate of Incorporation to extend the date by which AltEnergy must consummate an initial business combination from May 2, 2023 to May 2, 2024. In connection with the April 2023 Special Meeting, a total of 21,422,522 shares of Class A Common Stock were presented for Redemption for an aggregate redemption amount of $222,484,624 and an additional $855,762 (including $100,000 reserved to pay dissolution costs and expenses) was removed from the Trust Account and deposited into a restricted investment account.

On April 16, 2024, AltEnergy held a special meeting (the “April 2024 Special Meeting”), at which the AltEnergy Stockholders voted and approved to amend AltEnergy’s Amended and Restated Certificate of

Incorporation to extend the date by which AltEnergy must consummate the Business Combination from May 2, 2024 to November 2, 2024, and to allow our Board of Directors , without another stockholder vote, to elect to further extend the date to consummate the Business Combination after November 2, 2024, up to six times, by an additional month each time. In connection with the April 2024 Special Meeting, a total of 839,332 shares of Class A Common Stock were presented for Redemption for an aggregate redemption amount of $9,513,007.

As of April 30, 2024, following the Redemptions in connection with the April 2024 Special Meeting, the Trust Account held investments and cash of approximately $8,344,700 (or approximately $11.30 per share of Class A common stock that is subject to redemption). As of [*][*], 2025, the Trust Account held investments and cash of approximately $[*] million. A pro rata portion of these funds plus $100,000 held outside the Trust Account in a restricted investment account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and in the restricted investment account (which interest shall be net of taxes payable, excluding any Excise Tax that may be imposed on AltEnergy), will be released to AltEnergy Stockholders exercising their redemption rights in connection with the proposed Business Combination. See “The Special Meeting – Redemption Rights.” Any funds in the Trust Account remaining after payment of such redemption amounts will be used to pay deferred underwriting fees and otherwise be released to New Car Tech to be used for general working capital purposes.

Any Public Stockholder will be entitled to request that their Public Shares be redeemed for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account plus $100,000 held outside the Trust Account in a restricted investment account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and in the restricted investment account (which interest shall be net of taxes payable, excluding any Excise Tax that may be imposed on AltEnergy), divided by the number of then issued and outstanding Public Shares.

Q:	What happens if a substantial number of the Public Stockholders exercise their redemption right?

A:

The Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Stockholders are reduced as a result of redemptions by Public Stockholders. In addition, with fewer Public Shares and Public Stockholders, the trading market for New Car Tech Common Stock following the Business Combination may be less liquid than the market was for Common Stock prior to consummation of the Business Combination and New Car Tech Common Stock may not be able to meet the listing standards for Nasdaq. In addition, with less funds available from the Trust Account, the working capital infusion from the Trust Account into Car Tech’s business will be reduced. As a result, the proceeds will be greater in the event that no Public Stockholders exercise redemption rights with respect to their Public Shares for a pro rata portion of the Trust Account as opposed to the scenario in which Public Stockholders exercise the maximum allowed redemption rights.

The table below presents the trust value per share to a Public Stockholder that elects not to redeem across a range of redemption scenarios and does not reflect interest amounts which may be used to pay for allowable taxes (other than Excise Taxes).

Value
Trust Value as of [*][*], 2025 plus $100,000 held outside Trust Account in restricted investment account for the benefit of Public Stockholders plus interest earned thereon	$
Total Public Shares
Trust Value per Share of Common Stock	$

	Assuming No Additional Redemptions(1)		Assuming Maximum Redemptions(2)
Redemptions ($)		$—	$
Redemptions (Shares)		—
Cash left in Trust Account after Redemptions	$		$
Public Shares after Redemptions

Trust Value Per Public Share	$		$

(1)	This scenario assumes that no Public Shares are redeemed.

(2)	This scenario assumes that all Public Shares are redeemed.

Q:	How will the level of redemptions by AltEnergy Stockholders affect my ownership in New Car Tech following the Closing?

A:

All Class A Common Stock outstanding prior to the Business Combination will become shares of New Car Tech Common Stock after the Business Combination, subject to the redemption rights exercised by the AltEnergy Stockholders. Accordingly, the total number of shares of New Car Tech Common Stock to be outstanding at the Closing (and the relative ownership levels of AltEnergy’s non-redeeming stockholders) will be affected by the number of Public Shares redeemed in connection with the Business Combination and the issuance of New Car Tech Common Stock in connection with the Business Combination and additional issuance of New Car Tech Common Stock pursuant to any subscription agreements that AltEnergy may enter into in connection with the Business Combination.

Q:	What will New Car Tech’s liquidity position be following the Closing?

A:

New CarTech’s liquidity position following the Closing will be highly dependent on the amount of the Transaction Financing. Such Financing will be used to pay an aggregate of an estimated $[*] million in transaction costs and expenses payable by AltEnergy and Car Tech and other liabilities then due and payable. The excess of the Transaction Financing after payment of such amounts will be available for general working capital purposes. New Car Tech is also expected to have outstanding debt obligations as of the Closing, consisting of $[*] million under a revolving line of credit with a bank. See “Risk Factors - The ability of our Public Stockholders to exercise redemption rights with respect to our Public Shares means that little if any cash from the Trust may be available to fund New Car Tech’s business and thus AltEnergy will be required to raise the Transaction Financing” And “Risk Factors - The Merger includes a condition to the consummation of the Merger that the Transaction Financing be in an amount and on terms reasonably acceptable to both AltEnergy and Car Tech, which may make it more difficult for AltEnergy to complee the Business Combination as contemplated.”

Q:	What amendments will be made to the Current Charter?

A:

We are asking AltEnergy Stockholders to approve the Proposed Charter that will be effective upon the consummation of the Business Combination. The Proposed Charter provides for various changes that the AltEnergy Board believes are necessary to address the needs of the post-Business Combination company, including, among other things: a change to the authorized capital stock and removal of various provisions applicable to blank check companies.

Pursuant to the DGCL and the Current Charter, AltEnergy is required to submit the Binding Charter Proposal to the AltEnergy Stockholders for approval. For additional information, see the section of this proxy statement/prospectus entitled “The Binding Charter Proposal.”

Q:	What business does Car Tech operate in?

A:

Car Tech is a U.S. manufacturer of auto body parts and accessories with a goal of being a leading global company in the automotive parts industry. It provides products and services to major Original Equipment

Manufacturers (“OEMS”). Car Tech is a Tier 1 direct supplier to automotive companies such as BMW, Volvo and Volkswagen. Additionally, it has strong relationships with other Tier 1 suppliers such as Voestalpine, Gestamp, and Unipres to provide services to Mercedes Benz and Nissan. Car Tech has maintained stable sales bases with major OEMs. While there is no contractual arrangement currently in place, we expect to secure a sales arrangement with Shinyoung Co., Ltd (“Shinyoung”) on a project-by-project basis. Car Tech expects that such arrangements would include all necessary tolling needs for any future projects, with commissions varying by project. See “Business of Car Tech, LLC.”

Q.	What interests do Car Tech’s current officers and directors have in the Business Combination?

A:

Members of the Car Tech Board and Car Tech’s executive officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interests. These interests include, among others, upon consummation of the Business Combination Agreement:(i) certain Car Tech’s executive officers may enter into employment arrangements which may provide for the payment of certain sign-on bonuses, (ii) subject to approval of the Incentive Plan Proposal, Car Tech’s executive officers are expected to receive grants of stock options and restricted stock under the Incentive Plan, (iii) certain members of the Car Tech Board and executive officers hold equity interest in Car Tech, which will be converted into the right to receive equity interests in New Car Tech in connection with the Business Combination.

Please see the sections entitled “Risk Factors” and “The Business Combination Proposal – Interests of Car Tech’s Directors and Officers in the Business Combination” of this proxy statement/consent solicitation statement/prospectus for a further discussion of these interests.

Q:	What are the conditions to completion of the Business Combination?

A:

The consummation of the transactions contemplated by the Merger Agreement by Car Tech, AltEnergy and Merger Sub is subject to certain conditions that are customary for a transaction of this type, subject to written waiver by Car Tech and AltEnergy, including, among others: (a) obtaining approval of the Merger by the holders of a majority in voting power of Common Stock; (b) obtaining approval of the Merger by the requisite holders of Car Tech Units; (c) there being no laws or injunctions by governmental authorities or other legal restraint prohibiting consummation of the transactions contemplated under the Merger Agreement; (d) if required, the required filings under the HSR Act having been completed and the waiting period applicable to the Merger under the HSR Act having expired or terminated; (e) the Registration Statement on Form S-4 having become effective and no stop order suspending the effectiveness of the Form S-4 having been issued by the SEC; (f) obtaining approval for listing New Car Tech Common Stock on Nasdaq and satisfying any applicable continuing listing requirements of Nasdaq,; (g) the accuracy of the representations and warranties, measured by a material adverse effect standard, and the performance of the covenants and agreements, of AltEnergy and Car Tech, respectively, subject to customary materiality qualifications; (h) the delivery of customary closing certificates by officers of AltEnergy and Car Tech, as well as satisfaction of the condition that Shinyoung shall have provided a customary notice filing concerning the Merger with the Bank of Korea, as required by applicable law, and shall have received confirmation from the Bank of Korea that such notice filing has been accepted; and (i) AltEnergy shall have received a Transaction Financing in an amount and on terms reasonably acceptable to AltEnergy and Car Tech.

Additional conditions to Car Tech’s obligations to consummate the Merger pursuant to the Merger Agreement, subject to written waiver by Car Tech include, among others, that in accordance with the Non-Redemption Agreements, (i) the Sponsor shall have surrendered and forfeited to Car Tech for no consideration 250,000 shares of Class B Common Stock (after which there shall be no shares of Class B Common Stock outstanding), and (ii) AltEnergy shall have issued to the appropriate unaffiliated third parties 250,000 shares of Class A Common Stock. The obligations of AltEnergy to consummate the Merger pursuant to the Merger Agreement are also subject to additional conditions, which may be waived in writing by AltEnergy, including, among others, that (a) no material adverse effect has occurred with respect to Car Tech and (b) the transactions contemplated by the Contribution and Exchange Agreement have been consummated as described in the section of this proxy statement/prospectus entitled “Ancillary Agreements Related to the Business Combination – Contribution and Exchange Agreement.”

Q:	When and where will the Special Meeting take place?

A:	The Special Meeting will be held virtually on [*][*], 2025, at [*] a.m., New York City time.

The AltEnergy Board determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast. You will be able to attend the Special Meeting online, vote, view the list of AltEnergy Stockholders entitled to vote at the Special Meeting and submit your questions during the Special Meeting by visiting https://www.cstproxy.com/altenergyacquisition/[*]. To participate in the virtual meeting, you will need a 12-digit control number assigned to you by Continental Stock Transfer & Trust Company. The meeting webcast will begin promptly at [*] a.m., New York City time. We encourage you to access the meeting prior to the start time and you should allow ample time for the check-in procedures. Because the Special Meeting will be a completely virtual meeting, there will be no physical location for AltEnergy Stockholders to attend.

You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage- paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote virtually, obtain a valid proxy from your broker, bank or nominee.

Q:	What AltEnergy Stockholder vote is required for the approval of each proposal brought before the Special Meeting? What will happen if I fail to vote or abstain from voting on each proposal?

A:

The Business Combination Proposal. Approval of the Business Combination Proposal requires the affirmative vote of AltEnergy Stockholders holding a majority of the outstanding shares of our Common Stock entitled to vote thereon. Accordingly, the failure to vote, abstentions and broker non-votes will have the effect of a vote “AGAINST” the approval of the Business Combination Proposal. Our Sponsor holds approximately 78% of the outstanding shares of Common Stock and has agreed to vote in favor of the Business Combination Proposal. Accordingly, we do not need any Public Shares to be voted in favor of the Business Combination Proposal in order for it to be approved. The Business Combination is not structured in a way so that approval of at least a majority of unaffiliated AltEnergy stockholders is required.

The Binding Charter Proposal. Approval of the Binding Charter Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon. Accordingly, the failure to vote, abstentions and broker non-votes have the same effect as a vote “AGAINST” the proposal. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Binding Charter Proposal. Accordingly, we do not need any Public Shares to be voted in favor of the Binding Charter Proposal in order for it to be approved.

The Advisory Charter Proposals. Approval of each of the Advisory Charter Proposals, each of which is a non-binding vote, requires the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. Assuming a quorum is present at the Special Meeting, the failure to vote and abstentions have no effect on the outcome of the vote on this proposal. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Advisory Charter Proposals. Accordingly, we do not need any Public Shares to be voted in favor of the Advisory Charter Proposal in order for it to be approved.

The Stock Issuance Proposal. Approval of the Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. Assuming a quorum is present at the Special Meeting, the failure to vote and abstentions have no effect on the outcome of the vote on this proposal. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Stock Issuance Proposal. Accordingly, we do not need any Public Shares to be voted in favor of the Stock Issuance Proposal in order for it to be approved.

The Incentive Plan Proposal. Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. Assuming a quorum is present at the Special Meeting, the failure to vote and abstentions have no effect on the outcome of the proposal. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Incentive Plan Proposal. Accordingly, we do not need any Public Shares to be voted in favor of the Incentive Plan Proposal in order for it to be approved

The Director Election Proposal. If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the seven director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event that any nominee is unable to serve. Assuming a quorum is present at the Special Meeting, the failure to vote and abstentions will have no effect on the votes for the director nominees. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the director nominees. Accordingly, we do not need any Public Shares to be voted in favor of any of the director nominees in order for them to be elected

The Adjournment Proposal. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. Assuming a quorum is present at the Special Meeting, the failure to vote and abstentions have no effect on the outcome of the proposal. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Adjournment Proposal. Accordingly, we do not need any Public Shares to be voted in favor of the Adjournment Proposal in order for it to be approved.

Q:	What will Car Tech’s equity holders receive in connection with the Business Combination?

A:

In accordance with the terms and subject to the conditions of the Merger Agreement, AltEnergy has agreed to issue to the Car Tech Members aggregate consideration in the form of a number of shares of newly issued New Car Tech Common Stock and 6,000,000 Merger Consideration Warrants. The Car Tech Units will be converted into the right to receive for each Car Tech Unit owned (I) a number of shares of New Car Tech Common Stock obtained by dividing (i) a fraction equal to (a) the quotient of (x) the Closing Share Consideration divided by (y) ten dollars ($10.00), by (ii) the number of Car Tech Units that are issued and outstanding immediately prior to the Effective Time, and (II) a number of Merger Consideration Warrants equal to the quotient of (A) six million (6,000,000) divided by (B) the number of Car Tech Units that are issued and outstanding immediately prior to the Effective Time (the “Merger Warrant Consideration”).

For more detailed information on the stock consideration see “The Merger Agreement – Merger Consideration”, “The Business Combination Proposal - Consideration to Car Tech Members” and “The Business Combination Proposal - Sources and Uses of Funds for the Business Combination.”

Q:	Will New Car Tech be a “controlled company” after the Business Combination?

A:	Under applicable Nasdaq Listing Rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company.”

As described in a preceding question: “- What equity stake will current AltEnergy Stockholders and Car Tech Members hold in New Car Tech immediately after the consummation of the Business Combination?”, upon consummation of the Business Combination, New Car Tech may qualify as a “controlled company” by virtue of Shinyoung’s ownership in New Car Tech following the consummation of the Merger. Despite possibly falling within the definition of a controlled company, New Car Tech does not intend on electing to rely on the exemptions afforded to it as a “controlled company” under Nasdaq safe harbor rules.

Q:	How will I know of the outcome of Car Tech members vote to approve the Business Combination?

A:

In connection with the signing of the Merger Agreement, holders of all of the outstanding equity of Car Tech having the right to vote on the proposed Merger Agreement entered into a Car Tech Support Agreement with AltEnergy and Car Tech, pursuant to which, among other things, they agreed to vote in favor of (i) the approval and adoption of the Merger Agreement, (ii) the transactions under the Merger Agreement, and (iii) any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement.

Accordingly, we believe that approval of the Merger by the holders of a majority of the Car Tech Units which is a condition precedent to the consummation of the Business Combination, will be obtained.

Q:	What material negative factors did the AltEnergy Board consider in connection with the Business Combination?

A:

Although the AltEnergy Board believes that the acquisition of Car Tech will provide the AltEnergy Stockholders with an opportunity to participate in the growth of Car Tech’s business, the AltEnergy Board did consider certain potentially material negative factors in arriving at that conclusion, such as the risk that the New Car Tech Common Stock might trade below the redemption price that AltEnergy Stockholders could receive if they exercised their redemption rights in connection with the Merger. In addition, during the course of AltEnergy management’s evaluation of Car Tech’s operating business and its public company potential, management conducted detailed due diligence on certain potential challenges. These factors are discussed in greater detail in the section of this proxy statement/prospectus entitled “The Business Combination Proposal - The AltEnergy Board’s Reasons for the Approval of the Business Combination” as well as in the section of this proxy statement/prospectus entitled “Risk Factors - Risks Related to AltEnergy and the Business Combination.”

Q:	Does the Sponsor have interests in the Business Combination that differ from or are in addition to the interests of AltEnergy Stockholders generally?

A:

Yes. Our Sponsor has an interest in the Business Combination that is different from, or in addition to, the interests of AltEnergy Stockholders generally. The AltEnergy Board was aware of and considered these interests, among other matters, in approving the Merger Agreement and the Business Combination and in concluding that it was advisable. See “The Business Combination Proposal -  The AltEnergy Board’s Reasons for the Approval of the Business Combination” for more information.

Q:	May the Sponsor and AltEnergy’s directors and officers purchase Public Shares or Public Warrants prior to the Special Meeting?

A:

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding AltEnergy or its securities, the Sponsor and AltEnergy’s directors and officers or any of their affiliates may purchase Public Shares or Public Warrants from investors who redeem, or indicate an intention to redeem, their Public Shares, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares. The purpose of such share purchases and other transactions would be to decrease the number of redemptions of Public Shares. Any Public Shares purchased by the Sponsor or AltEnergy’s directors and officers, or their affiliates would be purchased at a price no higher than the redemption price for the Public Shares, which is currently estimated to be approximately $10.[*] per share. Any Public Shares so purchased would not be voted by the Sponsor or AltEnergy’s directors and officers or their affiliates, as the case may be, at the Special Meeting and would not be redeemable by the Sponsor or AltEnergy’s directors and officers or their affiliates, as the case may be. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options, the payment of cash consideration or the transfer to such investors or holders of shares or rights owned by the Sponsor for nominal value.

Entering into any such arrangements may have a depressive effect on Public Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the Special Meeting. In addition, if such purchases are made, the public “float” of New Car Tech Common Stock following the Closing and the number of beneficial holders of New Car Tech Common Stock may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of shares of New Car Tech Common Stock on the Stock Exchange, or reducing the liquidity of the trading market for the shares of New Car Tech Common Stock. Reductions in the public “float” may also increase the relative voting power of the Sponsor or AltEnergy’s directors and officers or their affiliates.

No agreements dealing with the above arrangements or purchases have been entered into as of the date of this proxy statement/prospectus. AltEnergy will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons. See the risk factor entitled “Activities taken by the Sponsor and AltEnergy’s directors and officers or their affiliates could influence the vote on the Business Combination Proposal, have a depressive effect on the shares of Common Stock and reduce the public “float” of the shares of New Car Tech Common Stock” for additional information.

Q:	What interests do the Sponsor and AltEnergy’s officers and directors have in the Business Combination?

A:

When you consider how to vote with respect to the approval of the Business Combination Proposal and whether you should exercise your redemption rights with respect to Public Shares, you should keep in mind that our Sponsor and officers and directors have interests in such proposal that are different from, or in addition to those of Public Stockholders and holders of Public Warrants generally. These interests include, among other things, the interests listed below:

•

The Sponsor and AltEnergy’s directors and officers will lose their entire investment in us if we do not complete an initial business combination by the Termination Date. If we are unable to complete our initial business combination by the Termination Date, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (which interest will be net of taxes payable, excluding any Excise Tax that may be imposed on AltEnergy, and will not include the $100,000 held in a restricted investment account to be used to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining AltEnergy Stockholders and the AltEnergy Board, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

•

The Sponsor and AltEnergy’s directors and officers may be incentivized to complete the Business Combination rather than to liquidate, in which case the Sponsor and AltEnergy’s directors and officers would lose their entire investment including, with respect to the Sponsor, amounts lent to us to pay expenses, and one of our officers would not receive payment of accrued but unpaid fees and a bonus due upon closing of our initial business combination. As a result, the Sponsor and AltEnergy’s directors and officers may have a conflict of interest in determining whether Car Tech is an appropriate business with which to effectuate an initial business combination and/or in evaluating the terms of the Business Combination. The AltEnergy Board was aware of and considered these interests, among other matters, in evaluating and unanimously approving the Business Combination and determining that it was advisable

•

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if AltEnergy fails to complete an initial business combination by the Termination Date. The Sponsor paid an aggregate of $25,000 for certain expenses on our behalf in exchange for issuance of 5,750,000 Founder Shares, or approximately $0.004 per share. On April 26, 2023 and April 27, 2023, AltEnergy and our Sponsor entered into non-redemption agreements with certain unaffiliated third parties (the “Non-Redemption Agreements”). Under the Non-Redemption Agreements, in connection with our seeking approval of an amendment to our Amended and Restated Certificate of Incorporation to extend the date from May 2, 2023 to May 2, 2024, by which we were required to either consummate an initial business combination or cease operations other than to wind up and redeeming all of our Class A Common Stock, in consideration for such unaffiliated third parties agreeing either not to request redemption or to reverse any previously submitted redemption demand, with respect to 1,250,000 shares of Class A Common Stock, the Sponsor will surrender and forfeit to the us for no consideration an aggregate of 250,000 shares of Class B Common Stock and we will issue to such unaffiliated third parties 250,000 shares of Class A Common Stock. Accordingly, upon the Closing, the Founder Shares owned by the Sponsor will constitute 5,500,000 shares of New Car Tech Common Stock all of which are subject to time based trading restrictions and 4,000,000 of which are subject to the earnout and forfeiture provisions of the Lock-up Agreement entered into by the Sponsor, AltEnergy and Car Tech. In addition to the foregoing, the Sponsor agreed that the 4,000,000 shares subject to the earnout and forfeiture provisions plus 500,000 of the remaining shares owned by the Sponsor will be subject to an additional lock-up until the Shinyoung Guaranty is terminated.

See “Ancillary Agreements Related to the Business Combination – Lock-up Agreements.” The 1,500,000 shares subject only to time based trading restrictions alone will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would have an aggregate market value of approximately $[*] million based upon the closing price of $[*] per public share on the OTC on the record date, but, given the restrictions, lockups and vesting schemes on such shares, we believe such shares will have less value. Nevertheless, as a result of the nominal price of $0.004 per share paid by the Sponsor compared to the recent market price of the Common Stock, the Sponsor is likely to earn a positive rate of return on its investment in the Founder Shares even if other holders of Common Stock experience a negative rate of return on their investments in our Common Stock. The Founder Shares will become worthless if AltEnergy does not complete an initial business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares. However, if any of the Sponsor or AltEnergy’s directors or officers acquire Public Shares, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if AltEnergy fails to complete an initial business combination before the Termination Date.

•

Simultaneously with the closing of the IPO, AltEnergy completed a private sale of an aggregate of 11,600,000 Private Placement Warrants to the Sponsor and 400,000 Private Placement Warrants to an affiliate of the underwriter in our IPO, at a purchase price of $1.00 per Warrant, generating proceeds of $12,000,000. The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants, so long as they are held by the Sponsor or the affiliate of our underwriter or their permitted transferees, (i) are not redeemable by AltEnergy, (ii) may not (including the Common Stock issuable upon exercise of such Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by such holders until 30 days after the completion of AltEnergy’s initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. The Sponsor forfeited 4,000,000 Private Placement Warrants on December 31, 2024. The remaining 8,000,000 outstanding Private Placement Warrants had an aggregate market value of approximately $[*] million based upon the closing price of $[*] per Warrant on the OTC on the record date. The Private Placement Warrants would also become worthless if AltEnergy does not complete an initial business combination within the applicable time period.

•

One or more of AltEnergy’s directors or officers may serve or continue to serve as a director or officer of New Car Tech after the Closing. As such, in the future he or she may receive cash fees, stock options or stock awards that the New Car Tech Board determines to pay to its directors or officers.

•

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act.

•

Pursuant to Commitment Letters, in order to fund our working capital, the Sponsor has made loans to us that as of September 30, 2024 aggregated $2,135,000. These loans bear interest at the mid-term appliable federal rate at the time the loans were made. The Sponsor may make additional loans prior to the consummation of the Business Combination. If we do not complete an initial business combination within the required period and we liquidate and dissolve, it is highly unlikely that we will have sufficient funds outside the Trust Account to repay these loans to the Sponsor and accordingly these loans may not be repaid if the Closing does not occur.

•	Following the consummation of the Business Combination, we will continue to indemnify our existing directors and officers and will maintain a directors’ and officers’ liability insurance policy.

•

Upon the Closing, subject to the terms and conditions of the Merger Agreement, the Sponsor and AltEnergy’s directors and officers and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination. Such reimbursement may not be paid if the Closing does not occur.

The AltEnergy Board evaluated these interests and potential conflicts and concluded that the potential benefits that it expected AltEnergy and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors and other risks associated with the Business Combination. Accordingly, the AltEnergy Board unanimously resolved that the Business Combination, the ancillary documents to which AltEnergy is or will be a party and the transactions contemplated thereby (including the Business Combination) were advisable.

Q:	Who will be the management officers and directors of New Car Tech if the Business Combination is consummated?

A:

We anticipate that the executive officers of Car Tech will continue to serve in such capacities for New Car Tech after the Closing. In addition, we expect that Mr. Russell Stidolph (AltEnergy’s current Chief Executive Officer and Chairman) will continue to serve as Chairman of the New Car Tech Board. In addition, Mr. Ho Gap Kang, Mr. Gohyung Kim, Mr. Jonghoon Ha, Mr. Peter Hasenkamp, Mr. Robert Mancini and Mr. John Craig will be appointed to serve as directors of New Car Tech upon the Closing if elected by the stockholders of AltEnergy. For additional information, please see the section of this proxy statement/prospectus entitled “New Car Tech Management after the Business Combination.”

Q:	Who is entitled to vote at the Special Meeting?

A:

The AltEnergy Board has fixed [*][*], 2025 as the record date for the Special Meeting. All holders of record of Common Stock as of the close of business on the record date are entitled to receive notice of and to vote at, the Special Meeting, provided that those shares remain outstanding on the date of the Special Meeting. Physical attendance at the Special Meeting is not required to vote. See the question below entitled “How can I vote my shares without attending the Special Meeting?” for instructions on how to vote your Common Stock without attending the Special Meeting.

Q:	How many votes do I have?

A:

Each AltEnergy Stockholder of record is entitled to one vote for each share of Common Stock held by such holder as of the close of business on the record date. As of the close of business on the record date, there were [*] outstanding shares of Common Stock entitled to vote at the Special Meeting.

Q:	What constitutes a quorum for the Special Meeting?

A:

A quorum is the minimum number of stockholders necessary to hold a valid meeting. A quorum will exist at the Special Meeting with respect to each matter to be considered at the Special Meeting if the holders of a majority of the outstanding shares of Common Stock as of the record date are present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting. All shares represented by proxy are counted as present for purposes of establishing a quorum. The Sponsor holds approximately 78% of the outstanding shares of Common Stock and accordingly the presence of a quorum at the Special meeting is assured. See “How does the Sponsor and AltEnergy’s officers and directors intend to vote their shares?”

Q:	Where will the New Car Tech Common Stock and New Car Tech Warrants be publicly traded following the Business Combination?

A:

Assuming the Business Combination is completed, the shares of New Car Tech Common Stock (including the New Car Tech Common Stock issued in connection with the Business Combination) and the Public Warrants will be listed and traded on Nasdaq under the ticker symbols “[*]” and “[*]”, respectively. Note that if New Car Tech’s securities do not meet Nasdaq’s or the applicable Stock Exchange’s continued listing requirements, Nasdaq, or the applicable Stock Exchange, may delist New Car Tech’s securities from trading on its exchange.

Q:	What happens if the Business Combination is not completed?

A:

If the Closing has not occurred by the Termination Date, then we will seek an amendment to the AltEnergy Charter to extend the Termination Date to provide us more time to consummate the Business Combination. If we do not consummate an initial business combination by the Termination Date as it may be extended, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (which interest will be net of taxes payable, excluding any Excise Tax that may be imposed on AltEnergy), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining AltEnergy Stockholders and the AltEnergy Board, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Q:	How can I attend and vote my shares at the Special Meeting?

A:

If you hold shares of Common Stock held directly in your name as the stockholder of record of such Common Stock as of the close of business on [*][*], 2025, the record date, you may vote such shares electronically at the Special Meeting. If you choose to attend the Special Meeting, you will need to visit https://www.cstproxy.com/altenergyacquisition/[*] and enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Special Meeting by following instructions available on the meeting website during the meeting.

If your shares are held in “street name” by a broker, bank or other nominee and you wish to attend and vote at the Special Meeting, you will not be permitted to attend and vote electronically at the Special Meeting unless you first obtain a legal proxy issued in your name from the record owner. To request a legal proxy, please contact your broker, bank or other nominee holder of record. It is suggested you do so in a timely manner to ensure receipt of your legal proxy prior to the Special Meeting.

Q:	How can I vote my shares without attending the Special Meeting?

A:

If you are a stockholder of record of Common Stock as of the close of business on [*][*], 2025, the record date, you can vote by mail by following the instructions provided in the enclosed proxy card. Please note that if you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares, or otherwise follow the instructions provided by your bank, brokerage firm or other nominee.

Q:	What is a proxy?

A:

A proxy is a legal designation of another person to vote the stock you own. If you are a stockholder of record of Common Stock as of the close of business on the record date and you vote by phone, by internet or by signing, dating and returning your proxy card in the enclosed postage-paid envelope, you designate two of AltEnergy’s officers as your proxies at the Special Meeting, each with full power to act without the other and with full power of substitution. These two officers are Russell Stidolph and Andrea LS Dobi.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares of Common Stock are registered directly in your name with the transfer agent, you are considered the stockholder of record with respect to those shares and access to proxy materials is being provided directly to you. If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares, which are considered to be held in street name. Access to proxy materials is being provided to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares

Direct holders (stockholders of record). For Common Stock held directly by you, please complete, sign, date and return each proxy card (or cast your vote by telephone or Internet as provided on each proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your Common Stock are voted.

Shares in “street name.” For Common Stock held in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares.

Q:	If an AltEnergy Stockholder gives a proxy, how will the Common Stock covered by the proxy be voted? How will my Common Stock be voted if I return a blank proxy?

A:

If you provide a proxy by returning the applicable enclosed proxy card, the individuals named on the enclosed proxy card will vote your Common Stock in the way that you indicate when providing your proxy in respect of the Common Stock you hold. When completing the proxy card, you may specify whether your Common Stock should be voted “FOR” or “AGAINST”, or should be abstained from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you sign, date and return your proxy and do not indicate how you want your Common Stock to be voted, then your Common Stock will be voted “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Binding Charter Proposal, “FOR” the approval, on an advisory basis, of the Advisory Charter Proposals, “FOR” the approval of the Stock Issuance Proposal, “FOR” the approval of the Incentive Plan Proposal, “FOR” the election of each of the director nominees to the New Car Tech Board in the Director Election Proposal and “FOR” the approval of the Adjournment Proposal.

Q:	Can I change my vote after I have submitted my proxy?

A:

Yes. If you are a stockholder of record of Common Stock as of the close of business on the record date, you can change or revoke your proxy before it is voted at the meeting in one of the following ways:

•	submit a new proxy card bearing a later date;

•	give written notice of your revocation to AltEnergy’s Corporate Secretary, which notice must be received by AltEnergy’s Corporate Secretary prior to the vote at the Special Meeting; or

•

attend and vote electronically at the Special Meeting by visiting https://www.cstproxy.com/altenergyacquisition/[*] and entering the control number found on your proxy card, voting instruction form or notice you previously received. Please note that your attendance at the Special Meeting will not alone serve to revoke your proxy.

If your shares are held in “street name” by your broker, bank or another nominee as of the close of business on the record date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

Q:	Where can I find the voting results of the Special Meeting?

A:

The preliminary voting results are expected to be announced at the Special Meeting. In addition, within four business days following certification of the final voting results, AltEnergy will file the final voting results of its Special Meeting with the SEC in a Current Report on Form 8-K. Also, as discussed earlier, the Sponsor holds approximately 78% of the shares of Common Stock entitled to vote at the Special Meeting and is committed to vote “FOR” all of the proposals. Accordingly, it is expected that all of the proposals will be approved. See “How does the Sponsor and AltEnergy’s officers and directors intend to vote their shares?”

Q:	Are AltEnergy Stockholders able to exercise dissenters’ rights or appraisal rights with respect to the matters being voted upon at the Special Meeting?

A:

No. AltEnergy Stockholders are not entitled to exercise dissenters’ rights or appraisal rights under Delaware law in connection with the Business Combination. AltEnergy Stockholders may vote against the Business Combination Proposal if they are not in favor of the adoption of the Merger Agreement and may also elect to exercise their right to redeem their Public Shares as discussed in this proxy statement/ prospectus. Holders of AltEnergy’s Units or Warrants are also not entitled to exercise dissenters’ rights or appraisal rights under Delaware law in connection with the Business Combination.

Q:	Are there any risks that I should consider as an AltEnergy Stockholder in deciding how to vote or whether to exercise my redemption rights?

A:	Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors.”

Q:	What happens if I sell my Common Stock before the Special Meeting?

A:

The record date for AltEnergy Stockholders entitled to vote at the Special Meeting is earlier than the date of the Special Meeting. If you transfer your Common Stock before the record date, you will not be entitled to vote at the Special Meeting. If you transfer your Common Stock after the record date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting but will transfer the right to hold Common Stock to the person to whom you transferred your shares.

Q:	When is the Business Combination expected to be completed?

A:

Subject to the satisfaction or waiver of the Closing conditions described in the section entitled “The Merger Agreement - Conditions to Closing,” including the adoption of the Merger Agreement by the AltEnergy Stockholders at the Special Meeting, the Business Combination is expected to close in the second quarter of 2025. However, it is possible that factors outside the control of both AltEnergy and Car Tech could result in the Business Combination being completed at a later time, or not being completed at all.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

AltEnergy will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of our Common Stock for their expenses in forwarding soliciting materials to beneficial owners of our Common Stock and in obtaining voting instructions from those owners. AltEnergy’s management team may also solicit proxies by telephone, by facsimile, by mail, on the internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	What should I do now?

A:

You should read this proxy statement/prospectus carefully in its entirety, including the annexes, and return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope or submit your voting instructions by telephone or via the internet as soon as possible so that your Common Stock will be voted in accordance with your instructions.

Q:	What should I do if I receive more than one set of voting materials?

A:

Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Common Stock.

Q:	Whom do I call if I have questions about the Special Meeting or the Business Combination?

A:

If you have questions about the Special Meeting or the Business Combination, or desire additional copies of this proxy statement/prospectus or additional proxies, you may contact Jon Darnell by calling 203-299-1400, or by emailing info@altenergyacquisition.com.

You can also obtain additional information about AltEnergy from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of Public Shares and you intend to seek redemption of your Public Shares, you will need to deliver your Public Shares (either physically or electronically) to Continental Stock Transfer & Trust Company, AltEnergy’s transfer agent at the address below prior to 5:00 p.m., New York City time, on [*][*], 2025 (which is two business days prior to the scheduled vote at the Special Meeting). If you have questions regarding the certification of your position or delivery of your stock, please contact:

SPAC Redemption Team

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

E-mail: SPACredemptions@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information included in this proxy statement/prospectus and does not contain all of the information that may be important to you. You should read this entire document and its annexes and the other documents to which we refer before you decide how to vote with respect to the proposals to be considered and voted on at the Special Meeting.

Parties to the Business Combination

AltEnergy Acquisition Corp.

AltEnergy is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. AltEnergy’s principal executive office is located at 600 Lexington Avenue, 9th Floor, New York, New York 10022. AltEnergy’s telephone number is (203) 299-1400.

Car Tech Merger Sub, LLC

Merger Sub is a limited liability company and wholly-owned subsidiary of AltEnergy. Merger Sub was formed solely for the purpose of effecting the Business Combination and has not carried on any activities other than those in connection with the Business Combination. The address and telephone number for Merger Sub’s principal executive offices are the same as those for AltEnergy.

Car Tech, LLC

Car Tech is U.S. manufacturer of auto body parts and accessories. Its goal is to be a leading global company in the automotive parts industry. We provide products and services to major Original Equipment Manufacturers (“OEMS”). Car Tech is a Tier 1 direct supplier to automotive companies such as BMW, Volvo and Volkswagen. It has strong relationships with other Tier 1 suppliers such as Voestalpine, Gestamp, and Unipres, to better provide services to Mercedes Benz and Nissan. Car Tech has maintained stable sales bases with major OEMs and secured a sales pipeline with Shinyoung Co., Ltd. (“Shinyoung”) for the next five years.

Shinyoung Co., Ltd.

Shinyoung is a leading Korean Tier 1 automotive “Body in White” (“BIW”) supplier (an industry term referring to a supplier of the skeletal parts of a car), offering body parts, stamping tools, and automation solutions to numerous major OEMs worldwide. Shinyoung established its R&D Center in 1997 and following Shinyoung’s success spanning over 50 years in various countries, including Korea, China, Russia and Germany, the management team established Car Tech, LLC on April 14, 2016. The purpose was to drive Shinyoung’s operations in the U.S. and provide solutions to European OEMs in the North American market.

The Business Combination and the Merger Agreement

The terms and conditions of the Business Combination are contained in the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the Merger Agreement carefully and in its entirety, as it is the legal document that governs the Business Combination.

If the Merger Agreement is approved and adopted and the Business Combination is approved and consummated, (i) Merger Sub I will merge with and into Car Tech with Car Tech surviving the merger as a wholly-owned subsidiary of New Car Tech, and (ii) immediately thereafter, Car Tech will merge with and into Merger Sub II, with Merger Sub II surviving the merger as a wholly-owned subsidiary of New Car Tech.

Structure of the Business Combination

Pursuant to the Merger Agreement, (i) Merger Sub I will merge with and into Car Tech, with Car Tech surviving the merger and (ii) immediately thereafter, Car Tech will merge with and into Merger Sub II, with Merger Sub II surviving the merger. In addition, immediately prior to the consummation of the Business Combination, Car Tech will convert from an Alabama limited liability company into a Delaware limited liability company and AltEnergy will amend and restate its charter to be the Proposed Charter as described in the section of this proxy statement/prospectus entitled “Description of New Car Tech Securities After the Business Combination.”

Merger Consideration

In accordance with the terms and subject to the conditions of the Merger Agreement, AltEnergy has agreed to issue to the Car Tech Members aggregate consideration in the form of (I) a number of shares of New Car Tech Common Stock obtained by dividing (i) a fraction equal to (a) the quotient of (x) the Closing Share Consideration divided by (y) ten dollars ($10.00), by (ii) the number of Car Tech Units that are issued and outstanding immediately prior to the effective time of the First Merger, and (II) a number of warrants to purchase New Car Tech Common Stock equal to the quotient of (A) six million (6,000,000) divided by (B) the number of Car Tech Units that are issued and outstanding immediately prior to the effective time of the First Merger

“Closing Share Consideration” means (I) $80,000,000, and an additional (II) $40,000,000 of earn out consideration.

Ownership of New Car Tech following the Business Combination

The following table illustrates varying ownership levels in New Car Tech immediately following the consummation of the Business Combination under the No Additional Redemptions Scenario and the Maximum Redemption Scenario. The table excludes the potential dilutive effect of the (i) 6,000,000 Merger Consideration Warrants to be issued as Merger Consideration, (ii) 8,000,000 Private Placement Warrants, (iii) 11,500,000 Public Warrants, and (iv) any securities issued in connection with the Transaction Financing:

	No Additional Redemptions Scenario		Maximum Redemption Scenario
Stockholder	No. of Shares	% Ownership	No. of Shares	% Ownership
AltEnergy’s Public Stockholders	988,146	5.4%	250,000	1.4%
Our Sponsor (1)	5,500,000	29.7%	5,500,000	31.0%
Former Car Tech Members (2)	12,000,000	64.9%	12,000,000	67.6%

Total	18,488,146	100%	17,750,000	100%

(1)

Includes 4,000,000 shares of New Car Tech Common Stock held by AltEnergy’s Sponsor subject to vesting and forfeiture under the terms of the Lock-up Agreement executed by our Sponsor based on the trading price of New Car Tech Common Stock over a five year period following the closing of the Merger with respect to a portion of such shares and a 10 year period with respect to a portion of such shares. See “Ancillary Agreements Related to the Business Combination – Lock-up Agreements.”

(2)

Includes 4,000,000 shares of New Car Tech Common Stock to be issued as Merger Consideration to Car Tech Members subject to vesting and forfeiture under the terms of the Lock-up Agreement executed by such Car Tech Members based on the trading price of New Car Tech Common Stock over a five year period following the closing of the Merger with respect to a portion of such shares and a 10 year period with respect to a portion of such shares. See “Ancillary Agreements Related to the Business Combination – Lock-up Agreements.”

In each case, if the actual facts are different than these assumptions, then the shares outstanding will be different, and those changes could be material. For more information, please see the section of this proxy statement/prospectus entitled “Summary Unaudited Pro Forma Condensed Combined Financial Information.”

The following table illustrates varying ownership levels in New Car Tech immediately following the consummation of the Business Combination under the No Additional Redemptions Scenario and the Maximum Redemption Scenario. The table includes the potential dilutive effect of the 6,000,000 Merger Consideration Warrants, 8,000,000 Private Placement Warrants, and the 11,500,000 Public Warrants:

	No Additional Redemptions Scenario		Maximum Redemption Scenario
Stockholder	No. of Shares	% Ownership	No. of Shares	% Ownership
AltEnergy’s Public Stockholders	988,146	2.3%	250,000	0.6%
AltEnergy Sponsor (1)	5,500,000	12.5%	5,500,000	12.7%
Former Car Tech Members (2)	12,000,000	27.3%	12,000,000	27.7%.
Public Warrants (3)	11,500,000	26.1%	11,500,000	26.6%
Private Placement Warrants (4)	8,000,000	18.2%	8,000,000	18.5%
Merger Consideration Warrants (5)	6,000,000	13.6%	6,000,000	13.9%

Total	43,988,146	100.0%	43,250,000	100.0%

(1)

Includes 4,000,000 shares of New Car Tech Common Stock held by AltEnergy’s Sponsor subject to vesting and forfeiture under the terms of the Lock-up Agreement executed by our Sponsor based on the trading price of New Car Tech Common Stock over a five year period following the closing of the Merger with respect to a portion of such shares and a 10 year period with respect to a portion of such shares. See “Ancillary Agreements Related to the Business Combination – Lock-up Agreements.”

(2)

Includes 4,000,000 shares of New Car Tech Common Stock to be issued as Merger Consideration to Car Tech Members subject to vesting and forfeiture under the terms of the Lock-up Agreement executed by such Car Tech Members based on the trading price of New Car Tech Common Stock over a five year period following the closing of the Merger with respect to a portion of such shares and a 10 year period with respect to a portion of such shares. See “Ancillary Agreements Related to the Business Combination – Lock-up Agreements.”

(3)	Represents shares issuable upon exercise of warrants issued in AltEnergy’s IPO exercisable at an exercise price $11.50 per share.
(4)	Represents shares issuable upon exercise of Private Placement Warrants issued in connection with AltEnergy’s IPO exercisable at an exercise price $11.50 per share.
(5)	Represents shares issuable upon exercise of Merger Consideration Warrants to be issues as Merger consideration to Car Tech Members exercisable at an exercise price of $11.50 per share.

Should one or more of the assumptions prove incorrect, actual beneficial ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

Conditions to the Completion of the Business Combination

Conditions to the obligation of AltEnergy and Car Tech to consummate the Business Combination pursuant to the Merger Agreement, subject to the written waiver of AltEnergy and Car Tech, include, among others: (a) obtaining approval of the Merger by the holders of a majority in voting power of the Common Stock; (b) obtaining approval of the Merger by the requisite holders of Car Tech Units; (c) there being no laws or injunctions by governmental authorities or other legal restraint prohibiting consummation of the transactions contemplated under the Merger Agreement; (d) if required, the required filings under the HSR Act having been completed and the waiting period applicable to the Merger under the HSR Act having expired or terminated; (e) obtaining approval for listing New Car Tech Common Stock on Nasdaq; and (f) this Registration Statement having become effective and no stop order suspending the effectiveness of this Registration Statement having been issued by the SEC; and (g) that the Transaction Financing be raised in an amount and on terms reasonable acceptable to AltEnergy and Car Tech.

Car Tech has separate conditions to closing, including, among others, that no material adverse effect has occurred with respect to AltEnergy. AltEnergy has separate conditions to closing, including, among others, that no material adverse effect having occurred with respect to Car Tech and certain indebtedness of Car Tech having been converted into Car Tech Units.

Pursuant to the Merger Agreement, conditions of AltEnergy and Car Tech to complete the Business Combination may be waived, in whole or in part, to the extent permitted by law, either unilaterally or by the agreement of AltEnergy and Car Tech in writing, at any time prior to the Closing.

See the section of this proxy statement/prospectus entitled “The Business Combination Proposal” for additional information.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Merger, including: (a) by mutual written consent of AltEnergy and Car Tech; (b) by either party if the closing has not occurred prior to May 2, 2025; (c) there is a final non-appealable order issued by a governmental authority preventing or making illegal the consummation of the transactions contemplated by the Merger Agreement; (d) by Car Tech if AltEnergy fails to obtain the requisite stockholder approvals; (e) by AltEnergy if Car Tech fails to obtain the requisite member approvals; and (f) by either party if, subject to certain exceptions, any of the representations and warranties of the other party are not true and correct or if the other party fails to perform any of its respective covenants or agreements set forth in the Merger Agreement such that certain conditions to the obligations of such party cannot be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements, as applicable, are not cured or cannot be cured within certain specified time periods.

If the Merger Agreement is validly terminated, none of the parties will have any liability or any further obligation under the Merger Agreement with certain limited exceptions, including liability arising out of fraud or willful material breach of the Merger Agreement.

Ancillary Agreements

Contribution and Exchange Agreement

Contemporaneously with the execution of the Merger Agreement, Shinyoung and AltEnergy entered into the Contribution and Exchange Agreement pursuant to which, prior to the effective time of the Merger, Shinyoung will contribute to the capital of Car Tech all indebtedness owed by Car Tech to Shinyoung in exchange for Car Tech Units with a fair market value equal to the aggregate amount Car Tech is obligated to pay pursuant to such indebtedness. Shinyoung is a 78.32% holder of the Car Tech Units and is a holder of a significant portion of Car Tech’s outstanding indebtedness. Pursuant to the Contribution and Exchange Agreement Shinyoung also has agreed to issue the Shinyoung Guarnty. See “Ancillary Agreements Related to the Business Combination - Combination and Exchange Agreement” for additional information.

Support Agreement

Contemporaneously with the execution of the Merger Agreement, AltEnergy and Car Tech entered into the Support Agreement with the Sponsor and certain Car Tech Members, whereby such Car Tech Members have agreed, among other things, to vote in favor of (i) the approval and adoption of the Merger Agreement, (ii) the transactions under the Merger Agreement, and (iii) any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement. See “Ancillary Agreements Related to the Business Combination - Support Agreement” for additional information.

Lock-up Agreements

Prior to the consummation of the Business Combination, holders of Car Tech Units, shares of Common Stock, or Private Placement Warrants, as applicable, (the “Lock-up Holders”) will enter into the Lock-up Agreements. Pursuant to the Lock-up Agreements, the Lock-up Holders will agree, among other things, that the Restricted Securities (as defined in the Lock-up Agreements), held following consummation of the Merger shall be subject to a lock-up restriction that will terminate with respect to (i) 50% of such shares on the 12 month anniversary of the Closing Date, (ii) 25% of such shares on the 18 month anniversary of the Closing Date, and (iii) 25% of such shares on the 24 month anniversary of the Closing Date.

Under the terms of the Lock-up Agreements, upon completion of the Merger, 4,000,000 shares of Common Stock to be held by the Sponsor (the “Sponsor Earn Out Shares”) and 4,000,000 of the Restricted Securities designated as Earn Out Shares under the Merger Agreement to be held by Car Tech Members (the “Car Tech Earn Out Shares”; and together with the Sponsor Earn Out Shares, the “Earn Out Shares”) will be subject to additional transfer restrictions, release and forfeiture terms. A block of fifty percent (50%) of the Earn Out Shares (2,000,000 shares of Common Stock held by Sponsor and 2,000,000 shares of Common Stock held by Car Tech Members) (the “Block A Earn Out Shares,” of which 1,850,000 held by each are designated as Block A-1 Earn Out Shares and the balance are designated as Block A-2 Earn Out Shares) may not be transferred unless and until either (i) the closing price of shares of Common Stock on the principal securities exchange or securities market on which the Common Stock is then traded equals or exceeds $14.00 per share for any 20 trading days within any consecutive 30-trading day period during the Earn Out Period (as defined below) or (ii) immediately prior to the consummation of a Block A Change of Control (as defined below) during the Earn Out Period (each of clauses (i) and (ii), a “Block A Triggering Event”). If a Block A Triggering Event does not occur or a Block A Forfeiting Change of Control (as defined below) is consummated during the Earn Out Period, the Block A Earn Out Shares shall be automatically forfeited and cancelled for no consideration at the end of the Earn Out Period or immediately prior to the consummation of such Block A Forfeiting Change of Control, as applicable.

The remaining Earn Out Shares (the “Block B Earn Out Shares”) will be subject to a transfer restriction unless and until either (i) the closing share price of shares of Common Stock on the principal securities exchange or securities market on which the Common Stock is then traded equals or exceeds $18.00 per share for any 20 trading days within any consecutive 30-trading day period during the Earn Out Period or (ii) immediately prior to the consummation of a Block B Change of Control (as defined below) during the Earn Out Period (each of clauses (i) and (ii), a “Block B Triggering Event”, and together with a Block A Triggering Event, a “Triggering Event”). If a Block B Triggering Event does not occur or a Block B Forfeiting Change of Control (as defined below) is consummated during the Earn Out Period, the Block B Earn Out Shares shall be automatically forfeited and cancelled for no consideration at the end of the Earn Out Period or immediately prior to the consummation of such Block B Forfeiting Change of Control, as applicable.

For purposes of the Lock-up Agreements, “Earn Out Period” means (A) with respect to the Block A-1 Earn Out Shares, the period from (and excluding) the Closing Date of the Merger to (and including) the day that is the fifth (5th) anniversary of the Closing Date, and (B) with respect to the Block A-2 Earn Out Shares and the Block B Earn Out Shares, the period from (and excluding) the Closing Date to (and including) the day that is the tenth (10th) anniversary of the Closing Date.

For purposes of the Lock-up Agreements, “Block A Change of Control” means a Cashout Change of Control (as defined below) which implies a value per share of Common Stock that equals or exceeds $14.00 per share.

For purposes of the Lock-up Agreements, “Block A Forfeiting Change of Control” means a Cashout Change of Control which implies a value per share of Common Stock that is less than $14.00 per share.

For purposes of the Lock-up Agreements, “Block B Change of Control” means a Cashout Change of Control which implies a value per share of Common Stock that equals or exceeds $18.00 per share.

For purposes of the Lock-up Agreements, “Block B Forfeiting Change of Control” means a Cashout Change of Control which implies a value per share of Common Stock that is less than $18.00 per share.

For purposes of the Lock-up Agreements, “Cashout Change of Control” means a Change of Control where all of the Common Stock and other equity securities of New Car Tech outstanding immediately prior to such Change of Control is sold, transferred, exchanged or redeemed exclusively for cash, and not for other securities or non-cash consideration.

For purposes of the Lock-up Agreements, a “Change of Control” means, other than the transactions contemplated by the Merger Agreement, (i) any transaction or series of related transactions that results in any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring equity securities that represent more than 50% of the total voting power of New Car Tech (for the avoidance of doubt, excluding Shinyoung, the Sponsor or their affiliates), or (ii) a sale or disposition of all or substantially all of the assets of New Car Tech and its subsidiaries on a consolidated basis, in each case that results in shares of Common Stock being converted into cash or other consideration (including equity securities of another person) (other than a transaction or series of related transactions where shares of Common Stock are converted into equity securities of another person who has substantially similar equity ownership to New Car Tech immediately prior to such transaction or series of related transactions). See “Ancillary Agreements Related to the Business Combination - Lock-up Agreements” for additional information.

Redemption Rights

Pursuant to the Current Charter, a Public Stockholder may request that AltEnergy redeem all or a portion of their Public Shares for cash if the Business Combination is approved and consummated. You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)

(a) hold Public Shares or (b) hold Public Shares through Units and you elect to separate your Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares; and

(ii)

prior to 5:00 p.m., New York City time, on [*], 2025 (which is two business days prior to the scheduled vote at the Special Meeting), (a) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, to the transfer agent, that AltEnergy redeem your Public Shares for cash and (b) deliver your Public Shares to the transfer agent, physically or electronically through DTC.

As noted above, holders of Units must elect to separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. Holders may instruct their broker to do so, or if a holder holds Units registered in its own name, the holder must contact the transfer agent directly and instruct them to do so. Public Stockholders may elect to redeem all or a portion of their Public Shares regardless of whether they vote for or against the Business Combination Proposal, do not vote at all, or are not a holder on the record date. If the Business Combination is not consummated, the Public Shares will not be redeemed for cash. If a Public Stockholder properly exercises its right to redeem its Public Shares and timely delivers its Public Shares to AltEnergy’s transfer agent with a written request to redeem such Public Shares, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, AltEnergy will redeem such Public Shares upon the Closing for a per-share price, payable in cash, equal to the sum of the aggregate amount then on deposit in the Trust Account plus $100,000 held in a restricted investment account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and the restricted investment account (which interest shall be net of taxes payable, excluding any Excise Tax that may be imposed on AltEnergy), divided by the number of then issued and outstanding Public Shares. For illustrative purposes, based on the cash held in the Trust Account on [*][*], 2025 of approximately $[*] million, plus the amount held in the restricted investment account on such date of $[*] the estimated per share redemption price, adjusted for allowable taxes payable, would have been approximately $10.[*] per Public Share. If a Public Stockholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. See the section of this proxy statement/prospectus entitled “The Special Meeting  -  Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

Holders of our Public Warrants will not have redemption rights with respect to the Public Warrants.

Special Meeting of AltEnergy Stockholders and the Proposals

The Special Meeting will convene on [*], 2025 at [*], New York City time, at https://www.cstproxy.com/altenergyacquisition/[*]. Stockholders may attend, vote and examine the list of AltEnergy Stockholders entitled to vote at the Special Meeting by visiting https://www.cstproxy.com/altenergyacquisition/[*] and entering the control number found on their proxy card, voting instruction form or notice they previously received. The purpose of the Special Meeting is to consider and vote on the Proposals.

Only holders of record of issued and outstanding shares of Common Stock as of the close of business on [*], 2025, the record date for the Special Meeting, are entitled to notice of and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting. You may cast one vote for each share of Common Stock that you owned as of the close of business on that record date.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist at the Special Meeting with respect to each matter to be considered at the Special Meeting if the holders of a majority of the outstanding shares of Common Stock as of the record date present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting. All shares represented by proxy are counted as present for purposes of establishing a quorum.

Required Vote

The Business Combination Proposal. Approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. The failure to vote, abstentions and broker non-votes will have no effect on the outcome of the proposal. The Sponsor holds approximately 78% of the outstanding shares of Common Stock and has agreed to vote its shares in favor of the Business Combination. Accordingly, the Sponsor currently holds enough shares of Common Stock to approve the Business Combination without requiring the vote of any Public Shares (provided that consummation of the Business Combination is conditioned upon, among other things approval of the condition precedent proposals, and the requirement that AltEnergy has net tangible assets of at least $5,000,001 immediately prior to or upon consummation of the Business Combination).

The Binding Charter Proposal. Approval of the Binding Charter Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon, voting as a single class. The failure to vote, abstentions and broker non-votes have the same effect as a vote “AGAINST” the proposal. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Binding Charter Proposal. Accordingly, we do not need any Public Shares to be voted in favor of the Binding Charter Proposal in order for it to be approved.

The Advisory Charter Proposals. Approval of each of the Advisory Charter Proposals, each of which is a non-binding vote, requires the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. The failure to vote, abstentions and broker non-votes are not considered votes cast and accordingly, have no effect on the outcome of the proposals. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Advisory Charter Proposals. Accordingly, we do not need any Public Shares to be voted in favor of the Advisory Charter Proposal in order for it to be approved.

The Stock Issuance Proposal. Approval of the Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. The failure to vote, abstentions and broker non-votes are not considered votes cast and accordingly, have no effect on the outcome of the proposal. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Stock Issuance Proposal. Accordingly, we do not need any Public Shares to be voted in favor of the Stock Issuance Proposal in order for it to be approved.

The Incentive Plan Proposal. Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. The failure to vote, abstentions and broker non-votes are not considered votes cast and accordingly, have no effect on the outcome of the proposal. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Incentive Plan Proposal. Accordingly, we do not need any Public Shares to be voted in favor of the Incentive Plan Proposal in order for it to be approved.

The Director Election Proposal. If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the seven director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event that any nominee is unable to serve. If a valid quorum is otherwise established, the failure to vote and abstentions will have no effect on the votes for the director nominees. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the director nominees. Accordingly, we do not need any Public Shares to be voted in favor of any of the director nominees in order for them to be elected.

The Adjournment Proposal. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. The failure to vote, abstentions and broker non-votes are not considered votes cast and accordingly, have no effect on the outcome of the proposal. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Adjournment Proposal. Accordingly, we do not need any Public Shares to be voted in favor of the Adjournment Proposal in order for it to be approved.

AltEnergy Board’s Reasons for the Approval of the Business Combination

We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The AltEnergy Board considered and evaluated several factors in evaluating and negotiating the transaction and the transaction agreements. Given the complexity of those reasons and factors, the AltEnergy Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific reasons and factors it took into account in reaching its decision. Different individual members of the AltEnergy Board may have given different weight to different reasons and factors in their evaluation of the Business Combination. At the time that it approved the Business Combination, the AltEnergy Board viewed its position as being based on all of the information available and the reasons and factors presented to and considered by it and believed it had the necessary information to make an informed decision. This explanation of AltEnergy’s reasons for the approval of the Business Combination and all other information presented in this section is forward- looking in nature and, therefore, should be read in conjunction with the reasons and information discussed under the section of this proxy statement/prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

In the prospectus for the IPO, AltEnergy identified general criteria and guidelines that AltEnergy believed would be important in evaluating prospective target businesses. The criteria, along with the AltEnergy Board’s evaluation of Car Tech as compared to the criteria, follows:

•

Start with large addressable market: We will screen companies for their total and addressable market size (TAM) and also serviceable addressable market (SAM), excluding target candidates with SAMs under $1 billion. We will focus on businesses that we believe fall comfortably in a $2-$10 billion TAM/SAM range. Factors we will consider in making TAM/SAM judgments will include i) geography, ii) competition, both from competing technology and solutions, and from countries with low costs of production and aggressive trade practices, and iii) slower than expected rates of market development.

•

Proven technology or business model: We will seek companies that have developed products or services based on proven technology or business models, which can offer better solutions with greater profitability than incumbent solutions, but for a variety of reasons have not yet reached mass adoption. These reasons may include lack of capital, experience, market relationships, manufacturing expertise, and track record to have transitioned to mass production and robust commercial operation.

•	Clear path to profitability: We intend to select a target which by working with management has a clearly defined path to profitability.

•

Have a defensible market position: We will seek to acquire a business that has a defensible position within a specific market because of its differentiated technology, economies of scale, defined barriers to entry, brand strength, distribution capabilities, vertical integration, or other competitive advantages.

•

Have a strong management team: We will seek to partner with management teams that are aligned with our commitment to generate positive impact and financial value. Where necessary, we may also look to complement and enhance the capabilities of the target business’ management team.

•

Would Benefit Uniquely from our Capabilities: We will seek to acquire a business where the collective capabilities of our management and sponsor can be leveraged by the target and its management to further augment its performance, growth or industry position

•

Are Sourced Through our Proprietary Channels: We will aim to utilize unique networks and insights that our management team has built in the renewables sector for sourcing a business combination. This includes but is not limited to, alternative energy companies with which we have interacted within the past (unrelated to us), developers, investment banks, EPC firms, IPPs, scientists / academics, utilities, consultants, lawyers and more.

•	Have an Attractive Financial Profile: We will seek to acquire a business that has significant revenue growth potential combined with long-term defensible attractive margins.

•

Have the Potential to Grow Organically or Through Additional Acquisitions: We will seek to acquire a business that has the potential to grow both organically through market expansion or increased market share as well as through external acquisitions.

•

Have sustainability focused operations: We will focus on businesses which have the potential to help address the global challenges related to renewables adoption and integration, energy technology improvements and decarbonization. We will focus on, but not be limited to businesses addressing emerging renewable technologies and applications, grid optimization, DERs and smart grid technology, alternative fuels and carbon captures and storage spaces.

•

Will benefit from access to the public markets: We will seek to acquire a business that would benefit from better access to capital, an expansion of its investor base, or other benefits of becoming a public company.

In considering the Business Combination, the AltEnergy Board concluded that Car Tech substantially met the above criteria. In addition, the AltEnergy Board considered several other positive factors including, but not limited to, the following, which were not weighted and are not presented below in any order of significance:

•	Long-term contracts with extremely reputable customers: Car Tech has long-term contracts with multiple auto manufacturers.

•

Proven track record and demonstrated expertise: The parent company of Car Tech, Shin Young, has a forty plus year track record of being a leading independent stamping company in Korea supporting both Korean and international auto manufacturers. With 11 facilities globally and over 2,000 employees they have demonstrated expertise in stamping and a proven track record of expanding their business with new stamping facilities internationally. Since 1996 they have developed industry leading IP including 130+ patents, 10 utility models, and 4 design rights in the auto parts industry.

•

Significant existing investment in a state-of-the-art facility: Since 2016 Car Tech has invested in excess of $130 million in their state-of-the-art stamping facility which provides them with a significant competitive advantage against their competition.

•

Locational advantage to capitalize upon automotive manufacturing trends: Car Tech’s location in Alabama is well positioned to capitalize upon the significant investments made in recent years by the auto industry in the southeastern portion of the United States.

AltEnergy did not seek a third-party valuation and did not receive a valuation opinion from any third-party in connection with the proposed Business Combination. The AltEnergy Board relied, in some part, on the AltEnergy management team’s and the AltEnergy Board members’ collective experience in public markets transactions and concluded that the Merger Consideration as set forth in the Merger Agreement is fair and reasonable, given the various compelling aspects of the transaction.

The AltEnergy Board also gave consideration to the following negative factors (which are more fully described in the “Risk Factors” section of this proxy statement/prospectus), which were not weighted and are not presented below in any order of significance:

•

Limitations of Review: The AltEnergy Board considered that it would not obtain an opinion from any independent investment banking firm that the consideration AltEnergy is paying to acquire Car Tech is fair to AltEnergy or the AltEnergy Stockholders from a financial point of view. In addition, there are inherent limitations in the due diligence review of Car Tech conducted by AltEnergy’s management team and legal advisors.

•

Exercise of Redemption Rights by Public Stockholders: The AltEnergy Board considered the risk that some or all of the Public Stockholders would decide to exercise their redemption rights, thereby depleting the amount of cash available to Car Tech at Closing.

•	Costs of the Business Combination: The AltEnergy Board considered the risk that the announcement of the Business Combination and potential diversion of Car Tech’s management and employee attention may adversely affect Car Tech’s operations, the significant fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination.

•

Potential Inability to Complete the Business Combination: The AltEnergy Board considered the possibility that the Business Combination may not be completed and the resulting potential adverse consequences to AltEnergy, in particular the expenditure of time and resources in pursuit of the Business Combination and the fact that the Merger Agreement prohibits AltEnergy from soliciting other initial business combination proposals while the Merger Agreement is in effect, which could limit AltEnergy’s ability to seek an alternative initial business combination before the Termination Date.

•	Industry: The AltEnergy Board considered certain risks associated with domestic new car sales and the performance of the automotive industry in the United States.

•	Competition: The AltEnergy Board considered the risk of competition in the industry, including the potential for new entrants.

•	Interests of Certain Persons: The AltEnergy Board considered the potential conflicts of interest of the Sponsor and AltEnergy’s directors and officers in the Business Combination.

•	Other Risks: The AltEnergy Board considered various other risks associated with Car Tech’s business, as described in the section of this proxy statement/prospectus entitled “Risk Factors.”

Overall, the AltEnergy Board concluded that the potential benefits of the Business Combination outweighed the potentially negative factors associated with the Business Combination.

For additional information relating to the AltEnergy Board’s evaluation of the transaction and the factors it considered in connection therewith, please see the section of this proxy statement/prospectus entitled “The Business Combination Proposal - The AltEnergy Board’s Reasons for the Approval of the Business Combination.”

Interests of the Sponsor and AltEnergy’s Directors and Officers in the Business Combination.

When you consider how to vote with respect to the approval of the Business Combination Proposal and whether you should exercise your redemption rights with respect to Public Shares, you should keep in mind that the Sponsor and AltEnergy’s directors and officers have interests in such proposal that are different from, or in addition to those of Public Stockholders and holders of Public Warrants generally. These interests include, among other things, the interests listed below:

•

The Sponsor and AltEnergy’s directors and officers will lose their entire investment in us if we do not complete an initial business combination by the Termination Date. If we are unable to complete our initial business combination by the Termination Date, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (which interest will be net of taxes payable, excluding any Excise Tax that may be imposed on AltEnergy, and will not include the $100,000 held in a restricted investment account to be used to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining AltEnergy Stockholders and the AltEnergy Board, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

•

The Sponsor and AltEnergy’s directors and officers may be incentivized to complete the Business Combination rather than to liquidate, in which case the Sponsor and AltEnergy’s directors and officers would lose their entire investment including, with respect to the Sponsor, amounts lent to us to pay expenses, and one of our officers would not receive payment of accrued but unpaid fees and a bonus due upon closing of our initial business combination. As a result, the Sponsor and AltEnergy’s directors and officers may have a conflict of interest in determining whether Car Tech is an appropriate business with which to effectuate an initial business combination or in evaluating the terms of the Business Combination. The AltEnergy Board was aware of and considered these interests, among other matters, in evaluating and unanimously approving the Business Combination and determining that it was advisable.

•

Certain of AltEnergy’s directors and officers have fiduciary or contractual obligations to another entity or entities pursuant to which such director or officer is or will be required to present a business combination opportunity to such entity. Accordingly, if any of AltEnergy’s directors or officers becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity.

•

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if AltEnergy fails to complete an initial business combination by the Termination Date. The Sponsor paid an aggregate of $25,000 for certain expenses on our behalf in exchange for the issuance of 5,750,000 Founder Shares, or approximately $0.004 per share. On April 26, 2023 and April 27, 2023, AltEnergy and our Sponsor entered into non-redemption agreements with certain unaffiliated third parties (the “Non-Redemption Agreements”). Under the Non-Redemption Agreements, in connection with our seeking approval of an amendment to our Amended and Restated Certificate of Incorporation to extend the date from May 2, 2023 to May 2, 2024, by which we were required to either consummate an initial business combination or cease operations other than to wind up and redeeming all of our Class A Common Stock, in consideration for such unaffiliated third parties agreeing either not to request redemption or to reverse any previously submitted redemption demand, with respect to 1,250,000 shares of Class A Common Stock, the Sponsor will surrender and forfeit to the us for no consideration an aggregate of 250,000 shares of Class B Common Stock and we will issue to such unaffiliated third parties 250,000 shares of Class A Common Stock. Accordingly, upon the Closing, the Founder Shares owned by the Sponsor will constitute 5,500,000 shares of New Car Tech Common Stock of which, pursuant to the Lock-up Agreement entered into by the Sponsor, AltEnergy and Car Tech (i) 5,000,000 are subject to time based trading restrictions, (ii) 4,000,000 are subject to the earnout and forfeiture provisions and (iii) 500,000 of the shares referred to in clause (i) and all of the shares referred to in clause (ii) are subject to trading restrictions until the Shinyoung Guaranty is terminated. See “Ancillary Agreements Related to the Business Combination – Lock-up Agreements.” The 1,000,000 shares either not subject to any restrictions or subject only to time based trading restrictions alone will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would have an aggregate market value of approximately $[*] million based upon the closing price of $[*] per public share on the OTC on the record date, but, given the restrictions, lockups and vesting schemes on such shares, we believe such shares will have less value. Nevertheless, as a result of the nominal price of $0.004 per share paid by the Sponsor compared to the recent market price of the Common Stock, the Sponsor is likely to earn a positive rate of return on its investment in the Founder Shares even if other holders of Common Stock experience a negative rate of return on their investments in our Common Stock. The Founder Shares will become worthless if AltEnergy does not complete an initial business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares. However, if any of the Sponsor or AltEnergy’s directors or officers acquire Public

Shares, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if AltEnergy fails to complete an initial business combination before the Termination Date.

•

Simultaneously with the closing of the IPO, AltEnergy completed a private sale of an aggregate of 11,600,000 Private Placement Warrants to the Sponsor and 400,000 Private Placement Warrants to an affiliate of the underwriter in our IPO, at a purchase price of $1.00 per Warrant, generating proceeds of $12,000,000. The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants, so long as they are held by the Sponsor or the affiliate of our underwriter or their permitted transferees, (i) are not redeemable by AltEnergy, (ii) may not (including the Common Stock issuable upon exercise of such Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by such holders until 30 days after the completion of AltEnergy’s initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. In December, 2024, our Sponsor forfeited 4,000,000 Private Placement Warrants for no consideration. Following such forfeiture, the 8,000,000 Private Placement Warrants held by our Sponsor had an aggregate market value of approximately $[*] million based upon the closing price of $[*] per Warrant on the OTC on the record date. The Private Placement Warrants would also become worthless if AltEnergy does not complete an initial business combination within the applicable time period

•

One or more of AltEnergy’s directors or officers may serve or continue to serve as a director or officer of New Car Tech after the Closing. As such, in the future he or she may receive cash fees, stock options or stock awards that the New Car Tech Board determines to pay to its directors or officers.

•

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act.

•

Pursuant to Commitment Letters, in order to fund our working capital, the Sponsor has made loans to us that as of September 30, 2024 aggregated $2,135,000. These loans bear interest at the mid-term appliable federal rate at the time the loans were made. The Sponsor may make additional loans prior to the consummation of the Business Combination. If we do not complete an initial business combination within the required period and we liquidate and dissolve, it is highly unlikely that we will have sufficient funds outside the Trust Account to repay these loans to the Sponsor and accordingly these loans may not be repaid if the Closing does not occur.

•	Following the consummation of the Business Combination, we will continue to indemnify our existing directors and officers and will maintain a directors’ and officers’ liability insurance policy.

•

Upon the Closing, subject to the terms and conditions of the Merger Agreement, the Sponsor and AltEnergy’s directors and officers and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination. Such reimbursement may not be paid if the Closing does not occur.

Set forth below is a summary of the terms and amount of the compensation received or to be received by the Sponsor and its affiliates in connection with the Business Combination or any related financing transaction, the amount of securities issued or to be issued by AltEnergy to the Sponsor and its affiliates and the price paid or to be paid for such securities or any related financing transaction.

Interest in Securities	Other Compensation

On March 25,2021, our Sponsor purchased an aggregate of 5,750,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.004 per share. In addition, our Sponsor purchased 11,600,000 Private Placement Warrants at an aggregate purchase price of $11,600,000, or $1.00 per private placement warrant.

The Sponsor currently holds 5,500,000 shares of Class A Common Stock issued upon conversion of a like number of shares of Class B Common Stock, 250,000 shares of Class B Common Stock and 7,600,000 Private Placement Warrants exercisable for a like number of shares of Class A Common Stock.

Immediately prior to, and substantially concurrently with, the closing of the Business Combination, the Sponsor will surrender and forfeit to AltEnergy for no consideration all 250,000 shares of Class B Common Stock owned by the Sponsor pursuant to the terms of the Non-Redemption Agreement.

At Closing, pursuant to the Merger Agreement, New Car Tech will use cash from the trust account to pay AltEnergy transaction expenses and to reimburse or pay Sponsor or its affiliates for any outstanding loans or other obligations of AltEnergy to Sponsor or its affiliates. AltEnergy currently estimates that the total amount payable for AltEnergy transaction expenses and any outstanding loans or other obligations of AltEnergy to Sponsor is approximately $[ ].

The retention of shares by Sponsor and its affiliates and the reimbursements payable to Sponsor will not result in a material dilution of the equity interests of non-redeeming AltEnergy Stockholders. See “Proposal 1- The Business Combination Proposal - Ownership of New Car Tech After the Closing.”

Pursuant to the terms of the Lock-Up Agreement, 5,000,000 of the shares of AltEnergy Common Stock Private Placement Warrants and shares of AltEnergy Common Stock issuable upon exercise thereof, held by Sponsor following consummation of the Merger shall be subject to a lock-up restriction that will terminate with respect to (i) 50% of such shares on the 12 month anniversary of the closing date, (ii) 25% of such shares on the 18 month anniversary of the closing date, and (iii) 25% of such shares on the 24 month anniversary of the closing date.

Under the terms of the Lock-up Agreement, upon completion of the Merger, 4,000,000 shares of AltEnergy Common Stock to be held by the Sponsor (the “Sponsor Earn Out Shares”) will be subject to additional transfer restrictions, release and forfeiture terms. 2,000,000 of the Sponsor Earn Out Shares (the “Sponsor Block A Earn Out Shares,” of which 1,850,000 are designated as Block A-1 Earn Out Shares and the balance are designated as Sponsor Block A-2 Earn Out Shares) may not be transferred unless and until either (i) the closing price of shares of AltEnergy Common Stock on the principal securities exchange or securities market on which the AltEnergy Common Stock is then traded equals or exceeds $14.00 per share for any 20 trading days within any consecutive 30-trading day period during the Earn Out Period (as defined below) or (ii) immediately prior to the consummation of a Block A Change of Control (as defined below) during the Earn Out Period (each of clauses (i) and (ii), a “Block A Triggering Event”). If a Block A Triggering Event does not occur or a Block A Forfeiting Change of Control (as defined below) is consummated during the Earn Out Period, the Sponsor Block A Earn Out Shares shall be automatically forfeited and cancelled for no consideration at the end of the Earn Out Period or immediately prior to the consummation of such Block A Forfeiting Change of Control, as applicable.

The remaining Sponsor Earn Out Shares (the “Sponsor Block B Earn Out Shares”) will be subject to a transfer restriction unless and until either (i) the closing share price of shares of AltEnergy Common Stock on the principal securities exchange or securities market on which the AltEnergy Common Stock is then traded equals or exceeds $18.00 per share for any 20 trading days within any consecutive 30-trading day period during the Earn Out Period or (ii) immediately prior to the consummation of a Block B Change of Control (as defined below) during the Earn Out Period (each of clauses (i) and (ii), a “Block B Triggering Event”, and together with a Block A Triggering Event, a “Triggering Event”). If a Block B Triggering Event does not occur or a Block B Forfeiting Change of Control (as defined below) is consummated during the Earn Out Period, the Sponsor Block B Earn Out Shares shall be automatically forfeited and cancelled for no consideration at the end of the Earn Out Period or immediately prior to the consummation of such Block B Forfeiting Change of Control, as applicable.

For purposes of the Lock-up Agreements:

“Earn Out Period” means (A) with respect to the Sponsor Block A-1 Earn Out Shares, the period from (and excluding) the closing date of the Merger to (and including) the day that is the fifth (5th) anniversary of the closing date, and (B) with respect to the Sponsor Block A-2 Earn Out Shares and the Sponsor Block B Earn Out Shares, the period from (and excluding) the closing date to (and including) the day that is the tenth (10th) anniversary of the closing date.

“Block A Change of Control” means a Cashout Change of Control (as defined below) which implies a value per share of Parent Common Stock that equals or exceeds $14.00 per share.

“Block A Forfeiting Change of Control” means a Cashout Change of Control which implies a value per share of Parent Common Stock that is less than $14.00 per share.

“Block B Change of Control” means a Cashout Change of Control which implies a value per share of Parent Common Stock that equals or exceeds $18.00 per share.

“Block B Forfeiting Change of Control” means a Cashout Change of Control which implies a value per share of Parent Common Stock that is less than $18.00 per share.

“Cashout Change of Control” means a Change of Control where all of the Parent Common Stock and other equity securities of AltEnergy outstanding immediately prior to such Change of Control is sold, transferred, exchanged or redeemed exclusively for cash, and not for other securities or non-cash consideration.

“Change of Control” means, other than the transactions contemplated by the Merger Agreement, (i) any transaction or series of related transactions that results in any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring equity securities that represent more than 50% of the total voting power of AltEnergy (for the avoidance of doubt, excluding Shinyoung, the Sponsor or their affiliates), or (ii) a sale or disposition of all or substantially all of the assets of AltEnergy and its subsidiaries on a consolidated basis, in each case that results in shares of AltEnergy Common Stock being converted into cash or other consideration (including equity securities of another person) (other than a transaction or series of related transactions where shares of AltEnergy Common Stock are converted into equity securities of another person who has substantially similar equity ownership to AltEnergy immediately prior to such transaction or series of related transactions).

In addition, the Sponsor Earnout Shares and an additional 500,000 shares otherwise subject to time based restrictions are subject to restrictions on trading until the Shinyoung Guaranty is terminated.

Pursuant to the Registration Rights Agreement, the Sponsor may demand that the AltEnergy Common Stock held by the Sponsor and issuable to the Sponsor upon exercise of the private placement warrants be registered for resale. Following the latter of the effective date of such registration statement and the expiration of the lock-up restrictions described above, the Sponsor may sell such shares freely in the public market. Even if the market price of the AltEnergy Common Stock declines, the Sponsor may still experience a positive rate of return on the shares purchased by them due to the lower price per share at which such shares were purchased. For example, based on the closing price of our common stock of $[  ] as of [*] 2025, the Sponsor would experience a potential profit of up to approximately $[  ] per share, or up to approximately $[  ] million in the aggregate for selling the 5,500,000 shares of AltEnergy Common Stock to be held by Sponsor following the Closing.

These financial and other interests of the Sponsor and AltEnergy’s directors and officers and entities affiliated with them may have influenced their decision to approve the Business Combination. You should consider these interests when evaluating the Business Combination. The AltEnergy Board was advised of and considered each of these interests, together with the factors described in the section entitled “The Business Combination Proposal - The AltEnergy Board’s Reasons for the Approval of the Business Combination”, during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the AltEnergy Board, the Merger Agreement and related transactions, including the Business Combination, as a whole and, on balance, concluded that they supported a favorable determination that the Merger Agreement and the Business Combination are advisable. In view of the wide variety of factors considered by the AltEnergy Board in connection with its evaluation, negotiation and approval of the Business Combination and related transactions and the complexity of these matters, the AltEnergy Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Rather, the AltEnergy Board based its evaluation, negotiation and approval of the Business Combination on the totality of the information presented to and considered by it. The AltEnergy Board evaluated the factors described above with the assistance of AltEnergy’s legal advisors. In considering the factors described above and any other factors, individual members of the AltEnergy Board may have viewed factors differently or given different weights to other or different factors.

The Car Tech Board’s Reasons for the Approval of the Business Combination

In deciding to pursue the Business Combination and the transactions contemplated thereby with AltEnergy as opposed to another type of corporate transaction, Car Tech considered and evaluated a number of factors, including but not limited to, the advantages of the Business Combination over a traditional IPO, enhanced access to capital and liquidity for the Car Tech Members, the benefits of a relationship with AltEnergy and consideration of the relative benefits and detriments of alternative transactions. For additional information relating to the Car Tech Board’s evaluation of the transaction and the factors it considered in connection therewith, please see the section of this proxy statement/prospectus entitled “The Business Combination Proposal - The Car Tech Board’s Reasons for the Approval of the Business Combination.”

Interests of Car Tech’s Directors and Executive Officers in the Business Combination

When you consider voting in favor of approval of the Business Combination Proposal, you should keep in mind that the Car Tech Insiders have interests in such proposal that are different from, or in addition to Public Stockholders and holders of Public Warrants generally. These interests include, among other things, the interests listed below:

•	Certain Car Tech executive officers may enter into employment arrangements which may provide for the payment of certain sign-on bonuses.

•	Subject to approval of the Incentive Plan Proposal, Car Tech’s executive officers are expected to receive grants of stock options and restricted stock under the Incentive Plan.

•	Certain members of the Car Tech Board are expected to serve as members of the New Car Tech Board.

•

Certain members of the Car Tech Board and executive officers hold equity interests in Car Tech, which will be converted into the right to receive equity interests in New Car Tech in connection with the Business Combination.

For more information see “The Business Combination Proposal—Interests of Car Tech’s Directors and Officers in the Business Combination.”

Dilution

Dilution per share to the original investors in AltEnergy is determined by subtracting pro forma as adjusted net tangible book value per share after the Business Combination from the initial public offering price per share paid by original investors in AltEnergy as set forth as follows under the three redemption scenarios:

	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Initial public offering price per share of AltEnergy	$10.00	$10.00	$10.00
Pro forma net tangible book value per share as of September 30, 2024, as adjusted(1)	(0.55)	(0.66)	(0.76)

Difference between initial public offering price of AltEnergy and pro forma net tangible book value per share, as adjusted	$10.55	$10.66	$10.76

(1)	Calculation of Pro Forma net tangible book value is as follows:

Pro forma net tangible book value of New Car Tech at September 30, 2024(2)	(24,274,471)	(28,575,112)	(32,875,752)
Pro forma outstanding shares of New Car Tech	43,988,146	43,619,073	43,250,000
Pro forma net tangible book value per share as of September 30, 2024, as adjusted	$(0.55)	$(0.66)	$(0.76)

(2)	Refer to the “Unaudited Condensed Combined Financial Information” for calculation of amounts.

For each of the no redemption and 50% redemption scenarios, the valuation of New Car Tech would need to equal $440 million and $436 million, respectively, in order for the non-redeeming shareholders’ interest per share to be at least the initial public offering price per share of AltEnergy Class A Common Stock.

The following table illustrates potential sources of dilution under each scenario that may occur following the consummation of the Business Combination.

Potential sources of dilution:

	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
New Car Tech shares	18,488,146	18,119,073	17,750,000
Merger Consideration Warrants	6,000,000	6,000,000	6,000,000
Public Warrants	11,500,000	11,500,000	11,500,000
Private Warrants	8,000,000	8,000,000	8,000,000

Total	43,988,146	43,619,073	43,250,000

Stockholders will experience additional dilution to the extent New Car Tech issues additional shares of New Car Tech Common Stock after the closing of the Business Combination. The pro forma ownership tables above exclude

8,000,000 shares of New Car Tech Common Stock that will be issuable related to the Earnout Shares if the related triggering events are achieved. Such dilutive effects would be offset, in part, by the increases to net tangible book value that would occur as a consequence of proceeds received from the exercise of any warrants or stock options.

No Delaware Appraisal Rights

Appraisal rights are statutory rights under the DGCL that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal rights are not available in all circumstances. Appraisal rights are not available to AltEnergy Stockholders or Warrant Holders in connection with the Business Combination.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. If a stockholder grants a proxy, it may still vote its shares at the Special Meeting if it revokes its proxy before the Special Meeting. A stockholder also may change its vote by submitting a later-dated proxy as described in the section of this proxy statement/prospectus entitled “The Special Meeting - Revoking Your Proxy.”

Stock Exchange Listing

AltEnergy’s Units, Common Stock and Public Warrants are publicly traded on the OTC under the symbols “AEAEU,” “AEAE” and “AEAEW,” respectively. AltEnergy intends to apply to list the Common Stock and Public Warrants on Nasdaq under the symbols “[*]” and “[*],” respectively, upon the Closing. In connection with the Closing, each of AltEnergy’s outstanding Units will separate into the underlying shares of Common Stock and Public Warrants. As a result, New Car Tech will not have Units traded following the Closing. It is a condition to the consummation of the Business Combination that the shares of New Car Tech Common Stock to be issued in the Business Combination be approved for listing on Nasdaq, subject only to the receipt of official notice of issuance thereof, but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Merger Agreement.

Material U.S. Federal Income Tax Considerations

For the U.S. federal income tax considerations of the exercise of redemption rights with respect to the Public Shares, please see “U.S. Federal Income Tax Considerations.” The tax consequences of the foregoing to any particular stockholder will depend on that stockholder’s particular facts and circumstances. Accordingly, please consult your tax advisor to determine the tax consequences to you of an exercise of redemption rights with respect to the Public Shares.

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the transaction contemplated by the Merger Agreement. Where actual amounts are not known or knowable, the figures below represent AltEnergy’s good faith estimate of such amounts assuming a Closing as of [*][*], 2025 (all numbers in millions).

No Additional Redemptions Scenario

	Sources		Uses
	$	%	$	%
[*]
[*]
Total

Maximum Redemption Scenario

	Sources		Uses
	$	%	$	%
[*]
[*]
Total

New Car Tech intends to use the cash on its balance sheet after the Closing to pay the transaction expenses, which are currently estimated to be $[*] million in total, less transaction expenses paid before Closing, and to fund [*]. Depending on the amount of the Transaction Financing, New Car Tech’s ability to operate its business and execute its plans following the Closing may be adversely affected and New Car Tech may be forced to cease certain activities unless it raises additional capital. See the section in this proxy statement/prospectus entitled “Questions and Answers About the Business Combination and the Special Meeting  - Q: What will New Car Tech’s liquidity position be following the Closing?” for additional information.

Accounting Treatment

We expect the Business Combination to be accounted for as a reverse recapitalization with AltEnergy. Under this method of accounting, AltEnergy is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of Car Tech with the acquisition being treated as the equivalent of Car Tech issuing stock for the net assets of AltEnergy, accompanied by a recapitalization. The net assets of Car Tech will be stated at historical cost, with no goodwill or other intangible assets recorded. Subsequent to the Business Combination, the historical financial results presented for New Car Tech will be those of Car Tech.

The expectation that Car Tech is the accounting acquirer is based on an evaluation of the following facts and circumstances:

•	Car Tech stockholders will have majority of the voting power under both the no redemption and maximum redemption scenarios described below;

•	Car Tech will appoint the majority of the board of directors of the combined entity;

•	Car Tech’s existing management will comprise the management of the combined entity;

•	Car Tech’s operations will comprise the ongoing operations of the combined entity;

•	Car Tech is the larger entity based on historical revenues and business operations; and

•	the combined entity will assume Car Tech’s name and will assume Car Tech’s headquarters.

Comparison of Stockholder Rights

Following the consummation of the Business Combination, the rights of AltEnergy Stockholders who become New Car Tech stockholders in the Business Combination will no longer be governed by the Current Charter and the Current Bylaws and instead will be governed by the Proposed Charter and the New Car Tech Bylaws. See the section of this proxy statement/prospectus entitled “Comparison of Stockholder Rights” for further information.

Emerging Growth Company

AltEnergy is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (as amended, the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. AltEnergy has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, AltEnergy, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make the comparison of AltEnergy’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year in which the market value of shares of our common equity that is held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2026, which is the last day of the fiscal year following the fifth anniversary of the date of the first sale of Common Stock in AltEnergy’s IPO. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

Summary of Risk Factors

In evaluating the proposals to be presented at the Special Meeting, a shareholder should carefully read the risks described below, this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.” If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

Risks Related to Car Tech’s Business

•	We rely on a few customers to generate revenue and a loss of any key customer will have a material adverse effect on our operating results and financial condition.

•

We currently have and target many customers, suppliers and production counterparties that are large corporations with substantial negotiating power, exacting product, quality and warranty standards and potentially competitive internal solutions. If we are unable to sell our products to these customers or are unable to enter into agreements with customers, suppliers and production counterparties on satisfactory terms, our prospects and results of operations will be adversely affected.

•	Future product recalls could materially adversely affect our business, prospects, financial condition and operating results.

•

Continued pricing pressures, automotive OEM cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs may result in lower than anticipated margins, or losses, which may adversely affect our business.

•	Disruptions in the automotive supply chain could have a material adverse impact on our business, financial condition, results of operations and cash flows.

•

The automobile industry is highly cyclical, and cyclical downturns or secular shifts affecting the automotive industry could negatively impact our business, financial condition, results of operations and cash flows.

•	A shift away from technologies in which we invest and changes in industry requirements, including in materials, could have a material adverse effect on our profitability and financial condition.

•	Our limited operating history makes it difficult to evaluate future prospects and the risks and challenges it may encounter.

•	Our operations rely on complex IT systems and networks.

•

Our inability to realize revenues expected from our awarded business or termination or non-renewal of production purchase orders by our customers could materially and adversely impact our business, financial condition, results of operations and cash flows.

•	We have invested substantial resources in markets where we expect growth, and we may be unable to timely alter our strategies should such expectations not be realized.

•

The discontinuation, lack of commercial success, or loss of business with respect to a particular vehicle model or other customer solution for which we are a significant supplier to, could reduce our sales and adversely affect our profitability.

•	We may incur material costs related to plant closings, which could have a material adverse impact on our business, financial condition, results of operations and cash flows.

•	The construction and maintenance of our facilities entails certain risks.

•	If we are not able to pass through the impact of the volatility of steel and energy prices to our OEM customers, our results of operations may be adversely affected.

•	Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

•

We may have difficulty competing favorably in the highly competitive automotive parts industry generally and in certain product or geographic areas specifically, and such competition might impact our results.

Car Tech’s Legal, Regulatory, and Environmental Risks

•

The workforce in the automotive industry is highly unionized and if our employees, or our customers’ employees, engage in work stoppages and other labor problems, it could have a material adverse effect on our business.

•

We are subject to environmental and health and safety requirements and risks as a result of which we may incur significant costs, liabilities and obligations. In addition, significant changes in laws and governmental regulations could have an adverse effect on our business, financial condition and results of operations.

•	We may face risks relating to climate change that could have an adverse impact on our business.

•

Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, global pandemics, and interruptions by man-made problems, such as terrorism. Material disruptions of our business or information systems resulting from these events could adversely affect its operating results.

•

We are subject to governmental export and import control laws and regulations. Our failure to comply with these laws and regulations could have an adverse effect on our business, prospects, financial condition and results of operations

•

The complexity of our products and the limited visibility into the various environmental and other conditions under which our customers use the products could result in unforeseen delays or expenses from undetected defects, errors or reliability issues in hardware which could reduce the market adoption of our new products, damage our reputation with current or prospective customers, expose us to product liability and other claims and adversely affect our operating costs.

•	We may become involved in legal and regulatory proceedings and commercial or contractual disputes, which could have an adverse effect on our profitability and consolidated financial position.

•	Product liability claims and warranty and recall costs could cause us to incur losses and damage our reputation.

Risks Related to the Business Combination and AltEnergy

•	The Sponsor and AltEnergy’s directors and officers entered into letter agreements with us to vote in favor of the Business Combination, regardless of how our Public Stockholders vote.

The Sponsor and AltEnergy’s directors and officers have potential conflicts of interest in approving the Business Combination the other proposals described in this proxy statement/prospectus.

•

The exercise of AltEnergy’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and advisable.

•	Past performance by AltEnergy, including its management team, may not be indicative of an ability to complete the Business Combination or of future performance of an investment in New Car Tech.

•

AltEnergy (or New Car Tech) will not have any right to make damage claims against Car Tech or Car Tech Stockholders for the breach of any representation, warranty or covenant made by Car Tech in the Merger Agreement.

•	New Car Tech’s actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this proxy statement/prospectus.

•

There is no guarantee that a Public Stockholder’s decision whether to redeem its Public Shares for a pro rata portion of the cash held in the Trust Account will put the stockholder in a better future economic position.

•	If the Public Stockholders fail to properly demand redemption rights, they will not be entitled to have their Public Shares redeemed for a pro rata portion of the Trust Account.

•	AltEnergy and Car Tech will incur significant transaction and transition costs in connection with the Business Combination.

•

The ability of our Public Stockholders to exercise redemption rights with respect to a large number of our Public Shares may not allow us to complete the Business Combination, have sufficient cash available to fund New Car Tech’s business or optimize the capital structure of New Car Tech.

•	AltEnergy and Car Tech may waive one or more of the conditions to the Closing without re-soliciting stockholder approval.

•

Nasdaq may delist New Car Tech’s securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject New Car Tech to additional trading restrictions.

•

The Public Stockholders will experience dilution as a consequence of the issuance of Common Stock as consideration in the Business Combination and may experience dilution from several additional sources in connection with and after the Business Combination. Having a minority share position may reduce the influence that the Public Stockholders have on the management of New Car Tech.

•

If AltEnergy is unable to complete the Business Combination with Car Tech or another business combination by the Termination Date, AltEnergy will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares and, subject to the approval of the remaining AltEnergy Stockholders and the AltEnergy Board, dissolving and liquidating. In such event, third parties may bring claims against AltEnergy and, as a result, the proceeds held in the Trust Account could be reduced and the per-share liquidation price received by Public Stockholders could be less than $10.00 per share.

•	AltEnergy Stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

•

AltEnergy has not obtained a third-party valuation or a fairness opinion from an independent investment banking firm or another independent firm and consequently, you may have no assurance from an independent source that the terms of the Business Combination are fair to AltEnergy from a financial point of view.

•	AltEnergy may be targeted by securities class action and derivative lawsuits that could result in substantial costs and may delay or prevent the Business Combination from being completed.

•	New Car Tech’s management will have broad discretion in the use of New Car Tech’s net proceeds from the Business Combination.

•

Activities taken by the Sponsor and AltEnergy’s directors and officers and/or their affiliates could influence the vote on the Business Combination Proposal, have a depressive effect on the shares of Common Stock and reduce the public “float” of the shares of New Car Tech Common Stock.

•	If AltEnergy’s due diligence investigation of Car Tech was inadequate, then AltEnergy Stockholders following the consummation of the Business Combination could lose some or all of their investment.

•

Because New Car Tech will become a public reporting company by means other than a traditional underwritten initial public offering, New Car Tech’s stockholders may face additional risks and uncertainties.

•

AltEnergy’s Warrants are accounted for as liabilities and are recorded at fair value upon issuance with changes in fair value each reporting period to be reported in earnings, which may have an adverse effect on the market price of the Common Stock.

•	A new 1% U.S. federal excise tax could be imposed on us in connection with redemptions by us of our stock.

•	AltEnergy’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

•

AltEnergy’s management identified material weaknesses in AltEnergy’s disclosure controls and procedures and internal controls over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of disclosure controls and procedures and internal controls, which may result in material misstatements of AltEnergy’s financial statements or cause AltEnergy to fail to meet our periodic reporting obligations.

•

If AltEnergy is deemed to be an investment company under the Investment Company Act, AltEnergy may be required to institute burdensome compliance requirements and AltEnergy’s activities may be restricted, which may make it difficult to complete the Business Combination or force AltEnergy to abandon its efforts to complete an initial business combination.

•	Even if we consummate the Business Combination, there can be no assurance that the Warrants will be in the money at the time they become exercisable and they may expire worthless.

•

You may only be able to exercise your Public Warrants on a “cashless basis” under certain circumstances and if you do so, you will receive fewer shares of New Car Tech Common Stock from such exercise than if you were to exercise such Public Warrants for cash.

•

We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless to the extent you do not elect to exercise such Public Warrants prior to the applicable redemption date.

•

We may amend the terms of the Public Warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then-outstanding Public Warrants. As a result, the exercise price of a holder’s Public Warrants could be increased, the exercise period could be shortened and the number of shares of New Car Tech Common Stock purchasable upon exercise of a Public Warrant could be decreased, all without the approval of that Warrant Holder.

•

Our Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Warrants, which could limit the ability of Warrant Holders to obtain a favorable judicial forum for disputes with New Car Tech.

•	Provisions in the Proposed Charter and Delaware Law may have the effect of discouraging or making more costly lawsuits brought against our directors and officers.

Risks Related to Ownership of New Car Tech’s Securities

•

New Car Tech will qualify as an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act as of the closing of the Business Combination and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make New Car Tech’s securities less attractive to investors and may make it more difficult to compare New Car Tech’s performance to the performance of other public companies.

•	New Car Tech’s stock price may be volatile and may decline regardless of its operating performance.

•	An active trading market for New Car Tech Common Stock may not be sustained.

•	Future sales of shares by existing stockholders could cause New Car Tech’s stock price to decline.

•

New Car Tech may issue additional shares of New Car Tech Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the New Car Tech Common Stock.

•

New Car Tech may issue additional shares of New Car Tech Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

•

New Car Tech’s securities may not be listed on a national securities exchange after the Business Combination, which could limit investors’ ability to make transactions in New Car Tech’s securities and subject New Car Tech to additional trading restrictions.

•

If securities or industry analysts either do not publish research about New Car Tech or publish inaccurate or unfavorable research about us, New Car Tech’s business, or its market, or if they change their recommendations regarding New Car Tech Common Stock adversely, the trading price or trading volume of the New Car Tech Common Stock could decline.

•

Delaware law and provisions in the Proposed Charter and New Car Tech Bylaws could make a merger, tender offer, or proxy contest difficult, thereby depressing the trading price of New Car Tech Common Stock.

•

The Proposed Charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between New Car Tech and its stockholders, which could limit New Car Tech’s stockholders’ ability to obtain a favorable judicial forum for disputes with New Car Tech or its directors, officers or employees.

•	New Car Tech does not intend to pay dividends for the foreseeable future.

•	We will incur increased costs and obligations as a result of being a public company.

•	The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

•

Car Tech has identified a material weakness in its internal control over financial reporting. If Car Tech is unable to remediate this material weakness, or if Car Tech identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal control over financial reporting, Car Tech may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect investor confidence in Car Tech and the market price of its common shares.

•

Changes in laws or regulations or how such laws or regulations are interpreted or applied, or a failure to comply with any laws or regulations, may adversely affect our business, including our ability to complete the Business Combination and results of operations.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION

AltEnergy

Ticker Symbol

AltEnergy’s Units, Common Stock and Warrants are currently listed on the OTC under the symbols “AEAEU,” “AEAE,” and “AEAEW,” respectively.

On February 20, 2024, the trading date preceding the announcement of the Business Combination, the closing prices for each Unit, share of Common Stock and Public Warrant as reported by Nasdaq were $10.94, $11.09 and $0.03, respectively. On [*], 2025, the record date for the Special Meeting, the closing prices for each Unit, share of Common Stock and Public Warrant as reported by the OTC were $[*], $[*] and $[*], respectively. Holders of AltEnergy’s securities should obtain current market quotations for the securities. The market price of AltEnergy’s securities could vary at any time prior to Closing.

Holders

As of [*], 2025, the record date, there was [*] holders of record of our Units, [*] holders of record of our Common Stock and [*] holders of record of our Public Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Units, Common Stock and Public Warrants are held of record by banks, brokers and other financial institutions.

Dividend Policy

AltEnergy has not paid any cash dividends on Common Stock to date and does not intend to pay any cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon New Car Tech’s revenue and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the New Car Tech Board at such time.

Car Tech

There is no public market for the Car Tech Units.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

The following summary unaudited pro forma condensed combined financial information (the “Summary Pro Forma Information”) gives effect to the transactions contemplated by the Business Combination and related transactions. The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although AltEnergy will acquire all of the outstanding equity interests of Car Tech in the Business Combination, AltEnergy will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be reflected as the equivalent of Car Tech issuing shares for the net assets of AltEnergy, followed by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of Car Tech. The summary unaudited pro forma condensed combined balance sheet data as of September 30, 2024 gives effect to the Business Combination and related transactions as if they had occurred on September 30, 2024. The summary unaudited pro forma condensed combined statements of operations data for the nine months ended September 30, 2024 and for the year ended December 31, 2023 give effect to the Business Combination and related transactions as if they had occurred on January 1, 2023, the beginning of the earliest period presented.

The Summary Pro Forma Information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information included in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” in this proxy statement/prospectus and the accompanying notes thereto. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of AltEnergy and Car Tech for the applicable periods included in this proxy statement/prospectus. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what the post-Business Combination company’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of the post-Business Combination company following the reverse recapitalization.

The unaudited pro forma combined financial information has been prepared using the assumptions below with respect to the potential redemption for cash of AltEnergy Public Shares:

•

Assuming No Additional Redemptions: This presentation assumes that, after the April 2023 and April 2024 Redemptions, no additional public stockholders of AltEnergy exercise redemption rights with respect to their Public Shares upon consummation of the Business Combination.

•

Assuming Maximum Redemptions: This presentation assumes that, after the April 2023 and April 2024 Redemptions AltEnergy public stockholders holding 738,146 shares of AltEnergy Class A common stock will exercise their redemption rights for $8.4 million upon consummation of the Business Combination at a redemption price of approximately $11.51 per share. The maximum redemption amount reflects the maximum number of the AltEnergy Public Shares that can be redeemed without violating the requirement to maintain a minimum net tangible asset value of at least $5,000,001 prior to or upon consummation of the Business Combination after giving effect to the payments to redeeming stockholders.

	Scenario 1 Assuming Minimum Redemptions	Scenario 2 Assuming 50% Redemptions	Scenario 3 Assuming Maximum Redemptions
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data for the nine months ended September 30, 2024
Net loss	$(5,497,639)	$(5,497,639)	$(5,497,639)
Weighted average shares outstanding - basic and diluted	18,488,146	18,119,073	17,750,000
Basic and diluted net loss per share	$(0.30)	$(0.30)	$(0.31)

	Scenario 1 Assuming Minimum Redemptions	Scenario 2 Assuming 50% Redemptions	Scenario 3 Assuming Maximum Redemptions
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data for the year ended December 31, 2023
Net loss	$(12,561,305)	$(12,561,305)	$(12,561,305)
Weighted average shares outstanding - basic and diluted	18,488,146	18,119,073	17,750,000
Basic and diluted net loss per share	$(0.68)	$(0.69)	$(0.71)

	Scenario 1 Assuming Minimum Redemptions	Scenario 2 Assuming 50% Redemptions	Scenario 3 Assuming Maximum Redemptions
Summary Unaudited Pro Forma Condensed Balance Sheet Data as of September 30, 2024
Total assets	$141,827,399	$141,827,399	$141,827,399
Total liabilities	166,101,870	170,402,511	174,703,151
Total stockholders’ deficit	$(24,274,471)	$(28,575,112)	$(32,875,752)

RISK FACTORS

You should carefully consider the following risks. However, the risks set forth below are not the only risks that we face and we face other risks which have not yet been identified or which are not yet otherwise predictable. If any of the following risks occur or are otherwise realized, our business, financial condition and results of operations could be materially adversely affected. You should carefully consider the risks described below and all other information in this filing, including our financial statements and the related notes to financial statements and schedules thereto.

Risks Related to Car Tech

Unless the context otherwise requires, references in this subsection “Risks Related to Car Tech” and in the subsections thereto to “we”, “us”, “our” and “Car Tech” generally refer to Car Tech in the present tense or New Car Tech from and after the Business Combination.

Risks Related to Car Tech’s Industry and Business

Car Tech relies on a few customers to generate revenue and a loss of any key customer will have a material adverse effect on its operating results and financial condition.

Although Car Tech supplies its products to several of the leading automobile manufacturers and the sales deriving from any one vehicle model do not represent a material proportion of its consolidated revenue, Car Tech depends on certain large-volume customers for a significant proportion of its revenues, as is common in its industry. The loss of all or a substantial portion of Car Tech’s sales to any of its large-volume customers could have a material adverse effect on our business, financial condition, results of operations and cash flows by reducing cash flows and by limiting its ability to spread its fixed costs over a larger revenue base.

We may realize fewer sales to these customers for a variety of reasons, including, but not limited to the loss of awarded business, the termination of supply agreements, a reversal of the customers’ trend to outsource and an increase in insourcing business they have traditionally outsourced to Car Tech, the entrance of new competitors or a reduction of demand for their products due to, among other macroeconomic factors, disruptive business models affecting final consumer preferences, damage to their reputation, bankruptcy or insolvency.

Additionally, financial difficulties experienced by any major customer could have a material adverse impact on us if such customer were unable to pay for the products we provide, materially reduced its capital expenditure on, and resulting demand for, new product lines, or if we otherwise experienced a loss of, or material reduction in, business from such customer.

As a result of such potential difficulties, we could experience a decrease in revenues, material write-offs of accounts receivable, significant impairment charges or additional restructurings beyond the steps Car Tech has taken to date, which individually or together, could have a material adverse effect on our business financial condition and results of operations.

Car Tech currently has and targets many customers, suppliers and production counterparties that are large corporations with substantial negotiating power, exacting product, quality and warranty standards and potentially competitive internal solutions. If we are unable to sell our products to these customers or are unable to enter into agreements with customers, suppliers and production counterparties on satisfactory terms, our prospects and results of operations will be adversely affected.

Several of Car Tech’s customers and potential customers are large, multinational corporations with substantial negotiating power relative to Car Tech. These large, multinational corporations also have significant development resources, which may allow them to acquire or develop independently, or in partnership with others, competitive technologies. Meeting the technical requirements and securing nominations with any of these companies will require a substantial investment of our time and resource. We cannot assure you that our products will secure nominations from these or other companies or that we will generate meaningful revenue from the sales of our products to these key potential customers. If our products are not selected by these large corporations or if these corporations develop or acquire competitive technology, it will have an adverse effect on our business.

Future product recalls could materially adversely affect our business, prospects, financial condition and operating results.

Any product recall in the future, may result in negative publicity, damage our brand and materially adversely affect our business, prospects, financial condition and operating results. In the future, we may, voluntarily or involuntarily, initiate a recall if any of our products prove to be defective or noncompliant with applicable federal motor vehicle safety standards. If a large number of vehicles or components are the subject of a recall or if needed replacement parts are not in adequate supply, our revenues may be effected. These types of disruptions could jeopardize our ability to fulfill existing contractual commitments or satisfy demand for our products and could also result in the loss of business to our competitors. Such recalls also involve significant expense and diversion of management attention and other resources, which could adversely affect our brand image, as well as our business, prospects, financial condition and operating results.

Continued pricing pressures, automotive OEM cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs may result in lower than anticipated margins, or losses, which may adversely affect our business.

Cost-cutting initiatives adopted by Car Tech’s customers often result in increased downward pressure on pricing. We expect that our agreements with automotive OEMs may require step-downs in pricing over the term of the agreement or, if commercialized, over the period of production. In addition, Car Tech’s automotive OEM customers often reserve the right to terminate their supply contracts for convenience, which enhances their ability to obtain price reductions. Automotive OEMs also possess significant leverage over their suppliers, including Car Tech, because the automotive component supply industry is highly competitive, serves a limited number of customers and has a high fixed cost base.

Accordingly, we expect to be subject to substantial continuing pressure from automotive OEMs and other Tier 1 suppliers to reduce the price of its products. It is possible that pricing pressures beyond our expectations could intensify as automotive OEMs pursue restructuring, consolidation and cost-cutting initiatives. If we are unable to generate sufficient production cost savings in the future to offset price reductions, our gross margin and profitability would be adversely affected.

Disruptions in the automotive supply chain could have a material adverse impact on our business, financial condition, results of operations and cash flows.

The automotive supply chain is subject to disruptions because Car Tech, along with its customers and suppliers, attempt to maintain low inventory levels. In addition, Car Tech’s plants are typically located in close proximity to its OEM customers, in order to employ a just-in-time production model. Car Tech bears any disruption risk in its just-in-time manufacturing arrangements and as a result of the shorter lead time in such arrangements, is particularly affected by any disruption in the supply chain which could result in our inability to deliver our products on time or at all.

Disruptions could be caused by various factors, such as closures of one of our plants or our suppliers’ plants or critical manufacturing lines due to strikes, mechanical breakdowns, electrical outages, fires, explosions or political upheaval, as well as logistical complications due to, among other factors, weather, earthquakes, or other natural or nuclear disasters, mechanical failures, delayed customs processing. In addition, Car Tech is dependent on a very limited number of suppliers for certain of its raw materials such as steel and any disruption in our ability to purchase such raw materials on a timely basis or at all could adversely affect our ability to deliver our products. Most of the steel Car Tech purchases, whether through re-sale or non-re-sale programs, is not supplied directly by steel producers but through steel service centers which process the steel purchased from the mills. These steel service centers charge for their activities (e.g., cutting, blanking, slitting, material management, etc.) plus the “pass through” of the price paid for the raw materials they process.

If we are the cause of a customer being forced to halt or delay production, such customer may seek to claim all of its losses and expenses from us. In addition, our inability to deliver products on time or at all could impact our reputation and credibility. Car Tech has experienced disruptions in the past and we may experience additional disruptions in the future, and as a result, any such disruptions affecting us or caused by us could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The automobile industry is highly cyclical, and cyclical downturns or secular shifts affecting the automotive industry could negatively impact our business, financial condition, results of operations and cash flows.

The volume of automotive production and the level of new vehicle purchases regionally and worldwide are cyclical and have fluctuated from year to year, sometimes significantly. These fluctuations are caused by factors such as general economic conditions, interest rates, inflation, employment rates, consumer confidence, consumer preferences, and patterns of consumer spending. Moreover, a number of factors that we cannot predict can impact and have impacted cyclicality in the past, including macroeconomic factors such as a global financial crisis. Furthermore, new business models driven for example by shared mobility concepts and connectivity services could create new competitors to our customers, and a shift towards shared mobility may cause vehicle unit sales to grow at lower rates or to decline. In addition, automotive production and sales can be affected by our automotive OEM customers’ ability to continue operating in response to challenging economic conditions and in response to labor relations issues, regulatory requirements, trade agreements and other factors. The volume of automotive production in North America, Europe and the rest of the world has fluctuated, sometimes significantly, from year to year, and we expect such fluctuations to give rise to fluctuations in the demand for Car Tech’s products. Any significant adverse change in any of these factors may result in a reduction in automotive sales and production by our automotive OEM customers and could have a material adverse effect on its business, results of operations and financial condition. These factors, as well as changes in government support, fuel costs and the automobile replacement cycle, could give rise to decrease in demand for automobiles generally, or in the demand for our products in particular, which could materially and adversely impact our business, financial condition, results of operations and cash flows.

The highly cyclical and fluctuating nature of the automotive industry presents a risk that is outside our control and that cannot be accurately predicted and there is no assurance that our geographical and portfolio diversification will be sufficient to offset all such risks.

In the automotive industry, the period of time from a nomination to implementation is long, and we are subject to the risks of cancellation or postponement of contracts or unsuccessful implementation.

Car Tech’s products are technologically complex, incorporate many technological innovations and are often intended for use in safety applications. Prospective OEM customers generally must make significant commitments of resources to test and validate its products before including them in any particular product or system. The development cycles of Car Tech’s products with new OEM customers can be long after a nomination, if it successfully obtains it, depending on the OEM and the complexity of the product and system in question. These development cycles may make it necessary for us to invest our resources prior to realizing any revenues from the OEMs that adopt our product. Further, we are subject to the risk that an OEM cancels or postpones implementation of our technology, as well as that we will not be able to implement our technology successfully. Further, our sales could be less than forecast if the ultimate product or system is unsuccessful, including for reasons unrelated to our product or technology. Long development cycles and product cancellations or postponements may adversely affect our business, results of operations and financial condition

A shift away from technologies in which we invest and changes in industry requirements, including in materials, could have a material adverse effect on our profitability and financial condition.

Car Tech’s business requires a high level of technical expertise for the development and manufacture of its products and its customers demand increasingly high quality, complex and innovative solutions to meet their needs. Car Tech invests in technology and innovation which it believes will be critical to its long-term growth, and needs to continually adapt its expertise in response to technological innovations, industry standards and customer requirements, including in relation to the materials that Car Tech uses for its products. For example, the increasing trend towards hybrid and electric vehicles increases the focus on weight reduction. Our ability to anticipate changes in technology and to successfully develop and introduce new and enhanced products or manufacturing processes on a timely and cost-effective basis will be a significant factor in our ability to remain competitive. New technologies or changes in industry and customer requirements, including any legal or regulatory requirements or limitations to our business, may render one or more of Cart Tech’s current products obsolete, excessively costly or otherwise unmarketable. If there is a shift away from the use of technologies in which we are investing, our costs may not be fully recovered and any decrease in our R&D expenditure, as a result of us experiencing any liquidity issues may adversely affect our ability to maintain our technological leadership. We may be placed at a competitive disadvantage if other technologies emerge as industry-leading technologies, which could have a material adverse effect on our prospects for growth, profitability and financial condition.

Car Tech’s limited operating history makes it difficult to evaluate future prospects and the risks and challenges we may encounter.

Car Tech began operations in 2018. This relatively limited operating history makes it difficult to evaluate its future prospects and the risks and challenges we may encounter. Risks and challenges Car Tech has faced or expect to face include our ability to:

•	develop and commercialize our products;

•	produce and deliver products of acceptable performance;

•	forecast our revenue and budget for and manage our expenses;

•	attract new customers and retain and expand existing commercial relationships;

•	develop and protect intellectual property;

•	comply with existing and new or modified laws and regulations applicable to our business;

•	plan for and manage capital expenditures for our current and future products, and manage our supply chain and supplier relationships related to our current and future products;

•	anticipate and respond to macroeconomic changes and changes in the markets in which we operate;

•	maintain and enhance the value of our reputation and brand; and

•	hire, integrate and retain talented people at all levels of its organization.

If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, our business, financial condition and results of operations could be adversely affected. Further, because Car Tech has limited historical financial data and operates in a rapidly evolving market, any predictions about our future revenue and expenses may not be as accurate as they would be if Car Tech had a longer operating history or operated in a more predictable market. Car Tech has encountered in the past, and we will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

Car Tech’s operations rely on complex IT systems and networks.

Car Tech relies heavily on information technology systems and networks to support its business processes and manufacturing, as well as internal and external communications. These systems and networks are potentially vulnerable to damage or interruption from a variety of sources or to security threats. Although Car Tech has taken precautions to manage its risks related to system and network disruptions, an extended outage in a data center or telecommunications network utilized by its systems, any security or breaches or any similar event could lead to an extended unanticipated interruption of our systems or networks that could hinder our business operations. We could also be subject to cyberattacks that could lead to undue disclosure of our intellectual property and trade secrets and our employees’ personal data to third parties. The realization of any risks related to our IT system and network disruptions could have a material adverse effect on our business, financial condition and results of operations.

Our inability to realize revenues expected from our awarded business or termination or non-renewal of production purchase orders by our customers could materially and adversely impact our business, financial condition, results of operations and cash flows.

The realization of future revenues from awarded business is inherently subject to a number of important risks and uncertainties, including the number of vehicles that our customers will actually produce and the timing of that production.

Typically the terms and conditions of the agreements with our customers do not include committed minimum purchase volumes. Thus, there can be no assurance that we will continue to supply our customers in the future with a volume of our products similar to the volume Car Tech has supplied to them in the past or at all. In addition, such contracts typically provide customers with a unilateral termination right at their convenience including in instances where Car Tech fails to comply with certain obligations under these supply contracts, such as compliance with technical specifications and qualification requirements, delivery schedules or change of control clauses. If such contracts are terminated by our customers, our ability to obtain compensation from our customers for such termination is generally limited to the direct out-of-pocket costs that we incurred for raw materials and work-in-progress and in certain instances, undepreciated capital expenditures. Further, there is no guarantee that our customers will renew their purchase orders with us.

Our results of operations could be materially adversely impacted in the future if we are unable to realize revenues from our awarded business, if our customers cancel awarded business or if our customers fail to renew their contracts with us.

Car Tech has invested substantial resources in markets where it expects growth, and we may be unable to timely alter our strategies should such expectations not be realized.

Our future growth is partly dependent on our making the right investments at the right time to support product development and manufacturing capacity in areas where we can support our customer base. Car Tech has identified certain markets including Tennessee and Alabama as key markets where we are likely to experience substantial growth, and accordingly Car Tech has made or we expect to make certain investments, both directly and through participation in various partnerships and joint ventures to support anticipated growth in those regions. For example, in February of 2019, we entered into a purchase agreement with Taegang Steel Co., Ltd., pursuant to which we, as a passive investor, purchased 19,000 shares for 190,000,000 Won which resulted in us having a 25.63% passive ownership in Taegang Steel Co., Ltd. If we are unable to deepen existing and develop additional customer relationships in these regions, we may not only fail to realize expected rates of return on our investments, but we may incur losses on such investments and be unable to timely redeploy the invested capital to take advantage of opportunities available in other markets, potentially resulting in lost market share to our competitors. Our results may also suffer if these regions do not grow as quickly as we anticipate.

The discontinuation, lack of commercial success, or loss of business with respect to a particular vehicle model or other customer solution for which we are a significant supplier to, could reduce our sales and adversely affect our profitability.

If we are able to secure nominations and our solutions are included in our customer’s products, we expect to enter into supply agreements with the relevant customer. Market practice dictates that these supply agreements typically require us to supply a customer’s requirements for a particular vehicle model rather than supply a set number of products. These contracts can have short terms and/or can be subject to renegotiation, sometimes as frequently as annually, all of which may affect product pricing, and may be terminated by our customers at any time. Therefore, even if we are successful in obtaining nominations and the systems into which its products are built are commercialized, the discontinuation of, the loss of business with respect to, or a lack of commercial success of a particular vehicle model or technology package for which we are a significant supplier could mean that the expected sales of our products will not materialize, materially and adversely affecting its business.

We may incur material costs related to plant closings, which could have a material adverse impact on our business, financial condition, results of operations and cash flows.

If we are forced to close manufacturing locations because of loss of business or consolidation of manufacturing facilities, employee severance, asset retirement and other costs to close these facilities may be significant, including reimbursement costs relating to public subsidies and incentive clawbacks. In certain locations that are subject to leases, we may continue to incur material costs consistent with initial lease terms. Given that we expect to continually attempt to align production capacity with demand, we cannot assure you that additional plants will not have to be closed and associated costs incurred in the future.

The construction and maintenance of our facilities entails certain risks.

The construction and maintenance of our facilities entails certain difficulties, both from a technical perspective as well as in terms of the timing of the various construction phases. A number of problems may arise in relation to our facilities, such as interruptions or delays due to failed deliveries by suppliers or manufacturers, problems with connecting to the utilities networks, construction faults, problems linked to the operation of equipment, adverse weather conditions, unexpected delays in obtaining or sourcing permits and authorizations, or longer-than-expected periods for technical adjustments. The additional costs that may arise in the maintenance of facilities may materially adversely affect our business operations, financial position and operational results.

If we are not able to pass through the impact of the volatility of steel and energy prices to our OEM customers, our results of operations may be adversely affected.

Raw materials represent on average approximately [*]% of Car Tech’s sales over the past three years, with steel comprising over [●]% of its raw material purchases. Approximately [*]% of Car Tech’s steel by cost is typically purchased through OEM re-sale programs, while the remainder is purchased through contracts with steel suppliers that it negotiates. Car Tech has in the past engaged, and we expect in the future to engage, in transactions with our affiliates and affiliates of Car Tech’s controlling shareholder, some of which may not be in the future, considered by third parties to be on an arm’s-length basis.

An increase or decrease in steel prices can affect our results. Although the practice of OEM price adjustments in accordance with raw material fluctuations has historically limited the impact of steel price volatility on our results, there is no guarantee that we will be able to continue to achieve that goal. Parts that we produce which use steel not subject to re-sale programs do not have any contractual provisions for passing through the price of steel to OEMs and, while market practice has historically been for OEMs to adjust pricing on those products in a way consistent with the adjustments made for products subject to re-sale programs, there are no assurances that this will continue in the future.

Car Tech sells scrap steel in secondary markets in which, typically, the price of scrap steel fluctuates in line with fluctuations in steel prices. Car Tech generally shares its recoveries from sales of scrap steel with its OEM customers either through scrap sharing agreements where it is on resale programs, or in the product pricing that it negotiates with OEMs where Car Tech purchases steel directly from the outside of re-sale programs. Thus, we may be impacted by fluctuations in scrap steel prices in relation to our various customer agreements.

Though energy and utilities represent a small proportion of Car Tech’s operating costs, and although the cost of energy and raw materials has been subject to significant declines, if costs of raw materials and energy rise, and if we are not able to undertake cost saving measures elsewhere in our operations or increase the selling prices of our products, we will not be able to compensate such cost increases, which could have a material adverse effect on our business, financial condition and results of operations.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States and other jurisdictions, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Because Car Tech does not have a long operating history and we have significant expansion plans, our effective tax rate may fluctuate in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under GAAP, changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws.

We may have difficulty competing favorably in the highly competitive automotive parts industry generally and in certain product or geographic areas specifically, and such competition might impact our results.

The automotive parts industry is highly competitive. Although the overall number of competitors has decreased over the last decade due to ongoing industry consolidation, Car Tech faces, or we may face in the future, significant competition within each of our major product areas, including from new competitors entering the markets that we serve, regional competitors offering low cost alternatives, the development of new technologies which may replace ours and a potential reversal of the current trend of OEMs to outsource certain areas of production. The consolidation among market players may allow our industry peers to be better positioned than us to enter into commercial agreements with our target customers, to intensify competition in the market and to dispose of more capital to face the risks inherent to our industry. If this consolidation were to continue, it may become more difficult for us to be successful in obtaining new customers, new business or new contracts. Moreover, there are few large-volume and high-value OEMs in the automobile industry. Therefore, competition among suppliers is aggravated by the concentrated nature of the OEM business globally.

Car Tech sells products directly to OEMs (“Tier 1 suppliers”). Typically, these products are large modules or systems which integrate components, sometimes sourced from Tier 2 automotive suppliers. Tier 2 suppliers in turn typically integrate products from a further layer of suppliers (“Tier 3 suppliers”). There is the possibility that a supplier currently positioned at the Tier 2 level may become a Tier 1 supplier, thereby further increasing the competition among Tier 1 suppliers. To the extent that Tier 2 suppliers evolve into Tier 1 suppliers, competition among potential and existing Tier 1 suppliers could intensify. As a result, our business success strongly depends on the feasibility of retaining and strengthening our position as a Tier 1 supplier in the future. Some of our competitors in the industry are Gestamp, Voestalpine Automotive and E&E Manufacturing.

The principal factors affecting competition in Car Tech’s industry include product quality, ability to manage complex projects, R&D competences, geographical footprint, process technology competences, tooling competences, price, financial stability and partnership in the consolidation and rationalization of the global automotive supply base. If we fail to compete effectively based on any of the above factors, we could experience a reduction in sales and profit margins, which would in turn materially adversely affect our business, results of operations and financial condition, or lead to the loss of any of our major clients to such competitors.

Car Tech principally competes for new business projects at the beginning of the development of new models and upon the redesign of existing models by major OEM customers. In some cases, a number of Car Tech’s major OEM customers manufacture products that it currently produces, thereby eliminating an opportunity for us to bid for the production of such products. New model development generally begins three to five years prior to the marketing of such models to the public. Redesign of existing models begins during the life cycle of a platform, usually at least two to three years before the end of the platform’s life cycle. The failure to obtain new business projects on new models or to retain or increase business projects on redesigned existing models, could adversely affect our business, financial condition, results of operations, and cash flows. In addition, as a result of the relatively long lead times required for many of our structural components, it may be difficult in the short-term for us to obtain new revenues to replace any unexpected decline in the sale of existing products.

Car Tech’s Legal, Regulatory, and Environmental Risks

The workforce in the automotive industry is highly unionized and if our employees, or our customers’ employees, engage in work stoppages and other labor problems, it could have a material adverse effect on our business.

Car Tech is subject to local labor laws and regulations in the different jurisdictions in which it operates. Car Tech and its customers have specific exposure to labor strikes in its international operations related primarily to the potential economic instability in several countries. If major work disruptions involving our employees were to occur, our business could be adversely affected by a variety of factors, including a loss of revenues, increased costs and reduced profitability. We cannot assure you that we will not experience a material labor disruption at one or more of our facilities in the future. We also cannot guarantee that we will not be subject to any collective bargaining agreements in the future, which could have a material adverse effect on our business, financial condition and results of operations.

Further, many of the manufacturing facilities of Car Tech’s customers and suppliers are unionized and are subject to the risk of labor disruptions from time to time. A significant labor disruption could lead to a lengthy shutdown of our customers’ or our suppliers’ production lines, which could have a material adverse effect on our operations and profitability.

Car Tech is subject to environmental and health and safety requirements and risks as a result of which we may incur significant costs, liabilities and obligations. In addition, significant changes in laws and governmental regulations could have an adverse effect on our business, financial condition and results of operations.

Car Tech is subject to a variety of environmental and pollution control laws, regulations and permits that govern, among other things, soil, surface water and groundwater contamination; the generation, storage, handling, use, disposal and transportation of hazardous materials; the emission and discharge of materials into the environment; and health and safety. Car Tech’s activities may have an adverse impact on the environment; in particular, they may contaminate the soil or cause water discharge contamination. If we fail to comply with these laws, regulations or permits, we could be fined or otherwise sanctioned by regulators or become subject to litigation. Environmental and pollution control laws, regulations and permits, and the enforcement thereof, change frequently, and have tended to become more stringent over time, which may require substantial capital expenditures or operating costs to ensure compliance with them. Costs related to the investigation of the nature of a potential damage to the environment and any remediation measures required to be taken may be substantial. In addition, although Car Tech attempts, and we will attempt to monitor and reduce accidents in our production facilities, we will remain exposed to risks of accidents and failure to prevent a health and safety incident may result in penalties and litigation.

In addition, the legal, regulatory and industry-standard environment in Car Tech’s principal markets is complex and dynamic, and future changes to the laws, regulations (including the establishment of new or modified authorizations, permits or licenses in different countries) and market practice as regards, for example, CO2 emissions and safety tests and protocols, could have an adverse effect on demand for the products we produce and our profitability. Additionally, changes in tax or other laws which impose additional costs on automobile manufacturers or consumers or the adoption and implementation of more stringent environmental laws and CO2 emissions requirements on our OEM customers could negatively impact their levels of production and therefore, materially adversely affect their demand for our products.

We may face risks relating to climate change that could have an adverse impact on our business.

Greenhouse Gas (GHG) emissions have increasingly become the subject of substantial international, national, regional, state and local attention. GHG emissions regulations have been promulgated in certain of the jurisdictions in which Car Tech operates, and additional GHG requirements are in various stages of development. For example, the United States Congress has considered legislation that would establish a nationwide limit on GHGs. In addition, the Environmental Protection Agency in the United States has issued regulations limiting GHG emissions from mobile and stationary sources pursuant to the federal Clean Air Act. When effective, such measures could require us to modify existing or obtain new permits, implement additional pollution control technology, curtail operations or increase our operating costs. In addition, our OEM customers may seek price reductions from us to account for their increased costs resulting from GHG regulations. Further, growing pressure to reduce GHG emissions from mobile sources could reduce automobile sales, thereby reducing demand for our products and ultimately our revenues. Thus, additional regulation of GHG emissions, including through a cap-and-trade system, technology mandate, emissions tax, reporting requirement or other program, could adversely affect our business, results of operations, financial condition, reputation, product demand and liquidity.

Car Tech’s business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, global pandemics, and interruptions by man-made problems, such as terrorism. Material disruptions of our business or information systems resulting from these events could adversely affect our operating results.

Car Tech and some of its suppliers and customers are vulnerable to damage from catastrophic events, such as power loss, natural disasters, terrorism, pandemics, and similar unforeseen events beyond our control.

If a natural disaster, power outage or other event occurred that prevented us from using all or a significant portion of our facilities, damaged critical infrastructure, or otherwise disrupted operations, it may be difficult or, in certain cases, impossible for us to continue our business for a substantial period of time. The disaster recovery and business continuity plans we have in place are unlikely to provide adequate protection in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans, which could have a material adverse effect on our business.

Furthermore, integral parties in Car Tech’s supply chain are operating from single sites, increasing their vulnerability to natural disasters or other sudden, unforeseen and severe adverse events, such as the COVID-19 pandemic. If such an event were to affect our supply chain, it could have a material adverse effect on our business.

Car Tech is subject to governmental export and import control laws and regulations. Our failure to comply with these laws and regulations could have an adverse effect on our business, prospects, financial condition and results of operations.

Car Tech’s products and solutions are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. U.S. export control laws and regulations and economic sanctions prohibit the shipment of certain products and services to U.S. embargoed or sanctioned countries, governments and persons. In addition, complying with export control and sanctions regulations for a particular sale may be time-consuming and result in the delay or loss of sales opportunities. Exports of our products and technology must be made in compliance with these laws and regulations. If we fails to comply with these laws and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges, fines, which may be imposed on us and responsible employees or managers and, in extreme cases, the incarceration of responsible employees or managers.

The complexity of Car Tech’s products and the limited visibility into the various environmental and other conditions under which Car Tech’s customers use the products could result in unforeseen delays or expenses from undetected defects, errors or reliability issues in hardware which could reduce the market adoption of our new products, damage our reputation with current or prospective customers, expose us to product liability and other claims and adversely affect our operating costs.

Car Tech’s products are highly technical and complex and require high standards to manufacture and have in the past and will likely in the future experience defects, errors or reliability issues at various stages of development. We may be unable to timely release new products, manufacture existing products, correct problems that have arisen or correct such problems to our customers’ satisfaction. Additionally, undetected errors, defects or security vulnerabilities, especially as new products are introduced or as new versions are released, could result in serious injury to the end users of technology incorporating our products, or those in the surrounding area. Our customers never being able to commercialize technology incorporating our products, litigation against us, and negative publicity as a result of the aforementioned risks are other consequences we may face.

In addition, we could face material legal claims for breach of contract, product liability, fraud, tort or breach of warranty as a result of these problems. Defending a lawsuit, regardless of its merit, could be costly and may divert management’s attention and adversely affect the market’s perception of us and our products. In addition, our business liability insurance coverage could prove inadequate with respect to a claim and future coverage may be unavailable on acceptable terms or at all. These product-related issues could result in claims against us and our business could be adversely affected.

We may become involved in legal and regulatory proceedings and commercial or contractual disputes, which could have an adverse effect on our profitability and consolidated financial position.

We may be, from time to time, become involved in litigation, regulatory proceedings and commercial or contractual disputes that may be significant. These matters may include, without limitation, disputes with our suppliers and customers, intellectual property claims, stockholder litigation, government investigations, class action lawsuits, personal injury claims, environmental issues, customs and value-added tax disputes and employment and tax issues. In addition, we could face a variety of labor and employment claims against us, which could include but is not limited to general discrimination, wage and hour, privacy, ERISA or disability claims. In such matters, government agencies or private parties may seek to recover very large, indeterminate amounts in penalties or monetary damages (including, in some cases, treble or punitive damages) or seek to limit our operations in some way. These types of lawsuits could require significant management time and attention or could involve substantial legal liability, adverse regulatory outcomes, and substantial expenses to defend. Often these cases raise complex factual and legal issues and create risks and uncertainties. No assurances can be given that any proceedings and claims will not have a material adverse impact on our operating results and consolidated financial position or that its established reserves or its available insurance will mitigate this impact.

Product liability claims and warranty and recall costs could cause us to incur losses and damage our reputation.

Many of Car Tech’s products are critical to the structural integrity of a vehicle. As such, Car Tech faces an inherent business risk of exposure to product liability claims in the event of the failure of its products to perform to specifications, or if its products are alleged to result in property damage, bodily injury or death. Car Tech is generally required under its customer contracts to indemnify its customers for product liability claims in respect of its products. Accordingly, we may be materially and adversely impacted by product liability claims.

Although major defects in car Tech’s products tend to be discovered during the manufacturing process or early in the supply chain, if any of our products are, or are alleged to be, defective, we may be required to participate in a recall involving those products. In addition, car Tech’s customers demand that it bear the cost of the repair and replacement of defective products that it has manufactured which are either covered under their warranty or are the subject of a recall by them. Currently, under some customer agreements, car Tech only accounts for existing or probable warranty claims. Warranty provisions are established based on Car Tech’s best estimate of the amounts necessary to settle existing or probable claims on product defect issues. Recall costs are costs incurred when government regulators or our customers decide to recall a product due to a known or suspected performance issue and Car Tech is required to participate either voluntarily or involuntarily. Car Tech might be the cause of a vehicle recall, be required to participate in product recalls or bear the cost of liability damages. For example, the SK Battery cases and Volvo Battery Disconnecting Units are subject to a recall clause which would negatively impact us if there was a recall on either of those parts. Further, we may have no warranty and recall data which allows us to establish accurate estimates of, or provisions for, future warranty or recall costs relating to new products, assembly programs or technologies being brought into production. In addition, Car Tech currently has limited insurance covering product recalls. The obligation to repair or replace such products could have a material adverse effect on our profitability and financial condition.

A decrease in the actual or perceived quality of our products could damage our image and reputation or our OEMs’ confidence in us and their reliance on our products. We could also be subject to claims from our customers due to the delivery of defective products which could result in loss of sales, loss of customers and loss of market acceptance. In turn, any major defect in one of our products could also have a material adverse effect on our reputation and market perception, which in turn could have a material adverse effect on our sales and results of operations.

Risks Related to AltEnergy and the Business Combination

Unless the context otherwise requires, references in this subsection “Risks Related to AltEnergy and the Business Combination” and in the subsections thereto to “we”, “us” and “our” generally refer to AltEnergy in the present tense or New Car Tech from and after the Business Combination.

The Sponsor and AltEnergy’s directors and officers entered into letter agreements with us to vote in favor of the Business Combination, regardless of how our Public Stockholders vote.

Unlike some other blank check companies in which the initial stockholders agree to vote their shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, the Sponsor and AltEnergy’s directors and officers have agreed, among other things, to vote all of their Founder Shares and other Public Shares in favor of all the proposals being presented at the special meeting, including the Business Combination Proposal and the transactions contemplated thereby (including the Merger). As of the date hereof, our Sponsor owns approximately 78% of our total outstanding shares of Common Stock. Accordingly, AltEnergy would not need any Public Shares currently held by the Public Stockholders to be voted in favor of the Business Combination Proposal and the other proposals in order for them to be approved.

The Sponsor and certain of AltEnergy’s directors and officers have potential conflicts of interest in approving the Business Combination and the other proposals described in this proxy statement/prospectus.

AltEnergy Stockholders should be aware that the Sponsor and certain of AltEnergy’s directors and officers have interests in the Business Combination that may be different from, or in addition to, the interests of the AltEnergy Stockholders. These interests include:

•

The Sponsor and AltEnergy’s directors and officers will lose their entire investment in us if we do not complete an initial business combination by the Termination Date. If we are unable to complete our initial business combination by the Termination Date, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (which interest will be net of taxes payable, excluding any Excise Tax that may be imposed on AltEnergy, and will not include the $100,000 held in a restricted investment account to be used to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining AltEnergy Stockholders and the AltEnergy Board, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

•

The Sponsor and AltEnergy’s directors and officers may be incentivized to complete the Business Combination rather than to liquidate, in which case the Sponsor and AltEnergy’s directors and officers would lose their entire investment including, with respect to the Sponsor, amounts lent to us to pay expenses, and one of our officers would not receive payment of accrued but unpaid fees and a bonus due upon closing of our initial business combination. As a result, the Sponsor and AltEnergy’s directors and officers may have a conflict of interest in determining whether Car Tech is an appropriate business with which to effectuate an initial business combination and/or in evaluating the terms of the Business Combination. The AltEnergy Board was aware of and considered these interests, among other matters, in evaluating and unanimously approving the Business Combination and determining that it was advisable.

•

Certain of AltEnergy’s directors and officers have fiduciary or contractual obligations to another entity or entities pursuant to which such director or officer is or will be required to present a business combination opportunity to such entity. Accordingly, if any of AltEnergy’s directors or officers becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity.

•

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if AltEnergy fails to complete an initial business combination by the Termination Date. The Sponsor paid an aggregate of $25,000 for certain expenses on our behalf in exchange for issuance of 5,750,000 Founder Shares, or approximately $0.004 per share. On April 26, 2023 and April 27, 2023, AltEnergy and our Sponsor entered into non-redemption agreements with certain unaffiliated third parties (the “Non-Redemption Agreements”). Under the Non-Redemption Agreements, in connection with our seeking approval of an amendment to our Amended and Restated Certificate of Incorporation to extend the date from May 2, 2023 to May 2, 2024, by which we were required to either consummate an initial business combination or cease operations other than to wind up and redeeming all of our Class A Common Stock, in consideration for such unaffiliated third parties agreeing either not to request redemption or to reverse any previously submitted redemption demand, with respect to 1,250,000 shares of Class A Common Stock, the Sponsor will surrender and forfeit to the us for no consideration an aggregate of 250,000 shares of Class B Common Stock and we will issue to such unaffiliated third parties 250,000 shares of Class A Common Stock. Accordingly, upon the Closing, the Founder Shares owned by the Sponsor will constitute 5,500,000 shares of New Car Tech Common Stock all of which are subject to time based trading restrictions and 4,000,000 of which are subject to the earnout and forfeiture provisions of the Lock-up Agreement entered into by the Sponsor, AltEnergy and Car Tech. See “Ancillary Agreements Related to the Business Combination – Lock-up Agreements.” The 1,500,000 shares subject only to time based trading restrictions alone will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would have an aggregate market value of approximately $[*] million based upon the closing price of $[*] per public share on the OTC on the record date, but, given the restrictions, lockups and vesting schemes on such shares, we believe such shares will have less value. Nevertheless, as a result of the nominal price of $0.004 per share paid by the Sponsor compared to the recent market price of the Common Stock, the Sponsor is likely to earn a positive rate of return on its investment in the Founder Shares even if other holders of Common Stock experience a negative rate of return on their investments in our Common Stock. The Founder Shares will become worthless if AltEnergy does not complete an initial business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares. However, if any of the Sponsor or AltEnergy’s directors or officers acquire Public Shares, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if AltEnergy fails to complete an initial business combination before the Termination Date.

•

Simultaneously with the closing of the IPO, AltEnergy completed a private sale of an aggregate of 11,600,000 Private Placement Warrants to the Sponsor and 400,000 Private Placement Warrants to an affiliate of the underwriter in our IPO, at a purchase price of $1.00 per Warrant, generating proceeds of $12,000,000. The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants, so long as they are held by the Sponsor or the affiliate of our underwriter or their permitted transferees, (i) are not redeemable by AltEnergy, (ii) may not (including the Common Stock issuable upon exercise of such Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by such holders until 30 days after the completion of AltEnergy’s initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. In December, 2024, the Sponsor forfeited for no consideration 4,000,000 Private Placement Warrants. The 8,000,000 remaining Private Placement Warrants had an aggregate market value of approximately $[*] million based upon the closing price of $[*] per Warrant on the OTC on the record date. The Private Placement Warrants would also become worthless if AltEnergy does not complete an initial business combination within the applicable time period.

•

One or more of AltEnergy’s directors or officers may serve or continue to serve as a director or officer of New Car Tech after the Closing. As such, in the future he or she may receive cash fees, stock options or stock awards that the New Car Tech Board determines to pay to its directors or officers.

•

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act.

•

Pursuant to Commitment Letters, in order to fund our working capital, the Sponsor has made loans to us that as of September 30, 2024 aggregated $2,135,000. These loans bear interest at the mid-term appliable federal rate at the time the loans were made. The Sponsor may make additional loans prior to the consummation of the Business Combination. If we do not complete an initial business combination within the required period and we liquidate and dissolve, it is highly unlikely that we will have sufficient funds outside the Trust Account to repay these loans to the Sponsor and accordingly these loans may not be repaid if the Closing does not occur.

•	Following the consummation of the Business Combination, we will continue to indemnify our existing directors and officers and will maintain a directors’ and officers’ liability insurance policy.

•

Upon the Closing, subject to the terms and conditions of the Merger Agreement, the Sponsor and AltEnergy’s directors and officers and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination. Such reimbursement may not be paid if the Closing does not occur.

•

These financial and other interests of the Sponsor and AltEnergy’s directors and officers and entities affiliated with them may have influenced their decision to approve the Business Combination. You should consider these interests when evaluating the Business Combination. The AltEnergy Board was advised of and considered each of these interests, together with the factors described in the section entitled “The Business Combination Proposal - The AltEnergy Board’s Reasons for the Approval of the Business Combination”, during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the AltEnergy Board, the Merger Agreement and related transactions, including the Business Combination, as a whole and, on balance, concluded that they supported a favorable determination that the Merger Agreement and the Business Combination are advisable. In view of the wide variety of factors considered by the AltEnergy Board in connection with its evaluation, negotiation and approval of the Business Combination and related transactions and the complexity of these matters, the AltEnergy Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Rather, the AltEnergy Board based its evaluation, negotiation and approval of the Business Combination on the totality of the information presented to and considered by it. The AltEnergy Board evaluated the factors described above with the assistance of AltEnergy’s legal advisors. In considering the factors described above and any other factors, individual members of the AltEnergy Board may have viewed factors differently or given different weights to other or different factors.

As a result of the foregoing interests, the Sponsor and AltEnergy’s directors and officers will benefit from the completion of an initial business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to the Public Stockholders rather than liquidate. Based on the closing price per share of the Public Shares and Public Warrants on [*], 2025 as reported on the OTC of $[*] and $[*], respectively, in the aggregate, the Sponsor and AltEnergy’s directors and officers have approximately $[*] at risk that depends upon the completion of an initial business combination. Such amount consists of: (i) 5,500,000 Founder Shares that will be held by the Sponsor following the Closing and 7,600,000 Private Placement Warrants, (ii) $[*] in unreimbursed out-of-pocket expenses as of [*], 2025 and (iii) $[*] of administrative support expense as of [*], 2025.

See the section entitled “Business Combination Proposal—Interests of the Sponsor and AltEnergy’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

In addition, AltEnergy has not adopted a policy that expressly prohibits its directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by AltEnergy or in any transaction to which AltEnergy is a party or has an interest. AltEnergy does not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by AltEnergy. Accordingly, such persons or entities may have a conflict between their interests and AltEnergy’s.

The personal and financial interests of the Sponsor and AltEnergy’s directors and officers may have influenced their motivation in identifying and selecting Car Tech as a business combination target, completing an initial business combination with Car Tech and influencing the operation of the business following the consummation of the Business Combination. In considering whether to vote for the proposals, the AltEnergy Stockholders should consider these interests.

The exercise of AltEnergy’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and advisable.

In the period leading up to the closing of the Business Combination, events may occur that, pursuant to the Merger Agreement, would require AltEnergy to agree to amend the Merger Agreement, to consent to certain actions taken by Car Tech or to waive rights to which AltEnergy is entitled under the Merger Agreement. Such events could arise because of changes in the course of Car Tech’s business, a request by Car Tech to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Car Tech’s business and would entitle AltEnergy to terminate the Merger Agreement. In any of such circumstances, it would be at AltEnergy’s discretion, acting through the AltEnergy Board, to grant its consent or waive those rights. The existence of the financial and personal interests of the officers and directors of AltEnergy described in the preceding risk factors may result in a conflict of interest on the part of one or more of the officers and directors between what he or they may believe is advisable for AltEnergy and what he or they may believe is best for himself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, AltEnergy does not believe there will be any material changes or waivers that AltEnergy’s directors and officers would be likely to make after the mailing of this proxy statement/prospectus. AltEnergy will circulate a supplemental or amended proxy statement/prospectus if changes to the terms of the Merger Agreement that would have a material impact on the AltEnergy Stockholders are required prior to the vote on the Business Combination Proposal.

Past performance by AltEnergy, including its management team, may not be indicative of an ability to complete the Business Combination or of future performance of an investment in New Car Tech.

Past acquisition and operational experience of AltEnergy management and their affiliates is not a guarantee of AltEnergy’s ability to complete the Business Combination nor, if consummated, a guarantee that the intended benefits of the Business Combination will be achieved. Russell Stidolph, AltEnergy’s CEO, is expected to be a director of New Car Tech immediately following the Business Combination, but he may not continue as a director of New Car Tech and his view may not prevail in relation to any decisions or actions taken by the New Car Tech Board. You should not rely on the historical record of AltEnergy management or their affiliates’ performance as indicative of the future performance of New Car Tech or of an investment in New Car Tech securities.

AltEnergy (or New Car Tech) will not have any right to make damage claims against Car Tech or Car Tech stockholders for the breach of any representation, warranty or covenant made by Car Tech in the Merger Agreement.

The Merger Agreement provides that all of the representations, warranties and covenants of the parties contained therein shall not survive the Closing, except for those covenants that by their terms apply or are to be performed in whole or in part after the Closing and then only with respect to breaches occurring after Closing.

Accordingly, there are no remedies available to the parties with respect to any breach of the representations, warranties, covenants or agreements of the parties to the Merger Agreement after the Closing, except for covenants to be performed in whole or in part after the Closing or in the case of claims with respect to actual fraud. As a result, AltEnergy (or New Car Tech) may have no remedy available to it if the Merger is consummated and it is later revealed that there was a breach of any of the representations, warranties and covenants made by Car Tech at the time of the Merger.

The Merger Agreement includes a condition to the consummation of the Merger that the Transaction Financing be in an amount and on terms reasonably acceptable to both AltEnergy and Car Tech, which may make it more difficult for AltEnergy to complete the Business Combination as contemplated.

The Merger Agreement provides that each of Car Tech’s and AltEnergy’s obligation to consummate the Business Combination is conditioned on, among other things, that as of the Closing, AltEnergy shall have received proceeds from a private placement (the “Transaction Financing”) in an amount and on terms reasonable acceptable to each, to be consummated no later than prior to the Merger (the “Transaction Financing Condition”).

AltEnergy and Car Tech expect to enter into subscription agreements in connection with the Transaction Financing in order to raise additional capital to fund the operations of New Car Tech and satisfy existing obligations of AltEnergy and Car Tech. However, as of the date of this proxy statement/prospectus, no commitments have been given for the proposed Transaction Financing, and there is no assurance that AltEnergy or Car Tech will enter into subscriptions for the Transaction Financing. The actual amount that is raised in the Transaction Financing will depend on market conditions and other factors.

There can be no assurance that Car Tech or AltEnergy would waive the Transaction Financing Condition. If such condition is not met, and such condition is not waived under the terms of the Merger Agreement, then the Merger Agreement could terminate, and the proposed Business Combination may not be consummated.

Even if such condition is waived and the Business Combination is consummated, the cash held by the combined company (including Car Tech) in the aggregate, after the Closing may not be sufficient to allow the combined company to operate and pay the combined company’s bills as they become due. AltEnergy and Car Tech may not be able to raise additional financing from unaffiliated parties necessary to fun New Car Tech’s expenses and liabilities after the Closing. Any such event in the future may negatively impact the analysis regarding New Car Tech’s ability to continue as a going concern at such time.

New Car Tech’s actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what New Car Tech’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated, or the future consolidated results of operations or financial position of New Car Tech. See “Summary Unaudited Pro Forma Condensed Combined Financial Information” for more information.

There is no guarantee that a Public Stockholder’s decision whether to redeem its Public Shares for a pro rata portion of the cash held in the Trust Account will put the stockholder in a better future economic position.

AltEnergy can give no assurance as to the price at which a stockholder may be able to sell its Public Shares in the future following the completion of the Business Combination or any alternative initial business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in AltEnergy’s share price and may result in a lower value realized now than a stockholder of AltEnergy might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the Common Stock after the consummation of any initial business combination and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

If the Public Stockholders fail to properly demand redemption rights, they will not be entitled to have their Public Shares redeemed for a pro rata portion of the Trust Account.

AltEnergy’s Public Stockholders may demand that AltEnergy redeem their Public Shares for their respective pro rata portion of the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable, excluding any Excise Tax that may be imposed on AltEnergy). Public Stockholders who seek to exercise this redemption right must (a) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested and (b) deliver their Public Shares (either physically or electronically through DTC) to AltEnergy’s transfer agent two business days prior to the scheduled date of the Special Meeting. Any AltEnergy Stockholder who fails to properly deliver their Public Shares will not be entitled to have his or her shares redeemed. See the section of this proxy statement/prospectus entitled “The Special Meeting - Redemption Rights” for the procedures to be followed if you wish to have your Public Shares redeemed for cash.

AltEnergy and Car Tech will incur significant transaction and transition costs in connection with the Business Combination.

AltEnergy and Car Tech have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. AltEnergy and Car Tech may also incur additional costs to retain key employees. All expenses incurred in connection with the Merger Agreement and the Business Combination, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs.

The ability of our Public Stockholders to exercise redemption rights with respect to our Public Shares means that little if any cash from the Trust may be available to fund New Car Tech’s business and thus the Transaction Financing need to be raised.

At the time of entering into the Merger Agreement, AltEnergy, AltEnergy believed it needed to structure the transaction based on its expectations most of the Public Shares will be submitted for redemption. The consummation of the Business Combination is conditioned upon, among other things, the Transaction Financing being raised in an amount and on terms reasonable acceptable to both AltEnergy and Car Tech. Therefore, unless this condition is waived by the applicable parties to the Merger Agreement, if the Transaction Financing Condition is not satisfied, the Merger Agreement could terminate and the Business Combination may not be consummated.

On April 28, 2023, AltEnergy held a special meeting of stockholders, at which the AltEnergy Stockholders voted upon, among other items, a proposal to amend AltEnergy’s Amended and Restated Certificate of Incorporation to extend the date by which AltEnergy must consummate an initial business combination (the “April 2023 Special Meeting”). In connection with the April 2023 Special Meeting, AltEnergy Stockholders elected to redeem an aggregate of 21,422,522 Public Shares. On April 16, 2024, AltEnergy held an additional special meeting of stockholders, at which stockholders voted upon, among other items, a proposal to amend AltEnergy’s Amended and Restated Certificate of Incorporation to further extend the date by which AltEnergy must consummate an initial business combination (“April 2024 Special Meeting”). In connection with the April 2024 Special Meeting, AltEnergy Stockholders elected to redeem an aggregate of 839,332 Public Shares. Following the redemptions in connection with the special meetings, AltEnergy had approximately $8,344,700 (or approximately $11.30 per share of Class A Common Stock that is subject to redemption) left in its Trust Account. If the Business Combination is unsuccessful, you would not receive your pro rata portion of the Trust Account until AltEnergy liquidates the Trust Account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time its shares may trade at a discount to the pro rata amount per share in the Trust Account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with its redemption until AltEnergy liquidates or you are able to sell your shares in the open market. For further details, see “Business Combination Proposal - Conditions to Closing.”

AltEnergy and Car Tech may waive one or more of the conditions to the Closing without re-soliciting stockholder approval.

Pursuant to the Merger Agreement, conditions to obligations of AltEnergy and Car Tech to complete the Business Combination may be waived, in whole or in part, to the extent permitted by law, either unilaterally or by the agreement of Car Tech and AltEnergy. In the event of a waiver of a condition, AltEnergy Board will evaluate the materiality of any such waiver to determine whether amendment of this proxy statement/prospectus and re-solicitation of proxies is necessary.

In the event that AltEnergy Board, in its own reasonable discretion, determines any such waiver is not significant enough to require re-solicitation of its stockholders, it will have the discretion to complete the Business Combination without seeking further stockholder approval, which decision may have a material adverse effect on AltEnergy Stockholders. For example, if AltEnergy and Car Tech elect to waive the condition that the Common Stock be listed on Nasdaq immediately following the Merger based upon the failure to satisfy the initial listing criteria and their respective board of directors elect to proceed with the Closing of the Business Combination, The inability of New Car Tech’s securities to be listed on Nasdaq or another national securities exchange at the time of the Business Combination, would substantially impair investors’ ability to sell or purchase New Car Tech’s securities when the investor wishes to do so and could have a negative impact on the price of New Car Tech’s securities. By way of further example, if Car Tech and AltEnergy elect to waive the Transaction Financing Condition, New Car Tech will not have the same liquidity at Closing as it would have had had the condition been satisfied and, as a result, New Car Tech’s ability to operate its business and execute its plans following the Closing, will be adversely affected. New Car Tech may be forced to cease certain activities and may need to raise additional capital. For more discussion about the risks related to New Car Tech’s need to raise additional capital, see the discussion of the risk factor in this section of this proxy statement/prospectus entitled “New Car Tech may issue additional shares of New Car Tech Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.”

For more information about the conditions to the completion of the Business Combination, see the section of this proxy statement/prospectus entitled “The Merger Agreement - Conditions to Closing.”

Nasdaq may delist New Car Tech’s securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject New Car Tech to additional trading restrictions.

New Car Tech is required to file a new initial listing application in connection with the Merger and satisfy the initial Nasdaq listing standards. There can be no guarantee that such application will be approved and, even if approved, that New Car Tech will be unable to maintain the listing of its securities in the future. In order to continue listing its securities on Nasdaq following the proposed Merger, New Car Tech will be required to maintain certain financial, distribution and stock price levels. If New Car Tech is not able to list its securities on Nasdaq or another national securities exchange, New Car Tech’s securities could be quoted on an over-the-counter market. If this were to occur, the combined company could face significant material adverse consequences, including, but not limited to:

•	a limited availability of market quotations for its securities;

•	reduced liquidity for its securities;

•

a determination that New Car Tech Common Stock is a “penny stock” which will require brokers trading in the New Car Tech Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The Public Stockholders will experience dilution as a consequence of the issuance of Common Stock as consideration in the Business Combination and may experience dilution from several additional sources in connection with and after the Business Combination. Having a minority share position may reduce the influence that the Public Stockholders have on the management of New Car Tech.

The issuance of additional shares of New Car Tech Common Stock in the Business Combination, including the issuance of shares of New Car Tech Common Stock as consideration to the security holders of Car Tech, will dilute the equity interests of the Public Stockholders and may adversely affect prevailing market prices for the Public Shares and Public Warrants. The Public Stockholders who do not redeem their Public Shares may experience dilution from several additional sources to varying degrees in connection with and after the Business Combination, including, but not limited to, in each of the following instances:

•

12,000,000 shares of New Car Tech Common Stock are anticipated to be issued to Car Tech Members as consideration in the Business Combination, valued at $10.00 per share. In the No Additional Redemptions Scenario, the shares of New Car Tech Common Stock to be issued to Car Tech Members will represent approximately 65% of the number of shares of New Car Tech Common Stock that will be outstanding following the consummation of the Business Combination.

•

An aggregate of 25,500,000 Warrants will be outstanding following the Business Combination (including the 11,500,000 Public Warrants, 8,000,000 Private Placement Warrants and 6,000,000 Merger Consideration Warrants). The shares of Common Stock underlying the Public Warrants, Private Placement Warrants and Merger Consideration Warrants represent approximately 45%, 31% and 24%, respectively, of the fully-diluted number of shares of New Car Tech Common Stock immediately following the consummation of the Business Combination, assuming the No Additional Redemptions Scenario.

•

New Car Tech will reserve [*]% of the number of outstanding shares of New Car Tech Common Stock on a fully diluted basis (as of immediately following the Business Combination) pursuant to the Incentive Plan Proposal. The granted awards, when vested and settled or exercisable, may result in the issuance of additional shares up to the amount of the share reserve under the Incentive Plan.

•

New Car Tech may determine, subject to the receipt of any stockholder or stock exchange approvals that may be required, to issue additional shares of New Car Tech Common Stock or other equity securities of equal or senior rank in connection with privately negotiated transactions following the consummation of the Business Combination.

The issuance of additional shares of New Car Tech Common Stock (or other equity securities of equal or senior rank), including, but not limited to, through any of the foregoing, could have the following effects for holders of Public Shares who elect not to redeem their shares:

•	your proportionate ownership interest in New Car Tech will decrease;

•	the relative voting strength of each previously outstanding share of Common Stock will be diminished; or

•	the market price of New Car Tech Common Stock and the Warrants may decline.

If AltEnergy is unable to complete the Business Combination with Car Tech or another business combination by the Termination Date, AltEnergy will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares and, subject to the approval of the remaining AltEnergy Stockholders and the AltEnergy Board, dissolving and liquidating. In such event, third parties may bring claims against AltEnergy and, as a result, the proceeds held in the Trust Account could be reduced and the per-share liquidation price received by Public Stockholders could be less than $10.00 per share.

Under the terms of the Current Charter, AltEnergy must complete the Business Combination with Car Tech or another business combination by the Termination Date, as may be amended, or AltEnergy must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares and, subject to the approval of the remaining AltEnergy Stockholders and the AltEnergy Board, dissolving and liquidating. In such event, third parties may bring claims against AltEnergy. Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although AltEnergy has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the Trust Account notwithstanding such agreements including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. Furthermore, there is no guarantee that a court would uphold the validity of such agreements. Accordingly, the proceeds held in the Trust Account could be subject to claims which could take priority over those of the Public Stockholders.

If AltEnergy is unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by AltEnergy for services rendered or contracted for or products sold to AltEnergy, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, the Sponsor may not be able to meet such obligation as its only assets are securities of AltEnergy and we have not asked the Sponsor to reserve for such indemnification obligations, nor have we independently verified whether the Sponsor has sufficient funds to satisfy its indemnification obligations. Therefore, the per-share distribution from the Trust Account in such a situation may be less than $10.00 due to such claims.

Further, there can be no guarantee that our directors would enforce the indemnification obligations of the Sponsor. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our Public Stockholders may be reduced below $10.00 per share.

Additionally, if AltEnergy is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if AltEnergy otherwise enters compulsory or court supervised liquidation, the proceeds held in the Trust Account could be subject to applicable bankruptcy law and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of the AltEnergy Stockholders. To the extent any bankruptcy claims deplete the Trust Account, AltEnergy may not be able to return to the Public Stockholders at least $10.00 per share.

AltEnergy Stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If AltEnergy is unable to the complete the Business Combination with Car Tech or another initial business combination within the required time period, AltEnergy will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (which interest will be net of taxes payable, excluding any Excise Tax that may be imposed on AltEnergy), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining AltEnergy Stockholders and the AltEnergy Board, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our Trust Account distributed to our Public Stockholders upon the redemption of our Public Shares in the event we do not complete our initial business combination by May 2, 2025 may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our Public Shares as soon as reasonably possible following liquidation in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our Trust Account distributed to our Public Stockholders upon the redemption of our Public Shares in the event we do not complete our initial business combination within 24 months from the closing of this offering is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

If AltEnergy is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by AltEnergy Stockholders could be viewed under applicable debtor, creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by AltEnergy Stockholders. Furthermore, because AltEnergy intends to distribute the proceeds held in the Trust Account to its Public Stockholders promptly after the expiration of the time period to complete an initial business combination, this may be viewed or interpreted as giving preference to its Public Stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, the AltEnergy Board may be viewed as having breached its fiduciary duties to its creditors and/or may have acted in bad faith, thereby exposing itself and Car Tech to claims of punitive damages, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors. AltEnergy cannot assure you that claims will not be brought against it for these reasons.

AltEnergy has not obtained a third-party valuation or a fairness opinion from an independent investment banking firm or another independent firm and consequently, you may have no assurance from an independent source that the terms of the Business Combination are fair to AltEnergy from a financial point of view.

The AltEnergy Board did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Business Combination. AltEnergy is not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from another independent firm that the price it is paying is fair to AltEnergy from a financial point of view. In analyzing the Business Combination, the

AltEnergy Board and AltEnergy’s management conducted due diligence on Car Tech and researched the industry in which Car Tech operates. The AltEnergy Board also considered the substantial experience of AltEnergy’s officers, directors and legal advisors in public market transactions. After considering these factors, the AltEnergy Board concluded that AltEnergy’s officers, directors and legal advisors had substantial experience in evaluating the operating and financial merits of companies similar to Car Tech and determined that their experience and backgrounds enabled them to make the necessary analyses and determinations regarding the terms of the Business Combination, including the value ascribed to Car Tech. Accordingly, AltEnergy Stockholders will be relying solely on the judgment of the AltEnergy Board in determining the value of the Business Combination and will not have assurance from an independent source that the terms of the Business Combination are fair to AltEnergy from a financial point of view. The lack of a third-party valuation or fairness opinion may also lead to an increased number of Public Stockholders to vote against the Business Combination or demand the redemption of their Public Shares for cash, which could potentially impact AltEnergy’s ability to consummate the Business Combination.

AltEnergy may be targeted by securities class action and derivative lawsuits that could result in substantial costs and may delay or prevent the Business Combination from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on AltEnergy’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Business Combination, then that injunction may delay or prevent the Business Combination from being completed, or from being completed within the expected timeframe, which may adversely affect AltEnergy’s and Car Tech’s respective businesses, financial condition and results of operation.

New Car Tech’s management will have broad discretion in the use of New Car Tech’s net proceeds from the Business Combination.

An investor in New Car Tech Common Stock will have to rely upon the judgment of New Car Tech’s management with respect to the use of proceeds, with only limited information concerning management’s specific intentions. New Car Tech’s management may spend a portion or all of the net proceeds from the Business Combination in ways that holders of New Car Tech Common Stock might not desire, that might not yield a favorable return and that might not increase the value of a New Car Tech stockholder’s investment. The failure by New Car Tech’s management to apply these funds effectively could have a material adverse effect on New Car Tech’s business, results of operations or financial condition. Pending their use, New Car Tech may invest the net proceeds from the Business Combination in a manner that does not produce income or that loses value.

Activities taken by the Sponsor and AltEnergy’s directors and officers and/or their affiliates could have a depressive effect on the shares of Common Stock and reduce the public “float” of the shares of New Car Tech Common Stock.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding AltEnergy or its securities, the Sponsor and AltEnergy’s directors and officers and/or any of their affiliates may purchase Public Shares and/or Public Warrants from investors who indicate an intention to redeem, their Public Shares, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their Public Shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to decrease the number of redemptions of Public Shares, which would in turn, among other things, increase the likelihood that AltEnergy satisfies Car Tech’s conditions to Closing. Any such stock purchases and other transactions may thereby increase the likelihood of the consummation of the Business Combination. This may result in the completion of our Business Combination in a way that may not otherwise have been possible. Any Public Shares purchased by the Sponsor and AltEnergy’s directors and officers or their affiliates would be purchased at a price no higher than the redemption price for the Public Shares, which is currently estimated to be approximately $[*] per share. Any Public Shares so purchased would not be voted by the Sponsor and AltEnergy’s directors and officers or their affiliates at the Special Meeting and would not be redeemable by the Sponsor and AltEnergy’s directors and officers or their affiliates. Further, in the event that the Sponsor and AltEnergy’s directors and officers or their affiliates purchase shares in privately negotiated transactions from Public Stockholders who have already elected to exercise their redemption rights, such selling Public Stockholders would be required to revoke their prior elections to redeem their Public Shares.

While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options, the payment of cash consideration or the transfer to such investors or holders of shares or rights owned by the Sponsor and AltEnergy’s directors and officers for nominal value.

Entering into any such arrangements may have a depressive effect on Public Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the Special Meeting. In addition, if such purchases are made, the public “float” of New Car Tech Common Stock following the Closing and the number of beneficial holders of New Car Tech Common Stock may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of shares of New Car Tech Common Stock on Nasdaq, or reducing the liquidity of the trading market for the shares of New Car Tech Common Stock. Reductions in the public “float” may also increase the relative voting power of the Sponsor and AltEnergy’s directors and officers and/or their affiliates.

As a result, investors receiving any such incentives would therefore receive a benefit in a manner otherwise unavailable to other Public Stockholders, and benefits and incentives provided to any such investors may result in detriments to such other Public Stockholders. As the Sponsor and AltEnergy’s directors and officers will lose their entire investment in AltEnergy if AltEnergy fails to complete an initial business combination, but can still earn a positive rate of return on their investment even if other AltEnergy Stockholders experience a negative rate of return in New Car Tech following the Closing, and as the Sponsor and AltEnergy’s directors and officers are likely to be able to make a substantial profit on their investment in AltEnergy, even at a time when shares of New Car Tech Common Stock may lose significant value, the Sponsor and AltEnergy’s directors and officers may be incentivized to complete an initial business combination on terms or conditions that are less favorable to the Public Stockholders , including by providing incentives to investors to vote in favor of the Business Combination Proposal in a manner that may be detrimental to Public Stockholders.

No agreements dealing with the above arrangements or purchases have been entered into as of the date of this proxy statement/prospectus. AltEnergy will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

If AltEnergy’s due diligence investigation of Car Tech was inadequate, then AltEnergy Stockholders following the consummation of the Business Combination could lose some or all of their investment.

Even though AltEnergy and its legal advisors conducted a due diligence investigation of Car Tech, it cannot be sure that this due diligence uncovered all material issues that may be present in Car Tech and its business and operations, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Car Tech and its business and operations and outside of its control will not later arise.

Because New Car Tech will become a public reporting company by means other than a traditional underwritten initial public offering, New Car Tech’s stockholders may face additional risks and uncertainties.

Because New Car Tech will become a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the shares of the New Car Tech Common Stock and, accordingly, New Car Tech’s stockholders will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Because there is no independent third-party underwriter selling the shares of New Car Tech Common Stock, AltEnergy Stockholders must rely on the information included in this proxy statement/prospectus. Although AltEnergy and its legal advisors performed a due diligence review and investigation of Car Tech in connection with the Business Combination that it believed to be reasonable, the lack of an independent due diligence review and investigation increases the risk of investment in New Car Tech because this due diligence investigation may not have uncovered facts that would be important to a potential investor.

In addition, because New Car Tech will not become a public reporting company by means of at traditional underwritten initial public offering, security or industry analysts may not provide, or be less likely to provide, coverage of New Car Tech. Investment banks may also be less likely to agree to underwrite follow-on or secondary offerings on behalf of New Car Tech than they might if New Car Tech became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with New Car Tech as a result of not having performed similar work during the initial public offering process or because of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for the New Car Tech Common Stock could have an adverse effect on New Car Tech’s ability to develop a liquid market for the New Car Tech Common Stock.

AltEnergy’s Warrants are accounted for as liabilities and are recorded at fair value upon issuance with changes in fair value each reporting period to be reported in earnings, which may have an adverse effect on the market price of the Common Stock.

AltEnergy accounts for its Warrants as liabilities and recorded at fair value upon issuance with any changes in fair value each reporting period to be reported in earnings as determined by AltEnergy based on the available publicly traded warrant price or based on a valuation report obtained from its independent third-party valuation firm. The impact of changes in fair value on earnings may have an adverse effect on the market price of Common Stock prior to the Business Combination and New Car Tech Common Stock following Closing.

A new 1% U.S. federal excise tax could be imposed on us in connection with redemptions by us of our stock.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IRA”) was signed into federal law. The IRA provides for, among other things, a new 1% U.S. federal Excise Tax (the “Excise Tax”) on certain repurchases (including certain redemptions) of stock by publicly traded U.S. corporations and certain U.S. subsidiaries of publicly traded non-U.S. corporations (each, a “covered corporation”). The Excise Tax applies only to repurchases that occur after December 31, 2022. Because we are a Delaware corporation and our securities are trading on the OTC, we are a “covered corporation” for this purpose. The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax. The U.S. Department of the Treasury has authority to provide Excise Tax regulations and other guidance to carry out, and prevent the abuse or avoidance of, the Excise Tax. On December 27, 2022, the U.S. Department of the Treasury issued a notice that provides interim operating rules for the Excise Tax, including rules governing the calculation and reporting of the Excise

Tax, on which taxpayers may rely until the forthcoming proposed Treasury regulations addressing the Excise Tax are published. Although such notice clarifies certain aspects of the Excise Tax, the interpretation and operation of other aspects of the Excise Tax remain unclear, and such interim operating rules are subject to change. Any redemptions in connection with the Business Combination that occur after December 31, 2022 may be subject to the Excise Tax. Whether and to what extent we would be subject to the Excise Tax on a redemption of our stock would depend on a number of factors, including (i) whether the redemption is treated as a repurchase of stock for purposes of the Excise Tax, (ii) whether the fair market value of the redemption is treated as a repurchase of stock in connection with the Business Combination, (iii) the nature and amount of the equity issued by us (whether in connection with the Business Combination, including the shares of New Car Tech Common Stock issued to the Car Tech stockholders in connection with the Business Combination or otherwise) within the same taxable year of the redemption treated as a repurchase of stock and (iv) the content of forthcoming regulations and other guidance from the U.S. Department of the Treasury. As noted above, the Excise Tax would be payable by us and not by the redeeming holder and only limited guidance on the mechanics of any required reporting and payment of the Excise Tax on which taxpayers may rely have been issued to date. The per-share redemption amount payable from the Trust Account to AltEnergy’s Public Stockholders in connection with a redemption will not be reduced by any Excise Tax imposed on AltEnergy. However, the Excise Tax could reduce the cash available on hand for us to complete the Business Combination or to fund future operations.

If the Merger does not qualify as a reorganization under Section 368(a) of the Code, U.S. Holders of Car Tech securities may be required to pay substantial U.S. federal income taxes.

AltEnergy and Car Tech intend for the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, Morrison Cohen LLP intends to deliver an opinion to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The obligations of each of AltEnergy and Car Tech to complete the Merger, however, are not conditioned on the receipt of any such opinion. Such opinion of counsel will be based on customary assumptions and certain representations, warranties, and covenants of AltEnergy, Car Tech, and Merger Sub. If any of these assumptions, representations, warranties, or covenants is or becomes incorrect, incomplete, or inaccurate, or is violated, or if there is a change in U.S. federal income tax law after the date of such opinion of counsel, the validity of such opinion of counsel may be adversely affected. In addition, such opinion of counsel is not free from doubt because there is no authority directly addressing the treatment of all of the particular facts of the Merger for U.S. federal income tax purposes. Any opinion of counsel represents a counsel’s legal judgment but is not binding on the IRS or any court. Neither AltEnergy nor Car Tech intends to request a ruling from the IRS with respect to the tax treatment of the Merger, and as a result, no assurance can be given that the IRS will not challenge the treatment of the Merger described below or that a court would not sustain such a challenge. If the Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then a U.S. Holder (as defined in “U.S. Federal Income Tax Considerations”) that exchanges its Car Tech securities for New Car Tech securities in the Merger generally is expected to recognize taxable gain in connection with such exchange and could be subject to substantial U.S. federal income taxes. For more information on the material U.S. federal income tax consequences of the Merger to U.S. Holders of Car Tech securities, see “Tax Treatment of the Car Tech Holders upon receipt of AltEnergy shares and Merger Consideration Warrants”.

AltEnergy’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

AltEnergy currently has until March 2, 2025, with monthly extensions possible until May 2, 2025, subject to the AltEnergy Board approving the extensions, to consummate an initial business combination. Although AltEnergy intends to complete an initial business combination prior to such deadline, it is uncertain that it will be able consummate an initial business combination by either date. If an initial business combination is not consummated by the required dates, there will be a mandatory liquidation and subsequent dissolution. In connection with

AltEnergy’s assessment of going concern considerations in accordance with the authoritative guidance in ASC Topic 205-40, “Presentation of Financial Statements—Going Concern,” AltEnergy management has determined that the mandatory liquidation, and subsequent dissolution, should it be unable to complete a business combination, raises substantial doubt about AltEnergy’s ability to continue as a going concern. The financial statements contained elsewhere in this registration statement/prospectus do not include any adjustments that might result from AltEnergy’s inability to continue as a going concern.

AltEnergy’s management identified material weaknesses in AltEnergy’s disclosure controls and procedures and internal controls over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of disclosure controls and procedures and internal controls, which may result in material misstatements of AltEnergy’s financial statements or cause AltEnergy to fail to meet our periodic reporting obligations.

AltEnergy is required to comply with the Securities and Exchange Commission’s (“SEC”) rules implementing Sections 302 and 404 of The Sarbanes-Oxley Act (“SOXA”), which require management to certify financial and other information in its quarterly and annual reports. Effective internal control over financial reporting is necessary for AltEnergy to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to reasonably detect and prevent fraud. AltEnergy is also required to report any material weakness in such internal control. A material weakness is a deficiency, or a combination of deficiencies, in disclosure controls and procedures or internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected and corrected on a timely basis.

During the course of preparing its audited financial statements for the Annual Report on Form 10-K for the year ended December 31, 2022, AltEnergy’s principal executive officer and principal financial officer concluded that certain disclosure controls and procedures were not effective as of December 31, 2022, due to a material weakness that existed related to AltEnergy’s accounting for complex financial instruments and its accounting and reporting for the completeness and accuracy of warrant liabilities and the corresponding change in the fair value of the warrant liability; (ii) during the course of preparing its audited financial statements for the fiscal year ended December 31, 2023, AltEnergy’s principal executive officer and principal financial and accounting officer identified, as it relates to the material weakness relating to accounting for complex financial instruments, a failure to properly record in AltEnergy’s financial statements included in its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2023, and September 30, 2023, the capital contributions and related costs associated with non-redemption agreements entered into with certain stockholders of AltEnergy in connection with the special meeting of stockholders held on April 28, 2023 (the “Non-Redemption Agreements”); and (iii) during the course of preparing its audited financial statements for the fiscal year ended December 31, 2023, AltEnergy’s principal executive officer and principal financial officer identified a material weakness in relation to the accounting of contractual liabilities which led to errors in the accounting of consulting fees pursuant to a consulting agreement with AltEnergy’s chief financial officer in its financial statements included in its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023, and September 30, 2023.

While AltEnergy has implemented and plans to implement changes to remediate the material weaknesses identified above, AltEnergy cannot predict the success of such plan or the outcome of management’s assessment of this plan at this time. If its steps are insufficient to successfully remediate the material weaknesses and otherwise establish and maintain an effective system of disclosure controls and procedures and internal controls over financial reporting, the reliability of AltEnergy’s financial reporting, investor confidence, and the value of its Common Stock could be materially and adversely affected. AltEnergy can give no assurance that this implementation will remediate these deficiencies in disclosure controls and procedures and internal controls or that additional material weaknesses in its disclosure controls and procedures and internal controls over financial reporting will not be identified in the future. AltEnergy’s failure to implement and maintain effective disclosure controls and procedures and internal controls over financial reporting could result in errors in its financial statements that could result in a restatement of its financial statements or cause it to fail to meet its periodic reporting obligations.

For as long as AltEnergy is an “emerging growth company” under the Jumpstart Our Business Startup Act (as amended, “JOBS Act”), its independent registered public accounting firm will not be required to attest to the effectiveness of AltEnergy’s internal control over financial reporting pursuant to Section 404.

If AltEnergy is deemed to be an investment company under the Investment Company Act, AltEnergy may be required to institute burdensome compliance requirements and AltEnergy’s activities may be restricted, which may make it difficult to complete the Business Combination or force AltEnergy to abandon its efforts to complete an initial business combination.

If AltEnergy is deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), AltEnergy’s activities may be restricted, including:

•	restrictions on the nature of AltEnergy’s investments; and

•

restrictions on the issuance of securities, each of which may make it difficult for AltEnergy to complete the Business Combination. In addition, AltEnergy may have imposed on it burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless it can qualify for an exclusion, a company must ensure that it is engaged primarily in a business other than investing, reinvesting or trading of securities and that its activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of the company’s assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

With respect to the regulation of special purpose acquisition companies (“SPAC”) like AltEnergy, the SEC adopted new rules on January 24, 2024 (the “SPAC Rules”) relating to, among other items, enhanced disclosures in business combination transactions involving special purpose acquisition companies and private operating companies; modified condensed financial statements requirements applicable to transactions involving shell companies; additional disclosure obligations and requirements for the use of projections by special purpose acquisition companies in SEC filings in connection with proposed business combination transactions; broadening the potential liability of certain participants in proposed business combination transactions; and discussing and providing guidance regarding the extent to which special purpose acquisition companies could become subject to regulation under the Investment Company Act, including summarizing the SEC staff’s views on the facts and circumstances that are relevant to making a determination as to whether a special purpose acquisition company meets the definition of an “investment company” under the Investment Company Act.

In the adoption of the SPAC Rules, the SEC affirmatively chose not to adopt a quantitative, bright-line safe harbor that would provide certainty as to when a SPAC’s pre-business combination activities would not result in the special purpose acquisition companies being treated as an investment company under the Investment Company Act. Instead, the SEC staff expressed its views regarding a five-factor qualitative test, known as the Tonopah factors, to be applied to the facts and circumstances of any special purpose acquisition company’s activities to determine whether or not the special purpose acquisition company is acting as an “investment company” under the Investment Company Act. Consequently, there remains uncertainty concerning the applicability of the Investment Company Act to any particular special purpose acquisition company, as the interpretation and application of the Tonopah factors, including a SPAC’s duration, asset composition, business purpose and activities, are subjective in nature. It is possible that a claim could be made that AltEnergy has been operating as an unregistered investment company. When applying these factors to AltEnergy, AltEnergy does not believe that its principal activities will subject it to the Investment Company Act. To this end, AltEnergy was formed for the purpose of completing an initial business combination with one or more businesses. Since its inception, AltEnergy’s business has been and will continue to be focused on identifying and completing an initial business combination, and thereafter, operating the post-transaction business or assets for the long term. Further, AltEnergy does not plan to buy businesses or assets with a view to resale or profit from their resale and AltEnergy does not plan to buy unrelated businesses or assets or be a passive investor. In addition, the proceeds held in the Trust Account were invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. By restricting the investment of the proceeds in this manner, and by focusing AltEnergy’s directors’ and officers’ time toward, and operating AltEnergy’s business for the purpose of, acquiring and growing businesses for the long term (rather than buying and selling businesses in the manner of a merchant bank or private equity fund or investing in assets for the purpose of achieving investment returns on such assets), AltEnergy intends to avoid being deemed an “investment company” within the meaning of the Investment Company Act. Further, investing in AltEnergy securities is not intended for persons who are seeking a return on investments in government securities or investment securities. Instead, the Trust Account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of AltEnergy’s initial business combination; (ii) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend the Current Charter (A) to modify the substance or timing of AltEnergy’s obligation to allow redemption in connection with AltEnergy’s initial business combination or to redeem 100% of the Public Shares if AltEnergy does not complete its initial business combination prior to the Termination Date or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination prior to the Termination Date, AltEnergy’s return of the funds held in the Trust Account to Public Stockholders as part of AltEnergy’s redemption of the Public Shares. If AltEnergy does not invest the proceeds as discussed above, AltEnergy may be deemed to be subject to the Investment Company Act.

If AltEnergy is deemed to be an investment company for purposes of the Investment Company Act, AltEnergy would need to register as such under the Investment Company Act and compliance with these additional regulatory burdens would require additional expenses for which AltEnergy has not allotted funds and may hinder AltEnergy’s ability to complete an initial business combination. AltEnergy may also be forced to abandon its efforts to complete an initial business combination, including the Business Combination, and instead be required to liquidate the Trust Account. In which case, AltEnergy investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of AltEnergy securities following such a transaction, and the Warrants would expire worthless. For illustrative purposes, in connection with the liquidation of the Trust Account, AltEnergy Public Stockholders may receive only approximately $[*] per Public Share, which is based on estimates as of [*], 2025, or less in certain circumstances.

Even if we consummate the Business Combination, there can be no assurance that the Public Warrants or Merger Consideration Warrants will be in the money at the time they become exercisable and they may expire worthless.

The exercise price for the outstanding Public Warrants, as well as the Merger Consideration Warrants to be issued at the closing of the Business Combination, will be $11.50 per share of New Car Tech Common Stock. There can be no assurance that the Public Warrants or Merger Consideration Warrants will be in the money following the time they become exercisable and prior to their expiration and as such, those warrants may expire worthless.

You may only be able to exercise your Public Warrants or Merger Consideration Warrants on a “cashless basis” under certain circumstances and if you do so, you will receive fewer shares of New Car Tech Common Stock from such exercise than if you were to exercise such Public Warrants or Merger Consideration Warrants for cash.

The Warrant Agreement and Merger Warrant Agreement each provide that in the following circumstances holders of Public Warrants and Merger Consideration Warrants who seek to exercise such Warrants will not be permitted to do so for cash and will, instead, be required to do so on a cashless basis in accordance with

Section 3(a)(9) of the Securities Act: (i) if we have so elected and the shares of New Car Tech Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the Public Warrants or Merger Consideration Warrants, respectively, for redemption. Such holders will also be permitted, but not required, to exercise Public Warrants and Merger Consideration Warrants on a cashless basis if the shares of New Car Tech Common Stock issuable upon exercise of such warrants are not registered under the Securities Act in accordance with the terms of the Warrant Agreement or Merger Warrant Agreement. If you exercise your Public Warrants or Merger Consideration Warrants on a cashless basis, you would pay the warrant exercise price by surrendering such Warrants for that number of shares of New Car Tech Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Car Tech Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” of New Car Tech Common Stock (as defined in the next sentence) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” is the average closing price of the shares of New Car Tech Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of Public Warrants or Merger Consideration Warrants, as applicable. As a result, you would receive fewer shares of New Car Tech Common Stock from such exercise than if you were to exercise such Warrants for cash.

We may redeem your unexpired Public Warrants or Merger Consideration Warrants prior to their exercise at a time that is disadvantageous to you, thereby making such Warrants worthless to the extent you do not elect to exercise such Warrants prior to the applicable redemption date.

New Car Tech will have the ability to redeem outstanding Public Warrants and Merger Consideration Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the closing price of a share of New Car Tech Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we give notice of redemption. Upon 30 days prior written notice, New Car Tech will have the ability to redeem outstanding Public Warrants and Merger Consideration Warrants.

We may amend the terms of the Public Warrants or Merger Consideration Warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then-outstanding Public Warrants or Merger Consideration Warrants, as applicable. As a result, the exercise price of a holder’s Public Warrants or Merger Consideration Warrants could be increased, the exercise period could be shortened and the number of shares of New Car Tech Common Stock purchasable upon exercise of such Warrants could be decreased, all without the approval of that Warrant Holder.

Our Public Warrants and Merger Consideration Warrants were each issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent and us. The Warrant Agreement and Merger Warrant Agreement each provide that the terms of the Public Warrants and Merger Consideration Warrants, respectively, may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants or Merger Consideration Warrants, respectively, to make any change that adversely affects the interests of the registered Warrant Holders. Accordingly, we may amend the terms of the Public Warrants or Merger Consideration Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants or Merger Consideration Warrants, respectively, approve of such amendment. Although our ability to amend the terms of the Public Warrants or Merger Consideration Warrants with the consent of at least 50% of the then-outstanding Public Warrants or Merger Consideration Warrants, respectively, is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of such Warrants, convert such Warrants into cash or stock, shorten the exercise period or decrease the number of shares of New Car Tech Common Stock purchasable upon exercise of such Warrants.

Our Warrant Agreement and Merger Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Warrants, which could limit the ability of Warrant Holders to obtain a favorable judicial forum for disputes with New Car Tech.

Our Warrant Agreement and Merger Warrant Agreement each provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement or Merger Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement and Merger Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Warrants will be deemed to have notice of and to have consented to the forum provisions in our Warrant Agreement or Merger Warrant Agreement, as applicable. If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement or Merger Warrant Agreement, as applicable, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our Warrants, such holder will be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”) and (y) having service of process made upon such Warrant Holder in any such enforcement action by service upon such Warrant Holder’s counsel in the foreign action as agent for such Warrant Holder.

This choice-of-forum provision may limit a Warrant Holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits against New Car Tech and New Car Tech’s directors, officers, or other employees and may result in increased litigation costs for our stockholders. Alternatively, if a court were to find this provision of our Warrant Agreement or Merger Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Provisions in the Proposed Charter and Delaware Law may have the effect of discouraging or making more costly lawsuits brought against our directors and officers.

The Proposed Charter will require, unless we consent in writing to the selection of an alternative forum, that (i) any derivative claim or cause of action brought on our behalf, (ii) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of us, to us or our stockholders, (iii) any claim or cause of action against us or any current or former director, officer or other employee of us, arising out of or pursuant to any provision of the DGCL, the Proposed Charter or the New Car Tech Bylaws, (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Proposed Charter or the New Car Tech Bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder), (v) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware and (vi) any claim or cause of action against us or any current or former director, officer or other employee of us, governed by the internal-affairs doctrine or otherwise related to our internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants, may be brought only in the Court of Chancery in the State of Delaware, or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware, and any appellate court therefrom (the “exclusive forum provision”). Although we believe this exclusive forum provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, the above-mentioned exclusive forum provision in the Proposed Charter does not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Additionally, unless we consent in writing to the selection of an alternative forum, the federal courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. Section 22 of the Securities Act, however, created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this provision, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. While the Delaware courts have determined that such exclusive forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions; however, we note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may limit or make more costly our stockholders’ ability to obtain a favorable judicial forum for disputes with us and may have the effect of discouraging or making more costly lawsuits brought against our directors and officers.

Risks Related to Ownership of New Car Tech’s Securities

New Car Tech will qualify as an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act as of the closing of the Business Combination and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make New Car Tech’s securities less attractive to investors and may make it more difficult to compare New Car Tech’s performance to the performance of other public companies.

New Car Tech will qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act, as of the closing of the Business Combination. As such, New Car Tech will be eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including, but not limited to, (a) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (b) reduced disclosure obligations regarding executive compensation in New Car Tech’s periodic reports and proxy statements and (c) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, New Car Tech’s stockholders may not have access to certain information they may deem important. New Car Tech will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of shares of New Car Tech Common Stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2026, which is the last day of the fiscal year following the fifth anniversary of the date of the first sale of Common Stock in AltEnergy’s IPO.

We cannot predict whether investors will find New Car Tech’s securities less attractive because it will rely on these exemptions. If some investors find New Car Tech’s securities less attractive as a result of its reliance on these exemptions, the trading prices of New Car Tech’s securities may be lower than they otherwise would be, there may be a less active trading market for New Car Tech’s securities and the trading prices of New Car Tech’s securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of New Car Tech’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

As an emerging growth company, New Car Tech may also take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find shares of New Car Tech Common Stock less attractive because we will rely on these exemptions. If some investors find shares of New Car Tech Common Stock less attractive as a result, there may be a less active market for shares of New Car Tech Common Stock and the price of shares of New Car Tech Common Stock may be more volatile.

Additionally, New Car Tech will qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We expect that New Car Tech will remain a smaller reporting company until the last day of any fiscal year for so long as either (a) the market value of the New Car Tech Common Stock held by non-affiliates does not equal or exceed $250 million as of the end of that year’s second quarter, or (b) New Car Tech’s annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of the New Car Tech Common Stock held by non-affiliates did not equal or exceed $700 million as of the end of that year’s second quarter. To the extent New Car Tech takes advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

New Car Tech’s stock price may be volatile and may decline regardless of its operating performance.

The market price of New Car Tech Common Stock may fluctuate significantly in response to numerous factors and may continue to fluctuate for these and other reasons, many of which are beyond New Car Tech’s control, including, but not limited to:

•	actual or anticipated fluctuations in New Car Tech’s revenue and results of operations;

•	any financial projections New Car Tech may provide to the public in the future, any changes in these projections or its failure to meet these projections;

•

failure of securities analysts to initiate and maintain coverage of New Car Tech, changes in financial estimates or ratings by any securities analysts who follow New Car Tech or its failure to meet these estimates or the expectations of investors;

•	announcements by New Car Tech or its competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, results of operations or capital commitments;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	trading volume of New Car Tech Common Stock;

•	the inclusion, exclusion or removal of New Car Tech Common Stock from any indices;

•	changes in the New Car Tech Board or management;

•	transactions in New Car Tech Common Stock by directors, officers, affiliates and other major investors;

•	lawsuits threatened or filed against us;

•	changes in laws or regulations applicable to our business;

•	changes in New Car Tech’s capital structure, such as future issuances of debt or equity securities;

•	short sales, hedging and other derivative transactions involving New Car Tech’s capital stock;

•	general economic conditions in the United States and other markets in which Car Tech operates;

•	pandemics or other public health crises, including, but not limited to, the COVID-19 pandemic (including additional variants);

•	other events or factors, including those resulting from war, incidents of terrorism or responses to these events; and

•	the other factors described in this “Risk Factors” section.

The stock market has recently experienced extreme price and volume fluctuations. The market prices of securities of companies have experienced fluctuations that often have been unrelated or disproportionate to their operating results. In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against New Car Tech could result in substantial costs, divert management’s attention and resources and harm its business, financial condition and results of operations.

An active trading market for New Car Tech Common Stock may not be sustained.

New Car Tech Common Stock is expected to be listed on Nasdaq under the symbol “[*]” and to trade on that market. New Car Tech cannot assure you that an active trading market for New Car Tech Common Stock will be sustained due to lack of trading volume. Accordingly, New Car Tech cannot assure you of the liquidity of any trading market, your ability to sell your shares of New Car Tech Common Stock when desired or the prices that you may obtain for your shares. An inactive trading market may also impair New Car Tech’s ability to attract and motivate employees through equity incentive awards and to acquire other companies, products or technologies by using shares of capital stock as consideration.

Future sales of shares by existing stockholders could cause New Car Tech’s stock price to decline.

If New Car Tech’s existing stockholders sell or indicate an intention to sell substantial amounts of New Car Tech Common Stock in the public market, the trading price of the New Car Tech Common Stock could decline. All the shares of New Car Tech Common Stock subject to stock options outstanding and reserved for issuance under its equity incentive plans are expected to be registered on Form S-8 no earlier than sixty days following New Car Tech’s filing of the information required by Form 10 (the “Form 10 Information”) and such shares are eligible for sale in the public markets, subject to Rule 144 under the Securities Act (“Rule 144”) limitations applicable to affiliates. Pursuant to Rule 144, affiliates will be restricted from selling New Car Tech Common Stock for a period of one year following the filing of Form 10 Information unless otherwise registered pursuant to an effective re-sale registration statement. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of the New Car Tech Common Stock could decline.

Although the Sponsor and certain securityholders of Car Tech will be subject to restrictions regarding the transfer of shares of New Car Tech Common Stock held by them following the Business Combination, as described elsewhere in this proxy statement/prospectus, these shares may be sold after the expiration of their respective lock-ups. New Car Tech intends to file one or more registration statements prior to or shortly after the closing of the Merger to provide for the resale of such shares from time to time. As restrictions on resale end and the registration statements are available for use, the market price of New Car Tech Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

New Car Tech may issue additional shares of New Car Tech Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

New Car Tech’s issuance of additional shares of New Car Tech Common Stock or other equity securities of equal or senior rank could, without limitation, have the following effects:

•	New Car Tech’s existing stockholders’ proportionate ownership interest in New Car Tech will decrease;

•	the amount of cash available per share, including for payment of dividends (if any) in the future, may decrease;

•	the relative voting strength of each previously outstanding share of New Car Tech Common Stock may be diminished; and

•	the market price of shares of New Car Tech Common Stock may decline.

If securities or industry analysts either do not publish research about New Car Tech or publish inaccurate or unfavorable research about us, New Car Tech’s business, or its market, or if they change their recommendations regarding New Car Tech Common Stock adversely, the trading price or trading volume of the New Car Tech Common Stock could decline.

The trading market for New Car Tech Common Stock is influenced in part by the research and reports that securities or industry analysts may publish about New Car Tech, its business, New Car Tech’s market, or its competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade the New Car Tech Common Stock, provide a more favorable recommendation about New Car Tech’s competitors, or publish inaccurate or unfavorable research about its business, the trading price of the New Car Tech Common Stock would likely decline. In addition, New Car Tech currently expects that securities research analysts will establish and publish their own periodic projections for its business. These projections may vary widely and may not accurately predict the results New Car Tech actually achieves. Its stock price may decline if its actual results do not match the projections of these securities research analysts. While New Car Tech expects research analyst coverage, if no analysts commence coverage of it, the trading price and volume for the New Car Tech Common Stock could be adversely affected. If any analyst who may cover New Car Tech were to cease coverage of New Car Tech or fail to regularly publish reports on us, New Car Tech could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of New Car Tech Common Stock to decline.

Delaware law and provisions in the Proposed Charter and New Car Tech Bylaws could make a merger, tender offer, or proxy contest difficult, thereby depressing the trading price of New Car Tech Common Stock.

The Proposed Charter and New Car Tech Bylaws will contain provisions that could depress the trading price of the New Car Tech Common Stock by acting to discourage, delay, or prevent a change of control of New Car Tech or changes in New Car Tech’s management that New Car Tech’s stockholders may deem advantageous. These provisions include, without limitation, the following:

•	a classified board of directors so that not all members of the New Car Tech Board are elected at one time;

•	the right of the board of directors to establish the number of directors and fill any vacancies and newly created directorships;

•

director removal by stockholders solely for cause and with the affirmative vote of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of New Car Tech entitled to vote generally in the election of directors;

•	“blank check” preferred stock that the New Car Tech Board could use to implement a stockholder rights plan;

•	the right of the New Car Tech Board to issue New Car Tech’s authorized but unissued New Car Tech Common Stock and New Car Tech Preferred Stock without stockholder approval;

•	no ability of New Car Tech’s stockholders to call special meetings of stockholders;

•	no right of New Car Tech’s stockholders to act by written consent, which requires all stockholder actions to be taken at a meeting of New Car Tech’s stockholders;

•	limitations on the liability of and the provision of indemnification to, our director and officers;

•	the right of the board of directors to make, alter, or repeal the New Car Tech Bylaws; and

•	advance notice requirements for nominations for election to the New Car Tech Board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

Any provision of the Proposed Charter or New Car Tech Bylaws that has the effect of delaying or deterring a change in control could limit the opportunity for New Car Tech’s stockholders to receive a premium for their shares of New Car Tech Common Stock and could also affect the price that some investors are willing to pay for New Car Tech Common Stock.

Depending on the Transaction Financing we might be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to stockholders of other companies.

Depending on the Transaction Financing and Shinyoung’s ownership percentage in the combined company following the Transaction Financing, we might be “controlled company” as defined under the Nasdaq Stock Market Rules. For so long as we remain a “controlled company” under that definition, we are permitted to elect to rely on, and may rely on, certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. As a result, you may not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

The Proposed Charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between New Car Tech and its stockholders, which could limit New Car Tech’s stockholders’ ability to obtain a favorable judicial forum for disputes with New Car Tech or its directors, officers or employees.

The Proposed Charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on New Car Tech’s behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against New Car Tech arising pursuant to the DGCL, the Proposed

Charter or New Car Tech Bylaws or any action asserting a claim against New Car Tech that is governed by the internal affairs doctrine. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with New Car Tech or its directors, officers or other employees and may discourage these types of lawsuits. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The Proposed Charter provides further that, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, Section 22 of the Securities Act provides that federal and state courts have concurrent jurisdiction over lawsuits brought under the Securities Act or the rules and regulations thereunder. To the extent the exclusive forum provision restricts the courts in which claims arising under the Securities Act may be brought, there is uncertainty as to whether a court would enforce such a provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. If a court were to find the exclusive-forum provision contained in the Proposed Charter to be inapplicable or unenforceable in an action, New Car Tech may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business.

New Car Tech does not intend to pay dividends for the foreseeable future.

New Car Tech currently intends to retain any future earnings to finance the operation and expansion of its business and New Car Tech does not expect to declare or pay any dividends in the foreseeable future. Moreover, the terms of any revolving credit facility into which New Car Tech or any of its subsidiaries enters may restrict its ability to pay dividends and any additional debt New Car Tech or any of its subsidiaries may incur in the future may include similar restrictions. As a result, stockholders must rely on sales of their New Car Tech Common Stock after price appreciation as the only way to realize any future gains on their investment.

We will incur increased costs and obligations as a result of being a public company, and New Car Tech’s management will devote substantial time to compliance with its public company responsibilities and corporate governance practices.

As a privately held company, Car Tech has not been required to comply with certain corporate governance and financial reporting practices and policies required of a publicly traded company. As a publicly traded company, we will incur significant legal, accounting and other expenses that we were not required to incur in the recent past, particularly after we are no longer an “emerging growth company” as defined under the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act and the rules and regulations of the SEC and national securities exchanges have created uncertainty for public companies and increased the costs and the time that the New Car Tech Board and management must devote to complying with these rules and regulations. We expect these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management time and attention from revenue generating activities.

Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

After the completion of the Business Combination, New Car Tech will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and any rules promulgated thereunder, as well as the rules of Nasdaq. The requirements of these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight are required and, as a result, management’s attention may be diverted from other business concerns. These rules and regulations can also make it more difficult for us to attract and retain qualified independent members of the board of directors. Additionally, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. The increased costs of compliance with public company reporting requirements and our potential failure to satisfy these requirements could have a material adverse effect on our operations, business, financial condition or results of operations.

Car Tech has identified a material weakness in its internal control over financial reporting. If Car Tech is unable to remediate this material weakness, or if Car Tech identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal control over financial reporting, Car Tech may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect investor confidence in Car Tech and the market price of its common shares.

While Car Tech and its independent registered public accounting firm did not and were not required to perform an audit of its internal control over financial reporting, in connection with the audit of its 2023 consolidated financial statements, Car Tech identified control deficiencies in the design and operation of its internal control over financial reporting that constituted a material weakness. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of its annual or interim financial statements will not be prevented or detected in a timely manner.

Car Tech did not design or maintain an effective control environment commensurate with financial reporting requirements. Specifically, it does not have proper cut-off procedures relating to assets, liabilities and expenses; it did not properly classify expenses; it does not have the personnel with the necessary expertise to properly account for complex debt transactions; it did not properly apply the appropriate revenue recognition policies surrounding tooling income; it did not properly account for upfront costs to obtain a contract; and it did not properly account for deferred offering costs. These control deficiencies could result in a misstatement of its accounts or disclosures that would result in a material misstatement of its financial results that would not be prevented or detected, and accordingly, it determined that these control deficiencies constitute a material weakness.

Car Tech is working to remediate the material weakness and is taking steps to strengthen its internal control over financial reporting through the hiring of additional appropriately skilled finance and accounting personnel with the requisite technical knowledge and skills, which may be costly and time consuming. With additional skilled personnel, it is taking appropriate and reasonable steps to remediate this material weakness through the implementation of appropriate segregation of duties, formalization of accounting policies and controls and retention of appropriate expertise for complex accounting transactions. It will not be able to fully remediate these control deficiencies until these steps have been completed and have been operating effectively for a sufficient period of time.

Car Tech cannot assure you that the measures it has taken to date and those it expects to take in the future will be sufficient to remediate the material weakness it identified or avoid the identification of additional material weaknesses in the future. If the steps it takes do not remediate the material weakness in a timely manner, there could continue to be a reasonable possibility that this material weakness or other control deficiencies could result in a material misstatement of its annual or interim financial statements that would not be prevented or detected on a timely basis, which could in turn cause the market price of its common shares to decline significantly and make raising capital more difficult. If it fails to remediate its material weakness, identify future material weaknesses in its internal control over financial reporting or fail to meet the demands that will be placed upon it as a public company, including the requirements of Sarbanes-Oxley, it may be unable to accurately report its financial results or report them within the timeframes required by law or stock exchange regulations. Failure to comply with Section 404 of Sarbanes-Oxley could also potentially subject it to sanctions or investigations by the SEC or other regulatory authorities. If additional material weaknesses exist or are discovered in the future, and it is unable to remediate any such material weakness, its reputation, results of operations and financial condition could suffer.

Changes in laws or regulations or how such laws or regulations are interpreted or applied, or a failure to comply with any laws or regulations, may adversely affect our business, including our ability to complete the Business Combination and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements, the Business Combination may be contingent on our ability to comply with certain laws and regulations and New Car Tech is subject to additional laws and regulations. Compliance with and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. A failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to complete the Business Combination and results of operations. In addition, those laws and regulations and their interpretation and application may change from time to time, including as a result of changes in economic, political, social and government policies and those changes could have a material adverse effect on our business, including our ability to complete the Business Combination and results of operations.

Our current structure may impact legal enforceability and make your ability to effect service of process more difficult.

We are a corporation existing under the laws of Delaware, however, several of our executives and directors are not residents of the United States. As a result, it may be difficult for you to effect service of process upon such persons to enforce against them judgments predicated upon civil liabilities provisions of the federal securities laws. It also may be difficult for you to enforce civil liabilities predicated upon such securities law in the actions brought in courts in jurisdictions outside of the United States.

THE SPECIAL MEETING

Overview

This proxy statement/prospectus is being provided to AltEnergy Stockholders as part of a solicitation of proxies by the AltEnergy Board for use at the Special Meeting to be convened on [*], 2025 and at any adjournments or postponements of such meeting. This proxy statement/prospectus is being furnished to AltEnergy Stockholders on or about [*], 2025. In addition, this proxy statement/prospectus constitutes a prospectus for New Car Tech in connection with the issuance of New Car Tech Common Stock to be delivered to Car Tech Members in connection with the Business Combination.

Date, Time and Place of the Special Meeting

The Special Meeting will be a virtual meeting conducted exclusively via live webcast starting at [*], New York City time, on [*], 2025, at https://www.cstproxy.com/altenergyacquisition/[*], or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. AltEnergy Stockholders may attend the Special Meeting online, vote, view the list of AltEnergy Stockholders entitled to vote at the Special Meeting and submit your questions during the Special Meeting by visiting https:// www.cstproxy.com/altenergyacquisition/[*]. To participate in the virtual meeting, you will need a 12-digit control number assigned to you by Continental Stock Transfer & Trust Company. The meeting webcast will begin promptly at [*] a.m., New York City time. We encourage you to access the meeting prior to the start time and you should allow ample time for the check-in procedures. Because the Special Meeting will be a completely virtual meeting, there will be no physical location for AltEnergy Stockholders to attend. Registering for the Special Meeting

Pre-registration at [*] is recommended but is not required in order to attend.

Any stockholder wishing to attend the virtual meeting should register for the meeting by 11:59 p.m., New York City time, on [*]. To register for the Special Meeting, please follow these instructions as applicable to the nature of your ownership of Common Stock:

•

If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only Special Meeting, go to https://www.cstproxy.com/altenergyacquisition/[*], enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting, you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•

Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the Special Meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Proposals

At the Special Meeting, AltEnergy Stockholders will vote upon:

•	the Business Combination Proposal;

•	the Binding Charter Proposal;

•	the Advisory Charter Proposals;

•	the Stock Issuance Proposal;

•	the Incentive Plan Proposal;

•	the Director Election Proposal; and

•	the Adjournment Proposal.

THE ALTENERGY BOARD HAS UNANIMOUSLY DETERMINED THAT THE BUSINESS COMBINATION PROPOSAL AND THE OTHER PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETING ARE ADVISABLE.

Record Date; Outstanding Shares; Shares Entitled to Vote

AltEnergy has fixed the close of business on [*], 2025 as the “record date” for determining AltEnergy Stockholders entitled to notice of and to attend and vote at the Special Meeting. As of the close of business on [*], 2025 there were [*] shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share at the Special Meeting.

Quorum

A quorum of AltEnergy Stockholders is necessary to hold a valid meeting. A quorum will exist at the Special Meeting with respect to each matter to be considered at the Special Meeting if the holders of a majority of shares of Common Stock are present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting. All shares represented by proxy are counted as present for purposes of establishing a quorum.

Vote Required

The Business Combination Proposal

AltEnergy Stockholders are being asked to consider and vote on a proposal to adopt the Merger Agreement and thereby approve the Business Combination. You should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination. In particular, your attention is directed to the full text of the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus.

Approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. The failure to vote, abstentions and broker non-votes will have no effect on the outcome of the proposal. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Business Combination. As of the date hereof, the Sponsor and AltEnergy’s directors and officers collectively own approximately 78% of the total outstanding shares of Common Stock. Accordingly, approval of the Business Combination Proposal will not require the vote of any outstanding Public Shares currently held by the Public Stockholders in order for it to be approved.

The Business Combination Proposal is a condition to the presentation of the other proposals and is conditioned on the approval of the other condition precedent proposals.

The Binding Charter Proposal

Approval of the Binding Charter Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon. The failure to vote, abstentions and broker non-votes have the same effect as a vote “AGAINST” the proposal. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Binding Charter Proposal.

The Binding Charter Proposal is a condition precedent to the completion of the Business Combination and is conditioned on the approval of the other condition precedent proposals.

The Advisory Charter Proposals

Approval of each of the Advisory Charter Proposals, each of which is a non-binding vote, requires the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. The failure to vote, abstentions and broker non-votes are not considered votes cast and, accordingly, have no effect on the outcome of the proposals. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Advisory Charter Proposals.

The Advisory Charter Proposals are not conditioned upon the approval of any other proposal.

The Stock Issuance Proposal

Approval of the Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. The failure to vote, abstentions and broker non-votes are not considered votes cast and, accordingly, have no effect on the outcome of the proposal. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Stock Issuance Proposal.

The Stock Issuance Proposal is a condition precedent to the completion of the Business Combination and is conditioned on the approval of the other condition precedent proposals.

The Incentive Plan Proposal

Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. The failure to vote, abstentions and broker non-votes are not considered votes cast and, accordingly, have no effect on the outcome of the proposal. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Incentive Plan Proposal.

The Incentive Plan Proposal is a condition precedent to the completion of the Business Combination and is conditioned on the approval of the other condition precedent proposals.

The Director Election Proposal

If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the seven director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event that any nominee is unable to serve. If a valid quorum is otherwise established, the failure to vote and abstentions will have no effect on the vote for the director nominees. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Director Election Proposal for each of the director nominees.

The Director Election Proposal is conditioned on the approval of the condition precedent proposals.

Adjournment Proposal

If the chairman of the Special Meeting does not adjourn the Special Meeting, AltEnergy Stockholders may be asked to vote on a proposal to adjourn the Special Meeting, or any postponement thereof, to another time or place if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any proposals by the AltEnergy Stockholders or if AltEnergy determines that more time is necessary for AltEnergy to consummate the Business Combination. The Sponsor and AltEnergy’s directors and officers have agreed to vote their shares in favor of the Adjournment Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. The failure to vote, abstentions and broker non-votes are not considered votes cast and, accordingly, have no effect on the outcome of the proposal. The Adjournment Proposal is not conditioned upon the approval of any other proposal.

Proxy Solicitation; Voting Your Shares

Stockholders of Record

If you are a stockholder of record, you may vote by mail or at the Special Meeting. Each share of Common Stock that you own in your name entitles you to one vote on each of the proposals on which you are entitled to vote at the Special Meeting. Your one or more proxy cards show the number of shares of Common Stock that you own.

Voting by Mail. You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing and dating the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign, date and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Common Stock will be voted “FOR” the Business Combination Proposal, “FOR” the Charter Proposals, “FOR” the Advisory Charter Proposals, “FOR” the Stock Issuance Proposal, “FOR” the Incentive Plan Proposal, “FOR” the election of each of the director nominees to the New Car Tech Board in the Director Election Proposal and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by the close of business, New York City time, on [*], 2025.

Voting at the Special Meeting. If you attend the Special Meeting, you may also submit your vote at the Special Meeting via the Special Meeting website at [*], 2025, in which case any votes that you previously submitted by mail will be superseded by the vote that you cast at the Special Meeting.

Revoking Your Proxy

If you are an AltEnergy Stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•	timely delivering a written revocation letter to the Corporate Secretary of AltEnergy;

•	signing and returning by mail a proxy card with a later date so that it is received prior to the Special Meeting; or

•

attending the Special Meeting and voting electronically by visiting the website established for that purpose at https://www.cstproxy.com/altenergyacquisition/[*] and entering the control number found on your proxy card, voting instruction form or notice you previously received. Attendance at the Special Meeting will not, in and of itself, revoke a proxy.

If you are a non-record (beneficial) AltEnergy Stockholder, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

Share Ownership and Voting by AltEnergy’s Officers and Directors

As of the record date, the Sponsor and AltEnergy’s directors and officers had the right to vote [*] shares of Common Stock, representing [*] of the Common Stock then outstanding and entitled to vote at the meeting. The Sponsor and AltEnergy’s directors and officers entered into letter agreements with us at the time of the IPO, pursuant to which they agreed to vote in favor of our initial business combination. Additionally, the Sponsor and AltEnergy’s directors and officers have entered into a Sponsor Support and Lock-up Agreement with us, pursuant to which the Sponsor and AltEnergy’s directors and officers, respectively, have each agreed to vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Binding Charter Proposal, “FOR” the approval, on an advisory basis, of each of the Advisory Charter Proposals, “FOR” the approval of the Stock Issuance Proposal, “FOR” the approval of the Incentive Plan Proposal, “FOR” the election of each of the director nominees to the New Car Tech Board in the Director Election Proposal and “FOR” the approval of the Adjournment Proposal.

Redemption Rights

Public Stockholders may seek to redeem the Public Shares that they hold, regardless of whether they vote for or against the proposed Business Combination or do not vote at the Special Meeting. Any Public Stockholder may request redemption of their Public Shares for a per-share price, payable in cash, equal to sum of the aggregate amount then on deposit in the Trust Account plus $100,000 held in a restricted investment account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and the restricted investment account (which interest shall be net of taxes payable, excluding any Excise Tax that may be imposed on AltEnergy), divided by the number of then issued and outstanding Public Shares. For illustrative purposes, based on the cash held in the Trust Account on [*][*], 2025 of approximately $[*] million, plus the amount held in the restricted investment account on such date of $[*] the estimated per share redemption price, adjusted for allowable taxes payable, would have been approximately $10.[*] per Public Share. If a holder properly seeks redemption as described in this section and the Business Combination is approved and consummated, the holder will no longer own these shares following the Business Combination.

The Sponsor and AltEnergy’s directors and officers will not have redemption rights with respect to any shares of Common Stock owned by them, directly or indirectly.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)

(a) hold Public Shares or (b) hold Public Shares through Units and you elect to separate your Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares; and

(ii)

prior to 5:00 p.m., New York City time, on [*], 2025 (which is two business days prior to the scheduled vote at the Special Meeting), (a) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, to AltEnergy’s transfer agent that AltEnergy redeem your Public Shares for cash and (b) deliver your Public Shares to the transfer agent, physically or electronically through DTC.

If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Public Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. In the event the proposed Business Combination is not consummated this may result in an additional cost to stockholders for the return of their Public Shares.

Holders of Units must elect to separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Units into the underlying Public Shares and Public Warrants, or if a holder holds Units registered in its own name, the holder must contact the transfer agent, directly and instruct them to do so.

Any request to redeem Public Shares, once made, may be withdrawn at any time until the deadline for submitting redemption requests and thereafter, with AltEnergy’s consent, until the Closing. Furthermore, if a holder of a Public Share delivers its certificate in connection with an election of its redemption and subsequently decides prior to the deadline for submitting redemption requests not to elect to exercise such rights, it may simply request that AltEnergy instruct the transfer agent to return the certificate (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement/prospectus.

If the Business Combination is not approved or completed for any reason, then Public Stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, AltEnergy will promptly return any Public Shares previously delivered by holders.

For illustrative purposes, based on the cash held in the Trust Account on [*], 2025 of approximately $[*] million, the estimated per share redemption price, adjusted for allowable taxes payable, would have been approximately $[*] per Public Share. Prior to exercising redemption rights, Public Stockholders should verify the market price of the Common Stock as they may receive higher proceeds from the sale of their Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. The per-share redemption amount payable from the Trust Account to AltEnergy’s Public Stockholders in connection with a redemption will not be reduced by any Excise Tax imposed on AltEnergy. AltEnergy cannot assure its stockholders that they will be able to sell their Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a Public Stockholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own those Public Shares. You will be entitled to receive cash for your Public Shares only if you properly exercise your right to redeem your Public Shares and deliver your Common Stock (either physically or electronically) to the transfer agent, in each case prior to 5:00 p.m., New York City time, on [*], 2025 (which is two business days prior to the scheduled vote at the Special Meeting), the deadline for submitting redemption requests and deliver a written request for redemption, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested and the Business Combination is approved and consummated.

Immediately following the Closing, New Car Tech will pay Public Stockholders who properly exercised their redemption rights in respect of their Public Shares.

Appraisal Rights

Neither AltEnergy Stockholders nor holders of AltEnergy Public Warrants have appraisal rights in connection with the Business Combination under the DGCL.

Potential Purchases of Public Shares and/or Public Warrants

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding AltEnergy or its securities, the Sponsor and AltEnergy’s directors and officers and/or any of their affiliates may purchase Public Shares and/or Public Warrants from investors who redeem, or indicate an intention to redeem, their Public Shares, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares. The purpose of such share purchases and other transactions would be to decrease the number of redemptions of Public Shares. Any Public Shares purchased by the Sponsor and AltEnergy’s directors and officers or their affiliates would be purchased at a price no higher than the redemption price for the Public Shares, which is currently estimated to be approximately $[*] per share. Any Public Shares so purchased would not be voted by the Sponsor and AltEnergy’s directors and officers or their affiliates at the Special Meeting and would not be redeemable by the Sponsor and AltEnergy’s directors and officers or their affiliates. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options, the payment of cash consideration or the transfer to such investors or holders of shares or rights owned by the Sponsor and AltEnergy’s directors and officers for nominal value. See the risk factor entitled “Activities taken by the Sponsor and AltEnergy’s directors and officers and/or their affiliates could influence the vote on the Business Combination Proposal, have a depressive effect on the shares of Common Stock and reduce the public “float” of the shares of New Car Tech Common Stock” for additional information.

Costs of Solicitation

AltEnergy will bear the cost of soliciting proxies from AltEnergy Stockholders.

AltEnergy will solicit proxies by mail. In addition, the directors, officers and employees of AltEnergy may solicit proxies from AltEnergy Stockholders by telephone, electronic communication, or in person, but will not receive any additional compensation for their services. AltEnergy will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation material to the beneficial owners of Common Stock held of record by those persons and will reimburse them for their reasonable out-of-pocket expenses incurred in forwarding such proxy solicitation materials.

AltEnergy will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Common Stock and in obtaining voting instructions from those owners. AltEnergy’s management team may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Other Business

AltEnergy is not aware of any other business to be acted upon at the Special Meeting. If, however, other matters are properly brought before the Special Meeting, the proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the AltEnergy Board may recommend.

Attendance

Only AltEnergy Stockholders on the record date or persons holding a written proxy for any stockholder or account of AltEnergy as of the record date may attend the Special Meeting. The Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting physically. Please see “Registering for the Special Meeting” above for further details on how to register to attend the Special Meeting. If you hold your Common Stock in your name as a stockholder of record and you wish to attend the Special Meeting, please visit https://www.cstproxy.com/altenergyacquisition/[*] and enter the control number found on your proxy card. If your Common Stock is held in “street name” in a stock brokerage account or by a bank, broker or other holder of record and you wish to attend the Special Meeting, you must obtain a legal proxy from the bank, broker or other holder of record in order to vote your shares electronically at the Special Meeting.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, you may contact Jon Darnell by calling 203-299-1400, or by emailing info@altenergyacquisition.com.

THE BUSINESS COMBINATION PROPOSAL

The AltEnergy Stockholders are being asked to approve the Merger Agreement and the transactions contemplated thereby, including the Business Combination. All AltEnergy Stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

AltEnergy may consummate the Business Combination only if all of the Proposals are approved by the AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon.

Structure of the Business Combination

Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Delaware Limited Liability Company Act (Car Tech having been converted to a Delaware limited liability company immediately prior to Closing), (i) Merger Sub I will merge with and into Car Tech, with Car Tech surviving the merger and (ii) immediately thereafter, Car Tech will merge with and into Merger Sub II, with Merger Sub II surviving the Merger as a wholly-owned subsidiary of AltEnergy. In addition, assuming that the Binding Charter Proposal is approved, New Car Tech will amend and restate the Current Charter to be the Proposed Charter as described in the section of this proxy statement/prospectus entitled “The Binding Charter Proposal.”

Consideration to Car Tech Stockholders

Subject to the terms and conditions set forth in the Merger Agreement, in consideration of the Merger, the Car Tech Units will be converted into the right to receive for each Car Tech Unit owned (I) a number of shares of New Car Tech Common Stock obtained by dividing (i) a fraction equal to (a) the quotient of (x) the Closing Share Consideration divided by (y) ten dollars ($10.00), by (ii) the number of Car Tech Units that are issued and outstanding immediately prior to the effective time of the First Merger, and (II) a number of Merger Consideration Warrants equal to the quotient of (A) six million (6,000,000) divided by (B) the number of Car Tech Units that are issued and outstanding immediately prior to the effective time of the First Merger.

“Closing Share Consideration” means (I) $80,000,000, and an additional (II) $40,000,000 the (“Earnout Consideration”).

Background of the Business Combination

AltEnergy is a blank check company incorporated on February 9, 2021, as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Business Combination was the result of a broad search for a potential transaction using the network and investing and operating experience of the AltEnergy management team and the AltEnergy Board. The terms of the Merger Agreement were the result of extensive arm’s-length negotiations between representatives of AltEnergy and Car Tech. The following is a brief description and summary of the background to the Business Combination and related transactions that led to the signing of the Merger Agreement, including all material discussions and information related to the background and negotiation of the Business Combination, but it does not purport to catalogue every conversation and correspondence by and among AltEnergy, Car Tech and their respective representatives and advisors.

Initial Public Offering and Sponsor Loans

On November 2, 2021, AltEnergy consummated its initial public offering (the “IPO”) of 23,000,000 units (the “Units”), including 3,000,000 Units sold pursuant to the exercise by the underwriters of their over-allotment option. Each Unit consists of one share of Class A Common Stock and one-half of one redeemable warrant (“Warrants”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common

Stock at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds to Car Tech of $230,000,000 before transaction costs. AltEnergy granted the underwriters a 45-day option from the date of IPO to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions, which over-allotment option was exercised in full.

On November 2, 2021, simultaneously with the consummation of the IPO, AltEnergy consummated a private placement of an aggregate of 12,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant, to AltEnergy Acquisition Sponsor LLC (“Sponsor”) and B. Riley Principal Investments, LLC (“BRPI”) an affiliate of B. Riley Securities, Inc. (“B. Riley”), an underwriter in the IPO, generating total gross proceeds of $12,000,000. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. On December 31, 2024, our Sponsor forfeited 4,000,000 Private Placement warrants for no consideration, so as of December 31, 2024 there were 8,000,000 Private Placement Warrants outstanding.

Prior to the consummation of the IPO, on March 25, 2021, AltEnergy issued an aggregate of 5,750,000 shares (the “Founder Shares”) of Class B Common Stock for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the issued and outstanding shares of Common Stock after the IPO. The underwriters having exercised the over-allotment option in full, none of the Founder Shares were forfeited.

In connection with the IPO AltEnergy paid a total of $4,600,000 in underwriting discounts and commissions and $635,000 for other costs and expenses related to the IPO. BRPI received a portion of the underwriting discounts and commissions related to the IPO. After deducting the underwriting discounts and commissions and incurred offering costs, the total net proceeds from our IPO and the sale of the Private Placement Warrants were approximately $236,765,000, of which $234,600,000 (or $10.20 per unit sold in the IPO) was placed in a U.S.-based trust account (the “Trust Account”) at Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee. On November 3, 2021, AltEnergy also paid in full an unsecured non-interest bearing promissory note providing for borrowing capacity up to $250,000, which had been issued to AltEnergy by the Sponsor on March 25, 2021 to cover expenses related to the IPO. Other than as described above, no payments were made by AltEnergy to its directors, officers or persons owning ten percent or more of the issued and outstanding Common Stock or to their associates, or to AltEnergy’s affiliates.

The Sponsor, an affiliate of the Sponsor or AltEnergy’s officers and directors are able, but are not obligated, to loan funds to AltEnergy as may be required from time to time to fund working capital deficiencies or finance transaction costs in connection with a business combination (“Working Capital Loans”). AltEnergy is required to repay such borrowed amounts upon completion of a business combination. At the option of the lender, up to $1,500,000 of such Working Capital Loans may be converted into Warrants at a price of $1.00 per Warrant.

Pursuant to a Commitment Letter, dated March 10, 2022, the Sponsor made available to AltEnergy an aggregate amount of up to $250,000 in funds for working capital purposes to ensure that AltEnergy would continue as a going concern for at least 12 months.

On May 4, 2023, the Sponsor entered into a second Commitment Letter with AltEnergy providing for up to $750,000 in additional funds. A third Commitment Letter was dated December 20, 2023 for up to an additional $800,000. A fourth Commitment Letter was executed on July 8, 2024 for up to an additional $750,000. As of September 30, 2024, $2,135,000 remained outstanding to the Sponsor under such Commitment Letters.

The Extensions

On April 28, 2023, AltEnergy held a special meeting of its stockholders (the “April 2023 Special Meeting”), pursuant to which the AltEnergy Stockholders approved an amendment to AltEnergy’s Amended and Restated

Certificate of Incorporation, dated October 28, 2021, and updated pursuant to a Certificate of Correction on March 20, 2023. The Amendment extended the deadline for AltEnergy to complete an initial business combination (or failing that, cease all operations, wind up and redeem all shares of Class A Common Stock) from May 2, 2023 to May 2, 2024 (the “First Extension”). The voting results for the First Extension were: 22,260,296 shares in favor; 3,303,997 shares against, and 1,000 shares in abstention.

In connection with the First Extension, the AltEnergy Stockholders holding 21,422,522 shares of Class A Common Stock (or approximately 93% of the then outstanding shares of Class A Common Stock) exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, $222,484,624 (approximately $10.38 per share) was removed from the Trust Account on or about May 15, 2023 to pay such holders.

On April 26 and April 27, 2023, AltEnergy and the Sponsor entered into non-redemption agreements (the “Non-Redemption Agreements”) with various AltEnergy Stockholders (the “Non-Redeeming Stockholders”) in exchange for the Non-Redeeming Stockholders agreeing either to not request a redemption in connection with the Extension (as defined below) or to reverse any previously submitted redemption demand in connection with the Extension with respect to an aggregate of 1,250,000 Class A Common Stock sold in its IPO at the April 2023 Special Meeting. Such Non-Redemption Agreements only applied through the extended business combination deadline of May 2, 2024 and did not prohibit a redemption by the Non-Redeeming Stockholders after such date.

On April 16, 2024, AltEnergy held a special meeting of its stockholders (the “April 2024 Special Meeting”), pursuant to which AltEnergy’s stockholders approved an amendment to AltEnergy’s Amended and Restated Certificate of Incorporation, dated October 28, 2021, as modified by that certain Certificate of Correction dated March 20, 2023 and First Amendment to the Amended and Restated Certificate of Incorporation dated April 28, 2023. The Amendment extended the deadline for AltEnergy to complete an initial business combination (or failing that, cease all operations, wind up and redeem all shares of Class A Common Stock) from May 2, 2024 to November 2, 2024, and to allow the Board of Directors of the AltEnergy, without another stockholder vote, to elect to further extend the date to consummate a business combination after November 2, 2024 up to six times, by an additional month each time (the “Second Extension”). The voting results for the Second Extension were: 6,177,170 shares in favor; 37,596 shares against, and -0- shares in abstention.

In connection with the Second Extension, stockholders holding 839,332 shares of Class A Common Stock (or approximately 53% of the then outstanding shares of Class A Common Stock) exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, $9,513,007 (approximately $11.33 per share) was removed from the Trust Account on or about April 23, 2024 to pay such holders.

Pursuant to the Second Extension, on each of October 30, 2024, November 25, 2024, December 20, 2024, and January 28, 2025, the Board of Directors of AltEnergy further extended the date to consummate a business combination by one month each time to the current deadline for the AltEnergy to complete an initial business combination of March 2, 2025.

As of [*], 2025, there was $[*] available to be paid to AltEnergy Stockholders exercising their right of redemption in connection with the proposed Business Combination (or approximately $[*] per share of Class A Common Stock that is subject to redemption), including the funds held in the Trust Account and the funds held in the restricted investment account.

Negotiation Process with Potential Acquisition Targets

Prior to the consummation of the IPO, neither AltEnergy, nor any person authorized on its behalf, initiated any substantive discussions, formal or otherwise, with respect to a business combination involving AltEnergy, on the one hand, and any prospective target, on the other hand.

After the IPO, members of AltEnergy’s management commenced an active search for prospective businesses or assets to acquire in an initial business combination. They reviewed internally generated ideas, inbound solicitations, and investment bank referrals, collectively comprising over 150 business acquisition targets and related assets, and contacted, or were contacted by over 100 individuals and entities with respect to potential business combination opportunities. As part of this process, representatives of AltEnergy considered and evaluated over 50 potential acquisition targets in a wide variety of industry sectors and engaged in discussions with owners or management team members or advisors of over two dozen such potential targets.

While AltEnergy could pursue an initial business combination in any industry, AltEnergy sought to focus its efforts on businesses that would leverage its management team’s experience acquiring and operating businesses that are involved in renewable energy or related clean technology (sometimes referred to as the alternative energy sector). AltEnergy sought to focus on the significant opportunities it believed would result from the ongoing transformation of the energy ecosystem and the macro trends related to electrification and decarbonization. Specifically, AltEnergy believes that select companies will present opportunities stemming from these vast capital flows, and the best of these companies will provide exceptional high-growth investment opportunities. In evaluating prospective target businesses, AltEnergy considered the following general criteria and guidelines, among other considerations:

•	companies with large addressable markets;

•	companies with proven technology or business models;

•	companies with a clear path to profitability;

•	companies with a defensible market position;

•	companies with a strong management team;

•	companies which would benefit uniquely from AltEnergy’s capabilities;

•	deals sourced through AltEnergy’s proprietary channels;

•	companies with an attractive financial profile;

•	companies with the potential to grow organically or through additional acquisitions;

•	companies with sustainability focused operations; and

•	companies which will benefit from access to public markets.

The identification of Car Tech was the result of an extensive search for a potential transaction utilizing AltEnergy management’s relationships with management teams of public and private companies, investment professionals at private equity firms, family offices and other financial sponsors, owners of private businesses, investment bankers, consultants and attorneys.

From the date of the IPO through September 2023, AltEnergy undertook deep exploration of the proprietary information disclosed under confidentiality agreements it signed with twenty-five potential acquisition targets representing twenty-three energy transition subsectors across eight key themes: Advanced Nuclear, Carbon Abatement, Energy Efficiency, EV/mobility, Power Market, Power Technology, Renewables Generation, and Sustainable Foods and Products. Following evaluation of, and discussions with, potential acquisition targets, representatives of AltEnergy submitted non-binding letters of intent to four potential acquisition targets, including Car Tech. Representatives of AltEnergy engaged in significant due diligence and detailed discussions directly with the senior executives and shareholders of each of these targets. AltEnergy did not further pursue a transaction with the other potential acquisition targets for a variety of factors, including AltEnergy’s views of industry, sector or business prospects, the target companies’ preparedness to become publicly listed, and divergent expectations regarding timing or valuation. To the knowledge of AltEnergy, none of these three targets have entered into a business combination with any other SPAC as of the date of this proxy statement/prospectus.

Negotiation Process with Car Tech

AltEnergy decided to pursue a combination with Car Tech because of three key attributes that, in the view of AltEnergy’s management, make Car Tech a compelling opportunity. Those attributes are: 1) a history of profitability and reputation as a Tier-1 supplier to global auto manufacturers (hereinafter referred to as “original equipment manufacturers,” or “OEMs”); 2) attractive growth prospects from major OEM contracts and pipeline, 3) state-of-the-art facility and 4) geographic location. AltEnergy and its advisors did not consider the three other prospective targets to which AltEnergy submitted non-binding letters of intent to be as compelling when taken into account their business prospects, strategy, management teams, structure, likelihood of execution, and valuation considerations.

Prior to meeting with AltEnergy, Car Tech and its management committee, together with their legal and financial advisors, have periodically reviewed and evaluated strategic opportunities and alternatives, with a view to enhancing Car Tech’s value and gaining access to U.S. capital markets. Such opportunities and alternatives included, among other things, mergers, acquisitions and various capital markets transactions.

In March 2023, Car Tech asked its financial advisor, Finhaven Captial Inc. (“Finhaven”), to commence review of strategic options to support the growth of Car Tech. Finhaven began reviewing Car Tech’s financial statements and other materials, helped Car Tech gather data to prepare an information memorandum to support future financing activities, and visited Car Tech’s Opelika, Alabama manufacturing site in May 2023.

In July 2023, Finhaven suggested that Car Tech consider a SPAC transaction as a strategic option to gain access to U.S. capital markets. Car Tech expressed interest in pursuing this route, in part based on prior, unsuccessful efforts regarding other strategic options.

Beginning in August 2023, with Finhaven’s assistance, Car Tech searched for possible SPACs to merge with, receiving varying degrees of interest from over 20 SPACs. After reviewing the materials provided by such SPACs, on September 1, 20223, Car Tech identified AltEnergy as one of the potentially suitable SPAC candidates.

On September 20, 2023, Car Tech and AltEnergy negotiated and entered into a non-disclosure agreement. Thereafter, Car Tech and AltEnergy conducted additional management meetings and discussions telephonically. Finhaven informed AltEnergy of Car Tech’s desire to consider a non-binding letter of intent as soon as the parties deemed appropriate.

On September 22, 2023, AltEnergy submitted to Car Tech a draft non-binding letter of intent, providing for a pre-transaction enterprise value of Car Tech of $100 million. The parties discussed AltEnergy’s draft over the course of the following week. Finhaven shared with AltEnergy that Shinyoung was not interested in a potential transaction with AltEnergy unless the pre-transaction enterprise value of Car Tech was a minimum of $125 million. AltEnergy, after performing additional internal valuation work and performing further due diligence on the opportunity, indicated that such a valuation might be possible subject to a successful in person meeting with the senior management and principals of Shinyoung and further due diligence. On October 6, 2023, Car Tech submitted a revised letter of intent to AltEnergy, increasing the proposed pre-transaction enterprise value of Car Tech to $125 million.

On October 23, 2023, representatives of AltEnergy and GLC Advisors & Company, an investment banking firm that AltEnergy was considering to engage as a financial advisor (“GLC”), met with representatives of Car Tech in Seoul, South Korea to further discuss the letter of intent.

On November 16 and 17, 2023, representatives of AltEnergy and Car Tech met in New York City for further discussions regarding the letter of intent and a potential transaction.

After successful meeings, both in Korea and New York City, it was determined by the AltEnergy team that the Car Tech business model would support a pre-transaction enterprise value of $125 million.

In November and December 2023, AltEnergy and Car Tech, with assistance from their respective outside counsels, Morrison Cohen LLP (“Morrison Cohen”) and Dorsey & Whitney LLP (“Dorsey”), conducted analyses and held a number of calls to determine the appropriate structure for the transaction. By early December, 2023, the parties had determined to structure the transaction in the form of a reverse triangular merger. This decision was driven predominantly by the parties’ assessment that, for United States federal income tax purposes, a reverse triangular merger would result in the Merger qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The parties also considered that such structure would minimize the need to obtain third party consents to consummate the transaction and would result in a holding company structure, with Car Tech becoming a wholly-owned subsidiary of AltEnergy upon the closing, which the parties assessed positively in part due to the segregation of Car Tech’s assets, liabilities and operations from AltEnergy.

Later in December, 2023, the parties agreed that Car Tech would change its domicile from Alabama to Delaware prior to consummating the Merger. This decision was driven largely by the parties’ familiarity with Delaware’s well established body of corporate law, as well as the ability to pre-clear and precisely time merger filings in the State of Delaware.

On November 8, 2023, Car Tech provided Morrison Cohen with access to Car Tech’s online data room, which, commencing on November 10, 2023, Car Tech populated with corporate records, tax returns, customer and supplier contracts and other materials in response to the initial legal due diligence request list submitted by Morrison Cohen and supplemental request lists submitted by Morrison Cohen thereafter. From this time until the signing of the Merger Agreement, Morrison Cohen and AltEnergy’s other advisors conducted extensive legal due diligence of Car Tech, including holding multiple video and telephonic meetings with Car Tech’s management team, employees and advisors. In the course of such diligence, Morrison Cohen made numerous requests for additional materials or clarifications, which Car Tech responded to with assistance from Dorsey and its other advisors. Particular emphasis was placed on Car Tech’s contracts with key customers and suppliers, intellectual property, information technology and privacy policies and procedures. Alongside the legal due diligence process, AltEnergy continued its financial, tax and operational diligence of Car Tech.

As part of the diligence process, representatives of AltEnergy visited Car Tech’s Opelika, Alabama headquarters from November 19 through November 21, 2023, which visit included an in-depth factory tour and meetings with senior and line management. Following this visit, a number of additional video and telephonic meetings were held, which focused on Car Tech’s current and future expansion activities, technology, operations, customer pipeline, sales and marketing, corporate legal structure and material contracts, intellectual property portfolio, historical financial results, financial modeling, employment structure, human resources and related matters and other diligence matters. Due diligence on Car Tech continued through finalization and signing of the definitive documentation, including bring down legal diligence calls undertaken shortly prior to signing the Merger Agreement.

During this time, the parties conducted regular calls to update the parties and their advisors on the status of AltEnergy’s due diligence process as well as updates regarding the preparation of Car Tech’s investor presentation and audited financial statements for the year ended 2022. In addition, AltEnergy and its advisors, reviewed and provided comments on Car Tech’s financial models and investor materials anticipated to be used in connection with the Transaction Financing.

On December 1, 2023, Dorsey provided the initial draft Merger Agreement to Morrison Cohen. Thereafter, until the signing of the Merger Agreement, AltEnergy and Car Tech, with assistance from Morrison Cohen, Dorsey and their other respective advisors, exchanged extensive emails and participated in numerous calls to negotiate the definitive agreements in connection with the Merger. In addition to the Merger Agreement, in the course of negotiations, the parties determined that the following ancillary agreements would need to be executed and delivered by the applicable signatories contemporaneously with the signing of the Merger Agreement:

•	the form Support Agreement, an initial draft of which was provided by Dorsey to Morrison Cohen on January 8, 2024;

•	the form Lock-Up Agreement, an initial draft of which was provided by Dorsey to Morrison Cohen on January 8, 2024;

•	the Restrictive Covenant Agreement, an initial draft of which was provided by Morrison Cohen to Dorsey on January 11, 2024;

•	the Contribution and Exchange Agreement, an initial draft of which was provided by Dorsey to Morrison Cohen on January 12, 2024;

•	the Know-How License Agreement, an initial draft of which was provided by Dorsey to Morrison Cohen on January 17, 2024;

•	the Disclosure Letter to the Merger Agreement, an initial draft of which was provided by Dorsey to Morrison Cohen on January 26, 2024; and

•	the Warrant Transfer and Option Agreement, an initial draft of which was provided by Morrison Cohen to Dorsey on February 10, 2024).

Consistent with the non-binding letter of intent, the initial draft of the Merger Agreement, prepared by Dorsey, contemplated a base purchase price for Car Tech of $125,000,000, subject to adjustment for Car Tech’s indebtedness (less cash and cash equivalents), with the adjusted purchase price to be paid to Car Tech Members at the Closing of the Merger in shares of New Car Tech Common Stock (at a deemed value of $10.00 per share). In January 2024, following further discussions between AltEnergy and Car Tech regarding Car Tech’s projected capital expenditures for 2024 and corresponding financing needs (which would be funded in the form of additional indebtedness), the parties determined that the net debt adjustment could create perverse incentives on Car Tech to avoid or defer incurring additional indebtedness to fund necessary capital expenditures that would be accretive to Car Tech’s value as a target. Based on this and other considerations, the parties agreed to eliminate the net debt adjustment. As part of this decision, the parties agreed to fix a purchase price for Car Tech of $80,000,000, payable in shares of New Car Tech Common Stock (at a deemed value of $10.00 per share). This amount was equal to the equity value for Car Tech assigned in the non-binding letter of intent, based on the assumptions therein, including anticipated net debt.

As part of the broader negotiation over the purchase price to be paid to Car Tech Members at the closing of the Merger, the parties negotiated an earnout structure that would, in the parties’ view, align the incentives of Car Tech and AltEnergy in creating value for AltEnergy’s shareholders following the closing of the Merger. It was ultimately determined that 4,000,000 of the Founder Shares would become subject to transfer restrictions pursuant to the terms of the Lock-Up Agreement, with such restrictions lifting in various stages upon the achievement of specified trading price targets for New Car Tech Common Stock (or qualifying change of control transactions). It was determined that Car Tech Members would be issued an equivalent 4,000,000 shares of New Car Tech Common Stock, which would be subject to the same terms under the Lock-Up Agreement. As part of these negotiations, the parties discussed whether it would be appropriate for such earn-out shares to have voting or dividend rights, as well as the length of the earn-out period.

Contemporaneously with the broader negotiations, and following further analysis of the projected capitalization of AltEnergy following the Closing, Car Tech and its advisors negotiated a transfer of 4,800,000 Private Placement Warrants from the Sponsor to Car Tech Members, as well as an option for Shinyoung to purchase the remaining 7,200,000 Private Placement Warrants following the closing of the Merger at a purchase price of $4.00 per Private Placement Warrant. Such arrangements were ultimately documented in the Warrant Transfer and Option Agreement.

Aside from discussions concerning the scope of representations and warranties, appropriate negative covenants restricting the operation of Car Tech’s business and other customary issues, matters subject to extensive negotiations by the parties included:

•	the minimum amount, if any, that AltEnergy would be required to raise in a private placement prior to the Closing, together with the required terms of such financing;

•

the scope of the non-competition and non-solicitation covenants on Shinyoung pursuant to the Restrictive Covenant Agreement, including appropriate exclusions for existing personnel-sharing arrangements between Shinyoung and Car Tech;

•

the amount of indebtedness of Shinyoung that would be converted into Company Units pursuant to the Contribution and Exchange Agreement (the parties ultimately agreed that it would be appropriate to convert all of such indebtedness to reduce the aggregate indebtedness of Car Tech following the closing of the Merger); and

•

the nature of the intellectual property and know-how held by Shinyoung that would need to be licensed to Car Tech pursuant to the Know-How License Agreement in order to ensure that Car Tech could continue to operate in the ordinary course.

On February 13, 2024, a special meeting of the AltEnergy Board was held via video conference. In addition to the full AltEnergy Board, the meeting was attended by officers of AltEnergy and representatives of the Sponsor and Morrison Cohen. In advance of the meeting, the AltEnergy Board was provided presentation materials regarding Car Tech prepared by AltEnergy’s management and the then current drafts of the Merger Agreement and each of the ancillary agreements. The AltEnergy Board, with the assistance of its legal advisors, discussed and reviewed the proposed Merger, including the terms and conditions of the Merger Agreement and the ancillary agreements, the potential benefits of, and risks relating to, the Merger, the potential benefits of entering into the Merger Agreement, the proposed timeline for entering into the definitive transaction agreements and announcing the Merger, and related fiduciary duties. Upon the completion of presentations from AltEnergy management and Morrison Cohen, the AltEnergy Board approved the Merger by unanimous vote and determined, among other things, that the Merger Proposal is advisable for AltEnergy. See “- AltEnergy Board’s Reasons for the Approval of the Merger” for additional information related to the factors considered by the AltEnergy Board in approving the Merger.

Over the next week, officers of AltEnergy had discussions with various members of the AltEnergy Board regarding the proposed Merger and the related agreements.

On February 21, 2024, the Car Tech Board executed a unanimous written consent to approve the Merger Agreement and related transactions. Immediately following the execution of the Merger Agreement, pursuant to the Support Agreements, the Car Tech Members executed a unanimous written consent to approve the Merger Agreement and related transactions.

On February 21, 2023, AltEnergy, Car Tech and Merger Sub executed the Merger Agreement. Concurrently with the execution of the Merger Agreement, AltEnergy also entered into the Contribution and Exchange Agreement, Support Agreements, Warrant Transfer and Option Agreement and Lock-up Agreements, in each case, with the counterparties thereto.

On the afternoon of February 21, 2024, AltEnergy and Car Tech issued a press release announcing the execution of the Merger Agreement and AltEnergy filed with the SEC a Current Report on Form 8-K, including the Press Release, the Merger Agreement and the ancillary transaction documents.

Following the announcement of the proposed Merger, the parties worked diligently to prepare and file the Registration Statement of which this Proxy statement/prospectus is a part, The parties, and particularly AltEnergy undertook preliminary work to relating to the proposed Transaction Financing.

In September of 2024 it was discussed between AltEnergy, GLC, and FinHaven as advisor to Shinyoung and CarTeach that due to the significant amount of leverage that would be on the balance sheet of the Company that would exist at the time of the Merger it would be ideal for the Parent to offer a guaranty to potential lenders in the transaction to provide for better terms in the Transaction Financing. .

On October 13, 2024 AltEnergy and GLC made a trip to Korea to meet with Shinyoung and Car Tech senior management to discuss the concept of a Parent Guaranty. The status of the merger, the performance of the business and the concept of a Parent Guaranty were discussed in multiple meetings in Seoul. AltEnergy and GLC returned from Korea on October 16, 2024 with the belief that the option of a Parent Guaranty could be obtained from the Parent.

In November of 2024 AltEnergy began negotiating an amended and restated Merger Agreement to provide for the concept of the Parent Guaranty. Multiple concepts were discussed and it was ultimately agreed that the Car Tech members would be issued additional merger consideration in the form of 6,000,000 private warrants and that AltEnergy’s founders shares would be subject to an additional period of lock up which would extend as long as the parent guaranty relating to the Transaction Financing would be in place. As part of this negotiation, it was agreed that the previously negotiated agreements relating to the transfer to Shinyoung of 4,800,000 Private Placement Warrants and an option to acquire the remaining 7,200,000 Private Placement Warrants referred to above would no longer be part of the transaction.

On December 7, 2024 AltEnergy received an amended and restated Merger Agreement from the Company and its Counsel which included the additional terms that were discussed and negotiated with Shinyoung and Car Tech and their advisors. AltEnergy and its advisors discussed the proposed amended and restated Merger Agreement and worked with Car Tech and its advisors on what it believed were some necessary changes. A revised Amended and Restated Merger Agreement was sent back to Dorsey and Car Tech on December 13, 2024.

Over the next weeks, the supporting ancillary documents were revised to reflect the agreed to deal terms, including the Warrant Consideration Agreement and the Lock Up agreement and drafts were exchanged between the parties.

The parties and their counsel thereafter continued to discuss and negotiate the proposed revised Merger Agreement and the other ancillary agreements and exchanged drafts that refined the details of the agreements that had been reached by the parties, with final drafts being agreed to on February 10, 2025.

Benefits and Detriments of the Business Combination

Stakeholder	Benefits	Detriments
AltEnergy	Failure to complete a business combination would result in AltEnergy being de-listed and the trust liquidated. The business combination would create value for AltEnergy and its stockholders.	AltEnergy could potentially have found a target that may have a more optimal risk/return profile than Car Tech. In this case, AltEnergy, its stockholders and affiliates would stand to benefit more than in the business combination with Car Tech.

Sponsor & affiliates

Failure to complete a business combination would result in the Sponsor losing its entire investment, representing the purchase of 5,750,000 Founder Shares for an aggregate purchase price of $25,000 and 7,600,000 Private Placement Warrants for an aggregate purchase price of $7,600,000. The Sponsor would also lose approximately $[  ] lent to AltEnergy to pay corporate expenses.

Upon closing of a business combination, following forfeiture of 250,000 shares of Class B common stock for no consideration, Sponsor will own 5,500,000 shares of New Car Tech Common Stock. Although 5,000,000 such shares will be subject to time based trading restrictions,

We do not believe there are any material detrimental effects to the Sponsor or its affiliates in connection with the closing of the proposed business combination.

4,000,000 such shares will be subject to certain earnout and lock-up restrictions, and 4,500,000 such shares (inclusive of the 4,000,000 shares subject to earnout restrictions) will be subject to additional restrictions on trading until the Shinyoung Guaranty is terminated, such shares will potentially have significant value if the business combination closes. As a result of the nominal price of $0.004 per share paid by the Sponsor, the Sponsor is likely to earn a positive rate of return on its investment in the Founder Shares even if the market price of the Class A Common Stock declines significantly and other holders of Common Stock experience a negative rate of return on their investments in our Common Stock. For example, assuming the market price of $[  ], representing the Class A Common Stock’s market price as of the record date, the value of Sponsor’s shares would have appreciated by [$  ].

In addition, the Sponsor’s Private Placement Warrants which have an exercise price of $11.50 per underlying share would only have value in if the business combination is consummated. The value of such warrants is dependent on the per share stock price of New Car Tech shares in the future. is a than $11.50.

Upon consummation of the business combination, Car Tech will become a public company and the shares of New Car Tech Common Stock issued to former equity holders of Car Tech would trade on a national securities exchange which could provide New Car Tech with enhanced access to capital to facilitate its growth, as well as greater liquidity to the Car Tech Members.

Car Tech also believes that AltEnergy’s management, business experience and access to transactional opportunities could benefit New Car Tech.

Unaffiliated security holders	If the market was to recognize the valuation and potential of New Car Tech the stock price may be expected to increase from the trust level of approximately $[ ] per share which will benefit the stockholders.	For non-redeeming stockholders the risk is that the market will not support the valuation of New Car Tech either as a result of a general market downturn or risks specific to New Car Tech. In this case, the stock price may be reasonably expected to trade below the trust value of approximately $[ ]. If this scenario were to materialize, the public stockholders would have been better off redeeming rather than holding the stock post business combination.

The AltEnergy Board’s Reasons for the Approval of the Business Combination

On April 14, 2023, the AltEnergy Board unanimously (i) declared it advisable for AltEnergy to enter into the Merger Agreement and each ancillary agreement thereto to which AltEnergy is, or is contemplated to be, a party, and (ii) approved the transactions contemplated by the Merger Agreement as a “Business Combination” under the Current Charter and approved AltEnergy’s execution and delivery of and performance of its obligations under the Merger Agreement and each ancillary agreement thereto to which AltEnergy is, or is contemplated to be, a party and the transactions contemplated thereby (including the Business Combination), on the terms and subject to the conditions set forth therein.

Before reaching its decision, the AltEnergy Board and/or members of the AltEnergy management team held extensive meetings (virtual and in-person) and teleconferences with Car Tech’s management team and certain Car Tech service providers and industry and subject matter specialists, and additionally discussed the following, without limitation, amongst each other:

•	Car Tech’s historical financial statements and current budget, capital expenditures, near-term funding requirements and other relevant financial data;

•

the Due Diligence report prepared by Morrison Cohen, including, without limitation, a review of corporate matters, material contracts and business relationships, intellectual property and information technology, employment, compensation and benefits, real estate, and environmental information; and

The AltEnergy Board considered a wide variety of reasons and factors in connection with its evaluation of the Business Combination. Given the complexity of those reasons and factors, the AltEnergy Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific reasons and factors it took into account in reaching its decision. Different individual members of the AltEnergy Board may have given different weight to different reasons and factors in their evaluation of the Business Combination. At the time that it approved the Business Combination, the AltEnergy Board viewed its position as being based on all of the information available and the reasons and factors presented to and considered by it and believed it had the necessary information to make an informed decision. This explanation of AltEnergy’s reasons for the approval of the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in conjunction with the reasons and information discussed under the section of this proxy statement/prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

In the prospectus for the IPO, AltEnergy identified general criteria and guidelines that AltEnergy believed would be important in evaluating prospective target businesses. The criteria, along with the AltEnergy Board’s evaluation of Car Tech as compared to the criteria, follows:

•

Start with large addressable market: We will screen companies for their total and addressable market size (TAM) and also serviceable addressable market (SAM), excluding target candidates with SAMs under $1 billion. We will focus on businesses that we believe fall comfortably in a $2-$10billion TAM/SAM range. Factors we will consider in making TAM/SAM judgments will include i) geography, ii) competition, both from competing technology and solutions, and from countries with low costs of production and aggressive trade practices, and iii) slower than expected rates of market development.

•

Proven technology or business model: We will seek companies that have developed products or services based on proven technology or business models, which can offer better solutions with greater profitability than incumbent solutions, but for a variety of reasons have not yet reached mass adoption. These reasons may include lack of capital, experience, market relationships, manufacturing expertise, and track record to have transitioned to mass production and robust commercial operation.

•	Clear path to profitability: We intend to select a target which by working with management has a clearly defined path to profitability.

•

Have a defensible market position: We will seek to acquire a business that has a defensible position within a specific market because of its differentiated technology, economies of scale, defined barriers to entry, brand strength, distribution capabilities, vertical integration, or other competitive advantages.

•

Have a strong management team: We will seek to partner with management teams that are aligned with our commitment to generate positive impact and financial value. Where necessary, we may also look to complement and enhance the capabilities of the target business’ management team.

•

Would Benefit Uniquely from our Capabilities: We will seek to acquire a business where the collective capabilities of our management and sponsor can be leveraged by the target and its management to further augment its performance, growth or industry position

•

Are Sourced Through our Proprietary Channels: We will aim to utilize unique networks and insights that our management team has built in the renewables sector for sourcing a business combination. This includes but is not limited to, alternative energy companies with which we have interacted within the past (unrelated to us), developers, investment banks, EPC firms, IPPs, scientists / academics, utilities, consultants, lawyers and more.

•	Have an Attractive Financial Profile: We will seek to acquire a business that has significant revenue growth potential combined with long-term defensible attractive margins.

•

Have the Potential to Grow Organically or Through Additional Acquisitions: We will seek to acquire a business that has the potential to grow both organically through market expansion or increased market share as well as through external acquisitions.

•

Have sustainability focused operations: We will focus on businesses which have the potential to help address the global challenges related to renewables adoption and integration, energy technology improvements and decarbonization. We will focus on, but not be limited to businesses addressing emerging renewable technologies and applications, grid optimization, DERs and smart grid technology, alternative fuels and carbon captures and storage spaces.

•

Will benefit from access to the public markets: We will seek to acquire a business that would benefit from better access to capital, an expansion of its investor base, or other benefits of becoming a public company.

In considering the Business Combination, the AltEnergy Board concluded that Car Tech substantially met the above criteria. In addition, the AltEnergy Board considered several other positive factors including, but not limited to, the following, which were not weighted and are not presented below in any order of significance:

•	Long-term contracts with extremely reputable customers: Car Tech has long-term contracts with multiple auto manufacturers.

•

Proven track record and demonstrated expertise: The parent company of Car Tech, Shin Young, has a forty plus year track record of being a leading independent stamping company in Korea supporting both Korean and international auto manufacturers. With 11 facilities globally and over 2,000 employees they have demonstrated expertise in stamping and a proven track record of expanding their business with new stamping facilities internationally. Since 1996 they have developed industry leading IP including 130+ patents, 10 utility models, and 4 design rights in the auto parts industry.

•

Significant existing investment in a state-of-the-art facility: Since 2016 Car Tech has invested in excess of $130 million in their state-of-the-art stamping facility which provides them with a significant competitive advantage against their competition.

•

Locational advantage to capitalize upon automotive manufacturing trends: Car Tech’s location in Alabama is well positioned to capitalize upon the significant investments made in recent years by the auto industry in the southeastern portion of the United States.

AltEnergy did not seek a third-party valuation and did not receive a valuation opinion from any third-party in connection with the proposed Business Combination. The AltEnergy Board relied, in some part, on the AltEnergy management team’s and the AltEnergy Board members’ collective experience in public markets transactions and concluded that the Merger Consideration as set forth in the Merger Agreement is fair and reasonable, given the various compelling aspects of the transaction.

The AltEnergy Board also gave consideration to the following negative factors (which are more fully described in the “Risk Factors” section of this proxy statement/prospectus), which were not weighted and are not presented below in any order of significance:

•

Limitations of Review: The AltEnergy Board considered that it would not obtain an opinion from any independent investment banking firm that the consideration AltEnergy is paying to acquire Car Tech is fair to AltEnergy or the AltEnergy Stockholders from a financial point of view. In addition, there are inherent limitations in the due diligence review of Car Tech conducted by AltEnergy’s management team and legal advisors.

•

Exercise of Redemption Rights by Public Stockholders: The AltEnergy Board considered the risk that some or all of the Public Stockholders would decide to exercise their redemption rights, thereby depleting the amount of cash available to Car Tech at Closing.

•

Costs of the Business Combination: The AltEnergy Board considered the risk that the announcement of the Business Combination and potential diversion of Car Tech’s management and employee attention may adversely affect Car Tech’s operations, the significant fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination.

•

Potential Inability to Complete the Business Combination: The AltEnergy Board considered the possibility that the Business Combination may not be completed and the resulting potential adverse consequences to AltEnergy, in particular the expenditure of time and resources in pursuit of the Business Combination and the fact that the Merger Agreement prohibits AltEnergy from soliciting other initial business combination proposals while the Merger Agreement is in effect, which could limit AltEnergy’s ability to seek an alternative initial business combination before the Termination Date.

•	Industry: The AltEnergy Board considered certain risks associated with domestic new car sales and the performance of the automotive industry in the United States.

•	Competition: The AltEnergy Board considered the risk of competition in the industry, including the potential for new entrants.

•	Interests of Certain Persons: The AltEnergy Board considered the potential conflicts of interest of the Sponsor and AltEnergy’s directors and officers in the Business Combination.

•	Other Risks: The AltEnergy Board considered various other risks associated with Car Tech’s business, as described in the section of this proxy statement/prospectus entitled “Risk Factors.”

Overall, the AltEnergy Board concluded that the potential benefits of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the AltEnergy Board determined that the Business Combination is advisable.

Car Tech’s Reasons for the Business Combination

In deciding to pursue the Business Combination and the transactions contemplated thereby with AltEnergy as opposed to another type of corporate transaction, Car Tech considered and evaluated a number of factors, including but not limited to, the advantages of the Business Combination over a traditional IPO, enhanced access to capital and liquidity for the Car Tech Members, the benefits of a relationship with AltEnergy and consideration of the relative benefits and detriments of alternative transactions. In particular, Car Tech evaluated the conditions of the IPO market for companies with Car Tech’s characteristics at the time of entering into the

Merger Agreement and considered that the transaction with AltEnergy was likely to provide for greater speed of execution, an increased likelihood that the proposed Business Combination would be completed in light of the terms and conditions of the Merger Agreement, higher proceeds and the potential for less dilution of the Car Tech Members. Car Tech also considered that, upon Closing, Car Tech would become a public company and the shares of New Car Tech Common Stock would trade on a national securities exchange which could provide New Car Tech with enhanced access to capital to facilitate its growth, as well as greater liquidity to the Car Tech Members. Car Tech also believed AltEnergy’s management, business experience and access to transactional opportunities could benefit New Car Tech. Ultimately, Car Tech concluded that the proposed Business Combination represented the best potential transaction for Car Tech to execute its business strategies and create value for the Car Tech Members.

Satisfaction of 80% Test

It is a requirement under the Existing Charter that any business acquired by AltEnergy have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for an initial business combination. Based on the financial analysis of Car Tech generally used to approve the transaction, the AltEnergy Board determined that this requirement was met. The AltEnergy Board determined that the consideration being paid in the Business Combination, which amount was negotiated at arms-length, was fair to and advisable for AltEnergy and appropriately reflected Car Tech’s value. In reaching this determination, the AltEnergy Board concluded that it was appropriate to base such valuation in part on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical skills, as well as quantitative factors such as Car Tech’s potential for future growth in revenue and profits. The AltEnergy Board believes that the financial skills and background of its members qualify it to conclude that the acquisition of Car Tech met this requirement.

Interests of the Sponsor and AltEnergy’s Directors and Officers in the Business Combination

When you consider how to vote with respect to the approval of the Business Combination Proposal and whether you should exercise your redemption rights with respect to Public Shares, you should keep in mind that the Sponsor and AltEnergy’s directors and officers have interests in such proposal that are different from, or in addition to those of Public Stockholders and holders of Public Warrants generally. These interests include, among other things, the interests listed below:

•

Our Sponsor and AltEnergy’s directors and officers who have interests in our Sponsor that entitle them to receive or acquire shares of New Car Tech Common Stock will lose their entire investment in us (including with respect to the Sponsor its investment in the Private Placement Warrants), or rights to receive or acquire such shares of New Car Tech Common Stock if we do not complete an initial business combination by the Termination Date. See “Beneficial Ownership of Securities” for information regarding the direct and indirect interests of our Sponsor and directors and officer in AltEnergy Common Stock and New Car Tech Common Stock. If we are unable to complete our initial business combination by the Termination Date, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (which interest will be net of taxes payable, excluding any Excise Tax that may be imposed on AltEnergy, and will not include the $100,000 held in a restricted investment account to be used to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining AltEnergy Stockholders and the AltEnergy Board, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

•

The Sponsor and AltEnergy’s directors and officers may be incentivized to complete the Business Combination rather than to liquidate, in which case the Sponsor and AltEnergy’s directors and officers would lose their entire investment including, with respect to the Sponsor, amounts lent to us to pay expenses, and one of our officers would not receive payment of accrued but unpaid fees and a bonus due upon closing of our initial business combination. As a result, the Sponsor and AltEnergy’s directors and officers may have a conflict of interest in determining whether Car Tech is an appropriate business with which to effectuate an initial business combination and/or in evaluating the terms of the Business Combination. The AltEnergy Board was aware of and considered these interests, among other matters, in evaluating and unanimously approving the Business Combination and determining that it was advisable.

•

Certain of AltEnergy’s directors and officers have fiduciary or contractual obligations to another entity or entities pursuant to which such director or officer is or will be required to present a business combination opportunity to such entity. Accordingly, if any of AltEnergy’s directors or officers becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity.

•

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if AltEnergy fails to complete an initial business combination by the Termination Date. The Sponsor paid an aggregate of $25,000 for certain expenses on our behalf in exchange for issuance of 5,750,000 Founder Shares, or approximately $0.004 per share. On April 26, 2023 and April 27, 2023, AltEnergy and our Sponsor entered into non-redemption agreements with certain unaffiliated third parties (the “Non-Redemption Agreements”). Under the Non-Redemption Agreements, in connection with our seeking approval of an amendment to our Amended and Restated Certificate of Incorporation to extend the date from May 2, 2023 to May 2, 2024, by which we were required to either consummate an initial business combination or cease operations other than to wind up and redeeming all of our Class A Common Stock, in consideration for such unaffiliated third parties agreeing either not to request redemption or to reverse any previously submitted redemption demand, with respect to 1,250,000 shares of Class A Common Stock, the Sponsor will surrender and forfeit to the us for no consideration an aggregate of 250,000 shares of Class B Common Stock and we will issue to such unaffiliated third parties 250,000 shares of Class A Common Stock. Accordingly, upon the Closing, the Founder Shares owned by the Sponsor will constitute 5,500,000 shares of New Car Tech Common Stock all of which are subject to time based trading restrictions and 4,000,000 of which are subject to the earnout and forfeiture provisions of the Lock-up Agreement entered into by the Sponsor, AltEnergy and Car Tech. See “Ancillary Agreements Related to the Business Combination – Lock-up Agreements.” The 1,500,000 shares subject only to time based trading restrictions alone will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would have an aggregate market value of approximately $[*] million based upon the closing price of $[*] per public share on the OTC on the record date, but, given the restrictions, lockups and vesting schemes on such shares, we believe such shares will have less value. Nevertheless, as a result of the nominal price of $0.004 per share paid by the Sponsor compared to the recent market price of the Common Stock, the Sponsor is likely to earn a positive rate of return on its investment in the Founder Shares even if other holders of Common Stock experience a negative rate of return on their investments in our Common Stock. The Founder Shares will become worthless if AltEnergy does not complete an initial business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares. However, if any of the Sponsor or AltEnergy’s directors or officers acquire Public Shares, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if AltEnergy fails to complete an initial business combination before the Termination Date.

•

Simultaneously with the closing of the IPO, AltEnergy completed a private sale of an aggregate of 11,600,000 Private Placement Warrants to the Sponsor and 400,000 Private Placement Warrants to an affiliate of the underwriter in our IPO, at a purchase price of $1.00 per Warrant, generating proceeds of

$12,000,000. On December 31, 2024, our Sponsor forfeited 4,000,000 Private Placement Warrants for no consideration. The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants, so long as they are held by the Sponsor or the affiliate of our underwriter or their permitted transferees, (i) are not redeemable by AltEnergy, (ii) may not (including the Common Stock issuable upon exercise of such Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by such holders until 30 days after the completion of AltEnergy’s initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. The Private Placement Warrants had an aggregate market value of approximately $[*] million based upon the closing price of $[*] per Warrant on the OTC on the record date. The Private Placement Warrants would also become worthless if AltEnergy does not complete an initial business combination within the applicable time period.

•

One or more of AltEnergy’s directors or officers may serve or continue to serve as a director or officer of New Car Tech after the Closing. As such, in the future he or she may receive cash fees, stock options or stock awards that the New Car Tech Board determines to pay to its directors or officers.

•

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act.

•

Pursuant to Commitment Letters, in order to fund our working capital, the Sponsor has made loans to us that as of September 30, 2024 aggregated $2,135,000. These loans bear interest at the mid-term appliable federal rate at the time the loans were made. The Sponsor may make additional loans prior to the consummation of the Business Combination. If we do not complete an initial business combination within the required period and we liquidate and dissolve, it is highly unlikely that we will have sufficient funds outside the Trust Account to repay these loans to the Sponsor and accordingly these loans may not be repaid if the Closing does not occur.

•	Following the consummation of the Business Combination, we will continue to indemnify our existing directors and officers and will maintain a directors’ and officers’ liability insurance policy.

•

Upon the Closing, subject to the terms and conditions of the Merger Agreement, the Sponsor and AltEnergy’s directors and officers and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination. Such reimbursement may not be paid if the Closing does not occur.

•

These financial and other interests of the Sponsor and AltEnergy’s directors and officers and entities affiliated with them may have influenced their decision to approve the Business Combination. You should consider these interests when evaluating the Business Combination. The AltEnergy Board was advised of and considered each of these interests, together with the factors described in the section entitled “The Business Combination Proposal - The AltEnergy Board’s Reasons for the Approval of the Business Combination”, during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the AltEnergy Board, the Merger Agreement and related transactions, including the Business Combination, as a whole and, on balance, concluded that they supported a favorable determination that the Merger Agreement and the Business Combination are advisable. In view of the wide variety of factors considered by the AltEnergy Board in connection with its evaluation, negotiation and approval of the Business Combination and related transactions and the complexity of these matters, the AltEnergy Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Rather, the AltEnergy Board based its evaluation, negotiation and approval of the Business Combination on the totality of the information presented to and considered by it. The AltEnergy Board evaluated the factors described above with the assistance of AltEnergy’s legal advisors. In considering the factors described above and any other factors, individual members of the AltEnergy Board may have viewed factors differently or given different weights to other or different factors.

Interests of Car Tech’s Directors and Officers in the Business Combination

When you consider voting in favor of approval of the Business Combination Proposal, you should keep in mind that the Car Tech Insiders have interests in such proposal that are different from, or in addition to Public Stockholders and holders of Public Warrants generally. These interests include, among other things, the interests listed below:

•

Car Tech’s executive officers are expected to become executive officers of New Car Tech upon consummation of the Business Combination. Specifically, the following individuals who are currently executive officers of Car Tech will become officers of New Car Tech upon the consummation of the Business Combination, service in the offices set forth opposite their names:

Executive Officer Name	Office
John Hagan	General Manager
Jong Hoon Ha	Chief Executive Officer
Ki Youn Kim	Vice President of Sales

•

Certain executive officers may enter into employment arrangements that become effective in connection with the Business Combination and which may provide for payment of certain bonuses and salaries conditional upon Closing.

•

Upon Closing, subject to the terms and conditions of the Merger Agreement, the Car Tech Insiders and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to consummating an initial business combination. Such reimbursement may not be paid if the Closing does not occur.

•

Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, Car Tech Insiders may receive grants of stock options and restricted stock units under the 2025 Equity Plan.

•	Certain members of the Car Tech Board are expected to continue to serve as members of the New Car Tech Board following the Business Combination. Specifically Ho Gap Kang and Jong Hoon Ha.

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the transactions contemplated by the Merger Agreement. Where actual amounts are not known or knowable, the figures below represent AltEnergy’s good faith estimate of such amounts assuming a Closing as of [*], 2025 (all numbers in millions).

No Additional Redemptions Scenario

Sources		Uses
$	%	$	%

Maximum Redemption Scenario

Sources		Uses
$	%	$	%
$

$

New Car Tech intends to use the cash on its balance sheet after the Closing to pay the transaction expenses, which are currently estimated to be $[*] million in total, less transaction expenses paid before Closing, and [*]. If AltEnergy and Car Tech waive the Transaction Financing Condition, New Car Tech will not have the same liquidity at Closing as it would have had the Transaction Financing Condition been satisfied and, as a result, New Car Tech’s ability to operate its business and execute its plans following the Closing will be adversely affected and New Car Tech may be forced to cease certain activities unless it raises additional capital. See the section of this proxy statement/prospectus entitled “Questions and Answers About the Business Combination and the Special Meeting—Q: What will New Car Tech’s liquidity position be following the Closing?” for additional information.

Stock Exchange Listing

AltEnergy’s Units, Common Stock and Warrants are publicly traded on the OTC under the symbols “AEAEU”, “AEAE” and “AEAEW”, respectively. New Car Tech intends to apply to list the New Car Tech Common Stock and New Car Tech Warrants on Nasdaq under the symbols “[*]” and “[*]”, respectively, upon the Closing of the Business Combination. Prior to Closing, AltEnergy will cause each Unit to be separated into one share of Common Stock and one-fifth of a Warrant and New Car Tech will not have units traded following the Closing of the Business Combination.

Material U.S. Federal Income Tax Considerations

For the U.S. federal income tax considerations of the exercise of redemption rights with respect to the Public Shares, please see “U.S. Federal Income Tax Considerations.” The tax consequences of the foregoing to any particular AltEnergy Stockholder will depend on that AltEnergy Stockholder’s particular facts and circumstances. Accordingly, please consult your tax advisor to determine the tax consequences to you of the exercise of redemption rights with respect to the Public Shares.

Accounting Treatment

We expect the Business Combination to be accounted for as a reverse recapitalization with AltEnergy. Under this method of accounting, AltEnergy is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of Car Tech with the acquisition being treated as the equivalent of Car Tech issuing stock for the net assets of AltEnergy, accompanied by a recapitalization. The net assets of Car Tech will be stated at historical cost, with no goodwill or other intangible assets being recorded. Subsequent to the Business Combination, the historical financial results presented for New Car Tech will be those of Car Tech.

The expectation that Car Tech is the accounting acquirer is based on evaluation of the following facts and circumstances:

•	Car Tech stockholders will have majority of the voting power under both the no redemption and maximum redemption scenarios described below;

•	Car Tech will appoint the majority of the board of directors of the combined entity;

•	Car Tech’s existing management will comprise the management of the combined entity;

•	Car Tech’s operations will comprise the ongoing operations of the combined entity;

•	Car Tech is the larger entity based on historical revenues and business operations; and

•	the combined entity will assume Car Tech’s name and will assume Car Tech’s headquarters.

Vote Required for Approval

This Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only with the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes have no effect on the outcome of the proposal.

The Business Combination is conditioned upon the approval of condition precedent proposals, subject to the terms of the Merger Agreement. If the Business Combination Proposal is not approved, the other proposals (except the Adjournment Proposal, as described below) will not be presented to the stockholders for a vote.

The Sponsor and AltEnergy’s directors and officers have agreed to vote all AltEnergy shares owned by them in favor of the Business Combination Proposal.

THE MERGER AGREEMENT

The following describes certain aspects of the Business Combination, including the material provisions of the Merger Agreement. The following description of the Merger Agreement is subject to, and qualified in its entirety by reference to, the Merger Agreement, which is attached to this proxy statement/prospectus as Annex A, and is incorporated by reference into this proxy statement/prospectus. We urge you to read the Merger Agreement carefully and in its entirety, as it is the legal document governing the Business Combination.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary are included to provide you with information regarding the terms of the Merger Agreement. The Merger Agreement contains representations, warranties and covenants by AltEnergy and Car Tech. The representations, warranties and covenants made in the Merger Agreement by AltEnergy and Car Tech were qualified and subject to important limitations agreed to by AltEnergy and Car Tech in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the Merger Agreement may have the right not to consummate the Business Combination if the representations and warranties of the other party were to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing or attempting to set forth matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and some were qualified by the matters contained in the confidential disclosure schedules that Car Tech delivered in connection with the Merger Agreement (which disclosure letters are not filed with the SEC as part of the Merger Agreement) and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the Merger Agreement.

For the foregoing reasons, the representations and warranties or any descriptions of those provisions should not be read alone or relied upon as presenting the actual state of facts or condition of AltEnergy or Car Tech, or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this proxy statement/prospectus. AltEnergy will provide additional disclosures in its public reports to the extent it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the Merger Agreement and will update such disclosure as required by federal securities laws. Please see the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”

Effect of the Business Combination

Pursuant to the Merger Agreement and in accordance with the Delaware Limited Liability Company Act (Car Tech having been converted from an Alabama limited liability company into a Delaware limited liability company immediately prior to the Closing), first, Merger Sub will merge with and into Car Tech with Car Tech surviving the merger as a wholly-owned subsidiary of AltEnergy (the “First Merger”) and second, Car Tech will merge with and into Merger Sub II, with Merger Sub II surviving the merger (the “Second Merger” and together with the First Merger, the “Mergers”). Upon the consummation of the Mergers, subject to approval by AltEnergy’s stockholders and other customary closing conditions, the combined company will be renamed as “Car Tech [*], Inc.” and is expected to list on Nasdaq.

At the First Merger Effective Time, (i) the certificate of formation and operating agreement of Merger Sub in effect immediately prior to the First Merger Effective Time will become the certificate of formation and operating agreement of Car Tech, but reflecting the name change described in the paragraph above, (ii) AltEnergy’s Current Charter will be amended and restated to be in the form of the Proposed Charter will become the charter of New Car Tech, and (iii) AltEnergy’s Current Bylaws will be amended and restated in the form of the New Car Tech Bylaws and will become the bylaws of New Car Tech, each until they are further amended or modified in accordance with their own terms or applicable law.

Merger Consideration

In accordance with the terms and subject to the conditions of the Merger Agreement, in consideration of the Merger, each Car Tech Unit will be converted into the right to receive (I) a number of shares of New Car Tech Common Stock (rounded down to the nearest whole share) obtained by dividing (i) a fraction equal to (a) the quotient of (x) the Closing Share Consideration divided by (y) ten dollars ($10.00), by (ii) the number of Car Tech Units that are issued and outstanding immediately prior to the Effective Time; and (II) a number of warrants to purchase shares of New Car Tech Common Stock (rounded down to the nearest whole share) equal to the quotient of (A) six million (6,000,000) divided by (B) the number of Car Tech Units that are issued and outstanding immediately prior to the Effective Time.

For purposes of this section, “Closing Share Consideration” means (I) $80,000,000, and (II) an additional $40,000,000 (the “Earn Out Consideration”).

The 4,000,000 shares of New Car Tech Common Stock to be issued to Car Tech Members based on the Earn Out Consideration, will be subject to the terms of the Lock-Up Agreements described in “Ancillary Agreements Related to the Business Combination – Lock-Up Agreement.”

Closing and Effective Time of the Merger

Unless Car Tech and AltEnergy otherwise mutually agree, the Closing will take place electronically on the date which is three business days after the date on which all of the Closing conditions have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions). See “The Merger Agreement – Conditions to Closing” for a more complete description of the conditions that must be satisfied prior to Closing.

On the Closing Date, the Parties will effect the Merger by filing the First Merger Certificate and the Second Merger Certificate with the Secretary of State of the State of Delaware, and the Merger will become effective at the time each respective Certificate of Merger has been duly filed (or such later time as may be agreed in writing by AltEnergy and Car Tech and specified in each Certificate of Merger).

As of the date of this proxy statement/prospectus, the parties expect that the Merger will be effective during the first quarter of 2025. However, there can be no assurance as to when or if the Merger will occur.

If the Closing has not occurred on or before the Outside Date, the Merger Agreement may be terminated by either AltEnergy or Car Tech. However, a party may not terminate the Merger Agreement if such party’s failure to fulfill any obligation under the Merger Agreement has resulted in, or materially contributed to, the failure of the Closing to occur on or before the Outside Date.

Payments at Closing; Exchange Procedures

Prior to the Closing, AltEnergy will appoint an exchange agent to act as the agent for the purpose of paying the Closing Consideration to the Car Tech Members as described in the section of this proxy statement/prospectus entitled “The Merger Agreement – Merger Consideration.” Prior to the Closing, AltEnergy will deposit with such exchange agent the number of shares of New Car Tech Common Stock equal to the Closing Stock Consideration to be held in trust for the benefit of the Car Tech Members.

Prior to the Closing, AltEnergy will, or will cause the exchange agent to, mail to each Car Tech Member a letter of transmittal in customary form to be approved by Car Tech and AltEnergy prior to the Closing. Upon the Prior to the Closing, AltEnergy will, or will cause the exchange agent to, mail to each Car Tech Member a letter of transmittal in customary form to be approved by Car Tech and AltEnergy prior to the Closing. Upon the receipt of such letter of transmittal duly, completely and validly executed in accordance with the instructions thereto, such Car Tech Member will be entitled to receive in exchange therefor its portion of the Merger Consideration as described in the section of this proxy statement/prospectus entitled “The Merger Agreement – Merger Consideration.”

No fractional shares of New Car Tech Common Stock will be issued as part of the Merger. Instead, the Merger Consideration received by any Car Tech Member will be rounded down to the nearest whole share of New Car Tech Common Stock.

On the Closing Date after the Closing occurs, AltEnergy must pay all accrued and unpaid transaction expenses of AltEnergy and Car Tech that are required to be paid on the Closing Date.

Covenants and Agreements

Conduct of Car Tech Prior to Completion of the Business Combination

Car Tech has agreed that, prior to the Closing Date, subject to certain exceptions specified in the Merger Agreement, it will operate the business of Car Tech in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve the ongoing business of the Company, including preserving the current relationships of the Company with customers, suppliers, and other persons having significant business relations with Car Tech.

In addition to the general covenants above, Car Tech has agreed that, prior to Closing, subject to certain general and certain specified exceptions (in addition to the exceptions noted below), it will not, without the written consent of AltEnergy:

•	change, waive or amend the organizational documents of Car Tech, or form or cause to be formed any new subsidiary of Car Tech;

•

issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any equity securities of Car Tech, or any options, warrants, convertible securities or other rights of any kind to acquire any equity securities of Car Tech;

•

make, declare, set aside, establish a record date for, or pay any dividend or distribution to the equity holders of Car Tech, or make any other distributions in respect of any of the equity securities of Car Tech;

•	split, combine, reclassify, recapitalize or otherwise amend any terms of any equity securities of Car Tech;

•	purchase, repurchase, redeem or otherwise acquire, any issued and outstanding equity securities of Car Tech;

•

enter into, materially amend or terminate (other than any expiration or renewal in accordance with its terms) any material contract, in each case other than in the ordinary course of business or pursuant to existing contractual commitments;

•

sell, assign, transfer, convey, lease or otherwise dispose of, or subject to a lien, any material tangible assets or material properties of Car Tech, except for any such transactions in the ordinary course of business;

•	adopt any material benefit plans, other than as contemplated by the Merger Agreement;

•	acquire (including by merger, consolidation, or acquisition of equity securities or assets or any other business combination) any person or division thereof;

•	make, revoke, or change any material tax election, amend or modify any filed tax return, change or request permission of any tax authority to change any tax accounting method, enter into any closing agreement in respect of taxes executed on or prior to the Closing Date or enter into any tax sharing or similar agreement, settle any claim or assessment in respect of taxes, surrender or allow to expire any right to claim a refund of material taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of tax or in respect to any tax attribute;

•

take any action, or fail to take any action, where such action or failure could reasonably be expected to prevent or impede the conversion of Car Tech from an Alabama limited liability company into a Delaware limited liability company or the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	adopt a plan of, or otherwise enter into or effect, a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Car Tech;

•

waive, release, settle, compromise or otherwise resolve any legal proceeding, other than in the ordinary course of business or where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $250,000, individually or in the aggregate;

•

incur or assume any indebtedness (or guarantee any indebtedness for borrowed money) or issue or sell any debt securities or warrants or other rights to acquire any debt securities of Car Tech (or guaranty any debt securities), subject to certain exceptions specified in the Merger Agreement;

•

grant any rights to any material intellectual property, or dispose of, abandon or permit to lapse any rights to any material intellectual property, subject to certain exceptions specified in the Merger Agreement;

•	make any capital expenditures, excluding capital expenditures specified in the Merger Agreement and that individually exceeds $500,000 or in the aggregate exceeds $5,000,000;

•

enter into, modify or amend any contract with any broker, finder, investment banker or other Person, under which such Person will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Merger Agreement or the transactions contemplated thereby;

•

enter into or extend any collective bargaining agreement or similar labor agreement, recognize or certify any labor union, labor organization, or group of employees of Car Tech as the bargaining representative for any employees of Car Tech, appraise or oppose any union organizing campaign, settle any material grievances or unfair labor practice charges, file any unfair labor practice charges, or take any other action similar to the foregoing, in each case, with respect to Car Tech or its current or former employees;

•

loan funds to any of Car Tech’s current or former equityholders, directors, officers, employees, independent contractors or other service providers, or enter into any other transaction with any of the foregoing person’s other than on an arm’s-length basis;

•

adopt, amend, modify, or terminate any Car Tech benefit plan, except as required by applicable laws, voluntarily accelerate payment or vesting of amounts or benefits or amounts payable or to become payable under any Car Tech benefit plan, or fail to make any required contribution to any Car Tech benefit plan;

•

grant any increase in the compensation or benefits of any current or former director, officer, employee or independent contractor of Car Tech, other than in the ordinary course of business, extend employment to, or hire, any employee or officer providing for annual compensation in excess of $175,000, or terminate of any employee or officer earning annual compensation in excess of $175,000, other than for cause;

•	implement any employee layoffs that could implicate the WARN Act;

•	waive any material restrictive covenant obligation of any current or former director, manager, officer, employee or other service provider of Car Tech;

•

make any change in financial accounting methods, principles or practices of Car Tech, except as may have been required by a change in GAAP or applicable law, or to comply with SEC rules, regulations or guidance;

•

limit the right of Car Tech to engage in any line of business or in any geographic area, develop, market or sell products or services, or compete with any person, or grant any exclusive or similar rights to any person, other than the entry into arrangements with sales representatives providing for exclusive territories in the ordinary course of business;

•	terminate without a reasonably equivalent replacement, or amend in any manner that is materially detrimental, any insurance policy insuring the business of Car Tech;

•	make any payment (or repayment) on any portion of the Shinyoung Indebtedness, other than the Shinyoung Interest Payment (as defined in the Contribution and Exchange Agreement); or

•	enter into any agreement to take any action prohibited under the foregoing bullets.

Conduct of AltEnergy Prior to Closing

AltEnergy has agreed that, prior to the Closing Date, subject to certain exceptions specified in the Merger Agreement, it will operate its business in the ordinary course consistent with past practice and comply with all obligations under the AltEnergy Organizational Documents and Trust Agreement. In addition, AltEnergy has agreed that prior to the Closing, subject to certain general and certain specified exceptions (in addition to the exceptions noted below), it will not, and it will not permit any of its subsidiaries to, without the written consent of Car Tech:

•	change, waive or amend the organizational documents of AltEnergy or Merger Sub, or form or cause to be formed any new subsidiary;

•

issue any securities of AltEnergy or securities exercisable for or convertible into securities of AltEnergy, or grant any options, warrants or other equity-based awards with respect to securities of AltEnergy not outstanding on the date of the Merger Agreement;

•

make, declare, set aside, establish a record date for, or pay any dividend or distribution to the equity holders of AltEnergy, Merger Sub I or Merger Sub II, or make any other distributions in respect of any of the equity securities of AltEnergy, Merger Sub I or Merger Sub II;

•	split, combine, reclassify, recapitalize or otherwise amend any terms of any equity securities of AltEnergy, Merger Sub I or Merger Sub II;

•

purchase, repurchase, redeem or otherwise acquire any issued and outstanding equity securities of AltEnergy, Merger Sub I or Merger Sub II, other than a redemption of shares of Class A Common Stock made as part of the Redemption;

•

other than as contemplated by the Merger Agreement (including as necessary to consummate the Transaction Financing), enter into, amend, modify or terminate (other than expiration in accordance with its terms) any contract with any broker, finder, investment banker or other person, under which such person will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement, or any affiliate of AltEnergy, Merger Sub I or Merger Sub II;

•

sell, assign, transfer, convey, lease or otherwise dispose of, or subject to a lien, any material tangible assets or material properties of AltEnergy, Merger Sub I or Merger Sub II or acquire (whether by merger or consolidation or the purchase of a substantial portion of the equity in or assets of or otherwise) any other person;

•	hire any employees or adopt any benefit plans, other than as contemplated by the Merger Agreement;

•	merge or consolidate with any person or division thereof;

•

make (except on an originally filed tax return) or change any material election in respect of material taxes, materially amend or modify any filed material tax return, change or request permission of any taxing authority to change any accounting method in respect of material taxes, enter into any closing agreement in respect of material taxes executed on or prior to the Closing Date or enter into any tax sharing or similar agreement, settle any claim or assessment in respect of material taxes, surrender or allow to expire any right to claim a refund of material taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material taxes or in respect to any material tax attribute that would give rise to any claim or assessment of taxes;

•	take any action where such action could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	adopt a plan of, or otherwise enter into or effect, a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•

waive, release, settle, compromise or otherwise resolve any legal proceeding, except (i) in the ordinary course of business or (ii) where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $50,000, individually or in the aggregate;

•

incur or assume any indebtedness (or guarantee any indebtedness for borrowed money of another person) or issue or sell any debt securities or warrants or other rights to acquire any debt securities of AltEnergy, Merger Sub I or Merger Sub II (or guaranty any debt securities of another person), subject to certain exceptions specified in the Merger Agreement;

•	waive any material restrictive covenant obligation of any current or former director, manager, officer, employee or other service provider of AltEnergy, Merger Sub I or Merger Sub II;

•

make any change in financial accounting methods, principles or practices of AltEnergy, except as may have been required by a change in GAAP or applicable law, or to comply with SEC rules, regulations or guidance;

•

engage in any activities or business, other than activities or business in connection with or related to AltEnergy’s, Merger Sub I’s or Merger Sub II’s continuing corporate or limited liability company existence, as applicable, those that are administrative or ministerial in nature, or as contemplated by the Merger Agreement (including the Transaction Financing); or

•	enter into any agreement to take any action prohibited under the foregoing bullets.

Regulatory Approvals

Car Tech and AltEnergy have agreed to diligently and expeditiously defend and use reasonable best efforts to obtain any necessary clearance, approval, consent or governmental authorization under laws applicable to the transactions contemplated by the Merger Agreement, to resolve any objections as may be asserted by any governmental authority and to cooperate fully with one another in the defense of such matters.

Car Tech and AltEnergy have agreed to promptly provide to each other all information required for any application or other filing to be made pursuant to Antitrust Law. They have further agreed to promptly notify each other of any substantive communication with any third party or any governmental authority regarding the transactions contemplated by the Merger Agreement and to permit the other party’s counsel an opportunity to review in advance, and to consider in good faith the views of such counsel in connection with, any proposed written communications to any governmental authority concerning the transactions contemplated by the Merger Agreement.

Each of Car Tech and AltEnergy has agreed to provide, to the extent permitted by the applicable governmental authority, the other party and its counsel the opportunity to participate in any substantive meetings or discussions with any governmental authority concerning or in connection with the transactions contemplated by the Merger Agreement, and neither Car Tech nor AltEnergy will enter into any agreement with any governmental authority without the written consent of the other.

However, neither Car Tech, AltEnergy nor any of their respective affiliates will be required or obligated to take any action in connection with avoiding, preventing, eliminating or removing any impediment under Antitrust Law or other governmental authority action with respect to the transactions contemplated by the Merger Agreement, including agreeing to sell, hold, divest, discontinue or limit, before or after the Closing Date, any of their respective assets, business or interests, any conditions relating to, or changes or restrictions in, the operations of any such assets, business or interests, or any modification or waiver of the terms and conditions of the Merger Agreement.

Car Tech and AltEnergy have each agreed to be responsible for 50% of the filing fees payable to the antitrust authorities in connection with the transactions contemplated in the Merger Agreement.

Proxy Solicitation

Car Tech and AltEnergy have agreed to, as promptly as practicable after the execution of the Merger Agreement and the delivery of certain financial statements of Car Tech, jointly prepare, and AltEnergy has agreed to file with the SEC, the mutually acceptable Registration Statement. Car Tech and AltEnergy have agreed to use their reasonable best efforts to cause the Registration Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the transactions contemplated in the Merger Agreement.

AltEnergy has agreed to use its reasonable best efforts to obtain all necessary state securities laws or “blue sky” permits and approvals required to carry out the transactions contemplated in the Merger Agreement, and Car Tech has agreed to furnish all information concerning itself as may be reasonably requested in connection with any such action.

Car Tech and AltEnergy have agreed to furnish to each other all information concerning itself, its subsidiaries, its officers, directors, managers and equityholders, and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the transactions contemplated by the Merger Agreement, or any other statement, filing, notice or application made by or on behalf of AltEnergy or its subsidiaries or Car Tech to Nasdaq or any other regulatory authority, in connection with the Merger and the other transactions contemplated in the Merger Agreement.

AltEnergy Stockholder Approval

AltEnergy has agreed to use its reasonable best efforts to, (A) as promptly as practicable after the Registration Statement is declared effective under the Securities Act, (i) cause the Proxy Statement to be disseminated to the AltEnergy Stockholders in compliance with applicable law, (ii) establish the record date for, duly call, give notice of, convene and hold the Special Meeting in accordance with the AltEnergy Organizational Documents for a date no later than 30 business days following the date the Registration Statement is declared effective, and (iii) solicit proxies from the holders of Common Stock to vote on each of the Proposals; and (B) provide AltEnergy Stockholders the opportunity to elect to effect a Redemption.

Car Tech Member Approval

Consummation of the Merger Agreement is contingent upon approval by the Car Tech Members (“Car Tech Member Approval”) and the delivery of the Car Tech Member Approval. Immediately following the execution of the Merger Agreement, pursuant to the Support Agreements, Car Tech’s members executed a unanimous written consent to approve the Merger Agreement and related transactions.

No Solicitation by AltEnergy

From the date of the Merger Agreement to the earlier of the Closing or the valid termination of the Merger Agreement, AltEnergy will not take, and will not permit any of its representatives, directly or indirectly, to: (i) solicit, initiate, or enter into any negotiations or discussions with any person, provide any non-public information concerning such party or any of its subsidiaries to any person, or afford to any person access to the business, properties, assets or personnel of Car Tech, in each case in connection with an Acquisition Proposal, (ii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement, whether written or oral, in connection with an Acquisition Proposal, or (iii) otherwise knowingly facilitate any such negotiations, discussion, productions or agreements, or otherwise knowingly facilitate any effort or attempt by any person to make an Acquisition Proposal.

AltEnergy is required to, and cause its representatives to, immediately terminate any and all existing discussions, negotiations, productions or agreements with any person conducted prior to the date of the Merger Agreement in connection with an Acquisition Proposal.

No Solicitation by Car Tech

From the date of the Merger Agreement to the earlier of the Closing or the valid termination of the Merger Agreement, Car Tech will not take, and will not permit any of its representatives, directly or indirectly, to: (i) solicit, initiate, or enter into any negotiations or discussions with any person, provide any non-public information concerning such party or any of its subsidiaries to any person, or afford to any person access to the business, properties, assets or personnel of Car Tech, in each case in connection with an Acquisition Proposal, (ii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement, whether written or oral, in connection with an Acquisition Proposal, or (iii) otherwise knowingly facilitate any such negotiations, discussion, productions or agreements, or otherwise knowingly facilitate any effort or attempt by any person to make an Acquisition Proposal.

Car Tech is required to, and cause its representatives to, immediately terminate any and all existing discussions, negotiations, productions or agreements with any person conducted prior to the date of the Merger Agreement in connection with an Acquisition Proposal.

For purposes of this section, “Acquisition Proposal” means as to any person, other than the transactions contemplated by the Merger Agreement and the acquisition or disposition of equipment or other tangible personal property in the ordinary course of business, any offer or proposal relating to: (a) any acquisition or purchase, direct or indirect, of (i) 15% or more of the consolidated assets of such person and its subsidiaries or (ii) 15% or more of any class of equity or voting securities of (A) such person or (B) one or more subsidiaries of such person holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of such person and its subsidiaries; (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity or voting securities of (i) such person or (ii) one or more subsidiaries of such person holding assets constituting, individually or in the aggregate, 15% or more of the consolidated such person and its subsidiaries; or (c) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the sale or disposition of (i) such person or (ii) one or more subsidiaries of such person holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of such person and its subsidiaries. Without limiting the generality of the foregoing, “Acquisition Proposal” will include, as to AltEnergy, other than the transactions contemplated by the Merger Agreement, any offer or proposal relating to a business combination by AltEnergy.

The Stock Exchange Listing

AltEnergy will prepare and submit to Nasdaq a listing application covering the New Car Tech Common Stock, including the Common Stock issuable in the Merger, and the Public Warrants, and Car Tech will reasonably cooperate with AltEnergy with respect to the listing application. Prior to the Closing, AltEnergy will obtain approval for listing New Car Tech Common Stock and Public Warrants on Nasdaq.

Indemnification of Directors and Officers

From and after the Effective Time, AltEnergy shall indemnify and hold harmless each present and former director, manager and officer of Car Tech (in each case, solely to the extent acting in their capacity as such and to the extent such activities are related to the business of Car Tech), AltEnergy, Merger Sub I and Merger Sub II against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any legal proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Car Tech, AltEnergy or their respective subsidiaries, as the case may be, would have been permitted under applicable law and its respective organization documents in effect on the date of the Merger Agreement to indemnify such parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable law).

Without limiting the foregoing, for a period of six (6) years from the Effective Time, AltEnergy will, and will cause its subsidiaries to, (A) maintain provisions in the AltEnergy Organizational Documents concerning the indemnification and exculpation of AltEnergy’s and its subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those persons than the applicable provisions of the organizational documents of Car Tech, AltEnergy or their respective subsidiaries, as applicable, in each case, as of the date of the Merger Agreement, and (B) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those persons thereunder, in each case, except as required by law.

For a period of six (6) years from the Effective Time, AltEnergy is required to maintain in effect directors’ and officers’ liability insurance covering those persons who are currently covered by AltEnergy’s, Car Tech’s or their respective subsidiaries’ directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage.

The Merger Agreement also requires AltEnergy to enter into customary indemnification agreements, in a form reasonably satisfactory to AltEnergy and Car Tech, with the individuals to serve as directors, managers or officers of AltEnergy or New Car Tech.

The present and former directors, managers and officers of Car Tech, AltEnergy, Merger Sub I and Merger Sub II are third-party beneficiaries of, and have a right to enforce, the obligations described above in this subsection “The Merger Agreement - Indemnification of Directors and Officers.”

Incentive Plan

Prior to the Closing Date, AltEnergy must obtain approval of an equity incentive plan, to be effective as of the Effective Time, on terms mutually acceptable to Car Tech and AltEnergy. Following the Effective Time, AltEnergy will file an effective registration statement on Form S-8 (or other applicable form) with respect to the New Car Tech Common Stock issuable under the incentive plan, and AltEnergy will use commercially reasonable efforts to maintain the effectiveness of such registration statement(s) for so long as awards granted pursuant to the incentive plan remain outstanding.

Transaction Financing

Prior to the Closing Date, each of AltEnergy and Car Tech shall use its commercially reasonable best efforts to enter into agreements (the “Transaction Financing Agreements”) with one or more lenders (the “Transaction Finaincing Investors”), pursuant to which the Transaction Financing Investors will commit to make secured loans or provide other financing to AltEnergy on terms reasonably acceptable to AltEnergy and Car Tech, which financing will be guaranteed by Shinyoung on customary terms for similar financings, unless AltEnergy waives that reqirement. Prior to the Closing, neither AltEnergy nor Car Tech will enter into any contract with a prospective Transaction Financing Investor without the prior written consent of the other party, such consent not to be unreasonably conditioned, withheld or delayed.

Notwithstanding the foregoing, nothing contained in the Merger Agreement will require, and in no event will “commercially reasonable efforts” of AltEnergy or Car Tech be deemed to construe or require, either to (i) bring any enforcement action against any Transaction Financing Investor to enforce its rights under the applicable Transaction Financing Agreements, pursuant to which Transaction Financing Investors have committed an aggregate amount of financing (the “Transaction Financing Commitments”), (ii) seek or accept Transaction Financing Commitments on terms adverse to or less favorable than those set forth in the Transaction Financing Agreements or (iii) agree to waive any term or condition of the Merger Agreement or amend or waive any term of the Transaction Financing Agreements. Under no circumstances will AltEnergy or Car Tech or its Affiliates or Representatives be obligated to provide any Transaction Financing Commitments.

Car Tech will, and will cause its officers and employees to, use commercially reasonable efforts to cooperate in connection with the arrangement of the Transaction Financing Commitments as may be reasonably requested by AltEnergy.

AltEnergy and Car Tech will each give the other prompt notice of: (i) any request from a Transaction Financing Investor for any amendment to its Transaction Financing Agreement; (ii) any actual, threatened or anticipated breach or default by any Transaction Financing Investor under its Transaction Financing Agreement (to the extent o their knowledge thereof); and (iii) the receipt of any written notice or other written communication from any Transaction Financing Investor with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by such Concurent Financing Investor under its Transaction Financing Agreement.

All costs, fees and expenses in connection with the Transaction Financing will be borne by the Transaction Finaincing.

Shinyoung has agreed to deliver a guaranty to the Transaction Financing Investors on customary terms, which requirement may be waived by AltEnerg.

Other Covenants and Agreements

The Merger Agreement contains other covenants and agreements, including covenants related to:

•

Car Tech providing to AltEnergy and its representatives reasonable access to Car Tech’s properties, books, contracts, tax returns, records and appropriate officers and employees, subject to certain specified restrictions and conditions;

•	AltEnergy making appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement;

•	Car Tech waiving claims to the Trust Account in the event that the Merger does not consummate;

•

AltEnergy keeping current and timely filing all reports required to be filed or furnished with the SEC and otherwise complying in all material respects with its reporting obligations under applicable securities laws;

•

AltEnergy and Car Tech using commercially reasonable efforts to (i) assemble, prepare and file any information as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the transactions, and (ii) obtain all material consents and approvals of third parties that any of AltEnergy, Car Tech or their respective Affiliates are required to obtain in order to consummate the transactions contemplated in the Merger Agreement;

•

Car Tech using reasonable best efforts to provide to AltEnergy, as soon as practicable (i) the consolidated balance sheets of Car Tech as of and for the years ended December 31, 2024, and the related consolidated statements of income and cash flows for Car Tech for such years, each audited in accordance with the auditing standards of the PCAOB, together with an unqualified audit report thereon from Car Tech’s independent public accountants, and (ii) any unaudited pro forma financial statements required by regulation S-X of the SEC to be included in the Registration Statement;

•

Prior to the Closing, Car Tech will convert from an Alabama limited liability company into a Delaware limited liability company and will file such certificates of conversion, and adopt a certificate of formation and operating agreement, in forms reasonably satisfactory to AltEnergy;

•

Car Tech, while in possession of material non-public information, will not purchase or sell any securities of AltEnergy, communicate such information to any third party (other than as expressly permitted by the confidentiality agreement in effect with AltEnergy), take any other action with respect to AltEnergy in violation of securities law and other applicable foreign and domestic laws regarding possessing material non-public information about a publicly traded company, or cause or encourage any third party to do any of the foregoing;

•	Car Tech will, and cause its representatives to, use reasonable efforts to engage with investors concerning Car Tech as reasonably requested by AltEnergy upon reasonable advance notice;

•

Car Tech and AltEnergy will, and cause their respective affiliates to, cooperate fully to the extent reasonably requested by the other party, in connection with filing relevant tax returns, and any tax proceedings or audit;

•

to the extent Car Tech does not have a valid license or sublicense to use one or more items of third-party software that is used in Car Tech’s business, Car Tech will secure a valid license or sublicense, as applicable, to use such software;

•

Car Tech and AltEnergy will each notify the other party of any proceedings commenced with respect to the transactions contemplated by the Merger Agreement, and such notifying party will give the other party an opportunity to participate in (but not control) such proceedings and not to settle them without the prior written consent of such other party;

•

Car Tech and AltEnergy will each give prompt notice to the other party of any event which such party becomes aware of prior to Closing, the occurrence or non-occurrence of which causes or would reasonably be expected to cause any of the conditions to the Closing to fail; and

•	Car Tech and AltEnergy will abide by customary confidentiality and publicity covenants relating to the Merger Agreement and the transactions contemplated thereby.

Representations and Warranties

The Merger Agreement contains representations and warranties made by Car Tech to AltEnergy, Merger Sub I and Merger Sub II relating to a number of matters pertaining to Car Tech, including the following, in each case subject to certain specified exceptions or qualifications set forth in the Merger Agreement:

•	corporate organization, qualification to do business, good standing and corporate power of Car Tech;

•	absence of subsidiaries;

•	due authorization and corporate power to enter into the Merger Agreement and other ancillary agreements, and to complete the transactions contemplated thereby;

•

absence of conflicts with organizational documents, applicable laws or certain agreements and instruments and the absence of liens as a result of entering into the Merger Agreement or consummating the transactions contemplated thereby;

•	governmental and regulatory consents required in connection with the execution of the Merger Agreement or the consummation of the transactions contemplated thereby;

•	capitalization of Car Tech;

•	financial statements;

•	absence of certain undisclosed liabilities;

•	absence of changes since the interim financial statements;

•	compliance with applicable law;

•	anti-corruption compliance;

•	no litigations;

•	tax matters;

•	material contracts;

•	matters relating to intellectual property and information technology systems;

•	real property owned or leased by Car Tech, and the title and interest to, and condition of, such real property;

•	equipment and other tangible property;

•	title to and sufficiency of Car Tech’s assets;

•	possession of material licenses, permits, authorizations and approvals required for the conduct of the business of Car Tech; environmental matters;

•	labor matters and employee relations;

•	employee compensation and benefit matters;

•	privacy and cybersecurity;

•	insurance policies of Car Tech;

•	Car Tech’s material customers and suppliers;

•	disclosures of certain transactions between Car Tech and certain of its affiliates;

•	broker’s and finder’s fees related to the transactions contemplated in the Merger Agreement;

•	adequacy of certain internal controls; and

•	accuracy of Car Tech’s information provided for inclusion in this proxy statement/prospectus.

Certain of these representations and warranties are qualified as to “materiality” or “material adverse effect.” For purposes of the Merger Agreement, a “material adverse effect” with respect to Car Tech means any event, state of facts, development, circumstance, occurrence or effect that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of Car Tech, or (b) does or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the ability of Car Tech to consummate the Mergers or its other obligations under the Merger Agreement.

For purposes of clause (a) above, none of the following, alone or in combination, would be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a “material adverse effect”: (i) any change in applicable laws or GAAP or any interpretation thereof following the date of the Merger Agreement, (ii) any change in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, including changes in interest rates or changes in economic, political, business or financial market conditions in or affecting the United States, or the global economy generally, (iii) the taking of any action required by the Merger Agreement, (iv) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), outbreak of disease or illness or public health event (including any pandemic) or change in climate, or the escalation of the foregoing, (v) any acts of terrorism or war, including sabotage or cyberterrorism, the outbreak or escalation of hostilities whether by the United States or others, geopolitical conditions, local, national or international political conditions, or the escalation of the foregoing, (vi) any failure of Car Tech to meet any projections or forecasts (provided that clause (vi) will not prevent a determination that any event not otherwise excluded from this definition of material adverse effect underlying such failure to meet budgets, projections or forecasts has resulted in a material adverse effect), (vii) any events generally applicable to the industries or markets in which Car Tech operates (including increases in the cost of products, supplies, materials or other goods purchased from third-party suppliers), (viii) the announcement of the Merger Agreement, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on relationships, contractual or otherwise, with any landlords, customers, suppliers, distributors, partners or employees of Car Tech (for the avoidance of doubt, in each case only to the extent attributable to such announcement and not attributable to contractual provisions that explicitly provide for termination, notice or other rights in connection with the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated hereby), and (ix) the taking by Car Tech of any pandemic response measures.

Any event referred to in clauses (i), (ii), (iv), (v) or (vii) above may be taken into account in determining if a material adverse effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Car Tech, relative to similarly situated companies in the industry in which Car Tech conducts its operations, but only to the extent of the incremental disproportionate effect on Car Tech, relative to similarly situated companies in the industry in which Car Tech conducts its operations.

The Merger Agreement also contains representations and warranties made by AltEnergy, Merger Sub I and Merger Sub II to Car Tech relating to a number of matters pertaining to AltEnergy, Merger Sub I or Merger Sub II, including the following, in each case subject to certain specified exceptions or qualifications set forth in the Merger Agreement:

•	corporate organization and good standing of each of AltEnergy, Merger Sub I and Merger Sub II;

•	no subsidiaries;

•	due authorization and corporate power to enter into the Merger Agreement and other ancillary agreements, and to complete the transactions contemplated thereby;

•	the votes of AltEnergy Stockholders required for approval of each of the Proposals;

•

absence of conflicts with organizational documents, applicable laws or certain agreements and instruments and the absence of liens as a result of entering into the Merger Agreement or consummating the transactions contemplated thereby;

•	compliance with applicable law;

•	required governmental and regulatory consents necessary in connection with the execution of the Merger Agreement or the consummation of the transactions contemplated thereby;

•	capitalization of AltEnergy;

•	controls and procedures and internal controls over financial reporting;

•	financial statements of AltEnergy;

•	absence of certain undisclosed liabilities;

•	absence of certain material changes and conduct of business in the ordinary course;

•	absence of legal proceedings and investigations;

•	absence of operating business activities and material contracts;

•	balance in the Trust Account, arrangements and contracts pertaining to the Trust Account, and effects of the Merger on the Trust Account;

•	tax matters;

•	compliance of SEC filings with applicable laws and SEC rules and requirements;

•	absence of registration requirements under the Investment Company Act;

•	accuracy and completeness of this registration statement; and

•	broker’s and finder’s fees related to the transactions contemplated by the Merger Agreement.

Certain of these representations and warranties are qualified as to “materiality” or “material adverse effect.” For purposes of the Merger Agreement, a “material adverse effect” with respect to AltEnergy means a material adverse effect on AltEnergy, Merger Sub I or Merger Sub II or the ability of AltEnergy, Merger Sub I or Merger Sub II to enter into and perform their obligations under the Merger Agreement.

Conditions to Closing

The consummation of the transactions contemplated by the Merger Agreement by Car Tech, AltEnergy, Merger Sub I and Merger Sub II is subject to certain conditions that are customary for a transaction of this type, subject to written waiver by Car Tech and AltEnergy, including, among others: (a) obtaining approval of the Merger by the holders of a majority in voting power of the Common Stock; (b) obtaining approval of the Merger by the requisite holders of Car Tech Units; (c) there being no laws or injunctions by governmental authorities or other legal restraint prohibiting consummation of the transactions contemplated under the Merger Agreement; (d) if required, the required filings under the HSR Act having been completed and the waiting period applicable to the Merger under the HSR Act having expired or terminated; (e) the Form S-4 having become effective and no stop order suspending the effectiveness of the Form S-4 having been issued by the SEC; (f) obtaining approval for listing New Car Tech Common Stock on Nasdaq; (g) the accuracy of the representations and warranties, measured by a material adverse effect standard, and the performance of the covenants and agreements, of AltEnergy and Car Tech, respectively, subject to customary materiality qualifications; (h) the delivery of customary closing certificates by officers of AltEnergy and Car Tech, as well as satisfaction of the condition that Shinyoung shall have provided a customary notice filing concerning the Merger with the Bank of Korea, as required by applicable law, and shall have received confirmation from the Bank of Korea that such notice filing has been accepted; and (i) that the Transaction Financing has been raised in an amount and on terms reasonable acceptable to AltEnergy and Car Tech.

Additional conditions to Car Tech’s obligations to consummate the Merger pursuant to the Merger Agreement, subject to written waiver by Car Tech include, among others, that in accordance with the Non-Redemption Agreements, (i) the Sponsor shall have surrendered and forfeited to the Company for no consideration 250,000 shares of Class B Common Stock of AltEnergy (after which there shall be no shares of Class B Common Stock of AltEnergy outstanding), and (ii) AltEnergy shall have issued to the appropriate unaffiliated third parties 250,000 shares of Class A Common Stock of AltEnergy. The obligations of AltEnergy to consummate the Merger pursuant to the Merger Agreement are also subject to additional conditions, which may be waived in writing by AltEnergy, including, among others, that (a) no material adverse effect has occurred with respect to Car Tech and (b) the transactions contemplated by the Contribution and Exchange Agreement have been consummated as described in the section of this proxy statement/prospectus entitled “Ancillary Agreements Related to the Business Combination – Contribution and Exchange Agreement.”

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Merger, including: (a) by mutual written consent of AltEnergy and Car Tech; (b) by either party if the closing has not occurred prior to May 2, 2025 (provided that AltEnergy and Car Tech may mutually agree in writing to extend such date by 30 days on a one-time basis, and provided further that neither AltEnergy nor Car Tech may terminate under such circumstances if such party has materially breached any of its representations, warranties, covenants, or agreements under the Merger Agreements, where such material breach has materially contributed to the failure of the Mergers to be consummated on or before such date); (c) there is a final and non-appealable order issued by a governmental authority preventing or making illegal the consummation of the transactions contemplated by the Merger Agreement; (d) by Car Tech if AltEnergy fails to obtain the requisite stockholder approvals; (e) by AltEnergy if Car Tech fails to obtain the requisite member approvals; (f) by either party if, subject to certain exceptions specified in the Merger Agreement, any of the representations and warranties of the other party are not true and correct or if the other party fails to perform any of its respective covenants or agreements set forth in the Merger Agreement such that certain conditions to the obligations of such party cannot be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements, as applicable, are not cured or cannot be cured within certain specified time periods; and (g) by either party if there is a material adverse effect affecting the other party which is uncured for at least 20 days after the terminating party has provided written notice of such material adverse effect to the other party.

If the Merger Agreement is validly terminated, none of the parties will have any liability or any further obligation under the Merger Agreement with certain limited exceptions, including liability arising out of fraud or any willful and material breach of the Merger Agreement.

Governance

Following the Merger, the New Car Tech Board will consist of seven members, with Car Tech appointing five directors, including Ho Gap Kang, Jonghoon Ha and three independent directors (as defined under applicable Nasdaq rules), one of whom will be Dohyung Kim, and the Sponsor appointing two directors, including Russell Stidolph and one independent director (as defined under applicable Nasdaq rules). Unless otherwise agreed by Car Tech and the Sponsor prior to the Effective Time, Car Tech, AltEnergy, Merger Sub I and Merger Sub II shall take all such actions as may be necessary or appropriate to establish staggered three year terms for service on the New Car Tech Board, with (i) Ho Gap Kang and Russell Stidolph holding initial three-year terms, (ii) Jonghoon Ha and Dohyung Kim holding initial two-year terms, and (iii) Peter Hasenkamp, Robert Mancini and John Craig holding initial one-year terms.

For additional information regarding the directors and officers of New Car Tech, please see the sections of this proxy statement/prospectus entitled “The Director Election Proposal” and “New Car Tech Management after the Business Combination.”]

ANCILLARY AGREEMENTS RELATED TO THE BUSINESS COMBINATION

Merger Warrant Agreement

Contemporaneously with the closing of the Business Combination, New Car Tech will enter into a Merger Warrant Agreement with Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent, pursuant to which New Car Tech will issue Merger Consideration Warrants as part of the Merger Consideration.

The Merger Consideration Warrants issuable in connection with the closing of the Business Combination are substantially identical to the Public Warrants. For a detailed description of the terms and conditions of such Merger Consideration Warrants and Public Warrants, see “Description of New Car Tech Securities After the Business Combination – Warrants.”

The foregoing description of the Merger Warrant Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Warrant Agreement, a copy of which is attached to this proxy statement/prospectus as Annex F.

Contribution and Exchange Agreement

Contemporaneously with the execution of the Merger Agreement, Shinyoung and AltEnergy entered into a contribution and exchange agreement (the “Contribution and Exchange Agreement”) pursuant to which prior to the effective time of the Merger, Shinyoung will contribute to the capital of Car Tech all indebtedness owed by Car Tech to Shinyoung in exchange for a number of Car Tech Units based on a formula designed to result in Shin Young receiving Car Tech Units with a fair market value equal to the aggregate amount of such contributed indebtedness. Upon consummation of the Merger, Shinyoung shall be entitled to Merger Consideration for such Car Tech Units as described in the section of this proxy statement/prospectus entitled “The Merger Agreement – Merger Consideration.” In addition, pursuant to the Contribution and Exchange Agreement, Shinyoung has agreed to provide the Shinyoung Guaranty.

The foregoing description of the Contribution and Exchange Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Contribution and Exchange Agreement, a copy of which is attached to this proxy statement/prospectus as Annex D.

Support Agreement

Contemporaneously with the execution of the Merger Agreement, AltEnergy and Car Tech entered into support agreements (each, a “Support Agreement”) with the Sponsor and each member of Car Tech (collectively, the “Support Parties”), whereby each Support Party agreed, among other things, to vote in favor of (i) the approval and adoption of the Merger Agreement, (ii) the transactions under the Merger Agreement, and (iii) any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Support Agreement, a copy of which is attached to this proxy statement/prospectus as Annex E.

Lock-up Agreements

Contemporaneously with the execution of the Merger Agreement, the Sponsor and the Car Tech Members, (collectively, the “Lock-up Holders”) entered into lock-up agreements (each, a “Lock-up Agreement”) with Car Tech and AltEnergy. Pursuant to the Lock-up Agreements, the Lock-up Holders agreed, among other things, that the Restricted Securities (as defined in the Lock-up Agreements), held following consummation of the Merger will be subject to a lock-up restriction that will terminate with respect to (i) 50% of such shares on the 12 month anniversary of the Closing Date, (ii) 25% of such shares on the 18 month anniversary of the Closing Date, and (iii) 25% of such shares on the 24 month anniversary of the Closing Date.

Under the terms of the Lock-up Agreement, upon completion of the Merger, 4,000,000 shares of New Car Tech Common Stock to be held by the Sponsor (the “Sponsor Earn Out Shares”) and 4,000,000 of the Restricted Securities designated as Earn Out Shares under the Merger Agreement to be held by holders of Car Tech Units (the “Car Tech Member Earn Out Shares”; and together with the Sponsor Earn Out Shares, the “Earn Out Shares”) will be subject to additional transfer restrictions, release and forfeiture terms. A block of fifty percent (50%) of the Earn Out Shares (2,000,000 shares of New Car Tech Common Stock held by each of Sponsor and 2,000,000 shares of New Car Tech Common Stock held by holders of Car Tech Units) (the “Block A Earn Out Shares,” of which 1,850,000 held by each are designated as “Block A-1 Earn Out Shares” and the balance are designated as “Block A-2 Earn Out Shares”) may not be transferred unless and until either (i) the closing price of shares of New Car Tech Common Stock on the principal securities exchange or securities market on which the New Car Tech Common Stock is then traded equals or exceeds $14.00 per share for any 20 trading days within any consecutive 30-trading day period during the Earn Out Period (as defined below) or (ii) immediately prior to the consummation of a Block A Change of Control (as defined below) during the Earn Out Period (each of clauses (i) and (ii), a “Block A Triggering Event”). If a Block A Triggering Event does not occur or a Block A Forfeiting Change of Control (as defined below) is consummated during the Earn Out Period, the Block A Earn Out Shares will be automatically forfeited and cancelled for no consideration at the end of the Earn Out Period or immediately prior to the consummation of such Block A Forfeiting Change of Control, as applicable.

The remaining Earn Out Shares (the “Block B Earn Out Shares”) will be subject to a transfer restriction unless and until either (i) the closing share price of shares of New Car Tech Common Stock on the principal securities exchange or securities market on which the New Car Tech Common Stock is then traded equals or exceeds $18.00 per share for any 20 trading days within any consecutive 30-trading day period during the Earn Out Period or (ii) immediately prior to the consummation of a Block B Change of Control (as defined below) during the Earn Out Period (each of clauses (i) and (ii), a “Block B Triggering Event”, and together with a Block A Triggering Event, a “Triggering Event”). If a Block B Triggering Event does not occur or a Block B Forfeiting Change of Control (as defined below) is consummated during the Earn Out Period, the Block B Earn Out Shares will be automatically forfeited and cancelled for no consideration at the end of the Earn Out Period or immediately prior to the consummation of such Block B Forfeiting Change of Control, as applicable.

For purposes of the Lock-up Agreements, “Earn Out Period” means (A) with respect to the Block A-1 Earn Out Shares, the period from (and excluding) the closing date of the Merger to (and including) the day that is the fifth (5th) anniversary of the closing date, and (B) with respect to the Block A-2 Earn Out Shares and the Block B Earn Out Shares, the period from (and excluding) the closing date to (and including) the day that is the tenth (10th) anniversary of the closing date.

For purposes of the Lock-up Agreements, “Block A Change of Control” means a Cashout Change of Control (as defined below) which implies a value per share of Car Tech Common Stock that equals or exceeds $14.00 per share.

For purposes of the Lock-up Agreements, “Block A Forfeiting Change of Control” means a Cashout Change of Control which implies a value per share of New Car Tech Common Stock that is less than $14.00 per share.

For purposes of the Lock-up Agreements, “Block B Change of Control” means a Cashout Change of Control which implies a value per share of New Car Tech Common Stock that equals or exceeds $18.00 per share.

For purposes of the Lock-up Agreements, “Block B Forfeiting Change of Control” means a Cashout Change of Control which implies a value per share of New Car Tech Common Stock that is less than $18.00 per share.

For purposes of the Lock-up Agreements, “Cashout Change of Control” means a Change of Control where all of the New Car Tech Common Stock and other equity securities of New Car Tech outstanding immediately prior to such Change of Control is sold, transferred, exchanged or redeemed exclusively for cash, and not for other securities or non-cash consideration.

For purposes of the Lock-up Agreements, a “Change of Control” means, other than the transactions contemplated by the Merger Agreement, (i) any transaction or series of related transactions that results in any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring equity securities that represent more than 50% of the total voting power of New Car Tech (for the avoidance of doubt, excluding Shinyoung, the Sponsor or their affiliates), or (ii) a sale or disposition of all or substantially all of the assets of New Car Tech and its subsidiaries on a consolidated basis, in each case that results in shares of New Car Tech Common Stock being converted into cash or other consideration (including equity securities of another person) (other than a transaction or series of related transactions where shares of New Car Tech Common Stock are converted into equity securities of another person who has substantially similar equity ownership to New Car Tech immediately prior to such transaction or series of related transactions).

In addition to the foregoing, 500,000 of the Restricted Shares subject to only time based restrictions on trading and the Earnout Shares, in each case owned by our Sponsor are restricted from trading until the Shinyoung Guaranty is terminated.

The foregoing description of the Lock-up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Lock-up Agreement, a copy of which is attached to this proxy statement/prospectus as Annex G.

Restrictive Covenant Agreement

Contemporaneously with the execution of the Merger Agreement, AltEnergy and Shinyoung entered into a restrictive covenant agreement (the “Restrictive Covenant Agreement”), whereby Shinyoung agreed not to, and to cause its equityholders of more than 25% of its equity interests and each of their respective affiliates not to, among other things, compete with New Car Tech or provide products or services to any person that competes with New Car Tech anywhere in North America for a period of five years from and after the Closing Date.

Under the terms of the Restrictive Covenant Agreement, Shinyoung also agreed not to, and to cause its equityholders that hold more than 25% of its equity interests and each of their respective affiliates not to, solicit the employment of any Car Tech employees for a period of two years from and after the Closing Date, subject to exceptions related to existing personnel-sharing arrangement between Shinyoung and Car Tech, consistent with past practice.

The foregoing description of the Restrictive Covenant Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Restrictive Covenant Agreement, a copy of which is filed as Exhibit 10.18 hereto.

Shinyoung License Agreement

Contemporaneously with the execution of the Merger Agreement, Shinyoung and Car Tech entered in a know-how license agreement (the “Know-How License Agreement”), whereby Shinyoung granted to Car Tech a perpetual, worldwide, royalty-free, fully paid-up, nonexclusive, sublicensable and transferable license to use certain of its licensed know-how.

The foregoing description of the Know-How License Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Know-How License Agreement, a copy of which is filed as Exhibit 10.19 hereto.

THE BINDING CHARTER PROPOSAL

Overview

In connection with the Business Combination, AltEnergy is asking its stockholders to approve the adoption of the Proposed Charter, in the form attached hereto as Annex B. If the Business Combination and the Binding Charter Proposal are approved, the Proposed Charter would replace the Current Charter.

Comparison of Current Charter to Proposed Charter

The following is a summary of the key changes effected by the Proposed Charter relative to the Current Charter, as well as the AltEnergy Board’s reasons for approval of the Binding Charter Proposal. This summary is qualified in its entirety by reference to the full text of the Proposed Charter, a copy of which is included as Annex B.

•	Changes to Authorized Capital Stock

•

Description of Amendment - The Current Charter authorized the issuance of 111,000,000 shares of capital stock, consisting of (a) 110,000,000 shares of Common Stock and (b) 1,000,000 shares of Preferred Stock. The Proposed Charter authorizes the issuance of [*] shares of capital stock, consisting of (a) [*] shares of New Car Tech Common Stock, and (b) [*] shares of New Car Tech Preferred Stock.

•

Reasons for Amendment - The AltEnergy Board determined that the Proposed Charter provides adequate authorized capital and flexibility for future issuances of New Car Tech Common Stock and New Car Tech Preferred Stock if determined by the New Car Tech Board to be advisable for the post-Business Combination company, without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

•	Removal of Blank Check Company Provisions

•

Description of Amendment - The Proposed Charter eliminates various provisions applicable only to blank check companies, including business combination requirements, that will no longer be applicable following the Business Combination.

•

Reasons for Amendment - Removal of these provisions is desirable because these provisions will serve no purpose following consummation of the Business Combination, and many of these provisions cease to apply upon the consummation of AltEnergy’s initial business combination.

•	Change stockholder vote to alter, amend or repeal the bylaws

•

Description of Amendment - The Current Charter requires the affirmative vote of holders of at least a majority of the voting power of outstanding shares for stockholders to adopt, amend, alter or repeal the Current Bylaws. The Proposed Charter will require 66 2/3% of the voting power of all outstanding shares of New Car Tech Common Stock for the stockholders to amend, alter or repeal the New Car Tech Bylaws.

•

Reasons for Amendment - The AltEnergy Board believes it is desirable to increase the voting threshold required to amend certain provisions of the bylaws in order to help facilitate corporate governance stability by requiring broad stockholder consensus to effect corporate governance changes. In addition, the AltEnergy Board believes that this change protects the New Car Tech Bylaws from arbitrary amendment and prevents a simple majority of stockholders from taking actions that may be harmful to the majority of the stockholders.

•	Change stockholder vote to remove a director

•	Description of Amendment - The Current Charter requires the affirmative vote of holders of at least a majority of the voting power of outstanding shares for stockholders to remove a director from office. The Proposed Charter will require 66 2/3% of the voting power of all outstanding shares of New Car Tech Common Stock for the stockholders to remove a director from office.

•

Reasons for Amendment - The AltEnergy Board believes that this change will (i) increase board continuity and the likelihood that experienced board members with familiarity of New Car Tech’s business operations would serve on the board at any given time and (ii) make it more difficult for a potential acquirer or other person, group or entity to gain control of the New Car Tech Board.

•	Change stockholder vote to amend, alter or repeal the Proposed Charter

•

Description of Amendment - The Current Charter requires the affirmative vote of holders of at least a majority of the voting power of outstanding shares for stockholders to adopt, amend, alter or repeal the Current Charter, except that at least 65% of the voting power of all outstanding shares of Common Stock is required to amend, alter or repeal the blank check company provisions of the Current Charter. The Proposed Charter will require 66 2/3% of the voting power of all outstanding shares of New Car Tech Common Stock for the stockholders to amend certain provisions of the Proposed Charter.

•

Reasons for Amendment - The AltEnergy Board believes it is desirable to increase the voting threshold required to amend certain provisions of the Proposed Charter in order to help facilitate corporate governance stability by requiring broad stockholder consensus to effect corporate governance changes. In addition, the AltEnergy Board believes that this change protects such provisions of the Proposed Charter from arbitrary amendment and prevents a simple majority of stockholders from taking actions that may be harmful to the majority of the stockholders.

Vote Required for Approval

The Business Combination is conditioned on the approval and adoption of the Binding Charter Proposal. The Binding Charter Proposal is conditioned on the approval of the Business Combination Proposal and the other condition precedent proposals. Therefore, if the Business Combination Proposal is not approved, the Binding Charter Proposal will have no effect, even if approved by the AltEnergy Stockholders.

Approval of the Binding Charter Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon. The failure to vote, abstentions and broker non-votes have the same effect as a vote “AGAINST” the proposal. The Sponsor and AltEnergy’s directors and officers have agreed to vote any shares owned by them in favor of the Binding Charter Proposal, regardless of how our Public Stockholders vote.

THE ADVISORY CHARTER PROPOSALS

Overview

AltEnergy Stockholders are also being asked to vote on a series of separate proposals with respect to certain governance provisions in the Proposed Charter, which are separately being presented in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions and which will be voted upon on a non-binding advisory basis. This separate vote is not otherwise required by Delaware law separate and apart from the Binding Charter Proposal, but pursuant to SEC guidance, AltEnergy is required to submit these provisions to its stockholders separately for approval. However, the stockholder vote regarding this proposal is advisory in nature and is not binding on Car Tech or the AltEnergy Board (separate and apart from the approval of the Binding Charter Proposal). Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Binding Charter Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on this proposal, AltEnergy intends that the Proposed Charter will take effect at the Closing (assuming approval of the Binding Charter Proposal).

Advisory Charter Proposal A: Changes to Authorized Capital Stock

See “Proposal 2 - Changes to Authorized Capital Stock” for a description and reasons for the amendment to increase the authorized capital stock to [*] shares of New Car Tech Common Stock, consisting of (a) [*] shares of New Car Tech Common Stock, and (b) [*] shares of New Car Tech Preferred Stock.

Advisory Charter Proposal B: Removal of Blank Check Company Provisions

See “Proposal 2 - Removal of Blank Check Company Provisions” for a description and reasons for the amendment to eliminate various provisions applicable only to blank check companies, including business combination requirements.

Advisory Charter Proposal C: Change stockholder vote to alter, amend or repeal the bylaws

See “Proposal 2 - Change stockholder vote required to alter, amend or repeal the bylaws” for a description and reasons for the amendment to require the vote of at least 66 2/3% in voting power of then outstanding shares of New Car Tech Common Stock to alter, amend or repeal the New Car Tech Bylaws.

Advisory Charter Proposal D: Change stockholder vote required to remove a director

See “Proposal 2 - Change stockholder vote required to remove a director” for a description and reasons for the amendment to require the vote of at least 66 2/3% in voting power of then outstanding shares of New Car Tech Common Stock to remove a director.

Advisory Charter Proposal E: Change stockholder vote required to alter or repeal certain provisions of the Proposed Charter

See “Proposal 2 - Change stockholder vote required to amend, alter or repeal certain provisions of the Proposed Charter” for a description and reasons for the amendment to require the vote of at least 66 2/3% in voting power of then outstanding shares of New Car Tech Common Stock to alter, amend or repeal certain provisions of the Proposed Charter.

Vote Required for Approval

The Business Combination is not conditioned on the Advisory Charter Proposals. Approval of each of the Advisory Charter Proposals, each of which is a non-binding vote, requires the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes have no effect on the outcome of the proposal The Sponsor and AltEnergy’s directors and officers have agreed to vote any shares owned by them in favor of the Advisory Charter Proposals, regardless of how our Public Stockholders vote.

THE STOCK ISSUANCE PROPOSAL

Overview

In connection with the Business Combination, AltEnergy is asking its shareholders to approve, for the purpose of complying with the applicable provisions of the Nasdaq Listing Rules (each, a “Nasdaq Listing Rule”) 5635(a), (b) and (d), as applicable, a proposal for the issuance of shares of New Car Tech Common Stock in connection with the Business Combination, plus any additional shares of New Car Tech Common Stock pursuant to subscription agreements we may enter into prior to Closing, to the extent such issuance would require a stockholder vote under Nasdaq Listing Rule 5635(a), (b) or (d).

Reasons for the Approval for Purposes of Nasdaq Listing Rule 5635

Under Nasdaq Listing Rule 5635(a)(1), stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in connection with the acquisition of another company if such securities are not issued in a public offering for cash and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the registrant. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Nasdaq Listing Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lesser of (i) the official Nasdaq closing price immediately before signing of the binding agreement and (ii) the average official Nasdaq closing price for the five trading days immediately preceding the signing of the binding agreement of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

If the Business Combination is completed pursuant to the Merger Agreement, AltEnergy currently expects to issue an estimated 12,000,000 shares of New Car Tech Common Stock in connection with the Business Combination.

In the event that this proposal is not approved by AltEnergy Stockholders, the Business Combination cannot be consummated. In the event that this proposal is approved by AltEnergy Stockholders, but the Merger Agreement is terminated (without the Business Combination being consummated), AltEnergy will not issue such shares of Common Stock.

Vote Required for Approval

The Business Combination is conditioned on the approval and adoption of the Stock Issuance Proposal. The Stock Issuance Proposal is conditioned on the approval of the Business Combination Proposal and the other condition precedent proposals. Therefore, if the Business Combination Proposal is not approved, the Stock Issuance Proposal will have no effect, even if approved by the AltEnergy Stockholders.

Approval of the Stock Issuance Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon. The failure to vote, abstentions and broker non-votes have the same effect as a vote “AGAINST” the proposal. The Sponsor and AltEnergy’s directors and officers have agreed to vote any shares owned by them in favor of the Stock Issuance Proposal, regardless of how our Public Stockholders vote.

THE INCENTIVE PLAN PROPOSAL

Overview

The AltEnergy Board intends to approve and adopt, subject to stockholder approval, the [*] 2025 Incentive Plan (“Incentive Plan”), under which New Car Tech would be authorized to grant cash and equity incentive awards to certain eligible service providers in order to attract, motivate and retain the talent for which we compete. A copy of the Incentive Plan is attached to this proxy statement as Annex H.

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to provide a means through which New Car Tech and its affiliates may attract and retain key personnel and to provide a means whereby certain directors, officers, employees, consultants and advisors (and certain prospective directors, officers, employees, consultants, and advisors) of New Car Tech and its affiliates can acquire and maintain an equity interest in New Car Tech, or be paid incentive compensation, which may be measured by reference to the value of New Car Tech Common Stock, thereby strengthening their commitment to the welfare of New Car Tech and its affiliates and aligning their interests with those of New Car Tech’s stockholders.

Reasons for the Approval of the Incentive Plan Proposal

Stockholder approval of the Incentive Plan is necessary in order for us to (i) meet the stockholder approval requirements of Nasdaq and (ii) grant incentive stock options (“ISOs”) thereunder. Specifically, approval of the Incentive Plan will constitute approval of the material terms of the Incentive Plan pursuant to the stockholder approval requirements of Section 422 of the Code relating to ISOs.

The Incentive Plan will become effective, if at all, upon the closing of the Business Combination, subject to stockholder approval. If the Incentive Plan is not approved by the AltEnergy Stockholders, or if the Merger Agreement is terminated prior to the consummation of the Business Combination, the Incentive Plan will not become effective and we will not be able to grant equity awards under the Incentive Plan.

Material Terms of the Incentive Plan

The material terms of the Incentive Plan are summarized below, which is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached as Annex H to this proxy statement.

Administration. A committee of at least two people appointed by the New Car Tech Board (or, if no such committee has been appointed, the New Car Tech Board) (the “Committee”) will administer the Incentive Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the New Car Tech Board is not acting as the Committee under the Incentive Plan), it is intended that each member of the Committee will, at the time it takes any action with respect to an award under the Incentive Plan, be an “eligible director” within the meaning of Rule 16b-3 of the Exchange Act. The Committee will generally have the authority to designate participants, determine the type or types of awards to be granted to a participant, determine the terms and conditions of any agreements evidencing any awards granted under the Incentive Plan, accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, modify any performance criteria and/or periods and to adopt, alter and repeal rules, guidelines and practices relating to the Incentive Plan. The Committee will have full discretion to administer and interpret the Incentive Plan and to make any other determinations and/or take any other action that it deems necessary or desirable for the administration of the Incentive Plan, and any such determinations or actions taken by the Committee shall be final, conclusive and binding upon all persons and entities. The Committee may delegate to one or more officers of New Car Tech or any affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation or election that is the responsibility of or that is allocated to the Committee in the Incentive Plan and that may be so delegated as a matter of law, except for grants of awards to persons subject to Section 16 of the Exchange Act. Notwithstanding any other provision of the Incentive Plan to the contrary, awards granted to non-employee directors shall be administered by the full New Car Tech Board, and any authority reserved under the Incentive Plan for the Committee with regard to awards granted to non-employee directors shall be exercised by the full Board.

Eligibility. Certain employees, directors, advisors or consultants, or prospective employees, directors, or consultants who have accepted offers of employment or consultancy, of New Car Tech or its affiliates are eligible to participate in the Incentive Plan.

Number of Shares Authorized. The Incentive Plan provides for an aggregate number of shares of up to [10]% of the outstanding shares of New Car Tech Common Stock following the Closing, on a fully diluted basis, to be delivered; provided that the total number of shares that will be reserved, and that may be issued, under the Incentive Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2025 and ending with calendar year 2029, by a number of shares equal to 1% of the total outstanding shares of New Car Tech Common Stock on the last day of the prior calendar year. Notwithstanding the foregoing, the New Car Tech Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur pursuant to the preceding sentence. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options (“ISOs”) granted under the Incentive Plan, will be The maximum aggregate value on the date of grant for awards (in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) paid to any non-employee director pursuant to the Incentive Plan, when taken together with any cash fees paid to such non-employee director in respect of his service as a non-employee director, during any fiscal year may not exceed a total value of $500,000, provided that the non-employee directors who are considered independent (under the rules of Nasdaq or other securities exchange on which the shares of New Car Tech Common Stock are traded) may make exceptions to this limit for a non-executive chair of the New Car Tech Board, if any, in which case the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. Shares of New Car Tech Common Stock underlying awards under the Incentive Plan that are tendered or withheld to exercise awards or to satisfy tax liabilities arising from awards or that are forfeited, canceled, expire unexercised or are settled in cash will be available again for issuance as new awards under the Incentive Plan but will count against the maximum number of shares that may be issued upon the exercise of ISOs. If there is any change in our corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares of New Car Tech Common Stock reserved for issuance under the Incentive Plan, the number of shares of New Car Tech Common Stock covered by awards then outstanding under the Incentive Plan, the limitations on awards under the Incentive Plan, the exercise price of outstanding options and such other equitable substitutions or adjustments as it may determine appropriate.

Term. The Incentive Plan will have a term of not more than ten years from the date of the Business Combination, and no further awards may be granted under the Incentive Plan after that date; provided, that the AltEnergy Board has approved the Incentive Plan prior to or on such date, subject to approval of the Incentive Plan by AltEnergy Stockholders; provided further, however, in the case of an ISO, no ISO shall be granted on or after 10 years from the earlier of (i) the date the Incentive Plan is adopted by the AltEnergy Board and (ii) the date the AltEnergy Stockholders approve the Plan.

Awards Available for Grant. The Committee may grant awards of nonqualified stock options, ISOs, stock appreciation rights (“SARs”), restricted stock, restricted stock units, other stock-based awards, other cash-based awards, and dividend equivalents, or any combination of the foregoing.

Options. The Committee will be authorized to grant options to purchase shares of New Car Tech Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for ISOs, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. In general, the exercise price per share of New Car Tech Common Stock for each option granted under the Incentive Plan will not be less than the fair market value of such share at the time of grant or, for purposes of ISOs, if granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all of New Car Tech classes of stock, or of any parent or subsidiary (a “10% Stockholder”), less than 110% of the fair market value of such share at the time of grant. The maximum term of an option granted under the Incentive Plan will be ten years from the date of grant (or five years in the case of ISOs granted to a 10% Stockholder). However, if the option would expire at a time when the exercise of the option by means of a cashless exercise or net exercise method (to the extent such method is otherwise then permitted by the Committee for purposes of payment of the exercise price and/or applicable withholding taxes) would violate applicable securities laws or any securities trading policy adopted by us, the expiration date applicable to the option will be automatically extended to a date that is thirty (30) calendar days following the date such cashless exercise or net exercise would no longer violate applicable securities laws or applicable securities trading policy (so long as such extension does not violate Section 409A of the Code), but not later than the expiration of the original exercise period. Payment in respect of the exercise of an option may be made in cash, by check or other cash equivalent, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, the surrender of other property having a fair market value on the date of exercise equal to the exercise price or by such other method as the Committee may determine to be appropriate and in accordance with applicable law.

Stock Appreciation Rights. The Committee will be authorized to award SARs under the Incentive Plan. SARs will be subject to the terms and conditions established by the Committee and to such other conditions not inconsistent with the Incentive Plan as may be reflected in the applicable award agreement. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of New Car Tech Common Stock or any combination of cash and shares of New Car Tech Common Stock, the appreciation, if any, in the value of a share of New Car Tech Common Stock over a certain period of time. An option granted under the Incentive Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option will be subject to terms similar to the option corresponding to such SARs. The exercise price of SARs cannot be less than 100% of the fair market value of a share of New Car Tech Common Stock at the time of grant.

Restricted Stock. The Committee will be authorized to award restricted stock under the Incentive Plan. Each award of restricted stock will be subject to the terms and conditions established by the Committee, including any dividend or voting rights. Restricted stock awards are shares of New Car Tech Common Stock that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock will be forfeited. Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of New Car Tech Common Stock having a fair market value equal to the amount of such dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to such dividends (except as otherwise provided in the applicable award agreement).

Restricted Stock Unit Awards. The Committee will be authorized to award restricted stock unit awards under the Incentive Plan. The Committee will determine the terms of such restricted stock unit awards, including any dividend rights. Restricted stock units are an unfunded and unsecured promise to deliver shares of New Car Tech Common Stock, cash, other securities or other property, subject to certain performance or time-based restrictions for a specified restricted period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to vest, then any unvested units will be forfeited.

Other Stock-Based Awards. The Committee may grant to participants other stock-based awards under the Incentive Plan, which are valued in whole or in part by reference to, or otherwise based on, shares of New Car Tech Common Stock. The form of any other stock-based awards will be determined by the Committee and may include a grant or sale of unrestricted shares of New Car Tech Common Stock. The number of shares of New Car Tech Common Stock related to other stock-based awards and the terms and conditions, including vesting conditions, of such other stock-based awards will be determined by the Committee when the award is made. Other stock-based awards will be paid in cash, shares of New Car Tech Common Stock, or a combination of cash and shares, as determined by the Committee, and the Committee will determine the effect of a termination of employment or service on a participant’s other stock-based awards.

Other Cash-Based Awards. The Committee may grant to participants a cash award that is not otherwise described by the terms of the Incentive Plan, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Incentive Plan. The form, terms, and conditions, including vesting conditions, of any other cash-based awards will be established by the Committee when the award is made, and any other cash-based awards will be paid to participants in cash. The Committee will determine the effect of a termination of employment or service on a participant’s other cash-based awards.

Dividend Equivalents. The Committee may provide for the payment of dividend equivalents with respect to shares of New Car Tech Common Stock subject to an award, such as restricted stock units, but not on awards of stock options or SARs. However, no dividend equivalents will be paid prior to the issuance of New Car Tech Common Stock. Dividend equivalents may be credited as of the dividend payment dates, during the period between the grant date and the date the award becomes payable or terminates or expires, as determined by the Committee; however, dividend equivalents will not be payable unless and until the issuance of shares underlying the award and will be subject to forfeiture to the same extent as the underlying award. Dividend equivalents may be paid in cash, shares of New Car Tech Common Stock, or converted to full-value awards, calculated and subject to such limitations and restrictions as the Committee may determine.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Committee, however, may permit awards (other than ISOs) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Amendment and Termination. In general, the New Car Tech Board may amend, alter, suspend, discontinue, or terminate the Incentive Plan or any portion thereof at any time. However, stockholder approval may be required to be obtained for any amendment to the extent necessary to comply with applicable laws or other tax or regulatory requirements. No amendment, alteration, suspension, discontinuance or termination may materially and adversely affect the rights of any participant or any holder or beneficiary of any award without the consent of such participant, holder or beneficiary.

Change in Control. In the event of a “Change in Control” (as defined in the Incentive Plan), the Committee may adjust the number of shares of New Car Tech Common Stock or other securities of New Car Tech (or number and kind of other securities or other property) subject to an award, the exercise or strike price of an award, or any applicable performance measure, and may provide for the substitution or assumption of outstanding awards in a manner that substantially preserves the terms of such awards, the acceleration of the exercisability or lapse of restrictions applicable to outstanding awards and the cancellation of outstanding awards in exchange for the consideration received by stockholders of New Car Tech in connection with such Change in Control transaction.

Repricings. The Committee may, without approval of the stockholders, reduce the exercise price per share of outstanding stock options or SARs, or cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Material U.S. Federal Income Tax Considerations

The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the Incentive Plan applicable to U.S. participants. This summary deals with the general federal income tax principles that apply (based upon provisions of the Code and the applicable Treasury Regulations issued thereunder, as well as judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date of this proxy statement, and all of which are subject to change (possibly on a retroactive basis) or different interpretation) and is provided only for general information. Other kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. If a participant is granted a non-qualified stock option under the Incentive Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the New Car Tech Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of New Car Tech Common Stock on the date the participant exercises such option. New Car Tech or its subsidiaries or affiliates generally should be entitled to a federal income tax deduction, subject to applicable limitations, at the same time and for the same amount as the participant recognizes as ordinary income. Any subsequent gain or loss generally will be taxable as long-term or short-term capital gain or loss for which New Car Tech or its affiliates generally should not be entitled to a deduction.

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of New Car Tech Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and New Car Tech (or its affiliates) will not be entitled to any corresponding deduction. If the holding period requirements are not met, the ISO will be treated as a nonqualified stock option, and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. In addition, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which a participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the shares over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were actually nonqualified stock options. New Car Tech and its affiliates are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Stock Appreciation Rights. Generally, a participant will recognize ordinary income upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any

New Car Tech Common Stock received. Subject to applicable limitations, New Car Tech or its subsidiaries or affiliates generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Restricted Stock. A participant should not have taxable income on the grant of unvested restricted stock, nor will New Car Tech or its subsidiaries or affiliates then be entitled to any deduction, unless the participant makes a valid election under Section 83(b) of the Code (discussed below). However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and New Car Tech or its subsidiaries or affiliates generally will be entitled to a corresponding deduction, subject to applicable limitations, in an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse and the purchase price, if any, paid for the restricted stock.

If the participant makes a valid election under Section 83(b) of the Code with respect to restricted stock, the participant generally will recognize ordinary income at the date of issuance of the restricted stock in an amount equal to the difference, if any, between the fair market value of the shares on that date and the purchase price, if any, paid for the restricted stock, and New Car Tech or its subsidiaries or affiliates generally will be entitled to a deduction for the same amount, subject to applicable limitations.

Restricted Stock Units. A participant generally will not recognize taxable income at the time of the grant of restricted stock units, and neither New Car Tech nor its subsidiaries or affiliates will be entitled to a deduction at that time. When a restricted stock unit is paid, whether in cash or New Car Tech Common Stock, the participant will have ordinary income equal to the fair market value of the shares delivered or the cash paid, and New Car Tech or its subsidiaries or affiliates generally will be entitled to a corresponding deduction, subject to applicable limitations.

Other Stock-Based Awards; Other Cash-Based Awards; Dividend Equivalents. Generally, the granting of other stock-based awards, other cash-based awards, or dividend equivalent rights should not result in the recognition of taxable income by the recipient or a tax deduction by New Car Tech, its subsidiaries, or affiliates. The payment or settlement of other stock-based awards, other cash-based awards, or dividend equivalent rights generally should result in immediate recognition of taxable ordinary income by the recipient, equal to the amount of any cash paid (before applicable tax withholding) or the then-current fair market value of any New Car Tech Common Stock received, and a corresponding tax deduction, subject to applicable limitations. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and to us generally will be similar to the tax consequences of restricted stock awards, as described above. If any other stock-based award consists of unrestricted shares, the recipient of those shares generally will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and we generally will be entitled to a corresponding tax deduction, subject to applicable limitations.

Section 409A of the Code. Certain types of awards under the Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Incentive Plan and awards granted under the Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Treasury Regulations and other authoritative guidance that may be issued under Section 409A of the Code. To the extent determined necessary and appropriate by the Committee, the Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Interest of Directors and Executive Officers

All members of the AltEnergy Board and all of AltEnergy’s executive officers are eligible for awards under the Incentive Plan and, thus, have a personal interest in the approval of the Incentive Plan. Nevertheless, the AltEnergy Board believes that it is important to provide incentives and rewards for superior performance and the retention of executive officers and experienced directors by adopting the Incentive Plan.

New Plan Benefits

Grants of awards under the Incentive Plan are subject to the discretion of the Committee and are not currently determinable. The ultimate value of the awards granted under the Incentive Plan will depend on a number of factors, including the fair market value of New Car Tech Common Stock on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved.

Vote Required for Approval

The Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal and the other condition precedent proposals. Therefore, if the Business Combination Proposal is not approved, the Incentive Plan Proposal will have no effect, even if approved by the AltEnergy Stockholders.

Approval of the Incentive Plan Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon. The failure to vote, abstentions and broker non-votes have the same effect as a vote “AGAINST” the proposal. The Sponsor and AltEnergy’s directors and officers have agreed to vote any shares owned by them in favor of the Incentive Plan Proposal, regardless of how our Public Stockholders vote.

THE DIRECTOR ELECTION PROPOSAL

Overview

In accordance with the terms of the Merger Agreement (see The Merger Agreement – Governance), the AltEnergy Board is divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to AltEnergy’s first annual meeting of stockholders) serving a three-year term. In the Director Election Proposal, we are requesting that AltEnergy Stockholders approve and adopt a proposal to elect seven directors to the New Car Tech Board, effective immediately after the Closing, with each Class I director having a term that expires at New Car Tech 2025 annual meeting of stockholders, each Class II director having a term that expires at New Car Tech’s 2026 annual meeting of stockholders and each Class III director having a term that expires at New Car Tech’s 2027 annual meeting of stockholders, or, in each case, when his or her respective successor is duly elected and qualified, or upon his or her earlier death, resignation, retirement or removal.

It is proposed that the Company’s board of directors consist of the following directors:

•	Class I directors: Peter Hasenkamp, Robert Mancini and John Craig

•	Class II directors: Jonghoon Ha and Dohyung Kim

•	Class III directors: Ho Gap Kang and Russell Stidolph

For more information on the experience of the proposed management team of New Car Tech, please see the section of this proxy statement/prospectus entitled “New Car Tech Management after the Business Combination.”

Vote Required for Approval

If a quorum is present, directors are elected by a plurality of the votes cast, in person (which would include presence at the virtual Special Meeting) or by proxy. This means that the seven director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event that any nominee is unable to serve. If a valid quorum is otherwise established, the failure to vote and abstentions will have no effect on the vote for the director nominees.

The Business Combination is not conditioned on the approval of the Director Election Proposal, however, this proposal is conditioned upon the approval of the condition precedent proposals. Therefore, if any of the condition precedent proposals is not approved, this proposal will not be presented at the Special Meeting and will have no effect, even if approved by the AltEnergy Stockholders.

The Sponsor and AltEnergy’s directors and officers have agreed to vote all shares owned by them in favor of each of the seven director nominees, regardless of how our Public Stockholders vote.

THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the AltEnergy Board to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any proposals presented to the AltEnergy Stockholders at the Special Meeting or if AltEnergy determines that more time is necessary for AltEnergy to consummate the Business Combination. In no event will the AltEnergy Board adjourn the Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under the Current Charter and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by the AltEnergy Stockholders, the AltEnergy Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for the approval of the condition precedent proposals or one of the other conditions precedent to completing the Business Combination is not satisfied or waived and therefore may be unable to consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by the Termination Date (subject to the requirements of law), we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the Public Stockholders.

Vote Required for Approval

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by AltEnergy Stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. The failure to vote, abstentions and broker non-votes are not considered votes cast and accordingly, have no effect on the outcome of the proposal.

The Business Combination is not conditioned upon the approval of the Adjournment Proposal. The Adjournment Proposal is not conditioned on any other proposal.

The Sponsor and AltEnergy’s directors and officers have agreed to vote any shares owned by them in favor of the Adjournment Proposal.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences of the (i) the exercise of redemption rights of Public Shares, and (ii) the Business Combination to AltEnergy, Car Tech, AltEnergy common stockholders and holders of Car Tech Units.

This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a holder as a result of the Business Combination. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter. Thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to holders that hold AltEnergy Common Stock or Car Tech Units as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•	banks or other financial institutions, underwriters, or insurance companies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•	expatriates or former long-term residents of the United States;

•	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

•	dealers or traders in securities, commodities or currencies;

•	grantor trusts;

•	persons subject to the alternative minimum tax;

•	U.S. persons whose “functional currency” is not the U.S. dollar;

•	persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding AltEnergy Common Stock or Car Tech Units (excluding treasury shares);

•

holders holding AltEnergy Common Stock or Car Tech Units as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

•

controlled foreign corporations, passive foreign investment companies, or foreign corporations with respect to which there are one or more United States stockholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or

•	the Sponsor or its affiliates.

As used in this proxy statement/prospectus/consent solicitation statement, the term “U.S. Holder” means a beneficial owner of AltEnergy Common Stock or Car Tech Units that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of AltEnergy Common Stock or Car Tech Units that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds AltEnergy Common Stock or Car Tech Units, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Business Combination.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF ALTENERGY COMMON STOCK OR CAR TECH UNITS MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF CAR TECH UNITS AND ALTENERGY COMMON STOCKHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Certain Material U.S. Federal Income Tax Consequences of AltEnergy Stockholders Exercising Redemption Rights

U.S. Federal Income Tax Consequences to U.S. Holders

In the event that a U.S. Holder elects to redeem its Public Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the Public Shares under Section 302 of the Code or is treated as a corporate distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the Public Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the Public Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S.

Holder’s holding period for the Public Shares redeemed exceeds one year. It is unclear, however, whether the redemption rights with respect to the Public Shares may suspend the running of the applicable holding period for this purpose. Long term capital gain realized by a non-corporate U.S. Holder is currently taxed at a reduced rate. The deductibility of capital losses is subject to limitations.

If the redemption does not qualify as a sale or exchange of Public Shares, the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from AltEnergy’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the Public Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the Public Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of Public Shares treated as held by the U.S. Holder (including any Public Shares constructively owned by the U.S. Holder as a result of owning Public Warrants) relative to all of the AltEnergy Common Stock outstanding both before and after the redemption. The redemption of Public Shares generally will be treated as a sale or exchange of the Public Shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in AltEnergy or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only AltEnergy Common Stock actually owned by the U.S. Holder, but also AltEnergy Common Stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include AltEnergy Shares which could be acquired pursuant to the exercise of Public Warrants. In order to meet the substantially disproportionate test, (i) the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of Public Shares must be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, and (ii) the U.S. Holder must own (including constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of our stock entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the Public Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the Public Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other AltEnergy Shares. The redemption of the Public Shares will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in AltEnergy. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in AltEnergy will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed Public Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining AltEnergy Shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its Public Warrants or possibly in other AltEnergy Shares constructively owned by it.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Public Shares as a sale or exchange under Section 302 of the Code or as a corporate distribution under Section 301 of the Code generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Public Shares, as described above, and the corresponding consequences will be as described below.

With respect to any redemption treated as a ale or exchange under Section 302 of the Code, any gain realized by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the Non-U.S. Holder), or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such Public Shares redeemed, and either (A) Public Shares are not considered to be regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period more than 5% of the outstanding AltEnergy Shares. There can be no assurance that shares of AltEnergy Shares will be treated as regularly traded on an established securities market for this purpose.

A non-corporate Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. If a Non-U.S. Holder that is a corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

If the last bullet point immediately above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the redemption of Public Shares generally will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such redemption. We would generally be classified as a “U.S. real property holding corporation” if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. However, we believe that we are not and have not been at any time since our formation a U.S. real property holding corporation.

With respect to any redemption treated as a corporate distribution under Section 301 of the Code, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, AltEnergy will be required to withhold U.S. tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its AltEnergy Shares and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the AltEnergy Shares, which will be treated as described above.

This withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

U.S. federal excise tax imposed on AltEnergy in connection with redemptions of AltEnergy Class A Common Stock

On August 16, 2022 the Inflation Reduction Act of 2022 (the “IR Act”) became law, which, among other things, imposes a 1% excise tax on the fair market value of certain repurchases (including certain redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign (i.e., non-U.S.) corporations. The excise tax applies to stock repurchases occurring in 2023 and beyond. The amount of the excise tax is generally 1% of the fair market value of the shares of stock repurchased at the time of the repurchase. The U.S. Department of Treasury has issued proposed regulations to carry out, and prevent the abuse or avoidance of, the excise tax. While not free from doubt, absent further guidance, we currently expect that AltEnergy (whose securities were traded on the Nasdaq Capital Market) may be subject to the excise tax with respect to any redemptions of its AltEnergy Class A Common Stock in connection with the Business Combination that are treated as repurchases for this purpose. The extent of the excise tax that may be incurred would depend on a number of factors, including the fair market value of the AltEnergy Class A Common Stock redeemed, the extent such redemptions could be treated as dividends and not repurchases, and the content of any final regulations and other guidance from the U.S. Department of the Treasury that may be issued and applicable to the redemptions. The excise tax is imposed on the repurchasing corporation itself, not the shareholders from which shares are repurchased and ultimately may cause the remaining shareholders to bear the economic impact of the excise tax. That said, the imposition of the excise tax could reduce the amount of cash available to AltEnergy for effecting the redemptions of AltEnergy Class A Common Stock such that the per-share redemption amount received by redeeming holders of AltEnergy Class A Common Stock may be less than $10.00 per share.

FATCA

Provisions of the Code (Sections 1471 through 1474) commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends received pursuant to a redemption of stock). In general, no FATCA withholding will be required with respect to a U.S. Holder or an individual Non-U.S. Holder that timely provides the certifications required on a valid IRS Form W-9 or W-8BEN, respectively, to the applicable withholding agent. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and generally includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in, or accounts with, those entities) have been satisfied, or an exemption applies (typically certified by the delivery of a properly completed IRS Form W-8BEN-E to the applicable withholding agent). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Holders are urged to consult their tax advisors regarding the effects of FATCA.

Certain Material U.S. Federal Income Tax Consequences of the Business Combination

General Tax Treatment of the Merger

Subject to the qualifications and assumptions described in this proxy statement/prospectus and provided by the parties to the Merger Agreement, the Merger is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The Merger is a two-step transaction similar to the transaction described in Revenue Ruling 2001-46. While the initial merger is a reverse merger, the transaction is intended to be viewed in conjunction with the forward merger that follows and qualify as a merger described in Section 368(a)(1)(A) of the Code. The most basic requirement for a tax-free merger under section 368 is the continuity of interest of the target shareholders in the surviving corporation. This requirement is based on the quantity and quality of the consideration received by the holders of Car Tech Units. Generally, more than half the consideration should be common equity of the acquirer for this requirement to be satisfied. While the specific fair market value of each item to be received by holders of Car Tech Units cannot be determined conclusively at this time, it is expected that this continuity of interest requirement will be satisfied.

Neither AltEnergy nor Car Tech has requested, and neither intends to request, a ruling from the IRS as to the U.S. federal income tax consequences of the Merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth above. Accordingly, each person involved in the Merger is urged to consult its own tax advisor with respect to the particular tax consequence of the Merger to such holder. If the Merger is not treated as a “reorganization” within the meaning of Section 368(a) of the Code, then each holder of Car Tech Units generally will be treated as exchanging its Car Tech units in a fully taxable transaction in exchange for Common Stock and Merger Considerations Warrants. US Holders of Car Tech Units will generally recognize capital gain or loss in such exchange equal to the difference between such stockholder’s adjusted tax basis in the Car Tech Units surrendered in the Merger and the fair market value of the Common Stock and Merger Considerations Warrants received in exchange therefor. Any recognized capital gain or capital loss will be long-term capital gain or capital loss if the U.S. holder has held the Car Tech units for more than one year. The deductibility of capital losses is subject to limitations.

Tax Treatment of AltEnergy, Car Tech and the AltEnergy Security Holders upon the Merger

As noted above, the Merger is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and neither AltEnergy or Car Tech is expected to recognize gain or loss for federal income tax purposes as a result of the Merger. AltEnergy common stockholders and other security holders will generally not be exchanging their equity or securities in the Merger and will not be directly impacted by the Merger.

Tax Treatment of the Car Tech Holders upon receipt of AltEnergy shares and Merger Consideration Warrants

Subject to the discussion below relating to the Lock Up Agreement, a holder of Car Tech Units that receives New Car Tech Common Stock and the Merger Consideration Warrants in exchange for Car Tech Units in the Merger should not recognize gain or loss for U.S. federal income tax purposes as a result of the Merger. A Car Tech U.S. Holder’s aggregate tax basis in the New Car Tech Common Stock and Merger Consideration Warrants received in exchange for the Car Tech Units surrendered (other than Earnout Shares that are treated as imputed interest, as described below) in connection with the Merger should equal the Car Tech U.S. Holder’s aggregate adjusted tax basis in the Car Tech Units exchanged therefor. The aggregate tax basis is pro-rated between the New Car Tech Common Stock and Merger Consideration Warrants based on their relative fair market values. For this purpose, IRS guidance indicates that the maximum number of shares of New Car Tech Common Stock subject to the Lock Up Agreement should be treated as having been received by the Car Tech Holder at the time of the Merger and that adjustments to the Car Tech U.S. Holder’s tax basis in shares of New Car Tech Common Stock actually received should be made if the maximum number of Earnout Shares ultimately is not retained. Subject to the discussion below relating to the Lock Up Agreement, a Car Tech U.S. Holder’s holding period in the New Car Tech Common Stock and Merger Consideration Warrants received should include the holding period for the holder’s Car Tech Units surrendered in exchange therefor.

If a Car Tech Holder has acquired different blocks of Car Tech Units at different times or at different prices, then such holder’s tax basis and holding period in shares of New Car Tech Common Stock and Merger Consideration Warrants received in the Merger generally should be determined with reference to each block of Car Tech Units. Any such holders should consult their tax advisors with respect to identifying the bases or holding periods of the shares of New Car Tech Common Stock and Merger Consideration Warrants received in the Merger.

Some portion of the New Car Tech Common Stock will remain forfeitable under the Lock Up Agreement. This arrangement is similar in many ways to the escrow and contingent stock arrangement approved by the Treasury Department as tax free consideration in a merger. Moreover, the courts have been even more generous in permitting these types of escrow and contingent stock arrangements to qualify as tax free consideration in a merger. While not free from doubt, we expect the Lock Up Holders to be treated for income tax purposes as though they received New Car Tech Common Stock that qualified for non-recognition treatment as result of the Merger. However, a portion of the New Car Tech Common Stock subject to the Lock Up Agreement (if any) actually received by a Car Tech U.S. Holder should be characterized as interest income for U.S. federal income tax purposes. A Car Tech U.S. Holder’s tax basis in that portion of the New Car Tech Common Stock should be equal to the fair market value thereof on the date of receipt, and the Car Tech U.S. Holder’s holding period for those shares should begin on the day following the date of receipt.

If the New Car Tech Common Stock subject to the Lock Up Agreement is not treated as New Car Tech Common Stock consideration under the Merger then a holder of Car Tech Units that receives New Car Tech Common Stock subject to the Lock Up Agreement may be taxable on such shares.

Some existing warrants held by the Sponsor have recently been cancelled. While there is some potentially contrary authority, we expect that the cancelled warrants will be treated for income tax purpose as though they were contributed by the Sponsor to AltEnergy in a transaction independent from the Merger Consideration Warrants issued as consideration by AltEnergy in the Merger. If the Merger Consideration Warrants issued in the Merger were not treated as independent of the cancellation of warrants held by the Sponsor, then a holder of Car Tech Units that receives Merger Consideration Warrants may be taxable on the fair market value of such Merger Consideration Warrants.

Generally, a holder of a Merger Consideration Warrant will recognize gain or loss upon a future sale of the Merger Consideration Warrants in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis for the Merger Consideration Warrants. Under section 1234 of the Code, gain or loss attributable to the sale of an option to buy or sell property is considered gain from the sale of property which has the same character as the property to which the option relates. Because the Merger Consideration Warrants relate to stock, gains or losses attributable to a future sale of the Merger Consideration Warrants will generally constitute long-term capital gains and losses if (i) the Merger Consideration Warrants have been held for more than one year and (ii) the stock would be a capital asset in the hands of the holder.

The exercise of a Merger Consideration Warrant with cash will not result in a taxable event to the holder of the Merger Consideration Warrant. The difference between the value of the shares received and the exercise price (plus the basis of the Merger Consideration Warrant) will only be recognized for tax purposes, if and when the shares are subsequently sold or redeemed. Upon exercise of a Merger Consideration Warrant for cash, the holder’s tax basis in the shares will be the sum of (a) the basis in the Merger Consideration Warrants, and (b) the exercise price of the Merger Consideration Warrant. The holding period for capital gains purposes, for shares acquired upon exercise of a Merger Consideration Warrant will not include the period during which the Merger Consideration Warrant was held.

Upon the expiration of an unexercised Merger Consideration Warrant, the holder will recognize a loss equal to the adjusted basis of the Merger Consideration Warrants in the hands of the holder. Under section 1234 of the Internal Revenue Code, the character of the loss realized upon the failure to exercise an option is determined based on the character of the property to which the option relates. Because the Merger Consideration Warrant relates to stock, the loss upon expiration of the Merger Consideration Warrant will generally be short-term capital loss if (i) the Merger Consideration Warrants have been held for more than one year and (ii) the stock would have been a capital asset in the hands of the Merger Consideration Warrant holder. The tax implications with respect to adjustments pursuant to the terms of the Merger Consideration Warrants (e.g. adjustments to the conversion ratio) are complex, and Merger Consideration Warrant holders should consult their own tax advisors in the event of an adjustment.

The U.S. federal income tax consequences of the Merger for Car Tech Non-U.S. Holders will generally be similar to those for Car Tech U.S. Holders.

However, a Car Tech Non-U.S. Holder may be subject to U.S. federal income tax (and withholding) on any New Car Tech Common Stock subject to the Lock Up Agreement to the extent treated as imputed interest. To the extent any such imputed interest is “effectively connected” with a U.S. trade or business conducted by such Car Tech Non-U.S. Holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or a fixed base maintained by such Car Tech Non-U.S. Holder in the United States), such Car Tech Non-U.S. Holder generally would be subject to tax on such imputed interest in the same manner as a Car Tech U.S. Holder and, if the Car Tech Non-U.S. Holder is a corporation, such corporation may be subject to branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). To the extent any such imputed interest is not “effectively connected” with a U.S. trade or business conducted by such Car Tech Non-U.S. Holder as described above, such Car Tech Non-U.S. Holder generally would be subject to tax on such imputed interest at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

In addition, Car Tech Non-U.S. Holders may be subject to U.S. federal income tax on any gain realized on the disposition of New Car Tech Common Stock or the Merger Consideration Warrants if Car Tech is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger or the period during which the Car Tech Non-U.S. Holder held Car Tech Units, in which case any gain recognized by such Car Tech Non-U.S. Holder would be subject to tax at generally applicable U.S. federal income tax rates. Car Tech believes that it is not, and has not been at any time since its formation, a United States real property holding corporation.

Reporting Requirements Relating to the Merger

Each holder of Car Tech Units that receives shares of New Car Tech Common Stock and Merger Consideration Warrants in the Merger is required to retain permanent records pertaining to the Merger and make such records available to any authorized IRS officers and employees. Such records should specifically include information regarding the number, basis, and fair market value of the Car Tech Units and the number of shares of New Car Tech Common Stock and Merger Consideration Warrants received in exchange therefor.

Additionally, Car Tech Holders who owned immediately before the Merger (i) at least one percent (by vote or value) of the total outstanding stock of Car Tech or (ii) securities in Car Tech with a basis of $1,000,000 or more, are required to attach a statement to their U.S. federal income tax returns for the year in which the Merger is consummated that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the holder’s tax basis in its Car Tech Units surrendered in the Merger, the fair market value of such equity, the date of the Merger and the name and employer identification number of each of Car Tech and AltEnergy. Car Tech Holders should consult their tax advisors regarding the application of these rules.

Backup Withholding and General Information Reporting

A holder of Car Tech Units may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 24%) on amounts received in the Merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a payee’s U.S. federal income tax liability, if any, so long as such payee furnishes the required information to the IRS in a timely manner.

EACH CAR TECH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECTS OF NON-U.S. TAX LAWS AND BOTH U.S. AND NON-U.S. FEDERAL, STATE AND LOCAL NON-INCOME TAX LAWS.

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 give pro forma effect to the Business Combination as if it had occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet as of September 30, 2024 gives pro forma effect to the Business Combination as if it was completed on September 30, 2024.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the historical financial statements of AltEnergy as of and for the nine months ended September 30, 2024, and for the year ended December 31, 2023, and the related notes, included elsewhere in this proxy statement/prospectus;

•

the historical financial statements of Car Tech as of and for the nine months ended September 30, 2024, and for the year ended December 31, 2023, and the related notes, included elsewhere in this proxy statement/prospectus;

•

other information relating to AltEnergy and Car Tech included in this proxy statement/prospectus, including the Merger Agreement and the description of certain terms thereof set forth under “Proposal No. 1 - The Business Combination Proposal - The Merger Agreement”, as well as the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AltEnergy” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Car Tech.”

The pro forma financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures about Acquired and Disposed Businesses, as adopted by the SEC in May 2020 (“Article 11”). The amended Article 11 became effective on January 1, 2021. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On February 21, 2024, AltEnergy entered into a Merger Agreement with Car Tech, LLC (“Car Tech”) and Car Tech Merger Sub, LLC (“Merger Sub”), where Merger Sub will merge with and into Car Tech, with Car Tech surviving as a wholly-owned subsidiary of the Company (the “Merger”). The combined company will adopt December 31 as its fiscal year-end.

The unaudited pro forma condensed combined financial information has been prepared using two alternative levels of redemption of AltEnergy common stock subject to possible redemption into cash:

•

Scenario 1 - No Additional Redemption Scenario: This presentation applies the assumption that no additional AltEnergy public stockholders will exercise redemption rights, beyond the redemption of the 9,513,007 shares of common stock redeemed in April 2024; and

•	Scenario 2 - Maximum Redemption Scenario: This presentation assumes that AltEnergy public stockholders holding approximately 738,146 shares of AltEnergy common stock subject to possible redemption at September, 2024 will exercise their redemption rights upon consummation of the Business Combination at a redemption price of approximately $11.51 per share, which is the maximum amount of redemptions that could occur and still ensure that AltEnergy meets its requirement to maintain net tangible assets of at least $5,000,001.

As a result of the Business Combination, in the No Additional Redemption Scenario, the former stockholders of Car Tech will own approximately 65% of the issued and outstanding shares of the Combined Company’s Common Stock immediately following the closing of the Business Combination, AltEnergy’s public stockholders will own approximately 5% of the issued and outstanding shares of the Combined Company’s Common Stock and the Sponsor will hold 30% of the issued and outstanding shares of the Combined Company’s Common Stock.

As a result of the Business Combination, in the 50% Additional Redemption Scenario, the former stockholders of Car Tech will own approximately 66% of the issued and outstanding shares of the Combined Company’s Common Stock immediately following the closing of the Business Combination, AltEnergy’s public stockholders will own approximately 3% of the issued and outstanding shares of the Combined Company’s Common Stock and the Sponsor will hold 31% of the issued and outstanding shares of the Combined Company’s Common Stock.

As a result of the Business Combination, in a Maximum Redemption Scenario, the former stockholders of Car Tech will own approximately 68% of the issued and outstanding shares of the Combined Company’s Common Stock immediately following the closing of the Business Combination, AltEnergy’s public stockholders will own approximately 0% of the issued and outstanding shares of the Combined Company’s Common Stock, the Private Placement investors will own approximately 1% of the issued and outstanding shares of the Combined Company’s Common Stock, and the Sponsor will hold 31% of the issued and outstanding shares of the Combined Company’s Common Stock.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

			Assuming Minimum Redemptions				Assuming Maximum Redemptions
	CarTech (Historical as of 9/30/2024)	AltEnergy Acquisition Corp. (Historical as of 9/30/2024)	Transaction Accounting Adjustments			Pro Forma Combined	Transaction Accounting Adjustments			Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$204,012	$86,320	(8,148,515)	(a	)	$—	$(8,593,900)	(s	)	$—
			(8,050,000)	(a	)		(7,381)	(u	)
							8,601,281	(v	)
			(2,319,976)	(c	)
			(374,400)	(d	)
			(315,000)	(e	)
			(2,135,000)	(f	)
			(19,380)	(g	)
			(1,776,913)	(h	)
			8,593,900	(m	)
			14,254,952	(r	)
Accounts receivable, net	7,322,692	—				7,322,692				7,322,692
Due from related parties	1,277,103	—				1,277,103				1,277,103
Deferred offering costs	825,138	—				825,138				825,138
Income tax receivable	—	13,223				13,223				13,223
Other investments held for trading	—	100,632	(100,632)	(m	)	—				—
Inventory	6,138,180	—				6,138,180				6,138,180
Prepaid expenses and other current assets	199,896	64,331				264,227				264,227

Total current assets	15,967,021	264,506	(390,964)			15,840,563	—			15,840,563
Property and equipment, net	122,093,741	—				122,093,741				122,093,741
Goodwill and Intangible assets, net	—	—				—				—
Investment and investment held in trust account, net	—	8,493,268	(8,493,268)	(m	)	—				—
Investment, at cost	1,210,000	—	—			1,210,000				1,210,000
Right-of-use asset, financing	42,826	—	—			42,826				42,826
Contract asset	2,640,269	—	—			2,640,269				2,640,269

Total assets	$141,953,857	$8,757,774	$(8,884,232)			$141,827,399	—			$141,827,399

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$18,004,653	$376,736	14,254,952	(r	)	$32,636,341	8,601,281	(v	)	$41,237,622
Accrued interest	380,205	—				380,205				380,025
Line of credit - related parties	28,983,000	—	(28,983,000)	(l	)	—				—
Line of credit	10,000,000	—				10,000,000				10,000,000
Notes payable - current, net of debt discount	742,576	—				742,576				742,576
Financing lease liability - current	15,185	—				15,185				15,185
Earnout share liability	—	—	34,301,000	(o	)	34,301,000				34,301,000
Income tax payable	—	—	—			—				—
Excise tax payable	—	2,319,976	(2,319,976)	(c	)	—	7,381	(t	)	—
							(7,381)	(u	)
Related party payable	—	757,453	(374,400)	(d	)	—				—
			(315,000)	(e	)
			(68,053)	(g	)
Other deferred expenses	—	1,776,913	(1,776,913)	(h	)	—				—
Promissory Notes-Sponsor	—	2,135,000	(2,135,000)	(f	)	—				—

Total current liabilities	58,125,619	7,366,078	12,583,610			78,075,307	8,601,281			86,676,588
Notes payable	—	—	—			—				—
Financing lease liability	16,382	—	—			16,382				16,382
Notes payable, net of debt discount	62,819,981	—	—			62,819,981				62,819,981
Derivative warrant liabilities	—	235,000	(16,800)	(b	)	25,190,200				25,190,200
			24,972,000	(p	)
Deferred underwriting commission	—	8,050,000	(8,050,000)	(a	)	—				—

Total liabilities	120,961,982	15,651,078	29,488,810			166,101,870	8,601,281			174,703,151

			Assuming Minimum Redemptions				Assuming Maximum Redemptions
	CarTech (Historical as of 9/30/2024)	AltEnergy Acquisition Corp. (Historical as of 9/30/2024)	Transaction Accounting Adjustments			Pro Forma Combined	Transaction Accounting Adjustments			Pro Forma Combined
Commitments and Contingencies
Common stock subject to possible redemption, 738,146 shares at redemption value of $11.64 per share		8,593,900	(8,593,900)	(i	)	—				—
						—

	—	8,593,900	(8,593,900)			—	—			—
Stockholders’ Equity:
Common stock New Car Tech	—	—	74	(i	)	649	(74)	(s	)	575
			575	(k	)
	—	—				—				—
Preference stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—				—				—
Class A Common stock, $0.0001 par value; 100,000,000 shares authorized; 5,500,000 shares issued and outstanding	—	550	25	(j	)	—				—
			(575)	(k	)
Class B Common stock, $0.0001 par value; 100,000,000 shares authorized; 250,000 shares issued and outstanding	—	25	(25)	(j	)	—				—
Additional paid-in capital	30,337,741	—	8,593,826	(i	)	—	(8,593,826)	(s	)
							8,593,826	(w	)
			28,983,000	(l	)
			(15,487,779)	(n	)
			(34,301,000)	(o	)
			(8,148,515)	(q	)
			(24,972,000)	(p	)
			14,994,727	(x	)
Accumulated deficit	(9,345,866)	(15,487,779)	(8,148,515)	(a	)	(34,252,393)	(7,381)	(t	)	(35,042,812)
							(8,593,826)	(w	)
			16,800	(b	)
			48,673	(g	)
			15,487,779	(n	)
			14,994,727	(x	)
	—	—	8,148,515	(q	)					—

Total stockholders’ equity (deficit)	20,991,875	(15,487,204)	(29,779,142)			(24,274,471)	(8,601,281)			(32,875,752)

Total liabilities and stockholders’ equity	$141,953,857	$8,757,774	$(8,884,232)			$141,827,399	$—			$141,827,399

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

			Assuming No Redemptions				Assuming Maximum Redemptions
	CarTech LLC (Nine months ended September, 2024)	AltEnergy Acquisition Corp. (Nine months ended September 30, 2024)	Transaction Accounting Adjustments			Pro Forma Consolidated	Transaction Accounting Adjustments	Pro Forma Consolidated
Revenue	$47,916,354	$—	$—			$47,916,354		$47,916,354
Cost of sales	43,580,638	—	—			43,580,638	—	43,580,638

Gross Profit	$4,335,716	$—	$—			$4,335,716	$—	$4,335,716
Operating expenses
Selling	1,034,187	—				1,034,187		1,034,187
General and administrative expenses	4,640,870	1,677,711				6,318,581		6,318,581
Consulting fees - CFO	—	140,400	—			140,400	—	140,400
Business combination expenses	—	1,234,922	—			1,234,922	—	1,234,922
Administration fee - related party	—	135,000	(135,000)	(bb	)	—		—

Total operating expenses	5,675,057	3,188,033	(135,000)			8,728,090	—	8,728,090
Income (loss) from operations	$(1,339,341)	$(3,188,033)	$135,000			$(4,392,374)	$—	$(4,392,374)

Other (expense) income
Interest expense	(1,685,148)	—				(1,685,148)		(1,685,148)
Interest expense - related party	(202,927)	(48,674)	48,674	(cc	)	—		—
			202,927	(cc	)
Amortization of debt discount	(289,240)	—				(289,240)		(289,240)
Other income	262,521	—				262,521		262,521
Income earned on cash and investment accounts	—	3,135	(3,135)	(aa	)	—		—
Income earned on investments held in Trust Account	—	478,018	(478,018)	(aa	)	—		—
Loss on extinguishment of debt	—	—				—		—
Change in fair value of warrant liability	—	705,000				705,000		705,000
Other expense	(98,398)	—				(98,398)		(98,398)

Total other (expenses) / income, net	(2,013,192)	1,137,479	(229,552)			(1,105,265)	—	(1,105,265)

Income (loss) before taxes	(3,352,533)	(2,050,554)	(94,552)			(5,497,639)	—	(5,497,639)
Provision for income taxes	—	(70,349)	70,349	(dd	)	—	—	—

Net (loss) income	$(3,352,533)	$(2,120,903)	$(24,203)			$(5,497,639)	$—	$(5,497,639)

Earnings Per Share
Weighted average membership units used in computing net loss per share, basic and diluted	30,347,741
Basic and diluted weighted average units outstanding	(0.11)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption		6,565,914
Net loss per share, basic and diluted		$(0.31)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption		250,000
Net loss per share, basic and diluted		$(0.31)
Proforma Basic and diluted weighted average shares outstanding, common stock subject to possible redemption						18,488,146		17,750,000
Proforma Net loss per share, basic and diluted						(0.30)		(0.31)

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

			Assuming No Redemptions				Assuming Maximum Redemptions
	CarTech LLC (Year ended December 31, 2023)	AltEnergy Acquisition Corp. (Year ended December 31, 2023)	Transaction Accounting Adjustments			Pro Forma Consolidated	Transaction Accounting Adjustments	Pro Forma Consolidated
Revenue	$61,568,107	$—	$—			$61,568,107		$61,568,107
Cost of sales	54,042,832	—	—			54,042,832	—	54,042,832

Gross Profit	$7,525,275	$—	$—			$7,525,275	$—	$7,525,275
Operating expenses
Selling	1,779,207	—				1,779,207		1,779,207
General and administrative expenses	5,330,536	1,689,526				7,020,062		7,020,062
Business combination expenses	—	—	8,148,515	(ff	)	8,148,515		8,148,515
Consulting fees - CFO	—	234,000				234,000		234,000
Non-redemption agreement expense	—	180,000				180,000		180,000
Administration fee - related party	—	180,000	(180,000)	(bb	)	—		—

Total operating expenses	7,109,743	2,283,526	7,968,515			17,361,784	—	17,361,784
Income (loss) from operations	$415,532	$(2,283,526)	$(7,968,515)			$(9,836,509)	$—	$(9,836,509)

Other (expense) income
Interest expense	(3,635,619)	—				(3,635,619)		(3,635,619)
Interest expense - related party	(222,611)	(19,404)	19,404	(cc	)	—		—
			222,611	(cc	)
Amortization of debt discount	(355,062)	—				(355,062)		(355,062)
Other income	217,371	—				217,371		217,371
Income earned on cash and investment accounts	—	11,337	(11,337)	(aa	)	—		—
Income earned on investments held in Trust Account	—	4,216,411	(4,216,411)	(aa	)	—		—
Loss on extinguishment of debt	(378,286)	—				(378,286)		(378,286)
Change in fair value of warrant liability	—	1,410,000	16,800	(ff	)	1,426,800		1,426,800

Total other (expenses) / income, net	(4,374,207)	5,618,344	(3,968,933)			(2,724,796)	—	(2,724,796)
Income (loss) before taxes	(3,958,675)	3,334,818	(11,937,448)			(12,561,305)	—	(12,561,305)
Provision for income taxes	—	(861,417)	861,417	(dd	)	—	—	—

Net (loss) income	$(3,958,675)	$2,473,401	$(11,076,031)			$(12,561,305)	$—	$(12,561,305)

Earnings Per Share
Weighted average membership units outstanding, basic and diluted	30,347,741
Net loss per unit, basic and diluted	$(0.13)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption		12,225,033
Net loss per share, basic and diluted		$0.17
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption		2,028,082
Net loss per share, basic and diluted		$0.17
Proforma Basic and diluted weighted average shares outstanding, common stock subject to possible redemption						18,488,146		17,750,000
Proforma Net loss per share, basic and diluted						(0.68)		(0.71)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, AltEnergy will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Car Tech issuing shares for the net assets of AltEnergy, accompanied by a recapitalization. The net assets of AltEnergy will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2023, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 has been prepared using, and should be read in conjunction with, the following:

•	AltEnergy’s unaudited condensed balance sheet as of September 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus; and

•	Car Tech’s unaudited condensed balance sheet as of September 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 has been prepared using, and should be read in conjunction with, the following:

•	AltEnergy’s unaudited condensed statement of operations for the nine months ended September 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus; and

•	Car Tech’s unaudited statement of operations for the nine months ended September 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 has been prepared using, and should be read in conjunction with, the following:

•	AltEnergy’s statement of operations for the year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus; and

•	Car Tech’s statement of operations for the year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this proxy statement/prospectus and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of AltEnergy and Car Tech.

The unaudited pro forma combined financial information included in this proxy statement/prospectus has been prepared using the assumptions below with respect to the potential redemption into cash of AltEnergy common stock:

•

Assuming No Redemptions (Scenario 1): This presentation assumes that no Public Stockholders exercise their right to redeem their Public Shares (excluding the Redeemed Public Shares) for their pro rata share of the Trust Account; and

•

Assuming Maximum Redemptions (Scenario 2): This presentation assumes that a maximum of 738,146 Public Shares issued and outstanding as of the Closing are redeemed, resulting in an aggregate cash payment of approximately $8.4 million from the Trust Account based on an assumed redemption price of $11.64 per share as of September 30, 2024.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that AltEnergy believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that their assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Note 2 - Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 - Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2024

a - Adjustment to decrease cash $18.4 million, additional paid in capital decrease of $8.1 million for payment of the deferred underwriter fees and accumulated deficit by $8.1 million. The adjustment relates to the estimated direct and incremental transaction costs that will be comprised of advisory, legal, accounting, industry diligence and miscellaneous fees.

b - Represents the forfeiture of 4,000,000 warrants by the Sponsor.

c - Represents the payment of excise tax payable.

d - Represents the payment of the outstanding balance due to the CFO.

e - Reflects the payment of administrative fees due to the Sponsor which becomes due on the date of the consummation of the Merger.

f - Represents the payment of outstanding promissory note balances due to the Sponsor which becomes due on the date of the consummation of the Merger.

g - Represents the adjustment to reflect the payment of the outstanding accrued interest related to loan balances due to related parties which becomes due on the date of the consummation of the Merger.

h – Represents the adjustment to reflect the payment of the outstanding deferred professional fees assuming the transaction consummated on January 1, 2024.

i - Represents the conversion of AltEnergy redeemable stock into Car Tech Common Stock under the minimum redemption scenarios.

j – Represents the cancellation of 250,000 Class B shares and issuance of Class A shares in accordance with the Non-Redemption agreements.

k – Represents the conversion of Class A shares to post combination common stock.

l - Represents the conversion of Shinyoung debt pursuant to the Contribution and Exchange Agreement.

m - Represents the cash equivalents that will be released from the Trust Account and investment account and relieved of restrictions regarding use upon consummation of the Business Combination, assuming minimum redemptions.

n – Represents the elimination of historical retained earnings of AltEnergy upon consummation of the Business Combination.

o – Represents the adjustment to record the fair value of the liability related to the earn out shares granted at the close of the Business Combination.

p – Represents the adjustment to record the fair value of the liability related to the merger consideration warrants issued to Car Tech.

q – Represents the recording of the transaction costs incurred given the transaction was consummated on January 1, 2023.

r - To reflect reclassification of the negative cash balance to Accounts Payable on the minimum redemption scenarios.

s – Represents the redemption of 738,146 shares of AltEnergy redeemable stock under the maximum redemption scenario.

t - Represents the accrual of additional excise tax payable upon the maximum redemption scenario.

u - Represents the payment of excise tax payable upon the maximum redemption scenario.

v - To reflect reclassification of the negative cash balance to Accounts Payable on the maximum redemption scenarios.

w - To reflect reclassification of the negative additional paid in capital to accumulated deficit on the maximum redemption scenarios.

x - To reflect reclassification of the negative additional paid in capital to accumulated deficit on the minimum redemption scenarios.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2024 and for the Year Ended December 31, 2023.

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 are as follows:

aa - Represents an adjustment to eliminate the interest earned on investments held in Trust Account and cash held in investment accounts, as if the Business Combination had been consummated on January 1, 2023, the beginning of the earliest period presented.

bb - Represents the adjustment to eliminate the Sponsor administration fees assuming the transaction consummated January 1, 2023, the beginning of the earliest period presented.

cc - Represents the adjustment to eliminate interest expense on related party notes assuming the transaction consummated on January 1, 2023, the beginning of the earliest period presented.

dd - Represents the adjustment to eliminate the income taxes payable on interest income that would have not been incurred given the transaction consummated on January 1, 2023, the beginning of the earliest period presented.

ee - Represents the adjustment to record the transaction costs incurred given the transaction consummated on January 1, 2023, the beginning of the earliest period presented.

ff - Represents the adjustment to record the forfeiture of the 4,000,000 Sponsor warrants given the transaction consummated on January 1, 2023, the beginning of the earliest period presented.

Note 4 - Earnings per Share

Represents the earnings per share calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding since the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

OTHER INFORMATION RELATED TO ALTENERGY

Introduction

AltEnergy Acquisition Corp. is a blank check company formed in February, 2021, as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction with one or more businesses, which we refer to throughout this Proxy statement/prospectus as our initial business combination. We have neither engaged in any operations nor generated any revenue to date. Based on our business activities, the Company is a “shell company” as defined under the Exchange Act of 1934 (the “Exchange Act”) because we have no operations and nominal assets consisting almost entirely of cash.

Our Sponsor

Our Sponsor, AltEnergy Acquisition Sponsor, LLC, a Delaware limited liability company, was formed to act as our sponsor and has conducted no other business and owns no assets other than our common stock and private placement warrants. One-hundred percent of the voting interests and a substantial portion of the economic interests in our Sponsor are owned by AltEnergy, LLC, which in turn is owned by Russell Stidolph and members of his family. No other person or entity has a material interest in our sponsor. Mr. Stidolph is the manager of our Sponsor and the Managing Director of AltEnergy, LLC, and is a director of AltEnergy Acquisition Corp. and our Chief Executive Officer. Neither our Sponsor nor any of its affiliates or promotors are involved in other special purpose acquisition companies, Other than their involvement in AltEnergy Acquisition Corp., none of our officers or directors, our sponsor, nor any of its respective officers, directors, employees, or affiliates, have had management experience organizing special purpose acquisition corporations other than Danial Shribman, one of our directors.

Our Sponsor currently owns 5,500,000 shares of Class A Common Stock and 250,000 shares of Class B Common Stock constituting in the aggregate 88.6% of the outstanding common stock and voting power, and 7,600,000 Private Placement Warrants. Mr. Stidolph and his family, through his interest in AltEnergy, LLC has an economic interest in 2,508,000 shares of our common stock, as well as 5,981,488 Private Placement Warrants. See footnotes 2, 3 and 4 of the beneficial ownership table contained in “Beneficial Ownership of Securities.”

Initial Public Offering and Private Placement

On November 2, 2021, we consummated our initial public offering (the “IPO”) of 23,000,000 units (the “Units”), including 3,000,000 Units sold pursuant to the exercise by the underwriters of their over-allotment option. Each Unit consists of one share of Class A Common Stock and one-half of one redeemable warrant (“Warrants”), each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds to the Company of $230,000,000. The Company granted the underwriters a 45-day option from the date of the IPO to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions.

On November 2, 2021, simultaneously with the consummation of the IPO, we consummated a private placement of an aggregate of 12,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant, to the Sponsor and B. Riley Principal Investments, LLC (“BRPI”) an affiliate of B. Riley Securities, Inc. (“B. Riley”), an underwriter in the IPO, generating total gross proceeds of $12,000,000. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. On December 31, 2024, our Sponsor forfeited 4,000,000 Private Placement Warrants for no consideration.

Prior to the consummation of the IPO on March 25, 2021, we issued an aggregate of 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the issued and outstanding shares of Common Stock after the IPO. The underwriters having exercised the over-allotment option in full, none of the Founder Shares were forfeited.

We paid a total of $4,600,000 in underwriting discounts and commissions and $635,000 for other costs and expenses related to the IPO. BRPI received a portion of the underwriting discounts and commissions related to the initial public offering. After deducting the underwriting discounts and commissions and incurred offering costs, the total net proceeds from our IPO and the sale of the Private Placement Warrants were approximately $236,765,000, of which $234,600,000 (or $10.20 per unit sold in the IPO) was placed in a U.S.-based trust account (the “Trust Account”) at Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee. We also repaid $250,000 in noninterest bearing loans made to us by our Sponsor to cover expenses related to the IPO. Other than as described above, no payments were made by us to directors, officers or persons owning ten percent (10%) or more of outstanding shares of Common Stock or to their associates, or to our affiliates.

Stockholder Approval of Business Combination

Under the Current Charter, in connection with any proposed business combination, AltEnergy must seek stockholder approval of an initial business combination at a meeting called for such purpose at which Public Stockholders may seek to redeem their Public Shares, subject to the limitations described in the prospectus for AltEnergy’s IPO. Accordingly, in connection with the Business Combination, the AltEnergy Stockholders may seek to redeem the Public Shares that they hold in accordance with the procedures set forth in this proxy statement/prospectus.

Voting Restrictions in Connection with Stockholder Meeting

As of the date hereof, the Sponsor and AltEnergy’s directors and officers collectively own 78.2% of the total outstanding shares of Common Stock. In connection with the entry into the Merger Agreement, on February 14, 2025, AltEnergy and Car Tech entered into a support agreement (the “Support Agreement”) with the Sponsor and certain members of Car Tech (the “Support Parties”), whereby the Support Parties have agreed, among other things, to vote in favor of (i) the approval and adoption of the Merger Agreement, (ii) the transactions under the Merger Agreement, and (iii) any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement.

As of the date hereof, the Sponsor and AltEnergy’s directors and officers would not need any Public Shares currently held by the Public Stockholders to be voted in favor of the Business Combination Proposal in order for it to be approved, assuming all outstanding shares are voted on such proposal.

Liquidation if No Business Combination

If AltEnergy is unable to complete the Business Combination with Car Tech or another business combination within the required time period, AltEnergy will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (which interest will be net of taxes payable, excluding any Excise Tax that may be imposed on AltEnergy), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining AltEnergy Stockholders and the AltEnergy Board, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Properties

Our executive offices are located at 600 Lexington Avenue, 9th Floor, New York, New York, 10022. Our executive offices are provided to us by an affiliate of the Sponsor and we have agreed to pay such affiliate of the Sponsor a total of $15,000 per month for office space, utilities and secretarial, and administrative support services. We consider our current office space adequate for our current operations.

Employees

We currently have two officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Officers and Directors

Our officers and directors are as follows:

Name	Age	Position
Russell Stidolph	49	Chief Executive Officer and Chairman
Jonathan Darnell	63	Chief Financial Officer
William Campbell	76	Director
Kimberly Heimert	54	Director
Michael Salvator	53	Director
Daniel Shribman	40	Director

Russell Stidolph has served as our Chief Executive Officer and Chairman since our inception. Mr. Stidolph served as a director of Eos Energy Storage LLC (“EES LLC”) and its chairman of the board from 2014 and 2018, respectively, until the closing of its business combination with BMRG. Mr. Stidolph continued as a director and chairman of the board of the surviving entity, Eos Energy Enterprises, Inc. (“EOSE”). Mr. Stidolph is the founder of AltEnergy, LLC a private equity firm focused on alternative energy investing, where he has served as Managing Director since 2006. Prior to forming AltEnergy, Mr. Stidolph was a Principal at J.H. Whitney & Co., LLC, a middle-market private equity firm based in New Canaan, Connecticut. While at J.H. Whitney Mr. Stidolph was responsible for starting and developing the firm’s alternative energy investing practice where he was responsible for Hawkeye Renewables, LLC and Iowa Winds, LLC. Mr. Stidolph was both the Chief Financial Officer and Vice Chairman of Hawkeye Renewables, LLC before it was sold in 2006 to Thomas H. Lee Partners, LP. Prior to joining J.H. Whitney, Mr. Stidolph was a member of the corporate finance group at PaineWebber, Inc., that was responsible for high yield and leverage finance origination. Mr. Stidolph also acted as Senior Vice President and the Chief Financial Officer of Tres Amigas, LLC and he still sits on the Company’s board of directors, and was Chairman of the board of directors of Viridity Energy, Inc before it was sold to Ormat Technologies in 2017. He also serves as a director of Hulett Bancorp. Mr. Stidolph received a Bachelor of Arts degree from Dartmouth College.

Jonathan Darnell has served as our Chief Financial Officer since our inception. Mr. Darnell is a Managing Director of AltEnergy, LLC since 2016 and has over 30 years of experience with the U.S. alternative energy sector spanning the public policy and commercial arenas. Prior to joining AltEnergy, Mr. Darnell founded and ran Patolan Partners, an alternative energy-oriented placement agent that has sourced capital commitments exceeding $450MM, including utility scale solar and wind developments and institutional equity for Eos Energy Storage. Mr. Darnell serves as Trustee and Member of the Investment and Audit Committees of Green Century Capital Management, the nation’s first pure environmentally screened and fossil-free family of mutual funds. He is also a Managing Director at Pickwick

Capital Partners, LLC since 2016 where he holds his Series 7/Series 63 securities licenses. Previously, Mr. Darnell was Vice President at Morgan Stanley & Co., where he advised clients with total capital exceeding $5 billion. Prior to Morgan Stanley, Mr. Darnell served in senior management with The Public Interest Network and as chief executive of Telefund, Inc., serving the nation’s major environmental organizations while achieving 45% compound annual growth rate in profit for 10 years. Mr. Darnell’s current and past board experience includes Green Century Funds, Paradigm Partners, board member, The Public Interest Network, advisory board member, and Citizens for Safe Energy, founding chair. Mr. Darnell graduated magna cum laude with an AB in philosophy from Princeton University and earned his MBA in finance from the Wharton School of the University of Pennsylvania.

William Campbell has served as a director since our inception. Mr. Campbell provides a global law-firm legal perspective on energy and thirty years of experience with the development and operation of large-scale, global energy and infrastructure projects. Mr. Campbell is General Counsel and Managing Director of I Squared Capital Advisors (US) LLC since 2014. Mr. Campbell also previously held the position of Chief Compliance Officer at the I Squared Capital Advisors (US) LLC. Previously, Mr. Campbell served as co-chair of the Global Energy and Infrastructure and Energy Practice Group at the international law firm of Gibson Dunn & and Crutcher LLP.

Kimberly Heimert has served as a director since April, 2022. She is the Founder and CEO of Energy Transition Advisory Group LLC, a specialized strategic advisory firm that works with various companies on domestic and international energy transition matters and financing opportunities. She also works with the Wahba Institute for Strategic Competition at the Wilson Center to strengthen the U.S. role in global infrastructure. Ms. Heimert is a member of the Millennium Challenge Corporation’s Advisory Board and the Chair of its Committees on Climate Change and Blended Finance. Previously, she was the General Counsel of Africa50, a private equity investment fund that invests in African infrastructure, and the Overseas Private Investment Corporation (OPIC, now DFC), the U.S. Government’s development finance institution, and Deputy Chief Counsel of the U.S. Department of Energy’s Loan Program Office. In addition, Ms. Heimert worked for the law firms of Shearman & Sterling, Chadbourne & Parke and White & Case.

Michael Salvator has served as a director since our inception. Mr. Salvator is the Chief Operating Officer of Stone Canyon Industries Holdings, Inc., a global industrial holding company, from 2017 to the present. Previously, from 1997 to 2017, Mr. Salvator was Senior Managing Director and Chief Financial Officer of J.H. Whitney & Co, where he was responsible for the oversight of the firm’s accounting, compliance, finance and investor relation functions. Additionally, Mr. Salvator was a member of the firm’s Investment Committee and served on the board of directors of several industrial, manufacturing, consumer products and energy companies, including Viridity Energy. Mr. Salvator began his career as an accountant with the accounting firms of Arthur Andersen and Grant Thornton.

Daniel Shribman has served as a director since our inception. Mr. Shribman currently serves as the Founder and Chief Executive Officer of Hildene Holdings LLC, an investment and advisory firm focused on small public companies and pre-IPO private companies. From 2018 to 2024, Mr. Shribman served as Chief Investment Officer of B. Riley Financial, Inc., a public holding company. From 2010 to 2018, Mr. Shribman was a Portfolio Manager at Anchorage Capital Group, a special situation asset manager. During Mr. Shribman’s tenure at Anchorage, he led investments in dozens of public and private opportunities across the general industrials, transportation, automotive, aerospace, gaming, hospitality, and real estate industries. Prior to Anchorage, Mr. Shribman worked at Tinicum Capital Partners, a private equity firm, and at Lazard Freres in the restructuring advisory group. Mr. Shribman has also served on the board of Alta Equipment Group (NYSE: ALTG) since February 2020. Previously, Mr. Shribman had served as a member of the board of directors of The Arena Group Holdings, Inc. (NYSE: AREN) from June 2021 until November 2023, Faze Holdings (Nasdaq: FAZE) from July 2022 until August 2023, NextPoint Financial Inc. (OTCMKTS: NACQF) from August 2021 until April 2023 and Eos Energy (Nasdaq: EOSE) from November 2020 until September 2022. Mr. Shribman holds an A.B. in Economics and History from Dartmouth.

Executive Compensation

Commencing on the date of final registration statement on Form S-1 (No. 333- 258594) filed with the SEC on October 28, 2021, we have agreed to pay an affiliate of the Sponsor an aggregate of $15,000 per month for office space, utilities and secretarial and administrative support. The agreement with the affiliate of the Sponsor was amended on January 28, 2023 to provide that, rather than be payable on a monthly basis, the payments due thereunder commencing with the monthly payment payable on or about February 28, 2023 shall accrue and be payable on the consummation of a business combination or the Company’s liquidation.

We have agreed to make payment to our Chief Financial Officer of $15,600 per month for his services prior to the consummation of our initial business combination. On April 1, 2022, the agreement with the Chief Financial Officer was amended so that he would be paid $10,400 per month, and an additional amount of $5,200 per month beginning April 1, 2022 through the consummation of the initial business combination will become payable to the Chief Financial Officer upon a successful consummation of a business combination. This agreement with the Chief Financial Officer was further amended on January 1, 2023, to provide that commencing on January 1, 2023, 100% of the consulting fee of $15,600 per month shall be accrued by the Company for the CFO’s benefit to be paid upon the closing of a business combination. If a successful business combination does not occur, we will not be required to pay any further amounts to our Chief Financial Officer. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Additionally, we have agreed to make a one-time payment of $150,000 to our Chief Financial Officer, subject to the terms of an independent consulting services agreement. This amount will only become Payable upon a successful business combination. If a successful business combination does not occur, we will not be required to pay this contingent fee.

Except as set forth above and in this paragraph, no finder’s fee, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by AltEnergy to the Sponsor or any of AltEnergy’s existing officers or directors, or any of their respective affiliates, nor will they be paid any finder’s fee, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation by AltEnergy prior to, or in connection with any services rendered for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. We do not have a policy that prohibits the Sponsor, or AltEnergy’s officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. Our audit committee will review on a quarterly basis all payments that were made to the Sponsor, or AltEnergy’s officers or directors or AltEnergy’s or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to AltEnergy Stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management team’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Number and Terms of Office of Officers and Directors

We have five directors. The AltEnergy Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Ms. Heimert, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Campbell and Salvator, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Stidolph and Shribman, will expire at the third annual meeting of stockholders.

Our officers are appointed by the AltEnergy Board and serve at the discretion of the AltEnergy Board, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in the Current Bylaws as it deems appropriate. The Current Bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the AltEnergy Board.

Committees of the Board of Directors

Audit Committee

We have established an audit committee of the AltEnergy Board. Messrs. Shribman, Salvator and Campbell serve as members of our audit committee, and Mr. Shribman will chair the audit committee. Under applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Shribman, Salvator and Campbell meet the independent director standard under Rule 10-A-3(b)(1) of the Exchange Act. Each member of the audit committee is financially literate, and AltEnergy’s Board has determined that Mr. Salvator qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•

assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence and (4) the performance of our internal audit function and the independent registered public accounting firm;

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•

meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the AltEnergy Board. Messrs. Campbell and Salvator and Ms. Heimert serve as members of our compensation committee. Under applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Messrs. Campbell and Salvator and Ms. Heimert are independent and Mr. Salvator chairs the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•

reviewing and making recommendations on an annual basis to our board of directors with respect to (or approving, if such authority is so delegated by our board of directors) the compensation, if any is paid by us, and any incentive-compensation and equity-based plans that are subject to board approval, of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, until the earlier of the consummation of our initial business combination or our liquidation other than the items discussed in the Executive Compensation section above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of the Sponsor, or AltEnergy’s officers or directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The Current Charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the SEC.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee of the AltEnergy Board. Messrs. Campbell and Shribman and Ms. Heimert serve as members of our compensation committee. Messrs. Campbell and Shribman and Ms. Heimert are independent, and Mr. Campbell chairs the nominating and corporate governance committee.

We have adopted a nominating and corporate governance committee charter, which details the principal functions of the nominating and corporate governance committee, including:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

Our nominating and corporate governance committee recommends to the AltEnergy Board candidates for nomination for election at the annual meeting of the stockholders. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the AltEnergy Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

To date the nominating and corporate governance committee has not met. It is likely that other than in connection with the nomination of individuals to serve as directors of New Car Tech following the initial business combination as contemplated in the Merger Agreement relating to our proposed initial business combination, prior to the consummation of the proposed initial business combination, the compensation committee will only be responsible for the recommendation of an individual to serve as a director of the Company if a vacancy in the board of directors occurs.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and is directly responsible for approving the search firm’s fees and other retention terms.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more directors serving on the AltEnergy Board.

Director Independence

An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Messrs. Campbell, Salvator, Shribman and Ms. Heimert, are “independent directors” as defined in applicable SEC rules.

Conflicts of Interest

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations to present the opportunity to such entity, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We believe, however, that the fiduciary duties or contractual obligations of our officers or directors will not materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination. Our Current Charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe that our waiver of the corporate opportunity doctrine with respect to our directors and officers impacted our search for a business combination target.

Potential investors should also be aware of the following other potential conflicts of interest:

•

None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

The Sponsor, and AltEnergy’s officers and directors have agreed to waive their redemption rights with respect to any Founder Shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, the initial AltEnergy Stockholders have agreed to waive their redemption rights with respect to any Founder Shares held by them if we fail to consummate our initial business combination within 30 months after the Closing of this offering. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of our Public Shares, and the Private Placement Warrants will expire worthless. With certain limited exceptions, the Founder Shares will not be transferable, assignable by the Sponsor until the earlier of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the AltEnergy Stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. A portion of the Founder Shares are also subject to the terms of the Lock-up Agreement entered into by the Sponsor in connection with the Merger Agreement. See “Ancillary Agreements related to the Business Combination-Lock-up Agreements”

•

With certain limited exceptions, the Private Placement Warrants and the securities underlying such Warrants, will not be transferable, assignable or saleable by our sponsor, the underwriters or their permitted transferees until 30 days after the completion of our initial business combination. Since the Sponsor and AltEnergy’s officers and directors may directly or indirectly own New Car Tech Common Stock and Warrants following this offering, AltEnergy’s officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Permitted transferees of the Founder Shares would be subject to the same restrictions.

•

AltEnergy’s officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•

The Sponsor, and AltEnergy’s officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from the Sponsor or an affiliate of the Sponsor or any of AltEnergy’s officers or directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into Warrants at a price of $1.00 per Warrant at the option of the lender. Such Warrants would be identical to the Private Placement Warrants.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, AltEnergy’s officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our Current Charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of AltEnergy and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe that our waiver of the corporate opportunity doctrine with respect to our directors and officers impacted our search for a business combination target.

Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Russell Stidolph	AltEnergy, LLC	Private Equity	Managing Director
	Eos Energy Enterprises, Inc.	Energy Equipment	Chair
	Hulett Bancorp	Bank Holding Company	Director

Jonathan Darnell	AltEnergy, LLC	Private Equity	Managing Director
	Green Century Funds	Mutual Funds	Trustee
	Pickwick Capital Partners, LLC	Investment Banking	Managing Director

William Campbell	I Squared Capital Advisors (US), LLC	Investment Advisor	General Counsel & Managing Director

Michael Salvator	Stone Canyon Industries Holdings, Inc.	Industrial Holding Company	Chief Operating Officer
	Stone Canyon Industries, LLC	Industrial Holding Company	Director
	SCIH Salt Parent, Inc.	Producer & Supplier of Salt	Director
	SCIH Salt Intermediate Holdings Inc.	Producer & Supplier of Salt	Director
	SCIH Salt Holdings Inc.	Producer & Supplier of Salt	Director

Daniel Shribman	Hildene Holdings LLC	Financial Services	Chief Executive Officer
	Alta Equipment Group Inc.	Construction Equipment	Director

Accordingly, if any of the above officers or directors becomes aware of a business combination opportunity which is suitable for any of the above entities to which he has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with the Sponsor, or AltEnergy’s officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to the Public Stockholders for a vote, pursuant to the letter agreement, the Sponsor, and AltEnergy’s officers and directors have agreed to vote any Founder Shares held by them and any Public Shares purchased during or after the IPO (including in open market and privately negotiated transactions) in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our Current Charter provides that AltEnergy’s officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Current Charter provides that our directors will not be personally liable for monetary damages to us or the AltEnergy Stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or the AltEnergy Stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We entered into agreements with AltEnergy’s officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Current Charter. Our Current Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We purchased a policy of directors’ and officers’ liability insurance that insures AltEnergy’s officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify AltEnergy’s officers and directors.

These provisions may discourage AltEnergy Stockholders from bringing a lawsuit against AltEnergy’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against AltEnergy’s officers and directors, even though such an action, if successful, might otherwise benefit us and the AltEnergy Stockholders. Furthermore, an AltEnergy Stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against AltEnergy’s officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Legal Proceedings

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us or any of our officers or directors in their corporate capacity.

Periodic Reporting and Audited Financial Statements

AltEnergy has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, AltEnergy’s annual reports contain consolidated financial statements audited and reported on by AltEnergy’s independent registered public accounting firm.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS

OF OPERATIONS OF ALTENERGY

The following discussion and analysis of the financial condition and results of operations of AltEnergy Acquisition Corp. (for purposes of this section, “AltEnergy,” “we,” “us” and “our”) should be read in conjunction with the financial statements and related notes of AltEnergy included elsewhere in this prospectus/proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this prospectus/ proxy statement.

Overview

We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “initial business combination”). We intend to effectuate the Business Combination using cash from the proceeds of our IPO that closed on November 2, 2021 (the “Closing Date”) and the private placement warrants sold in a private placement (the “Private Placement Warrants”) that closed simultaneously with the completion of our IPO, our capital stock, debt or a combination of cash, stock and debt.

As discussed in the section entitled “The Merger Agreement”, we have agreed to issue additional shares in connection with the Business Combination to the Car Tech Members or other investors, with the following consequences:

•

significant dilution of the equity interest of investors in the initial public offering, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock;

•	potential subordination of the rights of holders of New Car Tech Common Stock if Preferred Stock is issued with rights senior to those afforded New Car Tech Common Stock;

•

a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	potential delay or prevention of a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	potentially adversely affecting prevailing market prices for Class A Common Stock and/or Warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on New Car Tech Common Stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on New Car Tech Common Stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other purposes and other disadvantages compared to our competitors who have less debt.

In the short term, we expect to continue to incur significant costs in the pursuit of our initial business combination plans. There can be no assurance that our plans to raise capital or to complete our initial business combination will be successful.

Proposed Business Combination

On February 14, 2025, AltEnergy entered into an Amended and Restated Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), with Car Tech Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of AltEnergy (“Merger Sub I”), Car Tech Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of AltEnergy (“Merger Sub II”), and Car Tech, LLC, an Alabama limited liability company (“Car Tech”). The transactions set forth in the Merger Agreement, including the Merger (defined below), will constitute a “Business Combination” as contemplated by AltEnergy’s Amended and Restated Certificate of Incorporation.

Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Delaware Limited Liability Company Act (Car Tech having been converted to a Delaware limited liability company), (i) Merger Sub I will merge with and into Car Tech, with Car Tech surviving as a wholly-owned subsidiary of AltEnergy (the “First Merger”), and (ii) following the First Merger, Car Tech will merge with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of AltEnergy (the “Second Merger” and, together with the First Merger, the “Merger”). Upon the consummation of the Merger, subject to approval by AltEnergy’s stockholders and other customary closing conditions, the combined company will be renamed and is expected to list on Nasdaq.

Subject to the terms and conditions set forth in the Merger Agreement, in consideration of the Merger, membership interests in Car Tech (the “Car Tech Units”) will be converted into the right to receive (I) a number of shares of AltEnergy’s common stock (the “Common Stock”) for each Car Tech Unit owned calculated by dividing (i) a fraction equal to (a) the quotient of (x) the Closing Share Consideration divided by (y) ten dollars ($10.00), by (ii) the number of Car Tech Units that are issued and outstanding immediately prior to the effective time of the First Merger; and (II) a number of warrants to purchase Common Stock equal to the quotient of (A) six million (6,000,000) divided by (B) the number of Car Tech Units that are issued and outstanding immediately prior to the effective time of the First Merger. “Closing Share Consideration” means (I) $80,000,000, and (II) an additional $40,000,000 (the “Earn Out Consideration”).

Pursuant to Lock-up Agreements executed in connection with the Merger Agreement, all of the shares of Common Stock to be issued to holders of Car Tech Units (other than 500,000 shares issued pursuant to clause (I) of the definition of Closing Share Consideration) will be subject to time based restrictions on transfer, and the 4,000,000 shares of Common Stock to be issued to holders of Car Tech Units based on the Earn Out Consideration will be subject to additional transfer restrictions, release and forfeiture. Other Agreements executed in connection with the Merger Agreement include a Contribution and Exchange Agreement executed by Car Tech’s principal equity holder and the company and a Support Agreement executed by AltEnergy and Car Tech and AltEnergy’s Sponsor and certain members of Car Tech.

Extension of Combination Period

April 2023 Special Meeting

On April 28, 2023, AltEnergy held a special meeting of stockholders (the “April 2023 Special Meeting”). As of April 10, 2023, the record date of the April 2023 Special Meeting, there were 28,750,000 issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”) comprised of 23,000,000 shares of AltEnergy’s Class A common stock, par value $0.0001 per share (“Class A Shares”), and 5,750,000 shares of AltEnergy’s Class B common stock, par value $0.0001 per share. At the April 2023 Special Meeting, AltEnergy’s stockholders approved the proposal to file an amendment to AltEnergy’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware (the “Amendment”) to extend the date from May 2, 2023, to May 2, 2024 (the “Extension,” and such proposal, the “Extension Proposal”) by which AltEnergy must (1) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (an “initial business combination”) or (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and redeem all of the Class A Shares included as part of the units sold in AltEnergy’s IPO that was consummated on November 2, 2021. On April 28, 2023, to effectuate the Extension, AltEnergy filed the Amendment with the Secretary of State of the State of Delaware. Stockholders holding 21,422,522 Class A Shares exercised their right to redeem such shares for a pro rata portion of the funds in AltEnergy’s trust account (“Trust Account”) in connection with the Extension. As a result, $222,484,624 (approximately $10.38 per share) was removed from the Trust Account on or about May 15, 2023 to pay such holders, and an additional $855,761 was removed from the Trust Account on or about May 9, 2023. As of December 31, 2023 there was $17,591,536 (or approximately $11.15 per share of Class A common stock that is subject to redemption) held in the Trust Account.

On April 28, 2023, following the April 2023 Special Meeting, 5,500,000 shares of Class B Common Stock were converted into Class A Shares, which Class A Shares are not subject to redemption.

April 2024 Special Meeting

On April 16, 2024, AltEnergy held a special meeting of stockholders (the “April 2024 Special Meeting”). As of March 5, 2024, the record date of the April 2024 Special Meeting, there were 7,327,478 issued and outstanding shares of Common Stock comprised of 7,077,478 shares of AltEnergy’s Class A Shares, and 250,000 shares of AltEnergy’s Class B common stock, par value $0.0001 per share. At the April 2024 Special Meeting, AltEnergy’s stockholders approved the proposal to file an amendment to AltEnergy’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware (the “Amendment”) to extend the date from May 2, 2024, to November 2, 2024 (the “Extended Date”) and to allow the board of directors of AltEnergy (the “Board”), without another stockholder vote, to elect to further extend the date to consummate an initial business combination after the Extended Date up to six times, by an additional month each time, upon two days’ advance notice prior to the applicable deadline, up to May 2, 2025 (the “Additional Extension Date” and together with the Extended Date the “Extension” and such proposal, the “Extension Proposal”); by which AltEnergy must (1) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (an “initial business combination”) or (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and redeem all of the Class A Shares included as part of the units sold in AltEnergy’s IPO that was consummated on November 2, 2021. On April 17, 2024, to effectuate the Extension, AltEnergy filed the Amendment with the Secretary of State of the State of Delaware.

At the April 2024 Special Meeting, AltEnergy’s stockholders also approved a proposal to amend our amended and restated certificate of incorporation to eliminate the limitation that AltEnergy shall not redeem Class A Common Stock included as part of the units sold in the IPO (including any shares issued in exchange thereof, the “public shares”) to the extent that such redemption would cause our net tangible assets to be less than $5,000,001 (the “Redemption Limitation”) to allow us to redeem public shares irrespective of whether such redemption would exceed the Redemption Limitation.

As a result of the April 2024 Special Meeting, stockholders holding 839,332 Class A Shares exercised their right to redeem such shares for a pro rata portion of the funds in AltEnergy’s trust account (“Trust Account”) in connection with the Extension. As a result, $9,513,007 (approximately $11.20 per share) was removed from the Trust Account on or about April 23, 2024 to pay such holders. As of April 30, 2024 there was $8,344,700 (or approximately $11.30 per share of Class A common stock that is subject to redemption) held in the Trust Account.

Additional Extensions

Pursuant to the amendment to AltEnergy’s Amended and Restated Certificate of Incorporation referred to above, the Board (i) on October 30, 2024, approved an extension of the date by which AltEnergy is required to complete an initial business combination from November 2, 2024 to December 2, 2024; (ii) on November 25, 2024, approved an extension of the date by which AltEnergy is required to complete an initial business combination from December 2, 2024 to January 2, 2025; (iii) on December 20, 2024, approved an extension of the date by which AltEnergy is required to complete an initial business combination from January 2, 2025 to February 2, 2025; and (iv) on January 28, 2025, approved an extension of the date by which AltEnergy is required to complete an initial business combination from February 2, 2025 to March 2, 2025.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception were organizational activities, those necessary to prepare for the IPO, and identifying a target company for an initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of interest income on marketable securities. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing an initial business combination.

For the three months ended September 30, 2024 and 2023, we had a net loss of $691,836 and $749,750, respectively. Our net loss for the three months ended September 30, 2024 consisted of interest income earned on the funds held in Trust in the amount of $109,352, a gain of $235,000 on the change in fair value of the derivative warrant liabilities associated with the warrants issued as part of the Units sold in the Public Offering and the Private Placement Warrants, interest income earned on the operating account of $1,276 offset by operating expenses that total $999,367, interest expense of $20,879 and income tax expense of $17,218. Our net loss for the three months ended September 30, 2023 consisted of interest income earned on the funds held in Trust in the amount of $227,386, interest income earned on operating and investment accounts of $6,832 and income tax benefit of $86,851 offset by a loss of $705,000 on the change in fair value of the derivative warrant liabilities associated with the warrants issued as part of the Units sold in the Public Offering and the Private Placement Warrants, operating expenses that total $359,684 and interest expense of $6,135.

For the nine months ended September 30, 2024 and 2023, we had a net loss of $2,120,903 and net income of $2,027,782, respectively. Our net loss for the nine months ended September 30, 2024 consisted of interest income earned on the funds held in Trust in the amount of $478,018, a gain of $705,000 on the change in fair value of the derivative warrant liabilities associated with the warrants issued as part of the Units sold in the Public Offering and the Private Placement Warrants, interest income earned on the operating account of $3,135 offset by operating expenses that total $3,188,033, interest expense of $48,674 and income tax expense of $70,349. Our net income for the nine months ended September 30, 2023 consisted of interest income earned on the funds held in Trust in the amount of $3,984,184, interest income earned on operating and investment accounts of $7,895, a gain of $705,000 on the change in fair value of the derivative warrant liabilities associated with the warrants issued as part of the Units sold in the Public Offering and the Private Placement Warrants offset by operating expenses that total $1,712,882, interest expense of $11,138 and income tax expense of $945,277.

Our net income for the year ended December 31, 2023 consisted of interest income earned on the funds held in the Trust Account in the amount of $4,216,411, interest earned on the operating and investment accounts of $11,337, a gain of $1,410,000 on the change in fair value of the derivative warrant liabilities associated with the Warrants issued as part of the Units sold in the IPO and the Private Placement Warrants offset by operating expenses inclusive of administrative fees of $180,000, CFO consulting fees of $234,000, Non-Redemption Agreement expenses of $180,000 and general and administrative expenses of $1,689,526 that total $2,283,526, interest expense of $19,404 and income tax expense of $861,417.

Our net income for the year ended December 31, 2022 consisted of interest income earned on the funds held in the Trust Account in the amount of $3,376,559, a gain of $11,640,000 on the change in fair value of the derivative warrant liabilities associated with the Warrants issued as part of the Units sold in the IPO and the Private Placement Warrants offset by operating expenses inclusive of administrative fees of $180,000 and general and administrative expense of $1,352,385 that total $1,532,385 and income tax expense of $630,066.

Going Concern Considerations, Liquidity and Capital Resources

As of September 30, 2024 there was $8,493,268 (or approximately $11.51 per share) held in the Trust Account. Cash of $86,320 was held outside of the Trust Account on September 30, 2024 and was available for working capital purposes. As of September 30, 2024, there was $100,632 held in the restricted investment account which together with interest earned thereon and after payment of associated taxes and account fees up to $100,000 is reserved to pay dissolution costs and expenses in the event the Company fails to complete an initial business combination and is dissolved. To the extent such funds in the restricted investment account are insufficient (less than $100,000), additional funds will be dispersed from the Trust up to a combined total of $100,000. Any amount in the restricted investment account in excess of $100,000 will be for the benefit of the Trust. If an initial business combination is consummated all funds then held in the restricted investment account, including amounts previously reserved to pay dissolution costs and expenses in the event the Company fails to complete an initial business combination will be for the benefit of the Trust. As described in Note 6, the $8,050,000 deferred underwriting fees are contingent upon the consummation of the Business Combination.

As of December 31, 2023, there was $17,591,536 (or approximately $11.15 per share) held in the Trust Account. Cash of $74,974 was held outside of the Trust Account on December 31, 2023 and was available for working capital purposes. As of December 31, 2023, there was $108,610 held in the investment account of which $100,000 is reserved to pay dissolution costs and expenses in the event AltEnergy fails to complete in initial business combination and is dissolved. Interest earned on the $100,000 reserved to pay dissolution costs and expenses will be for the benefit of the Trust Account, including the $8,610 as of December 31, 2023, and if an initial business combination is consummated the $100,000 will additionally be for the benefit of the Trust Account. We intend to use all of such funds held outside the Trust Account other than the $100,000 reserved to pay dissolution costs and expenses primarily to perform business, legal and financial due diligence in connection with our Merger Agreement as described in the section entitled, “The Merger Agreement”, and to structure, negotiate and complete the Business Combination.

For the year ending December 31, 2023, cash used in operating activities was $2,562,966, consisting primarily of net income of $2,473,401, offset by interest income on the funds held in the Trust Account of $4,216,411, interest income earned on the operating and investment accounts of $11,337 and a decrease in the fair value of the warrant liabilities of $1,410,000. Changes in operating assets and liabilities used $421,381 of cash from operating activities.

In connection with AltEnergy’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that AltEnergy may lack the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. Management has also determined that, in accordance with AltEnergy’s amended and restated articles of incorporation, if AltEnergy is unsuccessful in consummating an initial business combination by March 2, 2024 as extended at the election of AltEnergy’s Board of Directors from November 2, 2024, subject to up to two additional one-month extensions at the discretion of AltEnergy’s Board of Directors, up to May 2, 2025, as discussed above, AltEnergy will cease all operations, redeem the public shares and thereafter liquidate and dissolve. These conditions raise substantial doubt about the ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The accompanying financial statements have been prepared in conformity with GAAP, which contemplate continuation of AltEnergy as a going concern.

AltEnergy intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account, excluding the deferred underwriting commissions, and amounts paid to redeem public shares, to complete an initial business combination. To the extent that capital stock or debt is used, in whole or in part, as consideration to complete an initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue growth strategies. If an initial business combination agreement requires AltEnergy to use a portion of the cash in the Trust Account to pay the purchase price or requires AltEnergy to have a minimum amount of cash at closing (including any cash available from the Trust Account), AltEnergy will need to arrange for third-party financing.

AltEnergy may have insufficient funds available to operate its business prior to completing our initial business combination. Moreover, AltEnergy may need to obtain additional financing either to complete its initial business combination or because AltEnergy becomes obligated to redeem a significant number of the remaining public shares upon completion of its initial business combination, in which case AltEnergy may issue additional securities or incur debt in connection with such initial business combination. Subject to compliance with applicable securities laws, AltEnergy would only complete such financing simultaneously with the completion of its initial business combination. If AltEnergy is unable to complete its initial business combination because it does not have sufficient funds available to it, AltEnergy will be forced to cease operations and liquidate the Trust Account. In addition, following the initial business combination, if cash on hand is insufficient, AltEenrgy may need to obtain additional financing in order to meet its obligations.

As of September 30, 2024, AltEnergy had cash of $186,952 held outside the Trust Account, of which $100,632 is held in a restricted account and reserved to pay taxes and dissolution costs and expenses in the event AltEnergy fails to complete in initial business combination and is dissolved. AltEnergy intends to use all of such funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination. The balance will be used to pay accrued taxes.

Convertible Working Capital Loan

In order to fund working capital deficiencies or finance transaction costs in connection with an initial business combination, the Sponsor or an affiliate of the Sponsor or certain of AltEnergy’s officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that an initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. At the option of the lender, up to $1,500,000 of such working capital loans may be converted into Warrants at a price of $1.00 per Warrant.

Loan Payable - Sponsor

Per a Commitment Letter, dated July 19, 2022, the Sponsor undertook upon AltEnergy’s written request to make available an aggregate amount of up to $250,000 to provide AltEnergy funds for working capital purposes to ensure that AltEnergy would continue as a going concern for at least 12 months. A second Commitment Letter was dated May 4, 2023 for up to an additional $750,000. A third Commitment Letter was dated December 20, 2023 for up to an additional $800,000. A fourth Commitment Letter was executed on July 8, 2024 for up to an additional $750.000. The Sponsor is charging interest at the mid-term applicable federal rate at the time of funding.

During the three and nine months ended September 30, 2024, the Sponsor loaned an aggregate of $400,000 and $1,135,000 to the Company for working capital purposes, respectively. As of September 30, 2024 and December 31, 2023, $2,135,000 and $1,000,000 remained outstanding, respectively. As of September 30, 2024 and December 31, 2023, there was accrued interest of $68,053 and $19,404, respectively. On October 25, 2024, an additional request was made for funds in the amount of $200,000 of the remaining committed funds pursuant to the fourth Commitment Letter dated July 8, 2024.

During the year ended December 31, 2023, the Sponsor loaned an aggregate of $825,000 to AltEnergy for working capital purposes. As of December 31, 2023 and 2022, $1,000,000 and $175,000 remained outstanding, respectively. As of December 31, 2023 and 2022, there was accrued interest of $19,404 and $184, respectively.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2024, December 31, 2023, and December 31, 2022. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities, other than an agreement to pay an affiliate of the Sponsor a monthly fee of $15,000 for office space, utilities, and administrative support to AltEnergy. We began incurring these fees on October 28, 2021. On January 28, 2023 this agreement was amended to provide that, rather than be payable on a monthly basis, the payments due thereunder commencing with the monthly payment payable on or about February 28, 2023 shall accrue and be payable on the completion of a business combination or AltEnergy’s liquidation.

Pursuant to the underwriting agreement with B. Riley Securities, Inc. (“B. Riley”), upon the consummation of our initial business combination, we will pay B. Riley a cash fee in an amount equal to 3.5% of the gross proceeds of the Public Offering (exclusive of any applicable finders’ fees which might become payable). No fee will be due if we do not complete an initial business combination.

Critical Accounting Estimates

The preparation of the financial statements in conformity with GAAP requires AltEnergy’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities and the fair value of the Non-Redemption Agreements. Accordingly, the actual results could differ significantly from those estimates.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Common stock subject to possible redemption

AltEnergy accounts for its shares of Class A Common Stock subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable Common Stock (including Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within AltEnergy’s control) are classified as temporary equity. At all other times, Common Stock is classified as stockholders’ equity. The shares of Class A Common Stock feature certain redemption rights that are considered by AltEnergy to be outside of AltEnergy’s control and subject to the occurrence of uncertain future events. Accordingly, at September 30, 2024 the shares of Class A common stock subject to possible redemption in the amount of $8,593,900 are presented as temporary equity, outside of the stockholders’ deficit section of AltEnergy’s balance sheets. At December 31, 2023 and December 31, 2022, the shares of Class A Common Stock subject to possible redemption is equal to the amount of $17,700,146 and $236,385,597 are presented as temporary equity, outside of the stockholders’ deficit section of AltEnergy’s balance sheets, respectively. The shares of Class A Common Stock that were issued upon conversion of shares of Class B Common Stock are not subject to redemption and accordingly are presented in the stockholders’ deficit section of AltEnergy’s balance sheets.

Derivative Financial Instruments

AltEnergy evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” AltEnergy’s derivative instruments are recorded at fair value as of the closing date of the IPO (November 2, 2021) and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. AltEnergy has determined the Public Warrants and the Private Placement Warrants are

derivative instruments. As the Public Warrants and the Private Placement Warrants meet the definition of a derivative, the Public Warrants and the Private Placement Warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the statement of operations in the period of change.

Warrants Instruments

We evaluated the Warrants in accordance with ASC 815-40, “Derivatives and Hedging-Contracts in Entity’s Own Equity” and concluded that a provision in the Warrant Agreement related to certain tender or exchange offers as well as provisions that provided for potential changes to the settlement amounts dependent upon the characteristics of the holder of the Warrant, precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815 and are not eligible for an exception from derivative accounting, the Warrants are recorded as derivative liabilities on the Balance Sheet. Upon consummation of the IPO, AltEnergy used a Monte Carlo simulation model to value the Public Warrants and a modified Black-Scholes model to value the Private Placement Warrants. AltEnergy allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A Common Stock and one-half of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of shares of Class B Common Stock, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to shares of Class A Common Stock subject to possible redemption (temporary equity) and Class B Common Stock (permanent equity) based on their relative fair values at the initial measurement date. The Public Warrants and the Private Placement Warrants were classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs.

As of September 30, 2024, December 31, 2023 and December 31, 2022, the Public Warrants were valued using the publicly available price for the Warrant and are classified as Level 1 on the Fair Value Hierarchy. As of September 30, 2024, December 31, 2023 and December 31, 2022, AltEnergy used a modified Black-Scholes model to value the Private Placement Warrants. AltEnergy relied upon the implied volatility of the Public Warrants and the implied volatilities of comparable companies and the closing price as of September 30, 2024, December 31, 2023 and December 31, 2022 per Public Warrant to estimate the volatility for the Private Placement Warrants. As of September 30, 2024, December 31, 2023 and December 31, 2022, the Private Placement Warrants were classified within Level 3 of the Fair Value Hierarchy at the measurement dates due to the use of unobservable inputs.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Net income (loss) per share

Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. AltEnergy applies the two-class method in calculating earnings (losses) per share. Earnings and losses are shared pro rata between the two classes of shares. Net income (loss) per common share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. The calculation of diluted income (loss) per share of Common Stock does not consider the effect of the Warrants issued in connection with the (i) IPO, and (ii) the private placement since the exercise of the Warrants is contingent upon the occurrence of future events. As of September 30, 2024 and December 31, 2023 and 2022, AltEnergy did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into Common Stock and then share in the earnings of AltEnergy. As a result, diluted net income per share of Common Stock is the same as basic net income per share of Common Stock for the periods presented. The Warrants at September 30, 2024, are exercisable to purchase 23,500,000 shares of Class A Common Stock in the aggregate.

Recent accounting pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, “Improvements to Income Tax Disclosures” (“ASU 2023-09”). The ASU is intended to enhance the transparency and decision usefulness of income tax disclosures. The amendments in the ASU address investor requests for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. ASU 2023-09 will be effective for AltEnergy in the annual period beginning January 1, 2025, though early adoption is permitted. AltEnergy is still evaluating the presentational effect that ASU 2023-09 will have on its financial statements.

BUSINESS OF CAR TECH, LLC

Unless the context otherwise requires, all references in this “Business of Car Tech, LLC” section to “we,” “us,” or “our” refer to Car Tech, LLC prior to the consummation of the Business Combination.

Company Overview

We are a U.S. manufacturer of auto body parts and accessories. Our goal is to be a leading global company in the automotive parts industry. We provide products and services to major Original Equipment Manufacturers (“OEMS”). We are a Tier 1 direct supplier to automotive companies such as BMW, Volvo, and Volkswagen. We have strong relationships with other Tier 1 suppliers such as Voestalpine, Gestamp, and Unipres to provide services to Mercedes Benz and Nissan. We have maintained stable sales bases with major OEMs and secured a sales pipeline with Shinyoung Co., Ltd (“Shinyoung”) for the next five years. Our principal suppliers of raw materials include Magic Steel and Thyssenkrupp Steel Services. We believe the raw materials necessary for our business operations are generally available in the market.

Shinyoung is a leading Korean Tier 1 automotive “Body in White” (“BIW”) supplier (an industry term referring to a supplier of the skeletal parts of a car), offering body parts, stamping tools, and automation solutions to numerous major OEMs worldwide. Shinyoung established its R&D Center in 1997 and following Shinyoung’s success spanning over 50 years in various countries, including Korea, China, Russia, and Germany, the management team established Car Tech, LLC on April 14, 2016. Shinyoung will be a major stockholder of Car Tech following the Business Combination and has entered into a license agreement with Car Tech (the “Know-How License Agreement”) to license the accumulated skills, processes, information, experience and documents disclosed, provided or made available by Shinyoung to Car Tech (the “Licensed Know-How”). Pursuant to the Know-How License Agreement, Shinyoung granted Car Tech a perpetual, world-wide, royalty-free, fully paid-up, non-exclusive, sublicensable and transferable license to use the Licensed Know-How. Consideration for the rights granted under the Know-How License Agreement is provided by the value exchanged under the Merger Agreement. The Know-How License Agreement will automatically terminate in the event the Merger Agreement is terminated.

The representations, warranties and covenants contained in the Know-How License Agreement were made solely for the benefit of the parties to the Know-How License Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to the Know-How License Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by investors in Car Tech.

We initiated factory construction in December 2016 and commenced business operations in May 2018. Car Tech, LLC achieved Tier 1 supplier status for various renowned companies: Volkswagen in May 2018, BMW in May 2019, Daimler in August 2019, and Volvo in December 2020.

Capitalization

As of [ ], 2025, Car Tech had approximately [ ] holders of its membership interests, representing the only class of outstanding common equity.

Products Overview

We are a U.S. manufacturer of auto body parts and accessories. We provide products and services to major OEMS and other Tier 1 suppliers. We are a Tier 1 direct supplier to automotive companies such as BMW, Volvo, and Volkswagen. We have strong relationships with other Tier 1 suppliers such as Voestalpine, Gestamp, and Unipres to provide services to Mercedes Benz and Nissan. The BIW auto body parts produced primarily include reinforcement hoods, guide rails, cross members, strikers, support loads, and hinges. (See the graphic below).

1 ASSY-B-PLR INR
2 REINF-HOOD MID
3 ASSY-TOP SHOULDER
4 ASSY-BRACKET LASHING RAIL
5 REINF-STRIKER
6 ASSY-BATTERY TRAY
7 ASSY-SUPPORT LOAD FLR FRT
8 ASSY-TRUNK FLR LATERAL
9 ASSY-BLOCK THRUST ROD
10 REINF-GUIDE RAIL
11 REINF-HINGE
12 REINF-DR PRESSURE TEST
13 BULKHEAD A-PLR LWR
14 CRS MBR FIREWALL UPR

Industry Overview

The global automotive industry is a multifaceted sector that involves every stage of automobile development, from design and manufacturing to marketing and sales. This industry encompasses a wide range of players, from large multinational corporations to smaller local businesses. It is influenced by macroeconomic and political factors and has a significant impact on economies worldwide. Major production markets for automobiles include China, Europe, North America, Japan, India, and South Korea, which collectively account for around 90% of global vehicle production. Notably, China leads the global production market, contributing to about 32% of total production in 2021.

OEMs are increasing focus on engaging and powertrain related technology, platform design, autonomous driving and shares mobility, leading to less investment in their in-house capabilities relating to other area that do not directly impact brand differentiation. Given that there has been global platform standardization among OEMs, leading to an increase in outsourcing, as OEMs entrust a select number of strategic supply partners with an increasingly high content of vehicle production. Specialization has led suppliers to search for further technological advances, such as hot stamping, a growing technology offering competitive solutions to OEMs seeking enhanced safety.

Competition

We compete with a variety of independent suppliers and distributors, as well as with the in-house operations of certain vertically integrated OEMs. Technology, design, quality and cost are the primary elements of competition in our industry segments. In addition to traditional competitors in the automotive sector, the trend toward electrification and advanced electronic integration has increased the level of new market entrants. Further, some traditional automotive industry participants are developing strategic partnerships with technology companies as each party seeks to leverage the existing customer relationships and technical knowledge of the partner, and expedite the development and commercialization of new technology.

We face competition from numerous companies worldwide that are developing and manufacturing similar metal components. Namely, we face direct competition from three key players: Gestamp, Voestalpine Automotive and E&E Manufacturing.

Gestamp is a significant player in the automotive industry, focused on designing, developing, and manufacturing metal components for different vehicle makers. With more than 100 plants in 24 countries, it serves as a Tier 1 supplier and operates 13 R&D centers. Given its prevalence in the market, we have partnered with Gestamp as a material supplier for our products.

Voestalpine Automotive is known for creating innovative metal parts from steel and other materials for international customers. Operating in Europe, China, the United States, and South Africa, it’s a key supplier to major automotive markets.

E&E Manufacturing has strong roots in automotive and related fields, with over 50 years of metal forming expertise. It serves automotive, military, commercial, and industrial sectors.

Our business record, manufacturing efficiency, intellectual properties, and strong sales channel reflect our distinct capabilities within the automotive industry.

Automotive OEMs are increasingly shifting to common vehicle platforms on a global bases with the aim of maximizing the commonality of components and systems and to derive cost savings via economies of scale. Consequently, OEMs are increasingly looking for global supplier than can provide standardized components with consistent quality standards, at a competitive cost and with close proximity to OEM production sites. We believe that it would be difficult for potential competitors to achieve such a broad geographical footprint and local customer support within a short time frame.

We have advantages in overcoming the barriers to entry that exist in the automotive industry due to Shinyoung’s global network and technological expertise. Leveraging the extensive global network, we have been able to capitalize on our technology and know-how. This advantage has proven crucial in establishing ourselves as a Tier 1 supplier to major brand OEMs, a process that typically requires a considerable amount of time. Our ability to navigate these challenges efficiently sets us apart in the industry.

Key Trends Affecting the Company and our Industry

The global automotive market is characterized by technological and regulatory trends, geographical trends, and trends related to the current strategy of OEMs.

Technological and regulatory trends

There has been an increased focus on active and passive safety as well as comfort features. Global regulations and standards have become more stringent and there has been a shift to the use of non-internal combustion engines, such as electric vehicles.

Geographical trends

Generally, there has been a broad shift towards emerging markets, localized production and market recovery in places such as Russia and South America.

Trends related to the current strategy of OEMs

There has been an increase in outsourcing parts of the production process to reduce capital requirements, movement towards common platforms and global models and autonomous driving technologies and shared mobility.

Manufacturing Process

We utilize a wide range of manufacturing processes to produce our products. The end markets for our products are standard across our products. As a result, we utilize press machines and an assembly lines efficiently produce high-quality items in bulk. This allows us to maintain our product output consistent with our OEM customers’ requirements. We engage our core employees to assist in making our processes efficient.

Sales and Marketing

We have a multi-pronged go-to-market approach that allows us to serve a global customer base in an efficient manner. We combine our direct sales and business development efforts with the efforts of our partners, including tier 1 automotive suppliers, system integrators and distributors.

Our direct sales and marketing team has a primary focus on customers in North America and Europe. Sales and business development efforts in multiple geographies are supplemented by our engagements with distributors. We work with automotive tier 1 partners, such as Shinyoung, to secure series production awards at automotive OEMs.

Our marketing efforts are aimed at clearly communicating the value of our offerings to a large and diverse set of global customers. We utilize a variety of digital and non-digital marketing activities and programs to build awareness, engage with potential customers and build an opportunity pipeline for our sales team.

Intellectual Property

Our only intellectual property consists of our domain name and certain third-party software licenses held by Shinyoung. Once we achieve public company status, we will acquire all such licenses and sublicenses applicable to our work with Shinyoung.

Many of the technology and processes that we use result from the knowledge, experience and skills of our scientific and technical personnel. In some cases, these technologies and processes cannot be patented of protected through intellectual property rights. From time-to-time, in the ordinary course of business, we enter into confidential agreements with our employees, customers, suppliers, competitors, contractors, consultants, advisors and collaboration partners to protect our trade secrets, know-how, technologies and processes and prevent the disclosure of information to third parties.

Government Regulation

At the federal, state, and local levels, the U.S. has developed a legal environment to permit safe testing, development, and deployment of certain autonomous technologies. We do not anticipate near-term federal standards that would prohibit the foreseeable deployments of our technology. Federal regulators, however, have standards and regulations that relate to vehicle design and performance, and they continue to develop regulations, standards, and testing guidelines for autonomous technologies. Some states, including California and New York also have operational and registration requirements for certain autonomous functions. Regulators have generally signaled a goal to promote safe development of autonomous technologies, and many have conducted studies and requested public comments to gather additional information to inform evolving standards.

Sustainability

We have a policy to protect our natural resources and to manage our processes, products and services in a way that will not pose a threat to the environment. Our objective is to prevent pollution and to continually improve our processes to protect the environment.

We are committed to reducing the impact we have on the environment and desire to be a model for other cultural organizations. We believe in long-term project, based on inclusivity, integrity, stewardship, and transparency in the different environments where we operate. Driven by these core principles, we have implemented a sustainability policy which provides a framework for sustainable development objectives.

As a result, we require our suppliers to take appropriate steps to ensure compliance with our sustainability policy and operating. We aim to assist suppliers maintain compliance if they fall below the standard, however, if suppliers do not solve the situation, we will terminate our relationship with the supplier.

Our code requires suppliers to follow our verification and compliance review. The various requirements of the code are as follows:

Legal compliance

Suppliers need to be in compliance with applicable nation and local legal requirements.

Fair competition

Suppliers need to strictly comply with all antitrust competition law.

Human rights

Suppliers need to support and respect the protection of internationally proclaimed human rights and ensure they are not complicit in human rights abuse.

Freedom of association

Suppliers need to respect freedom of association and the right to collective bargaining.

Forced labor

Suppliers cannot accept any form of forced labor such as bonded labor, prison labor, slavery, human trafficking or retention of important person documents of employees.

Child labor and young workers

Suppliers cannot employ children. The minimum age of employment cannot be less than the age of completion of compulsory schooling and in any case not less than 15 years, where national law permits, children between the age of 12 and 15 may perform a few hours of light work per day. The work must not interfere with the children’s education. For young workers below the age of 18, special precautions need to be taken to protect them against accidents and damage to their health.

Discrimination

Suppliers cannot engage in or support any form of discrimination such as discriminating practices for employment, benefits, promotions or training. Employee related decisions will be based on relevant and objective criteria.

Working hours

Supplier needs to comply with all applicable national and legal standard on working hours and overtime.

Wages and benefits

Suppliers need to comply at least with international legal minimum standards concerning wages and benefits including compensation for overtime. The size of wages shall enable workers to meet basic needs and shall be paid on time.

Working environment

Suppliers need to offer a safe working environment for all employees. Adequate health and safety procedures and the use of relevant protective equipment need to be implemented. Employees need to have access to drinking water and appropriate sanitation facilities.

Workplace violence

Suppliers need to protect employees in the working place against physical, verbal, sexual or psychological harassment, abuse or threats.

Anti-corruption

We are committed to zero tolerance for corruption in all its forms, including bribery and extortion. Any evidence of corruption will be addressed with immediate effect. Suppliers need to actively work against corruption in all its forms.

Environment

Suppliers need to strive to minimize the environmental impact of their activities through responsible management, widespread environmental awareness and the use of technologies with low impact.

Traceability

We strive to ensure traceability in our raw material supply chains, sufficient to ensure that we achieve transparency of raw material origins, as the basis for ensuring compliance with the above policies.

Safety and Health Policy

We are committed to a strong safety and health program that protects our staff, property and the public from accidents and illness. Employees at every level, including management, are responsible and accountable for our overall safety and health initiatives. We train all employees on safe work practices.

We have established a safety committee that is responsible for identifying hazards and unsafe work practices, and to remove any obstacles to accident prevention. The safety committee supports our efforts to achieve an accident and injury-free workplace.

We conduct routing safety and health inspections to find and eliminate unsafe working conditions, control health hazards and comply with all US Occupation Safety and Health standards.

Facilities

We operate and own a manufacturing facility in Opelika, Alabama that encompasses the following areas: Land (1,306,500 ft2), Stamping (238,768 ft2), Assembly (200,568ft2), and Office (21,972ft2). The main machinery consists of seven press machines and assembly lines. We also lease apartments for its use near the factory in Opelika as well as a small office it leases in South Carolina.

The manufacturing facility in Opelika encompasses the following areas: Land (1,306,500 ft2), Stamping (188,818 ft2), Assembly (199,649 ft2), and Office (13,800 ft2). The main machinery consists of seven press machines and assembly lines.

Human Capital Management

We recognize that attracting, motivating and retaining passionate talent at all levels is vital to continuing our success. By improving employee retention and engagement, we also improve our ability to support our customers and protect the long-term interests of our stakeholders and stockholders. We invest in our employees through continuously improving benefits and various health and wellness initiatives, and offer competitive compensation packages, working to continuously improve fairness in internal compensation practices.

As a global company, we are also subject to trade, customs product classification and sourcing regulations. In addition, our operations are subject to various federal, state and local laws and regulations governing the occupational health and safety of our employees and wage regulations. We are subject to the requirements of the federal Occupational Safety and Health Act, as amended and comparable state laws that protect and regulate employee health and safety.

Like all companies operating in similar industries, we are subject to environmental regulation, including water use; air emissions; use of recycled materials; energy sources; the storage, handling, treatment, transportation and disposal of hazardous materials; and the remediation of environmental contamination. Compliance with these rules may include permits, licenses and inspections of our facilities and products.

As of September 30, 2024, we employed approximately 93 full-time employees.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS

OF OPERATIONS OF CAR TECH

The following discussion and analysis provides information that Car Tech’s management believes is relevant to an assessment and understanding of Car Tech’s consolidated results of operations and financial condition. The discussion should be read together with the historical audited annual consolidated financial statements as of and for the years ended December 31, 2023 and 2022 and the unaudited condensed consolidated financial statements as of September 30, 2024 and 2023 and the related respective notes that are included elsewhere in this proxy statement/prospectus. The discussion and analysis should also be read together with the unaudited pro forma condensed combined financial information in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion contains forward-looking statements based upon Car Tech’s current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Unless the context otherwise requires, all references in this section to “Car Tech,” the “Company,” “we,” “us,” “our,” and other similar terms refer to the business of Car Tech and its subsidiaries prior to the consummation of the business combination, which will be the business of New Car Tech following the consummation of the Business Combination.

Overview

We are a U.S. manufacturer of auto body parts and accessories. Our goal is to be a leading global company in the automotive parts industry. We provide products and services to major Original Equipment Manufacturers (“OEMs”). We are a Tier 1 direct supplier to automotive companies such as BMW, Volvo, and Volkswagen. We have strong relationships with other Tier 1 suppliers such as Voestalpine, Gestamp, and Unipres to provide services to BMW, Mercedes Benz and Nissan. We have maintained stable sales bases with major OEMs and secured a sales pipeline with Shin Young Co., Ltd (“Shin Young”, “Parent” or “the parent company”) for the next five years.

Shin Young is a leading Korean Tier 1 automotive “Body in White” (BIW) supplier (an industry term referring to a supplier of the skeletal parts of a car), offering body parts, stamping tools, and automation solutions to numerous major OEMs worldwide. Shin Young established its R&D Center in 1997 and following Shin Young’s success spanning over 47 years in various countries, including Korea, China, Russia, and Germany, the management team established Car Tech, LLC on April 14, 2016. The purpose was to drive Shin Young’s operations in the U.S. and provide solutions to European OEMs in the North American market.

We initiated factory construction in December 2016 and commenced business operations in May 2018. Car Tech, LLC achieved Tier 1 supplier status for various renowned companies: Volkswagen in May 2018, BMW in May 2019, Daimler in August 2019, and Volvo in December 2020.

To date, our operations have been funded primarily through automobile part sales, scrap sales, and product tooling sales.

Key Factors Affecting Our Performance

Our financial performance depends, in large part, on varying conditions in the markets we serve. Demand in these markets tends to fluctuate in response to overall economic conditions. Our revenues may also be impacted by OEM inventory levels, production schedules, commodity prices, work stoppages and supply chain challenges. Economic downturns in markets we serve generally result in reduced sales of our products and can result in price reductions in certain products or markets. As a worldwide business, our operations are also affected by currency exchange rate changes, political and economic uncertainty, public health crises (epidemics or pandemics) and regulatory matters, including adoption and enforcement of environmental and emission standards in the countries we serve. Some of the more important factors affecting our performance are briefly discussed below and in the section titled “Car Tech Risk Factors” within this prospectus. We do not believe that supply chain disruptions are a material risk to our business.

Series production awards in the Automotive market

Within the automotive market, we believe that passenger car manufacturing represents the largest opportunity but also have the most stringent requirements for reliability, cost, and performance. Major automotive OEMs typically undergo several years of planning, technology selection, and vehicle integration work before introducing new and important technologies in their vehicle offerings. We anticipate that lidar, as a new sensor that improves safety and enhances autonomy, will undergo the same technology introduction and validation process as similar technologies in the past, such as anti-lock braking systems or stability control systems. The number of vehicle platforms and vehicle models that will be equipped with our products will depend on OEM product planning, vehicle integration, and marketing schedules. Once a supplier is chosen, the number of awarded vehicle platforms and vehicle models is likely to increase over time. This is because the development efforts of integrating certain technologies into the OEM’s product offerings is leveraged across multiple vehicle classes and platforms in order to maximize the OEM’s return on investment.

For example, our initial award from BMW included a small series of takeover work, which later was expanded to include additional parts. Due to our satisfactory production performance, BMW expanded its operations with Car Tech, awarding part numbers from a project that began production in 2022. Car Tech was then awarded a large amount of additional work within a different project, which began production in 2024. These projects include vehicle models ranging from luxury sedans up to very high-end luxury SUVs and are used in both traditional internal combustion and electric vehicles. Car Tech entered into that certain Long-Term Supply Agreement between itself and BMW Manufacturing Co., LLC, (the “BMW Agreement”) pursuant to which Car Tech supplies spare and component parts to BMW based on purchase orders. Pursuant to the BMW Agreement, all details, prices, and additional terms are set forth in each purchase order. Car Tech must comply with all quality requirements and specifications of BMW, including, without limitation, those set out in each purchase order. Car Tech is not the exclusive supplier of products to BMW and warrants that it has the ability to supply at least the stated volumes through August, 2026 and through the lifetime of each series model. If BMW were to terminate or significantly alter or delay the scope of various projects for which Car Tech is a supplier, including the BMW Agreement, or if Car Tech is unable to maintain its relationship with BMW or the terms of Car Tech’s arrangement with respect to those projects differs from BMW’s expectations, including with respect to volume, pricing, and timing, then Car Tech’s business and prospects would be materially adversely affected.

Commodity prices, labor, inflation and foreign currency exchange rates

We continue to experience generally high inflation. Direct material cost pressures, driven largely by steel, resin and other products, have stabilized, but we continue to see impacts from labor and energy.

Additionally, the appreciation of the U.S. dollar against foreign currencies has had and could continue to have a negative impact on our consolidated results of operations due to translation impacts. Although we did see a slightly favorable impact on our results of operations in the second half of 2023, there can be no assurances that the overall negative impact will not continue in 2024.

Public company costs

Car Tech expects to incur additional expenses of approximately $2 million in 2024 in connection with becoming a standalone public company. In addition, Car Tech expects to incur capital expenditures in connection with the Transaction of approximately $4 million in 2024. The actual amount of the expenses and capital expenditures Car Tech will incur as a stand-alone public company may be higher, perhaps significantly, from its current estimates for a number of reasons, including, among others, the final terms Car Tech is able to negotiate with service providers, as well as additional costs Car Tech may incur that Car Tech has not currently anticipated. Additionally, the actual timing of when Car Tech incurs these incremental expenses may be different, perhaps significantly, from its current estimates for a number of reasons, including, among others, unforeseen events that may cause delays or interruptions in its plans or its service providers’ ability to provide their services.

Results of Operations

Nine Months Ended September 30, 2024 (Unaudited) Compared with Nine Months Ended September 30, 2023 (Unaudited)

	For the Nine Months Ended September 30,
	2024	2023	$ Change	% Change
Revenues
Auto part sales	$40,814,598	$41,890,899	$(1,076,301)	(2.6)%
Scrap sales	2,775,820	3,029,893	(254,073)	(8.4)%
Tooling revenues	4,325,936	2,568,027	1,757,909	68.5%

Total revenues	47,916,354	47,488,819	427,535	0.9%
Cost of sales	43,580,638	41,286,093	2,294,545	5.6%

Gross profit	4,335,716	6,202,726	(1,867,010)	(30.1)%

Operating expenses
Selling	1,034,187	1,469,082	(434,895)	(29.6)%
General and administrative	4,640,870	3,580,830	1,060,040	29.6%

Total operating expenses	5,675,057	5,049,912	625,145	12.4%

Income (Loss) from operations	(1,339,341)	1,152,814	(2,492,155)	(216.2)%

Other income (expense)
Interest expense – related party	(202,927)	(236,833)	33,906	(14.3)%
Interest expense	(1,685,148)	(2,986,793)	1,301,645	(43.6)%
Amortization of debt discount	(289,240)	(258,704)	(30,536)	11.8%
Loss on extinguishment of debt	—	(378,286)	378,286	(100.0)%
Other income	262,521	187,472	75,049	40.0%
Other expense	(98,398)	(1,971)	(96,427)	4892.3%

Total other income (expense)	(2,013,192)	(3,675,115)	1,661,923	(45.2)%

Net loss	$(3,352,533)	$(2,522,301)	$(830,232)	32.9%

Net Sales

Net sales increased 0.9% to $47.9 million in the first nine months of 2024 compared to $47.5 million in the same period in 2023. This increase was primarily due an increase in tooling revenue offset by a decrease in auto part and scrap sales.

Cost of Sales and Gross Margin

Cost of sales increased 5.6% to $43.6 million in the first nine months of 2024 compared to $41.3 million in the same period in 2023. Gross margin was 9.0% in the 2024 period compared to 13.1% in the corresponding 2023 period. The year-over-year gross margin decrease was driven by higher material costs that are not able to be passed on to the customer.

Selling Expenses

Selling expenses were $1.0 million in the first nine months of 2024, compared to $1.5 million in the same period in 2023, a decrease of 29.6%. As a percentage of total sales, selling expenses were 2.2% in the first nine months of 2024 compared to 3.1% in the comparable period in 2023. These decreases were driven by a decrease in compensation paid to sales agents and representatives.

General and Administrative Expenses

General and administrative expenses were $4.6 million in the first nine months of 2024, compared to $3.6 million in the same period in 2023, an increase of 29.6%. These increases were driven by approximately $0.6 million in acquisition related expenses, ongoing inflation, and higher employee costs of approximately $0.6 million.

Interest Expense – Related Party

Interest expense was $0.2 million in the first nine months of 2024 compared to $0.2 million in the 2023 period. The related party outstanding debt was relatively consistent during the nine months ended September 30, 2024 and 2023, which resulted in a relatively consistent interest expense during the same periods.

Interest Expense

Interest expense was $1.7 million in the first nine months of 2024 compared to $3.0 million in the 2023 period. The decrease was due primarily to lower interest rates in 2024 and interest prepayment penalties of approximately $0.4 million incurred in 2023 relating to the early pay down of certain debt agreements.

Amortization of Debt Discount

Amortization of debt discount was $0.3 million in the first nine months of 2024 compared to $0.3 million in the 2023 period. The outstanding debt was relatively consistent during the nine months ended September 30, 2024 and 2023, which resulted in a relatively consistent amortization expense during the same periods.

Year Ended December 31, 2023 Compared with Year Ended December 31, 2022

	For the Year Ended December 31,
	2023	2022	$ Change	% Change
Revenues
Auto part sales	$54,566,365	$35,648,585	$18,917,780	53.1%
Scrap sales	3,902,229	3,166,511	735,718	23.2%
Tooling revenues	3,099,513	5,387,979	(2,288,466)	(42.5)%

Total revenues	61,568,107	44,203,075	17,365,032	39.3%
Cost of sales	54,042,832	36,901,689	17,141,143	46.5%

Gross profit	7,525,275	7,301,386	223,889	(5.6)%

Operating expenses
Selling	1,779,207	1,226,548	552,659	45.1%
General and administrative	5,330,536	4,278,204	1,052,332	24.6%

Total operating expenses	7,109,743	5,504,752	1,604,991	29.2%

Income (Loss) from operations	(215,387)	1,796,634	(2,012,021)	(112.0)%

Other income (expense)
Interest expense – related party	(222,611)	(174,000)	(48,611)	27.9%
Interest expense	(3,635,619)	(1,560,773)	(2,074,846)	132.9%
Amortization of debt discount	(355,062)	(122,724)	(232,338)	189.3%
Loss on extinguishment of debt	(378,286)	—	(378,286)	—%
Other income	217,371	78,341	139,030	177.5%
Other expense	—	(68,903)	68,903	(100.0)%

Total other income (expense)	(4,374,207)	(1,848,059)	(2,526,148)	136.7%

Net loss	$(3,958,675)	$(51,425)	$(4,538,169)	7598.0%

Net Sales

Net sales increased 39.3% to $61.6 million in the year ended December 31, 2023 compared to $44.2 million in the same period in 2022. This increase was primarily due to an increase in auto part and scrap sales offset by lower sales in tooling revenue.

Cost of Sales and Gross Margin

Cost of sales increased 46.5% to $54.0 million for the year ended December 31, 2023 compared to $36.9 million in the same period in 2022. Gross margin was 12.2% for the year ended December 31, 2023 compared to 16.5% in the corresponding 2022 period. The year-over-year gross margin decrease was due to increased personnel cost and a change in product mix.

Selling Expenses

Selling expenses were $1.8 million in the year ended December 31, 2023, compared to $1.2 million in the same period in 2022, an increase of 45.1%. As a percentage of sales, selling expenses were 2.9% in the year ended December 31, 2023 compared to 2.8% in the comparable period in 2022. The increase in costs is driven by an increase in sales and increased personnel and consulting costs due to an additional customer agent in 2023.

General and Administrative Expenses

General and administrative expenses were $5.3 million in the year ended December 31, 2023, compared to $4.3 million in the same period in 2022, an increase of 24.6%. This increase was driven by ongoing inflation, acquisition related expenses of approximately $0.4 million, and higher employee costs.

Interest Expense

Interest expense was $3.6 million in the year ended December 31, 2023 compared to $1.6 million in the 2022 period. The increase was due primarily to higher interest rates and increased outstanding debt balances in the 2023 period compared to the same period a year ago.

Interest Expense – Related Party

Interest expense was approximately $223,000 in the year ended December 31, 2023 compared to approximately $174,000 in the 2023 period. The increase was due primarily to increased outstanding debt balances in 2023.

Amortization of Debt Discount

Amortization of debt discount was $0.4 million in the year ended December 31, 2023 compared to $0.1 million in the 2022 period. The increase was due primarily to amortization expense recorded for a full year in 2023 compared to the same period a year ago.

Loss on Extinguishment of Debt

Loss on extinguishment of debt was approximately $0.4 million in the year ended December 31, 2023 compared to approximately $nil in the 2022 period. The increase was due primarily to the payment of early termination fees on equipment loans during the year ended December 31, 2023.

Liquidity and Capital Resources

The following table summarizes total current assets, current liabilities and working capital deficit at September 30, 2024 compared to December 31, 2023:

	September 30, 2024	December 31, 2023	Change
Current Assets	$15,967,021	$21,775,251	$(5,808,230)
Current Liabilities	58,125,619	46,077,721	12,047,898

Working Capital Deficit	$(42,158,598)	$(24,302,470)	$(17,856,128)

As of September 30, 2024, we had a working capital deficit of $42,158,598 as compared to a working capital deficit of $24,302,470 as of December 31, 2023, an increase of $17,856,128. The increase in working capital deficit is primarily attributable to a decrease in cash of $286,963, a decrease in inventory of $160,128, a decrease in accounts receivable of $1,025,055, a decrease due from related parties of $5,280,150, an increase in accounts payable of $5,884,285, an increase in short term related party debt of $6,000,000 partially offset by an increase in prepaid expenses of $118,928, increase in deferred offering costs of $825,138 and a net increase in accrued interest of $89,972 which includes interest due to related parties.

Net cash provided by operating activities for the nine months ended September 30, 2024 was $11,474,411 compared to net cash used in operating activities for the nine months ended September 30, 2023 of $1,241,659. The net loss for the nine months ended September 30, 2024 and 2023 was $3,352,533 and $2,522,301, respectively. During the nine months ended September 30, 2024, net loss was affected by non-cash adjustments of $4,718,927 and by changes in operating activities which provided cash of $10,108,017. During the nine months ended September 30, 2023, net loss was affected by non-cash adjustments to net loss of $5,133,225 offset by changes in operating activities which used cash of $3,852,583.

Net cash used in investing activities for the nine months ended September 30, 2024 was $16,197,054 as compared to $16,378,918 for the nine months ended September 30, 2023, respectively, to purchase new machinery and equipment.

Net cash provided by financing activities for the nine months ended September 30, 2024 was $4,435,680 as compared to $16,962,474 provided by financing activities for the nine months ended September 30, 2023. During the nine months ended September 30, 2024, the Company received net proceeds of $6,000,000 from borrowings from related parties which were offset by payment of deferred offering costs of $825,138, payments of notes payable and finance lease payments of $724,685 and $14,497, respectively. During the nine months ended September 30, 2023, the Company received proceeds of $14,300,000 from related party notes, insurance proceeds of $135,161 and $50,500,000 from notes payable. These cash in-flows were offset by payments of $1,191,992 for debt issuance costs, payments of $29,779,350 on equipment loans, payments of $11,917,000 on related party notes, payments of $4,850,000 on lines of credit, payments of $227,421 on notes payable and payments of $6,924 on a vehicle loan.

The Company’s liquidity needs up to September 30, 2024 have been satisfied through debt financing and results of the Company’s operations. The Company’s ability to fund its operations is dependent upon management’s plans, which include raising capital through issuances of debt securities and increased profitability through the Company’s operations. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, or that the Company generate positive cash flows from operations. A failure to raise sufficient financing and/or increase cash flows from operations, among other factors, will adversely impact the Company’s ability to meet its financial obligations as they become due and payable and to achieve its intended business objectives.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

The following table summarizes total current assets, current liabilities and working capital deficit at December 31, 2023 compared to December 31, 2022:

	December 31, 2023	December 31, 2022	Change
Current Assets	$21,775,251	$12,738,995	$9,036,256
Current Liabilities	46,077,721	51,184,331	(5,106,610)

Working Capital	$(24,302,470)	$(38,445,336)	$14,142,866

As of December 31, 2023, we had a working capital deficit of $24,302,470 as compared to a working capital deficit of $38,445,336 as of December 31, 2022, a decrease of $14,142,866. The decrease in working capital deficit is primarily attributable to an increase in accounts receivable of $6,208,469, an increase in inventory of $2,136,625, an increase due from related parties of $935,966, a decrease in accrued interest of $293,045 which includes interest due to related parties, a net decrease in notes payable and loans of $11,653,184 partially offset by a decrease in cash of $276,559 and an increase in accounts payable and accrued expenses of $7,064,012.

Net cash used in operating activities for the year ended December 31, 2023 was $276,316 compared to net cash provided by operating activities for the year ended December 31, 2022 of $22,292. The net loss for the year ended December 31, 2023 and 2022 was $3,958,675 and $51,425, respectively. During the year ended December 31, 2023, the net loss was affected by non-cash adjustments of $6,464,636 offset by changes in operating activities which used cash of $2,782,277. During the year ended December 31, 2022, net loss was affected by non-cash adjustments to net loss of $4,871,850 offset by changes in operating activities which used cash of $4,798,133.

Net cash used in investing activities for the year ended December 31, 2023 and 2022 was $26,559,093 and $6,157,072, respectively, to purchase new machinery and equipment.

Net cash provided by financing activities for the year ended December 31, 2023 was $26,558,850 as compared to $5,638,506 provided by financing activities for the year ended December 31, 2022. During the year ended December 31, 2023, the Company received net proceeds of $65,500,000 from borrowings from notes payable, insurance proceeds of $135,161 and borrowings from related parties of $14,300,000. These increases were offset by payments of the related party notes of $16,917,000, payments of the notes payable, line of credit and lease payments totaling $35,128,466 and payment of financing fees of $1,330,845. During the year ended December 31, 2022, the Company received proceeds of $8,200,000 from related party notes. These cash in-flows were offset by payments of $2,522,165 on equipment loans and payments of $39,329 on the vehicle loan.

On February 10, 2023, Car Tech entered into that Facility Agreement between Car Tech, LLC and The Export-Import Bank of Korea for a $10,000,000 line of credit. The interest rate is SOFR+1.87%. The initial terms of the Facility Agreement had a maturity of February 10, 2024, but it has since been amended to extend the maturity to February 13, 2026. As of September 30, 2024, there was $10,000,000 outstanding under the line of credit.

The Company’s liquidity needs up to December 31, 2023 have been satisfied through debt financing and results of the Company’s operations. The Company’s ability to fund its operations is dependent upon management’s plans, which include raising capital through issuances of debt securities and increased profitability through the Company’s operations. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, or that the Company generate positive cash flows from operations. A failure to raise sufficient financing and/or increase cash flows from operations, among other factors, will adversely impact the Company’s ability to meet its financial obligations as they become due and payable and to achieve its intended business objectives.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Going Concern

Our liquidity needs up to September 30, 2024 and December 31, 2023 have been satisfied through debt financing and results of the our operations. Our ability to fund our operations is dependent upon management’s plans, which include raising capital through issuances of debt securities and increased profitability through our operations. We cannot provide any assurance that new financing will be available to it on commercially acceptable terms, or that we generate positive cash flows from operations. A failure to raise sufficient financing and/or increase cash flows from operations, among other factors, will adversely impact our ability to meet its financial obligations as they become due and payable and to achieve its intended business objectives.

These conditions raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“US GAAP”). US GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to US GAAP and are consistently applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: allowance for doubtful accounts, and the fair value of share-based payments.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Fair Value of Financial Instrument

The Company values its assets and liabilities using the methods of fair-value as described in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures. In accordance with ASC 820, the Company determines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to active markets for identical assets and liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The Company classifies fair value balances based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

Level 1 – Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and amounts derived from valuation models where all significant inputs are observable in active markets.

Level 3 –Unobservable inputs that reflect management’s assumptions.

The carrying values of cash and cash equivalents, accounts receivable, accounts payable, and short-term debt approximate fair value because of the short-term duration of these items.

Long-term debt includes certain fixed rate loans. The Company believes that if the long-term debt with fixed rates were currently obtained, the interest rate would not be substantially different from the interest rate applied and, therefore, the carrying amount approximates the fair value.

Revenue Recognition

The Company follows the guidance of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:

•	Identification of the contract with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, the Company satisfies a performance obligation

The Company has three revenue streams: automobile part sales, scrap sales, and product tooling sales. There are customer contracts for all revenue streams. There is no variable consideration for any revenue stream. The revenue recognition for each stream is as follows:

Automobile Part Sales

The Company’s performance obligation for revenue from automobile part sales is to manufacture and supply automobile parts to its customers within a specified time period for agreed-upon prices, in accordance with purchase orders from the customers.

These types of contracts are typically entered into at the beginning of production life cycle of a vehicle and remain effective for the production life cycle. From time to time, the Company may provide for price reductions, and prices may be adjusted on an ongoing basis to reflect changes in product specifications and other commercial factors. These contracts may be terminated by customers at any time, but terminations of these contracts are expected to be infrequent. The Company recognizes revenue at a point in time on the date of shipment, or customer pick-up.

Scrap Sales

Steel scraps are by-products generated on a recurring basis during the steel blanking or stamping process. The Company sells those scraps to a third-party scrap handler for an agreed-upon price. The Company recognizes revenue at a point in time when customers confirm total monthly weights of steel scraps at the end of month.

Product Tooling Sales

Customers enter into a contract with the Company to develop a mold for future production. The contract contains certain specifications for the mold and is subject to final approval and acceptance by the customer. Upon approval and acceptance by the customer, revenue is recognized.

The Company engages the Parent to develop these molds, and in return, the Parent gives the Company an agreed upon commission.

The Company bills and collects the cost of the contract from the customer and remits the monies to the Parent, less their commission. The Company has determined that they are an agent in these contracts and records this revenue on a net basis.

During the year ended December 31, 2023, the Company billed $7,645,926 for tooling, of which the Company earned $3,099,513. The remaining amount of $4,546,413 was earned by the Parent.

During the year ended December 31, 2022, the Company billed $9,617,022 for tooling, of which the Company earned $5,387,979. The remaining amount of $4,229,043 was earned by the Parent.

There are times when the Company advances the Parent these monies prior to the revenue being earned and collected. As of December 31, 2023 and 2022, the Company was owed $6,147,910 and $4,978,703, respectively, for tooling advances. The amounts owed are recorded in due from related parties on the accompanying balance sheets.

Contract Asset

In connection with certain contracts with the Company’s largest customer, the Company is required to pay an up-front fee. This is a “pay-to-play” arrangement that becomes due upon approval of certain molds and is intended to be a discount on future orders of that mold. The Company records a Contract Asset on the balance sheet for this fee and amortizes the amount using the depletion method over the term of the contract. The depletion amortization is based on actual units sold compared to the total forecasted amounts by the customer. The amortization is shown as a reduction of auto part sales on the accompanying statements of operations.

Recently Issued Accounting Standards

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740) which amends the existing guidance relating to the accounting for income taxes. This guidance is intended to simplify the accounting for income taxes by removing certain exceptions to the general principles of accounting for income taxes and to improve the consistent application of GAAP for other arears of accounting for income taxes by clarifying and amending existing guidance. The guidance is effective for fiscal years beginning after December 15, 2021. The Company early adopted the provision of this update effective January 1, 2021 and concluded that it did not have a material impact on its financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses (Topic 326). The guidance will require financial assets such as loans to be presented net of an allowance for credit losses that reduces the cost basis to the amount expected to be collected over the estimated life. Expected credit losses will be measured based on historical experience and current conditions, as well as forecasts of future conditions that affect the collectability of the reported amount. The guidance is effective for annual reporting periods beginning after December 15, 2021, and interim reporting periods within those years using a modified retrospective approach. The Company has concluded that it will not have a material impact on its financial statements.

The Company adopted ASC Topic 842, Leases, as amended, on January 1, 2022. We elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to not separate non-lease components from lease components and instead to account for each separate lease component and the non-lease components associated with that lease component as a single lease.

The Company determines if an arrangement contains a lease at inception as defined by ASC 842. In order to meet the definition of a lease under ASC 842, the contractual arrangement must convey to us the right to control the use of an identifiable asset for a period of time in exchange for consideration. ROU (Right of Use) assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASC 606”). ASU 2014-09 supersedes the revenue recognition requirements under Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the ASC. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. Under the new guidance, an entity is required to perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The new guidance will significantly enhance comparability of revenue recognition practices across entities, industries, jurisdictions and capital markets. Additionally, the guidance requires improved disclosures as to the nature, amount, timing and uncertainty of revenue that is recognized. In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606)—Narrow-Scope Improvements and Practical Expedients. This update clarifies the objectives of collectability, sales and other taxes, noncash consideration, contract modifications at transition, completed contracts at transition and technical correction. The amendments in this update affect the guidance in ASU 2014-09. In September 2017, the FASB issued additional amendments providing clarification and implementation guidance.

The Company adopted ASC 606 effective January 1, 2022, applying the full retrospective transition method. As the underlying principles of the new standard, relating to the measurement of revenue and the timing of recognition, are closely aligned with the Company’s current business model and practices, the adoption did not have a material impact on the financial statements. In addition, the adoption of ASC 606 did not impact the previously reported financial statements in any prior period nor did it result in a cumulative effect adjustment to retained earnings.

Commitments and Contingencies

Business Combination

On February 14, 2025, we entered into an Amended and Restated Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, AltEnergy Acquisition Corp, a Delaware corporation (“AltEnergy”), Car Tech Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of AltEnergy (“Merger Sub I”), and Car Tech Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of AltEnergy (“Merger Sub II”).

Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Delaware Limited Liability Company Act (the Company having been converted to a Delaware limited liability company), Merger Sub I will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of AltEnergy (the “First Merger”). Immediately following the effectiveness of the First Merger, the Company will merger with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of AltEnergy (the “Second Merger” and, together with the First Merger, the “Merger”) Upon the consummation of the Merger, subject to approval by AltEnergy’s stockholders and other customary closing conditions, the combined company will be renamed and is expected to list on The Nasdaq Capital Market.

Subject to the terms and conditions set forth in the Merger Agreement, in consideration of the Merger, membership interests in Car Tech (the “Car Tech Units”) will be converted into the right to receive (A) a number of shares of AltEnergy Acquisition Corp. common stock (the “ Common Stock”) for each Car Tech Unit owned calculated by dividing (i) a fraction equal to (a) the quotient of (x) the Closing Share Consideration divided by (y) ten dollars ($10.00), by (ii) the number of Car Tech Units that are issued and outstanding immediately prior to the effective time of the First Merger; and (B) a number of warrants to purchase Common Stock equal to the quotient of (1) six million (6,000,000) divided by (2) the number of Car Tech Units that are issued and outstanding immediately prior to the effective time of the First Merger “Closing Share Consideration” means (I) $80,000,000 and an additional (II) $40,000,000 (the “Earn Out Consideration”).

Pursuant to Lock-up Agreements executed in connection with the Merger Agreement, all of the shares of Common Stock to be issued to holders of Car Tech Units (other than 500,000 shares issued pursuant to clause (I) of the definition of Closing Share Consideration) will be subject to time based restrictions on transfer, and the 4,000,000 shares of Common Stock to be issued to holders of Car Tech Units based on the Earn Out Consideration will be subject to additional transfer restrictions, release and forfeiture. Other Agreements executed in connection with the Merger Agreement include a Contribution and Exchange Agreement executed by our principal equity holder and AltEnergy, a Support Agreement executed by the Company and AltEnergy and AltEnergy’s Sponsor and certain members of Car Tech.

DESCRIPTION OF NEW CAR TECH SECURITIES AFTER THE BUSINESS COMBINATION

As a result of the Business Combination, Car Tech Members who receive shares of New Car Tech Common Stock in the transactions will become New Car Tech stockholders. Your rights as New Car Tech stockholders will be governed by Delaware law, the Proposed Charter and the New Car Tech Bylaws. The following description of the material terms of New Car Tech’s securities reflects the anticipated state of affairs upon completion of the Business Combination.

As part of the Business Combination, AltEnergy will amend and restate its charter and bylaws. The following summary of the material terms of New Car Tech’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Proposed Charter and New Car Tech Bylaws are attached as Annex B and Annex C, respectively, to this proxy statement/prospectus. You are encouraged to read the applicable provisions of Delaware law, the Proposed Charter and the New Car Tech Bylaws in their entirety for a complete description of the rights and preferences of the New Car Tech securities following the Business Combination.

Authorized Capitalization

The authorized capital stock of New Car Tech will consist of [*] shares of New Car Tech Common Stock, par value $0.0001 per share, and [*] shares of New Car Tech Preferred Stock, par value $0.0001 per share. New Car Tech expects to have approximately 18,488,146 shares of New Car Tech Common Stock outstanding immediately after the consummation of the Business Combination, assuming that none of the outstanding shares of Class A Common Stock are redeemed in connection with the Business Combination, or approximately 17,750,000 shares of New Car Tech Common Stock outstanding immediately after the consummation of the Business Combination in the Maximum Redemption Scenario. For more information on the assumptions underlying the number of shares described in the foregoing as being issuable on the Closing Date, please see “Risk Factors- The Public Stockholders will experience dilution as a consequence of the issuance of New Car Tech Common Stock as consideration in the Business Combination and may experience dilution from several additional sources in connection with and after the Business Combination. Having a minority share position may reduce the influence that the Public Stockholders have on the management of New Car Tech.” The actual number of shares of New Car Tech Common Stock issuable on the Closing Date will be determined pursuant to the terms of the Business Combination Agreement.

The following summary describes all material provisions of New Car Tech capital stock. You are urged to read the Proposed Charter and the New Car Tech Bylaws in their entirety (copies of which are attached to this proxy statement/prospectus as Annex B and Annex C, respectively) as well as the applicable provisions of the DGCL.

New Car Tech Common Stock

Voting rights. Each share of New Car Tech Common Stock will be entitled to one vote per share on all matters (including the election of directors) submitted to a vote of New Car Tech stockholders, unless otherwise required by law or the Proposed Charter. The Proposed Charter and the New Car Tech Bylaws do not provide for cumulative voting rights. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the New Car Tech stockholders.

Dividend rights. Subject to preferences that may be applicable to any then-outstanding New Car Tech Preferred Stock, holders of New Car Tech Common Stock will be entitled to receive dividends, if any, as may be declared from time to time by the New Car Tech Board out of legally available funds.

Rights upon liquidation. Upon a liquidation event, holders of New Car Tech Common Stock will be entitled to share ratably in the net assets legally available for distribution to New Car Tech stockholders after the payment of all of New Car Tech’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of Preferred Stock.

Other rights. Holders of New Car Tech Common Stock will have no preemptive, conversion, subscription or other rights, and as of the closing of the Business Combination there will be no redemption provisions applicable to the New Car Tech Common Stock. The rights, preferences and privileges of the holders of the New Car Tech Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of New Car Tech Preferred Stock that New Car Tech may designate in the future.

Election of Directors. The New Car Tech Board will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. Electors are generally elected by a plurality of votes cast at a meeting of the shareholders at which a quorum is present, and there is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors and that the director nominees receiving the highest number of votes will be elected at such a meeting.

New Car Tech Preferred Stock

The Proposed Charter provides that the New Car Tech Board has the authority, without action by the New Car Tech stockholders, to designate and issue shares of New Car Tech Preferred Stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of New Car Tech Preferred Stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of New Car Tech’s assets, which rights may be greater than the rights of the holders of the New Car Tech Common Stock. There will be no shares of New Car Tech Preferred Stock outstanding immediately upon consummation of the Business Combination.

The purpose of authorizing the New Car Tech Board to issue New Car Tech Preferred Stock and determine the rights and preferences of any classes or series of New Car Tech Preferred Stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of New Car Tech Preferred Stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of New Car Tech outstanding voting stock. Additionally, the issuance of New Car Tech Preferred Stock may adversely affect the holders of New Car Tech Common Stock by restricting dividends on the New Car Tech Common Stock, diluting the voting power of the New Car Tech Common Stock or subordinating the dividend or liquidation rights of the New Car Tech Common Stock. As a result of these or other factors, the issuance of New Car Tech Preferred Stock could have an adverse impact on the market price of New Car Tech Common Stock.

Warrants

Public Warrants

There are currently outstanding an aggregate of 11,500,000 Public Warrants, which, following the consummation of the Business Combination, will entitle the holder to acquire 11,500,000 shares of New Car Tech Common Stock.

Each whole Warrant entitles the registered holder to purchase one share of New Car Tech Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after Closing. Pursuant to the Warrant Agreement, a Warrant Holder may exercise its Warrants only for a whole number of shares of New Car Tech Common Stock. This means that only a whole Warrant may be exercised at any given time by a Warrant Holder. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Accordingly, unless a holder purchases a multiple of two Units, the number of Warrants issuable to such holder upon separation of the Units will be rounded down to the nearest whole number of Warrants. The Warrants will expire five years after Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

New Car Tech will not be obligated to deliver any shares pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares underlying the Warrants is then effective and a prospectus relating thereto is current, subject to New Car Tech satisfying its obligations described below with respect to registration. No Warrant will be exercisable and New Car Tech will not be obligated to issue shares upon exercise of a Warrant unless the shares issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

AltEnergy is registering the shares of New Car Tech Common Stock issuable upon the exercise of the Public Warrants in the registration statement of which this proxy statement/prospectus forms a part. Pursuant to the Warrant Agreement, New Car Tech will be required to maintain a current prospectus relating to the shares of New Car Tech Common Stock issuable upon exercise of the Public Warrants until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of New Car Tech Common Stock issuable upon exercise of the Public Warrants is not effective or the prospectus therein is not current by the sixtieth (60th) business day after the Closing, Public Warrant Holders may, until such time as there is an effective registration statement and during any period when New Car Tech will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of New Car Tech Common Stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, New Car Tech may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event it so elects, New Car Tech will not be required to file or maintain in effect a registration statement, and in the event it does not so elect, New Car Tech will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Public Warrants for cash.

Once the Public Warrants become exercisable, New Car Tech may call the Warrants for redemption in cash:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each Warrant Holder; and

•

if, and only if, the last reported sale price of the shares of New Car Tech Common Stock for any 20 trading days within a 30-trading day period ending three business days before New Car Tech sends the notice of redemption to the Public Warrant Holders equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

If and when the Public Warrants become redeemable, New Car Tech may not exercise its redemption right if the issuance of shares upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or New Car Tech is unable to effect such registration or qualification, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration.

New Car Tech established the $18.00 per share (as adjusted) redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the exercise price. If the foregoing conditions are satisfied and New Car Tech issues a notice of redemption of the Public Warrants, each Public Warrant Holder will be entitled to exercise its Public Warrant prior to the scheduled redemption date. However, the price of the New Car Tech Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A Common Stock and equity-linked securities) as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.

Redemption Procedures and Cashless Exercise.

If New Car Tech calls the Public Warrants for redemption as described above under “— Redemption of Public Warrants for cash,” New Car Tech’s management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” New Car Tech’s management will consider, among other factors, its cash position, the number of Public Warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of New Car Tech Common Stock issuable upon the exercise of the Public Warrants. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of New Car Tech Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Car Tech Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” for this purpose shall mean the average last reported sale price of the New Car Tech Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If New Car Tech management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of New Car Tech Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. New Car Tech believes this feature is an attractive option if it does not need the cash from the exercise of the Public Warrants after Closing. If New Car Tech calls Public Warrants for redemption and its management does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other Public Warrant Holders would have been required to use had all Public Warrant Holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify New Car Tech in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of New Car Tech Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments.

If the number of outstanding shares of New Car Tech Common Stock is increased by a stock dividend payable in shares of New Car Tech Common Stock, or by a split-up of shares of New Car Tech Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of New Car Tech Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of New Car Tech Common Stock. A rights offering to holders of New Car Tech Common Stock entitling holders to purchase shares of New Car Tech Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of New Car Tech Common Stock equal to the product of (i) the number of shares of New Car Tech Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for New Car Tech Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of New Car Tech Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for New Car Tech Common Stock, in determining the price payable for New Car Tech Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of New Car Tech Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of New Car Tech Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if New Car Tech, at any time while the Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all or substantially all of the holders of New Car Tech Common Stock on account of such shares of New Car Tech Common Stock (or other shares of capital stock into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of New Car Tech Common Stock in respect of such event.

If the number of outstanding shares of New Car Tech Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of New Car Tech Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of New Car Tech Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of New Car Tech Common Stock.

Whenever the number of shares of New Car Tech Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New Car Tech Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of New Car Tech Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of New Car Tech Common Stock (other than those described above or that solely affects the par value of such shares of New Car Tech Common Stock), or in the case of any merger or consolidation of New Car Tech with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of outstanding shares of New Car Tech Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of New Car Tech as an entirety or substantially as an entirety in connection with which New Car Tech is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of New Car Tech Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of New Car Tech Common Stock in such a transaction is payable in the form of New Car Tech Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within 30 days following public disclosure of such transaction, the exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants in order to determine and realize the option value component of the Public Warrant. This formula is to compensate the Public Warrant Holder for the loss of the option value portion of the Public Warrant due to the requirement that the Public Warrant Holder exercise the Public Warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants were issued in registered form under the Warrant Agreement. You should review a copy of the Warrant Agreement, which will be filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity, mistake (including to conform the terms to the description thereof included herein) or correct or supplement any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to New Car Tech, for the number of Public Warrants being exercised. The Warrant Holders do not have the rights or privileges of holders of New Car Tech Common Stock and any voting rights until they exercise their Warrants and receive shares of New Car Tech Common Stock. After the issuance of shares of New Car Tech Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, New Car Tech will, upon exercise, round down to the nearest whole number the number of shares of New Car Tech Common Stock to be issued to the Warrant Holder.

New Car Tech agreed that, subject to applicable law, any action, proceeding or claim against it arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and will irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Warrants, which could limit the ability of Warrant Holders to obtain a favorable judicial forum for disputes with New Car Tech.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The Private Placement Warrants were issued under the Warrant Agreement covering the Public Warrants and are identical to the Public Warrants except that (i) so long as they are held by the Sponsor, the underwriter in the IPO or their permitted transferees, the Private Placement Warrants (including the underlying securities) are subject to a restriction on transfer until the earlier of (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last reported sale price of the New Car Tech Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Closing, or (y) the date on which New Car Tech completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the New Car Tech stockholders having the right to exchange their shares of New Car Tech Common Stock for cash, securities or other property, (ii) the holders thereof are entitled to certain registration rights (as described in more detail under “Certain Relationships and Related Party Transactions — Registration Rights”), (iii) will not be redeemable by New Car Tech (iv) may be exercised by the holders on a cashless basis; and (v) with respect to Private Placement Warrants held by the underwriter in the IPO, will not be exercisable more than five years from the effective date of the registration statement filed in connection with the IPO in accordance with FINRA Rule 5110(g)(8)(A). If the Private Placement Warrants are held by holders other than the Sponsor, the underwriter in the IPO or their respective permitted transferees, the Private Placement Warrants will be redeemable by New Car Tech in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Placement Warrants elect to exercise on a cashless basis, they would pay the exercise price by surrendering their Private Placement Warrants for that number of shares of New Car Tech Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Car Tech Common Stock underlying the Private Placement Warrants, multiplied by the difference between the exercise price and the “fair market value” (defined above) by (y) the fair market value.

Merger Consideration Warrants

The Merger Consideration Warrants will be issued pursuant to the Merger Warrant Agreement and will have terms substantively the same as the Private Warrants

Registration Rights

The holders of the Founder Shares, Private Placement Warrants, and Units that may be issued upon conversion of working capital loans and the shares and Warrants included therein (and any shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants and Warrants included in the Units that may be issued upon conversion of working capital loans are entitled to registration rights pursuant to a registration rights agreement to be signed at the time of our IPO, requiring us to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A Common Stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, the registration rights relating to the Founder Shares and the Private Placement Warrants held by the underwriters shall comply with the requirements of FINRA Rule 5110(g)(8)(B)-(D), namely the underwriters may not exercise their demand and “piggy-back” registration rights after five and seven years, respectively, from the commencement of sales of this offering and may not exercise their demand rights on more than one occasion.

The holders of the Merger Consideration Warrants will have registration rights similar to the registration rights afforded the holders of the Private Placement Warrants.

Our Transfer Agent and Warrant Agent

The transfer agent for the Common Stock (and New Car Tech Common Stock) and warrant agent for our Warrants (including the Merger Consideration Warrants) is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Registration Rights

The Sponsor and the underwriter in the IPO are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the IPO requiring New Car Tech to register the shares of New Car Tech Common Stock issuable upon conversion of the Founder Shares and Private Placement Warrants. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that New Car Tech register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a business combination and rights to require New Car Tech to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that New Car Tech will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. New Car Tech will bear the expenses incurred in connection with the filing of any such registration statements.

Anti-Takeover Effects of Provisions of the Proposed Charter, the New Car Tech Bylaws and Applicable Law

Certain provisions of the Proposed Charter, the New Car Tech Bylaws, and laws of the State of Delaware may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the New Car Tech Common Stock. AltEnergy believes that the benefits of increased protection give New Car Tech the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure New Car Tech and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the New Car Tech Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to exceeding 20% of the then outstanding voting power or then outstanding number of shares of New Car Tech Common Stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved New Car Tech Common Stock and New Car Tech Preferred Stock could make more difficult or discourage an attempt to obtain control of New Car Tech by means of a proxy contest, tender offer, merger, or otherwise.

Number of Directors

The Proposed Charter and the New Car Tech Bylaws provide that, subject to any rights of holders of New Car Tech Preferred Stock to elect additional directors under specified circumstances, directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible. Class I directors shall initially serve until the first annual meeting of stockholders following the initial effectiveness of the Proposed Charter (the “Classification Effective Time”); Class II directors shall initially serve until the second annual meeting of stockholders following the Classification Effective Time; and Class III directors shall initially serve until the third annual meeting of stockholders following the Classification Effective Time. Commencing with the first annual meeting of stockholders following the Classification Effective Time, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. The Proposed Charter authorizes the New Car Tech Board to assign members of the New Car Tech Board already in office to Class I, Class II or Class III, with such assignment becoming effective as of the Classification Effective Time. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The New Car Tech Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the New Car Tech Board or a committee of the New Car Tech Board. In order to be “properly brought” before a meeting, a New Car Tech stockholder will have to comply with advance notice requirements and provide New Car Tech with certain information. Generally, to be timely, a stockholder’s notice must be received at New Car Tech’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The New Car Tech Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of New Car Tech.

Limitations on Stockholder Action by Written Consent

The Proposed Charter provides that, subject to the terms of any series of New Car Tech Preferred Stock, any action required or permitted to be taken by the New Car Tech stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Amendment of the Proposed Charter and New Car Tech Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s charter, unless the charter requires a greater percentage. The Proposed Charter provides that it may be amended by New Car Tech in the manners provided therein or prescribed by statute. Generally, under the DGCL, the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of New Car Tech entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal, or adopt any provision of the Proposed Charter; provided that certain provisions that require a supermajority vote under the Proposed Charter. The Proposed Charter provides that the affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the voting power of all of the then outstanding shares of voting stock of New Car Tech is required for amendments of certain provisions of the Proposed Charter relating to: (i) actions taken by the New Car Tech stockholders, (ii) exculpation of personal liability of a director of New Car Tech and indemnification of persons serving as directors or officers of New Car Tech, (iii) forum for certain legal actions, (iv) renunciation of certain corporate opportunities, and (v) amendments to the Proposed Charter and the New Car Tech Bylaws.

The Proposed Charter also provides that the New Car Tech Board shall have the power to make, repeal, alter, amend and rescind, in whole or in part, the New Car Tech Bylaws without the assent or vote of the New Car Tech stockholders in any manner not inconsistent with the laws of the State of Delaware or the Proposed Charter. The holders of at least 66 2⁄3% of the voting power of the outstanding shares of New Car Tech Common Stock entitled to vote at an election of directors, voting together as a single class shall also have the power to alter, amend or repeal, in whole or in part, any provision of the New Car Tech Bylaws or to adopt any provision inconsistent therewith.

Business Combinations

Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:

(1)	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)

at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of New Car Tech’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the Proposed Charter, New Car Tech opted out of Section 203 of the DGCL, but will provide other similar restrictions regarding takeovers by interested stockholders.

Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Proposed Charter does not authorize cumulative voting.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Proposed Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of New Car Tech or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.

The New Car Tech Bylaws provide that New Car Tech must indemnify and advance expenses to new Car Tech’s directors and officers to the fullest extent authorized by the DGCL. New Car Tech also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for New Car Tech directors, officers, and certain employees for some liabilities. New Car Tech believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Proposed Charter and New Car Tech Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit New Car Tech and the New Car Tech stockholders. In addition, your investment may be adversely affected to the extent New Car Tech pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of New Car Tech’s proposed directors, officers, or employees for which indemnification is sought.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the New Car Tech stockholders will have appraisal rights in connection with a merger or consolidation of New Car Tech. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the New Car Tech stockholders may bring an action in New Car Tech’s name to procure a judgment in New Car Tech’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of New Car Tech’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar; Warrant Agent

The transfer agent and registrar for New Car Tech capital stock, and the warrant agent for New Car Tech warrants, is Continental Stock Transfer & Trust Company.

Listing of New Car Tech Common Stock and New Car Tech Warrants

Application will be made for the shares of New Car Tech Common Stock and New Car Tech Warrants to be approved for listing on Nasdaq under the symbols “[*]” and “[*],” respectively.

Restrictions on Sale of Certain AltEnergy and New Car Tech Securities by the Sponsor and its Affiliates

Certain securities of AltEnergy and of New Car Tech that will be outstanding immediately after Closing will be subject to restrictions on sale pursuant to a letter agreement entered into in connection with our IPO and the Lock-up Agreements. These include securities of AltEnergy that are currently outstanding and held by the Sponsor and its Affiliates that, at the Closing, will constitute securities of New Car Tech. The chart below details the securities outstanding before and after Closing with footnotes describing the terms of the agreements that will apply to those securities.

	AltEnergy and Car Tech Pre-Merger	New Car Tech Post-Merger
Class A Common Stock	5,500,000	5,500,000	(1)(2)
Class B Common Stock	250,000	-0-	(1)(2)(3)
Private Placement Warrants	7,600,000	7,600,000	(4)

(1)

Contemporaneously with the execution of the Merger Agreement the Sponsor entered into a Lock-up Agreement with Car Tech and AltEnergy. Pursuant to the Lock-up Agreement, the Sponsor agreed, among other things, that the Restricted Securities (as defined in the Lock-up Agreements) held following consummation of the Merger shall be subject to a lock-up restriction that will terminate with respect to (i) 50% of such shares on the 12 month anniversary of the closing date, (ii) 25% of such shares on the 18 month anniversary of the Closing Date, and (iii) 25% of such shares on the 24 month anniversary of the Closing Date. Under the terms of the Lock-up Agreement, upon completion of the Merger, 4,000,000 shares of New Car Tech Common Stock to be held by the Sponsor (the “Sponsor Earn Out Shares”) will be subject to additional transfer restrictions, release and forfeiture terms. A block of fifty percent (50%) of the Sponsor Earn Out Shares (2,000,000 shares of New Car Tech Common Stock held by the Sponsor) (the “Block A Earn Out Shares,” of which 1,850,000 shares held by each are designated as Block A-1 Earn Out Shares and the balance are designated as Block A-2 Earn Out Shares) may not be transferred unless and until either (i) the closing price of shares of New Car Tech Common Stock on the principal securities exchange or securities market on which the New Car Tech Common Stock is then traded equals or exceeds $14.00 per share for any 20 trading days within any consecutive 30-trading day period during the Earn Out Period (as defined below) or (ii) immediately prior to the consummation of a Block A Change of Control (as defined below) during the Earn Out Period (each of clauses (i) and (ii), a “Block A Triggering Event”). If a Block A Triggering Event does not occur or a Block A Forfeiting Change of Control (as defined below) is consummated during the Earn Out Period, the Block A Earn Out Shares shall be automatically forfeited and cancelled for no consideration at the end of the Earn Out Period or immediately prior to the consummation of such Block A Forfeiting Change of Control, as applicable. The remaining Sponsor Earn Out Shares (the “Block B Earn Out Shares”) will be subject to a transfer restriction unless and until either (i) the closing share price of shares of New Car Tech Common Stock on the principal securities exchange or securities market on which the New Car Tech Common Stock is then traded equals or exceeds $18.00 per share for any 20 trading days within any consecutive 30-trading day period during the Earn Out Period or (ii) immediately prior to the consummation of a Block B Change of Control (as defined below) during the Earn Out Period (each of clauses (i) and (ii), a “Block B Triggering Event”, and together with a Block A Triggering Event, a “Triggering Event”). If a Block B Triggering Event does not occur or a Block B Forfeiting Change of Control (as defined below) is consummated during the Earn Out Period, the Block B Earn Out Shares shall be automatically forfeited and cancelled for no consideration at the end of the Earn Out Period or immediately prior to the consummation of such Block B Forfeiting Change of Control, as applicable. In addition to the foregoing, 500,00 of the Restricted Shares subject to only time based restrictions on trading and the Earnout Shares owned by the Sponsor are restricted from trading until the Shinyoung Guaranty is terminated.
(2)

The Sponsor agreed pursuant to a Letter Agreement, dated October 28, 2021 (the “2021 Letter Agreement”), by and among the Sponsor, AltEnergy and the underwriter in our IPO, subject to limited exceptions, not to transfer, assign or sell any of these shares until the earlier to occur of: (A) one year after the completion of an initial business combination and (B) subsequent to an initial business combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property.

(3)	Class B common stock is convertible into shares of Class A common stock on a one-for-one basis.
(4)

Pursuant to that the 2021 Letter Agreement, subject to limited exceptions, our Sponsor is prohibited from selling, pledging, transferring or otherwise disposing of any Private Placement Warrants (or any shares of Class A common stock issuable upon exercise thereof), until 30 days after the completion of the Business Combination.

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted New Car Tech Common Stock or New Car Tech Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of New Car Tech at the time of, or at any time during the three months preceding, a sale and (ii) New Car Tech is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted New Car Tech Common Stock or New Car Tech Warrants for at least six months but who are affiliates of New Car Tech at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of New Car Tech Common Stock then outstanding; or

•	the average weekly reported trading volume of the New Car Tech Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of New Car Tech under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about New Car Tech.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business-combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and

•

at least one year has elapsed from the time that the issuer filed current information that would be required in a registration statement on Form 10 with the SEC reflecting its status as an entity that is not a shell company.

Following the Closing, New Car Tech will no longer be a shell company and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities. As a result, AltEnergy’s Sponsor, officers, directors and other affiliates of New Car Tech will be able to sell the shares of New Car Tech Common Stock beneficially owned by them pursuant to Rule 144 without registration one year after New Car Tech has filed current information that would be required in a registration statement on Form 10 with the SEC reflecting its status as an entity that is not a shell company, so long as such holder continues to be in compliance with the affiliate provisions of Rule 144.

COMPARISON OF STOCKHOLDER RIGHTS

General

AltEnergy is incorporated under the laws of the State of Delaware and the rights of AltEnergy Stockholders are governed by the laws of the State of Delaware, including the DGCL, the Current Charter and the Current Bylaws. Car Tech LLC is incorporated under the laws of Alabama and the rights of Car Tech Members are governed by the laws of the state of Alabama and the Alabama Limited Liability Company Act of 2014 and the Car Tech Operating Agreement among the Members, effective December 14, 2017 (the “Operating Agreement”). Following the Business Combination, the rights of AltEnergy Stockholders will continue to be governed by Delaware law but will no longer be governed by the Current Charter and the Current Bylaws and instead will be governed by the Proposed Charter and the New Car Tech Bylaws.

Comparison of Stockholders’ Rights

Set forth below is a summary comparison of material differences between the rights of AltEnergy Stockholders under the Current Charter and the Current Bylaws, the rights of the Car Tech Members under the Operating Agreement and the rights of New Car Tech Stockholders under the forms of the Proposed Charter and the New Car Tech Bylaws. The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of the Current Charter and the Current Bylaws and the forms of the Proposed Charter and the New Car Tech Bylaws, which are attached as Annex B and Annex C, respectively, as well as the relevant provisions of the DGCL.

AltEnergy	New Car Tech	Car Tech

Authorized Capital Stock

Under the Current Charter, AltEnergy is currently authorized to issue 111,000,000 shares of capital stock, consisting of (a) 110,000,000 shares of Common Stock and (b) 1,000,000 shares of preferred stock.	Under the Proposed Charter, New Car Tech will be authorized to issue [*] shares of capital stock, consisting of (a) [*] shares of New Car Tech Common Stock and (b) [*] shares of New Car Tech Preferred Stock	Under the Operating Agreement, Car Tech is authorized to issue an unlimited amount of units.

Rights of Preferred Stock

Removal of Directors

The Current Charter provides that, subject to the rights of the holders of any series of preferred stock, any director or the entire AltEnergy Board may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least a majority of the voting power of all then outstanding shares of capital stock of AltEnergy entitled to vote generally in the election of directors, voting together as a single class.	The Proposed Charter provides that, subject to the rights of any one or more series of New Car Tech Preferred stock, any director or the entire New Car Tech Board may be removed from office at any time, but only for cause, and only by the affirmative vote of majority of the voting power of all then outstanding shares of capital stock of New Car Tech entitled to vote generally at an election of directors, voting together as a single class.	Not applicable because preferred units are not contemplated under the Operating Agreement.

AltEnergy	New Car Tech	Car Tech

Voting

The Current Charter provides that, except as otherwise required by law or the Current Charter, including the rights of the holders of any series of preferred stock, holders of the AltEnergy Common Stock exclusively possess all voting power with respect to AltEnergy. Except as otherwise required by law or the Current Charter, the holders of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to AltEnergy Stockholders on which the holders of AltEnergy Common Stock are entitled to vote.	The Proposed Charter provides that, except as otherwise required by applicable law or the Proposed Charter, including the rights of the holders of any series of New Car Tech Preferred Stock, each share of New Car Tech Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to New Car Tech stockholders for their vote.	Not applicable because preferred units are not contemplated under the Operating Agreement.

Amendment to Certificate of Incorporation

Pursuant to Delaware law, the Current Charter requires the approval of the AltEnergy Board and an affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of voting stock, voting together as a single class; except that Article VIII (business combination requirements) of the Current Charter, relating to business combination requirements, may not be amended prior to the consummation of the initial business combination unless approved by the affirmative vote of the holders of at least 65% of all then outstanding AltEnergy Common Stock.	The Proposed Charter reserves the right for New Car Tech to amend, alter, change or repeal at any time any provision of the Proposed Charter, except the affirmative vote of any particular class of capital stock required by applicable law or by the Proposed Charter, including any certificate of designation filed with respect to a series of preferred stock, and the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of capital stock of New Car Tech entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal or adopt any provision inconsistent with Articles [*] (management of business; board of directors; removal of directors; vacancies; preferred stockholders election rights; bylaw amendments), [*] (director and officer exculpation), [*](exclusive forum) and [*] (amendments) of the Proposed Charter.	The Operating Agreement states that the Certificate of Formation of Car Tech, LLC may be amended or modified only by a written consent adopted by all Members.

AltEnergy	New Car Tech	Car Tech

Amendment of the Bylaws

The Current Charter provides that the AltEnergy Board is expressly authorized to adopt, alter, amend or repeal the Current Bylaws. The Current Bylaws may also be adopted, amended, altered or repealed by an affirmative vote of holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of AltEnergy entitled to vote generally in the election of directors, voting together as a single class.	The Proposed Charter provides the New Car Tech Board the express authorization to adopt, alter, amend or repeal any provisions of the New Car Tech Bylaws without stockholder approval in any manner not inconsistent with the DGCL or the Proposed Charter. New Car Tech stockholders shall also have the power to adopt, amend, or repeal the New Car Tech Bylaws; provided, however, that, in additional to any vote of the holders of any class or series of stock of New Car Tech required by applicable law or by the Proposed Charter, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of capital stock of New Car Tech entitled to vote thereon, voting as a single class.	Pursuant to the Operating Agreement, it may be amended or modified only by a written consent adopted by all Members.

Indemnification of Directors, Officers

The DGCL generally permits a corporation to indemnify its directors and officers acting in good faith. Under the DGCL, the corporation through its stockholders, directors or independent legal counsel, will determine that the conduct of the person seeking indemnity conformed with the statutory provisions governing indemnity. The Current Charter provides that no director shall be liable to AltEnergy for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability is not permitted by the DGCL.

In addition, the Current Charter and the Current Bylaws provide that, to

	The DGCL generally permits a corporation to indemnify its directors and officers acting in good faith. Under the DGCL, the corporation through its stockholders, directors or independent legal counsel, will determine that the conduct of the person seeking indemnity conformed with the statutory provisions governing indemnity. The Proposed Charter provides that no director or officer shall be liable for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability is not permitted by the DGCL.	The Operating Agreement permits Car Tech to indemnify any Member, Manager, or officer who is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative, including appeals against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Car Tech, and with respect to any criminal action or

AltEnergy	New Car Tech	Car Tech
the fullest extent permitted by applicable law, AltEnergy will indemnify each person who is or was made a party or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he or she is or was a director or officer of AltEnergy or, while director or officer of AltEnergy, is or was serving at AltEnergy’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity. AltEnergy shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred.

In addition, the New Car Tech Bylaws provide that, New Car Tech will indemnify each director and executive officer who is or was made a party or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he or she is or was a director or executive officer of New Car Tech or, while director or executive officer of New Car Tech, is or was serving at New Car Tech’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity. New Car Tech shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred.

New Car Tech shall have the power to indemnify and advance expenses to its other officers, employees and other agents to the fullest extent permitted by the DGCL.

proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person believed to be in or not opposed to the best interest of car Tech, or with respect to any criminal action or proceeding, did not have reasonable cause to believe that such person’s conduct was unlawful.

Liquidation

The Current Charter provides that, subject to applicable law, the rights, if any, of the holders of outstanding shares of preferred stock and Article VIII of the Current Charter, relating to business combination requirements, following the payment or provision for payment of the debts and other liabilities of AltEnergy in the event of a voluntary or involuntary liquidation, dissolution, or winding-up of AltEnergy, the holders of Common Stock shall be entitled to receive all the remaining assets of AltEnergy available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.	None.	None.

AltEnergy	New Car Tech	Car Tech

Duration of Existence

The Current Charter provides that if AltEnergy does not consummate an initial business combination by November 2, 2024, subject to six additional one-month extensions at the discretion of the AltEnergy Board, it will be required to dissolve and liquidate the Trust Account by returning the then remaining funds to Public Stockholders.	The Proposed Charter deletes the liquidation provision in the Current Charter and retains the default of perpetual existence under the DGCL.	None.

Provisions Specific to a Blank Check Company

Under the Current Charter, Article VIII sets forth various provisions related to our operations as a blank check company prior to the consummation of an initial business combination.	The Proposed Charter deletes the provisions included as Article VIII in the Current Charter in their entirety because, upon the consummation of the Business Combination, AltEnergy will cease to be a blank check company. In addition, the provisions requiring that the proceeds from the IPO be held in the Trust Account until an initial business combination or the liquidation of AltEnergy and the terms governing AltEnergy’s consummation of an initial business combination will be deleted because they will no longer be applicable following the Business Combination.	None.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to AltEnergy and Car Tech regarding the beneficial ownership of (i) Common Stock and (ii) Car Tech Units as of [*] (the “Ownership Date”), such date being before the Business Combination and, immediately following consummation of the Business Combination, ownership of shares of New Car Tech Common Stock assuming No Additional Redemptions Scenario and the Maximum Redemption Scenario, by:

•

each person who is known to be the beneficial owner of more than 5% of AltEnergy Common Stock and is expected to be the beneficial owner of more than 5% of the shares of New Car Tech Common Stock post-Business Combination;

•

each person who is known to be the beneficial owner of more than 5% of Car Tech Units and is expected to be the beneficial owner of more than 5% of the shares of New Car Tech Common Stock post-Business Combination;

•	each of AltEnergy’s current executive officers and directors;

•	all of AltEnergy’s current executive officers and directors as a group;

•	each of Car Tech’s current executive officers and directors;

•	all of Car Tech’s current executive officers and directors as a group;

•	each person expected by New Car Tech to be the beneficial owner of more than 5% of the outstanding New Car Tech Common Shares after the consummation of the Business Combination;

•	each person who is expected to become an executive officer or a director of New Car Tech upon consummation of the Business Combination; and

•	all of New Car Tech’s executive officers and directors following consummation of the Business Combination as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of Common Stock pre-Business Combination is based on 6,488,146 shares of Common Stock (including 738,146 Public Shares and 5,750,000 Founder Shares) issued and outstanding as of the Ownership Date. The beneficial ownership of Car Tech Units pre-Business Combination is based on 30,337,741 Car Tech Units issued and outstanding as of the Ownership Date.

The ownership interests in New Car Tech after the Business Combination, assuming none of our Public Shares are redeemed, has been determined based on the capitalization of each of AltEnergy and Car Tech as of the Ownership Date, assuming consummation of the Business Combination, which results in an assumed aggregate number of 18,488,146 shares of New Car Tech Common Stock issued and outstanding at the Closing. Such number of shares includes 12,000,000 shares of New Car Tech Common Stock being issued at Closing pursuant to the Merger Agreement.

The ownership interests in New Car Tech after the Business Combination, assuming the Maximum Redemption Scenario that 738,146 Public Shares are redeemed has been determined based on the capitalization of each of AltEnergy and Car Tech as of the Ownership Date, assuming consummation of the Business Combination, which results in an assumed aggregate number of 17,750,000 shares of New Car Tech Common Stock issued and outstanding at the Closing.

	Before the Business Combination				After the Business Combination
					Assuming No Additional Redemptions			Assuming Maximum Redemptions
Name and Address of Beneficial Owner	Number of shares of Common Stock		%		Number of shares of New Car Tech Common Stock	%		Number of shares of New Car Tech Common Stock	%
Directors and Executive Officers of AltEnergy (1)
AltEnergy Acquisition Sponsor, LLC (2)	5,750,000	(3)	78.5%		5,500,000	29.7%		5,500,000	31.0%
Russell Stidolph	5,750,000	(3)	78.5%		5,500,000	29.7%		5,500,000	31.0%
Jonathan Darnell		(4)		*			*			*
William Campbell		(4)		*			*			*
Kimberly Heimert		(4)		*			*			*
Michael Salvator		(4)		*			*			*
Daniel Shribman		(4)		*			*			*
All Directors and Executive Officers of AltEnergy as a Group (7 Individuals)(4)	5,750,000	(3)	78.5%		5,500,000	29.7%		5,500,000	31.0%
Holders of more than 5% of the outstanding shares of AltEnergy Common Stock
American Financial Group (5)	500,000		7.7%		500,000	2.7%

Directors and Executive Officers of New Car Tech After Consummation of the Business Combination
Russell Stidolph	5,500,000	(3)	78.5%		5,500,000	29.7%		5,500,000	31.0%
Jong Hoon Ha				*			*			*
Ho Gap Kang				*			*			*
Dohyung Kim				*			*			*
Peter Hasenkamp				*			*			*
John Craig				*			*			*
Robert Mancini				*			*			*
All Directors and Executive Officers of New Car Tech as a Group (7 Individuals)
Directors and Executive Officers of Car Tech (6)
Jong Hoon Ha				*			*			*
Ho Gap Kang				*			*			*
Dohyung Kim			*				*			*
All Directors and Executive Officers of Car Tech as a Group (3 individuals)				*			*			*
Holders of more than 5% of the outstanding Car Tech Units
Shin Young Co., Ltd.(7)	23,760,000		78.32		9,398,400	50.83		9,380,400	52.95
Daesin Robot Co. Ltd (8)	2,000,000		6.59		790,800	4.28		790,800	4.46
Renovation – FA Corp. (9)	2,000,000		6.59		790,800	4.28		790,800	4.46
Kyong Min Sou(10)	2,077,741		6.85		822,000	4.45		822,000	4.63
Daesin Robot LLC (11)	500,000		1.65		198,000	1.07		198,000	1.12

*	Denotes less than 1%

(1)	Unless otherwise noted, the business address of each of the Directors and Executive Officers of AltEnergy is 600 Lexington Ave, 9th Floor, New York, NY 10022.

(2)

The Sponsor is the record holder of such shares. Mr. Stidolph is the manager of the Sponsor, and as such, has voting and investment discretion with respect to the common stock held of record by the Sponsor and may be deemed to have beneficial ownership of the common stock held directly by the Sponsor. Through his ownership of interests in our Sponsor, Mr. Stidolph has an economic interest in 2,508,000 shares of AltEnergy’s common stock, as well as 5,981,488 Private Placement Warrants owned by our Sponsor. This interest will have no value in the event AltEnergy does not enter into a business combination and dissolves as discusses elsewhere in this proxy statement /prospectus. Mr. Stidolph disclaims beneficial ownership of securities owned by our Sponsor, except to the extent of his pecuniary interest therein. The business address of the Sponsor is 600 Lexington Ave, 9th Floor, New York, NY 10022.

(3)	Interests shown include 250,000 shares of Class B common stock. Such shares are convertible into shares of Class A common stock on a one-for-one basis.

(4)

Each of the officers and directors of AltEnergy owns interests in our Sponsor which under certain circumstances will entitle them to receive shares of New Car Tech Common Stock after all applicable lock-up restrictions and the forfeiture provisions pertaining to such shares lapse, including under the Sponsor Lock-Up Agreement. These interests will have no value in the event AltEnergy does not enter into a business combination and dissolves as discussed elsewhere in this proxy statement /prospectus. Assuming all lock-up provisions lapse and no shares are forfeited, (i) Messrs. Campbell, Salvator, and Shribman will each be entitled to receive 20,000 shares of New Car Tech Common Stock, (ii) Ms. Heimert will be entitled to acquire 26,000 shares of New Car Tech Common Stock, and (iii) Mr. Darnell will be entitled to receive 200,000 shares of New Car Tech Common Stock, in each case out of the shares owned by the Sponsor.

(5)

According to a Schedule 13G filed with the SEC on January 26, 2024, American Financial Group, Inc, has voting and dispositive power over 500,000 shares of the Company’s Class A common stock. The business address of this reporting person is Great American Insurance Group Tower, 301 East Fourth Street, Cincinnati, Ohio 45202.

(6)	Unless otherwise noted, the business address of each of the Directors and Executive Officers of Car Tech is 600 Car Tech Dr. Opelika, AL 26801.

(7)	The business address of Shin Young Co., Ltd.is 39, Bonchongongdan-gil, Yeongcheon-si, Gyongsangbuk-do, Republic of Korea.

(8)	The business address of Daesin Robot Co. Ltd is 23, Bisul-no 528, Hwawon-eup, Dalsung-gun Taegu-si, Republic of Korea.

(9)	The business address of Renovation – FA Corp. is 507 Walker Street, Opelika, Alabama 36801, USA.

(10)	The business address of Kyong Min Sou is 39 Bonchongongdan-gil, Yeongcheon-si, Gyongsangbuk-do, Republic of Korea.

(11)	The business address of Daesin Robot LLC is 23, Bisul-no 528, Hwawon-eup, Dalsung-gun Taegu-si, Republic of Korea.

NEW CAR TECH MANAGEMENT AFTER THE BUSINESS COMBINATION

Directors and Executive Officers

In accordance with the Merger Agreement, upon the consummation of the Business Combination, the business and affairs of New Car Tech will be managed by or under the direction of the New Car Tech Board, which will consist of seven members (see The Merger Agreement – Governance). The following table sets forth the name, age and position of each of the expected directors and executive officers of New Car Tech upon consummation of the Business Combination, assuming the election of the nominees at the Meeting as set forth in Proposal 6 - The Director Election Proposal.

Name	Age	Position
Ho Gap Kang	69*	Director
Russell Stidolph	49*	Director
Dohyung Kim	54	Director
Jonghoon Ha	52	Director
Peter Hasenkamp	47*	Director
Robert Mancini		Director
John Craig	61	Director

*	As of [*], 2025

Information regarding the directors and executive officers following the Business Combination is set forth below:

Ho Gap Kang

Ho Gap Kang, 69, is one of the nominees of Car Tech to serve as director of New Car Tech. Ho Gap Kang is currently the chairman of Car Tech LLC (since 2023), and the CEO of Shin Young Co., Ltd (since 1999). Prior to CarTech LLC and Shin Young, Ho Gap was the CEO of Mirae Engineering (1994-1998). Ho Gap served as Vice President at Buyeongsa from 1989 until 1993. From 2013 until 2021, Ho Gap was the chairman of the Association of Medium Sized Companies of Korea. Ho Gap obtained an AICPA certification in 1988 after graduating with his MPA degree from Georgia State University. Ho Gap also received a bachelor’s degree in Business Administration from Korea University from 1973 until 1978.

Russell Stidolph

Russell Stidolph, 49, is the nominee of AltEnergy to serve as an independent director of New Car Tech. Russell Stidolph has served as AltEnergy’s Chief Executive Officer and Chairman since its inception. Mr. Stidolph served as a director of Eos Energy Storage LLC (“EES LLC”) and its chairman of the board from 2014 and 2018, respectively, until the closing of its business combination with BMRG. Mr. Stidolph continued as a director and chairman of the board of the surviving entity, Eos Energy Enterprises, Inc. (“EOSE”). Mr. Stidolph is the founder of AltEnergy, LLC a private equity firm focused on alternative energy investing, where he has served as Managing Director since 2006. Prior to forming AltEnergy, Mr. Stidolph was a Principal at J.H. Whitney & Co., LLC, a middle-market private equity firm based in New Canaan, Connecticut. While at J.H. Whitney Mr. Stidolph was responsible for starting and developing the firm’s alternative energy investing practice where he was responsible for Hawkeye Renewables, LLC and Iowa Winds, LLC. Mr. Stidolph was both the Chief Financial Officer and Vice Chairman of Hawkeye Renewables, LLC before it was sold in 2006 to Thomas H. Lee Partners, LP. Prior to joining J.H. Whitney, Mr. Stidolph was a member of the corporate finance group at PaineWebber, Inc., that was responsible for high yield and leverage finance origination. Mr. Stidolph also acted as Senior Vice President and the Chief Financial Officer of Tres Amigas, LLC and he still sits on the Company’s board of directors, and was Chairman of the board of directors of Viridity Energy, Inc before it was sold to Ormat Technologies in 2017. He also serves as a director of Hulett Bancorp. Mr. Stidolph received a Bachelor of Arts degree from Dartmouth College.

Dohyung Kim

Dohyung (D.H.) Kim, 54, is one of the nominees of Car Tech to serve as an independent director of New Car Tech. D.H. Kim is the founder and CEO of Finhaven Technology, Finhaven Capital, and NMC Resource Corporation. D.H. is an entrepreneur and investment banker with a notable career. He was honored with CEO Monthly’s 2020 Global Capital Markets CEO of the Year award and serves as a member of the British Columbia Securities Commission’s Fintech Advisory Forum. D.H.’s professional journey began at Merrill Lynch, where he worked at the global headquarters in NYC. He has diverse experience in capital markets, technologies, and mining industries, as well as in the management of public companies in various jurisdictions. Throughout his career, D.H. has gained unique insights into the inefficiencies within global capital markets. These insights have fueled his dedication to leveraging technology to simplify and enhance the security of capital markets, leading him to start Finhaven Technology and Finhaven Capital. He has advocated for innovation in capital markets at prestigious international economic conferences and summits around the world, including New York, London, Seoul, Tel Aviv, and Zurich. Additionally, he has delivered lectures at esteemed institutions such as Columbia University in New York City and Korea University in Seoul.

Jong Hoon Ha

Jong Hoon Ha, 52, is one of the nominees of Car Tech to serve as a director of New Car Tech. Jong Hoon Ha has been a director at Shin Young Co., Ltd since 2006, and held the position of Senior Executive Director since 2006. Jong Hoon has been a director at Car Tech, LLC since March 2020. Prior to his involvement with Car Tech, Jong Hoon worked as a Human Resource Director at SMART LLC, from 2011 until 2016. Jong Hoon also lectured at Utah State University for the 2005 school year, and served as visiting researcher at Kangwon National University, in Korea, from 2004 until 2008. Jong Hoon earned a Ph.D. in Environmental Policy from the University of Southern California in 2004.

Peter Hasenkamp

Peter Hasenkamp, 47, is the nominee of AltEnergy to serve as an independent director of New Car Tech. Mr. Hasenkamp has more than 23 years of experience in supply chain management, international operations, and product development. Mr. Hasenkamp is currently an automotive consultant and supply chain advisor to several startup companies. Previously, he was Vice President of Global Supply Chain at Lucid Motors (“Lucid”), a startup electric vehicle manufacturer, where he was responsible for building and launching Lucid Air, Lucid’s electric vehicle. Prior to this role, he was Director of Vehicle Systems Purchasing at Tesla Motors where he managed a team on the launch of the electric vehicle, the Model S. He previously served as Transit Van Program Manager at Ford Motor Company where he oversaw the development of two new commercial vehicles. Mr. Hasenkamp has served as a speaker and panelist on automotive global leadership and the supply chain at several conferences and panels. Mr. Hasenkamp graduated cum laude with an A.B. in Engineering Sciences from Dartmouth College in 1998, and a Bachelors in Engineering and a Masters of Engineering Management from the Thayer School of Engineering and Tuck School of Business in 1999.

Robert Mancini

Robert S. Mancini, [*], is the nominee of AltEnergy to serve as an independent director of New Car Tech. Mr. Mancini has been the Chief Executive Officer and a director of RMG Acquisition Corp. III since inception and since November of 2023 has been Chairman of the board of directors. He has also served as the Chief Executive Officer and a director of RMG I from October 2018 through its business combination with Romeo Power in December 2020, and served as Chairman of the board of directors of Romeo Power until its acquisition by Nikola Corporation in October 2022. He previously served as the Chief Executive Officer and a director of RMG II since its inception in July 2020 through its business combination with ReNew Energy after which he served as a director of ReNew until October 2022. From June 2018 to December 2018, Mr. Mancini served as a Senior Advisor to Carlyle Power Partners and was a Partner and a Managing Director with The Carlyle Group and head or co-head of Carlyle’s power investment business from December 2012 until June 2018. Mr Mancini was also co-head of Carlyle’s infrastructure fund from December 2012 until January of 2014. Prior to joining Carlyle, from June 1993 to December 2012, Mr. Mancini was an employee of Goldman Sachs & Co., and from November 1999 through December 2012 was a Managing Director., Mr. Mancini was instrumental in Goldman’s entry into the power asset investment business and led or co-led that business from December 2003- December 2012. During that period Goldman Sachs conducted most of its power asset investment business through its wholly owned subsidiary, Cogentrix Energy LLC, where Mr. Mancini served in various capacities, including as the President, co-President and Chief Executive Officer. Mr. Mancini was also responsible for the creation of Goldman’s proprietary Commodities Principal Investment business in 2006, where he led investments on Goldman’s behalf in companies involved in the processing, production and logistics for a broad range of commodities including base, precious and specialty metals, oil, gas, coal and other energy related raw materials, as well as CO2 offsets and mitigation. Prior to 2003, Mr. Mancini was a member of the legal department where he eventually became the Deputy General Counsel of the Securities Division. During his tenure at Goldman, Mr. Mancini sat on several committees including the firm-wide Risk Committee, Operational Risk Committee, and Divisional Risk Committee, as well as several portfolio company boards. Prior to joining Goldman, Mr. Mancini spent nine years in private practice as a lawyer with Debevoise and Plimpton, where he established that firm’s derivatives practice. Mr. Mancini received his J.D. from New York University School of Law in 1984, where he was a member of Law Review, and received his B.A. degree from Binghamton University in 1980.

John Craig

John Craig, 61, is the nominee of Car Tech to serve as an independent director of New Car Tech. Mr. Craig has been the President at GAMI LLC since 2003, President of Cover 4pm since 2018, and President of International Tooling Partners since 2017. Mr. Craig previously served as the President of Gestamp N.A. from 2011 to 2016 and as Vice President of Gestamp N.A. from 2001 to 2011. He also previously served as the Vice President of Engineering at Oxford Manufacturing from 1999 to 2001 and the Vice President of Engineering at Tower Automotive from 1994 to 1999. In these roles, Mr. Craig provided strategical relationships and cost negotiation support through BMW, Volkswagen, Mercedes Benz, Volvo, and Gestamp. Mr. Craig received his Business Management degree and B.A. degree from Saginaw Valley State University in 1986.

Significant Employees

Ki Youn Kim

Ki Youn Kim, 35, will serve as Vice President of Sales and Marketing of Car Tech. He has served as Key Account Manager of Car Tech since 2021 where he provided overall strategical relationships between current and potential OEM customers and Car Tech and Shin Young. He previously served as Strategy and Sales Manager at SY Germany from 2017 to 2018, Program Manager Lead Engineer at SY China from 2016 to 2017, and Project Manager at SY China from 2016 to 2017. He received his B.A. degree from the University of Nevada – Las Vegas in 2012.

John Hagan, General Manager

John Hagan joined Car Tech as General Manager in July 2025. With over three decades of experience in manufacturing, tooling, and engineering, he brings extensive leadership and operational expertise to the company. Before joining Car Tech, Mr. Hagan served as Manufacturing and Tooling Manager at Flex-N-Gate Alabama from 2018 to 2022, where he oversaw production processes, optimized tooling strategies, and improved operational efficiencies. Prior to that, he held the same role at Spartanburg Steel Products from 2010 to 2018, leading manufacturing initiatives and driving process improvements in steel fabrication. Earlier in his career, Mr. Hagan was the President of Genesee Tool and Engineering Inc. from 1990 to 2010. During his tenure, he successfully managed business operations, expanded the company’s capabilities, and established a strong reputation in the tooling and engineering sector. He holds a Bachelor of Science in Mechanical Engineering from Arizona State University and an MBA from the University of Michigan - Flint.

Family Relationships

There are no family relationships among any of New Car Tech’s directors or executive officers.

Involvement in certain legal proceedings.

There are no material legal proceedings involving New Car Tech’s directors and executive officers.

Board Composition

New Car Tech’s business and affairs will be organized under the direction of the New Car Tech Board. We anticipate that the New Car Tech Board will consist of seven members upon the consummation of the Business Combination. [*] will serve as Chairman of the New Car Tech Board. The primary responsibilities of the New Car Tech Board will be to provide oversight, strategic guidance, counseling and direction to New Car Tech’s management. The New Car Tech Board will meet on a regular basis and additionally as required.

In accordance with the terms of the Proposed Charter, which will be effective upon the Closing of the Business Combination, the New Car Tech Board will be divided into three classes, Class I, Class II and Class III, with, except with respect to the election of directors at the Special Meeting pursuant to Proposal 6 - The Director Election Proposal, only one class of directors being elected in each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The New Car Tech Board will be divided into the following classes:

•

Class I, which we anticipate will consist of Peter Hasenkamp, Robert Mancini, and John Craig, whose term will expire at New Car Tech’s first annual meeting of stockholders to be held after the Closing of Business Combination;

•

Class II, which we anticipate will consist of Jonghoon Ha and Dohyung Kim, whose terms will expire at New Car Tech’s second annual meeting of stockholders to be held after the Closing of Business Combination; and

•

Class III, which we anticipate will consist of Ho Gap Kang and Russell Stidolph, whose terms will expire at New Car Tech’s third annual meeting of stockholders to be held after the Closing of Business Combination.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified, or their earlier resignation, removal, retirement or death. This classification of the New Car Tech Board may have the effect of delaying or preventing changes in New Car Tech’s control or management. New Car Tech’s directors may be removed for cause by the affirmative vote of the holders of at least majority of New Car Tech’s voting stock.

NEW CAR TECH’S EXECUTIVE AND DIRECTOR COMPENSATION

Throughout this section, unless otherwise noted, “we,” “us,” “our” and similar terms refer to New Car Tech. This discussion may contain forward-looking statements that are based on New Car Tech’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that it adopts following the completion of the Business Combination may differ materially from the currently planned programs summarized in this discussion.

This section describes the material components of the executive compensation program for certain of New Car Tech’s executive officers and directors. This discussion may contain forward-looking statements that are based on Car Tech’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that New Car Tech adopts following the completion of the Business Combination may differ materially from the existing and currently planned programs summarized or referred to in this discussion.

Post-Combination Company Executive Compensation

In connection with the Business Combination, New Car Tech intends to develop a compensation program that is designed to align executives’ compensation with New Car Tech’s business objectives and the creation of stockholder value, while helping New Car Tech to continue to attract, motivate and retain individuals who contribute to the long-term success of the company. New Car Tech anticipates that compensation for its executive officers will have three primary components: base salary, an annual cash incentive bonus opportunity, and long-term equity-based incentive compensation. New Car Tech expects to grant the long-term equity-based incentive compensation to its executive officers under the Incentive Plan if stockholders approve the plan as described above in “The Incentive Plan Proposal.”

After the completion of the Business Combination, directors or members of AltEnergy management team who continue with New Car Tech may be paid consulting or management fees. AltEnergy has not established any limit on the amount of such fees that may be paid by New Car Tech to its directors or members of management. It is unlikely the amount of such compensation will be known at the time of the business combination because the directors of New Car Tech will be responsible for determining executive officer and director compensation. Any compensation to be paid to New Car Tech executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on New Car Tech’s board of directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

AltEnergy Related Party Transactions

Founder Shares

On March 25, 2021, the Sponsor purchased 5,750,000 shares of Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the issued and outstanding shares of Common Stock after the IPO. Upon exercise of the underwriters’ over-allotment option, these shares were no longer subject to forfeiture.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of an initial business combination and (B) subsequent to an initial business combination, (x) if the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial business combination, or (y) the date on which AltEnergy completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Our underwriter entered into a purchase agreement in connection with the closing of the IPO pursuant to which it or its affiliates purchased from the Sponsor an aggregate of 400,000 Founder Shares at a price of $4.00 per Founder Share, or an aggregate purchase price of $1,600,000, which was paid at the time of the closing of the IPO. The Founder Shares will be delivered by the Sponsor to the underwriter or its affiliate upon consummation of our initial business combination and immediately following the expiration of the transfer restrictions applicable to the Founder Shares.

On April 28, 2023, in connection with the First Extension, 5,500,000 Founder Shares were converted into shares of Class A Common Stock.

Promissory Note - Related Party

On March 25, 2021, the Sponsor issued an unsecured promissory note to AltEnergy (the “Promissory Note”), pursuant to which AltEnergy had the ability to borrow up to an aggregate principal amount of $250,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the IPO. As of November 2, 2021, there was $250,000 outstanding under the Promissory Note. On November 3, 2021, the Promissory Note was paid down in its entirety by AltEnergy.

General and Administrative Services

AltEnergy entered into an agreement, commencing on the effective date of the IPO through the earlier of AltEnergy’s consummation of an initial business combination and its liquidation, to pay an affiliate of the Sponsor an aggregate of $15,000 per month for office space, utilities and secretarial, and administrative support services. This agreement was amended on January 28, 2023 to provide that, rather than be payable on a monthly basis, the payments due thereunder commencing with the monthly payment payable on or about February 28, 2023, shall accrue and be payable on the consummation of the Business Combination or the Company’s liquidation. During the year ended December 31, 2023 and 2022, AltEnergy recorded $180,000 in administrative fees. During the nine months ended September 30, 2024, the Company recorded $135,000 in administrative fees. As of September 30, 2024 and December 31, 2023, there was a balance of $315,000 and $180,000, respectively, due to the affiliate, which amount is included in due to related party on the accompanying balance sheets.

Related Party Loans

Convertible Working Capital Loans

In order to fund working capital deficiencies, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan AltEnergy funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of an initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of an initial business combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a business combination does not close, AltEnergy may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of September 30, 2024 and December 31, 2023 there were no amounts outstanding under the Working Capital Loans.

Loan payable - Sponsor

Per a Commitment Letter, dated July 19, 2022, the Sponsor undertook upon AltEnergy’s written request to make available an aggregate amount of up to $250,000 to provide AltEnergy funds for working capital purposes to ensure that AltEnergy would continue as a going concern for at least 12 months A second Commitment Letter was dated May 4, 2023 for up to an additional $750,000. A third Commitment Letter was dated December 20, 2023 for up to an additional $800,000. A fourth Commitment Letter was executed on July 8, 2024 for up to an additional $750.000. The Sponsor is charging interest at the mid-term applicable federal rate at the time of funding. During the three and nine months ended September 30, 2024, the Sponsor loaned an aggregate of $400,000 and $1,135,000 to the Company for working capital purposes, respectively. As of September 30, 2024 and December 31, 2023, $2,135,000 and $1,000,000 remained outstanding, respectively. As of September 30, 2024 and December 31, 2023, there was accrued interest of $68,053 and $19,404, respectively. On October 25, 2024, an additional request was made for funds in the amount of $200,000 of the remaining committed funds pursuant to the fourth Commitment Letter dated July 8, 2024.

Consulting Agreement

AltEnergy and its Chief Financial Officer entered into a consulting agreement pursuant to which the Chief Financial Officer was entitled to receive $15,600 per month for services rendered, commencing February 1, 2021, through the closing of our initial business combination. On April 1, 2022, the agreement with the Chief Financial Officer was amended so that the Chief Financial Officer would be paid $10,400 per month and an additional amount of $5,200 per month beginning April 1, 2022 through the consummation of the initial business combination would become payable upon a successful consummation of a business combination. If a successful business combination does not occur, AltEnergy would not be required to pay this additional contingent amount. The consulting agreement was further amended on January 1, 2023, to provide that commencing on January 1, 2023, 100% of the consulting fee of $15,600 per month shall be accrued by AltEnergy for the Chief Financial Officer’s benefit to be paid upon the closing of a business combination if such closing occurs, and if such business combination does not occur, then the accrued amount shall not be due or paid. For the year ended December 31, 2023 and 2022, AltEnergy recorded $234,000 and $140,400 of compensation for services provided. For the nine months ended September 30, 2024 and September 30, 2023, the Company recorded $140,400 and $187,200 of compensation for services provided, respectively. As of September 30, 2024 and December 31, 2023, there was $374,400 and $234,000 accrued, respectively.

Limited Payments

AltEnergy has agreed to pay its Chief Financial Officer a one-time fee of $150,000, upon the consummation of the initial business combination. The amount will only become payable upon a successful business combination. If a successful business combination does not occur, AltEnergy will not be required to pay this contingent fee. This fee has therefore not been accrued for as of September 30, 2024 and December 31, 2023. There can be no assurances that AltEnergy will complete a business combination.

Non-Redemption Agreements

The Sponsor entered into Non-Redemption agreements with various AltEnergy Stockholders (the “Non-Redeeming Stockholders”), pursuant to which these stockholders agreed not to redeem a portion of their shares of Common Stock (the “Non-Redeemed Shares”) in connection with the April 2023 Special Meeting, but such stockholders retained their right to require AltEnergy to redeem such Non-Redeemed Shares in connection with the closing of the Business Combination. The Sponsor has agreed to transfer to such Non-Redeeming Stockholders an aggregate of 250,000 the Founder Shares held by the Sponsor immediately following the consummation of an initial business combination. AltEnergy estimated the aggregate fair value of such 250,000 Founder Shares transferrable to the Non-Redeeming Stockholders pursuant to the Non-Redemption Agreements to be $180,000 or $0.72 per share. The fair value as of April 26 and 27, 2023 was determined using the probability of a successful business combination of 7%, derived from an option pricing model for the publicly traded warrants, and the average value per shares as of the valuation date of $10.30. Each Non-Redeeming Stockholder acquired from the Sponsor an indirect economic interest in such Founder Shares. The fair value of such Founder Shares was determined to be to be a cost associated with completing a business combination and a capital contribution from a related entity under SAB Topic 5T.

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of Working Capital Loans (and any shares of Common Stock issuable upon the exercise of the Private Placement Warrants or Warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the IPO requiring AltEnergy to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A Common Stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that AltEnergy register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require AltEnergy to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that AltEnergy will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. AltEnergy will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

AltEnergy granted the underwriters a 45-day option from the date of the IPO to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions.

The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $4,600,000 paid upon the closing of the IPO. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or $8,050,000. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that AltEnergy completes an initial business combination, subject to the terms of the underwriting agreement.

On November 2, 2021, the underwriters purchased an additional 3,000,000 Units pursuant to the exercise of the over-allotment option. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to AltEnergy of $30,000,000. Also, in connection with the exercise of the over-allotment option, the Sponsor purchased 1,200,000 Private Placement Warrants at a purchase price of $1.00 per Warrant.

Sponsor Support Agreement

See “Ancillary Agreements Related to the Business Combination - Sponsor Support and Lock-up Agreement.”

Car Tech Related Party Transactions

Business Arrangements with Car Tech’s Executive Officers, Directors, 5% or more holders or their Immediate Family Members

Shin Young Co., Ltd.

The following transactions result in amounts due from Shinyoung:

•

The Company acts an agent for Shinyoung for tooling revenues. The Company bills and collects the cost of the contract from the customer and remits the monies to the Parent, less their commission. During the year ended December 31, 2023, the Company billed $7,645,926 for tooling, of which the Company earned $3,099,513. The remaining amount of $4,546,413 was earned by the Parent. During the year ended December 31, 2022, the Company billed $9,617,022 for tooling, of which the Company earned $5,387,979. The remaining amount of $4,229,043 was earned by the Parent. There are times when the Company advances the Parent these monies prior to the revenue being earned and collected. As of December 31, 2023 and 2022, the Company was owed $6,147,910 and $4,978,703, respectively, for tooling advances.

•

The Company purchases materials to send to Shinyoung as part of tooling contracts being worked on by Shinyoung. The Company is reimbursed for these purchases by the Parent. As of December 31, 2023 and 2022, the Company was owed $2,215,268 and $1,375,897, respectively, for reimbursement of purchased materials.

•

During the years ended December 31, 2023 and 2022, the Company paid $126,000 and $30,000, respectively, of professional fees for Shinyoung. As of December 31, 2023 and 2022, the Company was owed $156,000 and $30,000 from Shinyoung for these transactions.

The following transactions result in amounts owed to the Parent:

•

The Company has various notes payable with the Parent. The borrowings have an original maturity date of one year and bear interest at 1.00%. As of December 31, 2023 and 2022, the Company had outstanding borrowings of $17,500,000 and $8,200,000, respectively. Interest expense was $153,951 and $33,512 for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, the Company owed the Parent accrued interest of $111,633 and $484,886, respectively. The Company leases employees from Shinyoung when necessary. During the years ended December 31, 2023 and 2022, the Company incurred leased employee expenses of $0 and $64,200, respectively. These amounts are included in general and administrative expenses in the accompanying statements of operations. As of December 31, 2023 and 2022, the Company owed the Parent $194,100 and $194,100, respectively, for these fees.

•

Shinyoung guarantees certain debt agreements of the Company, which it sometimes charges the Company for. During the years ended December 31, 2023 and 2022, the Company incurred debt guarantee related expenses of $0 and $59,349, respectively. As of December 31, 2023 and 2022, the Company owed Shinyoung $109,560 and $109,560, respectively, for these fees.

•

During the years ended December 31, 2023 and 2022, the Company purchased $5,137,613 and $0, respectively, of fixed assets from this related party. As of December 31, 2023 and 2022, the Company owed Shinyoung $1,994,127, respectively, and $0 for fixed asset purchases.

•

The Company purchases miscellaneous materials from Shinyoung. During the years ended December 31, 2023 and 2022, the Company purchased $384 and $0, respectively. As of December 31, 2023 and 2022, the Company owed Shinyoung $482 and $98, respectively, for these purchases.

With the exception of the notes payable, all of these amounts due to and from Shinyoung have a right of offset. As of December 31, 2023 and 2022, the Company has a net receivable of $6,109,276 and $5,595,956, respectively, from this related party. These amounts are included in due from related parties on the accompanying balance sheets.

Car Tech also entered into that certain Know-How License Agreement, pursuant to which, Shinyoung granted a perpetual, royalty-free license to Car Tech for the accumulated skills, processes, information, experience and documents disclosed, provided or made available by Shinyoung. Consideration for the rights granted under the Know-How License Agreement is provided by the value exchanged under the Merger Agreement.

Taegang Steel

The Company has a 25.6% ownership in this Company. During the years ended December 31, 2023 and 2022, the Company purchased $0 and $595,144, respectively, of machinery and equipment from this related party. As of December 31, 2023 and 2022, there was $0 and $595,144, outstanding, respectively to this related party. The amounts owed are included in accounts payable and accrued expenses on the accompanying balance sheets.

KY Automotive Inc. / SSG Georgia

This is a related party through common ownership by a minority shareholder. The related party was previously doing business as SSG Georgia until it changed its name to KY Automotive Inc.

The Company entered into various transactions with this related party prior to 2022, resulting in both a receivable and a payable. The receivable and payable have a right of offset and are netted in due from related parties on the balance sheet. There were no transactions between these related parties during the years ended December 31, 2023 and 2022, with the exception of repayments on amounts owed between the related parties. As of December 31, 2023 and 2022, the Company was owed $447,977 and $25,331, respectively, from this related party. The amounts owed are included in due from related parties on the accompanying balance sheets.

Renovation-FA Corp

This is a related party through common ownership by a minority shareholder. During the years ended December 31, 2023 and 2022, the Company purchased $120,000 and $115,400, respectively, of fixed assets from this related party.

During the years ended December 31, 2023 and 2022, this related party performed various contracted services for the Company. The expense for these services for the years ended December 31, 2023 and 2022 was $1,631,844 and $649,742, respectively. During the year ended December 31, 2023, $1,494,344 and $137,500, were recorded in cost of sales and general and administrative expenses, respectively. During the year ended December 31, 2022, $514,317 and $135,425, respectively, were recorded in cost of sales and general and administrative expenses.

As of December 31, 2023 and 2022, the Company owed this related party $165,765 and $64,728, respectively. The amounts owed are included in accounts payable and accrued expenses on the accompanying balance sheets.

Shin Won Ind. Co., Ltd.

This is a sister Company that is owned by Shinyoung. The Company has various notes payable with this entity. The borrowings have an original maturity date of one year and bear interest at 1.00%. As of December 31, 2023 and 2022, the Company had outstanding borrowings of $5,483,000 and $17,400,000, respectively. Interest expense was $68,660 and $174,000 for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, the Company owed the related party accrued interest of $54,830 and $330,518, respectively.

Daesin Robot, LLC

This is a partial owner of the Company. There were no transactions with this related party during the years ended December 31, 2023 and 2022. As of December 31, 2023 and 2022, the Company owed this related party $90,000 and $90,000, respectively. The amounts owed are included in accounts payable and accrued expenses on the accompanying balance sheets.

New Car Tech Related Person Transaction Policy

Post-Business Combination Arrangements

LEGAL MATTERS

Morrison Cohen LLP will pass upon the validity of the New Car Tech Common Stock issued in connection with the Business Combination and certain other legal matters related to this proxy statement/prospectus.

EXPERTS

The financial statements of AltEnergy Acquisition Corp. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, included in the Proxy Statement/Prospectus of AltEnergy Acquisition Corp., have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the AltEnergy Acquisition Corp.’s ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Car Tech, Inc. as of December 31, 2022 and 2023, and for each of the years then ended, included in the Proxy Statement/Prospectus of AltEnergy Acquisition Corp., which is referred to and made a part of this proxy statement/prospectus, have been audited by Adeptus Partners, LLC, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, AltEnergy and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement/prospectus. Upon written or oral request, AltEnergy will deliver a separate copy of the proxy statement/prospectus to any stockholder at a shared address to which a single copy of the proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement/prospectus may likewise request that AltEnergy deliver single copies of the proxy statement/prospectus in the future. Stockholders may notify AltEnergy of their requests by calling or writing AltEnergy at its principal executive offices 600 Lexington Avenue, 9th Floor, New York, New York10022.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder Proposals

The New Car Tech Bylaws establish an advance notice procedure for New Car Tech stockholders who wish to present a proposal before an annual meeting of stockholders. The New Car Tech Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the notice of such meeting (or any supplement thereto), (ii) by or at the direction of the New Car Tech Board or the chairperson of the meeting, or (iii) otherwise properly brought before such meeting by a New Car Tech stockholder who is a stockholder of record at the time of giving of the notice and at the time of the annual meeting, is a stockholder of record who is entitled to vote at such meeting who has complied with the notice procedures specified in the New Car Tech Bylaws. To be timely for New Car Tech’s annual meeting of stockholders, New Car Tech’s secretary must receive the written notice at New Car Tech’s principal executive offices:

•	not later than close of business on the 90th day; and

•	not earlier than the close of business on the 120th day before the one-year anniversary of the preceding year’s annual meeting.

In the event that no annual meeting was held in the previous year (as would be the case for New Car Tech’s 2023 annual meeting) or New Car Tech holds its annual meeting of stockholders more than 30 days before or 70 days after the one-year anniversary of a preceding year’s annual meeting, notice of a stockholder proposal must be received no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Nominations and proposals also must satisfy other requirements set forth in the New Car Tech Bylaws. The New Car Tech Board or a designated committee thereof will have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these procedures. If neither the New Car Tech Board nor such designated committee makes a determination as to whether any nomination was made in accordance with the provisions of the New Car Tech Bylaws, the presiding officer at the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting. If any proposed nomination or business is not in compliance, the Board or a designated committee thereof or the presiding officer, as applicable, may declare that such defective proposal or nomination can be disregarded.

Under Rule 14a-8 of the Exchange Act, a shareholder proposal to be included in the proxy statement and proxy card for the 202[*] annual general meeting pursuant to Rule 14a-8 must be received at our principal office a reasonable time before New Car Tech begins to print and send out its proxy materials for such 202[*] annual meeting.

Stockholder Director Nominees

The New Car Tech Bylaws permit New Car Tech stockholders to nominate directors for election at an annual general meeting of stockholders. To nominate a director, the New Car Tech stockholder must provide the information required by the New Car Tech Bylaws. In addition, the New Car Tech stockholder must give timely notice to New Car Tech’s secretary in accordance with the New Car Tech Bylaws, which, in general, require that the notice be received by New Car Tech’s secretary within the time periods described above under “- Stockholder Proposals” for stockholder proposals.

STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the AltEnergy Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of AltEnergy Acquisition Corp., 600 Lexington Avenue, 9th Floor, New York, New York 10022. Following the Business Combination, such communications should be sent in care of [*]. Each communication will be forwarded, depending on the subject matter, to the AltEnergy Board, the appropriate committee chairperson or all non-management directors.

WHERE YOU CAN FIND MORE INFORMATION

AltEnergy has filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the securities offered by this proxy statement/prospectus. This proxy statement/prospectus does not contain all of the information included in the registration statement. For further information pertaining to AltEnergy and its securities, you should refer to the registration statement and to its exhibits. Whenever reference is made in this proxy statement/prospectus to any of AltEnergy’s or Car Tech’s contracts, agreements or other documents, the references are not necessarily complete and you should refer to the proxy statement/prospectus and the exhibits filed with the registration statement for copies of the actual contract, agreement or other document.

Upon the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, New Car Tech will be subject to the information and periodic reporting requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the SEC. AltEnergy files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read AltEnergy’s or New Car Tech’s SEC filings, including New Car Tech’s registration statement and AltEnergy’s proxy statement/prospectus, over the internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact AltEnergy by telephone or in writing:

ALTENERGY ACQUISITION CORP.

600 Lexington Avenue, 9th Floor

New York, New York 10022

Telephone: (*) ***

If you are a stockholder of AltEnergy and would like to request documents, please do so no later than five business days before the Special Meeting in order to receive them before the Special Meeting. If you request any documents from AltEnergy, AltEnergy will mail them to you by first-class mail, or another equally prompt means.

This document is a prospectus of New Car Tech and a proxy statement of AltEnergy for AltEnergy’s Special Meeting of stockholders. Neither Car Tech nor AltEnergy has authorized anyone to give any information or make any representation about the Business Combination, New Car Tech or AltEnergy that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that AltEnergy has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

ALTENERGY ACQUISITION CORP.

CAR TECH, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of
AltEnergy Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of AltEnergy Acquisition Corp. (the “Company”) as of December 31, 2023 and 2022, the related statements of income, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph - Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of completing a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities on or before May 2, 2024, or November 2, 2024 should the Company’s stockholders approve a pending proposal to extend the business combination deadline by an additional six-months.
The Company entered into a definitive merger agreement with a business combination target on February 21, 2024; however, the completion of this transaction is also subject to the approval of the Company’s stockholders among other conditions. There is no assurance that the Company will obtain the necessary approvals, satisfy the required closing conditions, raise the additional capital it needs to fund its operations, and complete the transaction prior to May 2, 2024, or November 2, 2024 in the event that the Company’s stockholders approve the extension proposal, if at all. The Company also has no approved plan in place to extend the business combination deadline and fund operations for any period of time after May 2, 2024, or November 2, 2024 if the extension proposal is approved, and in the event that it is unable to complete a business combination by the approved date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2021.
New York, NY
April 16, 2024

AltEnergy Acquisition Corp.
BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash	$74,974	$212,232
Prepaid expenses - Short-Term	153,498	379,264
Income tax receivable	23,527	—
Other investments held for trading (Restricted)	108,610	—

Total Current Assets	360,609	591,496
Investments held in the Trust Account	17,591,536	237,373,538

Total Assets	$17,952,145	$237,965,034

LIABILITIES, COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$127,368	$101,396
Accrued Tax Payable - Franchise Tax	—	73,739
Accrued Tax Payable - Income Tax	—	295,065
Accrued Tax Payable - Excise Tax	2,224,846	—
Other accrued expenses - deferred	340,791	12,815
Due to related party	433,404	15,212
Loan payable - Sponsor	1,000,000	175,000

Total Current Liabilities	4,126,409	673,227
Derivative warrant liabilities	940,000	2,350,000
Deferred underwriting commission	8,050,000	8,050,000

Total liabilities	13,116,409	11,073,227
COMMITMENTS AND CONTINGENCIES (Note 6)
Class A common stock subject to possible redemption; 1,577,478 (approximately $11.22 per share) and 23,000,000 (approximately $10.28 per share) shares at December 31, 2023 and 2022, respectively	17,700,146	236,385,597
Stockholders’ deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value, 100,000,000 shares authorized, 5,500,000 and none issued and outstanding (excluding 1,577,478 and 23,000,000 shares subject to possible redemption) at December 31, 2023 and 2022, respectively	550	—
Class B common stock, $0.0001 par value, 10,000,000 shares authorized, 250,000 and 5,750,000 shares issued and outstanding at December 1, 2023 and 2022, respectively	25	575
Additional paid-in capital	—	—
Accumulated deficit	(12,864,985)	(9,494,365)

Total Stockholders’ Deficit	(12,864,410)	(9,493,790)

Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$17,952,145	$(237,965,034)

The accompanying notes are an integral part of these financial statements.

AltEnergy Acquisition Corp.
STATEMENTS OF INCOME

	For the Year Ended December 31,
	2023	2022

EXPENSES
Administrative fee - related party	$180,000	$180,000
Consulting Fees - CFO	234,000	140,400
Non-redemption agreement expens	180,000	—
General and administrative	1,689,526	1,211,985

TOTAL EXPENSE	2,283,526	1,532,385

OTHER INCOME (EXPENSE
Income earned on investments held in Trust Accoun	4,216,411	3,376,559
Income earned on cash and investment accounts	11,337	125
Change in fair value of warrant liabilitie	1,410,000	11,640,000
Interest expens	(19,404)	—

TOTAL OTHER INCOME, NET	5,618,344	15,016,684

Net income before income tax provision	3,334,818	13,484,299

Income tax provisio	(861,417)	(630,066)

Net income	$2,473,401	$12,854,233

Weighted average number of shares of Class A common stock outstanding, basic and diluted	12,225,033	23,000,000

Basic and diluted net income per share of Class A common stock	$0.17	$0.45

Weighted average number of shares of Class B common stock outstanding, basic and dilute	2,028,082	5,750,000

Basic and diluted net income per share of Class B common stock	$0.17	$0.45

The accompanying notes are an integral part of these financial statements.

AltEnergy Acquisition Corp.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2023

	Class A Common Stock		Class B Common Stock		Additional Paid In Capital	Accumulated Deficit	Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, January 1, 2023	—	$—	5,750,000	$575	$—	$(9,494,365)	$(9,493,790)
Remeasurement of Class A common stock subject to possible redemption to redemption amount	—	—	—	—	(180,000)	(3,619,175)	(3,799,175)
Excise tax imposed on common stock redemptions	—	—	—	—	—	(2,224,846)	(2,224,846)
Contribution - Non-redemption agreement	—	—	—	—	180,000	—	180,000
Class B common stock converted to Class A common stock	5,500,000	550	(5,500,000)	(550)	—	—	—
Net income	—	—	—	—	—	2,473,401	2,473,401

Balance, December 31, 2023	5,500,000	$550	250,000	$25	$—	$(12,864,985)	$(12,864,410)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Deficit
	Shares	Amount
Balance as of January 1, 2022	5,750,000	$575	$—	$(20,563,001)	$(20,562,426)
Remeasurement of Class A common stock subject to possible redemption to redemption amount	—	—	—	(1,785,597)	(1,785,597)
Net income	—	—	—	12,854,233	12,854,233

Balance as of December 31, 2022	5,750,000	$575	$—	$(9,494,365)	$(9,493,790)

The accompanying notes are an integral part of these financial statements.

AltEnergy Acquisition Corp.
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022

Cash Flows From Operating Activities:
Net income	$2,473,401	$12,854,233
Adjustments to reconcile net income to net cash used in operating activities:
Investment income earned on investments held in the Trust Account	(4,216,411)	(3,376,559)
Gain on change in fair value of derivative liabilities	(1,410,000)	(11,640,000)
Interest income earned on operating and investment accounts	(11,337)	—
Non-redemption agreement expense	180,000	—
Changes in operating assets and liabilities:
Prepaid expenses	225,766	78,869
Income tax receivable	(23,527)	—
Other assets	—	370,931
Other deferred expenses	327,976	12,815
CFO Compensation Payable	234,000	—
Accrued Income Taxes	(295,065)	(295,065)
Accounts payable and accrued expense	(47,769)	445,388

Net Cash Used In Operating Activities	(2,562,966)	(1,549,388)

Cash Flows From Investing Activities:
Funds withdrawn from Trust Account for Taxes Payable and Dissolution	1,416,516	619,137
Cash withdrawn from Trust Account to redeeming stockholders	222,484,624	—

Net Cash Provided by Investing Activities	223,901,140	619,137

Cash Flows From Financing Activities:
Redemption of Class A common stock	(222,484,624)	—
Proceeds from loan payable - Sponsor	825,000	175,000
Proceeds from related party advances	184,192	—
Repayment of related party payable	—	(3,661)
Payments of offering costs	—	(8,082)

Net Cash Used In Financing Activities	(221,475,432)	162,257

Net change in cash	(137,258)	(766,994)
Cash at beginning of period	212,232	979,226

Cash at end of period	$74,974	$212,232

Supplemental Cash Flow Information:
Cash paid for income taxes	$1,180,000	$—
Supplemental Schedule of Non-cash Financing Activities:
Remeasurement of Class A common stock subject to possible redemption to redempt ion a mount	$3,799,175	$1,785,597
Excise tax liability accrued for common stock redemptions	$2,224,846	$—
The accompanying notes are an integral part of these financial statements.

AltEnergy Acquisition Corp.
Notes to Financial Statements
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND LIQUIDITY
AltEnergy Acquisition Corp. (the “Company”) was incorporated in Delaware on February 9, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2023, the Company had not commenced any operations. All activity for the period from February 9, 2021 (inception) through December 31, 2023 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after completion of the Business Combination at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the net proceeds derived from the Initial Public Offering. The Company has selected December 31st as its fiscal year end.
The registration statement for the Company’s Initial Public Offering was declared effective on October 28, 2021. On November 2, 2021, the Company consummated the Initial Public Offering of 20,000,000 units (“Units” and, with respect to the common
stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $200,000,000, which is described in Note 3.
On November 2, 2021, the underwriters purchased an additional 3,000,000 Units pursuant to the exercise of the over-allotment option. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $30,000,000.
Simultaneously with the closing of the Initial Public Offering and the exercise by the underwriters of the over-allotment option, the Company consummated the private sale (the “Private Placement”) of an aggregate of 12,000,000 warrants (the “Private Placement Warrants”) allocating 11,600,000 warrants to AltEnergy Acquisition Sponsor LLC (the “Sponsor”) (including 1,200,000 warrants purchased in connection with the exercise of the over-allotment option) and 400,000 warrants to an affiliate of the underwriter at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company in the amount of $12,000,000.
Following the closing of the Initial Public Offering on November 2, 2021, an amount of $234,600,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “
Trust Account
”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.
As
of November 2, 2021, transaction costs amounted to $13,355,589 consisting of $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees payable (which are held in the Trust Account) and $705,589 of costs related to the Initial Public Offering.
On April 28, 2023, following the approval by the stockholders of the Company at a special meeting of stockholders the Company filed an amendment to the Company’s Amended and Restated Certificate of

Incorporation with the Secretary of State of Delaware to extend the date from May 2, 2023 (18 months
from the closing of the Initial Public Offering), to May 2, 2024 (30 months for the closing of the Initial Public Offering) (the “
Extension
,”) by which the Company must (1) consummate a Business Combination or (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and redeem all of the Class A Shares included as part of
the
units sold in the Company’s Initial Public Offering. Stockholders holding
21,422,522
Class A Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account in connection with the Extension. As a result,
$
222,484,624
(approximately $
10.38
per share) was removed from the Trust Account on or about May 15, 2023 to pay such holders, and an additional
$
855,762
(including $100,000
reserved to pay dissolution costs and expenses discussed below) was removed from the Trust Account on or about May 9, 2023 and deposited into a restricted investment account.
As of December 31, 2023 there was $17,591,536 (or approximately $11.15 per share) held in the Trust Account. Cash of $74,974 was held outside of the Trust Account on December 31, 2023 and was available for working capital purposes. As of December 31, 2023, there was $108,610 held in the restricted
investment account of which $100,000 is reserved to pay dissolution costs and expenses in the event the Company fails to complete in initial business combination and is dissolved.
Interest earned on the $100,000 reserved to pay dissolution costs and expenses will be for the benefit of the

Trust
, including the $8,610 as of December 31, 2023, and if an initial business combination is consummated the $100,000 will additionally be for the benefit of the Trust. As described in Note 6
, the $
8,050,000
deferred underwriting fees are contingent upon the consummation of the Business Combination.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a
Business
Combination successfully
. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least
80
% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires
50
% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Initial Public Offering, management agreed that an amount equal to at least $
10.20
per Unit sold in the Initial Public Offering, including proceeds of the Private Placement Warrants, will be held in a trust account, located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of
185
days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.
The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.20 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption were recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “
Distinguishing Liabilities from Equity
.”

The Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it does not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination. If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.
If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of the Company.
The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business
combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company has not completed a Business Combination within 30 months from the closing of the Initial Public Offering or such later date if the date is extended (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders
(including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The
holders of the Founder Shares have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Founder Shares acquire Public Shares in or after the Initial Public Offering, such
Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($
10.00)
.
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.20 per
Public Share or (ii) such lesser amount per Public Share held in the Trust
Account as of the date of the liquidation of the Trust Account, if less than $
10.20
per public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern, Liquidity and Management’s Plan
As of December 31, 2023, the Company had investments held in the Trust Account of approximately $17.6 million principally invested in U.S. government securities. Interest income on the balance in the Trust Account may be used by the Company to pay taxes. As of December 31, 2023, the Company had a working capital deficit of approximately $3.8 million, current liabilities of approximately $4.1 million. In addition, the Company had $108,610 held in an investment account, of which $100,000 that was reserved to pay dissolution costs and expenses in the event the Company fails to complete in initial business combination and is dissolved.

Interest earned on the $100,000 reserved to pay dissolution costs and expenses will be for the benefit of the
Trust
, including the $8,610 as of December 31, 2023, and if an initial business combination is consummated the $100,000 will additionally be for the benefit of the Trust.
In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”)
2014-15,
“Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company may lack the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. Management has also determined that, in accordance with the Company’s amended and restated articles of incorporation, if the Company is unsuccessful in consummating an initial business combination by May 2, 2024, the Company will cease all operations, redeem the public shares, and thereafter liquidate and dissolve. These conditions raise substantial doubt about the ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The accompanying financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern.
The Company intends to use substantially all of the funds held in the Trust Account after payments on account of any redemptions, including any amounts representing interest earned on the Trust Account, excluding the deferred underwriting commissions, to complete an initial business combination. To the extent that capital stock or debt is used, in whole or in part, as consideration to complete an initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue growth strategies. If an initial business combination agreement requires the Company to use a portion of the cash in the Trust Account to pay the purchase price or requires the Company to have a minimum amount of cash at closing (including any cash available from the Trust Account), the Company will need to arrange for third-party financing.
The Company is required to complete an initial business combination within 30 months from the closing of the IPO. If the Company is unable to complete an initial business combination within 30 months from the closing of the IPO, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefore, redeem the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then-outstanding public shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
Nasdaq Notice
On October 9, 2023, the Company received a written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(2), which requires the Company to maintain at least 400 total holders for continued listing on the Nasdaq Global Market. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on the Nasdaq Global Market.
The Company disclosed its receipt of the Notice pursuant to a Form
8-K
filed on October 13, 2023, as required by NASDAQ rules. On November 20, 2023, the Company submitted a plan to regain compliance within the required timeframe. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Notice to evidence compliance. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.
Risks and Uncertainties
Management continues to evaluate the impact of global conflicts and any further escalation of hostilities related thereto, terrorist attacks, natural disasters or a significant outbreak of other infectious diseases, on the industry and has concluded that while it is reasonably possible that such events could have a negative effect on the Company’s financial position, results of its operations and/or search for a target, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Reclassifications
Certain prior period amounts have
been
reclassified
to conform to the current period presentation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant
accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities and the fair value of the non-redemption agreements. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity
of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2023 and 2022, respectively.
Investments held in the Trust Account and the Investment Account
At December 31, 2023 and 2022, the Company’s portfolio of investments held in the Trust Account and the Investment Account were invested in mutual funds and government securities, which are reported at fair value, and are treated as trading securities. The Company’s portfolio of investments held in the Trust Account and the

Investment Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, investments in money market funds that invest in U.S. government securities, cash, or a combination thereof. Gains and losses resulting from the change in fair value of these securities are recorded to net income each period. The estimated fair values of the investments held in the Trust Account and the Investment Account are determined using quoted market prices in active markets.
Offering Costs associated with an Initial Public Offering
The Company complies with the requirements of the Financial Accounting Standards Board (“FASB”) ASC
340-10-S99-1
and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Deferred offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Upon completion of the Initial Public Offering, offering costs associated with warrant liabilities were expensed as incurred and offering costs associated with the shares of Class A Common Stock were allocated between temporary equity and the Public Warrants by the relative fair value method. Offering costs of $705,589 consisted principally of costs incurred in connection with preparation for the Initial Public Offering. These offering costs, together with the underwriter fees of $12,650,000, were allocated between temporary equity and the Public Warrants in a relative fair value method upon completion of the Initial Public Offering. Of these costs, $926,044 were allocated to the Public Warrants and the Private Placement Warrants and were expensed in the statement of operations for the period ended December 31, 2021.
Class A common stock subject to possible redemption
The Company accounts for its shares of Class A common stock subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject
to
redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The shares of the Company’s Class A common stock feature certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2023 and 2022, the shares of Class A common stock subject to possible redemption in the amount of $17,700,146 and $236,385,597, respectively, are presented as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

At
December 31, 2023 and 2022, the Class A common stock reflected in the balance sheets is reconciled in the following table:

Class A common stock subject to possible redemption at December 31, 2021	$234,600,000
Remeasurement adjustment of Class A common stock to redemption value	1,785,597

Class A common stock subject to possible redemption at December 31, 2022	236,385,597
Remeasurement adjustment of Class A common stock to redemption value	2,240,671

Class A common stock subject to possible redemption at March 31, 2023	238,626,268
Remeasurement adjustment of Class A common stock to redemption value	1,003,291
Re demption of Class A common stock	(222,484,624)

Class A common stock subject to possible redemption at June 30, 2023	17,144,935
Remeasurement adjustment of Class A common stock to redemption value	299,813

Class A common stock subject to possible redemption at September 30, 2023	$17,444,748
Remeasurement adjustment of Class A common stock to redemption value	255,398

Class A common stock subject to possible redemption at December 31, 2023	$17,700,146

Net income per share
Net income per common share is computed by dividing net
income
by the weighted average number of shares of common stock outstanding during the period. The Company applies the two-class
method in calculating earnings and losses per share. Earnings and losses are shared pro rata between the two classes of shares. The calculation of diluted income per share of common stock does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. As of December 31, 2023 and 2022, the Company did not have any dilutive securities or other contracts
that could, potentially, be exercised or converted into common stock and then share in the earnings and losses of the Company. As a result, diluted net income per common share is the same as basic net income per common share for the periods presented. The warrants are exercisable to purchase 23,500,000 shares of Class A common stock in the aggregate.

The
following table reflects the calculation of basic and
diluted
net income per common share (in dollars, except per share amounts):

	For the Year Ended December 31, 2023
	Class A	Class B
Basic and diluted net income per share of common stock
Numerator:
Allocation of net income	$2,121,460	$351,941
Denominator:
Basic and diluted weighted average shares outstanding	12,225,033	2,028,082
Basic and diluted net income per share of common stock	$0.17	$0.17

	For the Year Ended December 31, 2022
	Class A	Class B
Basic and diluted net income per share of common stock
Numerator:
Allocation of net income	$10,283,386	$2,570,847
Denominator:
Basic and diluted weighted average shares outstanding	23,000,000	5,750,000
Basic and diluted net income per share of common stock	$0.45	$0.45
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
New Law and Changes
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. As such, the
Company has recorded a
1
% excise tax liability in the amount of $
2,224,846
on the balance sheets as of December 31, 2023. The liability does not impact the statements of operations and is offset against additional paid-in
capital or accumulated deficit if additional
paid-in
capital is not available.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” The Company’s derivative instruments are recorded at fair value as of the closing date of the Initial Public Offering (November 2, 2021) and re-valued
at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheets as current or non-current
based on whether or not
net-cash
settlement or conversion of the instrument could be required within 12 months of the balance sheet dates. The Company has determined the Public Warrants and the Private Placement Warrants are derivative instruments. As the Public Warrants and the Private Placement Warrants meet the definition of a derivative, the Public Warrants and the Private Placement Warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the statements of operations in the period of change.
Warrant Instruments
The Company accounts for the Public Warrants and the Private Placement Warrants issued in connection with the Initial Public Offering and the Private Placement in accordance with the guidance contained in FASB ASC 815, “Derivatives and Hedging” whereby under that provision the Public Warrants and the Private Placement Warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at fair value and adjust the instrument to fair value at each reporting period. This liability will be re-measured
at each balance sheet date until the Public Warrants and

the Private Placement Warrants are exercised or expire, and any change in fair value will be recognized in the Company’s statements of operations. The fair value of the Public Warrants and the Private Placement Warrants are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations.
As of December 31, 2023 and 2022, the Public Warrants were valued using the publicly available price for the Warrant and are classified as Level 1 on the Fair Value Hierarchy. The Company relied upon the implied volatility of the Public Warrants and the implied volatilities of comparable companies and the closing price as of December 31, 2023 and 2022 per Public Warrant to estimate the volatility for the Private Placement Warrants.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Recent Accounting Standards

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU
2023-09,
“Improvements to Income Tax Disclosures” (“ASU
2023-09”).
The ASU is intended to enhance the transparency and decision usefulness of income tax disclosures. The amendments in the ASU address investor requests for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. ASU
2023-09
will be effective for us in the annual period beginning January 1, 2025, though early adoption is permitted. The Company is still evaluating the presentational effect that ASU
2023-09
will have on its financial statements, but we expect changes to our income tax footnote.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 20,000,000 Units at a purchase price of $10.00 per Unit generating gross proceeds to the Company in the amount of $200,000,000. Each Unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), and one-half
of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one whole share of Class A common stock at a price of $11.50 per share, subject to adjustment.
On
November 2, 2021, the underwriters purchased an additional 3,000,000 Units pursuant to the exercise of the over-allotment option. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $30,000,000.
Following the closing of the Initial Public Offering on November 2, 2021, an amount of $234,600,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in the Trust Account.

NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Company consummated
the private sale (the “Private Placement”) of an aggregate of 12,000,000 warrants (the “Private Placement Warrants”) allocating 11,600,000 warrants to AltEnergy Acquisition Sponsor LLC (the “Sponsor”) and 400,000 warrants to an affiliate of the underwriter at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company in the amount of $12,000,000.
A portion of the proceeds from the Private Placement Units was added to the
proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units will be worthless.
The Private Placement Warrants (including the shares of Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On March 25, 2021, the Sponsor purchased 5,750,000 of the Company’s Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would equal, on an as-converted
basis, approximately 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering. Upon exercise of the underwriters’ over-allotment option, these shares were no longer subject to forfeiture.
The holders

of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $
12.00
per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any
20
trading days within any
30-trading
day period commencing at least
150
days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Our underwriter entered into a purchase agreement in connection with the closing of the Initial Public Offering pursuant to which it or its affiliates purchased from our sponsor an aggregate of 400,000 Founder Shares at a price of $4.00 per Founder Share, or an aggregate purchase price of $1,600,000, which was paid at the time of the closing of the Initial Public Offering. The Founder Shares will be delivered by the Sponsor to the underwriter or its affiliate upon consummation of our initial Business Combination and immediately following the expiration of the transfer restrictions applicable to the Founder Shares.
On April 28, 2023, in connection with the Extension, 5,500,000 Founder Shares were converted into shares of Class A common stock.
Promissory Note - Related Party
On
March 25, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company had the ability to borrow up to an aggregate principal amount of $250,000. The Promissory Note was non-interest
bearing and payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Initial Public Offering. As of November 2, 2021, there was $
250,000
outstanding under the Promissory Note. On November 3, 2021, the Promissory Note was paid down in its entirety by the
Company.
General and Administrative Services
The Company entered into an agreement, commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor an aggregate of $15,000 per month for office space, utilities and secretarial, and administrative support services. This agreement was amended on January 28, 2023 to provide that, rather than be payable on a monthly basis, the payments due thereunder commencing with the monthly payment payable on or about February 28, 2023, shall accrue and be payable on the consummation of the Business Combination or the Company’s liquidation. During the year ended December 31, 2023 and 2022, the Company recorded $180,000 in administrative fees. As of December 31, 2023 and 2022, there was a balance of $180,000 and $15,000, respectively, due to the affiliate, which amount is included in due to related party on the accompanying balance sheets.
Related Party Loans
Convertible Working Capital Loans
In order to fund working capital deficiencies, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2023 and 2022, there were no amounts outstanding under the Working Capital Loans.
Loan payable - Sponsor
Per a Commitment Letter, dated July 19, 2022, the Sponsor undertook upon the Company’s written request to make available an aggregate amount of up to $250,000 to provide the Company funds for working capital purposes to ensure that the Company would continue as a going concern for at least 12 months A second Commitment Letter was dated May 4, 2023 for up to an additional $750,000.
A third Commitment Letter was dated December 20, 2023 for up to an additional
$800,000.

The Sponsor is charging interest at the
mid-term
applicable federal rate at the time of funding. During the year ended December 31, 2023, the Sponsor loaned an aggregate of
$
825,000
to
the Company for working capital purposes. As of December 31, 2023
and
2022
, $
1,000,000
and $
175,000
remained
outstanding, respectively. As of December 31, 2023 and 2022, there was accrued interest of $19,404 and $184, respectively.
Consulting Agreement
The Company and its Chief Financial Officer (“CFO”) entered into a consulting agreement pursuant to which the CFO was entitled to receive $15,600 per month for services rendered, commencing February 1, 2021, through the closing of our initial business combination. On April 1, 2022, the agreement with the CFO was amended so that the CFO would be paid $10,400 per month and an additional amount of $5,200 per month beginning April 1, 2022 through the consummation of the initial business combination would become payable upon a successful consummation of a business combination. If a successful business combination does not occur, the Company would not be required to pay this additional contingent amount. The consulting agreement was further amended on January 1, 2023, to provide that commencing on January 1, 2023,
100
% of the consulting fee of $
15,600
per month shall be accrued by the Company for the CFO’s benefit to be paid upon the closing of a business combination if such closing occurs, and if such business combination does not occur, then the accrued amount shall not be due or paid. For the year ended December 31, 2023 and 2022, the Company recorded $
234,000
and $
140,400
of compensation for services provided. As of December 31, 2023 and 2022, there was
$
234,000
and $0 accrued, respectively
.
Limited Payments
The Company has agreed to pay its Chief Financial Officer a
one-time
fee of $150,000, upon the consummation of the initial business combination. The amount will only become payable upon a successful business combination. If a successful business combination does not occur, the Company will not be required to pay this contingent fee. This fee has therefore not been accrued for as of December 31, 2023 and 2022. There can be no assurances that the Company will complete a business combination.
The
Company had agreed to pay its Chief Operating Officer a
one-time
fee of $300,000 upon the consummation of the initial business combination. The Chief Operating Officer resigned effective June 6, 2023. Accordingly, the Company will not be required to pay this contingent fee. The amount would only have become payable upon a successful business combination. If a successful business combination does not occur, the Company would not have been required to pay this contingent fee. This fee has therefore not been accrued for as of December 31, 2023 and 2022.
Non-redemption Agreements
The Sponsor entered into
Non-redemption
agreements with various stockholders of the Company (the
“Non-Redeeming
Stockholders”), pursuant to which these stockholders agreed not to redeem a portion of their shares of Company common stock (the
“Non-Redeemed
Shares”) in connection with the Special Meeting held on April 28, 2023, but such stockholders retained their right to require the Company to redeem such
Non-Redeemed
Shares in connection with the closing of the Business Combination. The Sponsor has agreed to transfer to such
Non-Redeeming
Stockholders an aggregate of

250,000

the Founder Shares held by the Sponsor immediately following the consummation of an initial Business Combination. The Company estimated the aggregate fair value of such

250,000

Founder Shares transferrable to the
Non-Redeeming
Stockholders pursuant to the
Non-redemption
agreements to be
$
180,000
 or $
0.72

per share. The fair value as of April 26 and 27, 2023 was determined using the probability of a successful Business Combination of

7
%,
derived from an option pricing model for the publicly traded warrants, and the average value per shares as of the valuation date of
$
10.30
.
Each
Non-Redeeming
Stockholder acquired from the Sponsor an indirect economic interest in such Founder Shares. The fair value of such Founder Shares was determined to be to be a cost associated with completing a Business Combination and a capital contribution from a related entity under SAB Topic 5T.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up
restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Consulting Agreement
We have agreed to make payment to our Chief Financial Officer of $15,600 per month for his services prior to the consummation of our initial business combination. On April 1, 2022, the agreement with the Chief Financial Officer was amended so that he would be paid $10,400 per month, and an additional amount of $5,200 per month beginning April 1, 2022 through the consummation of the initial business combination will become payable to the Chief Financial Officer upon a successful consummation of a business combination. This agreement with the Chief Financial Officer was further amended on January 1, 2023, to provide that commencing on January 1, 2023, 100% of the consulting fee of $15,600 per month shall be accrued by the Company for the CFO’s benefit to be paid upon the closing of a business combination. If a successful business combination does not occur, we will not be required to pay any further amounts to our Chief Financial Officer. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Additionally, we have agreed to make one-time payments of $150,000 to our Chief Financial Officer, subject to the terms of an independent consulting services agreements.

For the year ended December 31, 2023 and 2022, the Company recorded $234,000 and $140,400 of compensation for services provided. As of December 31, 2023 and 2022, there was $
234,000
and $
0
accrued, respectively.
Non-Redemption Agreement
On April 26, 2023 and April 27, 2023, the Company and the Sponsor entered into non-redemption agreements (each, a “Non-Redemption Agreement”) with certain unaffiliated third parties (each, a “Holder,” and collectively, the “Holders”) in exchange for the Holder or Holders agreeing either not to request redemption in connection with the Extension (as defined below) or to reverse any previously submitted redemption demand in connection with the Extension with respect to an aggregate of 1,250,000 Class A common stock, par value $0.0001 per share (the “Class A Shares”), of the Company sold in its initial public offering at the special meeting of stockholders called by the Company to consider and act upon a proposal to extend the date by which the Company has to consummate an initial business combination (the “Termination Date”) from May 2, 2023 to May 2, 2024.
In consideration of the foregoing agreement, immediately prior to, and substantially concurrently with, the closing of an initial business combination, (i) the Sponsor (or its designees) will surrender and forfeit to the Company for no consideration an aggregate of 250,000 shares of the Company’s Class B common stock, par value $0.0001 per share, held by the Sponsor (the “Forfeited Shares”) and (ii) the Company shall issue to the Holders a number of Class A Shares equal to the Forfeited
Shares.
Underwriting Agreement
The Company granted the underwriters a
45-day
option from the date of Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions.
The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $4,600,000 paid upon the closing of the Initial Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or $8,050,000. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On November 2, 2021, the underwriters purchased an additional
3,000,000
Units pursuant to the exercise of the over-allotment option. The Units were sold at an offering price of $
10.00
per Unit, generating additional gross proceeds to the Company of $
30,000,000
. Also, in connection with the exercise of the over-allotment option, the Sponsor purchased
1,200,000
Private Placement Warrants at a purchase price of $
1.00
per warrant.
NOTE 7. STOCKHOLDERS’ DEFICIT
Preferred Stock
- The
Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2023 and 2022, there were no shares of preferred stock issued or outstanding.
Class
 A Common Stock
- The
Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of December 31, 2023 and 2022, there were 1,577,478 shares and 23,000,000 shares of the Class A common stock that were classified as temporary equity in the accompanying balance sheets. In addition, there were 5,500,000 shares of Class A Common Stock outstanding that were issued upon the conversion of 5,500,000 shares of Class B common stock into 5,500,000 shares of Class A common stock on April 28, 2023, which are not subject to redemption.
Class
 B Common Stock
- The
Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of December 31, 2023 and 2022, there were 250,000 shares and 5,750,000 shares of Class B common stock issued and outstanding, respectively.
Only holders of the Class B common stock will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law. In connection with our initial business combination, we may enter into a stockholders agreement or other arrangements with the stockholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of this offering.
The shares of Class B common stock will automatically convert into Class A common stock at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one
basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the then-outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted
basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of shares of Class A common stock redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to us in a Business Combination.
NOTE 8. WARRANT LIABILITIES
Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00
Once
the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, or the 30 -day redemption period to each warrant holder; and

•
if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

F-2
4

The
Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable,
except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants are redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 9. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured
and reported at fair value at each reporting period, and
non-financial
assets and liabilities that are
re-measured
and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources
) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
The following table presents information about the Company’s assets and liabilities that are measured at fair value at December 31, 2023 and 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

Description:	Level	December 31, 2023	December 31, 2022
Assets:
Investments Held for Trading	1	$108,610	—
Investments held in Trust Account	1	$17,591,536	$237,373,538
Liabilities:
Warrant liability - Private Placement Warrants	3	$480,000	$1,200,000
Warrant liability - Public Warrants	1	$460,000	$1,150,000

The Public Warrants and the Private Placement Warrants were accounted for as liabilities in accordance with ASC
815-40
and are presented within liabilities on the balance sheets. The warrant liabilities were measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations.
Upon consummation of the Initial Public Offering, the Company used a Monte Carlo simulation model to value the Public Warrants and a modified Black-Scholes model to value the Private Placement Warrants. The
Company
allocated
the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A common stock and one-half
of one Public Warrant) and (ii) the sale of Private Warrants, first to the warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to shares of Class A common stock subject to possible redemption (temporary equity) based on their relative fair values at the initial measurement date. The Public Warrants and the Private Placement Warrants were classified within Level 3 of the fair value hierarchy at the issuance due to the use of unobservable inputs. As of
Dec
ember 3
1
, 2023 and December 31, 2022, the Public Warrants were valued using the publicly available price for the Warrant and are classified as Level 1 on the Fair Value Hierarchy. The Company relied upon the implied volatility of the Public Warrants and the implied volatilities of comparable companies and the closing price as of December 31, 2023 and 2022 per Public Warrant to estimate the volatility for the Private Placement Warrants. As of December 31, 2023 and 2022, the Private Placement Warrants were classified within Level 3 of the Fair Value Hierarchy at the measurement dates due to the use of unobservable inputs. The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the three and years ended December 31, 2023 and 2022:

Fair Value Measurement Using Level 3 Inputs Total
Balance, fair value at December 31, 2021	$7,320,000
Change in fair value of derivative warrant liabilities	(6,120,000)

Balance, fair value at December 31, 2022	$1,200,000

Fair Value Measurement Using Level 3 Inputs Total
Balance, fair value at December 31, 2022	$1,200,000
Change in fair value of derivative warrant liabilities	(720,000)

Balance, fair value at December 31, 2023	$480,000

As of December 31, 2023 and 2022, the fair value of the derivative feature of the Warrants was calculated using the following range of weighted average assumptions:

	December 31, 2023	December 31, 2022
Risk-free interest rate	3.84%	3.99%
Expected volatility of underlying shares	2.00%	2.00%
Dividend yield	0.00%	0.00%
Probability of business combinatio	2.75%	12.00%

The following table provides a summary of the changes in the fair
value of the Company’s financial instruments that are measured at fair v al
ue on a recurring basis:

	Private Placement Warrants	Public Warrants	Total
Fair value at December 31, 2021	$7,320,000	$6,670,000	$13,990,000
Change in fair value	(6,120,000)	(5,520,000)	(11,640,000)

Fair value at December 31, 2022	$1,200,000	$1,150,000	$2,350,000

Change in fair value	(720,000)	(690,000)	(1,410,000)

Fair value at December 31, 2023	$480,000	$460,000	$940,000

As of December 31, 2023 and 2022, the derivative liability was $940,000 and $2,350,000, respectively. In addition, for the year ended December 31, 2023 and 2022, the Company recorded a gain of $1,410,000 and $11,640,000 on the change in fair value of the derivative warrants on the statements of operations, respectively.
NOTE 10. INCOME TAXES
The Company’s net deferred tax assets are as follows:

	December 31, 2023	December 31, 2022

Deferred tax assets:
Startup/organizational costs	760,924	381,141

Total deferred tax assets	760,924	381,141

Valuation Allowance	(760,924)	(373,951)

Deferred tax asset, net of allowance	—	7,190
Deferred tax liabilities:
Unrealized gain	—	(7,190)

Total deferred tax liabilities	—	(7,190)

Deferred tax asset, net	$—	$—

Below is breakdown of the income tax provision.

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Federal
Current	$861,364	$630,070
Deferred	(386,973)	(239,426)
State and local
Current	53	(4)
Deferred	—	—
Change in valuation allowance	386,973	239,426

Income tax provision	$861,417	$630,066

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2023 and 2022, the change in the valuation allowance was $
386,973

and $
239,426
,
respectively.
A

reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022

U.S. federal statutory rate	21.0%	21.0%
Change in fair value of warrants	(8.88)%	(18.1)%
Other	2.11%	—%
Valuation allowance	11.60%	1.8%

Income tax provision	25.83%	4.7%

The Company’s effective tax rates for the periods presented differ from the expected (statutory) rates due to certain permanent differences including changes in the fair value of warrants, nondeductible expenses, and the change in the valuation allowances on deferred tax assets.
The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities. The Company considers New York to be a significant state tax jurisdiction. As of December 31, 2023 and 2022, the Company had no U.S. federal net operating loss carryovers available to offset future taxable income.
We applied the applicable authoritative guidance which prescribes a comprehensive model for the manner in which a company should recognize, measure, present and disclose in its financial statements all material uncertain tax positions that it has taken or expects to take on a tax return. As of December 31, 2023, and 2022, we had no material uncertain tax positions. We do not expect that our unrecognized tax benefits will significantly increase or decrease within twelve months.
NOTE 11. SUBSEQUENT EVENTS
The Company’s management has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events other than the below that would have required adjustment or disclosure in the financial statements.
On February 21, 2024, the Company entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Car Tech Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), and Car Tech, LLC, an Alabama limited liability company (“Car Tech”). The transactions set forth in the Merger Agreement, including the Merger (defined below), will constitute a “Business Combination” as contemplated by the Company’s Amended and Restated Certificate of Incorporation.
Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Delaware Limited Liability Company Act (Car Tech having been converted to a Delaware limited liability company), Merger Sub will merge with and into Car Tech, with Car Tech surviving as a wholly-owned subsidiary of the Company (the “Merger”). Upon the consummation of the Merger, subject to approval by the Company’s stockholders and other customary closing conditions, the combined company will be renamed and is expected to list on The Nasdaq Capital Market.
Subject to the terms and conditions set forth in the Merger Agreement, in consideration of the Merger, membership interests in Car Tech (the “Car Tech Units”) will be converted into the right to receive a number of shares of the Company’s common stock (the “Parent Common Stock”) for each Car Tech Unit owned calculated by dividing (i) a fraction equal to (a) the quotient of (x) the Aggregate Merger Consideration divided by (y) ten dollars ($10.00), by (ii) the number of Car Tech Units that are issued and outstanding immediately prior to the effective time of the Merger. “Aggregate Merger Consideration” means (I) $80,000,000 plus the amount of any shortfall in the Company’s obligation to source at least $50,000,000 in proceeds from a private placement to be consummated immediately prior to the Merger, and an additional (II) $40,000,000 (the “Earn Out Consideration”).
Pursuant to
Lock-up
Agreements executed in connection with the Merger Agreement, all of the shares of Parent Common Stock to be issued to holders of Car Tech Units (other than 500,000 shares issued pursuant to clause (I) of the definition of Aggregate Merger Consideration) will be subject to time based restrictions on transfer, and the 4,000,000 shares of Parent Common Stock to be issued to holders of Car Tech Units based on the Earn Out Consideration will be subject to additional transfer restrictions, release and forfeiture. Other Agreements executed in connection with the Merger Agreement include a Contribution and Exchange Agreement executed by Car Tech’s principal equity holder and the Company, a Support Agreement executed by the Company and Car Tech and the Company’s Sponsor and certain members of Car Tech, and a Warrant Transfer and Option Agreement executed by the Company’s Sponsor and an affiliate of the underwriter in the Company’s Initial Public Offering and Car Tech’s principal equity holder.
In connection with the proposed business combination, the Company intends to file with the SEC a registration statement on Form
S-4,
which will include a proxy statement to be sent to the Company’s stockholders and a prospectus for the registration of the Company’s Common Stock to be issued in connection with the Merger (as amended from time to time, the “Registration Statement”). A full description of the terms of the proposed business combination is expected to be provided in the Registration Statement.
The Company scheduled a special meeting of stockholders for April
16
, 2024, at which the stockholders of the Company will be asked, among other things, to approve a further amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must (1) consummate a business combination or (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and redeem all of the remaining Class A Shares included as part of the units sold in the Company’s Initial Public Offering from May 2, 2024 to November 2, 2024 (the “Extended Date”) and to allow the board of directors of the Company, without another stockholder vote, to elect to further extend the date to consummate an initial business combination after the Extended Date up to six times, by an additional month each time, upon two days’ advance notice prior to the applicable deadline, up to May 2, 2025 (such proposal, the “Second Extension”). For additional information with respect to the special meeting and the matters to be considered at the special meeting, stockholders are referred to the Preliminary Proxy Statement dated March 20, 2023 which can be viewed on the SEC’s website at www.sec.gov, and to the Proxy Statement to be filed with the SEC and to be distributed to public stockholders and can be viewed on the SEC’s website at www.sec.gov. Our sponsor holds approximately
78
% of the Class A shares eligible to vote at the special meeting and accordingly it is expected that stockholder approval of the Second Extension and the other matters to be considered at the special meeting will be approved.

F-2
9

AltEnergy Acquisition Corp.
CONDENSED BALANCE SHEETS

	September 30, 2024 (unaudited)	December 31, 2023 (audited)
ASSETS
Current Assets:
Cash	$86,320	$79,974
Prepaid expenses - Short-Term	64,331	153,498
Income tax receivable	13,223	23,527
Other investments held for trading (Restricted)	100,632	108,610

Total Current Assets	264,506	360,609
Investments held in the Trust Account	8,493,268	17,591,536

Total Assets	$8,757,774	$17,952,145

LIABILITIES, COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$376,736	$127,368
Accrued Tax Payable - Excise Tax	2,319,976	2,224,846
Other accrued expenses - deferred	1,776,913	340,791
Due to related party	757,453	433,404
Loan payable- Sponsor	2,135,000	1,000,000

Total Current Liabilities	7,366,078	4,126,409
Derivative warrant liabilities	235,000	940,000
Deferred underwriting commission	8,050,000	8,050,000

Total liabilities	15,651,078	13,116,409
COMMITMENTS AND CONTINGENCIES (Note 6)
Class A common stock subject to possible redemption; 738,146 and 1,577,478 shares at S eptember 30, 2024 and December 31, 2023, respectively – approximately $11.64 and $11.22 per share, respectively	8,593,900	17,700,146
Stockholders’ deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value, 100,000,000 shares authorized, 5,500,000 issued and outstanding Excluding 738,146 and 1,577,478 shares subject to possible redemption) at September 30, 2024 and December 31, 2023, respectively	550	550
Class B common stock, $0.0001 par value, 10,000,000 shares authorized, 250,000 shar e s issued and outstanding at September 30, 2024 and December 31, 2023, respectively	25	25
Additional paid-in capital	—	—
Accumulated deficit	(15,487,779)	(12,864,985)

Total Stockholders’ Deficit	(15,487,204)	(12,864,410)

Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$8,757,774	$17,952,145

The accompanying notes are an integral part of these unaudited condensed financial statements
.

AltEnergy Acquisition Corp.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
		(as restated)		(as restated)
EXPENSES
Administrative fee - related party	$45,000	$45,000	$135,000	$135,000
Non-redemption agreement expense	—	—	—	180,000
Consulting fees – related party	46,800	46,800	140,400	187,200
Business combination expenses	680,534	—	1,234,922	—
General and administrative	227,033	267,884	1,677,711	1,210,682

TOTAL EXPENSES	999,367	359,684	3,188,033	1,712,882

OTHER INCOME (EXPENSE)
Income earned on investments held in Trust Account	109,352	227,386	478,018	3,984,184
Income earned on cash and investment accounts	1,276	6,832	3,135	7,895
Change in fair value of warrant liabilities	235,000	(705,000)	705,000	705,000
Interest expense	(20,879)	(6,135)	(48,674)	(11,138)

TOTAL OTHER INCOME, NET	324,749	(476,917)	1,137,479	4,685,941

Net income (loss) before income tax provision	(674,618)	(836,601)	(2,050,554)	2,973,059

Income tax benefit (provision)	(17,218)	86,851	(70,349)	(945,277)

Net income (loss)	$(691,836)	$(749,750)	$(2,120,903)	$2,027,782

Weighted average number of shares of Class A common stock outstanding, basic and diluted	6,238,146	7,077,478	6,565,914	13,959,740

Basic and diluted net income (loss) per share of Class A common stock	$(0.11)	$(0.10)	$(0.31)	$0.12

Weighted average number of shares of Class B common stock outstanding, basic and diluted	250,000	250,000	250,000	2,627,289

Basic and diluted net income (loss) per share of Class B common stock	$(0.11)	$(0.10)	$(0.31)	$0.12

The accompanying notes are an integral part of these unaudited condensed financial statements
.

AltEnergy Acquisition Corp.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

	Class A Common Stock		Class B Common Stock		Additional Paid In Capital	Accumulated Deficit	Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, January 1, 2024	5,500,000	$550	250,000	$25	$—	$(12,864,985)	$(12,864,410)
Remeasurement of Class A common stock subject to possible redemption to redemption amount	—	—	—	—	—	(212,490)	(212,490)
Net loss	—	—	—	—	—	(1,259,880)	(1,259,880)

Balance, March 31, 2024	5,500,000	$550	250,000	$25	$—	$(14,337,355)	$(14,336,780)
Remeasurement of Class A common stock subject to possible redemption to redemption amount	—	—	—	—	—	(102,198)	(102,198)
Excise tax imposed on common stock redemptions	—	—	—	—	—	(95,130)	(95,130)
Net loss	—	—	—	—	—	(169,187)	(169,187)

Balance, June 30, 2024	5,500,000	$550	250,000	$25	$—	$(14,703,870)	$(14,703,295)
Remeasurement of Class A common stock subject to possible redemption to redemption amount	—	—	—	—	—	(92,073)	(92,073)
Net loss	—	—	—	—	—	(691,836)	(691,836)

Balance, September 30, 2024	5,500,000	$550	250,000	$25	$—	$(15,487,779)	$(15,487,204)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 (AS RESTATED)

	Class A Common Stock		Class B Common Stock		Additional Paid In Capital	Accumulated Deficit	Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, January 1, 2023	—	$—	5,750,000	$575	$—	$(9,494,365)	$(9,493,790)
Remeasurement of Class A common stock subject to possible redemption to redemption amount	—	—	—	—	—	(2,240,671)	(2,240,671)
Net income	—	—	—	—	—	1,710,547	1,710,547

Balance, March 31, 2023	—	$—	5,750,000	$575	$—	$(10,024,489)	$(10,023,914)
Remeasurement of Class A common stock subject to possible redemption to redemption amount	—	—	—	—	(180,000)	(823,291)	(1,003,291)
Excise tax imposed on common stock redemptions	—	—	—	—	—	(2,224,846)	(2,224,846)
Contribution –Non-redemption agreement	—	—	—	—	180,000	—	180,000
Class B common stock converted to Class A common stock	5,500,000	550	(5,500,000)	(550)	—	—	—
Net income	—	—	—	—	—	1,066,985	1,066,985

Balance, June 30, 2023	5,500,000	$550	250,000	$25	$—	$(12,005,641)	$(12,005,066)
Remeasurement of Class A common stock subject to possible redemption to redemption amount	—	—	—	—	—	(299,813)	(299,813)
N et loss	—	—	—	—	—	(749,750)	(749,750)

Balance, September 30, 2023	5,500,000	$550	250,000	$25	$—	$(13,055,204)	$(13,054,629)

The accompanying notes are an integral part of these unaudited condensed financial statements.

AltEnergy Acquisition Corp.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30, 2024	For the Nine Months Ended September 30, 2023
		(as restated)
Cash Flows From Operating Activities:
Net income (loss)	(2,120,903)	2,027,782
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Investment income earned on investments held in the Trust Account	(478,018)	(3,984,184)
Gain on change in fair value of derivative liabilities	(705,000)	(705,000)
Interest income earned on investment account	(3,086)	(6,646)
Non-redemption agreement expense	—	180,000
Changes in operating assets and liabilities:
Prepaid expenses	89,167	321,411
Income tax receivable	10,304	—
Other deferred expenses	1,436,122	125,180
Consulting fees payable – related party	140,400	187,200
Accrued income taxes payable	—	(14,722)
Accounts payable and accrued expenses	249,368	(84,419)

Net Cash Used In Operating Activities	(1,381,646)	(1,953,398)

Cash Flows From Investing Activities:
Taxes paid from trust	73,545	533,789
Cash withdrawn from Trust Account to redeeming stockholders	9,513,007	222,484,624
Cash withdrawn from Trust Account for taxes payable and dissolution	10,267	855,762
Funds deposited into held to maturity investment account	(9,469)	(775,762)
Funds withdrawn from held to maturity investment account	—	540,864

Net Cash Provided by Investing Activities	9,587,350	223,639,277

Cash Flows From Financing Activities:
Redemption of Class A common stock	(9,513,007)	(222,484,624)
Proceeds from loan payable - Sponsor	1,135,000	535,000
Proceeds from related party advances	183,649	130,926

Net Cash Used In Financing Activities	(8,194,358)	(221,818,698)

Net change in cash	11,346	(132,819)
Cash at beginning of period	74,974	212,232

Cash at end of period	$86,320	$79,413

Supplemental cash flow information:
Cash paid for income taxes	$60,055	$460,000
Supplemental Schedule of Non-cash Financing Activities:
Remeasurement of Class A common stock subject to possible redemption to redemption amount	$406,761	$3,543,775
Excise tax liability accrued for common stock redemptions	$95,130	$2,224,846
The accompanying notes are an integral part of these unaudited condensed financial statements.

AltEnergy Acquisition Corp.
Notes to Financial Statements
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND LIQUIDITY
AltEnergy Acquisition Corp. (the “Company”) was incorporated in Delaware on February 9, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of September 30, 2024, the Company had not commenced any operations. All activity for the period from February 9, 2021 (inception) through September 30, 2024 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after completion of the Business Combination at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the net proceeds derived from the Initial Public Offering. The Company has selected December 31st as its fiscal year end.
The registration statement for the Company’s Initial Public Offering was declared effective on October 28, 2021. On November 2, 2021, the Company consummated the Initial Public Offering of 20,000,000 units (“Units” and, with respect to the common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $200,000,000, which is described in Note 3.
On November 2, 2021, the underwriters purchased an additional 3,000,000 Units pursuant to the exercise of the over-allotment option. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $30,000,000.
Simultaneously with the closing of the Initial Public Offering and the exercise by the underwriters of the over-allotment option, the Company consummated the private sale (the “Private Placement”) of an aggregate of 12,000,000 warrants (the “Private Placement Warrants”) allocating 11,600,000 warrants to AltEnergy Acquisition Sponsor LLC (the “Sponsor”) (including 1,200,000 warrants purchased in connection with the exercise of the over-allotment option) and 400,000 warrants to an affiliate of the underwriter at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company in the amount of $12,000,000.
Following the closing of the Initial Public Offering on November 2, 2021, an amount of $234,600,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.
As of November 2, 2021, transaction costs amounted to $13,355,589 consisting of $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees payable (which are held in the Trust Account) and $705,589 of costs related to the Initial Public Offering.
On April 28, 2023, following the approval by the stockholders of the Company at a special meeting of stockholders the Company filed an amendment to the Company’s Amended and Restated Certificate of Incorporation with the

Secretary of State of Delaware to extend the date from May 2, 2023 (18 months from the closing of the Initial Public Offering), to May 2, 2024 (30 months for the closing of the Initial Public Offering) (the “
Extension
,”) by which the Company must (1) consummate a Business Combination or (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and redeem all of the Class A Shares included as part of the units sold in the Company’s Initial Public Offering. Stockholders holding 21,422,522 Class A Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account in connection with the Extension. As a result, $222,484,624 (approximately $10.38 per share) was removed from the Trust Account on or about May 15, 2023 to pay such holders, and an additional $855,762 (including $100,000 reserved to pay dissolution costs and expenses discussed below) was removed from the Trust Account on or about May 9, 2023 and deposited into a restricted investment account.
On April 16, 2024, the Company held a special meeting of stockholders (the “April 2024 Special Meeting”). As of March 5, 2024, the record date of the April 2024 Special Meeting, there were 7,327,478 issued and outstanding shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) comprised of 7,077,478 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Shares”), and 250,000 shares of the Company’s Class B common stock, par value $0.0001 per share. At the April 2024 Special Meeting, the Company’s stockholders approved the proposal to file an amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware (the “Amendment”) to extend the date from May 2, 2024 to November 2, 2024 (the “Extended Date”) and to allow the board of directors of the Company (the “Board”), without another stockholder vote, to elect to further extend the date to consummate an initial business combination after the Extended Date up to six times, by an additional month each time, upon two days’ advance notice prior to the applicable deadline, up to May 2, 2025 (the “Additional Extension Date” and together with the Extended Date the “Extension” and such proposal, the “Extension Proposal”); by which the Company must (1) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (an “initial business combination”) or (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and redeem all of the Class A Shares included as part of the units sold in the Company’s initial public offering. On April 17, 2024, to effectuate the Extension, the Company filed the Amendment with the Secretary of State of the State of Delaware. On October 30, 2024, in accordance with the Amendment, the Board elected to further extend the date to consummate an initial business combination from November 2, 2024, to December 2, 2024 (the “First Optional Extension Date”), and on October 31, 2024, the Company filed a Current Report on Form
8-K
with the Securities and Exchange Commission to effect the required two days’ notice.
At the
 April 2024 Special Meeting, the Company’s stockholders also approved a proposal to amend our amended and restated certificate of incorporation to eliminate the limitation that the Company shall not redeem Class A Common Stock included as part of the units sold in the IPO (including any shares issued in exchange thereof, the “public shares”) to the extent that such redemption would cause our net tangible assets to be less than $
5,000,001
(the “Redemption Limitation”) to allow us to redeem public shares irrespective of whether such redemption would exceed the Redemption Limitation.
Stockholders holding 839,332 Class A Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account (“Trust Account”) in connection with the Extension. As a result, $9,513,007. (approximately $11.33 per share) was removed from the Trust Account to pay such holders.
As of September 30, 2024 there was $8,493,268 (or approximately $11.51 per share) held in the Trust Account. Cash of $86,320 was held outside of the Trust Account on September 30, 2024 and was available for working capital purposes. As of September 30, 2024, there was $100,632 held in the restricted investment account which together with interest earned thereon and after payment of associated taxes and account fees up to $100,000 is reserved to pay dissolution costs and expenses in the event the Company fails to complete an initial business combination and is dissolved. To the extent such funds in the restricted investment account are insufficient (less than $100,000), additional funds will be dispersed from the Trust up to a combined total of $100,000. Any amount in the restricted investment account in excess of $100,000 will be for the benefit of the Trust. If an initial business combination is consummated all funds then held in the restricted investment account, including amounts previously reserved to pay dissolution costs and expenses in the event the Company fails to complete an initial business combination will be for the benefit of the Trust. As described in Note 6, the $8,050,000 deferred underwriting fees are contingent upon the consummation of the Business Combination.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Initial Public Offering, management agreed that an amount equal to at least $10.20 per Unit sold in the Initial Public Offering, including proceeds of the Private Placement Warrants, will be held in a trust account, located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.
The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.20 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption were recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “
Distinguishing Liabilities from Equity
.”
The Company
 will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it does not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination. If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of the Company.
The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business
combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company has not completed a Business Combination within 36 months from the closing of the Initial Public Offering or such later date if the date is extended (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The holders of the Founder Shares have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Founder Shares acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order
 to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $
10.20
per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern, Liquidity and Management’s Plan
As of September 30, 2024 there was $8,493,268 (or approximately $11.51 per share) held in the Trust Account. Cash of $86,320 was held outside of the Trust Account on September 30, 2024 and was available for working capital purposes. As of September 30, 2024, there was $100,632 held in the restricted investment account which together with interest earned thereon and after payment of associated taxes and account fees up to $100,000 is reserved to pay dissolution costs and expenses in the event the Company fails to complete an initial business combination and is dissolved. To the extent such funds in the restricted investment account are insufficient (less than $100,000), additional funds will be dispersed from the Trust up to a combined total of $100,000. Any amount in the restricted investment account in excess of $100,000 will be for the benefit of the Trust. If an initial business combination is consummated all funds then held in the restricted investment account, including amounts previously reserved to pay dissolution costs and expenses in the event the Company fails to complete an initial business combination will be for the benefit of the Trust. As described in Note 6, the $8,050,000 deferred underwriting fees are contingent upon the consummation of the Business Combination.
In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”)
2014-15,
“
Disclosures of Uncertainties about a
n

Entity
’
s Ability to Continue as a Going Concern
,” management has determined that the Company may lack the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. Management has also determined that, in accordance with the Company’s amended and restated articles of incorporation, if the Company is unsuccessful in consummating an initial business combination by December 2, 2024 (as extended by the first of up to six one-month
extensions at the election of the Company’s Board of Directors from November 2, 2024), subject to up to five additional one-month
extensions at the discretion of the Company’s board of directors, up to May 2, 2025, the Company will cease all operations, redeem the public shares, and thereafter liquidate and dissolve. These conditions raise substantial doubt about the ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The accompanying financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern.
The Company intends to use substantially all of the funds held in the Trust Account, after payments on account of any redemptions, including any amounts representing interest earned on the Trust Account, excluding the deferred underwriting commissions, to complete an initial business combination. To the extent that capital stock or debt is used, in whole or in part, as consideration to complete an initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue growth strategies. If an initial business combination agreement requires the Company to use a portion of the cash in the Trust Account to pay the purchase price or requires the Company to have a minimum amount of cash at closing (including any cash available from the Trust Account), the Company will need to arrange for third-party financing.
The Company is required to complete an initial business combination within 36 months (as extended from 30 months following the Special Meeting of Stockholders held on April 16, 2024), or up to 42 months if the date is extended at the discretion of the Company’s board of directors, from the closing of the IPO. If the Company is unable to complete an initial business combination within 36 months, or up to 42 months if the date is extended at the discretion of the Company’s board of directors, from the closing of the IPO, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefore, redeem the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then-outstanding public shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
Proposed Business Combination
On February 21, 2024, the Company entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Car Tech Merger Sub, LLC, a Delaware limited liability company and wholly- owned subsidiary of the Company (“Merger Sub”), and Car Tech, LLC, an Alabama limited liability company (“Car Tech”). The transactions set forth in the Merger Agreement, including the Merger (defined below), will constitute a “Business Combination” as contemplated by the Company’s Amended and Restated Certificate of Incorporation.
Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Delaware Limited Liability Company Act (Car Tech having been converted to a Delaware limited liability company), Merger Sub will merge with and into Car Tech, with Car Tech surviving as a wholly-owned subsidiary of the Company (the “Merger”). Upon the consummation of the Merger, subject to approval by the Company’s stockholders and other customary closing conditions, the combined company will be renamed and is expected to list on The Nasdaq Capital Market.
Subject to the terms and conditions set forth in the Merger Agreement, in consideration of the Merger, membership interests in Car Tech (the “Car Tech Units”) will be converted into the right to receive a number of shares of the Company’s common stock (the “Parent Common Stock”) for each Car Tech Unit owned calculated by dividing (i) a fraction equal to (a) the quotient of (x) the Aggregate Merger Consideration divided by (y) ten dollars ($10.00), by (ii) the number of Car Tech Units that are issued and outstanding immediately prior to the effective time of the Merger. “Aggregate Merger Consideration” means (I) $80,000,000 plus the amount of any shortfall in the Company’s obligation to source at least $50,000,000 in proceeds from a private placement to be consummated immediately prior to the Merger, and an additional (II) $40,000,000 (the “Earn Out Consideration”).
Pursuant to
Lock-up
Agreements executed in connection with the Merger Agreement, all of the shares of Parent Common Stock to be issued to holders of Car Tech Units (other than 500,000 shares issued pursuant to clause (I) of the definition of Aggregate Merger Consideration) will be subject to time based restrictions on transfer, and the 4,000,000 shares of Parent Common Stock to be issued to holders of Car Tech Units based on the Earn Out Consideration will be subject to additional transfer restrictions, release and forfeiture. Other Agreements executed in connection with the Merger Agreement include a Contribution and Exchange Agreement executed by Car Tech’s principal equity holder and the Company, a Support Agreement executed by the Company and Car Tech and the Company’s Sponsor and certain members of Car Tech, and a Warrant Transfer and Option Agreement executed by the Company’s Sponsor and an affiliate of the underwriter in the Company’s Initial Public Offering and Car Tech’s principal equity holder.

In connection with the proposed business combination, the Company has filed with the SEC a registration statement on Form
S-4
(as amended from time to time, the “Registration Statement”). After the Registration Statement is declared effective by the SEC, the proxy statement/prospectus included therein will constitute a proxy statement in connection with a meeting of the Company’s stockholders and a prospectus in connection with the issuance of the Company’s Common Stock to be issued in connection with the Merger.
Nasdaq Notice
On October 9, 2023, the Company received a written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(2), which requires the Company to maintain at least 400 total holders for continued listing on the Nasdaq Global Market. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on the Nasdaq Global Market.
The Company disclosed its receipt of the Notice pursuant to a Form
8-K
filed on October 13, 2023, as required by NASDAQ rules. On November 20, 2023, the Company submitted a plan to regain compliance within the required timeframe. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Notice to evidence compliance. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.
On May 7, 2024, the Company received a written notice (the “MVPHS Notice”) from the Nasdaq Listing Qualifications Department (the “Staff”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5450(b)(2)(C), which requires the Company to maintain a Market Value of Publicly Held Shares (“MVPHS”) of no less than $15 million for continued listing on the Nasdaq Global Market. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on the Nasdaq Global Market.
In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company had 180 calendar days, or until November 3, 2024, to regain compliance. The MVPHS Letter noted that to regain compliance, the Company’s MVPHS must close at or above $15 million for a minimum of ten
consecutive business days during the compliance period. The MVPHS Letter further noted that if the Company is unable to satisfy the MVPHS requirement prior to such date, the Company may be eligible to transfer the listing of its securities to The Nasdaq Capital Market (provided that the Company then satisfies the requirements for continued listing on that market).
The Company disclosed its receipt of the MVPHS Notice pursuant to a Form
8-K
filed on May 13, 2024, as required by Nasdaq rules.
In connection with the foregoing, the Company transferred from the Nasdaq Global Market to the Nasdaq Capital Market.
On October 29, 2024, the Company, received a written notice from Nasdaq that the Company’s securities would be delisted from The Nasdaq Stock Market by reason of the failure of the Company to complete its initial business combination by October 28, 2024 (36 months from the effectiveness of the Company’s IPO registration statement) as required by
IM-5101-2.
Accordingly, trading in the Company’s Class A Common Stock, Units and Warrants was suspended at the opening of business on November 5, 2024 and Form
25-NSE
was filed with the Securities and Exchange Commission, which removed the Company’s securities from listing and registration on The Nasdaq Stock Market.
The Company’s Class A Common Stock, Units and Warrants continue to be traded in the over-the-counter
market.

Risks and Uncertainties
Management continues to evaluate the impact of global conflicts and any further escalation of hostilities related thereto, terrorist attacks, natural disasters or a significant outbreak of other infectious diseases, on the industry and has concluded that while it is reasonably possible that such events could have a negative effect on the Company’s financial position, results of its operations and/or search for a target, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.
Certain information and note disclosures normally included in the financial statements prepared in accordance with US GAAP have been condensed. As such, the information included in these financial statements should be read in conjunction with the audited financial statements as of December 31, 2023 filed with the SEC on Form
10-K
on April 16, 2024. In the opinion of the Company’s management, these condensed financial statements include all adjustments, which are only of a normal and recurring nature, necessary for a fair statement of the Company’s financial position as of September 30, 2024 and the Company’s results of operations and cash flows for the periods presented. The results of operations for the three and nine months ended September 30, 2024 are not necessarily indicative of the results to be expected for the full year ending December 31, 2024.
Reclassifications
Certain prior period amounts have been reclassified to conform to the current period presentation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates
The preparation of the financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities and the fair value of the non-redemption
agreements. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents of as of September 30, 2024 and December 31, 2023, respectively.
Investments held in the Trust Account and the Investment Account
At September 30, 2024 and December 31, 2023, the Company’s portfolio of investments held in the Trust Account and the Investment Account were invested in mutual funds and government securities, which are reported at fair value, and are treated as trading securities. The Company’s portfolio of investments held in the Trust Account and the Investment Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, investments in money market funds that invest in U.S. government securities, cash, or a combination thereof. Gains and losses resulting from the change in fair value of these securities are recorded to net income each period. The estimated fair values of the investments held in the Trust Account and the Investment Account are determined using quoted market prices in active markets.
Offering Costs associated with an Initial Public Offering
The Company complies with the requirements of the Financial Accounting Standards Board (“FASB”) ASC
340-10-S99-1
and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Deferred offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Upon completion of the Initial Public Offering, offering costs associated with warrant liabilities were expensed as incurred and offering costs associated with the shares of Class A Common Stock were allocated between temporary equity and the Public Warrants by the relative fair value method. Offering costs of $705,589 consisted principally of costs incurred in connection with preparation for the Initial Public Offering. These offering costs, together with the underwriter fees of $12,650,000, were allocated between temporary equity and the Public Warrants in a relative fair value method upon completion of the Initial Public Offering. of these costs, $926,044 were allocated to the Public Warrants and the Private Placement Warrants and were expensed in the statement of operations for the period ended December 31, 2021.
Class A common stock subject to possible redemption
The Company accounts for its shares of Class A common stock subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The shares of the Company’s Class A common stock feature certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at September 30, 2024 and December 31, 2023, the shares of Class A common stock subject to possible redemption in the amount of $
8,593,900
and $
17,700,146
, respectively, are presented as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.
At September 30, 2024 and December 31, 2023, the Class A common stock reflected in the condensed balance sheets is reconciled in the following table:

Class A common stock subject to possible redemption at December 31, 2021	$234,600,000
Remeasurement adjustment of Class A common stock to redemption value	1,785,597

Class A common stock subject to possible redemption at December 31, 2022	$236,385,597
Remeasurement adjustment of Class A common stock to redemption value	2,240,671

Class A common stock subject to possible redemption at March 31, 2023	238,626,268
Remeasurement adjustment of Class A common stock to redemption value	1,003,291
Fair value of redeemed Class A common stock	(222,484,624)

Class A common stock subject to possible redemption at June 30, 2023	17,144,935
Remeasurement adjustment of Class A common stock to redemption value	299,813

Class A common stock subject to possible redemption at September 30, 2023	$17,444,748
Remeasurement adjustment of Class A common stock to redemption value	255,398

Class A common stock subject to possible redemption at December 31, 2023	$17,700,146
Remeasurement adjustment of Class A common stock to redemption value	212,490

Class A common stock subject to possible redemption at March 31, 2024	$17,912,636
Remeasurement adjustment of Class A common stock to redemption value	102,198
Fair value of redeemed Class A common stock	(9,513,007)

Class A common stock subject to possible redemption at June 30, 2024	$8,501,827
Remeasurement adjustment of Class A common stock to redemption value	92,073

Class A common stock subject to possible redemption at September 30, 2024	$8,593,900

Net income (loss) per share
Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The Company applies the two-class
method in calculating earnings

and losses per share. Earnings and losses are shared pro rata between the two classes of shares. The calculation of diluted income (loss) per share of common stock does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. As of September 30, 2024 and December 31, 2023, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings and losses of the Company. As a result, diluted net income per share of common stock is the same as basic net income per share of common stock for the periods presented. The warrants are exercisable to purchase
23,500,000
shares of Class A common stock in the aggregate.
The following table reflects the calculation of basic and diluted net income (loss) per share of common stock (in dollars, except per share amounts):

	For the Three Months Ended
	September 30, 2024
	Class A	Class B
Basic and diluted net loss per share of common stock
Numerator:
Allocation of net loss	$(665,178)	$(26,658)
Denominator:
Basic and diluted weighted average shares outstanding	6,238,146	250,000
Basic and diluted net loss per share of common stock	$(0.11)	$(0.11)

	For the Three Months Ended
	September 30, 2023
	Class A	Class B
Basic and diluted net loss per share of common stock
Numerator:
Allocation of net loss	$(724,170)	$(25,580)
Denominator:
Basic and diluted weighted average shares outstanding	7,077,478	250,000
Basic and diluted net loss per share of common stock	$(0.10)	$(0.10)

	For the Nine Months Ended
	September 30, 2024
	Class A	Class B
Basic and diluted net loss per share of common stock
Numerator:
Allocation of net loss	$(2,043,111)	$(77,792)
Denominator:
Basic and diluted weighted average shares outstanding	6,565,914	250,000
Basic and diluted net loss per share of common stock	$(0.31)	$(0.31)

	For the Nine Months Ended
	September 30, 2023
	Class A	Class B
Basic and diluted net income per share of common stock
Numerator:
Allocation of net income	$1,706,593	$321,189
Denominator:
Basic and diluted weighted average shares outstanding	13,959,740	2,627,289
Basic and diluted net income per share of common stock	$0.12	$0.12
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
ASC
740-270-25-2
requires that an annual effective tax rate be determined and such annual effective rate applied to year to date income in interim periods under ASC
740-270-30-5.
Our effective tax rate was (2.6)% and 10.4% for the three months ended September 30, 2024 and 2023, respectively and (3.4)% and 31.8% for the nine months ended September 30, 2024 and 2023, respectively. The effective tax rate differs from the statutory tax rate of 21
% for the three and nine months ended September 30, 2024 and 2023, due to changes in fair value in warrant liability, non-deductible
acquisition costs, and the change in valuation allowance on the deferred tax assets.

Inflation Reduction Act
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. As such, the Company has recorded a 1% excise tax liability in the amount of $2,319,976 and $2,224,846 on the condensed balance sheets as of September 30, 2024 and December 31, 2023, respectively. The liability does not impact the condensed statements of operations and is offset against additional paid-in
capital or accumulated deficit if additional
paid-in
capital is not available.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” The Company’s derivative instruments are recorded at fair value as of the closing date of the Initial Public Offering (November 2, 2021) and re-valued
at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheets as current or non-current
based on whether or not
net-cash
settlement or conversion of the instrument could be required within 12 months of the balance sheet dates. The Company has determined the Public Warrants and the Private Placement Warrants are derivative instruments. As the Public Warrants and the Private Placement Warrants meet the definition of a derivative, the Public Warrants and the Private Placement Warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the statements of operations in the period of change.
Warrant Instruments
The Company accounts for the Public Warrants and the Private Placement Warrants issued in connection with the Initial Public Offering and the Private Placement in accordance with the guidance contained in FASB ASC 815, “Derivatives and Hedging” whereby under that provision the Public Warrants and the Private Placement Warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at fair value and adjust the instrument to fair value at each reporting period. This liability will be re-measured
at each balance sheet date until the Public Warrants and the Private Placement Warrants are exercised or expire, and any change in fair value will be recognized in the Company’s statements of operations. The fair value of the Public Warrants and the Private Placement Warrants are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations.

As of September 30, 2024 and December 31, 2023, the Public Warrants were valued using the publicly available price for the Warrant and are classified as Level 1 on the Fair Value Hierarchy. The Company relied upon the implied volatility of the Public Warrants and the implied volatilities of comparable companies and the closing price as of September 30, 2024 and December 31, 2023 per Public Warrant to estimate the volatility for the Private Placement Warrants.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Recent Accounting Standards
In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU
2023-09,
“Improvements to Income Tax Disclosures” (“ASU
2023-09”).
The ASU is intended to enhance the transparency and decision usefulness of income tax disclosures. The amendments in the ASU address investor requests for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. ASU
2023-09
will be effective for the Company in the annual period beginning January 1, 2025, though early adoption is permitted. The Company is still evaluating the presentational effect that ASU
2023-09
will have on its financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 20,000,000 Units at a purchase price of $10.00 per Unit generating gross proceeds to the Company in the amount of $200,000,000. Each Unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), and one-half
of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one whole share of Class A common stock at a price of $11.50 per share, subject to adjustment.
On November
 2, 2021, the underwriters purchased an additional 3,000,000 Units pursuant to the exercise of the over-allotment option. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $30,000,000.
Following the closing of the Initial Public Offering on November 2, 2021, an amount of $234,600,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in the Trust Account.

NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 12,000,000 warrants (the “Private Placement Warrants”) allocating 11,600,000 warrants to AltEnergy Acquisition Sponsor LLC (the “Sponsor”) and 400,000 warrants to an affiliate of the underwriter at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company in the amount of $12,000,000.
A portion of the proceeds from the Private Placement Units was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units will be worthless.
The Private Placement Warrants (including the shares of Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On March 25, 2021, the Sponsor purchased 5,750,000 of the Company’s Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would equal, on an as-converted
basis, approximately 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering. Upon exercise of the underwriters’ over-allotment option, these shares were no longer subject to forfeiture.
The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Our underwriter
 entered into a purchase agreement in connection with the closing of the Initial Public Offering pursuant to which it or its affiliates purchased from our sponsor an aggregate of
400,000
Founder Shares at a price of $
4.00
per Founder Share, or an aggregate purchase price of $
1,600,000
, which was paid at the time of the closing of the Initial Public Offering. The Founder Shares will be delivered by the Sponsor to the underwriter or its affiliate upon consummation of our initial Business Combination and immediately following the expiration of the transfer restrictions applicable to the Founder Shares.
On April 28, 2023, in connection with the Extension, 5,500,000 Founder Shares were converted into shares of Class A common stock.
General and Administrative Services
The Company entered into an agreement, commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor an aggregate of $15,000 per month for office space, utilities and secretarial, and administrative support services. This agreement was amended on January 28, 2023 to provide that, rather than be payable on a monthly basis, the payments due thereunder commencing with the monthly payment payable on or about February 28, 2023, shall accrue and be payable on the consummation of the Business Combination or the Company’s liquidation. During the three months ended September 30, 2024 and 2023, the Company recorded $45,000 in administrative fees. During the nine months ended September 30, 2024 and 2023, the Company recorded $135,000 in administrative fees. As of September 30, 2024 and December 31, 2023, there was a balance of $315,000 and $180,000, respectively, due to the affiliate, which amount is included in due to related party on the accompanying condensed balance sheets.
Related Party Loans
Convertible Working Capital Loans
In order to fund working capital deficiencies, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of September 30, 2024 and December 31, 2023, there were no amounts outstanding under the Working Capital Loans.
Loan payable - Sponsor
Per a Commitment Letter, dated July 19, 2022, the Sponsor undertook upon the Company’s written request to make available an aggregate amount of up to $250,000 to provide the Company funds for working capital purposes to ensure that the Company would continue as a going concern for at least 12 months. A second Commitment Letter was dated May 4, 2023 for up to an additional $750,000. A third Commitment Letter was dated December 20, 2023 for up to an additional $800,000. A fourth Commitment Letter was executed on July 8, 2024 for up to an additional $750,000. The Sponsor is charging interest at the mid-term
applicable federal rate at the time of funding. During the three and nine months ended September 30, 2024, the Sponsor loaned an aggregate of $400,000 and $
1,135,000
to the Company for working capital purposes, respectively. As of September 30, 2024 and December 31, 2023, $2,135,000 and $1,000,000 remained outstanding, respectively. As of September 30, 2024 and December 31, 2023, there was accrued interest of $68,053 and $19,404, respectively. On October 25, 2024, an additional request was made for funds in the amount of $200,000 of the remaining committed funds pursuant to the fourth Commitment Letter dated July 8, 2024.
Consulting Agreement
The Company and its Chief Financial Officer (“CFO”) entered into a consulting agreement pursuant to which the CFO was entitled to receive $15,600 per month for services rendered, commencing February 1, 2021, through the closing of our initial business combination. On April 1, 2022, the agreement with the CFO was amended so that the CFO would be paid $10,400 per month and an additional amount of $5,200 per month beginning April 1, 2022 through the consummation of the initial business combination would become payable upon a successful consummation of a business combination. If a successful business combination does not occur, the Company would not be required to pay this additional contingent amount. The consulting agreement was further amended on January 1, 2023, to provide that commencing on January 1, 2023, 100% of the consulting fee of $15,600 per month shall be accrued by the Company for the CFO’s benefit to be paid upon the closing of a business combination if such closing occurs, and if such business combination does not occur, then the accrued amount shall not be due or paid. For the three months ended September 30, 2024 and 2023, the Company recorded $46,800 of compensation for services provided. For the nine months ended September 30, 2024 and 2023, the

Company recorded $140,400 and $187,200, respectively, of compensation for services provided. As of September 30, 2024 and December 31, 2023, there was $374,000 and $234,000 accrued, respectively.
Limited Payments
The Company has agreed to pay its Chief Financial Officer a
one-time
fee of $150,000, upon the consummation of the initial business combination. The amount will only become payable upon a successful business combination. If a successful business combination does not occur, the Company will not be required to pay this contingent fee. This fee has therefore not been accrued for as of September 30, 2024 and December 31, 2023. There can be no assurances that the Company will complete a business combination.
The Company
 had agreed to pay its Chief Operating Officer a
one-time
fee of $
300,000
upon the consummation of the initial business combination. The Chief Operating Officer resigned effective June 6, 2023. Accordingly, the Company will not be required to pay this contingent fee. The amount would only have become payable upon a successful business combination. If a successful business combination does not occur, the Company would not have been required to pay this contingent fee. This fee has therefore not been accrued for as of September 30, 2024 and December 31, 2023.
Non-Redemption
Agreements
The Sponsor entered into
Non-redemption
agreements with various stockholders of the Company (the
“Non-Redeeming
Stockholders”), pursuant to which these stockholders agreed not to redeem a portion of their shares of Company common stock (the
“Non-Redeemed
Shares”) in connection with the Special Meeting held on April 28, 2023, but such stockholders retained their right to require the Company to redeem such
Non-Redeemed
Shares in connection with the closing of the Business Combination. The Sponsor has agreed to transfer to such
Non-Redeeming
Stockholders an aggregate of 250,000 the Founder Shares held by the Sponsor immediately following the consummation of an initial Business Combination. (See Note 6: Commitments and Contingencies:
Non-Redemption
Agreements.) The Company estimated the aggregate fair value of such 250,000 Founder Shares transferrable to the
Non-Redeeming
Stockholders pursuant to the
Non-redemption
agreements to be $180,000 or $0.72 per share. The fair value as of April 26 and 27, 2023 was determined using the probability of a successful Business Combination of 7%, derived from an option pricing model for the publicly traded warrants, and the average value per shares as of the valuation date of $10.30. Each
Non-Redeeming
Stockholder acquired from the Sponsor an indirect economic interest in such Founder Shares. The fair value of such Founder Shares was determined to be to be a cost associated with completing a Business Combination and a capital contribution from a related entity under SAB Topic 5T.
Warrant Transfer and Option Agreement
Pursuant to the Warrant Transfer and Option Agreement executed in connection with the Merger Agreement (See Note 1), at the effective time of the Merger (a) the Sponsor has agreed to transfer 4,800,000 private placement warrants purchased from the Company pursuant to that certain Private Placement Warrant Subscription Agreement, dated as of October 28, 2021 (the “Private Placement Warrants”) held by the Sponsor to the members of Car Tech, and (b) the Sponsor and B. Riley Principal Investments, LLC (“B. Riley”) have agreed to grant to Car Tech’s principal equity holder an option to purchase the remaining 7,200,000 Private Placement Warrants held by Sponsor and B. Riley for a purchase price of $4.00 per Private Placement Warrant.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement

Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up
restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Consulting Agreement
We have agreed to make payment to our Chief Financial Officer of $15,600 per month for his services prior to the consummation of our initial business combination. On April 1, 2022, the agreement with the Chief Financial Officer was amended so that he would be paid $10,400 per month, and an additional amount of $5,200 per month beginning April 1, 2022 through the consummation of the initial business combination will become payable to the Chief Financial Officer upon a successful consummation of a business combination. This agreement with the Chief Financial Officer was further amended on January 1, 2023, to provide that commencing on January 1, 2023, 100% of the consulting fee of $15,600 per month shall be accrued by the Company for the CFO’s benefit to be paid upon the closing of a business combination. If a successful business combination does not occur, we will not be required to pay any further amounts to our Chief Financial Officer. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Additionally, we have agreed to make one-time
payments of $150,000 to our Chief Financial Officer, subject to the terms of an independent consulting services agreement. For the three months ended September 30, 2024 and 2023, the Company recorded $46,800 of compensation for services provided. For the nine months ended September 30, 2024 and 2023, the Company recorded $140,400 and $187,200, respectively, of compensation for services provided. As of September 30, 2024 and December 31, 2023, there was $374,000 and $234,000 accrued, respectively.
Non-Redemption
Agreements
On April 26, 2023 and April 27, 2023, the Company and the Sponsor entered into non-redemption
agreements (each, a
“Non-Redemption
Agreement”) with certain unaffiliated third parties (each, a “Holder,” and collectively, the “Holders”) in exchange for the Holder or Holders agreeing either not to request redemption in connection with the Extension (as defined below) or to reverse any previously submitted redemption demand in connection with the Extension with respect to an aggregate of 1,250,000 Class A common stock, par value $0.0001 per share (the “Class A Shares”), of the Company sold in its initial public offering at the special meeting of stockholders called by the Company to consider and act upon a proposal to extend the date by which the Company has to consummate an initial business combination (the “Termination Date”) from May 2, 2023 to May 2, 2024.
In consideration of the foregoing agreement, immediately prior to, and substantially concurrently with, the closing of an initial business combination, (i) the Sponsor (or its designees) will surrender and forfeit to the Company for no consideration an aggregate of 250,000 shares of the Company’s Class B common stock, par value $0.0001 per share, held by the Sponsor (the “Forfeited Shares”) and (ii) the Company shall issue to the Holders a number of Class A Shares equal to the Forfeited Shares.

Underwriting Agreement
The Company granted the underwriters a
45-day
option from the date of Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions.
The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $4,600,000 paid upon the closing of the Initial Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or $8,050,000. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
On November 2, 2021, the underwriters purchased an additional 3,000,000 Units pursuant to the exercise of the over-allotment option. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $30,000,000. Also, in connection with the exercise of the over-allotment option, the Sponsor purchased 1,200,000 Private Placement Warrants at a purchase price of $1.00 per warrant.
Warrant Transfer and Option Agreement
Pursuant to the Warrant Transfer and Option Agreement executed in connection with the Merger Agreement, the Sponsor has agreed to transfer 4,800,000 private placement warrants to the members of Car Tech and the Sponsor and B. Riley Principal Investments, LLC have agreed to grant to the principal equity holder of Car Tech and option to purchase the remaining 7,200,000 private placement warrants. See Note
5-Warrant
Transfer and Option Agreement.
NOTE 7
. STOCKHOLDERS’ DEFICIT
Preferred Stock
- The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2024 and December 31, 2023, there were no shares of preferred stock issued
o
r outstanding.

Class
 A Common Stock
-
The Company is authorized to issue
100,000,000
shares of Class A common stock with a par value of $
0.0001
per share. Holders of Class A common stock are entitled to
one vote
for each share. As of September
30
,
2024
and December
31
,
2023
, there were
738,146
shares and
1,577,478
shares, respectively, of the Class A common stock that were classified as temporary equity in the accompanying balance sheets. In addition, there were
5,500,000
shares of Class A Common Stock outstanding on September
30
,
2024
and December
31
,
2023
that were issued upon the conversion of
5,500,000
shares of Class B common stock into
5,500,000
shares of Class A common stock on April
28
,
2023
, which are not subject to redemption.
Class
 B Common Stock
- The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of September 30, 2024 and December 31, 2023, there were 250,000 shares of Class B common stock issued and outstanding.
Only holders of the Class B common stock will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as otherwise required by law. In connection with our initial business combination, we may enter into a stockholders agreement or other arrangements with the stockholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of this offering.

The shares of Class B common stock will automatically convert into Class A common stock at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one
basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the then-outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted
basis,
20
% of the sum of the total number of all shares of common stock outstanding upon the completion of Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of shares of Class A common stock redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to us in a Business Combination. As of September
30
,
2024
there were outstanding
250,000
shares of Class B common stock, all of which are subject to the
Non-Redemption
Agreements discussed in Note
6
. Commitment and Contingencies:
Non-Redemption
Agreements.
NOTE 8
. WARRANT LIABILITIES
Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available.
No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00
Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

•
if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable,
except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants are redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 9. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured
and reported at fair value at each reporting period, and
non-financial
assets and liabilities that are
re-measured
and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
The following table presents information about the Company’s assets and liabilities that are measured at fair value at September 30, 2024 and December 31, 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	September 30, 2024	December 31, 2023
Assets:
Investments held to Maturity	1	$100,632	108,610
Investments held in Trust Account	1	$8,493,268	$17,591,536
Liabilities:
Warrant liability - Private Placement Warrants (12,000,000)	3	$120,000	$480,000
Warrant liability - Public Warrants (11,500,000)	1	$115,000	$460,000
The Public Warrants and the Private Placement Warrants were accounted for as liabilities in accordance with ASC
815-40
and are presented within liabilities on the condensed balance sheets. The warrant liabilities were measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statements of operations.
Upon consummation of the Initial Public Offering, the Company used a Monte Carlo simulation model to value the Public Warrants and a modified Black-Scholes model to value the Private Placement Warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A common stock and one-half
of one Public Warrant) and (ii) the sale of Private Warrants, first to the warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to shares of Class A common stock subject to possible redemption (temporary equity) based on their relative fair values at the initial measurement date. The Public Warrants and the Private Placement Warrants were classified within Level 3 of the fair value hierarchy at the issuance due to the use of unobservable inputs. As of September 30, 2024 and December 31, 2023, the Public Warrants were valued using the publicly available price for the Warrant and are classified as Level 1 on the Fair Value Hierarchy. The Company relied upon the implied volatility of the Public Warrants and the implied volatilities of comparable companies and the closing price as of September 30, 2024 and December 31, 2023 per Public Warrant to estimate the volatility for the Private Placement Warrants. As of September 30, 2024 and December 31, 2023, the Private Placement Warrants were classified within Level 3 of the Fair Value Hierarchy at the measurement dates due to the use of unobservable inputs

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the three and nine months ended September 30, 2024:

Fair Value Measurement Using Level 3 Inputs Total
Balance, fair value at June 30, 2024	$240,000
Change in fair value of derivative warrant liabilities	(120,000)

Balance, fair value at September 30, 2024	$120,000

Fair Value Measurement Using Level 3 Inputs Total
Balance, fair value at December 31, 2023	$480,000
Change in fair value of derivative warrant liabilities	(360,000)

Balance, fair value at September 30, 2024	$120,000

As of September 30, 2024 and December 31, 2023, the fair value of the derivative feature of the Warrants was calculated using the following range of weighted average assumptions

	September 30, 2024	December 31, 2023
Risk-free interest rate	3.58%	3.84%
Expected volatility of underlying shares	2.00%	2.00%
Dividend yield	0.00%	0.00%
Probability of business combination	0.75%	2.75%
The following table provides a summary of the changes in the fair value of the Company’s financial instruments that are measured at fair value on a recurring basis:

	Private Placement Warrants	Public Warrants	Total
Fair value at December 31, 2023	$480,000	$460,000	$940,000
Change in fair value	(360,000)	(345,000)	(705,000)

Fair value at September 30, 2024	$120,000	$115,000	$235,000

As of September 30, 2024 and December 31, 2023, the derivative liability was $235,000 and $940,000, respectively. In addition, for the three and nine months ended September 30, 2024 the Company recorded $235,000 and $705,000 as a gain on the change in fair value of the derivative warrants on the condensed statements of operations, respectively; and for the three and nine months ended September 30, 2023 the Company recorded a loss of $705,000 and a gain of $705,000 on the change in fair value of the derivative warrants on the condensed statements of operations, respectively.

NOTE 10. SUBSEQUENT EVENTS
The Company’s management has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements other than the following:
On October
 25, 2024, a request was made for funds in the amount of $
200,000
pursuant
to
the fourth Commitment Letter dated July 8, 2024.
As discussed in Note 1, on April 16, 2024, the Company held a special meeting of stockholders at which the Company’s stockholders approved the proposal to file an amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware to extend the date by which the Company must consummate its initial business combination or cease operations and dissolve from May 2, 2024, to November 2, 2024 (the “Extended Date”) and to allow the Board, without another stockholder vote, to elect to further extend the date to consummate an initial business combination after the Extended Date up to six times, by an additional month each time up to May 2, 2025. On October 30, 2024, the Board approved an extension of the date by which the Company is required to complete an initial business combination from November 2, 2024 to December 2, 2024.
On October 29, 2024, the Company, received a written notice from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market that the Company’s securities would be delisted from The Nasdaq Stock Market by reason of the failure of the Company to complete its initial business combination by October 28, 2024 (36 months from the effectiveness of the Company’s IPO registration statement) as required by
IM-5101-2.
Accordingly, trading in the Company’s Class A Common Stock, Units and Warrants was suspended at the opening of business on November 5, 2024 and Form
25-NSE
was filed with the Securities and Exchange Commission, which removed the Company’s securities from listing and registration on The Nasdaq Stock Market.
The Company’s Class A Common Stock, Units and Warrants continue to be traded in the over-the-counter
market.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members

of Car Tech, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Car Tech, LLC (the Company) as of 2022, and the related statements of operations, changes in members’ equity, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss from operations, negative cash flows from operations, and an accumulated deficit and that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement

As discussed in Note 3 to the financial statements, the financial statements for the year ended December 31, 2023 have been restated due to a correction of an error.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2023.

PCAOB ID: 3686

Ocean, New Jersey

October 28, 2024

CAR TECH, LLC

Balance Sheets

As of December 31, 2023 and 2022

	As Restated 2023	2022
Assets
Current Assets:
Cash	$490,975	$767,534
Accounts receivable	8,347,747	2,139,278
Inventory, net	6,298,308	4,161,683
Prepaid expenses and other current assets	80,968	49,213
Due from related parties	6,557,253	5,621,287

Total Current Assets	21,775,251	12,738,995
Contract asset, net	563,228	696,000
Property, plant, and equipment, net	110,180,011	89,212,362
Right of use asset - financing	53,585	—
Investment, at cost	1,210,000	1,210,000

Total Assets	$133,782,075	$103,857,357

Liabilities and Members’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$12,120,368	$5,056,356
Bank overdraft	—	240,429
Accrued interest	235,403	252,760
Accrued interest, related parties	54,830	330,518
Notes payable, related parties	22,983,000	25,600,000
Lines of credit	10,000,000	14,850,000
Vehicle loan	—	6,924
Financing lease liability	16,036	—
Notes payable, net of debt discount	668,084	—
Equipment loans, net of debt discount	—	4,847,344

Total Current Liabilities	46,077,721	51,184,331
Financing lease liability	30,028	—
Notes payable, net of debt discount	63,329,918	—
Equipment loans, net of debt discount	—	24,369,943

Total Liabilities	109,437,667	75,554,274

Commitments and contingencies
Members’ Equity:	24,344,408	28,303,083

Total Liabilities and Members’ Equity	$133,782,075	$103,857,357

See accompanying notes to the financial statements

CAR TECH, LLC

Statements of Operations

For the Years Ended December 31, 2023 and 2022

	As Restated 2023	2022
Revenues
Auto part sales	$54,566,365	$35,648,585
Scrap sales	3,902,229	3,166,511
Tooling revenues	3,099,513	5,387,979

Total revenues	61,567,107	44,203,075
Cost of goods sold	54,042,832	36,901,689

Gross profit	7,525,275	7,301,386

Operating Expenses
Selling	1,779,207	1,226,548
General and administrative	5,330,536	4,278,204

Total operating expenses	7,109,743	5,504,752

Income from operations	415,532	1,796,634

Other Income (Expense):
Interest expense	(3,635,619)	(1,560,773)
Interest expense, related parties	(222,611)	(174,000)
Amortization of debt discount	(355,062)	(122,724)
Loss on extinguishment of debt	(378,286)	—
Other income	217,371	78,341
Other expense	—	(68,903)

Total other income (expense)	(4,374,207)	(1,848,059)

Loss Before Taxes	(3,958,675)	(51,425)
Income Tax Benefit (Expense)	—	—

Net Loss	$(3,958,675)	$(51,425)

Net Loss Per Membership Unit	$(0.13)	$(0.00)
Weighted Average of Membership Units Outstanding - Basic and Diluted	30,347,741	30,347,741

See accompanying notes to the financial statements

CAR TECH, LLC

Statements of Changes in Members’ Equity

For the Years Ended December 31, 2023 and 2022

	Membership Units Outstanding	Additional Paid-in Capital	Accumulated Deficit	Total Members’ Equity
Balances at January 1, 2022	30,347,741	$30,337,741	$(1,983,233)	$28,354,508
Net loss	—	—	(51,425)	(51,425)

Balances at December 31, 2022	30,347,741	$30,337,741	$(2,034,658)	$28,303,083

Net loss - as restated	—	—	(3,958,675)	(3,958,675)

Balances at December 31, 2023 – as restated	30,347,741	$30,337,741	$(5,993,333)	$24,344,408

See accompanying notes to the financial statements

CAR TECH, LLC

Statements of Cash Flows

For the Years Ended December 31, 2023 and 2022

	As Restated 2023	2022
Cash Flows from Operating Activities
Net loss	$(3,958,675)	$(51,425)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	5,591,444	4,749,126
Amortization of debt discount	355,062	122,724
Loss on extinguishment of debt	378,286	—
Amortization of right of use financing asset	7,072	—
Amortization of contract asset	132,772	—
Changes in operating assets and liabilities:
Accounts receivable	(6,208,469)	(81,713)
Inventory	(2,136,625)	(1,329,869)
Prepaid expenses	(31,755)	82,391
Due from related parties	(935,966)	(3,786,507)
Contract asset	—	(696,000)
Accounts payable and accrued expenses	7,064,012	463,130
Bank overdraft	(240,429)	240,429
Accrued interest	(17,357)	136,006
Accrued interest - related parties	(275,688)	174,000

Net cash (used in) provided by operating activities	(276,316)	22,292

Cash Flows From Investing Activities
Purchases of property, plant, and equipment	(26,559,093)	(6,157,072)

Net cash used in investing activities	(26,559,093)	(6,157,072)

Cash Flows From Financing Activities
Financing fees	(1,330,845)	—
Proceeds from related party notes payable	14,300,000	8,200,000
Repayments on related party notes payable	(16,917,000)	—
Net repayments on lines of credit	(4,850,000)	—
Repayments on equipment loans	(29,779,350)	(2,522,165)
Insurance proceeds received from payoff of equipment loan	135,161	—
Proceeds from notes payable	65,500,000	—
Repayments on notes payable	(477,599)	—
Repayments on financing lease liability	(14,593)	—
Repayments on vehicle loan	(6,924)	(39,329)

Net cash provided by financing activities	26,558,850	5,638,506

Net decrease in cash	(276,559)	(496,274)

Cash - beginning of the year	767,534	1,263,808

Cash - end of the year	490,975	767,534

Supplemental Cash Flow Information
Cash paid for interest	$5,156,403	$1,977,705

Cash paid for taxes	$—	$—

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Recognition of right of use financing asset	$60,657	$—

Vehicle loan borrowings	$—	$46,253

See accompanying notes to the financial statements

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

(1)	Organization and Nature of Business

Car Tech, LLC. (the “Company”) was organized in the state of Alabama on April 14, 2016, to engage in the production and sales of automobile parts, mainly metal stamping parts for automobile parts manufacturers in the United States. The Company is 74.69% owned by Shin Young Co., Ltd. (the “Parent”), which is based in the Republic of Korea, and 25.31% owned by minority members.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying financial statements are presented using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). References to the “ASC” hereafter refer to the Accounting Standards Codification established by the Financial Accounting Standards Board (“FASB”) as the source of authoritative U.S. GAAP.

(b)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)	Going Concern

As of December 31, 2023 and 2022, the Company had cash of $490,975 and $767,534, respectively. The Company had a net loss from operations of $3,958,675 and $51,425 for the years ended December 31, 2023 and 2022, respectively. The Company had negative cash flows from operations of $276,316 and positive cash flows from operations of $22,292 for the years ended December 31, 2023 and 2022, respectively. The Company had and an accumulated deficit of $5,993,333 and $2,034,658 as of December 31, 2023 and December 31, 2022, respectively.

The Company’s liquidity needs up to December 31, 2023 have been satisfied through debt financing and results of the Company’s operations. The Company’s ability to fund its operations is dependent upon management’s plans, which include raising capital through issuances of debt securities and increased profitability through the Company’s operations. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, or that the Company generate positive cash flows from operations. A failure to raise sufficient financing and/or increase cash flows from operations, among other factors, will adversely impact the Company’s ability to meet its financial obligations as they become due and payable and to achieve its intended business objectives.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

(d)	Cash

Cash and cash equivalents consist of bank deposits that are readily convertible into cash and short-term debt securities with an original maturity date of three months or less. The Company did not have any cash equivalents as of December 31, 2023 or 2022. At times the cash balances may exceed federally insurance coverage. As of December 31, 2023 and 2022, the Company had $592,860 and $517,534 of uninsured cash, respectively.

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

(e)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and our customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for doubtful accounts as of December 31, 2023 and 2022 was $0 and $0, respectively.

(f)	Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the first-in first-out (FIFO) method. Appropriate consideration is given to obsolescence, slow moving items and other factors in evaluating net realizable value. As of December 31, 2023 and 2022, the reserve for obsolete and slow moving items was $206,530 and $0, respectively.

(g)	Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful life of the asset. Estimated useful lives are as follows:

Building and improvements	39 years
Machinery and equipment	3 to 15 years
Vehicles	5 years
Furniture and fixtures	5 to 10 years

Significant capital expenditures that enhance the value or materially extend the useful life of the related assets are reflected as additions to property, plant, and equipment. Ordinary repairs and maintenance are expensed as incurred.

The Company capitalizes interest during the construction period until the asset is placed in service for its intended use. The capitalized interest is recorded as part of the asset to which it relates, and is amortized over the asset’s estimated useful life. Total capitalized interest was $1,005,128 and $586,675 for the years ended December 31, 2023 and 2022, respectively.

(h)	Investment

The Company owns 19,000 shares, approximately 25.6%, of total outstanding capital of Taegang Steel Co., Ltd. (“TGS”). TGS, headquartered in the Republic of Korea is primarily engaged in the production and distribution of automotive parts.

The Company and TGS signed an agreement under which the Company surrendered significant rights as a shareholder and agreed not to increase the Company’s current holdings. Thus, the Company believes the investment doesn’t result in significant influence over TGS.

The Company accounts for its investment in TGS in accordance with Accounting Standards Codification (“ASC”) 321, Investments — Cost Securities (“ASC 321”). TGS is a private corporation, for which the fair value cannot be readily determinable nor does the investment qualify for the practical expedient to be valued at net asset value (NAV). As such, the Company has elected the measurement alternative afforded by ASC 321 to account for this investment at cost.

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

As of December 31, 2023 and 2022, the Company had $1,210,000, respectively, of an investment carried at cost, which is included in Investment, at cost in the accompanying Balance Sheets.

The Company makes a qualitative assessment of whether the investment in cost securities are impaired at each reporting date. If a qualitative assessment indicates that the investment is impaired, the Company estimates the investment’s fair value, and if the fair value is less than the investment’s carrying value, the Company recognizes an impairment loss in net income equal to the difference between the carrying value and fair value. Through December 31, 2023, the Company has determined that no indicators of impairment were triggered through its qualitative analysis, which utilizes external factors such as the health of the United States Stock Market, as well as information provided to the Company by the Company’s cost method investee. As such, no impairment losses were recognized for the years ended December 31, 2023 or 2022.

(i)	Impairment of Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

(j)	Fair Value of Financial Instrument

The Company values its assets and liabilities using the methods of fair-value as described in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures. In accordance with ASC 820, the Company determines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to active markets for identical assets and liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The Company classifies fair value balances based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

Level 1 –	Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2 –

Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and amounts derived from valuation models where all significant inputs are observable in active markets.

Level 3 –	Unobservable inputs that reflect management’s assumptions.

The carrying values of cash and cash equivalents, accounts receivable, accounts payable, and short-term debt approximate fair value because of the short-term duration of these items.

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

Long-term debt includes certain fixed rate loans. The Company believes that if the long-term debt with fixed rates were currently obtained, the interest rate would not be substantially different from the interest rate applied and, therefore, the carrying amount approximates the fair value.

(k)	Revenue Recognition

The Company follows the guidance of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:

•	Identification of the contract with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, the Company satisfies a performance obligation

The Company has three revenue streams: automobile part revenues, scrap revenues, and tooling revenues. There are customer contracts for all revenue streams. There is no variable consideration for any revenue stream. The revenue recognition for each stream is as follows:

Automobile Part Revenues

The Company’s performance obligation for revenue from automobile part sales is to manufacture and supply automobile parts to its customers within a specified time period for agreed-upon prices, in accordance with purchase orders from the customers.

These types of contracts are typically entered into at the beginning of production life cycle of a vehicle and remain effective for the production life cycle. From time to time, the Company may provide for price reductions, and prices may be adjusted on an ongoing basis to reflect changes in product specifications and other commercial factors. These contracts may be terminated by customers at any time, but terminations of these contracts are expected to be infrequent.

The Company recognizes revenue at a point in time on the date of shipment, or customer pick-up.

Scrap Revenues

Steel scraps are by-products generated on a recurring basis during the steel blanking or stamping process. The Company sells those scraps to a third-party scrap handler for an agreed-upon price. The Company recognizes revenue at a point in time when customers confirm total monthly weights of steel scraps at the end of month.

Tooling Revenues

Customers enter into a contract with the Company to develop a mold for future production. The contract contains certain specifications for the mold and is subject to final approval and acceptance by the customer. Upon approval and acceptance by the customer, revenue is recognized.

The Company engages the Parent to develop these molds, and in return, the Parent gives the Company an agreed upon commission.

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

The Company bills and collects the cost of the contract from the customer and remits the monies to the Parent, less their commission. The Company has determined that they are an agent in these contracts and records this revenue on a net basis.

During the year ended December 31, 2023, the Company billed $7,645,926 for tooling, of which the Company earned $3,099,513. The remaining amount of $4,546,413 was earned by the Parent.

During the year ended December 31, 2022, the Company billed $9,617,022 for tooling, of which the Company earned $5,387,979. The remaining amount of $4,229,043 was earned by the Parent.

There are times when the Company advances the Parent these monies prior to the revenue being earned and collected. As of December 31, 2023 and 2022, the Company was owed $6,147,910 and $4,978,703, respectively, for tooling advances. The amounts owed are recorded in due from related parties on the accompanying balance sheets.

Contract Asset

In connection with certain contracts with the Company’s largest customer, the Company is required to pay an up-front fee. This is a “pay-to-play” arrangement that becomes due upon approval of certain molds and is intended to be a discount on future orders of that mold. The Company records a Contract Asset on the balance sheet for this fee and amortizes the amount using the depletion method over the term of the contract. The depletion amortization is based on actual units sold compared to the total forecasted amounts by the customer. The amortization is shown as a reduction of auto part revenues on the accompanying statements of operations.

(l)	Shipping and Handling Costs

The Company has elected to treat shipping and handling activities as fulfillment activities, and the related costs are recorded as selling expenses on the accompanying statements of operations. During the years ended December 31, 2023 and 2022, the Company incurred shipping and handling expenses of $439,266 and $337,197, respectively.

(m)	Income Taxes

In 2016, the Company made an election to be taxed as a corporation.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, the projected future taxable income, and tax planning strategies in making this assessment. The Company’s valuation allowance was established after the Company evaluated the realizability of the deferred tax assets as determined that it is more likely than not than some of its deferred tax assets would be not realized.

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likelihood of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest related to unrecognized tax benefits in interest expense and penalties in other expenses, if any.

The state of Alabama is principally where the Company is subject to state tax. The Company remains subject to examination for U.S. federal and state taxing jurisdictions for the years from 2020 to 2023.

(n)	Net Loss Per Share

The Company’s membership units (“shares”) are considered stock equivalents for the calculation of net loss per share. Under ASC 260, Earnings (Loss) per Share, the Company is required to apply the two-class method to compute earnings per share (“EPS”). Under the two-class method both basic and diluted EPS are calculated for each class of membership unit and participating security considering both dividends declared (or accumulated) and participation rights in undistributed earnings. The two-class method results in an allocation of all undistributed earnings as if all those earnings were distributed. All membership units are identical.

The Company computes basic loss per share by dividing the loss attributable to holders of membership units for the period by the weighted average number of membership units outstanding during the period.

Diluted loss per membership unit includes the potential dilutive effect of membership unit equivalents as if such securities were converted or exercised during the period, when the effect is dilutive. Given the Company is in a net loss position for the years ended December 31, 2023 and 2022, the effect of any such securities would be anti-dilutive and thus there would be no difference between basic and diluted net loss per membership unit.

As of December 31, 2023 and 2022, there were no anti-dilutive securities.

(o)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through October 28, 2024, the date the financial statements were available to be issued.

(p)	Recently Issued Accounting Standards

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740) which amends the existing guidance relating to the accounting for income taxes. This guidance is intended to simplify the accounting for income taxes by removing certain exceptions to the general principles of accounting for income taxes and to improve the consistent application of GAAP for other arears of accounting for income taxes by clarifying and amending existing guidance. The guidance is effective for fiscal years beginning after December 15, 2021. The Company early adopted the provision of this update effective January 1, 2021 and concluded that it did not have a material impact on its financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses (Topic 326). The guidance will require financial assets such as loans to be presented net of an allowance for credit losses that reduces the cost basis to the amount expected to be collected over the estimated life. Expected credit losses will be measured based on historical experience and current conditions, as well as forecasts of future conditions that affect the collectability of the reported amount. The guidance is effective for annual reporting periods beginning after December 15, 2021, and interim reporting periods within those years using a modified retrospective approach. The Company has concluded that it will not have a material impact on its financial statements.

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

The Company adopted ASC Topic 842, Leases, as amended, on January 1, 2022. We elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to not separate non-lease components from lease components and instead to account for each separate lease component and the non-lease components associated with that lease component as a single lease.

The Company determines if an arrangement contains a lease at inception as defined by ASC 842. In order to meet the definition of a lease under ASC 842, the contractual arrangement must convey to us the right to control the use of an identifiable asset for a period of time in exchange for consideration. ROU (Right of Use) assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASC 606”). ASU 2014-09 supersedes the revenue recognition requirements under Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the ASC. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. Under the new guidance, an entity is required to perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The new guidance will significantly enhance comparability of revenue recognition practices across entities, industries, jurisdictions and capital markets. Additionally, the guidance requires improved disclosures as to the nature, amount, timing and uncertainty of revenue that is recognized. In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606)—Narrow-Scope Improvements and Practical Expedients. This update clarifies the objectives of collectability, sales and other taxes, noncash consideration, contract modifications at transition, completed contracts at transition and technical correction. The amendments in this update affect the guidance in ASU 2014-09. In September 2017, the FASB issued additional amendments providing clarification and implementation guidance.

The Company adopted ASC 606 effective January 1, 2022, applying the full retrospective transition method. As the underlying principles of the new standard, relating to the measurement of revenue and the timing of recognition, are closely aligned with the Company’s current business model and practices, the adoption did not have a material impact on the financial statements. In addition, the adoption of ASC 606 did not impact the previously reported financial statements in any prior period nor did it result in a cumulative effect adjustment to retained earnings.

(3)	Restatement

Correction of an Error

The Company is restating the financial statements as of and for the year ended December 31, 2023 due to improper recording of tooling contracts.

The Company understated earned tooling billings by $1,902,189. This resulted in an understatement of tooling revenue of $630,119 and an understatement of the proceeds of these billings earned by the Parent of $1,271,270.

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

The following tables provide the summary of the as previously reported and as restated amounts.

Balance Sheets

	As Previously Reported	Adjustments	As Restated
Current Assets
Cash	$490,975	$—	$490,975
Accounts receivable	6,445,558	1,902,189	8,347,747
Inventory	6,298,308	—	6,298,308
Prepaid expenses	80,968	—	80,968
Due from related parties	7,828,523	(1,271,270)	6,557,253

Total Current Assets	21,144,332	630,919	21,775,251
Contract asset	563,228	—	563,228
Fixed assets, net	110,180,011	—	110,180,011
Right of use asset - financing	53,585	—	53,585
Investment, at cost	1,210,000	—	1,210,000

Total Assets	$133,151,156	$630,919	$133,782,075

Current Liabilities
Accounts payable and accrued expenses	$12,120,368	$—	$12,120,368
Accrued interest	235,403	—	235,403
Accrued interest - related party	54,830	—	54,830
Notes payable - related parties	22,983,000	—	22,983,000
Lines of credit	10,000,000	—	10,000,000
Financing lease liability	16,036	—	16,036
Notes payable, net of debt discount	668,084	—	668,084

Total Current Liabilities	46,077,721	—	46,077,721
Financing lease liability	30,028	—	30,028
Notes payable, net of debt discount	63,329,918	—	63,329,918
Equipment loans, net of debt discount	—	—	—

Total Liabilities	109,437,667	—	109,437,667

Members’ Equity	23,713,489	630,919	24,344,408

Total Liabilities and Members’ Equity	$133,151,156	$630,919	$133,782,075

See accompanying notes to the financial statements

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

Statement of Operations

	As Previously Reported	Adjustments	As Restated
Revenues
Auto part revenues	$54,566,365	$—	$54,566,365
Scrap revenues	3,902,229	—	3,902,229
Tooling revenues	2,468,594	630,919	3,099,513

Total revenues	60,937,188	630,919	61,568,107
Cost of Sales	54,042,832	—	54,042,832

Gross Profit	6,894,356	630,919	7,525,275

Operating Expenses
Selling	1,779,207	—	1,779,207
General and administrative	5,330,536	—	5,330,536

Total operating expenses	7,109,743	—	7,109,743

Other Income (Expense)
Interest expense	(3,635,619)	—	(3,635,619)
Interest expense - related party	(222,611)	—	(222,611)
Amortization of debt discount	(355,062)	—	(355,062)
Loss on extinguishment of debt	(378,286)	—	(378,286)
Other income	217,371	—	217,371
Other expense	—	—	—

Total other income (expense)	(4,374,207)	—	(4,374,207)

Loss Before Taxes	(4,589,594)	630,919	(3,958,675)
Income Tax Benefit (Expense)	—	—	—

Net Loss	$(4,589,594)	$630,919	$(3,958,675)

Net Loss Per Membership Unit	$(0.15)		$(0.13)

Weighted Average of Membership Units Outstanding - Basic and Diluted	30,347,741		30,347,741

See accompanying notes to the financial statements

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

Statement of Changes in Members’ Equity

	Membership Units Outstanding	Additional Paid-in Capital	Accumulated Deficit	Total Members’ Equity
As Previously Reported
Balances at December 31, 2022	30,347,741	$30,337,741	$(2,034,658)	$28,303,083

Net loss			(4,589,594)	(4,589,594)

Balances at December 31, 2023	30,347,741	$30,337,741	$(6,624,252)	$23,713,489

Error Correction
Net loss			$(3,958,675)	$(3,958,675)

As Restated
Balances at December 31, 2022	30,347,741	$30,337,741	$(2,034,658)	$28,303,083

Net loss			(3,958,675)	(3,958,675)

Balances at December 31, 2023	30,347,741	$30,337,741	$(5,993,333)	$24,344,408

See accompanying notes to the financial statements

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

Statement of Cash Flows

	As Previously Reported	Adjustments	As Restated
Cash Flows From Operating Activities
Net loss	$(4,589,594)	$630,919	$(3,958,675)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	5,591,444	—	5,591,444
Amortization of debt discount	355,062	—	355,062
Loss on extinguishment of debt	378,286	—	378,286
Amortization of right of use financing asset	7,072	—	7,072
Amortization of contract asset	132,772	—	132,772
Net change in operating assets and liabilities:		—
Accounts receivable	(4,306,280)	(1,902,189)	(6,208,469)
Inventory	(2,136,625)	—	(2,136,625)
Prepaid expenses	(31,755)	—	(31,755)
Due from related parties	(2,207,236)	1,271,270	(935,966)
Contract asset	—	—	—
Accounts payable and accrued expenses	7,064,012	—	7,064,012
Bank overdraft	(240,429)	—	(240,429)
Accrued interest	(17,357)	—	(17,357)
Accrued interest - related party	(275,688)	—	(275,688)

Net cash provided by (used in) operating activities	(276,316)	—	(276,316)

Cash Flows From Investing Activities
Purchase of property, plant, and equipment	(26,559,093)	—	(26,559,093)

Net cash used in investing activities	(26,559,093)	—	(26,559,093)

Cash Flows From Financing Activities
Financing fees	(1,330,845)	—	(1,330,845)
Proceeds from related party notes payable	14,300,000	—	14,300,000
Repayments on related party notes payable	(16,917,000)	—	(16,917,000)
Net repayments on lines of credit	(4,850,000)	—	(4,850,000)
Repayments on equipment loans	(29,779,350)	—	(29,779,350)
Insurance proceeds received from payoff of equipment	135,161	—	135,161
Proceeds from notes payable	65,500,000	—	65,500,000
Repayments on notes payable	(477,599)	—	(477,599)
Repayments on financing lease liability	(14,593)	—	(14,593)
Repayments on vehicle loan	(6,924)	—	(6,924)

Net cash provided by financing activities	26,558,850	—	26,558,850

Net decrease in cash	(276,559)	—	(276,559)

Cash - beginning of the year	767,534	—	767,534

Cash - end of the year	$490,975	$—	$490,975

Supplemental Cash Flow Information
Cash paid for interest	$5,156,403	$—	$5,156,403

Cash paid for taxes	$—	$—	$—

Supplemental Disclosure of Non-Cash
Investing and Financing Activities

Recognition of right of use financing asset	$60,657	$—	$60,657

See accompanying notes to the financial statements

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

(4)	Contract Assets

During the years ended December 31, 2023 and 2022, fees became due of $0 and $696,000, respectively. During the years ended December 31, 2023 and 2022, the Company paid $0 and $696,000, respectively.

The following table summarizes the contract asset, net of accumulated amortization as of December 31, 2023 and 2022:

Descriptions	2023	2022
Contract asset	$696,000	$696,000
Accumulated amortization	(132,772)	—

Contract asset, net	$563,228	$696,000

During the years ended December 31, 2023 and 2022, there was amortization of the contract asset of $132,772 and $0, respectively.

(5)	Concentrations

The following table summarizes the Company’s accounts receivable by revenue stream as of December 31, 2023 and 2022:

Accounts Receivable

Descriptions	2023	2022
Automobile parts revenues	$4,377,927	$2,058,121
Scrap revenues	270,435	81,157
Tooling revenues	3,699,385	—

	$8,347,747	$2,139,278

Revenue and Accounts Receivable Concentrations

Customer 1

During the years ended December 31, 2023 and 2022, this customer represented 64% and 57% of automobile part revenues, respectively.

During the years ended December 31, 2023 and 2022, this customer represented 34% and 100% of tooling revenues, respectively.

As of December 31, 2023 and 2022, this customer comprised 80% and 74% of accounts receivable, respectively.

Customer 2

During the years ended December 31, 2023 and 2022, this customer represented 32% and 39% of automobile part revenues, respectively.

As of December 31, 2023 and 2022, this customer comprised 2% and 10% of accounts receivable, respectively.

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

Scrap Revenues

During each of the years ended December 31, 2023 and 2022, one customer represented 100% of scrap sales.

As of December 31, 2023 and 2022, this customer comprised 3% and 4% of accounts receivable, respectively.

(6)	Inventories

Inventories consists of the following as of December 31, 2023 and 2022:

Descriptions	2023	2022
Raw materials	$3,154,557	$2,020,622
Finished goods	3,143,751	2,141,061

	$6,298,308	$4,161,683

(7)	Property, Plant, and Equipment

Property, plant, and equipment consists of the following as of December 31, 2023 and 2022:

Descriptions	2023	2022

Land	$600,000	$600,000
Building and improvements	42,689,570	42,669,320
Machinery and equipment	57,635,275	57,392,383
Furniture and fixtures	433,753	424,711
Vehicles	173,246	46,253
Construction in progress	29,661,799	3,501,883

	131,193,643	104,634,550
Less: Accumulated depreciation	(21,013,632)	(15,422,188)

Net property, plant, and equipment	$110,180,011	$89,212,362

Total depreciation expense for the years ended December 31, 2023 and 2022 was $5,591,444 and $4,749,126, respectively, of which $5,521,209 and $4,680,268, respectively was recorded in cost of goods sold, $70,235 and $68,858, respectively was recorded in selling, general, and administrative expenses.

(8)	Related Party Transactions and Balances

Shin Young Co., Ltd.

The following transactions result in amounts due from the Parent:

•	The Company acts as an agent for the Parent for tooling revenues (see Note 2). As of December 31, 2023 and 2022, the Company was owed $6,147,910 and $4,978,703, respectively, for tooling advances.

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

•

The Company purchases materials to send to the Parent as part of tooling contracts being worked on by the Parent. The Company is reimbursed for these purchases by the Parent. As of December 31, 2023 and 2022, the Company was owed $2,215,268 and $1,375,897, respectively, for reimbursement of purchased materials.

•

During the years ended December 31, 2023 and 2022, the Company paid $126,000 and $30,000, respectively, of professional fees for the Parent. As of December 31, 2023 and 2022, the Company was owed $156,000 and $30,000 from the Parent for these transactions.

The following transactions result in amounts owed to the Parent:

•

The Company has notes payable and corresponding interest expense and accrued interest with this related party (see Note 9). As of December 31, 2023 and 2022, the Company owed the parent $111,633 and $484,886, respectively, of accrued interest.

•

The Company leases employees from the Parent when necessary. During the years ended December 31, 2023 and 2022, the Company incurred leased employee expenses of $0 and $64,200, respectively. These amounts are included in general and administrative expenses in the accompanying statements of operations. As of December 31, 2023 and 2022, the Company owed the Parent $194,100 and $194,100, respectively, for these fees.

•

The Parent guarantees certain debt agreements of the Company, which it sometimes charges the Company for. During the years ended December 31, 2023 and 2022, the Company incurred debt guarantee related expenses of $0 and $59,349, respectively. As of December 31, 2023 and 2022, the Company owed the Parent $109,560 and $109,560, respectively, for these fees.

•

During the years ended December 31, 2023 and 2022, the Company purchased $5,137,613 and $0, respectively, of fixed assets from this related party. As of December 31, 2023 and 2022, the Company owed the Parent $1,994,127, respectively, and $0 for fixed asset purchases.

•

The Company purchases miscellaneous materials from the Parent. During the years ended December 31, 2023 and 2022, the Company purchased $384 and $0, respectively. As of December 31, 2023 and 2022, the Company owed the Parent $482 and $98, respectively, for these purchases.

With the exception of the notes payable, all of these amounts due to and from the Parent have a right of offset. As of December 31, 2023 and 2022, the Company has a net receivable of $6,109,276 and $5,595,956, respectively, from this related party. These amounts are included in due from related parties on the accompanying balance sheets.

Taegang Steel

As disclosed in Note 2, the Company has a 25.6% ownership in this Company.

During the years ended December 31, 2023 and 2022, the Company purchased $0 and $595,144, respectively, of machinery and equipment from this related party. As of December 31, 2023 and 2022, there was $0 and $595,144, outstanding, respectively to this related party. The amounts owed are included in accounts payable and accrued expenses on the accompanying balance sheets.

KY Automotive Inc. / SSG Georgia

This is a related party through common ownership by a minority shareholder. The related party was previously doing business as SSG Georgia until it changed its name to KY Automotive Inc.

The Company entered into various transactions with this related party prior to 2022, resulting in both a receivable and a payable. The receivable and payable have a right of offset and are netted in due from

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

related parties on the balance sheet. There were no transactions between these related parties during the years ended December 31, 2023 and 2022, with the exception of repayments on amounts owed between the related parties. As of December 31, 2023 and 2022, the Company was owed $447,977 and $25,331, respectively, from this related party. The amounts owed are included in due from related parties on the accompanying balance sheets.

Renovation-FA Corp

This is a related party through common ownership by a minority shareholder.

During the years ended December 31, 2023 and 2022, the Company purchased $120,000 and $115,400, respectively, of fixed assets from this related party.

During the years ended December 31, 2023 and 2022, this related party performed various contracted services for the Company. The expense for these services for the years ended December 31, 2023 and 2022 was $1,631,844 and $649,742, respectively. During the year ended December 31, 2023, $1,494,344 and $137,500, were recorded in cost of sales and general and administrative expenses, respectively. During the year ended December 31, 2022, $514,317 and $135,425, respectively, were recorded in cost of sales and general and administrative expenses.

As of December 31, 2023 and 2022, the Company owed this related party $165,765 and $64,728, respectively. The amounts owed are included in accounts payable and accrued expenses on the accompanying balance sheets.

Shin Won Ind. Co., Ltd.

This is a sister Company that is owned by the Parent.

The Company has notes payable and corresponding interest expense and accrued interest with this related party (see Note 9).

Daesin Robot, LLC

This is a partial owner of the Company.

There were no transactions with this related party during the years ended December 31, 2023 and 2022. As of December 31, 2023 and 2022, the Company owed this related party $90,000 and $90,000, respectively. The amounts owed are included in accounts payable and accrued expenses on the accompanying balance sheets.

(9)	Debt

Related Party Notes Payable

The Company has various notes payable with a sister company owned by the Parent. The borrowings have an original maturity date of one year and bear interest at 1.00%. As of December 31, 2023 and 2022, the Company had outstanding borrowings of $5,483,000 and $17,400,000, respectively. Interest expense was $68,660 and $174,000 for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, the Company owed the related party accrued interest of $54,830 and $330,518, respectively. The accrued interest is in accrued interest related party on the accompanying balance sheets.

The Company has various notes payable with the Parent. The borrowings have an original maturity date of one year and bear interest at 1.00%. As of December 31, 2023 and 2022, the Company had outstanding

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

borrowings of $17,500,000 and $8,200,000, respectively. Interest expense was $153,951 and $33,512 for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, the Company owed the Parent accrued interest of $111,633 and $484,886, respectively. The accrued interest is in due from related parties on the accompanying balance sheets (see Note 8).

Lines of Credit

In 2017, the Company entered into a line of credit with a bank for borrowings up to $1,900,000. The line of credit had an interest rate of the three-month LIBOR Rate + 2.30% and an original maturity date in 2021. In 2020, the agreement was amended to extend the maturity date to April 2022. In April 2022, the agreement was amended to update the interest rate to the Prime Rate + 0.50%, and extend the maturity date to April 2023. As of December 31, 2022 $1,900,000 was outstanding. On May 12, 2023, the line of credit and all corresponding accrued interest was paid in full. Interest expense was $56,688 and $104,896 for the years ended December 31, 2023 and 2022, respectively.

In 2017, the Company entered into a line of credit with the same bank for borrowings up to $950,000. The line of credit has an interest rate of the Prime Rate + 0.50% and an original maturity date in 2021. In 2020, the agreement was amended to extend the maturity date to August 2022. In August 2022, the agreement was amended to extend the maturity date to August 2023. As of December 31, 2022 $950,000 was outstanding. On May 12, 2023, the line of credit and all corresponding accrued interest was paid in full. Interest expense was $28,344 and $52,448 for the years ended December 31, 2023 and 2022, respectively.

In 2017, the Company entered into a line of credit with the same bank for borrowings up to $2,000,000. The line of credit has an interest rate of the Prime Rate + 0.50% and an original maturity date in 2021. In 2020, the agreement was amended to extend the maturity date to October 2022. In October 2022, the agreement was amended to extend the maturity date to October 2023. As of December 31, 2022, $2,000,000 was outstanding. On May 12, 2023, the line of credit and all corresponding accrued interest was paid in full. Interest expense was $59,671 and $110,417 for the years ended December 31, 2023 and 2022, respectively.

In 2021, the Company entered into a line of credit with a different bank for borrowings up to $10,000,000 with a maturity date in February 2022. The agreement is fully guaranteed by the Parent. The agreement originally had an interest rate of the three-month LIBOR Rate plus 2.00%. In February 2022, the agreement was extended for an additional year and was amended to change the interest rate to the three-month secured overnight financing rate (“SOFR”) plus 2.23% per annum. In February 2023, the agreement was extended for an additional year and was amended to change the interest rate to the three-month SOFR plus 1.87%. As of December 31, 2023, the three-month SOFR was 5.36%. Interest expense was $717,476 and $348,088 for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, $10,000,000 and $10,000,000 was outstanding, respectively.

Equipment Loans

In June 2019, the Company entered into a $7,800,000 note agreement with a bank. The loan bears interest at 6.00% and is due in 60 installments of $50,679 from July 2019 through June 2024. The loan is secured by the Company’s land and building, and is guaranteed by the Parent. The Company incurred debt issuance costs of $66,051, which were recorded as debt discount and are amortized over the life of the loan. As of December 31, 2022, there was an outstanding principal balance on the loan of $7,293,925 and unamortized debt discount of $19,569. On March 7, 2023, the Company repaid this loan early, resulting in debt extinguishment. The Company incurred an early termination fee of $145,323, which is included in interest expense in the accompanying statements of operations. The unamortized debt discount as of the time of the extinguishment was $17,182. This amount was expensed and is included in loss on extinguishment in the accompanying statements of operations. The Company amortized debt discount of $2,387 and $13,203,

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

respectively, during years ended December 31, 2023 and 2022. Excluding the prepayment penalty, the Company incurred interest expense of $79,314 and $448,308, respectively, during the years ended December 31, 2023 and 2022.

In June 2019, the Company entered into a $14,500,000 note agreement with the same bank. The loan bears interest at the Prime Rate plus 1.0% per annum and is due in 83 installments of $172,619 plus interest from July 2019 through June 2026. The loan is secured by the Company’s inventory, equipment and fixtures, and is guaranteed by the Parent. The Company incurred debt issuance costs of $122,538, which were recorded as debt discount and are amortized over the life of the loan. As of December 31, 2022, there was an outstanding principal balance on the loan of $7,422,619 and unamortized debt discount of $60,844. On May 12, 2023, the Company repaid this loan early, resulting in debt extinguishment. The Company incurred an early termination fee of $126,405, which is included in interest expense in the accompanying statements of operations. The unamortized debt discount as of the time of the extinguishment was $54,525. This amount was expensed and is included in loss on extinguishment in the accompanying statements of operations. The Company amortized debt discount of $6,319 and $17,473, respectively, during years ended December 31, 2023 and 2022. Excluding the prepayment penalty, the Company incurred interest expense of $234,880 and $502,664, respectively, during the years ended December 31, 2023 and 2022.

In July 2021, the Company entered into a $2,800,000 note agreement with the same bank. The loan bears interest at 4.50% and is due in 60 installments of $52,277 plus interest from July 2021 through June 2026. The loan is secured by the Company’s inventory, equipment, and fixtures, and is guaranteed by the Parent. The Company incurred debt issuance costs of $28,731, which were recorded as debt discount and are amortized over the life of the loan. As of December 31, 2022, there was an outstanding principal balance on the loan of $2,062,806 and unamortized debt discount of $20,104. On May 12, 2023, the Company repaid this loan early, resulting in debt extinguishment. The Company incurred an early termination fee of $73,059, which is included in interest expense in the accompanying statements of operations. The unamortized debt discount as of the time of the extinguishment was $18,026. This amount was expensed and is included in loss on extinguishment in the accompanying statements of operations. The Company amortized debt discount of $2,078 and $5,746, respectively, during years ended December 31, 2023 and 2022. Excluding the prepayment penalty, the Company incurred interest expense of $33,570 and $103,905, respectively, during the years ended December 31, 2023 and 2022.

In May 2021, the Company entered into a $13,000,000 note agreement with a bank. The loan originally had an interest rate of the three-month LIBOR Rate + 2.65%. In July 2022, the agreement was amended to change the interest rate to the three-month secured overnight financing rate (“SOFR”) plus 2.91% per annum. The loan matures in May 2028, and is guaranteed by the Parent. The Company incurred debt issuance costs of $604,360, which were recorded as debt discount and are amortized over the life of the loan. As of December 31, 2022, there was an outstanding principal balance on the loan of $13,000,000 and unamortized debt discount of $461,546. On June 9, 2023, the Company repaid this loan early, resulting in debt extinguishment. The Company incurred an early termination fee of $56,137, which is included in interest expense in the accompanying statements of operations. The unamortized debt discount as of the time of the extinguishment was $423,714. This amount was expensed and is included in loss on extinguishment in the accompanying statements of operations. The Company amortized debt discount of $37,832 and $86,303, respectively, during years ended December 31, 2023 and 2022. Part of the original debt discount related to a required insurance policy on the loan. Upon extinguishment, the Company received proceeds of prepaid premiums on the insurance of $135,161. These proceeds are a gain on extinguishment and are netted in loss on extinguishment in the accompanying statements of operations.

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

Excluding the prepayment penalty, the Company incurred interest expense of $402,479 and $582,059, respectively, during the years ended December 31, 2023 and 2022.

Vehicle Loan

In March 2022, the Company entered into a $16,253 auto loan agreement. The loan bears interest at 7.74% and is due in 36 installments of $509 from May 2022 through February 2025. As of December 31, 2023 and 2022, the Company has an outstanding balance of $0 and $6,924, respectively.

Notes Payable

In February 2023, the Company entered into a note payable with a bank for $30,500,000. The note bears interest at 5.00% and matures in February 2026. The entire principal balance is due in full at maturity, with the Company being required to make quarterly interest payments. The note is fully guaranteed by the Parent and is secured by all assets of the Company. The Company incurred debt issuance costs of $1,000,000, which are recorded as debt discount and are amortized over the life of the note. The Company amortized debt discount of $279,197 during the year ended December 31, 2023. As of December 31, 2023 there was outstanding principal of $30,500,000 and unamortized debt discount of $720,803. The Company incurred interest expense of $1,278,493 during the year ended December 31, 2023. The note contains certain financial statement covenants. As of December 31, 2023, the Company was in compliance with the covenants.

In May 2023, the Company entered into a $20,000,000 note agreement with a bank. The note bears interest at SOFR plus 2.85%. The note calls for 60 monthly payments beginning in June 2023 until the maturity date in May 2028. The first 59 monthly payments are for $188,739 (including interest and principal) and a balloon payment of the remaining principal ($15,883,066) due on the 60th installment. The note is secured by all assets of the Company. The Company incurred debt issuance costs of $191,992, which are recorded as debt discount and are amortized over the life of the note. The Company amortized debt discount of $24,512 during the year ended December 31, 2023. As of December 31, 2023 there was outstanding principal of $19,596,609 and unamortized of $167,480. The Company incurred interest expense of $917,780 during the year ended December 31, 2023. The note contains certain financial statement covenants that go into effect for the trailing 12 months ended June 30, 2024.

In October 2023, the Company entered into a $15,000,000 note agreement with the same bank. The note bears interest at SOFR plus 3.25%. The note calls for 120 equal monthly payments of $131,913 (including interest and principal) beginning in November 2023 until the maturity date in October 2033. The note is secured by all assets of the Company. The Company incurred debt issuance costs of $138,853, which are recorded as debt discount and are amortized over the life of the note. The Company amortized debt discount of $2,737 during the year ended December 31, 2023. As of December 31, 2023 there was outstanding principal of $14,925,792 and unamortized debt discount of $136,116. The Company incurred interest expense of $189,619 during the year ended December 31, 2023. The note contains certain financial statement covenants that go into effect for the trailing 12 months ended June 30, 2024.

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

Estimated debt maturities, net of debt discount amortization, is as follows:

Years ended December 31,

2024	$33,651,084
2025	765,356
2026	31,640,645
2027	1,298,617
2028	16,528,283
thereafter	13,097,017

$96,981,002

(10)	Income Taxes

Income tax expenses (benefits) for the years ended December 31, 2023 and 2022 consist of the following:

Descriptions	2023	2022

Current	$—	$—
Deferred	—	—

	$—	$—

The income tax expense differs from the amount computed by applying the statutory federal tax rate of 21% as follows:

Descriptions	2023	2022

Computed “expected” tax expense	$(831,322)	$(17,099)
State tax, net of federal tax effect	(1,593)	(2,435)
Change in valuation allowance	817,492	(53,665)
Nondeductible expenses	49,824	17,203
Other	(34,401)	55,996

	$—	$—

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of December 31, 2023 and 2022 are presented as follows:

Descriptions	2023	2022

Deferred tax assets (liabilities):
Net operating loss carryforwards	$5,780,555	$4,461,134
Start-up costs	5,288	5,876
Accrued royalty	50,729	50,729
Accrued debt guaranteed fee	27,925	27,925
Accrued interest	15,186	213,105
Capitalization of inventories	9,337	6,163
Charitable contribution over limit	4,750	3,398
Interest expense limitation	1,407,439	399,091
Property, plant, and equipment, primarily due to differences in depreciation	(5,955,557)	(4,839,157)

	1,345,652	328,264
Less: valuation allowance	(1,345,652)	(328,264)

Deferred tax assets (liabilities), net	$—	$—

As of December 31, 2023, the Company has net operating loss carryforwards of $22,119,554 for U.S. federal, and $22,111,960 for the state of Alabama income tax purposes, available to offset future taxable income, if any. The net operating loss carryforwards, for the state of Alabama income tax purpose, if not utilized, will begin to expire from 2033, while the net operating loss for U.S. federal income tax purpose, if not utilized, will expire as follow:

Descriptions	Year to expire	Amount

Net operating loss incurred until 2017	2038	$29,052
Net operating loss incurred from 2018	Indefinite	22,090,502

		$22,119,554

The Company has no unrecognized tax benefits and consequently has not accrued interest and penalties related thereto as of December 31, 2023. The Company does not expect its unrecognized tax benefit balance to change significantly in the next 12 months.

(11)	Employee Benefit Plan

The Company has a Savings Incentive Match Plan (“SIMPLE”) IRA plan (“Plan”) to provide retirement benefits to their employees. Under the Plan, employees may contribute their compensation to the Plan, limited to a maximum annual amount set forth by the Internal Revenue Service. The expense for the plan was $63,038 and $64,579, respectively, for the years ended December 31, 2023 and 2022.

(12)	Leases

The Company has short-term operating leases for corporate apartments, which are valued under the practical expedient. The Company has a financing lease for a vehicle. The financing lease commenced in October

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

2023 and requires monthly payments of $1,495 through October 2026 with an upfront payment of $13,000 at the commencement of the lease.

Exercises of lease renewal options are typically at the Company’s sole discretion and are included in its ROU assets and lease liabilities based upon whether the Company is reasonably certain of exercising the renewal options. The Company has lease agreements with lease and non-lease components, which are accounted for together as lease components. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Lease liabilities are measured at the commencement date based on the present value of future lease payments. As the Company’s lease did not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments. The Company used a discount rate of 8.57% in determining its lease liability.

The Company’s leases do not require any contingent rental payments or impose any financial restrictions. The Company’s leases do not include residual value guarantees or renewal options. Some of the Company’s leases do include escalation clauses. Variable expenses generally represent the Company’s share of the landlord’s operating expenses. The Company does not act as a lessor in any lease arrangements.

The components of lease expenses were as follows for the years ended December 31, 2023 and 2022:

Descriptions	2023	2022

Finance lease costs
Amortization of ROU assets	$7,072	$—
Interest on lease liabilities	599	—
Short-term lease costs	83,424	78,834

Total lease costs	$91,085	$78,834

The total cash paid for amounts included in the measurement of lease liabilities for years ended December 31, 2023 and 2022 included the following:

	2023	2022

Financing cash outflows from finance leases	$(14,593)	$—

Assets obtained in exchange for lease liabilities:

	2023	2022

Finance lease	$60,657	$—

Lease term and discount rate were as follows:

	December 31, 2023	December 31, 2022

Weighted-average remaining lease term (in years)
Finance leases	2.81 years	—
Weighted-average discount rate
Finance leases	8.57%	—

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

Future maturities of lease liabilities under non-cancelable leases as of December 31, 2023 are summarized as follows:

Finance Leases
2024	$17,943
2025	17,943
2026	13,458

Total undiscounted lease payments	49,344
Less: imputed interest	(3,280)

Total lease liabilities	$46,064

(13)	Subsequent Events

Subsequent Event 1

During 2024, the Company entered into additional note agreements with the Parent for total proceeds of $5,000,000. These notes each have an interest rate of 1% and will mature one year from the respective commencement dates.

Subsequent Event 2

On February 21, 2024, the Company entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, AltEnergy Acquisition Corp, a Delaware corporation.

The transactions set forth in the Merger Agreement, including the Merger (defined below), will constitute a “Business Combination” as contemplated by the Company’s Amended and Restated Certificate of Incorporation.

Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Delaware Limited Liability Company Act (Car Tech having been converted to a Delaware limited liability company), Merger Sub will merge with and into Car Tech, with Car Tech surviving as a wholly-owned subsidiary of the Company (the “Merger”). Upon the consummation of the Merger, subject to approval by the Company’s stockholders and other customary closing conditions, the combined company will be renamed and is expected to list on The Nasdaq Capital Market.

Subject to the terms and conditions set forth in the Merger Agreement, in consideration of the Merger, membership interests in Car Tech (the “Car Tech Units”) will be converted into the right to receive a number of shares of AltEnergy Acquisition Corp. common stock (the “Parent Common Stock”) for each Car Tech Unit owned calculated by dividing (i) a fraction equal to (a) the quotient of (x) the Aggregate Merger Consideration divided by (y) ten dollars ($10.00), by (ii) the number of Car Tech Units that are issued and outstanding immediately prior to the effective time of the Merger. “Aggregate Merger Consideration” means (I) $80,000,000 plus the amount of any shortfall in the Company’s obligation to source at least $50,000,000 in proceeds from a private placement to be consummated immediately prior to the Merger, and an additional (II) $40,000,000 (the “Earn Out Consideration”).

Pursuant to Lock-up Agreements executed in connection with the Merger Agreement, all of the shares of Parent Common Stock to be issued to holders of Car Tech Units (other than 500,000 shares issued pursuant to clause (I) of the definition of Aggregate Merger Consideration) will be subject to time based restrictions

CAR TECH, LLC

Notes to Financial Statements

December 31, 2023 and 2022

on transfer, and the 4,000,000 shares of Parent Common Stock to be issued to holders of Car Tech Units based on the Earn Out Consideration will be subject to additional transfer restrictions, release and forfeiture. Other Agreements executed in connection with the Merger Agreement include a Contribution and

Exchange Agreement executed by the Company’s principal equity holder and AltEnergy, a Support Agreement executed by the Company and AltEnergy and the Company’s Sponsor and certain members of Car Tech, and a Warrant Transfer and Option Agreement executed by the Company’s Sponsor and an affiliate of the underwriter in the Company’s Initial Public Offering and Car Tech’s principal equity holder.

In connection with the proposed business combination, AltEnergy intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement to be sent to AltEnergy’s stockholders and a prospectus for the registration of AltEnergy’s Common Stock to be issued in connection with the Merger (as amended from time to time, the “Registration Statement”). A full description of the terms of the proposed business combination is expected to be provided in the Registration Statement.

Subsequent Event 3

In February 2024, the Company extended the maturity date of its $10,000,000 line of credit to February 2025.

CAR TECH, LLC

Condensed Balance Sheets

	(Unaudited) September 30, 2024	(Audited) As Restated December 31, 2023
Assets
Current Assets:
Cash	$204,012	$490,975
Accounts receivable	7,322,692	8,347,747
Inventory, net	6,138,180	6,298,308
Prepaid expenses and other current assets	199,896	80,968
Deferred offering costs	825,138	—
Due from related parties	1,277,103	6,557,253

Total Current Assets	15,967,021	21,775,251

Contract assets, net	2,640,269	563,228
Property, plant, and equipment, net	122,093,741	110,180,011
Right of use asset - financing	42,826	53,585
Investment, at cost	1,210,000	1,210,000

Total Assets	$141,953,857	$133,782,075

Liabilities and Members’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$18,004,653	$12,120,368
Accrued interest	380,205	235,403
Accrued interest, related party	—	54,830
Notes payable, related parties	28,983,000	22,983,000
Lines of credit	10,000,000	10,000,000
Financing lease liability	15,185	16,036
Notes payable, net of debt discount	742,576	668,084

Total Current Liabilities	58,125,619	46,077,721

Financing lease liability	16,382	30,028
Notes payable, net of debt discount	62,819,981	63,329,918

Total Liabilities	120,961,982	109,437,667

Commitments and contingencies (Note 12)
Members’ Equity:	20,991,875	24,344,408

Total Liabilities and Members’ Equity	$141,953,857	$133,782,075

See accompanying notes to the unaudited condensed financial statements

CAR TECH, LLC

Unaudited Condensed Statements of Operations

For the Nine Months Ended September 30, 2024 and 2023

	September 30, 2024	September 30, 2023
Revenues
Auto part revenues	$40,814,598	$41,890,899
Scrap revenues	2,775,820	3,029,893
Tooling revenues	4,325,936	2,568,027

Total revenues	47,916,354	47,488,819

Cost of goods sold	43,580,638	41,286,093

Gross profit	4,335,716	6,202,726

Operating Expenses
Selling	1,034,187	1,469,082
General and administrative	4,640,870	3,580,830

Total operating expenses	5,675,057	5,049,912

(Loss) Income from operations	(1,339,341)	1,152,814

Other Income (Expense):
Interest expense	(1,685,148)	(2,986,793)
Interest expense, related parties	(202,927)	(236,833)
Amortization of debt discount	(289,240)	(258,704)
Loss on extinguishment of debt	—	(378,286)
Other income	262,521	187,472
Other expense	(98,398)	(1,971)

Total other income (expense)	(2,013,192)	(3,675,115)

Loss Before Taxes	(3,352,533)	(2,522,301)
Income Tax Benefit (Expense)	—	—

Net Loss	$(3,352,533)	$(2,522,301)

Net Loss Per Membership Unit	$(0.11)	$(0.08)

Weighted Average of Membership Units Outstanding - Basic and Diluted	30,347,741	30,347,741

See accompanying notes to the unaudited condensed financial statements

CAR TECH, LLC

Unaudited Condensed Statements of Changes in Members’ Equity

For the Nine Months Ended September 30, 2024 and 2023

	Membership Units Outstanding	Additional Paid-in Capital	Accumulated Deficit	Total Members’ Equity

Balances at January 1, 2023	30,347,741	$30,337,741	$(2,034,658)	$28,303,083
Net loss	—	—	(2,522,301)	(2,522,301)

Balances at September 30, 2023	30,347,741	$30,337,741	$(4,556,959)	$25,780,782

Balances at January 1, 2024 - as restated	30,347,741	$30,337,741	$(5,993,333)	$24,344,408
Net loss	—	—	(3,352,533)	(3,352,533)

Balances at September 30, 2024	30,347,741	$30,337,741	$(9,345,866)	$20,991,875

See accompanying notes to the unaudited condensed financial statements

CAR TECH, LLC

Unaudited Condensed Statements of Cash Flows

For the Nine Months Ended September 30, 2024 and 2023

	September 30, 2024	September 30, 2023
Cash Flows From Operating Activities
Net loss	$(3,352,533)	$(2,522,301)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	4,283,324	4,191,437
Inventory write-off	—	205,733
Amortization of debt discount	289,240	258,704
Loss on extinguishment of debt	—	378,286
Amortization of right of use financing asset	10,759	—
Amortization of contract asset	135,604	99,065
Changes in operating assets and liabilities:
Accounts receivable	1,025,055	(7,055,772)
Inventory	160,128	(1,644,688)
Prepaid expenses	(118,928)	(258,429)
Due from related parties	5,280,150	(107,620)
Accounts payable and accrued expenses	5,884,285	5,769,935
Contract asset - costs to obtain a contract	(2,212,645)	—
Bank overdraft	—	(240,429)
Accrued interest	144,802	(93,982)
Accrued interest - related party	(54,830)	(221,598)

Net cash provided by (used in) operating activities	11,474,411	(1,241,659)

Cash Flows From Investing Activities
Purchases of property, plant, and equipment	(16,197,054)	(16,378,918)

Net cash used in investing activities	(16,197,054)	(16,378,918)

Cash Flows From Financing Activities
Financing fees	—	(1,191,992)
Deferred offering costs	(825,138)	—
Proceeds from related party notes payable	6,000,000	14,300,000
Repayments on related party notes payable	—	(11,917,000)
Net repayments on lines of credit	—	(4,850,000)
Repayments on equipment loans	—	(29,779,350)
Insurance proceeds received from payoff of equipment loan	—	135,161
Proceeds from notes payable	—	50,500,000
Repayments on notes payable	(724,685)	(227,421)
Repayments on financing lease liability	(14,497)	—
Repayments on vehicle loan	—	(6,924)

Net cash provided by financing activities	4,435,680	16,962,474

Net decrease in cash	(286,963)	(658,103)

Cash - beginning of the period	490,975	767,534

Cash - end of the period	$204,012	$109,431

Supplemental Cash Flow Information
Cash paid for interest	$3,842,833	$3,736,345

Cash paid for taxes	$—	$—

See accompanying notes to the unaudited condensed financial statements

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

(1)	Organization and Nature of Business

Car Tech, LLC (the “Company”) was organized in the state of Alabama on April 14, 2016, to engage in the production and sales of automobile parts, mainly metal stamping parts for automobile parts manufacturers in the United States. The Company is 78.32% owned by Shin Young Co., Ltd. (the “Parent”), which is based in the Republic of Korea, and 21.68% owned by minority members.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying unaudited condensed financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto as of and for the years ended December 31, 2023 (as restated) and 2022 located elsewhere in this proxy/prospectus. The interim results for the nine months ended September 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any future periods.

(b)	Use of Estimates

The preparation of unaudited condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)	Going Concern

As of September 30, 2024 and December 31, 2023, the Company had cash of $204,012 and $490,975, respectively. The Company had a net loss from operations of $3,352,533 and $3,958,675 (as restated) for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively. The Company had positive cash flows from operations of $11,474,411 and negative cash flows from operations of $276,316 (as restated) for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively. The Company had an accumulated deficit of $9,345,866 and $5,993,333 (as restated) as of September 30, 2024 and December 31, 2023, respectively.

The Company’s liquidity needs up to September 30, 2024 have been satisfied through debt financing and results of the Company’s operations. The Company’s ability to fund its operations is dependent upon management’s plans, which include raising capital through issuances of debt securities and increased profitability through the Company’s operations. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, or that the Company

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

generate positive cash flows from operations. A failure to raise sufficient financing and/or increase cash flows from operations, among other factors, will adversely impact the Company’s ability to meet its financial obligations as they become due and payable and to achieve its intended business objectives.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

(d)	Cash

Cash and cash equivalents consist of bank deposits that are readily convertible into cash and short-term debt securities with an original maturity date of three months or less. The Company did not have any cash equivalents as of September 30, 2024 or December 31, 2023. At times the cash balances may exceed federally insurance coverage. As of September 30, 2024 and December 31, 2023, the Company had $0 and $592,860 of uninsured cash, respectively.

(e)	Accounts Receivable and Allowance for Credit Losses

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for credit losses for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and our customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for credit losses as of September 30, 2024 and December 31, 2023 was $0 and $0, respectively.

(f)	Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the first-in first-out (FIFO) method. Appropriate consideration is given to obsolescence, slow moving items and other factors in evaluating net realizable value. As of September 30, 2024 and December 31, 2023, the reserve for obsolete and slow moving items was $0 and $206,530, respectively.

(g)	Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful life of the asset. Estimated useful lives are as follows:

Building and improvements	39 years
Machinery and equipment	3 to 15 years
Vehicles	5 years
Furniture and fixtures	5 to 10 years

Significant capital expenditures that enhance the value or materially extend the useful life of the related assets are reflected as additions to property, plant, and equipment. Ordinary repairs and maintenance are expensed as incurred.

The Company capitalizes interest during the construction period until the asset is placed in service for its intended use. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset’s estimated useful life. Total capitalized interest was $2,130,505 and $433,971 for the nine months ended September 30, 2024 and 2023, respectively.

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

(h)	Investment

The Company owns 19,000 shares, approximately 25.6%, of total outstanding capital of Taegang Steel Co., Ltd. (“TGS”). TGS, headquartered in the Republic of Korea is primarily engaged in the production and distribution of automotive parts.

The Company and TGS signed an agreement under which the Company surrendered significant rights as a shareholder and agreed not to increase the Company’s current holdings. Thus, the Company believes the investment doesn’t result in significant influence over TGS.

The Company accounts for its investment in TGS in accordance with Accounting Standards Codification (“ASC”) 321, Investments — Cost Securities (“ASC 321”). TGS is a private corporation, for which the fair value cannot be readily determinable nor does the investment qualify for the practical expedient to be valued at net asset value (NAV). As such, the Company has elected the measurement alternative afforded by ASC 321 to account for this investment at cost.

As of September 30, 2024 and December 31, 2023, the Company had $1,210,000, respectively, of an investment carried at cost, which is included in Investment, at cost in the accompanying unaudited condensed Balance Sheets.

The Company makes a qualitative assessment of whether the investment in cost securities are impaired at each reporting date. If a qualitative assessment indicates that the investment is impaired, the Company estimates the investment’s fair value, and if the fair value is less than the investment’s carrying value, the Company recognizes an impairment loss in net income equal to the difference between the carrying value and fair value. Through September 30, 2024, the Company has determined that no indicators of impairment were triggered through its qualitative analysis, which utilizes external factors such as the health of the United States Stock Market, as well as information provided to the Company by the Company’s cost method investee. As such, no impairment losses were recognized for the nine months ended September 30, 2024 or 2023.

(i)	Impairment of Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

(j)	Fair Value of Financial Instrument

The Company values its assets and liabilities using the methods of fair-value as described in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures. In accordance with ASC 820, the Company determines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to active markets for identical assets and liabilities (Level 1

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The Company classifies fair value balances based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

Level 1 –	Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2 –

Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and amounts derived from valuation models where all significant inputs are observable in active markets.

Level 3 –	Unobservable inputs that reflect management’s assumptions.

The carrying values of cash and cash equivalents, accounts receivable, accounts payable, and short-term debt approximate fair value because of the short-term duration of these items.

Long-term debt includes certain fixed rate loans. The Company believes that if the long-term debt with fixed rates were currently obtained, the interest rate would not be substantially different from the interest rate applied and, therefore, the carrying amount approximates the fair value.

(k)	Revenue Recognition

The Company follows the guidance of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:

•	Identification of the contract with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, the Company satisfies a performance obligation

The Company has three revenue streams: automobile part revenues, scrap revenues, and tooling revenues. There are customer contracts for all revenue streams. There is no variable consideration for any revenue stream. The revenue recognition for each stream is as follows:

Automobile Part Revenues

The Company’s performance obligation for revenue from automobile part sales is to manufacture and supply automobile parts to its customers within a specified time period for agreed-upon prices, in accordance with purchase orders from the customers.

These types of contracts are typically entered into at the beginning of production life cycle of a vehicle and remain effective for the production life cycle. From time to time, the Company may provide for price reductions, and prices may be adjusted on an ongoing basis to reflect changes in product specifications and other commercial factors. These contracts may be terminated by customers at any time, but terminations of these contracts are expected to be infrequent.

The Company recognizes revenue at a point in time on the date of shipment, or customer pick-up.

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

Scrap Revenues

Steel scraps are by-products generated on a recurring basis during the steel blanking or stamping process. The Company sells those scraps to a third-party scrap handler for an agreed-upon price. The Company recognizes revenue at a point in time when customers confirm total monthly weights of steel scraps at the end of month.

Tooling Revenues

Customers enter into a contract with the Company to develop a mold for future production. The contract contains certain specifications for the mold and is subject to final approval and acceptance by the customer. Upon approval and acceptance by the customer, revenue is recognized.

The Company engages the Parent to develop these molds, and in return, the Parent gives the Company an agreed upon commission.

The Company bills and collects the cost of the contract from the customer and remits the monies to the Parent, less their commission. The Company has determined that they are an agent in these contracts and records this revenue on a net basis.

During the nine months ended September 30, 2024, the Company billed $11,686,131 for tooling, of which the Company earned $4,325,936. The remaining amount of $7,360,195 was earned by the Parent.

During the nine months ended September 30, 2023, the Company billed $6,265,226 for tooling, of which the Company earned $2,568,026. The remaining amount of $3,697,200 was earned by the Parent.

Contract Assets

In connection with certain contracts with the Company’s largest customer, the Company is required to pay an up-front fee. This is a “pay-to-play” arrangement that becomes due upon approval of certain molds and is intended to be a discount on future orders of that mold. The Company records a Contract Asset on the balance sheet for this fee and amortizes the amount using the depletion method over the term of the contract. The depletion amortization is based on actual units sold compared to the total forecasted amounts by the customer. The amortization is shown as a reduction of auto part revenues on the accompanying unaudited condensed statements of operations.

(l)	Shipping and Handling Costs

The Company has elected to treat shipping and handling activities as fulfillment activities, and the related costs are recorded as selling expenses on the accompanying unaudited condensed statements of operations. During the nine months ended September 30, 2024 and 2023, the Company incurred shipping and handling expenses of $397,437 and $341,391, respectively.

(m)	Income Taxes

In 2016, the Company made an election to be taxed as a corporation.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, the projected future taxable income, and tax planning strategies in making this assessment. The Company’s valuation allowance was established after the Company evaluated the realizability of the deferred tax assets as determined that it is more likely than not than some of its deferred tax assets would be not realized.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likelihood of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest related to unrecognized tax benefits in interest expense and penalties in other expenses, if any.

The state of Alabama is principally where the Company is subject to state tax. The Company remains subject to examination for U.S. federal and state taxing jurisdictions for the years from 2020 to 2023.

(n)	Net Loss Per Share

The Company’s membership units (“shares”) are considered stock equivalents for the calculation of net loss per share. Under ASC 260, Earnings (Loss) per Share, the Company is required to apply the two-class method to compute earnings per share (“EPS”). Under the two-class method both basic and diluted EPS are calculated for each class of membership unit and participating security considering both dividends declared (or accumulated) and participation rights in undistributed earnings. The two-class method results in an allocation of all undistributed earnings as if all those earnings were distributed. All membership units are identical.

The Company computes basic loss per share by dividing the loss attributable to holders of membership units for the period by the weighted average number of membership units outstanding during the period.

Diluted loss per membership unit includes the potential dilutive effect of membership unit equivalents as if such securities were converted or exercised during the period, when the effect is dilutive. Given the Company is in a net loss position for the nine months ended September 30, 2024 and 2023, the effect of any such securities would be anti-dilutive and thus there would be no difference between basic and diluted net loss per membership unit.

As of September 30, 2024 and 2023, there were no anti-dilutive securities.

(o)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through November 26, 2024, the date the financial statements were available to be issued. The Company did not note any significant subsequent events that required recognition or disclosure in the unaudited condensed financial statements.

(p)	Recently Adopted Accounting Standards

In June 2016, the FASB issued guidance (FASB ASC 326) which significantly changed how entities will measure credit losses for most financial assets and certain other instruments that aren’t measured at fair value through net income. The most significant change in this standard is a shift from the incurred loss model to the expected loss model. Under the standard, disclosures are required to provide users of the financial statements with useful information in analyzing an entity’s exposure to credit risk and the measurement of credit losses. Financial assets held by the company that are subject to the guidance in FASB ASC 326 were trade accounts receivable.

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

We adopted the standard effective January 1, 2023. The impact of the adoption was not considered material to the financial statements and primarily resulted in new/enhanced disclosures only.

(3)	Restatement

Correction of an Error

The Company is restating the financial statements as of and for the year ended December 31, 2023 due to improper recording of tooling contracts. The Company understated earned tooling billings by $1,902,189. This resulted in an understatement of tooling revenue of $630,119 and an understatement of the proceeds of these billings earned by the Parent of $1,271,270.

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

The following tables provide the summary of the as previously reported and as restated amounts.

Balance Sheet

	As Previously Reported	Adjustments	As Restated
Current Assets
Cash	$490,975	$—	$490,975
Accounts receivable	6,445,558	1,902,189	8,347,747
Inventory	6,298,308	—	6,298,308
Prepaid expenses	80,968	—	80,968
Due from related parties	7,828,523	(1,271,270)	6,557,253

Total Current Assets	21,144,332	630,919	21,775,251

Contract asset	563,228	—	563,228
Fixed assets, net	110,180,011	—	110,180,011
Right of use asset - financing	53,585	—	53,585
Investment, at cost	1,210,000	—	1,210,000

Total Assets	$133,151,156	$630,919	$133,782,075

Current Liabilities
Accounts payable and accrued expenses	$12,120,368	$—	$12,120,368
Accrued interest	235,403	—	235,403
Accrued interest - related party	54,830	—	54,830
Notes payable - related parties	22,983,000	—	22,983,000
Lines of credit	10,000,000	—	10,000,000
Financing lease liability	16,036	—	16,036
Notes payable, net of debt discount	668,084	—	668,084

Total Current Liabilities	46,077,721	—	46,077,721

Financing lease liability	30,028	—	30,028
Notes payable, net of debt discount	63,329,918	—	63,329,918

Total Liabilities	109,437,667	—	109,437,667

Members’ Equity	23,713,489	630,919	24,344,408

Total Liabilities and Members’ Equity	$133,151,156	$630,919	$133,782,075

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

Statement of Operations

	As Previously Reported	Adjustments	As Restated
Revenues
Auto part revenues	$54,566,365	$—	$54,566,365
Scrap revenues	3,902,229	—	3,902,229
Tooling revenues	2,468,594	630,919	3,099,513

Total revenues	60,937,188	630,919	61,568,107

Cost of Sales	54,042,832	—	54,042,832

Gross Profit	6,894,356	630,919	7,525,275

Operating Expenses
Selling	1,779,207	—	1,779,207
General and administrative	5,330,536	—	5,330,536

Total operating expenses	7,109,743	—	7,109,743

Other Income (Expense)
Interest expense	(3,635,619)	—	(3,635,619)
Interest expense - related party	(222,611)	—	(222,611)
Amortization of debt discount	(355,062)	—	(355,062)
Loss on extinguishment of debt	(378,286)	—	(378,286)
Other income	217,371	—	217,371
Other expense	—	—	—

Total other income (expense)	(4,374,207)	—	(4,374,207)

Loss Before Taxes	(4,589,594)	630,919	(3,958,675)

Income Tax Benefit (Expense)	—	—	—

Net Loss	$(4,589,594)	$630,919	$(3,958,675)

Net Loss Per Membership Unit	$(0.15)		$(0.13)

Weighted Average of Membership Units Outstanding - Basic and Diluted	30,347,741		30,347,741

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

Statement of Changes in Members’ Equity

	Membership Units Outstanding	Additional Paid-in Capital	Accumulated Deficit	Total Members’ Equity
As Previously Reported

Balances at December 31, 2022	30,347,741	$30,337,741	$(2,034,658)	$28,303,083

Net loss			(4,589,594)	(4,589,594)

Balances at December 31, 2023	30,347,741	$30,337,741	$(6,624,252)	$23,713,489

Error Correction

Net loss			$(3,958,675)	$(3,958,675)

As Restated

Balances at December 31, 2022	30,347,741	$30,337,741	$(2,034,658)	$28,303,083

Net loss			(3,958,675)	(3,958,675)

Balances at December 31, 2023	30,347,741	$30,337,741	$(5,993,333)	$24,344,408

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

Statement of Cash Flows

	As Previously Reported	Adjustments	As Restated
Cash Flows From Operating Activities
Net loss	$(4,589,594)	$630,919	$(3,958,675)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,591,444	—	5,591,444
Amortization of debt discount	355,062	—	355,062
Loss on extinguishment of debt	378,286	—	378,286
Amortization of right of use financing asset	7,072	—	7,072
Amortization of contract asset	132,772	—	132,772
Net change in operating assets and liabilities:		—
Accounts receivable	(4,306,280)	(1,902,189)	(6,208,469)
Inventory	(2,136,625)	—	(2,136,625)
Prepaid expenses	(31,755)	—	(31,755)
Due from related parties	(2,207,236)	1,271,270	(935,966)
Contract asset	—	—	—
Accounts payable and accrued expenses	7,064,012	—	7,064,012
Bank overdraft	(240,429)	—	(240,429)
Accrued interest	(17,357)	—	(17,357)
Accrued interest - related parties	(275,688)	—	(275,688)

Net cash used in operating activities	(276,316)	—	(276,316)

Cash Flows From Investing Activities
Purchase of property, plant, and equipment	(26,559,093)	—	(26,559,093)

Net cash used in investing activities	(26,559,093)	—	(26,559,093)

Cash Flows From Financing Activities
Financing fees	(1,330,845)	—	(1,330,845)
Proceeds from related party notes payable	14,300,000	—	14,300,000
Repayments on related party notes payable	(16,917,000)	—	(16,917,000)
Net repayments on lines of credit	(4,850,000)	—	(4,850,000)
Repayments on equipment loans	(29,779,350)	—	(29,779,350)
Insurance proceeds received from payoff of equipment loan	135,161	—	135,161
Proceeds from notes payable	65,500,000	—	65,500,000
Repayments on notes payable	(477,599)	—	(477,599)
Repayments on financing lease liability	(14,593)	—	(14,593)
Repayments on vehicle loan	(6,924)	—	(6,924)

Net cash provided by financing activities	26,558,850	—	26,558,850

Net decrease in cash	(276,559)	—	(276,559)
Cash - beginning of the year	767,534	—	767,534

Cash - end of the year	$490,975	$—	$490,975

Supplemental Cash Flow Information
Cash paid for interest	$5,156,403	$—	$5,156,403

Cash paid for taxes	$—	$—	$—

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Recognition of right of use financing asset	$60,657	$—	$60,657

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

(4)	Contract Assets

During the nine months ended September 30, 2024 and the year ended December 31, 2023, fees became due of $2,212,645 and $0, respectively. During the nine months ended September 30, 2024 and the year ended December 31, 2023, the Company paid $0 and $0, respectively.

The following table summarizes the contract asset, net of accumulated amortization as of September 30, 2024 and December 31, 2023:

Descriptions	2024	2023
Contract asset	$2,908,645	$696,000
Accumulated amortization	(268,376)	(132,772)

Contract asset, net	$2,640,269	$563,228

During the nine months ended September 30, 2024 and 2023, there was amortization of the contract asset of $135,604 and $99,065, respectively.

(5)	Concentrations

The following table summarizes the Company’s accounts receivable by revenue stream as of September 30, 2024 and December 31, 2023:

Accounts Receivable

Descriptions	2024	As Restated 2023
Automobile parts revenues	$6,739,390	$4,377,927
Scrap revenues	183,236	270,435
Tooling revenues	400,066	3,699,385

	$7,322,692	$8,347,747

Revenue and Accounts Receivable Concentrations

Customer 1

During the nine months ended September 30, 2024 and 2023, this customer represented 62% and 63% of automobile part revenues, respectively.

During the nine months ended September 30, 2024 and 2023, this customer represented 99% and 27% of tooling revenues, respectively.

As of September 30, 2024 and December 31, 2023, this customer comprised 64% and 80% (as restated) of accounts receivable, respectively.

Customer 2

During the nine months ended September 30, 2024 and 2023, this customer represented 32% and 32% of automobile part revenues, respectively.

As of September 30, 2024 and December 31, 2023, this customer comprised 6% and 2% (as restated) of accounts receivable, respectively.

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

Customer 3

During the nine months ended September 30, 2024 and 2023, this customer represented 2% and 0% of automobile part revenues, respectively.

During the nine months ended September 30, 2024 and 2023, this customer represented 2% and 73% of tooling revenues, respectively.

As of September 30, 2024 and December 31, 2023, this customer comprised 12% and 10% (as restated) of accounts receivable, respectively.

Scrap Revenues

During each of the nine months ended September 30, 2024 and 2023, one customer represented 100% of scrap sales.

As of September 30, 2024 and December 31, 2023, this customer comprised 3% and 3% (as restated) of accounts receivable, respectively.

(6)	Inventories

Inventories consists of the following as of September 30, 2024 and December 31, 2023:

Descriptions	2024	2023
Raw materials	$2,196,642	$3,154,557
Finished goods	3,941,538	3,143,751

	$6,138,180	$6,298,308

(7)	Property, Plant, and Equipment

Property, plant, and equipment consists of the following as of September 30, 2024 and December 31, 2023:

Descriptions	2024	2023
Land	$600,000	$600,000
Building and improvements	54,798,827	42,689,570
Machinery and equipment	59,580,286	57,635,275
Furniture and fixtures	440,614	433,753
Vehicles	173,246	173,246
Construction in progress	31,797,724	29,661,799

	147,390,697	131,193,643
Less: Accumulated depreciation	(25,296,956)	(21,013,632)

Net property, plant, and equipment	$122,093,741	$110,180,011

Total depreciation expense for the nine months ended September 30, 2024 and 2023 was $4,283,324 and $4,191,437, respectively, of which $4,233,673 and $4,138,905, respectively was recorded in cost of goods sold, $49,651 and $52,532, respectively was recorded in selling, general, and administrative expenses.

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

(8)	Related Party Transactions and Balances

Shin Young Co., Ltd.

This is the Parent.

The following transactions result in amounts due from the Parent:

•

The Company acts as an agent for the Parent for tooling revenues (see Note 2). In connection with these contracts the Company sometimes advances monies to the Parent in advance of acceptance by the customer. As of September 30, 2024 and December 31, 2023, the Company was owed $601,490 and $6,147,910 (as restated), respectively, for tooling advances.

•

The Company purchases materials to send to the Parent as part of tooling contracts being worked on by the Parent. The Company is reimbursed for these purchases by the Parent. As of September 30, 2024 and December 31, 2023, the Company was owed $2,215,268 and $2,215,268, respectively, for reimbursement of purchased materials.

•

During the nine months ended September 30, 2024 and 2023, the Company paid $10,500 and $94,500, respectively, of professional fees for the Parent. As of September 30, 2024 and December 31, 2023, the Company was owed $156,000 and $156,000 from the Parent for these transactions.

The following transactions result in amounts owed to the Parent:

•

In connection with a new customer contract in 2024, Shin Young is building equipment to produce the parts for this customer. The customer agreed to partially pay for the cost of the equipment being built by Shin Young. The Company bills the customer for these amounts owed and then remits the monies to Shin Young. During the nine months ended September 30, 2024, the Company collected $221,381 relating to this, of which $221,381 remain unpaid as of September 30, 2024.

•

The Company has notes payable and corresponding interest expense and accrued interest with this related party (see Note 9). On July 25, 2024, the Company assumed the outstanding principal and accrued interest of $85,775 for all notes payable held with Shin Won, another related party (see Note 9). As of September 30, 2024 and December 31 2023, respectively, the Company owed the parent $398,722 and $111,633, of accrued interest for all outstanding notes payable.

•

The Company leases employees from the Parent when necessary. During the nine months ended September 30, 2024 and 2023, the Company incurred leased employee expenses of $0 and $0, respectively. These amounts are included in general and administrative expenses in the unaudited condensed statements of operations. As of September 30, 2024 and December 31, 2023, the Company owed the Parent $194,100 and $194,100, respectively, for these fees.

•

The Parent guarantees certain debt agreements of the Company, which it sometimes charges the Company for. During the nine months ended September 30, 2024 and 2023, the Company incurred debt guarantee related expenses of $0 and $0, respectively. As of September 30, 2024 and December 31, 2023, the Company owed the Parent $109,560 and $109,560, respectively, for these fees.

•

During the nine months ended September 30, 2024 and 2023, the Company purchased $1,235,874 and $3,810,213, respectively, of fixed assets from this related party. As of September 30, 2024 and December 31, 2023, the Company owed the Parent $1,219,387 and $1,994,127 for fixed asset purchases, respectively.

•

The Company purchases miscellaneous materials from the Parent. During the nine months ended September 30, 2024 and 2023, the Company purchased $0 and $0, respectively. As of September 30, 2024 and December 31, 2023, the Company owed the Parent $482 and $482 for these purchases, respectively.

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

With the exception of the notes payable, all of these amounts due to and from the Parent have a right of offset. As of September 30, 2024 and December 31, 2023, the Company has a net receivable of $829,126 and $6,109,276 (as restated) from this related party. These amounts are included in due from related parties on the unaudited condensed balance sheets.

KY Automotive Inc. / SSG Georgia

This is a related party through common ownership by a minority shareholder. The related party was previously doing business as SSG Georgia until it changed its name to KY Automotive Inc.

The Company entered into various transactions with this related party prior to 2022, resulting in both a receivable and a payable. The receivable and payable have a right of offset and are netted in due from related parties on the unaudited condensed balance sheets. There were no transactions between these related parties during the nine months ended September 30, 2024 or 2023, with the exception of repayments on amounts owed between the related parties. As of September 30, 2024 and December 31, 2023, the Company was owed $447,977 and $447,977 from this related party, respectively. The amounts owed are included in due from related parties on the unaudited condensed balance sheets.

Renovation-FA Corp

This is a related party through common ownership by a minority shareholder.

During the nine months ended September 30, 2024 and 2023, the Company purchased $678,863 and $120,000, respectively, of fixed assets from this related party.

During the nine months ended September 30, 2024 and 2023, this related party performed various contracted services for the Company. The expense for these services for the nine months ended September 30, 2024 was $1,519,035, of which $1,431,535 and $87,500 are recorded within cost of sales and general and administrative expenses, respectively. The expense for these services for the nine months ended September 30, 2023 was $1,191,732, of which $1,088,732 and $103,000 are recorded within cost of sales and general and administrative expenses, respectively.

As of September 30, 2024 and December 31, 2023, the Company owed this related party $487,028 and $165,765, respectively. The amounts owed are included in accounts payable and accrued expenses on the unaudited condensed balance sheets.

Shin Won Ind. Co., Ltd.

This is a sister Company that is owned by the Parent.

The Company had notes payable and corresponding interest expense and accrued interest with this related party until July 25, 2024, at which point all outstanding principal and accrued interest was transferred to Shin Young (see Note 9).

Daesin Robot, LLC

This is a partial owner of the Company.

There were no transactions with this related party during the nine months ended September 30, 2024 and 2023. As of September 30, 2024 and December 31, 2023, the Company owed this related party $90,000 and $90,000, respectively. The amounts owed are included in accounts payable and accrued expenses on the unaudited condensed balance sheets.

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

(9)	Debt

Related Party Notes Payable

The Company has various notes payable with a sister company owned by the Parent. The borrowings have an original maturity date of one year and bear interest at 1.00%. On July, 25, 2024, the related party transferred all outstanding principal of $5,483,000 and accrued interest of $85,775 to the parent. As of September 30, 2024 and December 31, 2023, the Company had outstanding borrowings of $0 and $5,483,000. Interest expense was $31,095 and $130,142 for the nine months ended September 30, 2024 and 2023, respectively. As of September 30, 2024 and December 31, 2023, the Company owed the related party accrued interest of $0 and $54,830, respectively. The accrued interest is in accrued interest related party on the unaudited condensed balance sheets.

The Company has various notes payable with the Parent. The borrowings have an original maturity date of one year and bear interest at 1.00%. On July, 25, 2024, the parent assumed the outstanding principal and accrued interest of notes payable held from another related party. The total outstanding principal and accrued interest assumed from this transfer was $5,483,000 and $85,775, respectively. As of September 30, 2024 and December 31, 2023, the Company had outstanding borrowings of $28,983,000 and $17,500,000. Interest expense was $171,832 and $106,690 for the nine months ended September 30, 2024 and 2023, respectively. As of September 30, 2024 and December 31, 2023, the Company owed the Parent accrued interest of $398,722 and $111,633, respectively. The accrued interest is in due from related parties on the unaudited condensed balance sheets (see Note 8).

Lines of Credit

In 2017, the Company entered into a line of credit with a bank for borrowings up to $1,900,000. The line of credit had an interest rate of the three-month LIBOR Rate + 2.30% and an original maturity date in 2021. In 2020, the agreement was amended to extend the maturity date to April 2022. In April 2022, the agreement was amended to update the interest rate to the Prime Rate + 0.50% and extend the maturity date to April 2023. On May 12, 2023, the line of credit and all corresponding accrued interest was paid in full. Interest expense was $0 and $56,688 for the nine months ended September 30, 2024 and 2023, respectively.

In 2017, the Company entered into a line of credit with the same bank for borrowings up to $950,000. The line of credit has an interest rate of the Prime Rate + 0.50% and an original maturity date in 2021. In 2020, the agreement was amended to extend the maturity date to August 2022. In August 2022, the agreement was amended to extend the maturity date to August 2023. On May 12, 2023, the line of credit and all corresponding accrued interest was paid in full. Interest expense was $0 and $28,344 for the nine months ended September 30, 2024 and 2023, respectively.

In 2017, the Company entered into a line of credit with the same bank for borrowings up to $2,000,000. The line of credit has an interest rate of the Prime Rate + 0.50% and an original maturity date in 2021. In 2020, the agreement was amended to extend the maturity date to October 2022. In October 2022, the agreement was amended to extend the maturity date to October 2023. On May 12, 2023, the line of credit and all corresponding accrued interest was paid in full. Interest expense was $0 and $59,671 for the nine months ended September 30, 2024 and 2023, respectively.

In 2021, the Company entered into a line of credit with a different bank for borrowings up to $10,000,000 with a maturity date in February 2022. The agreement is fully guaranteed by the Parent. The agreement originally had an interest rate of the three-month LIBOR Rate plus 2.00%. In February 2022, the agreement was extended for an additional year and was amended to change the interest rate to the three-month secured overnight financing rate (“SOFR”) plus 2.23% per annum. In February 2023, the agreement was extended for an additional year and was amended to change the interest rate to the three-month SOFR plus 1.87%. In

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

February 2024, the agreement was extended for an additional year and was amended to change the interest rate to the three-month SOFR plus 1.89%. As of September 30, 2024, the three-month SOFR was 4.96%. Interest expense was $539,975 and $482,503 for the nine months ended September 30, 2024 and 2023, respectively. As of September 30, 2024 and December 31, 2023, $10,000,000 and $10,000,000 was outstanding, respectively.

Equipment Loans

In June 2019, the Company entered into a $7,800,000 note agreement with a bank. The loan bears interest at 6.00% and is due in 60 installments of $50,679 from July 2019 through June 2024. The loan is secured by the Company’s land and building, and is guaranteed by the Parent. The Company incurred debt issuance costs of $66,051, which were recorded as debt discount and are amortized over the life of the loan. On March 7, 2023, the Company repaid this loan early, resulting in debt extinguishment. The Company incurred an early termination fee of $145,323, which is included in interest expense in the unaudited condensed statements of operations. The unamortized debt discount as of the time of the extinguishment was $17,182. This amount was expensed and is included in loss on extinguishment in the unaudited condensed statements of operations. The Company amortized debt discount of $0 and $2,387 during the nine months ended September 30, 2024 and 2023, respectively. Excluding the prepayment penalty, the Company incurred interest expense of $0 and $79,134 during the nine months ended September 30, 2024 and 2023, respectively.

In June 2019, the Company entered into a $14,500,000 note agreement with the same bank. The loan bears interest at the Prime Rate plus 1.0% per annum and is due in 83 installments of $172,619 plus interest from July 2019 through June 2026. The loan is secured by the Company’s inventory, equipment and fixtures, and is guaranteed by the Parent. The Company incurred debt issuance costs of $122,538, which were recorded as debt discount and are amortized over the life of the loan. On May 12, 2023, the Company repaid this loan early, resulting in debt extinguishment. The Company incurred an early termination fee of $126,405, which is included in interest expense in the unaudited condensed statements of operations. The unamortized debt discount as of the time of the extinguishment was $54,525. This amount was expensed and is included in loss on extinguishment in the unaudited condensed statements of operations. The Company amortized debt discount of $0 and $6,319 during the nine months ended September 30, 2024 and 2023, respectively. The Company incurred interest expense of $0 and $234,880 during the nine months ended September 30, 2024 and 2023, respectively.

In July 2021, the Company entered into a $2,800,000 note agreement with the same bank. The loan bears interest at 4.50% and is due in 60 installments of $52,277 plus interest from July 2021 through June 2026. The loan is secured by the Company’s inventory, equipment, and fixtures, and is guaranteed by the Parent. The Company incurred debt issuance costs of $28,731, which were recorded as debt discount and are amortized over the life of the loan. On May 12, 2023, the Company repaid this loan early, resulting in debt extinguishment. The Company incurred an early termination fee of $73,059, which is included in interest expense in the unaudited condensed statements of operations. The unamortized debt discount as of the time of the extinguishment was $18,026. This amount was expensed and is included in loss on extinguishment in the unaudited condensed statements of operations. The Company amortized debt discount of $0 and $2,078 during nine months ended September 30, 2024 and 2023, respectively. The Company incurred interest expense of $0 and $33,570 during the nine months ended September 30, 2024 and 2023, respectively.

In May 2021, the Company entered into a $13,000,000 note agreement with a bank. The loan originally had an interest rate of the three-month LIBOR Rate + 2.65%. In July 2022, the agreement was amended to change the interest rate to the three-month secured overnight financing rate (“SOFR”) plus 2.91% per annum. The loan matures in May 2028, and is guaranteed by the Parent. The Company incurred debt issuance costs of $604,360, which were recorded as debt discount and are amortized over the life of the

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

loan. On June 9, 2023, the Company repaid this loan early, resulting in debt extinguishment. The Company incurred an early termination fee of $56,137, which is included in interest expense in the unaudited condensed statements of operations. The unamortized debt discount as of the time of the extinguishment was $423,714. The Company amortized debt discount of $0 and $37,832 during the nine months ended September 30, 2024 and 2023, respectively. Part of the original debt discount related to a required insurance policy on the loan. Upon extinguishment, the Company received proceeds of prepaid premiums on the insurance of $135,161. These proceeds are a gain on extinguishment and are netted in loss on extinguishment in the accompanying unaudited condensed statements of operations. Excluding the prepayment penalty, the Company incurred interest expense of $0 and $402,479 during the nine months ended September 30, 2024 and 2023, respectively.

Vehicle Loan

In March 2022, the Company entered into a $16,253 auto loan agreement. The loan bears interest at 7.74% and is due in 36 installments of $509 from May 2022 through February 2025. The vehicle loan was repaid in full during the nine months ended September 30, 2023.

Notes Payable

In February 2023, the Company entered into a note payable with a bank for $30,500,000. The note bears interest at 5.00% and matures in February 2026. The entire principal balance is due in full at maturity, with the Company being required to make quarterly interest payments. The note is fully guaranteed by the Parent and is secured by all assets of the Company. The Company incurred debt issuance costs of $1,000,000, which are recorded as debt discount and are amortized over the life of the note. The Company amortized debt discount of $250,000 and $195,255 during the nine months ended September 30, 2024 and 2023, respectively. As of September 30, 2024 and December 31, 2023 there was outstanding principal of $30,500,000 and $30,500,000, respectively, and unamortized debt discount of $470,803 and $720,803. The Company incurred interest expense of $1,144,795 and $894,110 during the nine months ended September 30, 2024 and 2023, respectively. The note contains certain annual financial statement covenants for the years ended December 31. As of December 31, 2023, the Company was in compliance with these covenants.

In May 2023, the Company entered into a $20,000,000 note agreement with a bank. The note bears interest at SOFR plus 2.85%. The note calls for 60 monthly payments beginning in June 2023 until the maturity date in May 2028. The first 59 monthly payments are for $188,739 (including interest and principal) and a balloon payment of the remaining principal ($15,883,066) due on the 60th installment. The note is secured by all assets of the Company. The Company incurred debt issuance costs of $191,992, which are recorded as debt discount and are amortized over the life of the note. The Company amortized debt discount of $28,825 and $14,833 during the nine months ended September 30, 2024 and 2023, respectively. As of September 30, 2024 and December 31, 2023 there was outstanding principal of $19,089,008 and $19,596,609 and unamortized debt discount of $138,655 and $167,480, respectively. The Company incurred interest expense of $1,212,268 and $527,534 during the nine months ended September 30, 2024 and 2023, respectively. The note contains certain financial statement covenants that go into effect for the trailing 12 months ended June 30, 2024. As of June 30, 2024, the Company was not in compliance with the covenants but obtained a waiver from the bank for the failed covenants.

In October 2023, the Company entered into a $15,000,000 note agreement with the same bank. The note bears interest at SOFR plus 3.25%. The note calls for 120 equal monthly payments of $131,913 (including interest and principal) beginning in November 2023 until the maturity date in October 2033. The note is secured by all assets of the Company. The Company incurred debt issuance costs of $138,853, which are recorded as debt discount and are amortized over the life of the note. The Company amortized debt discount

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

of $10,415 and $0 during the nine months ended September 30, 2024 and 2023, respectively. As of September 30, 2024 and December 31, 2023 there was outstanding principal of $14,708,708 and $14,925,792 and unamortized debt discount of $125,701 and $136,116, respectively. The Company incurred interest expense of $977,645 and $0 during the nine months ended September 30, 2024 and 2023, respectively. The note contains certain financial statement covenants that go into effect for the trailing 12 months ended June 30, 2024. As of June 30, 2024, the Company was not in compliance with the covenants but obtained a waiver from the bank for the failed covenants.

Estimated debt maturities, net of debt discount amortization, is as follows:

Years ended December 31,
2024 (remainder)	$39,161,231
2025	765,356
2026	31,640,645
2027	1,298,617
2028	16,585,102
Thereafter	13,094,606

$102,545,557

(10)	Income Taxes

The Company considers new evidence (both positive and negative) at each reporting date that could affect our view of the future realization of deferred tax assets. We evaluate information such as historical financial results, historical taxable income, projected future taxable income, expected timing of the reversals of existing temporary differences and available prudent and feasible tax planning strategies in our analysis. Based on the available evidence, the Company continues to recognize a full valuation allowance against deferred tax assets in the United States.

Our income tax benefit (including discrete items) was $0 and $0 for the nine months ended September 30, 2024 and 2023, respectively. For the nine months ended September 30, 2024 and 2023, our effective tax rate differs from the statutory rate of the United States of 21% due to our valuation allowances in jurisdictions in the United States.

(11)	Employee Benefit Plan

The Company has a Savings Incentive Match Plan (“SIMPLE”) IRA plan (“Plan”) to provide retirement benefits to their employees. Under the Plan, employees may contribute their compensation to the Plan, limited to a maximum annual amount set forth by the Internal Revenue Service. The expense for the plan was $63,031 and $43,309, respectively, for the nine months ended September 30, 2024 and 2023.

(12)	Commitments and Contingencies

Business Combination

On February 21, 2024, the Company entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, AltEnergy Acquisition Corp, a Delaware corporation.

CAR TECH, LLC

Notes to Unaudited Condensed Financial Statements

The transactions set forth in the Merger Agreement, including the Merger (defined below), will constitute a “Business Combination” as contemplated by the Company’s Amended and Restated Certificate of Incorporation.

Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Delaware Limited Liability Company Act (Car Tech having been converted to a Delaware limited liability company), Merger Sub will merge with and into Car Tech, with Car Tech surviving as a wholly-owned subsidiary of the Company (the “Merger”). Upon the consummation of the Merger, subject to approval by the Company’s stockholders and other customary closing conditions, the combined company will be renamed and is expected to list on The Nasdaq Capital Market.

Subject to the terms and conditions set forth in the Merger Agreement, in consideration of the Merger, membership interests in Car Tech (the “Car Tech Units”) will be converted into the right to receive a number of shares of AltEnergy Acquisition Corp. common stock (the “Parent Common Stock”) for each Car Tech Unit owned calculated by dividing (i) a fraction equal to (a) the quotient of (x) the Aggregate Merger Consideration divided by (y) ten dollars ($10.00), by (ii) the number of Car Tech Units that are issued and outstanding immediately prior to the effective time of the Merger. “Aggregate Merger Consideration” means (I) $80,000,000 plus the amount of any shortfall in the Company’s obligation to source at least $50,000,000 in proceeds from a private placement to be consummated immediately prior to the Merger, and an additional (II) $40,000,000 (the “Earn Out Consideration”).

Pursuant to Lock-up Agreements executed in connection with the Merger Agreement, all of the shares of Parent Common Stock to be issued to holders of Car Tech Units (other than 500,000 shares issued pursuant to clause (I) of the definition of Aggregate Merger Consideration) will be subject to time based restrictions on transfer, and the 4,000,000 shares of Parent Common Stock to be issued to holders of Car Tech Units based on the Earn Out Consideration will be subject to additional transfer restrictions, release and forfeiture. Other Agreements executed in connection with the Merger Agreement include a Contribution and Exchange Agreement executed by the Company’s principal equity holder and AltEnergy, a Support Agreement executed by the Company and AltEnergy and the Company’s Sponsor and certain members of Car Tech, and a Warrant Transfer and Option Agreement executed by the Company’s Sponsor and an affiliate of the underwriter in the Company’s Initial Public Offering and Car Tech’s principal equity holder.

In connection with the proposed business combination, AltEnergy intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement to be sent to AltEnergy’s stockholders and a prospectus for the registration of AltEnergy’s Common Stock to be issued in connection with the Merger (as amended from time to time, the “Registration Statement”). A full description of the terms of the proposed business combination is expected to be provided in the Registration Statement.

Annex A

Execution Version

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

by and among

ALTENERGY ACQUISITION CORP.

CAR TECH MERGER SUB, LLC,

CAR TECH MERGER SUB II, LLC,

and

CAR TECH, LLC,

dated as of February 14, 2025

i

ii

EXHIBITS

Exhibit A	Form of Support Agreement
Exhibit B	Form of Lock-Up Agreement
Exhibit C	Form of Shinyoung Restrictive Covenant Agreement
Exhibit D	Form of Shinyoung Exchange Agreement
Exhibit E	Form of Shinyoung License
Exhibit F	Form of Merger Warrant Agreement

iii

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

This Amended and Restated Agreement and Plan of Merger, dated as of February 14, 2025 (this “Agreement”), is made and entered into by and among AltEnergy Acquisition Corp., a Delaware corporation (“Parent”), Car Tech Merger Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub I”), Car Tech Merger Sub II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub II” and, together with Merger Sub I, “Merger Subs”), and Car Tech, LLC, an Alabama limited liability company (the “Company,” and together with Parent and Merger Subs, the “Parties”).

RECITALS

WHEREAS, the Parties (other than Merger Sub II) are parties to that certain Agreement and Plan of Merger (the “Original Agreement”), dated February 21, 2024 (the “Original Agreement Date”), and the Parties now desire to amend and restate in its entirety the Original Agreement by entering into this Agreement, on the terms and subject to the conditions set forth herein (capitalized terms used in these Recitals without definition having the definitions set forth in Article I herein);

WHEREAS, Parent is a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, upon the terms and subject to the conditions of this Agreement, prior to the First Merger (as defined below), the Company will convert to a Delaware limited liability company pursuant to Section 10A-1-8.02 of the Alabama Limited Liability Company Law, as amended (the “ALLCL”), and Section 18-214 of the Delaware Limited Liability Company Act, as amended (the “DLLCA,” and such conversion, the “Conversion”);

WHEREAS, upon the terms and subject to the conditions of this Agreement, and in accordance with the DLLCA, (a) following the Conversion and at the First Merger Effective Time (as defined below), Merger Sub I will merge with and into the Company, the separate limited liability company existence of Merger Sub I will cease and the Company will be the surviving company (hereinafter referred to for the periods at and after the First Merger Effective Time, as the “First Merger Surviving Company”) and a direct wholly-owned subsidiary of Parent (the “First Merger”), and (b) at the Second Merger Effective Time (as defined below), the First Merger Surviving Company will merge with and into Merger Sub II, the separate limited liability company existence of the First Merger Surviving Company will cease and Merger Sub II will be the surviving company (hereinafter referred to for the periods at and after the Second Merger Effective Time, as the “Second Merger Surviving Company,” and together with the First Merger Surviving Company, the “Surviving Companies”) and a direct wholly-owned subsidiary of Parent (the “Second Merger,” and together with the First Merger, the “Mergers”),

WHEREAS, upon the terms and subject to the conditions of this Agreement, at the First Merger Effective Time, all Company Units will be converted into the right to receive the Merger Consideration;

WHEREAS, each of the Parties intends that, for United States federal income tax purposes, (a) the Conversion will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), (b) the Mergers, taken together, shall be treated as a single integrated transaction that will qualify as a “reorganization” within the meaning of Section 368(a) of the Code to which each of the Parties are to be parties under Section 368(b) of the Code, and (c) this Agreement, including any amendments hereto as well as any other agreements entered into pursuant to this Agreement, will constitute a “plan of reorganization” with respect to the Mergers within the meaning of Treasury Regulations Section 1.368-2(g) and Section 1.368-3(a);

WHEREAS, the Board of the Company has determined that this Agreement and the transactions contemplated hereby, including the Conversion and the Mergers, are in the best interests of the Company and the Company Members, approved and declared advisable this Agreement and the transactions contemplated hereby, including the Conversion and the Mergers, and resolved to recommend adoption of this Agreement and approval of the transactions contemplated hereby, including the Conversion and the Mergers, by the Company Members, in accordance with the ALLCL (such resolutions, the “Company Board Resolutions”);

WHEREAS, as a condition and inducement to Parent’s willingness to enter into this Agreement, within one (1) Business Day following the execution and delivery of this Agreement, each Company Member will execute and deliver to Parent a support agreement (which will replace in its entirety the support agreements delivered by the Company Members in connection with the Original Agreement) in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, the Company Members will agree to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Mergers (the “Company Member Support Agreements”);

WHEREAS, as a condition and inducement to Parent’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, each Company Member has executed and delivered to Parent a lock-up agreement (which replaces in its entirety the lock-up agreements delivered by the Company Members in connection with the Original Agreement) in substantially the form attached hereto as Exhibit B, pursuant to which, among other things, such Company Member has agreed to (a) certain transfer restrictions with respect to the shares of Parent Post-Merger Common Stock comprising the Share Consideration and the Merger Warrants comprising the Merger Warrant Consideration to be received by such Company Member in the First Merger, and (b) certain special transfer restrictions, forfeiture provisions and other terms with respect to the Earnout Shares (collectively, the “Company Member Lock-Up Agreements”);

WHEREAS, Shinyoung Co., Ltd., a corporation organized in the Republic of Korea and Company Member (“Shinyoung”), has executed and delivered to Parent a restrictive covenant agreement in substantially the form attached hereto as Exhibit C, to be effective at the First Merger Effective Time (the “Shinyoung Restrictive Covenant Agreement”);

WHEREAS, as a condition and inducement to Parent’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, Shinyoung has executed and delivered to Parent a contribution and exchange agreement (which replaces in its entirety the contribution and exchange agreement delivered by Shinyoung in connection with the Original Agreement) in substantially the form attached hereto as Exhibit D, pursuant to which, among other things, Shinyoung has agreed (i) to contribute all the Shinyoung Conversion Indebtedness to the capital of the Company in exchange for Company Units prior to the First Merger Effective Time, and (ii) if required under the terms of this Agreement, to execute and deliver the Shinyoung Guaranty (as defined below) in favor of the Transaction Financing Investors (as defined below) (the “Shinyoung Exchange Agreement”);

WHEREAS, Shinyoung has executed and delivered to Parent a license agreement in substantially the form attached hereto as Exhibit E, pursuant to which Shinyoung has granted a perpetual, royalty-free license to the Company with respect certain know-how owned by Shinyoung and used in the Company’s business, to be effective at the First Merger Effective Time (the “Shinyoung License”);

WHEREAS, (a) the Board of Parent has determined that this Agreement and the transactions contemplated hereby, including the Mergers, are in the best interests of Parent and the Parent Stockholders, approved and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers, in accordance with the Delaware General Corporation Law, as amended (the “DGCL,” and such resolutions, the “Parent Board Resolutions”), and (b) Parent, as the sole managing member of each Merger Sub, has determined that this Agreement and the transactions contemplated hereby, including the Mergers, are in the best interests of each Merger Sub and Parent, as the sole managing member of each Merger Sub, and approved and declared

2

advisable this Agreement and the transactions contemplated hereby, including the Mergers, in accordance with the DLLCA (such resolutions, the “Merger Sub Manager Resolutions”);

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, within one (1) Business Day following the execution and delivery of this Agreement, AltEnergy Acquisition Sponsor, LLC, a Delaware limited liability company and the sponsor of Parent (the “Sponsor”), will execute and deliver to the Company a support agreement (which will replace in its entirety the support agreement delivered by the Sponsor in connection with the Original Agreement) in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, the Sponsor will agree to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Mergers (the “Sponsor Support Agreement”);

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, each of the Sponsor and B. Riley Principal Investments, LLC, the underwriter for Parent’s initial public offering (“B. Riley”), has executed and delivered to the Company a lock-up agreement (which replaces in its entirety the lock-up agreements delivered by the Sponsor and B. Riley in connection with the Original Agreement) in substantially the form attached hereto as Exhibit B, pursuant to which, among other things, each of the Sponsor and B. Riley has agreed to (a) certain transfer restrictions with respect to certain Parent Securities held by the Sponsor and B. Riley and (b) certain special transfer restrictions, forfeiture provisions and other terms with respect to 4,000,000 shares of Parent Post-Merger Common Stock to be held by the Sponsor as of immediately following the First Merger Effective Time (collectively, the “Sponsor Lock-Up Agreements”);

WHEREAS, at or immediately prior to the First Merger Effective Time, Parent shall (a) amend and restate the certificate of incorporation of Parent in a form reasonably satisfactory to the Company and Parent (as so amended and restated, the “Parent Post-Merger Charter”) and (b) amend and restate the bylaws of Parent in a form reasonably satisfactory to the Company and Parent (as so amended and restated, the “Parent Post-Merger Bylaws”); and

WHEREAS, the Parties shall use commercially reasonable efforts to enter into agreements (collectively, the “Transaction Financing Agreements”) with one or more lenders or investors (the “Transaction Financing Investors”), pursuant to which the Transaction Financing Investors will commit to provide, in one or more transactions, debt or equity financing to Parent or Company, such financing to be consummated at or prior to the First Merger Effective Time, subject to the terms and conditions set forth herein (the “Transaction Financing”).

NOW, THEREFORE, the Original Agreement is hereby amended and restated in its entirety as set forth herein, and in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used herein, the following terms shall have the following meanings:

“Acquisition Proposal” means, as to any Person, other than the transactions contemplated hereby and the acquisition or disposition of equipment or other tangible personal property in the ordinary course of business, any offer or proposal relating to: (a) any acquisition or purchase, direct or indirect, of (i) 15% or more of the consolidated assets of such Person and its Subsidiaries or (ii) 15% or more of any class of equity or voting securities of (A) such Person or (B) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of such Person and its Subsidiaries; (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any

3

Person beneficially owning 15% or more of any class of equity or voting securities of (i) such Person or (ii) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of such Person and its Subsidiaries; or (c) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the sale or disposition of (i) such Person or (ii) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of such Person and its Subsidiaries. Without limiting the generality of the foregoing, “Acquisition Proposal” shall include, as to Parent, other than the transactions contemplated hereby, any offer or proposal relating to a Business Combination by Parent.

“Action” means any lawsuit, claim, action, suit, audit, examination, complaint, charge, assessment, arbitration, mediation or inquiry, or any proceeding or investigation (in each case, whether civil, criminal or administrative and whether public or private), pending by or before or otherwise involving any Governmental Authority.

“Additional Closing Certificates” has the meaning specified in Section 3.3(b).

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Aggregate Company Units” means the aggregate number of Company Units that are issued and outstanding immediately prior to the First Merger Effective Time.

“Agreement” has the meaning specified in the Preamble hereto.

“ALLCL” has the meaning specified in the Recitals hereto.

“Alternative Transaction Structure” has the meaning specified in Section 2.6.

“Ancillary Agreements” means this Agreement, the Company Member Support Agreements, the Company Member Lock-Up Agreements, the Shinyoung Exchange Agreement, the Shinyoung License, the Shinyoung Restrictive Covenant Agreement, the Sponsor Support Agreement, the Sponsor Lock-Up Agreements, the Merger Warrant Agreement and the Merger Warrants comprising the Merger Warrant Consideration, the Confidentiality Agreement, the Company Closing Certificate, the Parent Closing Certificate and the Additional Closing Certificates.

“Anti-Bribery Laws” means the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977, and all other applicable anti-corruption and bribery Laws (including the U.K. Bribery Act 2010, and any rules or regulations promulgated thereunder or other Laws of other countries implementing the OECD Convention on Combating Bribery of Foreign Officials).

“Antitrust Authorities” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition Law authorities of any other jurisdiction (whether United States, foreign or multinational).

“Antitrust Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Antitrust Authorities relating to the

4

transactions contemplated hereby or by any third party challenging the transactions contemplated hereby, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by any Antitrust Authority or any subpoena, interrogatory or deposition.

“B. Riley” has the meaning specified in the Recitals hereto.

“Board” means, with respect to any specified Person, such Person’s board of directors or board of managers, as applicable.

“Business Combination” has the meaning specified in the Recitals hereto (which term, for the avoidance of doubt, has the same meaning specified for such term in Parent’s Governing Documents, as in effect on the date hereof).

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Closing” has the meaning specified in Section 2.2(a).

“Closing Date” has the meaning specified in Section 2.2(a).

“Closing Exchange Ratio” means a fraction equal to (a) the quotient of (i) the Closing Share Consideration divided by (ii) ten dollars ($10.00), divided by, (b) the Aggregate Company Units.

“Closing Filing” has the meaning specified in Section 11.12(b).

“Closing Press Release” has the meaning specified in Section 11.12(b).

“Closing Share Consideration” means $80,000,000. The Closing Share Consideration shall be paid in shares of Parent Post-Merger Common Stock pursuant to Section 3.2(a).

“Code” has the meaning specified in the Recitals hereto.

“Company” has the meaning specified in the Preamble hereto.

“Company Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA and each other plan, policy, program, funding mechanism, reimbursement arrangement, or agreement (including any employment, individual independent contractor, bonus, incentive or deferred compensation, employee loan, note or pledge agreement, equity or equity-based compensation, severance, retention, collective bargaining or other agreement with any works council or association, profit sharing, pension, retirement, 401(k), vacation or other paid or unpaid leave, medical or other welfare, disability, fringe benefit, retiree benefit, supplemental retirement, change in control or similar plan, policy, program or agreement) providing compensation or other benefits to any current or former director, officer, individual consultant, worker or employee of the Company, in each case, (a) which is maintained, sponsored or contributed to by the Company or any ERISA Affiliate, or to which the Company or any ERISA Affiliate is a party or has or may have any liability (whether actual or contingent), and (b) whether or not (i) subject to the Laws of the United States, (ii) in writing, (iii) subject to ERISA or (iv) funded, but excluding in each case any statutory plan, program or arrangement that is required under applicable Law (other than the Laws of the United States) and maintained by any Governmental Authority.

“Company Board Resolutions” has the meaning specified in the Recitals hereto.

“Company Certificate” has the meaning specified in Section 3.3(b).

5

“Company Cure Period” has the meaning specified in Section 10.1(c).

“Company Disclosure Letter” has the meaning specified in the introduction to ARTICLE IV.

“Company Financial Statements” has the meaning specified in Section 4.7(a).

“Company Fundamental Representations” means the representations and warranties made pursuant to Section 4.1 (Organization), Section 4.2 (No Subsidiaries), Section 4.3 (Due Authorization), subsections (a) and (b) of Section 4.4 (No Conflict), Section 4.6 (Capitalization of the Company) and Section 4.27 (Brokers’ Fees).

“Company Group” has the meaning specified in Section 11.18(b).

“Company Indemnified Parties” has the meaning specified in Section 7.7(a).

“Company Licensed-Intellectual Property” means Intellectual Property owned by any Person (other than the Company) that is used by the Company and not in the public domain.

“Company Material Adverse Effect” means any event, state of facts, development, circumstance, occurrence or effect (collectively, “Events”) that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of the Company, or (b) does or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the ability of the Company to consummate the Mergers or its other obligations under this Agreement; provided, however, that solely for purposes of clause (a), in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (i) any change in applicable Laws or GAAP or any interpretation thereof following the date hereof, (ii) any change in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, including changes in interest rates or changes in economic, political, business or financial market conditions in or affecting the United States, or the global economy generally, (iii) the taking of any action required by this Agreement, (iv) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), outbreak of disease or illness or public health event (including any Pandemic) or change in climate, or the escalation of the foregoing, (v) any acts of terrorism or war, including sabotage or cyberterrorism, the outbreak or escalation of hostilities whether by the United States or others, geopolitical conditions, local, national or international political conditions, or the escalation of the foregoing, (vi) any failure of the Company to meet any projections or forecasts (provided that clause (vi) shall not prevent a determination that any Event not otherwise excluded from this definition of Company Material Adverse Effect underlying such failure to meet budgets, projections or forecasts has resulted in a Company Material Adverse Effect), (vii) any Events generally applicable to the industries or markets in which the Company operates (including increases in the cost of products, supplies, materials or other goods purchased from third-party suppliers), (viii) the announcement of this Agreement, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on relationships, contractual or otherwise, with any landlords, customers, suppliers, distributors, partners or employees of the Company (for the avoidance of doubt, in each case only to the extent attributable to such announcement and not attributable to contractual provisions that explicitly provide for termination, notice or other rights in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby), (ix) the taking by the Company of any Pandemic Response Measures, or (x) any action that is consented to in writing in advance by Parent or either Merger Sub; provided further, that any Event referred to in clauses (i), (ii), (iv), (v) or (vii) above may be taken into account in determining if a Company Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Company, relative to similarly situated companies in the industry in which the Company conducts its operations, but only to the extent of the incremental disproportionate effect on the Company, relative to similarly situated companies in the industry in which the Company conducts its operations.

6

“Company Material Contract” has the meaning specified in Section 4.14(b).

“Company Member Approval” means the adoption of this Agreement and approval of the transactions contemplated hereby, including the Conversion and the Mergers, by the affirmative vote or written consent of the Company Members holding at least a majority of the Company Units, voting as a single class, pursuant to the terms and subject to the conditions of the Company’s Governing Documents and applicable Law.

“Company Member Lock-Up Agreements” has the meaning specified in the Recitals hereto.

“Company Member Support Agreements” has the meaning specified in the Recitals hereto.

“Company Members” means the holders of Company Units.

“Company-Owned Intellectual Property” shall mean all Intellectual Property owned by the Company or that was developed by or for the Company.

“Company Privacy Commitments” has the meaning specified in Section 4.23(a).

“Company Registered Intellectual Property” has the meaning specified in Section 4.15(a).

“Company Required Consents” means those consents, approvals or authorizations designated with an asterisk (*) on Section 4.4 or Section 4.5 of the Company Disclosure Letter.

“Company Source Code” has the meaning specified in Section 4.15(l).

“Company Transaction Expenses” has the meaning specified in Section 3.3(a).

“Company Transaction Expenses Certificate” has the meaning specified in Section 3.3(a).

“Company Units” means membership interests in the Company, designated as “Membership Units” in the limited liability company agreement of the Company (for greater clarity, including (i) prior to the Conversion, the limited liability company agreement of the Company under the ALLCL, and (ii) following the Conversion, the limited liability company agreement of the Company under the DLLCA).

“Company Written Consent” has the meaning specified in Section 8.2(c).

“Computer Hardware” means any computer hardware, equipment, and peripherals of any kind and of any platform, including desktop and laptop personal computers, handheld computerized devices, servers, mid-range and mainframe computers, process control and distributed control systems, and all network and other communications and telecommunications equipment and peripheral devices the operations of which are dependent upon the execution of Software.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of September 20, 2023, between Parent and the Company.

“Contracts” means any contracts, agreements, subcontracts, leases or purchase orders purporting to be legally binding.

“Conversion” has the meaning specified in the Recitals hereto.

7

“Conversion Certificates” has the meaning specified in Section 6.4(a).

“Conversion Effective Time” has the meaning specified in Section 6.4(b).

“Copyleft License” means a Contract containing terms that require as a condition of use, modification or distribution of any materials licensed therein that other materials that incorporate, are incorporated into or which incorporate, are derived from, linked to, or compiled, assembled or distributed with such materials be: (a) distributed or offered in source code form (if Software); (b) be licensed for the purpose of making derivative works therefrom; or (c) be offered, provided or redistributed at no charge.

“Creator” has the meaning specified in Section 4.15(f).

“Customer Data” means all information and data supplied or made available to the Company by a customer or prospective customer of or about any Person, or on such customer’s or prospective customer’s behalf, for Processing, and all information created or derived from or making use of such information or data, or otherwise in connection with services provided to or performed for such customer or prospective customer, or products sold or marketed to such customer or prospective customer. Customer Data includes all Personal Information of customer and prospective customer contacts and representatives, and those of their consumers and employees or prospective employees.

“D&O Indemnified Parties” has the meaning specified in Section 7.7(a).

“Data Room” has the meaning specified in Section 1.2(g).

“DGCL” has the meaning specified in the Recitals hereto.

“Disabling Devices” means computer software viruses, time bombs, logic bombs, Trojan horses, trap doors, back doors, ransomware, spyware, adware, scareware, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data.

“DLLCA” has the meaning specified in the Recitals hereto.

“Dollars” or “$” means lawful money of the United States.

“Dorsey” has the meaning specified in Section 11.18(b).

“Dorsey Privileged Communications” has the meaning specified in Section 11.18(b).

“Earnout Share Consideration” means $40,000,000. The Earnout Share Consideration shall be paid in shares of Parent Post-Merger Common Stock pursuant to Section 3.2(b).

“Earnout Exchange Ratio” means a fraction equal to (a) the quotient of (i) the Earnout Share Consideration divided by (ii) ten dollars ($10.00), divided by, (b) the Aggregate Company Units.

“Earnout Shares” has the meaning specified in Section 3.2(b).

“Employee PII” means all data and information pertaining to the Company’s current, former and prospective employees and independent contractors, including personally identifiable information, benefits and health care information maintained as part of the business.

“Environmental Laws” means any and all applicable Laws relating to Hazardous Materials, pollution, or the protection or management of the environment or natural resources, or protection of human health (with respect to exposure to Hazardous Materials).

8

“Environmental Permits” has the meaning specified in Section 4.20(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business, whether or not incorporated, that together with the Company thereof would be or would have been at any date of determination occurring since January 1, 2017 deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning specified in Section 3.2(d).

“Family Member” means, with respect to any natural person, such natural person’s spouse, sibling, ancestor, descendant, cousin, uncle, aunt, nephew, niece, great-uncle, great-aunt, great-nephew, or great-niece (including “step” relationships, “in-law” relationships, and adoptive relationships).

“Federal Securities Laws” means the U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise.

“First Merger” has the meaning specified in the Recitals hereto.

“First Merger Certificate” has the meaning specified in Section 2.1(a).

“First Merger Effective Time” has the meaning specified in Section 2.2(b).

“First Merger Surviving Company” has the meaning specified in the Recitals hereto.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and bylaws, the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation and the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Authorization” has the meaning specified in Section 4.5.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any (a) pollutant, contaminant, chemical, (b) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste, (c) petroleum or any fraction or product thereof, (d) asbestos or asbestos-containing material, (e) polychlorinated biphenyl, (f) chlorofluorocarbons, and (g) other substance, material or waste, in each case, which are regulated under any Environmental Law or as to which liability may be imposed pursuant to Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Inbound Intellectual Property License” has the meaning specified in Section 4.15(c).

9

“Incentive Plan” has the meaning specified in Section 7.3.

“Indebtedness” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) the principal and interest components of capitalized lease obligations under GAAP, (c) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (d) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (e) obligations in respect of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (f) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes”, (g) all obligations secured by a Lien (other than a Permitted Lien) on any property of such Person, and (h) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the transactions contemplated hereby in respect of any of the items in the foregoing clauses (a) through (g), and (i) all Indebtedness of another Person referred to in clauses (a) through (h) above guaranteed directly or indirectly, jointly or severally.

“Intellectual Property” means any rights in or to the following throughout the world: (a) patents, patent and provisional applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof, including any patents issuing on any of the foregoing and any reissues, re-examinations, substitutes, supplementary protection certificates, and extensions of any of the foregoing; (b) registered and unregistered trademarks, logos, service marks, trade dress and trade names, slogans, brand names, other source or business identifiers, pending applications therefor, and internet domain names, together with the goodwill of the Company or its business symbolized by or associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing; (c) registered and unregistered copyrights, database and design rights, mask work rights and moral rights, whether or not registered or published, and applications for registration of copyright, including such corresponding rights in Software and other works of authorship; (d) trade secrets, know-how, processes, and other confidential information; and (e) any other intellectual property rights protectable, arising under or associated with any of the foregoing, including those protected by any Law anywhere in the world.

“Intellectual Property Licenses” means all Inbound Intellectual Property Licenses and Outbound Intellectual Property Licenses.

“Interim Company Balance Sheets” has the meaning specified in Section 4.7(b).

“Interim Company Financial Statements” has the meaning specified in Section 4.7(b).

“Interim Period” has the meaning specified in Section 6.1.

“International Trade Laws” means all Laws relating to the import, export, re-export, deemed export, deemed re-export, or transfer of information, data, goods, and technology, including the Export Administration Regulations administered by the United States Department of Commerce, the International Traffic in Arms Regulations administered by the United States Department of State, customs and import Laws administered by United States Customs and Border Protection, any other export or import controls administered by an agency of the United States government, the anti-boycott regulations administered by the United States Department of Commerce and the United States Department of the Treasury, and other Laws adopted by Governmental Authorities of other countries relating to the same subject matter as the United States Laws described above.

“Investment Company Act” means the Investment Company Act of 1940.

“IRS” means Internal Revenue Service.

10

“JOBS Act” has the meaning specified in Section 5.7(a).

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means all real property leased, licensed, subleased or otherwise used or occupied by the Company.

“Legal Proceeding” means any lawsuit, litigation, action, audit, suit, judgment, claim, proceeding or any other Actions (including any investigations or inquiries initiated, pending or threatened by any Governmental Authority), or other proceeding at law or in equity.

“Letter of Transmittal” has the meaning specified in Section 3.2(e).

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Legal Proceeding or Governmental Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means all liens, mortgages, deeds of trust, pledges, hypothecations, encumbrances, security interests, adverse claim, options, restrictions, claims or other liens of any kind whether consensual, statutory or otherwise.

“Lookback Date” means January 1, 2021.

“Machine Learning Algorithm” means Software that has the ability to learn and adapt without following explicit instructions, including by analyzing and drawing inferences from perceived data patterns.

“Material Customer” has the meaning specified in Section 4.25(a).

“Material Supplier” has the meaning specified in Section 4.25(a).

“Merger Consideration” means the Share Consideration plus the Merger Warrant Consideration.

“Merger Sub I” has the meaning specified in the Preamble hereto.

“Merger Sub I Units” means membership interests in Merger Sub I, designated as “Units” in the limited liability company agreement of Merger Sub I.

“Merger Sub II” has the meaning specified in the Preamble hereto.

“Merger Sub II Units” means membership interests in Merger Sub II, designated as “Units” in the limited liability company agreement of Merger Sub II.

“Merger Sub Manager Resolutions” has the meaning specified in the Recitals hereto.

“Merger Subs” has the meaning specified in the Preamble hereto.

“Mergers” has the meaning specified in the Recitals hereto.

“Merger Warrant Agreement” means the Merger Warrant Agreement in substantially the form attached hereto as Exhibit F.

“Merger Warrant Consideration” means six million (6,000,000) Merger Warrants.

11

“Merger Warrants” means warrants to purchase shares of Parent Post-Merger Common Stock pursuant to the Merger Warrant Agreement.

“Morrison Cohen” has the meaning specified in Section 11.18(a).

“Morrison Cohen Privileged Communication” has the meaning specified in Section 11.18(a).

“Nasdaq” means the Nasdaq Global Market.

“Non-Redemption Agreements” means those certain non-redemption agreements, dated as of April 26 and April 27, 2023, by and among Parent, the Sponsor and certain unaffiliated third parties.

“OFAC” has the meaning specified in Section 4.28(c).

“Offer Documents” has the meaning specified in Section 8.2(a)(i).

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License. Without limiting the generality of the foregoing, the term “Open Source License” shall include any Copyleft License.

“Open Source Materials” means any Software subject to an Open Source License.

“Original Agreement” has the meaning specified in the Recitals hereto.

“Original Agreement Date” has the meaning specified in the Recitals hereto.

“Outbound Intellectual Property License” has the meaning specified in Section 4.15(c).

“Outside Date” has the meaning specified in Section 10.1(i).

“Owned Real Property” means all real property owned by the Company.

“Owned Software” has the meaning specified in Section 4.15(n).

“Pandemic” means any a widespread occurrence of an infectious disease over a whole region, country or the world at a particular time, including SARS CoV-2 or COVID-19, and any evolutions or variants thereof.

“Pandemic Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, Governmental Order, Action, directive, guidelines or recommendations promulgated by any Governmental Authority that has jurisdiction over the Company or its Subsidiaries, in each case, in connection with or in response to any Pandemic.

“Pandemic Response Measures” means any reasonable action, taken or omitted to be taken after the date hereof that is reasonably necessary or prudent in light of the circumstances to be taken in response to a Pandemic, including any Pandemic Measures, including the establishment of any commercially reasonable policy, procedure or protocol or to address the easing or removal of operating restrictions previously adopted to address a Pandemic.

“Parent” has the meaning specified in the Preamble hereto.

12

“Parent / Merger Sub Fundamental Representations” means the representations and warranties made pursuant to Section 5.1 (Organization), Section 5.2 (No Subsidiaries), Section 5.3 (Due Authorization), subsections (a) and (b) of Section 5.4 (No Conflict), Section 5.6 (Capitalization of Parent) and Section 5.17 (Brokers’ Fees).

“Parent Board Resolutions” has the meaning specified in the Recitals hereto.

“Parent Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Parent.

“Parent Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of Parent.

“Parent Common Stock” means prior to the First Merger, the Parent Class A Common Stock and the Parent Class B Common Stock, and following the First Merger, the Parent Post-Merger Common Stock.

“Parent Cure Period” has the meaning specified in Section 10.1(b).

“Parent Financial Statements” has the meaning specified in Section 5.7(c).

“Parent Group” has the meaning specified in Section 11.18(a).

“Parent Indemnified Parties” has the meaning specified in Section 7.7(a).

“Parent Material Adverse Effect” means a material adverse effect on Parent or either Merger Sub or the ability of Parent or either Merger Sub to enter into and perform their obligations under this Agreement.

“Parent Post-Merger Bylaws” has the meaning specified in the Recitals hereto.

“Parent Post-Merger Charter” has the meaning specified in the Recitals hereto.

“Parent Post-Merger Common Stock” means the common stock, par value $0.0001 per share, of Parent, to be authorized under the Parent Post-Merger Charter.

“Parent Private Warrants” means the 8,000,000 warrants sold by Parent to the Sponsor and B. Riley at the time of Parent’s initial public offering, with each such warrant entitling the holder thereof to purchase one (1) share of Parent Class A Common Stock at a purchase price of $11.50 per share.

“Parent Public Warrants” means the warrants included as part of each Parent Unit sold by Parent in its initial public offering, with each such warrant entitling the holder thereof to purchase one (1) share of Parent Class A Common Stock at a purchase price of $11.50 per share.

“Parent Required Consents” means any third party consents required to be obtained by Parent (for the avoidance of doubt, other than the Parent Stockholder Approval).

“Parent SEC Filings” has the meaning specified in Section 5.14.

“Parent Securities” has the meaning specified in Section 5.6(a).

“Parent Stockholder Approval” means (a) with respect to the approval and adoption of the Parent Post-Merger Charter, the affirmative vote of the holders of majority in voting power of outstanding Parent Common Stock and the affirmative vote of the holders of a majority in voting power of each of Parent’s Class B Common

13

Stock, (b) with respect to the adoption and approval of this Agreement and Merger, the approval of the affirmative vote of the holders of a majority of the shares of Parent Common Stock that are voted at the Parent Stockholders’ Meeting, (c) with respect to the issuance of shares of Parent Post-Merger Common Stock, the stockholder approval required under the rules of Nasdaq; (d) with respect to the approval of the Incentive Plan, the approval of the affirmative vote of a majority of the votes cast, and (e) with respect to any Parent Transaction Proposals, the requisite vote as required by the Governing Documents of Parent, the DGCL or Nasdaq, as applicable.

“Parent Stockholder Redemption” means the election of an eligible (as determined in accordance with Parent’s Governing Documents) holder of Parent Class A Common Stock to redeem all or a portion of the shares of Parent Class A Common Stock held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) (as determined in accordance with Parent’s Governing Documents) in connection with the Parent Transaction Proposals.

“Parent Stockholders” means the stockholders of Parent.

“Parent Stockholders’ Meeting” has the meaning specified in Section 8.2(b).

“Parent Transaction Expenses” has the meaning specified in Section 3.3(a).

“Parent Transaction Expenses Certificate” has the meaning specified in Section 3.3(a).

“Parent Transaction Proposals” means the (A) amendment and restatement of Parent’s certificate of incorporation in a form reasonably satisfactory to the Company and Parent, (B) adoption and approval of this Agreement and the Mergers in accordance with applicable Law and exchange rules and regulations, (C) approval of the issuance of shares of Parent Post-Merger Common Stock and the Merger Warrants in connection with the First Merger, (D) approval of the adoption by Parent of the Incentive Plan described in Section 7.3, (E) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Registration Statement or correspondence related thereto, (F) adoption and approval of any other proposals as reasonably agreed by Parent and the Company to be necessary or appropriate in connection with the transactions contemplated hereby, and (G) adjournment of the Parent Stockholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing.

“Parent Units” means the units issued in Parent’s initial public offering, consisting of one (1) share of Parent Class A Common Stock and one half (1/2) of one (1) Parent Public Warrant.

“Parties” has the meaning specified in the Preamble hereto.

“PCAOB” means the Public Company Accounting Oversight Board.

“PCAOB Audited Financial Statements” means the consolidated balance sheets of the Company as of December 31, 2022 and December 31, 2023, and the related consolidated statements of income and cash flows of the Company for such years, each audited in accordance with the auditing standards of the PCAOB, together with an unqualified audit report thereon from the Company’s independent public accountants.

“Permits” means any approvals, authorizations, consents, licenses, registrations, permits, certifications, registrations, exemptions, clearances or certificates of a Governmental Authority.

“Permitted Liens” means (a) mechanic’s, materialmen’s and similar Liens arising in the ordinary course of business with respect to any amounts (i) not yet due and payable or which are being contested in good faith

14

through appropriate proceedings and (ii) for which adequate accruals or reserves have been established in accordance with GAAP, (b) Liens for Taxes (i) not yet due and payable or (ii) which are being contested in good faith through appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (c) with respect to real property, mortgages, defects or imperfections of title, easements, encroachments, covenants, rights-of-way, conditions, matters that would be apparent from a physical inspection or current, accurate survey of real property, and other restrictions and other similar charges or Liens that do not, in the aggregate, materially impair the value or materially interfere with the present use of such real property, (d) with respect to real property, zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority that do not, in the aggregate, materially interfere with the current use of, or materially impair the value of, such real property, (e) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business consistent with past practice, and (f) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Personal Information” means information and data related to or capable of being used to identify, contact or locate a Person, device or household, including name, street address, telephone number, email address, photograph, payment information, social security number, driver’s license number, passport number, customer or account number or any information that is “personal information,” “personal data,” “personal identifiable information” or similar term under any applicable Law.

“Privacy Laws” means applicable foreign and domestic Laws, guidelines, industry frameworks and codes of conduct binding on the Company or that the Company has otherwise represented in writing it complies with, in each case as applicable and in force from time to time, and as amended, consolidated, re-enacted or replaced from time to time, governing the Processing of Personal Information; data security; data breach; data breach notification; data protection; consumer protection; the requirements for website and mobile application privacy policies and practices; profiling and tracking; advertising and marketing; and email, messaging or telecommunications.

“Pro Forma Financial Statements” means any unaudited pro forma financial statements required by Regulation S-X of the SEC to be included in the Registration Statement.

“Processing” means the receipt, collection, storage, use, security, transfer, disclosure or other operation or set of operations performed on Personal Information.

“Proprietary Materials” means Customer Data, Employee PII, trade secrets, know-how, and confidential information.

“Proxy Statement” has the meaning specified in Section 8.2(a)(i).

“Proxy Statement/Prospectus” has the meaning specified in Section 8.2(a)(i).

“Real Property Leases” means all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in and to the Leased Real Property by or to the Company, including all amendments, terminations and modifications thereof.

“Related Party” means, with respect to a specified Person, any other Person that is an Affiliate, a Family Member, a director, a manager, a trustee, an officer, a key employee, a direct or indirect beneficial owner of

15

voting interests representing at least ten percent (10%) of the outstanding voting power, a primary beneficiary, or a trust for the primary benefit, of such specified Person.

“Registration Statement” means the Registration Statement on Form S-4, Filed August 12, 2024, File No. 333-281469, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by Parent and the Company under the Securities Act with respect to the Registration Statement Securities.

“Registration Statement Securities” has the meaning specified in Section 8.2(a)(i).

“Representatives” means, with respect to any Person, the directors, managers, trustees, officers, employees, independent contractors, agents, attorneys, accountants, advisors and other representatives of such Person and of such Person’s Affiliates.

“Required Financial Statements” means, collectively, the Pro Forma Financial Statements, the PCAOB Audited Financial Statements, and the Interim Company Financial Statements.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Second Merger” has the meaning specified in the Recitals hereto.

“Second Merger Certificate” has the meaning specified in Section 2.1(b).

“Second Merger Effective Time” has the meaning specified in Section 2.2(c).

“Second Merger Surviving Company” has the meaning specified in the Recitals hereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Incident” has the meaning specified in Section 4.23(c).

“Share Consideration” means the Closing Share Consideration, plus the Earnout Share Consideration.

“Shinwon” means Shin Won Ind. Co. Ltd., a corporation organized in the Republic of Korea and an Affiliate of Shinyoung.

“Shinyoung” has the meaning specified in the Recitals hereto.

“Shinyoung Exchange Agreement” has the meaning specified in the Recitals hereto.

“Shinyoung Conversion Indebtedness” means all Indebtedness owed by the Company to Shinyoung or Shinwon or their respective Affiliates to the extent incurred prior to the Original Agreement Date, including all Indebtedness outstanding under: (a) that certain Loan Agreement, dated December 27, 2022, in the original principal amount of $1,000,000, (b) that certain Loan Agreement, dated February 7, 2023, in the original principal amount of $800,000, (c) that certain Loan Agreement, dated February 23, 2023, in the original principal amount of $1,000,000, (d) that certain Loan Agreement, dated June 14, 2023, in the original principal amount of $11,000,000, (e) that certain Loan Agreement, dated July 7, 2023, in the original principal amount of $2,000,000, (f) that certain Loan Agreement, dated July 20, 2023, in the original principal amount of $400,000, (g) that certain Loan Agreement, dated July 22, 2023, in the original principal amount of $1,400,000, (h) that certain Loan Agreement, dated August 12, 2023, in the original principal amount of $600,000, (i) that certain Loan

16

Agreement, dated September 2, 2023, in the original principal amount of $700,000, (j) that certain Loan Agreement, dated November 19, 2023, in the original principal amount of $1,800,000, (i) that certain Loan Agreement, dated September 4, 2023, in the original principal amount of $900,000, (k) that certain Loan Agreement, dated December 28, 2023, in the original principal amount of $1,383,000, and (l) those certain capital expenditure loans extended from January through the Original Agreement Date, in the aggregate original principal amount of $5,000,000.

“Shinyoung Guaranty” has the meaning specified in Section 7.8(e).

“Shinyoung Indebtedness” means all Indebtedness owed by the Company to Shinyoung or Shinwon or their respective Affiliates, regardless of when incurred, including (a) all Shinyoung Conversion Indebtedness and (b) all Indebtedness outstanding under: (i) that certain Loan Agreement, dated February 7, 2024 in the original principal amount of $800,000, (ii) that certain Loan Agreement, dated February 23, 2024, in the original principal amount of $1,000,000, (iii) that certain Loan Agreement, dated February 26, 2024, in the original principal amount of $1,500,000, (iv) that certain Loan Agreement, dated March 26, 2024, in the original principal amount of $2,000,000, (v) that certain Loan Agreement, dated April 23, 2024, in the original principal amount of $2,000,000, (vi) that certain Loan Agreement, dated June 15, 2024, in the original principal amount of $11,000,000, (vii) that certain Loan Agreement, dated July 8, 2024, in the original principal amount of $2,000,000, (viii) that certain Loan Agreement, dated July 20, 2024, in the original principal amount of $400,000, (ix) that certain Loan Agreement, dated July 26, 2024, in the original principal amount of $5,483,000, (x) that certain Loan Agreement, dated August 12, 2024, in the original principal amount of $600,000, (xi) that certain Loan Agreement, dated August 19, 2024, in the original principal amount of $1,000,000, (xii) that certain Loan Agreement, dated September 2, 2024, in the original principal amount of $700,000, (xiii) that certain Loan Agreement, dated November 14, 2024, in the original principal amount of $1,000,000, (xiv) that certain Loan Agreement, dated November 19, 2024, in the original principal amount of $1,000,000, (xv) that certain Loan Agreement, dated December 27, 2024, in the original principal amount of $1,000,000, (xvi) that certain Loan Agreement, dated January 30, 2025, in the original principal amount of $1,500,000, (xvii) that certain Loan Agreement, dated January 31, 2025, in the original principal amount of $1,000,000, and (xviii) that certain Loan Agreement, dated February 7, 2025, in the original principal amount of $800,000.

“Shinyoung License” has the meaning specified in the Recitals hereto.

“Shinyoung Restrictive Covenant Agreement” has the meaning specified in the Recitals hereto.

“Signing Filing” means the current report on Form 8-K with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws.

“Signing Press Release” means the press release announcing the execution of this Agreement.

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Sponsor” has the meaning specified in the Recitals hereto.

“Sponsor Lock-Up Agreements” has the meaning specified in the Recitals hereto.

“Sponsor Support Agreement” has the meaning specified in the Recitals hereto.

“Subsidiary” means, with respect to any Person, an entity of which more than 50% of the voting power or value of the equity securities is owned, directly or indirectly, by such Person.

17

“Surviving Companies” has the meaning specified in the Recitals hereto.

“Tax Return” means any return, declaration, report, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any schedules, attachments, amendments or supplements of any of the foregoing.

“Taxes” means any and all federal, state, local, foreign or other taxes, fees, assessments, or charges of any kind whatsoever imposed by any Governmental Authority, including all income, gross receipts, license, payroll, recapture, net worth, employment, escheat and unclaimed property obligations, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, governmental charges, duties, levies and other similar charges imposed by a Governmental Authority in the nature of a tax, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto.

“Terminating Parent Breach” has the meaning specified in Section 10.1(b).

“Terminating Company Breach” has the meaning specified in Section 10.1(c).

“Third-Party Software Components” means any Software other than Open Source Materials that is not owned by the Company.

“Transaction Expenses” means, with respect to any Person, all out-of-pocket fees and expenses paid or payable by such Person or any of its Subsidiaries (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the transactions contemplated by this Agreement, including: (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers; (b) all change-in-control payments, transaction bonuses, deferred compensation, withdrawal liability under multiemployer plans, retention payments, severance or similar compensatory payments payable by such Person or such Person’s Subsidiaries to any current or former employee (including any amounts due under any consulting agreement with any such former employee), independent contractor, officer, or director of such Person or Subsidiary in connection with the transactions contemplated hereby (whether or not tied to any subsequent event or condition, such as a termination of service), including the employer portion of payroll Taxes arising therefrom (but excluding, for clarity, any payments that become payable due to a termination of service following Closing); and (c) the portion of the fees payable by such Person pursuant to Section 8.3(d) and Section 8.2(a)(v); and (d) all amounts owing or that may become owed, payable or otherwise due, directly or indirectly, by such Person or any of its Subsidiaries to any Affiliate of such Person or Subsidiary in connection with the consummation of the transactions contemplated hereby. For the avoidance of doubt, and without limiting the generality of the foregoing, (i) the Parent Transaction Expenses shall include: (A) all deferred or unpaid underwriting commissions and other fees relating to Parent’s initial public offering which may be due and payable; (B) all costs, fees and payments in connection with the Extension Proposal, including any additional amounts required to be deposited into the Trust Account; (C) all fees and expenses incurred in connection with obtaining approval of Nasdaq as contemplated by Section 9.1(f); and (D) all fees, costs and expenses incurred in connection with or relating to the Transaction Financing or investor engagement as contemplated by Section 6.6; (ii) the Company Transaction Expenses shall not include any fees and expenses of the Company Members; and (iii) the Parent Transaction Expenses shall not include any fees and expenses of the Parent Stockholders, it being understood and agreed that, with respect to clauses (ii) and (iii) above, all fees and expenses of the Company Members or the Parent Stockholders to negotiate and prepare this Agreement and the Ancillary Agreements shall be deemed incurred on behalf of the Company or Parent, as applicable, and as such shall constitute Company Transaction Expenses or Parent Transaction Expenses, respectively.

18

“Transaction Financing” has the meaning specified in the Recitals hereto.

“Transaction Financing Agreements” has the meaning specified in the Recitals hereto.

“Transaction Financing Commitments” means the aggregate amount of cash committed to be funded by the Transaction Financing Investors pursuant to the Transaction Financing Agreements.

“Transaction Financing Investors” has the meaning specified in the Recitals hereto.

“Transaction Financing Party” has the meaning specified in Section 7.8(a).

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury (whether in final or temporary form), as the same may be amended from time to time.

“Trust Account” has the meaning specified in Section 11.1.

“Trust Agreement” has the meaning specified in Section 5.12.

“Trustee” has the meaning specified in Section 5.12.

“WARN Act” means the federal Workers Adjustment and Retraining Notification Act of 1988, as amended, and any similar state law.

Section 1.2 Construction

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.

(b) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days, unless Business Days are specified.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e) As used herein, (i) the phrase “to the knowledge” of the Company shall mean the actual knowledge of any of Jong Hoon Ha, Ki Youn Kim or Victor Park, or the knowledge that any of the foregoing individuals would have after making reasonable inquiry into the relevant matter, and (ii) the phrase “to the knowledge” of Parent shall mean the actual knowledge of any of Russell Stidolph or Jon Darnell, or the knowledge that any of the foregoing individuals would have after making reasonable inquiry into the relevant matter.

(f) As used herein, the term “actual fraud” means, with respect to any Person, actual and intentional fraud with respect to the making of the representations and warranties of such Person as set forth in this Agreement or in any Ancillary Agreement; provided, however, that such actual and intentional fraud of such Person shall only be deemed to exist only if (i) if such Person is the Company, any of Jong Hoon Ha, Ki Youn Kim or Victor Park,

19

or (ii) if such Person is Parent or either Merger Sub, any of Russell Stidolph or Jon Darnell, had actual knowledge (as opposed to imputed or constructive knowledge) that the applicable representations and warranties made by such Person were actually breached when made, with the express intention that another Party rely thereon to such other Party’s detriment.

(g) As used herein, the phrase “made available” or similar terminology in the past tense means that the subject materials were (i) posted to the data room hosted by Digify (the “Data Room”), with respect to documents made available by the Company, (ii) included in the Parent SEC Filings, with respect to documents made available by Parent, or (iii) delivered to the appropriate Party via a method prescribed by Section 11.2, in each case at least two (2) Business Days prior to the date hereof.

ARTICLE II

THE MERGERS; CLOSING

Section 2.1 The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement, following the Conversion and effective as of the First Merger Effective Time, the Parties shall cause Merger Sub I to be merged with and into the Company, with the Company surviving the First Merger as the First Merger Surviving Company. The First Merger shall be consummated in accordance with this Agreement and shall be evidenced by a certificate of merger with respect to the First Merger (as so filed, the “First Merger Certificate”), in a form reasonably satisfactory to the Company and Parent, executed by Merger Sub I and the Company in accordance with the relevant provisions of the DLLCA. Pursuant to the First Merger, the separate limited liability company existence of Merger Sub I shall cease and the Company, as the First Merger Surviving Company, shall continue its limited liability company existence under the DLLCA as a direct wholly-owned subsidiary of Parent.

(b) Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable following the First Merger Effective Time (and in any case on the same day as the First Merger Effective Time), effective as of the Second Merger Effective Time, the Parties shall cause the First Merger Surviving Company to be merged with and into Merger Sub II, with Merger Sub II surviving the Second Merger as the Second Merger Surviving Company. The Second Merger shall be consummated in accordance with this Agreement and shall be evidenced by a certificate of merger with respect to the Second Merger (as so filed, the “Second Merger Certificate”), in a form reasonably satisfactory to the Company and Parent, executed by the First Merger Surviving Company and Merger Sub II in accordance with the relevant provisions of the DLLCA. Pursuant to the Second Merger, the separate limited liability company existence of the First Merger Surviving Company shall cease and Merger Sub II, as the Second Merger Surviving Company, shall continue its limited liability company existence under the DLLCA as a direct wholly-owned subsidiary of Parent.

Section 2.2 Closing; Effective Times.

(a) In accordance with the terms and subject to the conditions of this Agreement, the closing of the Mergers (the “Closing”) shall take place electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) as promptly as practicable, but in no event later than three (3) Business Days after the first date on which all conditions set forth in ARTICLE IX have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing), or such other time and place as Parent and the Company may mutually agree in writing. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(b) Subject to the satisfaction or waiver of all of the conditions set forth in ARTICLE IX of this Agreement, and provided this Agreement has not earlier been terminated in accordance with the terms herein, the Parties shall cause the First Merger Certificate to be executed and duly submitted for filing on the Closing Date with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLCA. The First

20

Merger shall become effective at the time when the First Merger Certificate has been accepted for filing by the Secretary of State of the State of Delaware, or at such later time as may be agreed by Parent and the Company in writing and specified in the First Merger Certificate (the “First Merger Effective Time”).

(c) Subject to the satisfaction or waiver of all of the conditions set forth in ARTICLE IX of this Agreement, and provided this Agreement has not earlier been terminated in accordance with the terms herein, the Parties shall cause the Second Merger Certificate to be executed and duly submitted for filing on the Closing Date with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLCA. The Second Merger shall become effective at the time when the Second Merger Certificate has been accepted for filing by the Secretary of State of the State of Delaware, or at such later time as may be agreed by Parent and the Company in writing and specified in the Second Merger Certificate (the “Second Merger Effective Time”).

Section 2.3 Closing Deliveries.

(a) At the Closing, the Company will deliver or cause to be delivered to Parent:

(i) a certificate, duly executed by an authorized officer of the Company, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.2(a) and Section 9.2(b) have been fulfilled as of the Closing Date (the “Company Closing Certificate”);

(ii) a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the IRS prepared in accordance with Treasury Regulations Section 1.897-2(h)(2);

(iii) a certificate executed by the Company’s secretary certifying as to the validity and effectiveness of, and attaching, (A) copies of the Company’s Governing Documents as in effect as of the Closing Date (immediately prior to the First Merger Effective Time), (B) the Company Board Resolutions, (C) evidence that the Company Member Approval has been obtained and (D) the incumbency of officers of the Company authorized to execute this Agreement or any Ancillary Agreement to which the Company is or will be a party;

(iv) a certificate of good standing for the Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the Secretary of State of Delaware and from each other jurisdiction in which the Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions; and

(v) copies of the Company Required Consents.

(b) At the Closing, Parent will deliver or cause to be delivered:

(i) to the Exchange Agent, the Share Consideration to be paid to the Company Members pursuant to Section 3.2;

(ii) to the Exchange Agent, the Merger Warrant Consideration to be paid to the Company Members pursuant to Section 3.2(c).

(iii) to the Company, a certificate, duly executed by authorized officer(s) of Parent and each Merger Sub, certifying that, to the knowledge and belief of such officer(s), the conditions specified in Section 9.3(a) and Section 9.3(b) have been fulfilled as of the Closing Date (the “Parent Closing Certificate”);

(iv) a certificate executed by Parent’s and each Merger Sub’s secretary or other executive officer certifying as to, and attaching, (A) copies of Parent’s and each Merger Sub’s Governing Documents as in effect as of the Closing Date (immediately prior to the First Merger Effective Time), (B) the Parent Board Resolutions and the Merger Sub Manager Resolutions, (C) evidence that the Parent Stockholder Approval

21

has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Agreement to which Parent or either Merger Sub is or will be a party;

(v) a certificate of good standing for Parent certified as of a date no earlier than thirty (30) days prior to the Closing Date from the Secretary of State of Delaware and from each other jurisdiction in which Parent is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions;

(vi) copies of the Parent Required Consents, if any; and

(vii) to the Company, written resignations of all of the directors and officers of (A) Parent and Merger Sub I, effective as of the First Merger Effective Time (with respect to Parent, other than any such Persons identified as initial directors and officers of Parent after the First Merger Effective Time, in accordance with Section 2.5(a)), and (B) Merger Sub II, effective as of the Second Merger Effective Time.

(c) On the Closing Date, concurrently with the First Merger Effective Time, Parent shall pay or cause to be paid by wire transfer of immediately available funds, to the appropriate Persons to whom such amounts are owed and without duplication, (i) the Parent Transaction Expenses (as set forth in the Parent Transaction Expenses Certificate) and (ii) the Company Transaction Expenses (as set forth in Company Transaction Expenses Certificate); provided, however, that any Company Transaction Expenses due to current or former employees, independent contractors, officers or managers of the Company shall be paid to the Company for further payment (net of any applicable withholding Tax) to such employee, independent contractor, officer or director through the Company’s payroll.

Section 2.4 Governing Documents.

(a) At the First Merger Effective Time, the certificate of formation of the First Merger Surviving Company shall be the certificate of formation of Merger Sub I until thereafter amended as provided therein and under the DLLCA. The Parties shall take all actions necessary to ensure that, at the First Merger Effective Time, the operating agreement of the First Merger Surviving Company shall be the operating agreement of Merger Sub I as in effect as of immediately prior to the First Merger Effective Time, until thereafter amended as provided therein or by the DLLCA.

(b) At the Second Merger Effective Time, the certificate of formation of the Second Merger Surviving Company shall be the certificate of formation of Merger Sub II until thereafter amended as provided therein and under the DLLCA. The Parties shall take all actions necessary to ensure that, at the Second Merger Effective Time, the operating agreement of the Second Merger Surviving Company shall be the operating agreement of Merger Sub II as in effect as of immediately prior to the Second Merger Effective Time, until thereafter amended as provided therein or by the DLLCA.

(c) At or immediately prior to the First Merger Effective Time, Parent shall (i) amend and restate the certificate of incorporation of Parent to, among other things, change Parent’s name to a name mutually-agreed upon by Parent and the Company and eliminate the Parent Class A Common Stock and Parent Class B Common Stock designations, such that there are no separate classes of Parent Common Stock, in a form reasonably satisfactory to the Company and Parent, and (ii) amend and restate the bylaws of Parent, to the extent deemed necessary by the Company and Parent, in a form reasonably satisfactory to the Company and Parent.

Section 2.5 Directors and Officers.

(a) The Parties shall take all actions necessary to ensure that the Persons identified as the directors and officers of Parent in accordance with Section 7.5 shall be the directors and officers of Parent from and after the First Merger Effective Time, each to hold office in accordance with the Governing Documents of Parent until such director’s or officer’s successor is duly elected or appointed and qualified, or until their earlier death, resignation or removal.

22

(b) The Parties shall take all actions necessary to ensure that the Persons identified as the managers and officers of the First Merger Surviving Company in accordance with Section 7.5 shall be the managers and officers of the First Merger Surviving Company from and after the First Merger Effective Time, each to hold office in accordance with the Governing Documents of the First Merger Surviving Company until such manager’s or officer’s successor is duly elected or appointed and qualified, or until their earlier death, resignation or removal.

(c) The Parties shall take all actions necessary to ensure that the Persons identified as the managers and officers of the Second Merger Surviving Company in accordance with Section 7.5 shall be the managers and officers of the Second Merger Surviving Company from and after the Second Merger Effective Time, each to hold office in accordance with the Governing Documents of the Second Merger Surviving Company until such manager’s or officer’s successor is duly elected or appointed and qualified, or until their earlier death, resignation or removal.

Section 2.6 Tax Free Reorganization. The Parties intend that, for United States federal income tax purposes, (i) the Conversion will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, (ii) the Mergers, taken together, shall be treated as a single integrated transaction that will qualify as a “reorganization” within the meaning of Section 368(a) of the Code to which each of the Parties are parties under Section 368(b) of the Code, and (iii) this Agreement, including any amendments hereto as well as any other agreements entered into pursuant to this Agreement, will constitute a “plan of reorganization” with respect to the Mergers within the meaning of Treasury Regulations Section 1.368-2(g) and Section 1.368-3(a). Unless there is a change in applicable Law, or if Parent and Company mutually determine in good faith that the Mergers, taken together, are not reasonably expected to be treated as a single integrated transaction qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, the Mergers shall be reported by the Parties and their respective Affiliates for all Tax purposes in accordance with the foregoing, unless otherwise required by a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code. The Parties shall, and shall cause their Affiliates to, cooperate with the other Parties and their respective counsel to document and support the Tax treatment of each of the Conversion, on the one hand, and the Mergers, taken together as a single integrated transaction, on the other hand, as a “reorganization” within the meaning of Section 368(a) of the Code, including in connection with the preparation and filing of Tax Returns and if the SEC requests or requires a tax opinion with respect to any discussion in the Registration Statement of the United States federal income tax consequences to the Company Members of the transactions contemplated by this Agreement, such tax opinion shall be provided by the Company’s tax advisor at the Surviving Corporation’s expense, and each Party shall use commercially reasonable efforts to execute and deliver customary tax representation letters to the applicable tax advisor in form and substance reasonably satisfactory to such advisor upon which such advisor shall be entitled to rely in rendering such tax opinion. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Notwithstanding anything to the contrary herein, if, after the date hereof but prior to the time at which Parent Stockholder Approval has been obtained, Parent and the Company mutually determine in good faith that the Mergers are not reasonably expected to be treated as a single integrated transaction qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, the Parties shall use commercially reasonable efforts to restructure the transactions contemplated hereby (such restructured transactions, the “Alternative Transaction Structure”) in a manner that is reasonably expected to cause the Alternative Transaction Structure to so qualify.

23

ARTICLE III

EFFECTS OF THE MERGERS ON EQUITY SECURITIES

Section 3.1 Conversion of Equity Securities.

(a) At the First Merger Effective Time, by virtue of the First Merger and without any further action on the part of any Person, each Company Unit that is issued and outstanding immediately prior to the First Merger Effective Time shall be cancelled and converted into the right to receive (i) such number of shares of Parent Post-Merger Common Stock equal to the applicable portion of the Share Consideration, as determined pursuant to Section 3.2(a) and Section 3.2(b), plus (ii) such number of Merger Warrants equal to the applicable portion of the Merger Warrant Consideration, as determined pursuant to Section 3.2(c).

(b) At the First Merger Effective Time, by virtue of the First Merger and without any further action on the part of any Person, each Merger Sub I Unit that is issued and outstanding immediately prior to the First Merger Effective Time shall be cancelled and converted into one “Unit” of membership interest in the First Merger Surviving Company, as designated in the operating agreement of the First Merger Surviving Company, which “Units” in the First Merger Surviving Company shall be held directly by Parent.

(c) At the Second Merger Effective Time, by virtue of the Second Merger and without any further action on the part of any Person, each Merger Sub II Unit that is issued and outstanding immediately prior to the Second Merger Effective Time shall be cancelled and converted into one “Unit” of membership interest in the Second Merger Surviving Company, as designated in the operating agreement of the Second Merger Surviving Company, which “Units” in the Second Merger Surviving Company shall be held directly by Parent.

Section 3.2 Exchange Procedures.

(a) At the First Merger Effective Time, by virtue of the First Merger and without any further action on the part of any Person, each Company Member shall be entitled to receive, in payment of their respective portion of the Closing Share Consideration, a number of shares of Parent Post-Merger Common Stock equal to (i) the Closing Exchange Ratio, multiplied by (ii) the number of Company Units held by such Company Member as of immediately prior to the First Merger Effective Time, with fractional shares rounded down to the nearest whole share.

(b) At the First Merger Effective Time, by virtue of the First Merger and without any further action on the part of any Person, each Company Member shall be entitled to receive, in payment of their respective portion of the Earnout Share Consideration, a number of shares of Parent Post-Merger Common Stock equal to (i) the Earnout Exchange Ratio, multiplied by (ii) the number of Company Units held by such Company Member as of immediately prior to the First Merger Effective Time, with fractional shares rounded down to the nearest whole share (the “Earnout Shares”).

(c) At the First Merger Effective Time, by virtue of the First Merger and without any further action on the part of any Person, each Company Member shall be entitled to receive, in payment of their respective pro rata portion of the Merger Warrant Consideration, a number of Merger Warrants equal to (i) the Merger Warrant Consideration, multiplied by (ii) a fraction of which the numerator is the number of Company Units held by such Company Member as of immediately prior to the First Merger Effective Time, and of which the denominator is the Aggregate Company Units.

(d) At least five (5) Business Days prior to the Closing, Parent shall appoint an exchange agent (which, for the avoidance of doubt, may be Parent’s existing transfer agent) (the “Exchange Agent”) to act as the agent for the purpose of paying the Merger Consideration to the Company Members. Prior to the First Merger Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent such number of shares of Parent Post-Merger Common Stock equal to the Share Consideration and such number of Merger Warrants equal to the Merger Warrant Consideration.

24

(e) At least three (3) Business Days prior to the Closing, Parent shall send, or shall cause the Exchange Agent to send, to each Company Member, a letter of transmittal in a customary form reasonably acceptable to the Company and Parent (each, a “Letter of Transmittal”). The Company shall use reasonable best efforts to cause the Company Members to return the completed and signed Letters of Transmittal prior to the Closing.

(f) The Exchange Agent shall deliver to each Company Member upon the later of (i) the First Merger Effective Time and (ii) delivery to the Exchange Agent of a duly completed and validly executed Letter of Transmittal by such Company Member, a number of shares of Parent Post-Merger Common Stock and a number of Merger Warrants to which such Company Member is entitled pursuant to Sections 3.1(a), (b) and (c), such delivery to occur in accordance with the Letter of Transmittal.

(g) Promptly following the date that is one (1) year after the First Merger Effective Time, Parent shall instruct the Exchange Agent to deliver to Parent all documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent’s duties shall terminate. Thereafter, any portion of the Share Consideration that remains unclaimed shall be returned to Parent, and any Person that was a Company Member as of immediately prior to the First Merger Effective Time that has not exchanged his, her or its Company Units for an applicable portion of the Merger Consideration in accordance with this Section 3.2 prior to the date that is one (1) year after the First Merger Effective Time, may transfer such Company Units to Parent and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration therefor, and Parent shall cause Parent’s transfer agent to promptly deliver, such applicable portion of the Merger Consideration. None of Parent, either Merger Sub, the Company, either Surviving Company or the Exchange Agent shall be liable to any Person in respect of any of the Merger Consideration delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Laws. If any such shares shall not have not been transferred immediately prior to such date on which any amounts payable pursuant to this ARTICLE III would otherwise escheat to or become the property of any Governmental Authority, any such amounts shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(h) For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, no fractional shares of Parent Post-Merger Common Stock or Merger Warrants to purchase fractional shares of Parent Post-Merger Common Stock shall be issued as a result of the First Merger.

Section 3.3 Additional Closing Certificates.

(a) At least five (5) Business Days prior to the Closing Date, (i) the Company shall deliver to Parent copies of invoices or other supporting documentation for all accrued and unpaid Transaction Expenses of the Company, whether payable on, prior to or after the Closing (“Company Transaction Expenses”), as well as a certificate, duly executed by an authorized officer of the Company, setting forth in reasonable detail the Company’s good faith calculation of the aggregate amount of Company Transaction Expenses (the “Company Transaction Expenses Certificate”), and (ii) Parent shall deliver to the Company copies of invoices or other supporting documentation for all accrued and unpaid Transaction Expenses of Parent, whether payable on, prior to or after the Closing (“Parent Transaction Expenses”), as well as a certificate, duly executed by an authorized officer of Parent, setting forth in reasonable detail Parent’s good faith calculation of the aggregate amount of Parent Transaction Expenses (the “Parent Transaction Expenses Certificate”).

(b) At least three (3) Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent a certificate (the “Company Certificate,” and together with the Company Transaction Expenses Certificate and the Parent Transaction Expenses Certificate, the “Additional Closing Certificates”), duly executed by an authorized officer of the Company, setting forth in reasonable detail (i) the Company’s good faith calculation of (A) Closing Share Consideration, (B) the Closing Exchange Ratio, (C) the Earnout Share Consideration and (D) the Earnout Exchange Ratio, in each case calculated on a pro forma basis on the Closing Date, and (ii) and a list of the Company Members and their Company Units as of immediately prior to the First Merger Effective Time.

25

(c) Each Party that prepares an Additional Closing Certificate will provide the other Party with a reasonable opportunity to review and comment on such Additional Closing Certificate and to meet with Representatives of the preparing Party. The preparing Party shall consider any comments received by the other Party in good faith and shall make any appropriate adjustments to the Additional Closing Certificate (and corresponding adjustments to the calculations therein) prior to the Closing. Once the Additional Closing Certificates have been mutually approved by the Parties hereunder, the contents of the Additional Closing Certificates shall be final and binding upon the Parties for all purposes hereunder, except in the event of actual fraud.

Section 3.4 Withholding. Notwithstanding any other provision to this Agreement, Parent, the Company, each Surviving Company and the Exchange Agent, as applicable, shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amount payable pursuant to this Agreement such Taxes that are required to be deducted and withheld from such amounts under the Code or any other applicable Law (as reasonably determined by Parent, the Company, either Surviving Company or the Exchange Agent, respectively). To the extent that any amounts are so deducted and withheld and timely remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such withholding was made. Other than with respect to any compensatory payment subject to payroll withholding, the Parties shall, at the request of the intended recipient of a payment, reasonably cooperate in good faith to eliminate or reduce any such deduction or withholding to the extent reasonably permitted under applicable Law (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter delivered to Parent and each Merger Sub by the Company on the date hereof (the “Company Disclosure Letter”) (each Section of which, subject to Section 11.8, qualifies the correspondingly numbered and lettered representations in this ARTICLE IV), the Company represents and warrants to Parent and each Merger Sub as follows:

Section 4.1 Organization. The Company has been duly formed and is validly existing as a limited liability company under the Laws of its jurisdiction of formation and has the requisite limited liability company power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The Governing Documents of the Company, as amended to the date hereof and as previously made available by or on behalf of the Company to Parent, are true, correct and complete in all respects. The Company is not in violation of any provision of its Governing Documents in any material respect. The Company is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.1 of the Company Disclosure Letter lists all jurisdictions in which the Company is qualified to conduct business and all names other than its legal name under which the Company does business.

Section 4.2 No Subsidiaries. The Company has no Subsidiaries and does not own, directly or indirectly, any equity securities or other interests or investments, whether equity or debt, in any Person. The Company is not party to any Contract that obligates the Company to invest money in, loan money to or make any capital contribution to any other Person.

Section 4.3 Due Authorization.

(a) The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be is a party and to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. The execution

26

and delivery of this Agreement and the applicable Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Board of the Company, and no other proceeding on the part of the Company is necessary to authorize this Agreement and the applicable Ancillary Agreements (other than the Company Member Approval). This Agreement has been, and on or prior to the Closing, the applicable Ancillary Agreements will be, duly and validly executed and delivered by the Company, and this Agreement constitutes, and on or prior to the Closing, each applicable Ancillary Agreement will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) At a meeting duly called and held, the Board of the Company has unanimously approved, and has not rescinded, the Company Board Resolutions.

Section 4.4 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements described in Section 4.5, and except as set forth on Section 4.4 of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement and the applicable Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under the Governing Documents of the Company, (b) violate or conflict with any provision of, or result in the breach of, or default under any Law or Governmental Order applicable to the Company, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Company Material Contract, or terminate or result in the termination of any Company Material Contract, (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company, (e) constitute an event which, after notice or lapse of time or both, would result in any violation, breach, termination, acceleration, modification, cancellation or creation of a Lien (except for Permitted Liens), or (f) result in a violation or revocation of any license, permit or approval from any Governmental Authority or other Person, except, in the case of clauses (b) through (f), to the extent that the occurrence of the foregoing would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.5 Governmental Authorizations. No action or non-action by, notice to, consent, waiver, permit, approval or authorization of, expiration of any waiting period under applicable Law promulgated by, or designation, declaration or filing with, or notification to, any Governmental Authority (each, a “Governmental Authorization”) is required on the part of the Company with respect to the Company’s execution or delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act, if any, the Exchange Act and the Securities Act (and any other applicable U.S. state securities Laws or Federal Securities Laws); (b) the filing of the Conversion Certificates in accordance with the ALLCA and the DLLCA; (c) the filing of the First Merger Certificate and the Second Merger Certificate in accordance with the DLLCA; and (d) as disclosed on Section 4.5 of the Company Disclosure Letter.

Section 4.6 Capitalization of the Company.

(a) Section 4.6(a) of the Company Disclosure Letter sets forth a true and complete statement as of the date hereof of (i) the number and class or series (as applicable) of all equity securities of the Company issued and outstanding and (ii) the identity of the record and beneficial owners thereof. The equity securities of the Company (A) have been duly authorized and validly issued and are fully paid and non-assessable; (B) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (I) the Governing Documents of the Company and (II) any other applicable Contracts governing the issuance of such securities; and (C) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the Company or any Contract to which

27

the Company is a party or otherwise bound. None of the equity securities of the Company were issued in violation of applicable securities Laws.

(b) Except as set forth on Section 4.6(b) of the Company Disclosure Letter, the Company has not granted any outstanding subscriptions, options, compensatory equity award (including phantom equity and equity appreciation rights), warrants, rights or other securities (including debt securities) convertible into or exchangeable or exercisable for equity securities of the Company, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance or sale of additional equity securities, or for the repurchase or redemption of equity securities of the Company or the value of which is determined by reference to other equity securities of the Company, and there are no voting trusts, proxies or agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any equity securities of the Company.

Section 4.7 Company Financial Statements.

(a) The Company has made available to Parent true, correct and complete copies of the audited condensed balance sheets of the Company as of December 31, 2022 and December 31, 2023, and the related audited condensed statements of operations and cash flows of the Company for each of the years then ended (collectively, the “Company Financial Statements”), which are attached as Section 4.7(a) of the Company Disclosure Letter. The Company Financial Statements (i) accurately reflect the books and records of the Company as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as at the date thereof and for the period indicated therein, except as otherwise noted therein.

(b) The Company has made available to Parent true, correct and complete copies of the unaudited condensed balance sheets of the Company as of September 30, 2023 and September 30, 2024 (the “Interim Company Balance Sheets”), and the related unaudited condensed statements of operations and cash flows of the Company for the nine-month periods then ended (collectively with the Interim Company Balance Sheets, the “Interim Company Financial Statements”), which are attached as Section 4.7(b) of the Company Disclosure Letter. The Interim Company Financial Statements (i) accurately reflect the books and records of the Company as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal and recurring year-end adjustments and the absence of notes.

(c) The Required Financial Statements, when delivered by the Company in accordance with Section 6.3, shall (i) be true, correct and complete, (ii) accurately reflect the books and records of the Company as of the times and for the periods referred to therein, (iii) be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iv) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company, as at the date thereof and for the period indicated therein, except as otherwise noted therein. The Required Financial Statements shall not be materially different from the Company Financial Statements.

(d) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

28

(e) All of the financial books and records of the Company are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws.

(f) Since the Lookback Date, the Company has not identified and has not received notice from the Company’s auditors of any fraud or allegation of fraud, whether or not material, that involves management of the Company or other employees of the Company who have a role in the Company’s internal controls over financial reporting.

Section 4.8 Liabilities.

(a) Except as set forth on Section 4.8(a) of the Company Disclosure Letter, there is no liability, debt or obligation of or claim or judgment against the Company (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities and obligations (a) reflected or reserved for on the Interim Company Balance Sheet, (b) that have arisen since the date of the Interim Company Balance Sheet in the ordinary course of business of the Company, (c) that have arisen in connection with the authorization, negotiation, execution or performance of this Agreement or the Ancillary Agreements (in each case which will be set forth in the Company Transaction Expenses Certificate) or (d) which would not be, or would not reasonably be expected to be, material to the Company.

(b) Except for Indebtedness as set forth on Section 4.8(b) of the Company Disclosure Letter, as of the date hereof, the Company does not have any Indebtedness and has not guaranteed any other Person’s Indebtedness.

Section 4.9 Absence of Changes. Since the date of the Interim Company Balance Sheet:

(a) except in connection with the transactions contemplated hereby or as set forth on Section 4.9 of the Company Disclosure Letter, (i) the Company has conducted its business in all material respects in the ordinary course of business, consistent with past practice, and (ii) the Company has not taken any action that would require the consent of Parent if taken during the Interim Period pursuant to Section 6.1; and

(b) there has not been any Company Material Adverse Effect.

Section 4.10 Compliance with Laws.

(a) The Company is, and since the Lookback Date has been, in compliance with all applicable Laws in all material respects, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Since the Lookback Date, the Company has not received written notice of (or to the knowledge of the Company, oral notice of), or been charged with, the violation of any Laws, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.11 Anti-Corruption Compliance.

(a) Since the Lookback Date, neither the Company, nor, to the knowledge of the Company, any director, officer, employee or agent acting on behalf of the Company, has offered or given anything of value to: (i) any official or employee of a Governmental Authority, any political party or official thereof, or any candidate for political office or (ii) any other Person, in any such case while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any official or employee of a Governmental Authority or candidate for political office, in each case in violation of the Anti-Bribery Laws.

(b) To the knowledge of the Company, as of the date hereof, there are no current or pending internal investigations, third-party investigations (including by any Governmental Authority), or internal or external

29

audits that address any material allegations or information concerning possible material violations of the Anti-Bribery Laws related to the Company.

Section 4.12 Litigation. Except as set forth on Section 4.12 of the Company Disclosure Letter, there are, and since the Lookback Date there have been, (a) no pending or, to the knowledge of the Company, threatened, Legal Proceedings against the Company or its properties or assets; and (b) no outstanding Governmental Orders imposed upon the Company; nor are any properties or assets of the Company bound or subject to any Governmental Order, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, none of the current or former officers, senior management or managers of the Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud in connection with their duties involving the Company.

Section 4.13 Taxes.

(a) Except as set forth on Section 4.13 of the Company Disclosure Letter, (i) all material Tax Returns required to be filed by or with respect to the Company have been timely filed (taking into account any applicable extensions); (ii) all such Tax Returns are true, complete and accurate in all material respects; (iii) all income Taxes and other material Taxes due and payable (whether or not shown on any Tax Return) have been paid; (iv) all Taxes required to be withheld and paid to any Tax authority with respect to the Company have been timely and properly withheld and paid to the applicable Tax authority in all material respects; (v) there are no Liens for Taxes (other than Permitted Liens) upon the property or assets of the Company; (vi) there is no claim, assessment, deficiency or proposed adjustment for any material amount of Tax that has been asserted in writing or, to the knowledge of the Company, orally, or assessed by any Governmental Authority against the Company that remains unresolved or unpaid; (vii) there are no ongoing, pending, or to the Company’s knowledge, threatened Legal Proceedings in writing with respect to any material Taxes of the Company, and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes of the Company; and (viii) the Company has not taken any action, nor to the knowledge of the Company are there any facts or circumstances, that could reasonably be expected to prevent either the Conversion or the Mergers from being treated as a single integrated transaction qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(b) There is no Action currently pending or, to the knowledge of the Company, threatened in writing against the Company by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax by that jurisdiction.

(c) There are no Liens with respect to any Taxes upon any of the assets of the Company, other than Permitted Liens.

(d) There are no outstanding requests by the Company for any extension of time within which to pay any Taxes shown to be due on any Tax Return.

(e) The Company has not made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any Tax authority that could reasonably be expected to have a material impact on its Taxes following the Closing.

(f) The Company has not engaged in any “listed transaction,” as defined in U.S. Treasury Regulation Section 1.6011-4(b)(2).

(g) The Company has not any Liability for the Taxes of another Person that are not adequately reflected in the Company Financial Statements or the Interim Company Financial Statements (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract or indemnity (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). The Company is not party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or

30

similar agreement, arrangement or practice (excluding commercial agreements, arrangements or practices entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on the Company with respect to any period following the Closing Date.

(h) The Company has not requested, nor is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(i) The Company: (i) has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the two-year period ending on the date hereof or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; and (ii) is not and has never been (A) a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code, or (B) a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

(j) To the knowledge of the Company, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the either of the Conversion, on the one hand, or the Mergers, taken together as a single integrated transaction, on the other hand, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(k) To the Company’s knowledge, the Company is not required to include any item in, or exclude any item of deduction from, taxable income or pay a tax for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) any adjustment pursuant to Code §481(a) by reason of a change in accounting method (and the Company does not have an application pending with the IRS or any other tax authority requesting permission for any change in accounting method) or by reason of use of an impermissible method of accounting; (B) any “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date; (C) any intercompany transaction or excess loss account described in Treasury Regulations under Code §1502 (or any corresponding or similar provision of state, local or non-U.S. income Tax law); (D) any installment sale or open transaction disposition made on or prior to the Closing Date; (E) any prepaid amount or deferred revenue received on or prior to the Closing Date; (F) the use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (G) Code §951, §951A or §965 (or any corresponding or similar provision of state, local, or foreign Tax law) with respect to amounts earned on or before the Closing Date, or (H) stimulus or relief programs under Coronavirus Aid, Relief, and Economic Security Act, and Families First Coronavirus Response Act (as the same may be amended or modified). including any PPP loans or deferred payroll taxes.

(l) For purposes of this Section 4.13, it is understood that Taxes shall be treated as “due and payable” on (and no earlier than) the last date upon which such Taxes are payable to a relevant Tax authority (i) without being considered to be delinquent and (ii) without being subject to additional fees, charges, penalties or interest for non-payment.

Section 4.14 Contracts.

(a) Section 4.14(a) of the Company Disclosure Letter contains a list of all Contracts described in clauses (i) through (xxi) below to which, as of the date hereof, the Company is a party or by which they are bound:

(i) each Contract providing for consideration payable to or by the Company of more than $500,000, in the aggregate, over the twelve (12)-month period ended September 30, 2023;

31

(ii) each note, debenture, other evidence of Indebtedness, guarantee, loan, credit or financing agreement or instrument or other Contract for money borrowed by the Company, including any agreement or commitment for future loans, credit or financing;

(iii) each Contract for the acquisition of any Person or any business unit thereof or the disposition of any material assets of the Company since the Lookback Date, or under which the Company has any continuing obligation with respect to an “earn-out,” contingent purchase price or other contingent or deferred payment;

(iv) each lease, rental or occupancy agreement, license, instalment and conditional sale agreement, and other Contract that provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or personal property that involves aggregate payments in excess of $250,000 in any calendar year;

(v) each Contract involving the formation of a joint venture, partnership, limited liability company or similar arrangement with another Person;

(vi) each Contract that involves profit-sharing, which requires, or would reasonably be expected to require (based on any occurrence, development, or event contemplated by such Contract), aggregate payments to or from the Company in excess of $250,000 over the life of the Contract;

(vii) each Contract (other than employment agreements, employee confidentiality and invention assignment agreements, equity or incentive equity documents and Governing Documents) between the Company, on the one hand, and Affiliates of the Company (other than the Company), the officers, directors, managers (or equivalents) of the Company, or any Family Member of the foregoing Persons, on the other hand;

(viii) each Contract with each current executive, officer, director or current employee of the Company with a title of Vice President or higher, or any Person serving in such capacity since the Lookback Date, other than offer letters, equity award agreements, and confidentiality and assignment agreements, in each case, that do not (A) differ materially from the form of such agreements provided to Parent or (B) provide for severance or change in control payments or benefits;

(ix) each Contract with any employee, officer, manager, director or consultant of the Company that provide for (A) annual compensation that may exceed $175,000, (B) change in control, retention, incentive compensation, deferred compensation, or similar payments or benefits upon, in connection with, accelerated by or triggered by the consummation of the transactions contemplated hereby, or (C) severance, termination or notice payments or benefits upon a termination of the applicable Person’s service with the Company (excluding payments and benefits mandated by applicable Law);

(x) each Contract under which the Company has advanced or loaned any amount to any of its current or former equity holders, directors, managers, officers, employees or other service providers, outside of advancements for expenses or in the ordinary course of business;

(xi) each Contract of the Company that (A) prohibits or limits the right of the Company to engage in or compete with any Person in any line of business in any material respect; (B) prohibits or restricts the Company’ ability to conduct their business with any Person in any geographic area; or (C) contains any other provisions restricting or purporting to restrict in any material respect the ability of the Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential employee or customer in any material respect or that would so limit or purports to limit, in any material respect, Parent or any of its Affiliates after the Closing;

(xii) any collective bargaining (or similar) agreement or Contract with any labor union or other body representing employees of the Company;

(xiii) each Contract (including license agreements, coexistence agreements, and agreements with covenants not to sue, but not including Contracts, purchase orders and insertion orders entered into in the ordinary course of business, non-disclosure agreements, contractor services agreements, consulting services

32

agreements, incidental trademark licenses incident to marketing, printing or advertising Contracts) pursuant to which the Company (A) grants to a third Person the right to use Intellectual Property of the Company or (B) is granted by a third Person the right to use Intellectual Property that is material to the business of the Company (other than (I) Contracts granting nonexclusive rights to use commercially available off-the-shelf software subject to clickwrap agreements that are commercially available on standard terms to the public, (II) Open Source Licenses, (III) non-exclusive licenses for content or assets used in the products, services, or in the conduct of the business of the Company involving payments of less than $50,000 per year and (IV) employee confidentiality and invention assignment agreements;

(xiv) each Contract requiring capital expenditures by the Company after the date hereof in an amount in excess of $250,000 in any calendar year;

(xv) each Contract that (A) grants to any third Person any material “most favored nation rights” or similar provisions, obligations or restrictions, or (B) grants to any third Person price guarantees for a period greater than one (1) year from the date hereof and requires aggregate future payments to the Company in excess of $250,000 in any calendar year;

(xvi) each Contract with any Person (A) pursuant to which the Company(or Parent or any of its Affiliates after the Closing) may be required to pay material milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events or (B) under which the Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company product or Intellectual Property;

(xvii) each Contract granting to any Person (other than the Company) a right of first refusal, first offer or similar preferential right to purchase or acquire equity securities in the Company;

(xviii) each Contract for the settlement or conciliation of an Action or Legal Proceeding or other dispute with a third party (A) the performance of which would involve any payments after the date hereof, (B) with a Governmental Authority or (C) that imposes any material, non-monetary obligations on the Company (or the Second Merger Surviving Company after the Closing);

(xix) each Contract with Material Suppliers;

(xx) each Contract with Material Customers; and

(xxi) any outstanding written commitment to enter into any Contract of the type described in subsections (i) through (xx) of this Section 4.14(a).

(b) All of the foregoing Contracts listed or required to be listed pursuant to Section 4.14(a) of the Company Disclosure Letter, together with all Intellectual Property Licenses, including all amendment and modifications thereto, are collectively referred to as “Company Material Contracts.” True, correct and complete copies of the Company Material Contracts have previously been made available to Parent. Each Company Material Contract is (i) in full force and effect, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, (ii) represents the legal, valid and binding obligations of the Company and, to the knowledge of the Company, represents the legal, valid and binding obligations of the counterparties thereto. Except as set forth on Section 4.14(b) of the Company Disclosure Letter, with respect to the Company Material Contracts, (A) the Company has performed in all material respects all obligations required to be performed by it to date under the Company Material Contracts, and none the Company nor, to the knowledge of the Company, any other party thereto is in breach of or default in any material respect under any such Contract, (B) during the 12 months prior to the date hereof, the Company has not received any written claim or written notice of termination or breach of or default in any material respect under any such Contract, (C) to the knowledge of the Company, no event has occurred which individually or together with other events, would reasonably be expected to result in a breach of or a default in any material respect under any such Company Material Contract by the Company or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or

33

both) and (D) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract (for greater clarity, assuming the delivery of the Company Required Consents).

Section 4.15 Intellectual Property.

(a) Section 4.15(a) of the Company Disclosure Letter lists (i) each item of Intellectual Property that is registered or applied-for or filed with a Governmental Authority and is owned by the Company as of the date hereof, whether applied for or registered in the United States or internationally as of the date hereof (collectively, the “Company Registered Intellectual Property”), including jurisdiction and registration or application date, (ii) domain names and social media handles used by the Company, and (iii) any Intellectual Property which is unregistered and otherwise material to the Company. The Company is the sole and exclusive beneficial and record owner of all of the items of Company Registered Intellectual Property and all such Company Registered Intellectual Property is subsisting and is valid (or validly applied for) and enforceable. Except as set forth on Section 4.15(a) of the Company Disclosure Letter, no application for Company Registered Intellectual Property filed by or on behalf of the Company has been abandoned, allowed to lapse, or rejected. All maintenance and renewal fees in connection with Company Registered Intellectual Property have been made and all documents, recordations and certifications in connection with such Company Registered Intellectual Property have been filed, with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of prosecuting, perfecting and maintaining such Company Registered Intellectual Property.

(b) The Company owns exclusively, free and clear of all Liens (other than Permitted Liens) all Company-Owned Intellectual Property and has a valid right to use all other Intellectual Property reasonably necessary for or used in the continued conduct of the business of the Company. Except as set forth on Section 4.15(b) of the Company Disclosure Letter, the Company has not (i) transferred ownership of, (ii) agreed to transfer ownership of, (iii) permitted any Person to retain joint ownership of, (iv) granted any exclusive license to any Person with respect to, or (v) permitted to enter into the public domain, any material Intellectual Property that is or was Company-Owned Intellectual Property.

(c) Section 4.15(c) of the Company Disclosure Letter sets forth: (i) a list of all Contracts pursuant to which any Person has been granted any right or otherwise has received or acquired any right (whether or not exercisable) or interest in, any Company-Owned Intellectual Property (each, an “Outbound Intellectual Property License”), other than (A) Contracts, purchase orders, insertion orders entered into in the ordinary course of business on the Company’s standard forms, copies of which have been provided to Parent, (B) non-disclosure agreements, (C) contractor services agreements and consulting services agreements that do not involve the creation or development of any Company-Owned Intellectual Property, and (D) marketing, printing or advertising Contracts containing incidental trademark licenses, and (ii) a list of all Contracts pursuant to which the Company receives any rights in any Company Licensed-Intellectual Property (each, an “Inbound Intellectual Property License”); provided, however, that even though these will be considered Inbound Intellectual Property Licenses, the following shall not be required to be disclosed on Section 4.15(c) of the Company Disclosure Letter: (A) Contracts granting nonexclusive rights to use commercially available off-the-shelf software subject to clickwrap agreements that are commercially available on standard terms to the public, (B) non-exclusive licenses for content or assets used in the products, services, or in the conduct of the business of the Company involving payments of less than $50,000 per year; and (C) employee confidentiality and invention assignment agreements.

(d) The Company has not infringed upon, misappropriated or otherwise violated and are not infringing upon, misappropriating or otherwise violating any Intellectual Property of any Person. Since January 1, 2017, no claim or action has been brought against the Company, and the Company has not received any written communications (i) alleging that the Company has infringed, misappropriated or otherwise violated any Intellectual Property rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company-Owned Intellectual Property, (iii) inviting the Company to take a license under any Intellectual

34

Property or consider the applicability of any patents to any products, services, or the conduct of the business of the Company, or (iv) otherwise claiming that the operation of the Company’s business, infringes, misappropriates or violates the Intellectual Property rights or any other rights of any Person (including any right to privacy or right of publicity) or constitutes unfair competition or trade practices under the Laws of any jurisdiction.

(e) To the knowledge of the Company, no Person is infringing upon, misappropriating or otherwise violating any Company-Owned Intellectual Property in any material respect. Since January 1, 2017, the Company has not brought any Legal Proceeding against any Person for infringement, misappropriation or violation of any of its Intellectual Property rights or sent any written notice, charge, complaint, claim or other assertion against any Person claiming infringement or violation by or misappropriation of any Company-Owned Intellectual Property.

(f) The Company take and have taken all commercially reasonable measures to protect the confidentiality of trade secrets, know-how, and other confidential information included in the Company-Owned Intellectual Property used in the business of the Company. Without limiting the generality of the foregoing, the Company has not disclosed any trade secrets, know-how, or confidential information to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction, or disclosure. The Company’ current and former employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any Company-Owned Intellectual Property (each such person, a “Creator”) have executed and delivered to the Company a written legally binding agreement with customary terms restricting the use and disclosure of such confidential information. The Company has implemented and maintains commercially reasonable and appropriate disaster recovery and security plans, procedures and facilities and has taken other reasonable steps to safeguard its confidential information and information technology systems used in the operation of the business of the Company, from unauthorized or illegal access and use or loss of confidentiality, integrity or availability. To the knowledge of the Company, there has not been any material unauthorized disclosure of or unauthorized access to any Proprietary Materials, Personal Information, or other confidential information of the Company to or by any Person in a manner that has resulted or may result in the misappropriation of, or loss of trade secret or other rights in and to such information.

(g) Each Creator who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Intellectual Property has entered into a proprietary information and invention disclosure and Intellectual Property rights assignment agreement with the Company that includes a present assignment to the Company all Intellectual Property authored, invented, created, improved, modified or developed by such person in the course of such Creator’s employment or other engagement with the Company, and to the knowledge of the Company each such assignment agreement is enforceable against the respective Creator.

(h) To the knowledge of the Company, no employee of the Company is (i) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company or (ii) in breach of any Contract with any former employer or other Person concerning Company-Owned Intellectual Property or confidentiality provisions protecting trade secrets and confidential information comprising Company-Owned Intellectual Property.

(i) No government funding, nor any facilities of a university, college, other educational institution or research center, was used in the development of the Company-Owned Intellectual Property and used in connection with the business.

(j) The Company is in compliance in all material respects with all applicable Laws relating to the ownership, registration or use of all Intellectual Property. None of the Company-Owned Intellectual Property and, to the knowledge of the Company, none of the Company Licensed-Intellectual Property is subject to any outstanding Governmental Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by the

35

Company, or affects the validity, use or enforceability of any such Intellectual Property, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company, taken as a whole.

(k) The Company is not bound by, and no Company-Owned Intellectual Property is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, exploit, assert, enforce, sell, transfer or dispose of any such Company-Owned Intellectual Property anywhere in the world, in each case, in a manner that would materially limit the business of the Company as conducted or planned to be conducted.

(l) The Company has not disclosed, delivered or licensed to any escrow agent or Person, agreed or obligated itself to disclose, deliver, license or make available to any escrow agent or Person, or permitted the disclosure or delivery to any escrow agent or other Person, other than employees or contractors who are subject to confidentiality obligations, any of the source code that is Company-Owned Intellectual Property (“Company Source Code”), and no other Person has the right, contingent or otherwise, to obtain access to or use any Company Source Code other than in the ordinary course of business. Without limiting the generality of the foregoing, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will result in a release from escrow or other delivery to a Person of any Company Source Code.

(m) With respect to the Software used or held for use in the business of the Company, to the knowledge of the Company, no such Software contains any undisclosed or hidden device or feature designed to disrupt, disable, or otherwise impair the functioning of any Software or any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” or other malicious code or routines that permit unauthorized access or the unauthorized disablement or erasure of such or other Software or information or data (or any parts thereof) of the Company or customers of the Company.

(n) The Company’ use and distribution of Company-Owned Intellectual Property comprising Software (“Owned Software”) and Open Source Materials in each case is in material compliance with all Open Source Licenses applicable thereto. The Company has not used any Open Source Materials in a manner that requires any Owned Software to be subject to Copyleft Licenses. No Company-Owned Intellectual Property has been created, in whole, in part, by, or making use of any Third-Party Software Components.

(o) The Company (i) possesses a current, accurate and complete copy of the source code to all Owned Software, and (ii) has in place and complies with adequate protocols and procedures designed to protect the Owned Software from disclosure to unauthorized Persons, including maintaining a secure source code repository, and for tracking access to, development and use of Owned Software by its own personnel and any other Person. The Company has not expressly authorized any Person to reverse engineer, disassemble, decompile or to take any other action that would allow such Person to discern or create source code of Owned Software.

(p) The Company-Owned Intellectual Property and the Company Licensed-Intellectual Property, constitutes all of the Intellectual Property rights used or held for use by the Company in the operation of its business, and, to the knowledge of the Company, all Intellectual Property necessary and sufficient to enable the Company to conduct its business as currently conducted in all material respects.

(q) The Company does not use Machine Learning Algorithms in such a manner as to compromise or disclose Personal Information or sensitive business data to unauthorized individuals.

(r) The Computer Hardware that, individually or in the aggregate is material to the Company’s business (i) does not contain any Disabling Devices, (ii) functions materially in accordance with its specifications and documentation, and (iii) has not suffered any material malfunction that was not remedied through the use of hardware maintenance and support protocols and procedures consistent with industry practices. Since January 1, 2017 there has been no repeated failures or repeated substandard performance of any Computer Hardware that

36

have caused a material disruption to the Company’s business. No owned Computer Hardware is at its end of life stage or will be so within the next two (2) years.

(s) The Company has implemented and maintains commercially reasonable backup/redundancy controls designed to restore their respective information and data processing services, as well as adequate business continuity plans designed to preserve the ongoing ability to conduct its business, in each case, in the event of material disruptions. Such plans have been regularly tested and no such test has revealed any material deviation or flaws in such plans, except for such deviation or flaws that have been remedied.

(t) All publicly available websites operated as part of the business are materially compliant with, at a minimum, level A success criteria pursuant to the Worldwide Web Consortium’s Web Content Accessibility Guidelines version 2.1.

Section 4.16 Real Property.

(a) Section 4.16(a) of the Company Disclosure Letter sets forth the address of each Owned Real Property. With respect to each Owned Real Property: (i) the Company has good and marketable fee simple title to such Owned Real Property and any improvements located thereon, free and clear of all Liens, except for Permitted Liens; (ii) except as set forth on Section 4.16(a) of the Company Disclosure Letter, the Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and (iii) except as set forth on Section 4.16(a) of the Company Disclosure Letter, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

(b) Section 4.16(b) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date hereof of each parcel of Leased Real Property and the corresponding Real Property Lease, including the lessor, lessee, address, expiration date. The Company has made available to Parent true, correct and complete copies of each Real Property Lease. Except as set forth on the applicable subsection of Section 4.16(b) of the Company Disclosure Letter, with respect to each parcel of Leased Real Property:

(i) the Company holds a good and valid leasehold estate in such Leased Real Property, free and clear of all Liens, except for Permitted Liens;

(ii) the Company’s possession and quiet enjoyment of the Leased Real Property under such Real Property Leases has not been materially disturbed and, to the knowledge of the Company, there are no disputes with respect to such Real Property Leases;

(iii) there is no breach or default by the Company or, to the knowledge of the Company, any third party under any Real Property Lease, and, to the knowledge of the Company, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to such Real Property Leases;

(iv) no security deposit or portion thereof deposited with respect to such Real Property Lease has been applied in respect of a breach or default thereunder;

(c) Except as set forth on the applicable subsection of Section 4.16(c) of the Company Disclosure Letter, with respect to each parcel of Owned Real Property or Leased Real Property:

(i) all of such Owned Real Property or Leased Real Property (including the buildings, structures, roof, foundation, and floors thereof) and the utilities (including water, sewer, electric, gas, and telephone), fixtures, building systems, and improvements serving the same) are structurally sound, in good operating condition and repair, and adequate for its use in the conduct of the business of the Company, in each case except for (A) damage and defects that are not in the aggregate material and (B) ordinary wear and tear;

37

(ii) the Company is not aware of and has not received notice of any violations of Law with respect to the Owned Real Property or Leased Real Property, and the Company has received all material approvals and permits from the applicable Governmental Authority with respect to the Company’s improvements to such Owned Real Property or Leased Real Property;

(iii) there are no contracts, covenants, conditions, restrictions, or easements applicable to such Owned Real Property or Leased Real Property that impose any material restriction on the ability of the Company to use and operate such Owned Real Property or Leased Real Property in the ordinary course of business consistent with past practice;

(iv) there are no oral contracts, offsets, forbearance programs, management contracts, leasing brokerage or finders’ contracts or fees or commissions in effect with respect to such Owned Real Property or Leased Real Property, in each case that either (A) are past due or (B) will become payable upon the Closing;

(v) as of the date hereof, no Person, other than the Company, has any right to use or occupy such Owned Real Property or Leased Real Property or any portion thereof, and the Company has not previously assigned, hypothecated or otherwise transferred its interest under the applicable deed or Real Property Lease; and

(vi) the Company has not received written notice of any current condemnation proceeding or proposed similar Action for taking in lieu of condemnation with respect to any portion of such Owned Real Property or Leased Real Property.

(d) The Company does not use, operate, occupy, or have an option or right to acquire any real estate, except for the Owned Real Property or Leased Real Property.

Section 4.17 Equipment and Other Tangible Property. The Company owns and has good title to, and has the legal and beneficial ownership of or a valid leasehold interest in or right to use by license or otherwise, all material machinery, equipment and other tangible property reflected on the books of the Company as owned by the Company, free and clear of all Liens other than Permitted Liens. All material personal property and leased personal property assets of the Company are structurally sound and in good operating condition and repair, ordinary wear and tear expected, and are suitable for their present use.

Section 4.18 Title to and Sufficiency of Assets. The Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the Interim Company Balance Sheet and (d) Liens set forth on Section 4.18 of the Company Disclosure Letter. The assets (including Intellectual Property rights and contractual rights) of the Company constitute all of the assets, rights and properties that are used in the operation of the business of the Company as it is now conducted or that are used or held by the Company for use in the operation of the Company’s business, and taken together, are adequate and sufficient for the operation of the Company’s business as currently conducted.

Section 4.19 Permits. The Company has obtained, and maintain, all of the material Permits reasonably required to permit the Company to acquire, originate, own, operate, use and maintain their assets in the manner in which they are now operated and maintained and to conduct the business of the Company as currently conducted, all of which are listed on Section 4.19 of the Company Disclosure Letter. Each material Permit is in full force and effect in accordance with its terms, no suspension, revocation, cancellation or termination of any material Permit is pending and (b) no written notice of suspension, revocation, cancellation or termination of any material Permit has been received by the Company. The Company is not in violation in any material respect of the terms of any material Permit, and the Company has not received any written or, to the knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any material Permit.

38

Section 4.20 Environmental Matters.

(a) The Company is, and (except for matters which have been fully resolved) since January 1, 2019 has been, in material compliance with all Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”). No Action is pending or, to the knowledge of the Company, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the knowledge of the Company, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits.

(b) There has been no release of any Hazardous Materials by the Company (i) at, in, on or under any Owned Real Property or Leased Real Property or in connection with the Company’s operations off-site of the Owned Real Property or Leased Real Property or (ii) to the knowledge of the Company, at, in, on or under any formerly owned or leased real property during the time that the Company owned or leased such property or at any other location where Hazardous Materials generated by the Company have been transported to, sent, placed or disposed of. To the Company’s knowledge, there are no Hazardous Materials located within any portion of the Owned Real Property or Leased Real Property.

(c) None the Company is subject to any current Governmental Order relating to any material non-compliance with Environmental Laws by the Company or the investigation, sampling, monitoring, treatment, remediation, removal or clean-up of Hazardous Materials.

(d) No material Legal Proceeding is pending or, to the knowledge of the Company, threatened with respect to the Company’ compliance with or liability under Environmental Laws, and, to the knowledge of the Company, there are no facts or circumstances which could reasonably be expected to form the basis of such a Legal Proceeding.

(e) The Company has made available to Parent all material environmental reports, assessments, audits and inspections and any material communications or notices from or to any Governmental Authority concerning any material non-compliance of the Company with, or liability of the Company under, any Environmental Law.

Section 4.21 Labor Relations; Employees.

(a) (i) The Company is not or has at any time been a party to or bound by any collective bargaining agreement, or any similar agreement with a labor union, works council or other employee representative, (ii) no such agreement is being negotiated by the Company, and (iii) no labor union or any other employee representative body has requested or, to the knowledge of the Company, has sought to represent any of the employees of the Company. There has been no labor organization activity involving any employees of the Company. There is no pending, and since the Lookback Date there has been, no actual or, to the knowledge of the Company, threatened strike, slowdown, work stoppage, lockout, or other material labor dispute against or affecting the Company, and, to the knowledge of the Company, no event has occurred or circumstance exists that would reasonably be expected to provide the basis of any such activity or dispute.

(b) The Company is, and since the Lookback date has been, in compliance in all material respects with all applicable Laws respecting labor and employment including all Laws respecting terms and conditions of employment, health and safety, wages and hours, holiday pay and the calculation of holiday pay, working time, employee classification (with respect to both exempt vs. non-exempt status and employee vs. independent contractor and worker status), child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity and equal pay, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance.

(c) Since the Lookback Date, the Company has not received (i) written or, to the knowledge of the Company, oral, notice of any unfair labor practice charge or material complaint pending or threatened before the National Labor Relations Board or any other Governmental Authority against them, (ii) written or, to the

39

knowledge of the Company, oral, notice of any complaints, grievances or arbitrations arising out of any collective bargaining agreement or any other complaints, grievances or arbitration procedures against them, (iii) written or, to the knowledge of the Company, oral, notice of any material charge or complaint with respect to or relating to them pending before the Equal Employment Opportunity Commission or any other Governmental Authority responsible for the prevention of unlawful employment practices, (iv) written or, to the knowledge of the Company, oral, notice of the intent of any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health Laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress, or (v) written or, to the knowledge of the Company, oral, notice of any complaint, lawsuit or other proceeding pending or threatened in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied Contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, and no Legal Proceeding relating to the foregoing matters or any other employment or labor matters is pending or, to the knowledge of the Company, threatened, nor has any such Legal Proceeding occurred since the Lookback Date.

(d) The Company (A) has no, and has not had since the Lookback Date, any material liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalty or other sums for failure to comply with any of the foregoing, (B) has no, and has not had since the Lookback Date, any material liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of the Company (other than routine payments to be made in the normal course of business and consistent with past practice) and (C) is not delinquent in any payments to any employee or independent contractor for any wages, salaries, commissions, bonuses, severance, fees or other direct compensation due with respect to any services performed for it or amounts required to be reimbursed to such employees or independent contractor.

(e) Except as set forth on Section 4.21(e) of the Company Disclosure Letter, (i) all officers, employees, independent contractors and other service providers of the Company are terminable at will by the Company upon not more than 30 days’ notice and without material cost or penalty to the Company, (ii) there is no current officer, executive, key employee or group of employees of the Company who has indicated in writing an intention to terminate such individual’s employment with the Company and (iii) to the knowledge of the Company, no officer, executive, key employee or group of employees has any plans to terminate his, her or their employment. To the knowledge of the Company, no present or former employee, worker or independent contractor of the Company is in violation of (A) any restrictive covenant, nondisclosure obligation or fiduciary duty to the Company or (B) any restrictive covenant or nondisclosure obligation to a former employer or engager of any such individual relating to the right of any such individual to work for or provide services to the Company or the knowledge or use of trade secrets or proprietary information.

(f) The Company is not party to a settlement agreement with a current or former officer, employee or independent contractor of the Company that involves allegations relating to sexual harassment, sexual misconduct or discrimination by any officer, director, manager or employee of the Company. Since the Lookback Date, there have not been any internal investigations by or on behalf of the Company with respect to any claims or allegations of sexual harassment, misconduct or abuse against or involving any employee, officer, manager or director of the Company. To the knowledge of the Company, there are no facts that could reasonably be expected to give rise to a claim of sexual harassment or misconduct, other unlawful harassment or unlawful discrimination or retaliation against or involving the Company or any employee, officer, manager or director thereof.

(g) Since the Lookback Date, the Company has not engaged in layoffs, furloughs or employment terminations sufficient to trigger application of the WARN Act or any similar state or local law relating to group terminations. The Company has sufficient employees to operate the business of the Company as currently conducted.

40

(h) Except as set forth on Section 4.21(h) of the Company Disclosure Letter, (i) all Persons who perform services for the Company are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, and any other United States immigration Laws relating to the employment of non-United States citizens applicable in the state in which such Persons are employed, (ii) the Company has properly completed and retained a Form I-9 with respect to each of its current and past employees employed since January 1, 2018, and has, in good faith, verified and fully recorded on the Form I-9 the information for the documents establishing identity and work authorization for each of its employees, and (iii) since January 1, 2018, the Company has not been the subject of an audit or a proceeding from the United States Department of Homeland Security, including Immigration and Customs Enforcement, (or any predecessor thereto, including the United States Customs Service or the Immigration and Naturalization Service) or any other immigration-related enforcement proceeding.

(i) The Company currently classify and have properly classified (i) each of its employees as exempt or non-exempt for the purposes of the Fair Labor Standards Act and similar applicable Laws (as applicable), and (ii) each of its individual service providers as either employees or independent contractors in accordance with applicable Law and for the purpose of all Company Benefit Plans.

Section 4.22 Company Benefit Plans.

(a) Section 4.22(a) of the Company Disclosure Letter sets forth a complete list, as of the date hereof, of each Company Benefit Plan. With respect to each Company Benefit Plan, the Company has made available to Parent, to the extent applicable, (i) true, complete and correct copies of such Company Benefit Plan (or, if not written a written summary of its material terms), (ii) all plan documents, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto, (iii) the three most recent Form 5500 (including all schedules thereto) required to have been filed with the Internal Revenue Service and all schedules thereto, (iv) the most recent Internal Revenue Service determination letter, (v) all current employee handbooks or manuals, (vi) all current summary plan descriptions, (vii) all material communications received from or sent to the Internal Revenue Service or the Department of Labor (including a written description of any oral communication) within the last calendar year, and (viii) all amendments and modifications to any such document.

(b) (i) Each Company Benefit Plan has been operated, funded and administered in all material respects in compliance with its terms and all applicable Laws, including ERISA and the Code; (ii) all contributions required to be made with respect to any Company Benefit Plan have been made or, to the extent not yet due, accrued and reflected in the Company’s financial statements to the extent required by GAAP in accordance with the terms of the Company Benefit Plan and applicable Law; (iii) each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code and the trust (if any) forming a part thereof has received a favorable determination or opinion letter from the IRS as to its qualification and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code or may rely upon an opinion letter for a prototype plan and, to the knowledge of the Company, no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan. There is no material Action pending or, to the knowledge of the Company, threatened, against any Company Benefit Plan or the assets of any Company Benefit Plan (other than routine claims for benefits) and, to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such material Action.

(c) No Company Benefit Plan is, and neither the Company or any of its ERISA Affiliates has sponsored or contributed to, been required to contribute to, or has any liability (whether actual or contingent) with respect to, (i) a multiemployer pension plan (for purposes of Sections 4063, 4064 or 4066 of ERISA), (ii) a defined benefit pension plan that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA, (iii) a multiple employer plan (within the meaning of Section 413(c) of the Code), (iv) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA), (v) a “voluntary employees’ beneficiary association” (as defined in Section 501(c)(9) of the Code) or other funded arrangement for the provision of welfare benefits, or (vi) a welfare benefit plan that is self-insured. Neither the Company or any of its ERISA Affiliates has incurred

41

or would reasonably be expected to incur any liability under Title I or Title IV of ERISA and no condition exists that would reasonably be expected to subject the Company, either directly or by reason of affiliation with an ERISA Affiliate, to any material Tax, fine, Lien or other Liability imposed by ERISA, the Code or other applicable Law. No assets of the Company are subject to any Lien under ERISA or the Code. There has been no prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available with respect to any Company Benefit Plan. To the knowledge of the Company, no fiduciary, as described in Section 3(21) of ERISA, of any Company Benefit Plan has any material Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Benefit Plan.

(d) Except as set forth on Section 4.22(d) of the Company Disclosure Letter, the consummation of the transactions contemplated hereby (either alone or in combination with another event) will not, either alone or in combination with another event (such as termination following the consummation of the transactions contemplated hereby), (i) entitle any current or former employee, officer or other service provider of the Company to any severance pay, change of control payments, or any other compensation or benefits, (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits due any such employee, officer or other service provider, (iii) require any contributions or payments to fund any obligations under any Company Benefit Plan, or cause the Company to transfer or set aside any assets to fund any Company Benefit Plan, (iv) limit or restrict the Company’s rights to amend or terminate any Company Benefit Plan, (v) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available. The consummation of the transactions contemplated by this Agreement (either alone or in combination with another event) will not give rise to any payment (or acceleration of vesting of any amount or benefit) that will be an “excess parachute payment” as defined in Section 280G of the Code.

(e) The Company do not have, and would not reasonably be expected to have, any material Liability for Taxes under Sections 4975 through 4980 or Sections 4980B through 4980H of the Code.

(f) Neither the Company nor any of its current or former employees or consultants has incurred any material Liability (including as a result of any indemnification obligation) arising out of or related to Section 409A of the Code, and no condition exists that would reasonably be expected to subject such Person to any material Liability (including as a result of any indemnification obligation) arising out of or related to Section 409A of the Code. The Company is not a party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of Taxes imposed by Sections 409A(a)(1)(B) or 4999 of the Code.

(g) The Company has no legally binding plan or commitment to create any additional Company Benefit Plan or to modify or change any existing Company Benefit Plan that would be reasonably expected to result in material Liabilities to the Company, except as may be required by applicable Laws.

Section 4.23 Privacy and Cybersecurity.

(a) The Company has, since January 1, 2017, been in material compliance with, (i) all applicable Privacy Laws, (ii) policies, notices, statements and representations relating to the Processing of Personal Information, and (iii) any contractual commitment made by the Company that is applicable to Personal Information, contractual obligations concerning cybersecurity, data security and the security of the Company’s information technology systems, ((i)-(iii) together with Privacy Laws, the “Company Privacy Commitments”).

(b) The execution and delivery by the Company of this Agreement and the applicable Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not (i) require the delivery of any notice to or consent from any Person relating to Personal Information or (ii) conflict with or materially violate any Company Privacy Commitments.

42

(c) The Company has implemented and maintained, and has required its vendors and any other third Person with whom Personal Information is shared or who processes Personal Information on or on behalf of the Company’s behalf to implement and maintain, commercially reasonable technical, physical and organizational measures, security systems and technologies to protect such Personal Information and Proprietary Materials owned or controlled by the Company and Computer Hardware, networks, Software and systems used by the Company from loss, theft, unauthorized access, use, disclosure or modification (each such event, a “Security Incident”).

(d) The Company does not permit its customers to pay using credit or debit cards.

(e) There have been no Security Incidents, and to the knowledge of the Company, no circumstance has arisen, where the Company Privacy Commitments would require the Company to notify a Governmental Authority or other third Person of a Security Incident. There are no Actions by any Person pending to which the Company is a named party and, to the knowledge of the Company, no Actions have been threatened against the Company alleging a violation of any Company Privacy Commitments. To the knowledge of the Company, no facts or circumstances exist that would give rise to any such Action.

(f) The Company is currently, and has been since January 1, 2017, in material compliance with ISO/IEC 27001 security standards.

Section 4.24 Insurance. Section 4.24 of the Company Disclosure Letter contains a list of, as of the date hereof, all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Company as of the date hereof. True, correct and complete copies of such insurance policies as in effect as of the date hereof have previously been made available to Parent. All such policies are in full force and effect, all premiums due have been paid, and no notice of cancellation or termination has been received by the Company with respect to any such policy. To the knowledge of the Company, there are no events, circumstances or other liabilities that give rise to a material claim under such insurance policies. Except as disclosed on Section 4.24 of the Company Disclosure Letter, no insurer has denied or disputed coverage of any material claim under an insurance policy during the last twelve (12) months.

Section 4.25 Customers and Suppliers.

(a) Section 4.25(a) of the Company Disclosure Letter sets forth a complete and correct list of the names of (i) the customers (with Affiliated customer groups being aggregated as one customer for such purpose) which contribute an aggregate amount of $500,000 or greater to the Company’s revenue for the twelve (12)-month period ending December 31, 2022 and the twelve (12)-month period ending December 31, 2023 (each such Person listed or required to be listed on Section 4.25(a) of the Company Disclosure Letter, a “Material Customer”), and (ii) the suppliers or vendors (with Affiliated supplier or vendor groups being aggregated as one supplier or vendor for such purpose) to which the Company makes aggregate payments in excess of $250,000 for the twelve (12)-month period ending December 31, 2022 and the twelve (12)-month period ending December 31, 2023 (each such Person listed or required to be listed on Section 4.25(a) of the Company Disclosure Letter, a “Material Supplier”).

(b) Except as set forth in Section 4.25(b) of the Company Disclosure Letter, (i) no Material Customer or Material Supplier within the last twelve (12) months has cancelled or otherwise terminated, or, to the knowledge of the Company, intends to cancel or otherwise terminate, any material relationships of such Person with the Company, (ii) no Material Customer or Material Supplier has during the last twelve (12) months decreased materially or, to the knowledge of the Company, threatened to stop, decrease or limit materially, or intends to modify materially its material relationships with the Company or stop, decrease or limit materially its products or services to the Company or its usage or purchase of the products or services of the Company, (iii) to the knowledge of the Company, no Material Customer or Material Supplier intends to refuse to pay any amount due to the Company or seek to exercise any remedy against the Company, (iv) the Company has not within the past

43

two (2) years been engaged in any material dispute with any Material Customer or Material Supplier, and (v) to the knowledge of the Company, the consummation of the transactions contemplated in this Agreement and the Ancillary Agreements will not adversely affect the relationship of the Company with any Material Supplier.

Section 4.26 Related Party Transactions.

(a) Except as set forth on Section 4.26(a) of the Company Disclosure Letter, since the Lookback Date, no current or former Related Party of the Company, has taken any of the following actions, in each case whether directly or indirectly:

(i) been party to any Contract, transaction, or other relationship with the Company;

(ii) owned, or held any leasehold interest in or license to, any assets that are material to the conduct of the business of the Company; or

(iii) participated or engaged in any business or enterprise that is or was competitive with the business of the Company.

(b) Except as set forth on Section 4.26(b) of the Company Disclosure Letter, each Contract, transaction, or other relationship that is or should be set forth on Section 4.26(a) has been made on an arm’s-length basis on terms no less favorable to the Company than those that would have been obtained with a Person that is not a Related Party.

Section 4.27 Brokers’ Fees. Except as set forth on Section 4.27 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by the Company or any of its Affiliates for which Parent, either Merger Sub or the Company has or will have any obligation.

Section 4.28 Certain Business Practices.

(a) Neither the Company, nor to the knowledge of the Company, any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts or entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Corruption of Foreign Public Officials Act (Canada) or the U.S. Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Company, nor to the knowledge of the Company, any of its Representatives acting on its behalf, has directly or indirectly, given or agreed to give any unlawful gift or benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction.

(b) The operations of the Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving the Company with respect to any of the foregoing is pending or, to the knowledge of the Company, threatened.

(c) Neither the Company nor any of its managers or officers, nor, to the knowledge of the Company, any other Representative acting on behalf of the Company, is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company does not carry on business in any country sanctioned by OFAC.

Section 4.29 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits

44

thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Agreements; (b) in the Registration Statement; or (c) in the mailings or other distributions to the Parent Stockholders or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Parent or its Affiliates (for the avoidance of doubt, except to the extent expressly set forth in ARTICLE IV or in the Ancillary Agreements to which the Company is or will be a party).

Section 4.30 Non-Reliance. Notwithstanding anything contained in this ARTICLE IV or any other provision hereof, the Company acknowledges and agrees that the Company has made its own investigation of Parent and each Merger Sub and that none of Parent, either Merger Sub nor any of their Affiliates or Representatives has made or is making any representation or warranty whatsoever, express or implied, beyond those expressly given by Parent or either Merger Sub in ARTICLE V or in the Ancillary Agreements to which Parent or either Merger Sub is or will be a party, including any implied warranty or representation as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Parent or either Merger Sub. Without limiting the generality of the foregoing, it is understood that any financial or other projections or other predictions regarding the viability or likelihood of success of the business of Parent and each Merger Sub as conducted after the Closing, in each case which may be contained or referred to in any materials (including any such materials reviewed by the Company pursuant to the Confidentiality Agreement) provided to the Company or any of its Affiliates or Representatives, are not and will not be deemed to be representations or warranties of Parent or either Merger Sub, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in ARTICLE V or in the Ancillary Agreements to which Parent or either Merger Sub is or will be a party.

Section 4.31 No Additional Representation or Warranties. Except as provided in this ARTICLE IV and the Ancillary Agreements to which the Company is or will be a party, neither the Company nor any of its Affiliates or Representatives, has made or is making any representation or warranty whatsoever to Parent or either Merger Sub or their Affiliates, and no such Person shall be liable in respect of the accuracy or completeness of any such information provided to Parent or either Merger Sub or their Affiliates.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

Except as set forth in any Parent SEC Filings filed or submitted on or prior to the date hereof (excluding any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature), Parent and each Merger Sub represents and warrants to the Company as follows:

Section 5.1 Organization. Each of Parent and each Merger Sub has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company in good standing, as applicable, under the Laws of its jurisdiction of incorporation or formation, as applicable, and has the requisite corporate or limited liability company power and authority, as applicable, to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The copies of Parent’s and each Merger Sub’s

45

Governing Documents, in each case, as amended to the date hereof, previously made available by Parent to the Company, are true, correct and complete in all respects. Neither Parent nor either Merger Sub is in violation of any provision of its Governing Documents in any material respect. Each Merger Sub has no assets or operations other than those required to effect the transactions contemplated hereby. Each of Parent and each Merger Sub is duly licensed or qualified and in good standing as a foreign entity in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not have, or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.2 No Subsidiaries. All of the equity securities of each Merger Sub are held directly by Parent. Parent has no Subsidiaries, other than Merger Subs, and does not own, directly or indirectly, any equity securities or other interests or investments, whether equity or debt, in any Person. Parent is not party to any Contract that obligates Parent to invest money in, loan money to or make any capital contribution to any other Person.

Section 5.3 Due Authorization.

(a) Each of Parent and each Merger Sub has all requisite corporate or limited liability company power and authority, as applicable, to execute and deliver this Agreement and the Ancillary Agreements to which Parent or either Merger Sub are or will be a party and to consummate the transactions contemplated hereby and thereby and perform all of their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the applicable Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Board of Parent and by the Board of each Merger Sub, and no other proceeding on the part of Parent or either Merger Sub is necessary to authorize this Agreement and the applicable Ancillary Agreements (other than the Parent Stockholder Approval). This Agreement has been, and at or prior to the Closing, the applicable Ancillary Agreements will be, duly and validly executed and delivered by each of Parent and each Merger Sub, and this Agreement constitutes, and on or prior to the Closing, each applicable Ancillary Agreement will constitute, a legal, valid and binding obligation of each of Parent and each Merger Sub, enforceable against Parent and each Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity..

(b) At a meeting duly called and held, the Board of Parent has unanimously approved, and has not rescinded, the Parent Board Resolutions.

Section 5.4 No Conflict. Subject to the Parent Stockholder Approval, the execution and delivery of this Agreement by Parent and each Merger Sub and the applicable Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of Parent or either Merger Sub, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to Parent or either Merger Sub, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which Parent or either Merger Sub is a party or by which Parent or either Merger Sub may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien upon any of the properties or assets of Parent or either Merger Sub, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not have, or reasonably be expected to have a Parent Material Adverse Effect.

Section 5.5 Governmental Authorizations. No Governmental Authorization is required on the part of Parent or Merger with respect to Parent’s and each Merger Sub’s execution or delivery of this Agreement or the consummation by Parent and each Merger Sub of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act, if any, the Exchange Act and the Securities Act (and any other applicable U.S.

46

state securities Laws or Federal Securities Laws); or (b) the filing of the First Merger Certificate and the Second Merger Certificate in accordance with the DLLCA.

Section 5.6 Capitalization of Parent.

(a) As of the date hereof, the authorized capital stock of Parent consists of 111,000,000 shares, including (i) 100,000,000 shares of Parent Class A Common Stock, of which (A) 6,238,146 shares are issued and outstanding as of the date hereof, (B) 250,000 shares are reserved for issuance upon conversion of 250,000 shares of Parent Class B Common Stock pursuant to the Non-Redemption Agreements, (C) 8,000,000 shares are reserved for issuance upon exercise of the Parent Private Warrants and (D) 11,500,000 shares are reserved for issuance upon exercise of the Parent Public Warrants, (ii) 10,000,000 shares of Parent Class B Common Stock, 250,000 shares of which are issued and outstanding as of the date hereof, and (iii) 1,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding as of the date hereof ((i), (ii), and (iii) collectively, the “Parent Securities”). The foregoing represents all of the issued and outstanding Parent Securities as of the date hereof. All issued and outstanding Parent Securities (A) have been duly authorized and validly issued and are fully paid and non-assessable; (B) have been offered, sold and issued in compliance in all material respects with applicable Law, including federal and state securities Laws, and all requirements set forth in (I) Parent’s Governing Documents, and (II) any other applicable Contracts governing the issuance of such securities; and (C) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, Parent’s Governing Documents or any Contract to which Parent is a party or otherwise bound. None of the equity securities of Parent were issued in violation of applicable securities Laws.

(b) As of the date hereof, (i) the Sponsor is the record holder of (A) 5,500,000 shares of Parent Class A Common Stock, (B) Parent Private Warrants to acquire 7,600,000 shares of Parent Class A Common Stock and (C) 250,000 shares of Parent Class B Common Stock, and (ii) B. Riley is the record holder of Parent Private Warrants to acquire 400,000 shares of Parent Class A Common Stock. Except as set forth above, neither the Sponsor nor any of its Affiliates holds any Parent Securities.

(c) Except for Parent’s Governing Documents and this Agreement, there are no outstanding Contracts of Parent to repurchase, redeem or otherwise acquire any Parent Securities. Except as set forth in this Section 5.6 or as contemplated by this Agreement or the Ancillary Agreements”, Parent has not granted any outstanding options, stock appreciation rights, warrants, rights or other securities convertible into or exchangeable or exercisable for Parent Securities, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, for the repurchase or redemption of any Parent Securities or the value of which is determined by reference to the Parent Securities, and there are no Contracts of any kind which may obligate Parent to issue, purchase, redeem or otherwise acquire any of its Parent Securities.

(d) The shares of Parent Post-Merger Common Stock comprising the Share Consideration are duly authorized and validly issued, fully paid and non-assessable and were issued in compliance in all material respects with all applicable state and Federal Securities Laws and not subject to, and not issued in violation of, any Lien, purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of applicable Law, Parent’s Governing Documents, or any Contract to which Parent is a party or otherwise bound.

Section 5.7 Internal Controls; Parent Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of Parent’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Parent is made known to Parent’s

47

principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To Parent’s knowledge, such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act. Since October 28, 2021, Parent has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent Financial Statements for external purposes in accordance with GAAP, except as disclosed in Parent SEC Filings.

(b) Each director and executive officer of Parent has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent. Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) Except as disclosed in the Parent SEC Filings, the financial statements of Parent contained in the SEC Reports as of the date hereof (the “Parent Financial Statements”) (i) fairly present in all material respects the financial position of Parent, as at the respective dates thereof, and the results of operations and consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof. The books and records of Parent have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

(d) As of the date hereof, except as disclosed in Parent SEC Filings, neither Parent (including any employee thereof) nor, to Parent’s knowledge, Parent’s independent auditors, has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Parent, (ii) any fraud, whether or not material, that involves Parent’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Parent.

Section 5.8 Liabilities.

(a) Except for any fees and expenses payable by Parent or either Merger Sub as a result of or in connection with the consummation of the transactions contemplated hereby, there is no liability, debt or obligation of or claim or judgment against Parent or either Merger Sub (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities and obligations (a) reflected or reserved for on the Parent Financial Statements, (b) that have arisen since the date of the most recent balance sheet included in the Parent Financial Statements in the ordinary course of business of Parent and each Merger Sub, (c) that have arisen in connection with the authorization, negotiation, execution or performance of this Agreement or the Ancillary Agreements (in each case which will be set forth in the Parent Transaction Expenses Certificate) or (d) which would not be, or would not reasonably be expected to be, material to Parent and each Merger Sub, taken as a whole.

(b) Except as disclosed in the Parent SEC Filings, neither Parent nor either Merger Sub has any Indebtedness or has guaranteed any other Person’s Indebtedness.

48

Section 5.9 Absence of Changes. Since the date of the most recent balance sheet included in the Parent SEC Filings:

(a) except in connection with the transactions contemplated hereby, Parent and each Merger Sub have conducted their business in all material respects in the ordinary course of business, consistent with past practice; and

(b) there has not been any Parent Material Adverse Effect.

Section 5.10 Litigation. There are no pending or, to the knowledge of Parent, threatened Legal Proceedings against Parent or either Merger Sub or their respective properties or assets, or, to the knowledge of Parent that, if adversely decided or resolved, would, individually or in the aggregate, be material to Parent, or which in any manner challenges or seeks to prevent the transactions contemplated hereby. There is no outstanding Governmental Order imposed upon Parent or either Merger Sub, nor are any assets of Parent’s or either Merger Sub’s respective businesses bound or subject to any Governmental Order the violation of which would, individually or in the aggregate, be material to Parent. As of the date hereof, each of Parent and each Merger Sub is in compliance with all applicable Laws in all material respects. To the knowledge of Parent, none of the current or former officers, senior management or managers of Parent or either Merger Sub have been charged with, indicted for, arrested for, or convicted of any crime involving fraud in connection with their duties involving Parent or either Merger Sub.

Section 5.11 Business Activities.

(a) Since their respective dates of formation, neither Parent nor either Merger Sub have conducted any business activities other than activities related to Parent’s initial public offering, the filing of Parent SEC Filings or directed toward the accomplishment of a Business Combination. Except as set forth in Parent’s Governing Documents or as otherwise contemplated by this Agreement or the Ancillary Agreements and the transactions contemplated hereby and thereby, there is no agreement, commitment, or Governmental Order binding upon Parent or either Merger Sub or to which Parent or either Merger Sub is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Parent or either Merger Sub or any acquisition of property by Parent or either Merger Sub or the conduct of business by Parent or either Merger Sub as currently conducted or as contemplated to be conducted as of the Closing, other than such effects which have not had and would not reasonably be expected to have, individually or in the aggregate, Parent Material Adverse Effect.

(b) Except for this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, Parent has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination.

(c) Each Merger Sub was formed solely for the purpose of effecting the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and has no, and at all times prior to the First Merger Effective Time or Second Merger Effective Time, as applicable (except as expressly contemplated by this Agreement, the Ancillary Agreements and the other documents and transactions contemplated hereby and thereby), will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

(d) As of the date hereof and except for this Agreement, the Ancillary Agreements and the other documents and transactions contemplated hereby and thereby (including with respect to expenses and fees incurred in connection therewith) or any liabilities or Contracts that are disclosed in or are exhibits to the Parent SEC Filings, neither Parent nor either Merger Sub are party to any Contract with any other Person that (i) would require payments by Parent or either Merger Sub after the date hereof in excess of $50,000 in the aggregate or

49

could reasonably be expected to result in the payment by Parent or either Merger Sub of more than $50,000, (ii) may not be cancelled by Parent on less than 30 days’ prior written notice without payment of a material penalty or termination fee, (iii) could prohibit, prevent, restrict or impair in any material respect any business practice of the Company as its business is currently conducted or the Company from competing with any other Person or (iv) is otherwise material to Parent with respect to any individual Contract, other than with respect to the Parent Transaction Expenses.

Section 5.12 Trust Account. As of September 30, 2024, Parent had $8,493,268 in the Trust Account, such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement, dated as of November 2, 2021, between Parent and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). The Trust Agreement is in full force and effect and is a legal, and binding obligation of Parent and, to the knowledge of Parent, the Trustee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and, to the knowledge of Parent, no such termination, repudiation, rescission, amendment, supplement, or modification is contemplated by Parent or, to the knowledge of Parent, the Trustee. There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Filings to be inaccurate or that would entitle any Person (other than stockholders of Parent holding shares of Parent Class A Common Stock sold in Parent’s initial public offering who shall have elected to redeem their shares of Parent Class A Common Stock pursuant to Parent’s Governing Documents and the underwriters of Parent’s initial public offering with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all Parent Stockholder Redemptions. There are no claims or proceedings pending or, to the knowledge of Parent, threatened with respect to the Trust Account. Parent has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the First Merger Effective Time, the obligations of Parent to dissolve or liquidate pursuant to Parent’s Governing Documents shall terminate, and as of the First Merger Effective Time, Parent shall have no obligation whatsoever pursuant to Parent’s Governing Documents to dissolve and liquidate the assets of Parent by reason of the consummation of the transactions contemplated hereby. To Parent’s knowledge, following the First Merger Effective Time, no Parent Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such Parent Stockholder is exercising a Parent Stockholder Redemption. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by Company with its obligations hereunder, neither Parent nor either Merger Sub have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Parent and each Merger Sub on the Closing Date (for the avoidance of doubt, disregarding any Trust Account proceeds applied for the payment of redemption amounts upon a Parent Stockholder Redemption or the payment of deferred underwriting compensation to the underwriter in Parent’s initial public offering).

Section 5.13 Taxes. (i) All material Tax Returns required to be filed by or with respect to Parent or either Merger Sub have been timely filed (taking into account any applicable extensions); (ii) all such Tax Returns are true, complete and accurate in all material respects; (iii) all material Taxes due and payable by Parent or either Merger Sub (whether or not shown on any Tax Return) have been paid; (iv) all Tax withholding imposed with respect to Parent and each Merger Sub have been satisfied in full in all material respects; (v) there are no Liens for Taxes (other than Permitted Liens) upon the property or assets of Parent or either Merger Sub; (vi) there is no claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted in writing or, to the knowledge of Parent, orally, or assessed by any Governmental Authority against Parent or either Merger Sub that remains unresolved or unpaid; (vii) there are no ongoing or pending Legal Proceedings with respect to any

50

material Taxes of Parent or either Merger Sub, and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes of Parent or either Merger Sub; (viii) Parent and each Merger Sub have not taken any action and have not failed to take any reasonable action, nor to the knowledge of Parent are there any facts or circumstances, that could reasonably be expected to prevent the Mergers from being treated as a single integrated transaction qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; (ix) Merger Sub I filed an election with the IRS on Form 8832 to be classified as an association taxable as a corporation effective on the date of the formation of Merger Sub I, and Merger Sub I has been classified as an association taxable as a corporation for U.S. federal income tax purposes during its entire existence; and (x) Merger Sub II filed a protective election with the IRS on Form 8832 to be classified as a disregarded entity effective on the date of the formation of Merger Sub II, and Merger Sub II has been classified a disregarded entity for U.S. federal income tax purposes during its entire existence. For purposes of this Section 5.13, it is understood that Taxes shall be treated as “due and payable” on (and no earlier than) the last date upon which such Taxes are payable to a relevant Tax authority (i) without being considered to be delinquent and (ii) without being subject to additional fees, charges, penalties or interest for non-payment.

Section 5.14 SEC Filings. Parent has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC, pursuant to the Exchange Act or the Securities Act, from October 28, 2021 through the date hereof (collectively, as they have been amended since the time of their filing through the date hereof, the “Parent SEC Filings”), except as otherwise disclosed in such Parent SEC Filings. Each of the Parent SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Parent SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date hereof or the Closing Date, then on the date of such filing), the Parent SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Parent SEC Filings. To the knowledge of Parent, none of the Parent SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 5.15 Investment Company Act; JOBS Act. Parent is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act. Parent constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 5.16 Registration Matters. On the effective date of the Registration Statement, the Registration Statement, and when first filed in accordance with Rule 424(b) or filed pursuant to Section 14A, the Proxy Statement and the Proxy Statement/Prospectus (or any amendment or supplement thereto), shall comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. On the effective date of the Registration Statement, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date of any filing pursuant to Rule 424(b) or Section 14A, the date the Proxy Statement/Prospectus and the Proxy Statement, as applicable, is first mailed to the Parent Stockholders and certain of the Company Members, as applicable, and at the time of the Parent Stockholders’ Meeting, the Proxy Statement/Prospectus and the Proxy Statement, as applicable (together with any amendments or supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Parent makes no representations or warranties as to the information contained in or omitted from the Registration Statement, Proxy Statement or the Proxy Statement/Prospectus in reliance upon and in conformity with information furnished in writing to Parent by or on behalf of the Company specifically for inclusion in the Registration Statement, Proxy Statement or the Proxy Statement/Prospectus.

51

Section 5.17 Brokers’ Fees. Except for the deferred underwriting commissions described in the Parent SEC Filings and brokerage fees incurred in connection with the Transaction Financing, no broker, finder, investment banker or other Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by Parent, either Merger Sub or any of their respective Affiliates for which Parent, either Merger Sub or the Company has or will have any obligation.

Section 5.18 Non-Reliance. Notwithstanding anything contained in this ARTICLE V or any other provision hereof, each of Parent and each Merger Sub acknowledge and agree that they made their own investigation of the Company and that neither the Company nor any of its Affiliates or Representatives has made or is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in ARTICLE IV or in the Ancillary Agreements to which the Company is or will be a party, including any implied warranty or representation as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company. Without limiting the generality of the foregoing, it is understood that any financial or other projections or other predictions regarding the viability or likelihood of success of the business of the Company as conducted after the Closing, in each case which may be contained or referred to in any materials (including any such materials contained in the Data Room or any other “data room” (whether or not accessed by Parent or its Representatives) or reviewed by Parent pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Parent or any of its Affiliates or Representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in ARTICLE IV or in the Ancillary Agreements to which the Company is or will be a party.

Section 5.19 No Additional Representation or Warranties. Except as provided in this ARTICLE V and in the Ancillary Agreements to which Parent or either Merger Sub are or will be a party, none of Parent, either Merger Sub nor any of their respective Affiliates or Representatives, has made or is making any representation or warranty whatsoever to the Company or its Affiliates, and no such Person shall be liable in respect of the accuracy or completeness of any such information provided to the Company or its Affiliates.

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.1 Conduct of Business. From the date hereof through the earlier of the Closing or the termination of this Agreement in accordance with ARTICLE X (the “Interim Period”), the Company shall (except as required or explicitly permitted by this Agreement or the Ancillary Agreements, as required by Law or as consented to by Parent in writing, such consent not be unreasonably conditioned, withheld or delayed), operate the business of the Company in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve the ongoing business of the Company, including preserving the current relationships of the Company with customers, suppliers, and other Persons with which the Company has significant business relations; provided, however, that, notwithstanding anything to the contrary in this Agreement, the Company may take any Pandemic Response Measures so long as the Company informs Parent of any such Pandemic Response Measures prior to the taking thereof and considers in good faith any suggestions or modifications from Parent with respect thereto. Without limiting the generality of the foregoing, the Company shall not (except as required or explicitly permitted by this Agreement or the Ancillary Agreements, as required by Law or as consented to by Parent in writing, such consent not be unreasonably conditioned, withheld or delayed, or as set forth in the applicable subsection of Section 6.1 of the Company Disclosure Letter):

(a) change, waive or amend the Governing Documents of the Company, or form or cause to be formed any new Subsidiary;

(b) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any equity securities of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any equity securities of the Company;

52

(c) make, declare, set aside, establish a record date for, or pay any dividend or distribution to the equity holders of the Company, or make any other distributions in respect of any of the equity securities of the Company;

(d) split, combine, reclassify, recapitalize or otherwise amend any terms of any equity securities of the Company;

(e) purchase, repurchase, redeem or otherwise acquire any issued and outstanding equity securities of the Company;

(f) enter into, materially amend or terminate (other than any expiration or renewal in accordance with its terms) any Company Material Contract, in each case other than in the ordinary course of business or pursuant to existing contractual commitments;

(g) sell, assign, transfer, convey, lease or otherwise dispose of, or subject to a Lien, any material tangible assets or material properties of the Company, except for any such transactions in the ordinary course of business;

(h) adopt any material benefit plans, other than as contemplated by this Agreement;

(i) acquire (including by merger, consolidation, or acquisition of equity securities or assets or any other business combination) any Person or division thereof;

(j) (i) make, revoke, or change any material election in respect of Taxes, (ii) amend or modify any filed Tax Return, (iii) change or request permission of any Tax authority to change any accounting method in respect of Taxes, (iv) enter into any closing agreement in respect of Taxes executed on or prior to the Closing Date or enter into any Tax sharing or similar agreement, (v) settle any claim or assessment in respect of Taxes, (vi) surrender or allow to expire any right to claim a refund of material Taxes or (vii) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes or in respect to any Tax attribute;

(k) take any action, or fail to take any action, where such action or failure could reasonably be expected to prevent or impede either of the Conversion, on the one hand, or the Mergers taken together a single integrated transaction, on the other hand, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(l) adopt a plan of, or otherwise enter into or effect, a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company;

(m) waive, release, settle, compromise or otherwise resolve any Legal Proceeding, except (i) in the ordinary course of business or (ii) where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $250,000, individually or in the aggregate;

(n) incur or assume any Indebtedness (or guarantee any Indebtedness for borrowed money of another Person) or issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company (or guaranty any debt securities of another Person), other than (i) borrowings and the accumulation of interest under existing Indebtedness facilities in the ordinary course of business, (ii) entry into capital leases in the ordinary course of business, (iii) the incurrence of any Company Transaction Expenses and (iv) the incurrence of additional items of Indebtedness in the ordinary course of business that do not exceed $500,000 individually or $5,000,000 in the aggregate;

(o) grant to any Person rights to any material Intellectual Property, or dispose of, abandon or permit to lapse any rights to any material Intellectual Property, except for the expiration of Company Registered Intellectual Property in accordance with the applicable statutory term (or in the case of domain names, in accordance with the applicable registration period);

53

(p) make any capital expenditures, excluding (i) capital expenditures as set forth on Section 6.1(p) of the Company Disclosure Letter and (ii) additional capital expenditures in the ordinary course of business that do not exceed $500,000 individually or $5,000,000 in the aggregate;

(q) other than as contemplated by this Agreement (including as necessary to consummate the Transaction Financing), enter into, modify or amend any Contract with any broker, finder, investment banker or other Person, under which such Person will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(r) enter into or extend any collective bargaining agreement or similar labor agreement, recognize or certify any labor union, labor organization, or group of employees of the Company as the bargaining representative for any employees of the Company, appraise or oppose any union organizing campaign, settle any material grievances or unfair labor practice charges, file any unfair labor practice charges, or take any other action similar to the foregoing, in each case, with respect to the Company or its current or former employees;

(s) loan funds to any of the Company’s current or former equity holders, directors, officers, employees, independent contractors or other service providers, or enter into any other transaction with any of the foregoing Persons other than on an arm’s-length basis;

(t) (i) adopt, amend, modify, or terminate any Company Benefit Plan, except as required by applicable Laws, (ii) voluntarily accelerate payment or vesting of amounts or benefits or amounts payable or to become payable under any Company Benefit Plan or (iii) fail to make any required contribution to any Company Benefit Plan;

(u) (i) grant any increase in the compensation or benefits of any current or former director, officer, employee or independent contractor of the Company, other than in the ordinary course of business, (ii) extend employment to, or hire, any employee or officer providing for annual compensation in excess of $175,000 or (iii) terminate of any employee or officer earning annual compensation in excess of $175,000, other than for cause;

(v) implement any employee layoffs that could implicate the WARN Act;

(w) waive any material restrictive covenant obligation of any current or former director, manager, officer, employee or other service provider of the Company;

(x) make any change in financial accounting methods, principles or practices of the Company, except as may have been required by a change in GAAP or applicable Law, or to comply with SEC rules, regulations or guidance;

(y) (i) limit the right of the Company to (A) engage in any line of business or in any geographic area, (B) develop, market or sell products or services, or (C) compete with any Person, or (ii) grant any exclusive or similar rights to any Person, other than the entry into arrangements with sales representatives providing for exclusive territories in the ordinary course of business;

(z) terminate without a reasonably equivalent replacement, or amend in any manner that is materially detrimental, any insurance policy insuring the business of the Company;

(aa) make any payment (or repayment) on any portion of the Shinyoung Conversion Indebtedness, other than the Shinyoung Interest Payment (as defined in the Shinyoung Exchange Agreement); or

(bb) enter into any agreement to do any action prohibited under this Section 6.1.

54

Section 6.2 Inspection. During the Interim Period, subject to confidentiality obligations that may be applicable to information furnished to the Company by third parties that may be in the Company’s possession from time to time, and except for any information that is, in the opinion of legal counsel to the Company, subject to attorney-client privilege, the Company shall provide Parent and its Representatives with reasonable access (during normal business hours and with reasonable advance notice, in such manner as to not materially interfere with the ordinary course of business of the Company) to all of its properties, books, records, Contracts, Tax Returns and appropriate officers and employees, in addition to all financial and operating data and other information concerning the affairs of the Company as such Representatives may reasonably request.

Section 6.3 Required Financial Statements.

(a) The Company shall use its reasonable best efforts to prepare and deliver, as soon as practicable, true, correct and complete copies of (i) the consolidated balance sheets of the Company as of December 31, 2023 and December 31, 2024, and the related consolidated statements of income and cash flows of the Company for such years, each audited in accordance with the auditing standards of the PCAOB, together with an unqualified audit report thereon from the Company’s independent public accountants, and (ii) any unaudited pro forma financial statements required by Regulation S-X of the SEC to be included in the Registration Statement.

(b) The Company shall use its reasonable best efforts to (i) prepare and deliver as soon as practicable from time to time, as may be required for any filing pursuant to Section 8.2(a)(i), true correct and complete copies of the consolidated balance sheets and related consolidated statements of income and cash flows of the Company (audited as set forth above where required), and (ii) promptly make any necessary amendments, restatements or revisions to the Required Financial Statements, including by providing any audited or unaudited financial statements for additional periods as required pursuant to rules and regulations of the SEC, such that they remain compliant through the date of completion of the offering pursuant to the Registration Statement and completion of the Transaction Financing.

(c) The Company shall use commercially reasonable efforts to promptly remedy or otherwise address any significant deficiency, material weakness or other issue with respect to the Company’s internal control over financial reporting or otherwise in the preparation of the Required Financial Statements, as identified by the Company’s accountants.

Section 6.4 Conversion.

(a) Upon the terms and subject to the conditions set forth in this Agreement, prior to the First Merger, the Company shall convert to a Delaware limited liability company pursuant to Section 10A-1-8.02 of the ALLCL and Section 18-214 of the DLLCA. The Conversion shall be consummated in accordance with this Agreement and shall be evidenced by certificates of conversion with respect to the Conversion (as so filed, the “Conversion Certificates”), in forms reasonably satisfactory to the Company and Parent, executed and filed by the Company in accordance with the relevant provisions of the ALLCL and DLLCA.

(b) Subject to the satisfaction or waiver of all of the conditions set forth in ARTICLE IX of this Agreement, and provided this Agreement has not earlier been terminated in accordance with the terms herein, the Company shall cause the Conversion Certificates to be executed and duly submitted for filing on the Closing Date with, as applicable, the Secretary of State of the State of Alabama in accordance with the ALLCL and the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLCA. The Conversion shall become effective at the time when the applicable Conversion Certificate has been accepted for filing by the Secretary of State of the State of Delaware, or at such later time as may be agreed by Parent and the Company in writing and specified in such Conversion Certificate (the “Conversion Effective Time”).

(c) At the Conversion Effective Time, the certificate of formation and the limited liability company agreement of the Company shall be in a form reasonably agreed to by the Parties prior to the Conversion

55

Effective Time. Except as expressly provided otherwise herein, the Company shall effectuate the Conversion so as to minimize, the maximum extent possible, any corporate or other changes to the Company, including by providing for the same number of Company Units to be outstanding prior to and following the Conversion.

Section 6.5 No Trading. The Company acknowledges and agrees that it is aware, and that the Company’s Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material non-public information of Parent, will be advised), of the restrictions imposed by Federal Securities Laws and other applicable foreign and domestic Laws on a Person possessing material non-public information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material non-public information, it shall not purchase or sell any securities of Parent, communicate such information to any third party (other than as expressly permitted by the Confidentiality Agreement), take any other action with respect to Parent in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

Section 6.6 Roadshow Presentations. During the Interim Period, the Company shall, and shall cause its Representatives to, use reasonable efforts to engage with investors concerning the Company as reasonably requested by Parent upon reasonable advance notice (including having the Company’s senior management participate in any investor meetings and roadshows, as reasonably requested by Parent). Parent shall advance or, within two Business Days following written request by the Company or its Representatives, reimburse all reasonable and documented travel and other out-of-pocket expenses of the Company and its Representatives in connection with the foregoing. Notwithstanding the foregoing, the Parties acknowledge and agree that Parent shall remain primarily responsible for any such investor engagement.

Section 6.7 Tax Matters Cooperation. Each of the Parties shall, and shall cause their respective Affiliates to, cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any Tax proceeding or audit. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

Section 6.8 Third-Party Software. Prior to the Closing, to the extent the Company does not have a valid license or sublicense to use one or more items of third-party Software that is used in the Company’s business, the Company will secure a valid license or sublicense, as applicable, to use such Software.

ARTICLE VII

COVENANTS OF PARENT

Section 7.1 Parent Conduct of Business. During the Interim Period, Parent shall, and shall cause each Merger Sub to (except as required or explicitly permitted by this Agreement or the Ancillary Agreements, as required by Law or as consented to by the Company in writing, such consent not be unreasonably conditioned, withheld or delayed), operate the business of Parent in the ordinary course consistent with past practice and comply with all obligations under Parent’s Governing Documents and the Trust Agreement. Without limiting the generality of the foregoing, Parent shall not, and shall cause each Merger Sub not to (except as required or explicitly permitted by this Agreement or the Ancillary Agreements, as required by Law or as consented to by the Company in writing, such consent not be unreasonably conditioned, withheld or delayed):

(a) change, waive or amend the Governing Documents of Parent or either Merger Sub, or form or cause to be formed any new Subsidiary;

(b) (i) issue any Parent Securities or securities exercisable for or convertible into Parent Securities or (ii) grant any options, warrants or other equity-based awards with respect to Parent Securities not outstanding on the date hereof;

56

(c) make, declare, set aside, establish a record date for, or pay any dividend or distribution to the equity holders of Parent or either Merger Sub, or make any other distributions in respect of any of the equity securities of Parent or either Merger Sub;

(d) split, combine, reclassify, recapitalize or otherwise amend any terms of any equity securities of Parent or either Merger Sub;

(e) purchase, repurchase, redeem or otherwise acquire any issued and outstanding equity securities of Parent or either Merger Sub, other than a redemption of shares of Parent Class A Common Stock made as part of the Parent Stockholder Redemptions;

(f) other than as contemplated by this Agreement (including as necessary to consummate the Transaction Financing), enter into, amend, modify or terminate (other than expiration in accordance with its terms) any Contract with (i) any broker, finder, investment banker or other Person, under which such Person will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or (ii) any Affiliate of Parent or either Merger Sub;

(g) sell, assign, transfer, convey, lease or otherwise dispose of, or subject to a Lien, any material tangible assets or material properties of Parent or either Merger Sub or acquire (whether by merger or consolidation or the purchase of a substantial portion of the equity in or assets of or otherwise) any other Person;

(h) hire any employees or adopt any benefit plans, other than as contemplated by this Agreement;

(i) merge or consolidate with any Person or division thereof;

(j) (i) make (except on an originally filed Tax Return) or change any material election in respect of material Taxes, (ii) materially amend or modify any filed material Tax Return, (iii) change or request permission of any taxing authority to change any accounting method in respect of material Taxes, (iv) enter into any closing agreement in respect of material Taxes executed on or prior to the Closing Date or enter into any Tax sharing or similar agreement, (v) settle any claim or assessment in respect of material Taxes, (vi) surrender or allow to expire any right to claim a refund of material Taxes or (vii) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes or in respect to any material Tax attribute that would give rise to any claim or assessment of Taxes;

(k) take any action where such action could reasonably be expected to prevent the Mergers from being treated as a single integrated transaction qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(l) adopt a plan of, or otherwise enter into or effect, a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(m) waive, release, settle, compromise or otherwise resolve any Legal Proceeding, except (i) in the ordinary course of business or (ii) where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $50,000, individually or in the aggregate;

(n) incur or assume any Indebtedness (or guarantee any Indebtedness for borrowed money of another Person) or issue or sell any debt securities or warrants or other rights to acquire any debt securities of Parent or either Merger Sub (or guaranty any debt securities of another Person), other than (i) borrowings from Sponsor on market terms to pay ordinary course fees and expenses (which, for the avoidance of doubt, may include fees and expenses in connection with this Agreement and the transactions contemplated hereby), (ii) borrowings and the accumulation of interest under existing Indebtedness facilities in the ordinary course of business and (iii) the incurrence of any Parent Transaction Expenses.

57

(o) waive any material restrictive covenant obligation of any current or former director, manager, officer, employee or other service provider of Parent or either Merger Sub;

(p) make any change in financial accounting methods, principles or practices of Parent, except as may have been required by a change in GAAP or applicable Law, or to comply with SEC rules, regulations or guidance;

(q) engage in any activities or business, other than activities or business (i) in connection with or incident or related to Parent’s or either Merger Sub’s continuing corporate or limited liability company existence, as applicable, (ii) those that are administrative or ministerial in nature or (iii) as contemplated by this Agreement (including the Transaction Financing); or

(r) enter into any agreement to do any action prohibited under this Section 7.1.

Section 7.2 Parent Public Filings; Qualification as an Emerging Growth Company. During the Interim Period, Parent shall use reasonable best efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws. During the Interim Period, Parent shall use commercially reasonable efforts to (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the JOBS Act and (b) not take any action that would cause Parent to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

Section 7.3 Incentive Plan. Prior to the Closing Date, Parent shall approve and adopt an incentive equity plan, to be effective as of the First Merger Effective Time, on terms mutually acceptable to the Company and Parent (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Parent, as applicable) (the “Incentive Plan”). Following the First Merger Effective Time, Parent shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the Parent Post-Merger Common Stock issuable under the Incentive Plan, and Parent shall use commercially reasonable efforts to maintain the effectiveness of such registration statement(s) for so long as awards granted pursuant to the Incentive Plan remain outstanding.

Section 7.4 Parent Post-Merger Charter and Parent Post-Merger Bylaws. At or immediately prior to the First Merger Effective Time, Parent shall (a) amend and restate the certificate of incorporation of Parent to, among other things, change Parent’s name to a name mutually-agreed upon by Parent and the Company and eliminate the Parent Class A Common Stock and Parent Class B Common Stock designations, such that there are no separate classes of Parent Common Stock, in a form reasonably satisfactory to the Company and Parent, and (b) amend and restate the bylaws of Parent, to the extent deemed necessary by the Company and Parent, in a form reasonably satisfactory to the Company and Parent.

Section 7.5 Directors and Officers.

(a) Unless otherwise agreed by the Company and the Sponsor prior to the First Merger Effective Time (including in the event any of the below-named individuals cannot serve as a director, in which case the Company or Parent, as applicable, shall designate a replacement prior to the First Merger Effective Time, subject to the other Party’s prior written consent, not to be unreasonably withheld, conditioned or delayed), the Parties shall take all such actions as may be necessary or appropriate such that, immediately following the First Merger Effective Time, the Board of Parent shall consist of seven directors, including:

(i) five directors appointed by the Company, including (A) three directors who shall be “independent” under applicable Nasdaq and SEC rules and regulations (one of whom shall be Dohyung Kim, and two of whom shall be designated by the Company prior to the First Merger Effective Time, subject to the Sponsor’s prior written consent, not to be unreasonably withheld, conditioned or delayed) (anticipated as of the date hereof to be Robert Mancini and John Craig) and (B) Hogap Kang and Jonghoon Ha; and

(ii) two directors appointed by the Sponsor, including (A) one director who shall be “independent” under applicable Nasdaq and SEC rules and regulations (and designated by the Sponsor prior to the First

58

Merger Effective Time, subject to the Company’s prior written consent, not to be unreasonably withheld, conditioned or delayed) (anticipated as of the date hereof to be Peter Hasenkamp) and (B) Russell Stidolph.

(b) The directors appointed pursuant to this Section 7.5 shall serve in such capacity in accordance with the terms of Parent’s Governing Documents following the First Merger Effective Time. Unless otherwise agreed by the Company and the Sponsor prior to the First Merger Effective Time, the Parties shall take all such actions as may be necessary or appropriate to establish staggered three year terms for service on the Board of Parent, with:

(i) Messrs. Kang and Stidolph holding initial three-year terms;

(ii) Messrs. Ha and Kim holding initial two-year terms; and

(iii) the remaining three individuals (anticipated to be Messrs. Hasenkamp, Mancini and Craig) holding initial one-year terms.

(c) The Parties shall take all such actions as may be necessary or appropriate such that, immediately following the First Merger Effective Time, the Board of the First Merger Surviving Company shall consist of the managers of the Company as of immediately prior to the First Merger Effective Time, which managers shall serve in such capacity in accordance with the terms of the First Merger Surviving Company’s Governing Documents.

(d) The Parties shall take all such actions as may be necessary or appropriate such that, immediately following the Second Merger Effective Time, the Board of the Second Merger Surviving Company shall consist of the managers of the Company as of immediately prior to the Second Merger Effective Time, which managers shall serve in such capacity in accordance with the terms of the Second Merger Surviving Company’s Governing Documents.

(e) The Parties shall take all such actions as may be necessary or appropriate such that, immediately following the First Merger Effective Time, the officers of Parent shall consist of such officers as are designated by the Company prior to the First Merger Effective Time, subject to the prior written consent of Parent, such consent not to be unreasonably conditioned, withheld or delayed, which officers shall serve in such capacity in accordance with the terms of Parent’s Governing Documents.

(f) The Parties shall take all such actions as may be necessary or appropriate such that, immediately following the First Merger Effective Time, the officers of the First Merger Surviving Company shall consist of the officers of the Company as of immediately prior to the First Merger Effective Time, which officers shall serve in such capacity in accordance with the terms of the First Merger Surviving Company’s Governing Documents.

(g) The Parties shall take all such actions as may be necessary or appropriate such that, immediately following the Second Merger Effective Time, the officers of the Second Merger Surviving Company shall consist of the officers of the Company as of immediately prior to the Second Merger Effective Time, which officers shall serve in such capacity in accordance with the terms of the Second Merger Surviving Company’s Governing Documents.

Section 7.6 Trust Account Proceeds. Upon satisfaction or waiver of the conditions set forth in ARTICLE IX and provision of notice thereof to the Trustee, which notice Parent shall provide to the Trustee in accordance with the terms of the Trust Agreement: (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Parent (i) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (A) pay as and when due all amounts payable to Parent Stockholders pursuant to the Parent Stockholder Redemptions, (B) pay any amount of deferred underwriter’s compensation payable to the underwriter in Parent’s initial public offering and (C) pay all remaining amounts then available in the Trust

59

Account to Parent for immediate use, subject to this Agreement and the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 7.7 Indemnification and Insurance.

(a) From and after the First Merger Effective Time, Parent shall indemnify and hold harmless each present and former director, manager and officer of the (i) the Company (in each case, solely to the extent acting in their capacity as such and to the extent such activities are related to the business of the Company being acquired under this Agreement) (the “Company Indemnified Parties”) and (ii) Parent and each Merger Sub (the “Parent Indemnified Parties” together with the Company Indemnified Parties, the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the First Merger Effective Time, whether asserted or claimed prior to, at or after the First Merger Effective Time, to the fullest extent that the Company, Parent or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and its respective Governing Documents in effect on the date hereof to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the generality of the foregoing, Parent shall, and shall cause its Subsidiaries to, (A) maintain for a period of not less than six (6) years from the First Merger Effective Time, provisions in its Governing Documents concerning the indemnification and exculpation of Parent’s and its Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the applicable provisions of the Governing Documents of the Company, Parent or their respective Subsidiaries, as applicable, in each case, as of the date hereof, and (B) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b) On the Closing Date, Parent shall enter into customary indemnification agreements, in a form reasonably satisfactory to Parent and the Company, with the individuals to serve as directors, managers or officers of Parent or either Surviving Company pursuant to Section 7.5, which indemnification agreements shall continue in effect following the Closing.

(c) Unless otherwise agreed in writing by Parent and the Company prior to the Closing, for a period of six (6) years from the First Merger Effective Time, Parent shall maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Parent’s, the Company’s or their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Parent or its agents or Representatives) on terms not less favorable than the terms of such current insurance coverage.

(d) Notwithstanding anything contained in this Agreement to the contrary, this Section 7.7 shall survive the consummation of the Mergers indefinitely and shall be binding, jointly and severally, on Parent and all successors and assigns of Parent. In the event that Parent or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall ensure that proper provision shall be made so that the successors and assigns of Parent shall succeed to the obligations set forth in this Section 7.7.

Section 7.8 Transaction Financing.

(a) During the Interim Period, each of Parent and the Company (the “Transaction Financing Party”) shall use its commercially reasonable efforts to solicit Transaction Financing Investors to enter into Transaction Financing Agreements, it being understood and agreed that (i) the identity of the Transaction Financing Investors and (ii) the terms of the Transaction Financing Agreements shall be acceptable to both Parent and the Company

60

in their reasonable discretion.. During the Interim Period, the Transaction Financing Party shall not enter into any Contract with a prospective Transaction Financing Investor without the prior written consent of the other Party. Once agree to by both Parent and the Company, the Transaction Financing Party shall promptly deliver to the other Party true, correct and complete copies of each Transaction Financing Agreement entered into by the Transaction Financing Party

(b) Notwithstanding anything to contrary contained in this Agreement, nothing contained in this Section 7.8 or elsewhere in this Agreement shall require, and in no event shall the “commercially reasonable efforts” of Parent or the Company be deemed to construe or require, the such Party to (i) bring any enforcement action against any Transaction Financing Investor to enforce its rights under the applicable Transaction Financing Commitments, (ii) seek or accept Transaction Financing Commitments on terms adverse to or less favorable than those set forth in the Transaction Financing Agreements or (iii) agree to waive any term or condition of this Agreement or amend or waive any term of the Transaction Financing Agreements. Under no circumstances shall the Transaction Financing Party or its Affiliates or Representatives be obligated to provide any Transaction Financing Commitments.

(c) During the Interim Period, each of Parent and the Company shall, and shall cause its appropriate officers and employees to, use commercially reasonable efforts to cooperate in connection with the arrangement of any Transaction Financing Commitments as may be reasonably requested by the other Party, including with respect to the Company (i) negotiating and entering into amendments to its existing credit facilities, (ii) if required under the terms of this Agreement, negotiating in good faith the Shinyoung Guaranty, and (iii) assisting in negotiations of intercreditor or subordination agreements between its existing lenders, i and the Transaction Financing Investors. Such commercially reasonable efforts may also include (A) participating in a reasonable number of meetings, presentations, due diligence sessions, drafting sessions and sessions with rating agencies at mutually agreeable times and locations and upon reasonable advance notice, (B) assisting with the preparation of customary materials for actual and potential Transaction Financing Investors, rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Transaction Financing Commitments (which shall not include pro forma financial information), (C) providing financial statements and such other financial information regarding the Company or the Parent that is readily available or within the other Party’s possession and as is reasonably requested in connection with the Transaction Financing Commitments, (D) furnishing the Transaction Financing Party upon reasonable advance notice customary documentation and other information under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and (E) otherwise reasonably cooperating in Parent’s and the Company’s efforts to obtain the Transaction Financing Commitments.

(d) If Parent consummates any Transaction Financing, other than the obligations of the Parties set forth in clauses (i), (ii) and (iii) of the first sentence of Section 7.8(c), and notwithstanding the obligations of the other Party set forth in the second sentence of Section 7.8(c), (i) such requested cooperation of the Company shall not unreasonably interfere with the ongoing operations of the Company, (ii) neither Parent or the Company nor any of their respective Affiliates or Representatives shall be required to execute or enter into or perform any agreement with respect to the Transaction Financing Commitments, or to take any action that would subject such Person to actual liability, to bear any cost or expense or to provide any indemnity with respect to the Transaction Financing Commitments (other than (A) any customary management representation and authorization letter in connection with marketing materials contemplated by the Transaction Financing Commitments, (B) customary obligations of the Second Merger Surviving Company that are contingent upon the Closing and which would not be effective prior to the Closing, and (C) if required under the terms of this Agreement, the delivery by Shinyoung of the Shinyoung Guaranty) and (iii) Persons who are on the Board of the other Party prior to the Closing in their capacity as such shall not be required to pass resolutions or consents to approve or authorize the execution of the Transaction Financing Commitments. Under no circumstances shall any Party, its equityholders or their respective Affiliates or Representatives be obligated to provide any Transaction Financing Commitments or forfeit, transfer or modify the terms of the Merger Consideration, or any portion or component thereof, in connection with the Transaction Financing.

61

(e) Without limiting the foregoing, as contemplated by the Shinyoung Exchange Agreement, Shinyoung shall guaranty any debt that is issued in a Transaction Financing on terms customary for similar financings (the “Shinyoung Guaranty”), unless Parent agrees that the Shinyoung Guaranty is not necessary to consummate the Transaction Financing on terms reasonably acceptable to the Parties and waives such requirement.

(f) All costs, fees and expenses in connection with the Transaction Financing will be paid out of the Transaction Financing proceeds.

(g) Following the execution of any Transaction Financing Agreement, each Party shall use its commercially reasonable efforts to satisfy the conditions to the applicable Transaction Financing Investor’s obligations thereunder and to consummate the transactions contemplated thereby. Neither Parent nor the Company shall not terminate, or amend or waive in any material respect any Transaction Financing Agreement without the other Party’s prior written consent, such consent not to be unreasonably conditioned, withheld or delayed, other than (i) as expressly provided for by the terms of the Transaction Financing Agreements or (ii) to reflect any permitted assignments or transfers of the Transaction Financing Agreements by the applicable Transaction Financing Investors.

(h) Each of Parent and the Company shall give the other Party prompt notice of: (i) any request from a Transaction Financing Investor for any amendment to its Transaction Financing Agreement; (ii) any actual, threatened or anticipated breach or default by any Transaction Financing Investor under its Transaction Financing Agreement (to the extent of such Party’s knowledge thereof); and (iii) the receipt of any written notice or other written communication from any Transaction Financing Investor with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by such Transaction Financing Investor under its Transaction Financing Agreement.

(i) The obligations of the Parties under this Section 7.8 shall not survive the Closing.

ARTICLE VIII

JOINT COVENANTS

Section 8.1 Non-Solicit. During the Interim Period, each Party shall not, and shall cause their Representatives not to, directly or indirectly: (a) (i) solicit, initiate or enter into any negotiations or discussions with any Person, (ii) provide any non-public information concerning such Party or any of its Subsidiaries to any Person, or (iii) afford to any Person access to the business, properties, assets or personnel of the Company, in each case in connection with an Acquisition Proposal; (b) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement, whether written or oral, in connection with an Acquisition Proposal; or (c) otherwise knowingly facilitate any such negotiations, discussions, productions or agreements, or otherwise knowingly facilitate any effort or attempt by any Person to make an Acquisition Proposal. Immediately following the execution of this Agreement, each Party shall, and shall cause their Representatives acting on their behalf, to terminate any negotiations, discussions, productions or agreements with any Person conducted prior to the date hereof in connection with an Acquisition Proposal.

Section 8.2 Proxy Statement/Prospectus; Stockholder and Member Approvals.

(a) Proxy Statement/Prospectus.

(i) As promptly as practicable, Parent and the Company shall jointly prepare mutually acceptable materials, which shall include a revised proxy statement/prospectus to be filed with the SEC as part of the Registration Statement (such proxy statement/prospectus, together with any amendments or supplements thereto, the “Proxy Statement/Prospectus”) and (A) sent to the Parent Stockholders relating to the Parent

62

Stockholders’ Meeting, and (B) comprising the prospectus in connection with the registration under the Securities Act of the shares of Parent Post-Merger Common Stock and Merger Warrants comprising the Merger Consideration (collectively, the “Registration Statement Securities”). Each of Parent and the Company shall use its reasonable best efforts to cause the Registration Statement (including the Proxy Statement/Prospectus) to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the transactions contemplated hereby. Parent shall use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby, and the Company shall furnish all information concerning the Company as may be reasonably requested in connection with any such action. Each of Parent and the Company agrees to furnish to the other Party all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, members and other equity holders, and information regarding such other matters as may be reasonably necessary or reasonably requested in connection with the Registration Statement, any current report on Form 8-K pursuant to the Exchange Act required in connection with the transactions contemplated by this Agreement, or any other statement, filing, notice or application to be made by or on behalf of Parent, the Company or their respective Subsidiaries to Nasdaq or any other regulatory authority in connection with the transactions contemplated by this Agreement (collectively, the “Offer Documents”).

(ii) To the extent not prohibited by Law, Parent will advise the Company, reasonably promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Parent Common Stock or Merger Warrants for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. To the extent not prohibited by Law, the Company and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement/Prospectus and any Offer Document each time before any such document is filed with the SEC, and Parent shall give reasonable and good faith consideration to any comments made by the Company and its counsel. To the extent not prohibited by Law, Parent shall provide the Company and its counsel with (A) any comments or other communications, whether written or oral, that Parent or its counsel may receive from time to time from the SEC or its staff with respect to the Registration Statement or Offer Documents promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of Parent to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including, if practicable, by participating with the Company or its counsel in any discussions or meetings with the SEC.

(iii) Each of Parent and the Company shall use its reasonable best efforts to ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in (A) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading or (B) the Proxy Statement/Prospectus will, at the date it is first mailed to the Parent Stockholders and at the time of the Parent Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(iv) If at any time prior to the First Merger Effective Time any information relating to the Company, Parent or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Company or Parent, which is required or is otherwise reasonably desirable to be set forth in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Proxy Statement/Prospectus, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly

63

notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Parent Stockholders.

(v) The Company, on the one hand, and Parent, on the other, shall be responsible for and pay 50% of all fees and expenses incurred in connection with the preparation and filing of the Offer Documents, other than the fees and expenses of advisors (which will be borne by the Party incurring such fees).

(b) Parent Stockholder Approval. Parent shall (a) as promptly as practicable after the Registration Statement is declared effective under the Securities Act, (i) cause the Proxy Statement to be disseminated to Parent Stockholders in compliance with applicable Law, (ii) solely with respect to the Parent Transaction Proposals, duly give notice of and convene and hold a meeting of its stockholders in accordance with Parent’s Governing Documents and Nasdaq Listing Rule 5620(b) (the “Parent Stockholders’ Meeting”), for a date no later than 30 Business Days following the date the Registration Statement is declared effective, and (iii) solicit proxies from the holders of Parent Common Stock to vote upon each of the Parent Transaction Proposals, and (b) provide its stockholders with the opportunity to elect to effect a Parent Stockholder Redemption. Parent agrees to establish a record date for, duly call, give notice of, convene and hold the Parent Stockholders’ Meeting and submit for approval the Parent Transaction Proposals, in each case in accordance with this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled to postpone or adjourn the Parent Stockholders’ Meeting (i) to solicit additional proxies for the purpose of obtaining the Parent Stockholder Approval, (ii) for the absence of a quorum and (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Parent has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Parent Stockholders prior to the Parent Stockholders’ Meeting; provided, however, that the Parent Stockholders’ Meeting (A) may not be adjourned to a date that is more than 15 days after the date for which the Parent Stockholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law) and (B) shall not be held later than three (3) Business Days prior to the Outside Date. Parent agrees that it shall provide the holders of shares of Parent Class A Common Stock the opportunity to elect redemption of such shares of Parent Class A Common Stock in connection with the Parent Stockholders’ Meeting, as required by Parent’s Governing Documents.

(c) Company Member Approval. As promptly as practicable, and in any event within five (5) Business Days after the date hereof, the Company shall obtain and deliver to Parent the Company Member Approval in the form of an irrevocable written consent (which will replace in its entirety the written consent delivered in connection with the Original Agreement) (the “Company Written Consent”), executed and delivered by the Company Members (pursuant to the Company Member Support Agreements) in accordance with the Company’s Governing Documents and applicable Law.

Section 8.3 HSR Act; Other Governmental Authority Matters.

(a) In connection with the transactions contemplated hereby, the Company and Parent shall comply promptly, but in no event later than ten Business Days after the date hereof, with the notification and reporting requirements of the HSR Act, if applicable. The Company and Parent shall substantially comply with any Antitrust Information or Document Requests. The Company and Parent shall request early termination of any waiting period under the HSR Act, if applicable, and exercise its reasonable best efforts to (i) obtain termination or expiration of the waiting period under the HSR Act and (ii) prevent the entry, in any Legal Proceeding brought by an Antitrust Authority or any other Person, of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated hereby.

(b) With respect to each of the above filings, and any other Actions by or on behalf of Governmental Authorities, the Company and Parent shall (i) diligently and expeditiously defend and use reasonable best efforts to obtain any necessary clearance, approval, consent, or Governmental Authorization under Laws prescribed or enforceable by any Governmental Authority for the transactions contemplated by this Agreement and to resolve

64

any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement, and (ii) cooperate fully with the other Party in the defense of such matters. To the extent not prohibited by applicable Law, the Company shall promptly furnish to Parent, and Parent shall promptly furnish to the Company, copies of any notices or written communications received by such Party or any of its Affiliates from any third party or any Governmental Authority with respect to the transactions contemplated hereby, and each Party shall permit counsel to the other Parties an opportunity to review in advance, and each Party shall consider in good faith the views of such counsel in connection with, any proposed written communications by such Party or its Affiliates to any Governmental Authority concerning the transactions contemplated hereby; provided, however, that none of the Parties shall extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority without the written consent of the other Parties. To the extent not prohibited by Law, the Company agrees to provide Parent and its counsel, and Parent agrees to provide the Company and its counsel, the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such Party or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.

(c) Notwithstanding the foregoing, nothing in this Section 8.3 shall require, or be construed to require, any Party or any of their respective Affiliates to agree to: (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any of their respective assets, businesses or interests; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests; or (iii) any modification or waiver of the terms and conditions of this Agreement.

(d) The Company, on the one hand, and Parent, on the other, shall be responsible for and pay 50% of the filing fees payable to the Antitrust Authorities, if any, in connection with the transactions contemplated hereby.

Section 8.4 Transaction Litigation. During the Interim Period, Parent, on the one hand, and the Company, on the other hand, shall each notify the other Party promptly after learning of any equity holder demand, or threat thereof, or other equity holder Legal Proceeding, examination, arbitration, mediation or inquiry, whether or not before any Governmental Authority and including derivative claims, relating to this Agreement or any of the transactions contemplated hereby (collectively, “Transaction Litigation”), in any case commenced or to the knowledge of Parent or the Company, as applicable, threatened in writing against (a) in the case of Parent, Parent, any of Parent’s controlled Affiliates or any of their respective officers, directors, managers, employees, stockholders or members (in their capacity as such) or (b) in the case of the Company, the Company, any of the Company’s controlled Affiliates or any of their respective officers, directors, managers, employees, stockholders or members (in their capacity as such). Parent and the Company shall each (i) keep the other Party reasonably informed regarding any Transaction Litigation, (ii) give the other Party the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other Party in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other Party’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with the other Party with respect to any Transaction Litigation. In no event shall (A) the Company, its controlled Affiliates or any of their respective officers, directors, managers, employees, stockholders or members settle or compromise any Transaction Litigation without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed, or (B) Parent, any of Parent’s controlled Affiliates or any of their respective officers, directors, managers, employees, stockholders or members settle or compromise any Transaction Litigation without the Company’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

Section 8.5 Support of Transaction. Without limiting any covenant contained in ARTICLE VI or ARTICLE VII, Parent and the Company shall, and shall cause their respective Subsidiaries to, (a) use reasonable best efforts to obtain all material consents and approvals of third parties, including any Governmental Authority, that any of Parent, the Company or their respective Affiliates are required to obtain to consummate the Mergers and (b) take such other action as may be reasonably necessary, or as another Party may reasonably request, to satisfy the

65

conditions of ARTICLE IX, or otherwise to comply with this Agreement and to consummate the transactions contemplated hereby, in each case as soon as practicable and subject to applicable Law.

Section 8.6 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any event which such Party becomes aware of between the date hereof and the Closing (or the earlier termination of this Agreement in accordance with ARTICLE X), the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in ARTICLE IX to fail. No notification given by the Company or Parent under this Section 8.6 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company, Parent or either Merger Sub contained in this Agreement. The failure by the Company or Parent to give notice under this Section 8.6 shall not be deemed to be a breach under this Section 8.6, unless such breach is knowing.

Section 8.7 Confidentiality. The Parties shall treat all nonpublic information provided or obtained in connection with this Agreement (including in connection with the inspection provisions of Section 6.2) and the transactions contemplated hereby as confidential in accordance with the terms of the Confidentiality Agreement, and otherwise shall continue to comply with the Confidentiality Agreement; provided, however, that the Confidentiality Agreement shall not apply to the extent necessary to complete and file the Offer Documents.

ARTICLE IX

CONDITIONS TO OBLIGATIONS

Section 9.1 Conditions to Obligations of the Parties. The obligations of the Parties to consummate, or cause to be consummated, the Mergers is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by Parent and the Company:

(a) the Parent Stockholder Approval shall have been obtained;

(b) the Company Member Approval shall have been obtained;

(c) there shall not be in force any Governmental Order enjoining or prohibiting the consummation of the Mergers (for the avoidance of doubt, provided that the Governmental Authority issuing such Governmental Order has jurisdiction over the Parties with respect to the transactions contemplated hereby);

(d) any waiting period or periods under the HSR Act applicable to the transactions contemplated by this Agreement and the Ancillary Agreements shall have expired or been terminated;

(e) (i) the Registration Statement shall have become effective under the Securities Act, (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and (iii) no proceedings for that purpose shall have been initiated or threatened by the SEC (other than any such proceedings which have been withdrawn);

(f) (i) the shares of Parent Post-Merger Common Stock and Public Warrants shall have been approved for listing on Nasdaq upon the closing of the First Merger, and (ii) immediately following the First Merger Effective Time, Parent shall satisfy any applicable continuing listing requirements of Nasdaq and (ii) Parent shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the First Merger Effective Time;

(g) Shinyoung shall have provided a customary notice filing concerning the Mergers with the Bank of Korea, as required by applicable Law, and shall have received confirmation from the Bank of Korea that such notice filing has been accepted;

66

(h) the Company shall have paid all material amounts owed to its vendors; provided, however, that this condition shall be deemed satisfied so long as all such material amounts are paid at or immediately (and in any event within one (1) Business Day) after the consummation of the Mergers; and

(i) the Parties shall have received proceeds from the Transaction Financing in an amount and on terms reasonably acceptable to the Parties.

Section 9.2 Conditions to Obligations of Parent and Merger Subs. The obligations of Parent and each Merger Sub to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Parent:

(a) (i) the Company Fundamental Representations shall be true and correct in all material respects, in each case as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects as of such earlier date (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect and Company Material Adverse Effect or any similar qualification or exception), and (ii) each of the representations and warranties of the Company contained in this Agreement other than the Company Fundamental Representations (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect and Company Material Adverse Effect or any similar qualification or exception) shall be true and correct in all respects as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all respects as of such earlier date, except for, in each case in this clause (ii), inaccuracies or omissions that, individually or in the aggregate, have not had, and would not have, a Company Material Adverse Effect;

(b) each of the covenants and agreements of the Company to be performed as of or prior to the Closing shall have been performed in all material respects;

(c) the Company shall have delivered, or caused to be delivered, to Parent the deliverables set forth in Section 2.3(a);

(d) the Company Member Lock-Up Agreements shall remain in full force and effect;

(e) the Shinyoung Restrictive Covenant Agreement shall remain in full force and effect;

(f) the transactions contemplated by the Shinyoung Exchange Agreement shall have been consummated;

(g) the Shinyoung License shall remain in full force and effect;

(h) the Conversion shall have been consummated;

(i) if required under the terms of this Agreement, Shinyoung shall have executed and delivered the Shinyoung Guaranty in connection with the Transaction Financing; and

(j) no Company Material Adverse Effect shall have occurred between the date hereof and the Closing.

Section 9.3 Conditions to the Obligations of the Company. The obligation of the Company to consummate, or cause to be consummated, the Mergers is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) (i) the Parent / Merger Sub Fundamental Representations shall be true and correct in all material respects as of the Closing Date, except with respect to such representations and warranties which speak as of an earlier

67

date, which representations and warranties shall be true and correct in all material respects as of such earlier date (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception), and (ii) each of the representations and warranties of Parent contained in this Agreement other than the Parent / Merger Sub Fundamental Representations (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct in all respects as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all respects as of such earlier date, except for in each case in this clause (ii), inaccuracies or omissions that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect;

(b) each of the covenants and agreements of Parent and each Merger Sub to be performed as of or prior to the Closing shall have been performed in all material respects;

(c) Parent shall have delivered, or caused to be delivered, to the Company and the Exchange Agent, as applicable, the deliverables set forth in Section 2.3(b);

(d) the Sponsor Lock-Up Agreements shall remain in full force and effect; and

(e) prior to the First Merger Effective Time, and in accordance with the Non-Redemption Agreements, (i) the Sponsor shall have surrendered and forfeited to the Company for no consideration 250,000 shares of Parent Class B Common Stock (after which there shall be no shares of Parent Class B Common Stock outstanding), and (ii) Parent shall have issued to the appropriate unaffiliated third parties 250,000 shares of Parent Class A Common Stock.

ARTICLE X

TERMINATION

Section 10.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby abandoned:

(a) by the mutual written consent of the Parties;

(b) by written notice of the Company to Parent if there is a breach of any representation, warranty, covenant or agreement of Parent or either Merger Sub contained in this Agreement, such that the conditions specified in Section 9.3(a) or Section 9.3(b) would not be satisfied as of the Closing (a “Terminating Parent Breach”); provided, however, that if any such Terminating Parent Breach is reasonably likely to be curable by Parent, then for a period of up to 20 days after receipt by Parent of notice of such breach (or such shorter period of time that remains between the date of such notice and the Outside Date), but only so long as Parent exercises reasonable best efforts to cure such Terminating Parent Breach (the “Parent Cure Period”), such termination shall become effective only if the Terminating Parent Breach is not cured within the Parent Cure Period;

(c) by written notice of Parent to the Company if there is a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement, such that the conditions specified in Section 9.2(a) or Section 9.2(b) would not be satisfied as of the Closing (a “Terminating Company Breach”); provided, however, that if any such Terminating Company Breach is reasonably likely to be curable by the Company, then for a period of up to 20 days after receipt by the Company of notice of such breach (or such shorter period of time that remains between the date of such notice and the Outside Date), but only so long as the Company exercises reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period;

68

(d) by written notice of the Company to Parent if the Parent Stockholder Approval has not been obtained by reason of the failure to obtain the required vote at the Parent Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(e) by written notice of Parent to the Company if the Company Member Approval has not been obtained in accordance with Section 8.2(c);

(f) by written notice by the Company to Parent if there has been a Parent Material Adverse Effect following the date hereof which is uncured for at least 20 days after written notice of such Parent Material Adverse Effect is provided by the Company to Parent;

(g) by written notice by Parent to the Company if there has been a Company Material Adverse Effect following the date hereof which is uncured for at least 20 days after written notice of such Company Material Adverse Effect is provided by Parent to the Company;

(h) by written notice of either the Company or Parent to the other Party if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and non-appealable and has the effect of making consummation of the Mergers illegal or otherwise preventing or prohibiting consummation of the Mergers; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(h) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority; or

(i) by the Company or Parent by written notice to the other Party if the consummation of the transactions contemplated by this Agreement shall not have occurred on or before May 2, 2025 (the “Outside Date”); provided, however, that the Parties may mutually agree in writing to extend the Outside Date by 30 days on a one-time basis; provided further, however, that the right to terminate this Agreement under this Section 10.1(i) shall not be available to any Party that has materially breached any of its representations, warranties, covenants or agreements under this Agreement, where such material breach has resulted in, or has materially contributed to, the failure of the Mergers to be consummated on or before the Outside Date.

Section 10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors or stockholders, other than liability of the Company, Parent or either Merger Sub, as the case may be, for any actual fraud or any willful and material breach of this Agreement occurring prior to such termination; provided, however, that this Section 10.2, ARTICLE XI and the Confidentiality Agreement shall survive any termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Trust Account Waiver. The Company acknowledges that (a) Parent is a blank check company with the powers and privileges to effect a Business Combination and (b) the Company has read the Parent SEC Filings, Parent’s Governing Documents and the Trust Agreement. The Company further acknowledges that, as described in the Parent SEC Filings, substantially all of Parent’s assets consist of the cash proceeds of Parent’s initial public offering and private placements of its securities (less amounts released pursuant to Parent Stockholder Redemptions), and substantially all of those proceeds have been deposited in the trust account for the benefit of Parent, certain of its public stockholders and the underwriters of Parent’s initial public offering (the “Trust Account”). The Company acknowledges that it has been advised by Parent that the Trust Agreement provides that cash in the Trust Account may be disbursed only in limited circumstances set forth in the Trust Agreement. The Company further acknowledges that, if the transactions contemplated by this Agreement, or, in

69

the event of a termination of this Agreement, another Business Combination, are not consummated by May 2, 2024, or such later date as approved by the stockholders of Parent to complete a Business Combination, Parent will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, for and in consideration of Parent entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby irrevocably waives any right, title, interest or claim of any kind the Company has or may have in the future in or to any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement, other than for the release of the cash remaining in the Trust Account upon the consummation of the First Merger; provided, however, that (i) nothing herein shall serve to limit or prohibit the Company right to pursue a claim against Parent for specific performance or other equitable relief in connection with the consummation of the transactions contemplated by this Agreement (including a claim for Parent to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account in accordance with the terms of this Agreement and the Trust Agreement), and (ii) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against Parent’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

Section 11.2 Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to Parent or either Merger Sub, to:

AltEnergy Acquisition Corp.

600 Lexington Avenue, 9th Floor

New York, NY 10022

Attention: Russell Stidolph

Email: rstidolph@altenergyllc.com

with a copy to (which shall not constitute notice):

Morrison Cohen LLP

909 Third Avenue, 27th Floor

New York, NY 10022

Attention: Jack Levy

Walter Rahmey

Email: jlevy@morrisoncohen.com

wrahmey@morrisoncohen.com

If to the Company or either Surviving Company, to:

Car Tech, LLC

600 Car Tech Dr.

Opelika, AL 26801

Attention: Jonghoon Ha

Email: jhha@shym.co.kr

70

with a copy to (which shall not constitute notice):

Dorsey & Whitney LLP

1400 Wewatta St #400

Denver, CO 80202

Attention: Anthony Epps

Dan Miller

Email: epps.anthony@dorsey.com

miller.dan@dorsey.com

or to such other address or addresses as the Parties may from time to time designate in writing in accordance with this Section 11.2.

Section 11.3 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties, and any such purported assignment without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

Section 11.4 Rights of Third Parties. Except as expressly provided in Section 7.7, no provision of this Agreement is intended or shall be construed to confer upon any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that the D&O Indemnified Parties and the past, present and future directors, managers, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and Representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and Representatives), are intended third-party beneficiaries of, and may enforce, Section 11.16.

Section 11.5 Transaction Expenses. Except as otherwise set forth in this Agreement, each Party shall be responsible for and pay its own Transaction Expenses; provided, however, that if the Closing shall occur, Parent shall pay or cause to be paid the Company Transaction Expenses and the Parent Transaction Expenses, in each case in accordance with Section 2.3(c).

Section 11.6 Governing Law. This Agreement will be governed by and interpreted in accordance with the Laws of the State of Delaware, in each case without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 11.7 Headings; Counterparts; Electronic Signature. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement. Signatures to this Agreement transmitted by electronic mail in .pdf form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 11.8 Company Disclosure Letter. The Company Disclosure Letter referenced herein constitutes a part of this Agreement as if fully set forth herein. Any disclosure made by the Company in the Company Disclosure Letter referencing any Section of this Agreement, or Section of the Company Disclosure Letter, shall be deemed to be a disclosure with respect to such other applicable Sections of this Agreement, or Sections of the Company Disclosure Letter, if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other Section of this Agreement or Section of the Company Disclosure Letter. Certain information set forth in the Company Disclosure Letter is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information in the Company Disclosure Letter shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality or, unless specifically provided by this Agreement, that such information is

71

otherwise material to or outside the ordinary course of the business of the Company. The information contained in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained therein shall be deemed in and of itself to be an admission by any Party to any third party of any matter whatsoever, including any violation of law or breach of contract. The Company Disclosure Letter may expressly provide exceptions to a particular Section of ARTICLE IV, notwithstanding that the Section does not state “except as set forth on Section ‘__’ of the Company Disclosure Letter” or words of similar effect.

Section 11.9 Entire Agreement. This Agreement and the Ancillary Agreements collectively constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, whether oral or otherwise, relating to the transactions contemplated hereby exist between the Parties, except as expressly set forth in this Agreement and the Ancillary Agreements.

Section 11.10 Amendments. This Agreement may be amended or modified, in whole or in part, only by a written agreement duly authorized and executed by Parent, the Company and each Merger Sub.

Section 11.11 Waiver.

(a) The Company may, at any time prior to the Closing, by action taken by its Board or its officers thereunto duly authorized, (i) extend the time for the performance of the obligations or acts of Parent or either Merger Sub under this Agreement, (ii) waive any inaccuracies in the representations and warranties of Parent or either Merger Sub contained in this Agreement or (iii) waive compliance by Parent or either Merger Sub with any of the agreements or conditions contained in this Agreement; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Company.

(b) Parent may, at any time prior to the Closing, by action taken by its Board or its officers thereunto duly authorized, (i) extend the time for the performance of the obligations or acts of the Company under this Agreement, (ii) waive any inaccuracies in the representations and warranties of the Company contained in this Agreement or (iii) waive compliance by the Company with any of the agreements or conditions contained in this Agreement; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Parent.

Section 11.12 Publicity.

(a) Prior to the Closing, all press releases or other public communications relating to the transactions contemplated hereby, and the method of the release for publication thereof, shall be subject to the prior written consent of Parent and the Company, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that the foregoing restriction shall not apply to the extent the press release or public communication is required by any Governmental Authority or applicable Laws or stock exchange rule or regulations; provided further, that in the event of any such mandatory press release or public communication, the Party making the press release or public communication shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon and issue a press release upon the Closing announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Parent shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release, a description of the Closing and any other information as required by Federal Securities Laws.

(c) In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a

72

Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party or any Governmental Authority in connection with the transactions contemplated hereby.

Section 11.13 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is held invalid or unenforceable in any respect under the Laws governing this Agreement, the Parties shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 11.14 Jurisdiction; Waiver of Jury Trial.

(a) Any Legal Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the Parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Legal Proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Legal Proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding brought pursuant to this Section 11.14.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.15 Enforcement. The Parties agree that irreparable damage could occur in the event that any of the provisions of this Agreement or any of the Ancillary Agreements were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or any Ancillary Agreement and to specific enforcement of the terms and provisions of this Agreement and the Ancillary Agreements, in addition to any other remedy to which any Party is entitled at law or in equity. If any Action is brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

73

Section 11.16 Non-Recourse.

(a) Except as otherwise contemplated by ARTICLE XI, or in the case of claims against a Person in respect of such Person’s actual fraud:

(i) this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Parties; and

(ii) except with respect to a Party (and then only to the extent of the specific obligations undertaken by such Party), (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, or Representative or Affiliate of the Company, Parent or either Merger Sub, and (ii) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, or Representative or Affiliate of any of the foregoing shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Parent or either Merger Sub under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

(b) Notwithstanding any provision of this Agreement to the contrary:

(i) in no event shall any Party or its respective Affiliates or Representatives (A) seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Transaction Financing Investor in connection with this Agreement, or (B) prior to the Closing, seek to enforce the commitments against, make any claims for breach of any Transaction Financing Agreement against, or seek to recover monetary damages from, or otherwise sue, any Transaction Financing Investor for the Transaction Financing Commitments in connection with this Agreement or the obligations of the Transaction Financing Investors for the Transaction Financing Commitments under the applicable Transaction Financing Agreement; it being agreed that the foregoing clauses (A) and (B) shall include the agreement not to commence (and, if commenced, agrees to dismiss or otherwise terminate, and not to assist) any action, arbitration, audit, hearing, investigation, litigation, petition, grievance, complaint, suit or proceeding against any Transaction Financing Investor; and

(ii) each Party, on behalf of itself and its respective Affiliates and Representatives, hereby (A) acknowledges that no Transaction Financing Investor shall have any liability to such Party under this Agreement or for any claim made by such Party based on, in respect of, or by reason of the transactions contemplated hereby, including any dispute relating to, or arising from, the Transaction Financing Commitments, (B) waives any rights or claims of any kind or nature (whether in law or in equity, in contract, in tort or otherwise) such Party may have against any Transaction Financing Investor relating to this Agreement, the Transaction Financing Commitments or the transactions contemplated hereby.

(iii) Nothing in this Section 11.16(b) shall in any way limit or qualify the rights and obligations of the Transaction Financing Investors for the applicable Transaction Financing Commitments and the other parties to the Transaction Financing Commitments (or the definitive documents related thereto) to each other thereunder or in connection therewith. Without limiting the foregoing, no Transaction Financing Investor shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature with respect to the transactions contemplated by this Agreement.

Section 11.17 Non-Survival. Except as otherwise contemplated by Section 10.2, or in the case of claims against a Person in respect of such Person’s actual fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations or agreements, shall survive the Closing and rather shall terminate and expire upon the occurrence of the First Merger Effective Time (and there shall be no liability after the Closing in respect thereof), except for any such covenants, obligations or agreements that expressly apply in whole or in part after the Closing.

74

Section 11.18 Conflicts and Privilege.

(a) Parent and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Second Merger Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (i) the Sponsor, the holders of equity securities of Parent or the Sponsor, or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Second Merger Surviving Company) (collectively, the “Parent Group”), on the one hand, and (ii) the Second Merger Surviving Company or any member of the Company Group, on the other hand, any legal counsel, including Morrison Cohen LLP (“Morrison Cohen”), that represented Parent or the Sponsor prior to the Closing may represent the Sponsor or any other member of the Parent Group in such dispute, even though the interests of such Persons may be directly adverse to the Second Merger Surviving Company, and even though such counsel may have represented Parent in a matter substantially related to such dispute, or may be handling ongoing matters for the Second Merger Surviving Company or the Sponsor. Parent and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Second Merger Surviving Company), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby) between or among Parent, the Sponsor or any other member of the Parent Group, on the one hand, and Morrison Cohen, on the other hand (the “Morrison Cohen Privileged Communications”), the attorney-client privilege and the expectation of client confidence shall survive the Mergers and belong to the Parent Group after the Closing, and shall not pass to or be claimed or controlled by the Second Merger Surviving Company; provided, however, that any privileged communications or information shared by the Company prior to the Closing with Parent or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Second Merger Surviving Company. Parent and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Morrison Cohen Privileged Communications, whether located in the records or email server of Parent, the Second Merger Surviving Company or their respective Subsidiaries, in any Action against or involving any of the Parent Group after the Closing, and Parent and the Company agree not to assert that any privilege has been waived as to the Morrison Cohen Privileged Communications, by virtue of the Mergers. Notwithstanding the foregoing, if a dispute arises after the Closing between or among the Second Merger Surviving Company or any of its Subsidiaries or their respective directors, members, partners, officers, employees or Affiliates (other than the Parent Group), on the one hand, and a third party other than (and unaffiliated with) the Parent Group, on the other hand, then the Second Merger Surviving Company or any member of the Company Group may assert the attorney-client privilege to prevent disclosure to such third party of Morrison Cohen Privileged Communications.

(b) Parent and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Second Merger Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (i) the holders of equity securities of the Company, or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Second Merger Surviving Company) (collectively, the “Company Group”), on the one hand, and (ii) the Second Merger Surviving Company or any member of the Parent Group, on the other hand, any legal counsel, including Dorsey & Whitney LLP (“Dorsey”), that represented the Company prior to the Closing may represent any member of the Company Group in such dispute even though the interests of such Persons may be directly adverse to the Second Merger Surviving Company, and even though such counsel may have represented Parent or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for the Second Merger Surviving Company, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby) between or among the Company or any member of the Company Group, on the one hand, and Dorsey, on the other hand (the “Dorsey Privileged Communications”), the attorney-client privilege and the expectation of client confidence shall survive the

75

Mergers and belong to the Company Group after the Closing, and shall not pass to or be claimed or controlled by the Second Merger Surviving Company; provided, however, that any privileged communications or information shared by Parent prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Second Merger Surviving Company. Parent and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Dorsey Privileged Communications, whether located in the records or email server of Parent, the Second Merger Surviving Company or their respective Subsidiaries, in any Action against or involving any of the Parties after the Closing, and Parent and the Company agree not to assert that any privilege has been waived as to the Dorsey Privileged Communications, by virtue of the Mergers.

Section 11.19 Amendment and Restatement. This Agreement amends and restates the Original Agreement in its entirety.

[no further text on this page]

76

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

ALTENERGY ACQUISITION CORP.

By:	/s/ Russell Stidolph
Name:	Russell Stidolph
Title:	Authorized Signatory

CAR TECH MERGER SUB, LLC

By:	/s/ Russell Stidolph
Name:	Russell Stidolph
Title:	Authorized Signatory

CAR TECH MERGER SUB II, LLC

By:	/s/ Russell Stidolph
Name:	Russell Stidolph
Title:	Authorized Signatory

CAR TECH, LLC

By:	/s/ Jonghoon Ha
Name:	Jonghoon Ha
Title:	Executive Director

[Amended and Restated Agreement and Plan of Merger]

77

Annex B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALTENERGY ACQUISITION CORP.

AltEnergy Acquisition Corp. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The present name of the Corporation is AltEnergy Acquisition Corp. The Corporation was incorporated under the name AltEnergy Acquisition Corp. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on February 9, 2021 (the “Original Certificate”).

2. An Amended and Restated Certificate of Incorporation, which amended and restated the Original Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on October 28, 2021 and was further updated pursuant to a Certificate of Correction filed with the Secretary of State of the State of Delaware on March 20, 2023 (the “Restated Certificate”).

3. The Restated Certificate was amended pursuant to a (i) First Amendment to the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 28, 2023 and (ii) Second Amendment to the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 18, 2024 (the Restated Certificate, as amended, is referred to herein as the “Existing Certificate”).

4. This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which amends and restates the Existing Certificate in its entirety, has been approved by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Sections 242 and 245 of the DGCL and has been adopted by the stockholders of the Corporation at a meeting of the stockholders of the Corporation in accordance with the provisions of Section 211 of the DGCL.

5. The Existing Certificate is hereby amended and restated by this Second Amended and Restated Certificate to read in its entirety as set forth in EXHIBIT A attached hereto.

6. This Second Amended and Restated Certificate shall become immediately effective upon its filing with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, AltEnergy Acquisition Corp. has caused this Second Amended and Restated Certificate to be signed by a duly authorized officer of the Corporation, on [●], 2024.

ALTENERGY ACQUISITION CORP.

By:	/s/ Russell Stidolph
Name:	Russell Stidolph
Title:	Chief Executive Officer

EXHIBIT A

ARTICLE I

NAME

The name of the corporation is [NewCo]. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Definitions. As used herein:

(a) “Effective Time” has the meaning set forth in the Merger Agreement.

(b) “Common Stock” means (i) prior to the Effective Time, the Class A Common Stock and Class B Common Stock, and (ii) after the Effective Time, the New Common Stock.

(c) “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 21, 2024, by and among the Corporation (f/k/a AltEnergy Acquisition Corp. II), Car Tech Merger Sub, LLC, and Car Tech, LLC.

Section 4.2 Authorized Capital Stock: Automatic Reclassification.

(a) Prior to the Effective Time, the total number of shares of capital stock which the Corporation is authorized to issue is 111,000,000, of which (i) 100,000,000 shares are Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), (ii) 10,000,000 shares are Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), and (iii) 1,000,000 shares are Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

(b) From and after the Effective Time, the total number of shares of capital stock which the Corporation is authorized to issue is [_], of which (i) [_] shares shall be Common Stock, par value $0.0001 per share (the “New Common Stock”), and (ii) [_] shares shall be Preferred Stock. 1

[1]

NTD – The Current charter authorizes 111,000,000 shares (100mm Class A common, 10mm Class B common and 1mm preferred). Following closing, we will need approximately 55mm-60mm shares of authorized common to cover then-outstanding shares, shares reserved for issuance under outstanding warrants and the equity compensation plan, shares to be issued in connection with the merger and shares to be issued in connection with the PIPE. To be discussed if it is appropriate to further increase the authorized shares to create additional availability for future raises.

(c) At the Effective Time, each share of Class A Common Stock and each share of Class B Common Stock that is then issued and outstanding shall automatically and immediately be reclassified, on a one-for- one basis, into one share of New Common Stock, without any further action of any holder of the Class A Common Stock or Class B Common Stock.

Section 4.3 Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.4 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Prior to the Effective Time, the rights attaching to the Class A Common Stock and Class B Common Stock shall rank pari passu in all respects, and the Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters.

(iii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

(b) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.5 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate and any Bylaws adopted by the stockholders; provided, however, that no Bylaw hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaw had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) The Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I (“Class I Directors”), Class II (“Class II Directors”) or Class III (“Class III Directors”). The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the Effective Time, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the Effective Time, and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the Effective Time. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the Effective Time, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. If the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting of stockholders and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes (and therefore such classification) at the Effective Time, in each case, in accordance with the DGCL.

(c) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

Section 5.5 Preferred Stock Directors. Notwithstanding any other provision of this Article VI, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

Section 5.6 Quorum. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board then in office shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders: provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided, further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Annual Meetings. Except as otherwise expressly provided by law, the annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined exclusively by resolution of the Board in its sole and absolute discretion.

Section 7.2 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and subject to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer, President or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.

Section 7.3 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws and in compliance with applicable law.

Section 7.4 No Action by Written Consent. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders of the Corporation.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. To the full extent permitted by the DGCL and any other applicable law currently or hereafter in effect, a director of the Corporation shall not be personally liable to the

Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (any such person, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as such a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay any and all expenses (including, without limitation, attorneys’ fees and expenses) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the indemnitee, to repay, without interest, all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for such expenses under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2:

(i) shall be contract rights; (ii) shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; and (iii) shall not be conditioned upon any prior determination that an indemnitee is entitled to indemnification under this Section 8.2 with respect to the related proceeding. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity pursuant to

Section 122(17) of the DGCL. As used herein, an “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, such Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation, and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue. Any amendment, repeal, or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection of any Covered Person existing at the time of such amendment, repeal or modification.

ARTICLE X

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X. Notwithstanding anything to the contrary contained in this Certificate or the Bylaws, and notwithstanding that a lesser percentage or vote may be permitted from time to time by applicable law, no provision of Article IV, Article V, Article VI, Article VII, Article VIII, Article IX and this Article X (except by virtue of a filing of a Preferred Stock Designation, but subject to any vote required by law or by other provisions of this Certificate with respect to such Preferred Stock Designation) may be altered, amended or repealed in any respect, nor may any provision of this Certificate or of the Bylaws inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved at a meeting of the stockholders called for that purpose by the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XI

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 11.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the provisions of this Section 11.1 will not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 11.1.

Section 11.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 11.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 11.3 Severability. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

ARTICLE XII

SECTION 203 OF THE DGCL

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL as now in effect or hereafter amended, or any successor statute thereto, and the restrictions contained in Section 203 of the DGCL shall not apply to the Corporation.

Annex C

BY LAWS

OF

[NEW CAR TECH]

(THE “CORPORATION”)

ARTICLE I.

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2 Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II.

STOCKHOLDERS MEETINGS

Section 2.1 Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2 Special Meetings. Subject to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, Chief Executive Officer, President, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3 Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4 Quorum. Except as otherwise provided by applicable law, the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these By Laws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5 Voting of Shares.

(a) Voting Lists. The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a

2

stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. At all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these By Laws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6 Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for

3

stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7 Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement

4

prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these By Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8 Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these By Laws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

5

Section 2.9 Action Without Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these By Laws. Except as otherwise provided in the Certificate of Incorporation, no action shall be taken by the stockholders by written consent or by electronic transmission.

ARTICLE III.

DIRECTORS

Section 3.1 Powers; Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By Laws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board.

Section 3.2 Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

6

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

Section 3.3 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV.

BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2 Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

7

Section 4.3 Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, Chief Executive Officer, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these By Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4 Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By Laws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6 Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V.

COMMITTEES OF DIRECTORS

Section 5.1 Establishment. The Board may by resolution of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

8

Section 5.2 Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4 Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these By Laws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these By Laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these By Laws.

ARTICLE VI.

OFFICERS

Section 6.1 Officers. The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, a Chairman of the Board, Presidents, Vice Presidents, Partners, Managing Directors, Senior Managing Directors, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these By Laws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board in accordance with Section 2.8 and Section 4.6, respectively. The Chairman of the Board will have such other powers and duties as the Board determines. The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

9

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2 Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

10

Section 6.3 Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4 Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII.

SHARES

Section 7.1 Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2 Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3 Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4 Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

11

Section 7.5 Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6 Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7 Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

12

Section 7.8 Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares.

Section 7.9 Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII.

INDEMNIFICATION

Section 8.1 Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

13

Section 8.3 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4 Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these By Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6 Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7 Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By Laws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that

14

amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8 Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9 Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10 Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX.

MISCELLANEOUS

Section 9.1 Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these By Laws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2 Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in

15

respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3 Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders.

(i) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these By Laws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

(ii) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this Section 9.3(b)(ii), the Corporation may give a notice by electronic mail in accordance with Section 9.3(b)(i) without obtaining the consent required by this Section 9.3(b)(ii).

(iii) Any notice given pursuant to Section 9.3(b)(ii) shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice; and (3) if by any other form of electronic transmission, when directed to the stockholder.

(iv) An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the

16

Corporation under any provision of the DGCL, the Certificate of Incorporation or these By Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(d) Exceptions to Notice Requirements.

(i) Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these By Laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(ii) Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these By Laws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4 Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these By Laws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5 Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the

17

meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these By Laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6 Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7 Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8 Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By Laws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10 Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11 Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12 Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13 Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be

18

bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14 Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15 Amendments. The Board shall have the power to adopt, amend, alter or repeal the By Laws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the By Laws. The By Laws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power (except as otherwise provided in Section 8.7) of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the By Laws.

19

Annex D

EXECUTION VERSION

CONTRIBUTION AND EXCHANGE AGREEMENT

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) is entered into as of February 14, 2025, by and among Car Tech, LLC, an Alabama limited liability company (the “Company”), Shinyoung Co., Ltd., a corporation organized in the Republic of Korea (“Shinyoung”), and AltEnergy Acquisition Corp., a Delaware corporation (“Parent,” and together with the Company and Shinyoung, the “Parties”).

WHEREAS, concurrently with the execution of this Agreement, Company, Parent, Car Tech Merger Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub I”), and Car Tech Merger Sub II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub II”), are entering into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things (a) Merger Sub I will merge with and into the Company, the separate limited liability company existence of Merger Sub I will cease, and the Company will be the surviving company (the “First Merger Surviving Company”) and a direct wholly-owned subsidiary of Parent (the “First Merger”), and (b) as soon as practicable following the First Merger, the First Merger Surviving Company will merge with and into Merger Sub II, the separate limited liability company existence of the First Merger Surviving Company will cease, and Merger Sub II will be the surviving company and a direct wholly-owned subsidiary of Parent (the “Second Merger” and collectively, the “Mergers”);

WHEREAS, the Company, as borrower, and Shinyoung, as lender, previously entered into (i) that certain Loan Agreement, dated December 27, 2022, in the original principal amount of $1,000,000, (ii) that certain Loan Agreement, dated February 7, 2023, in the original principal amount of $800,000, (iii) that certain Loan Agreement, dated February 23, 2023, in the original principal amount of $1,000,000, (iv) that certain Loan Agreement, dated June 14, 2023, in the original principal amount of $11,000,000, (v) that certain Loan Agreement, dated July 7, 2023, in the original principal amount of $2,000,000, (vi) that certain Loan Agreement, dated July 20, 2023, in the original principal amount of $400,000, (vii) that certain Loan Agreement, dated July 22, 2023, in the original principal amount of $1,400,000, (viii) that certain Loan Agreement, dated August 12, 2023, in the original principal amount of $600,000, (ix) that certain Loan Agreement, dated September 2, 2023, in the original principal amount of $700,000, (x) that certain Loan Agreement, dated November 19, 2023, in the original principal amount of $1,800,000, (xi) that certain Loan Agreement, dated September 4, 2023, in the original principal amount of $900,000, (xii) that certain Loan Agreement, dated December 28, 2023, in the original principal amount of $1,383,000, (xiii) those certain capital expenditure loans extended from January through March, 2024, in the aggregate original principal amount of $5,000,000, (xiv) that certain Loan Agreement, dated February 7, 2024 in the original principal amount of $800,000, (xv) that certain Loan Agreement, dated February 23, 2024, in the original principal amount of $1,000,000, (xvi) that certain Loan Agreement, dated February 26, 2024, in the original principal amount of $1,500,000, (xvii) that certain Loan Agreement, dated March 26, 2024, in the original principal amount of $2,000,000, (xviii) that certain Loan Agreement, dated April 23, 2024, in the original principal amount of $2,000,000, (xviii) that certain Loan Agreement, dated June 15, 2024, in the original principal amount of $11,000,000, (xix) that certain Loan Agreement, dated July 8, 2024, in the original principal amount of $2,000,000, (xx) that certain Loan Agreement, dated July 20, 2024, in the original principal amount of $400,000, (xxi) that certain Loan Agreement, dated July 26, 2024, in the original principal amount of $5,483,000, (xxii) that certain Loan Agreement, dated August 12, 2024, in the original principal amount of $600,000, (xxiii) that certain Loan Agreement, dated August 19, 2024, in the original principal amount of $1,000,000, (xxiv) that certain Loan Agreement, dated September 2, 2024, in the original principal amount of $700,000, (xv) that certain Loan Agreement, dated November 14, 2024, in the original principal amount of $1,000,000, (xxvi) that certain Loan Agreement, dated November 19, 2024, in the original principal amount of $1,000,000 (xxvii) that certain Loan Agreement, dated December 27, 2024, in the original principal amount of $1,000,000, (xxviii) that certain Loan Agreement, dated January 30, 2025, in the original principal amount of $1,500,000, (xxix) that certain Loan Agreement, dated January 31, 2025, in the original principal amount of $1,000,000, and (xxx) that certain Loan Agreement, dated February 7, 2025, in the original principal amount of $800,000;

WHEREAS, as a condition to Parent’s willingness to enter into the Merger Agreement, the Parties have executed and delivered this Agreement, pursuant to which prior to the effective time of the First Merger, Shinyoung will contribute to the capital of the Company all of the Shinyoung Conversion Indebtedness (after giving effect to the Interest Payment, as defined below) entered into prior to the First Merger Effective Time in exchange for the Company’s issuance of Company Units with a fair market value equal to the aggregate amount the Company is obligated to pay pursuant to the Shinyoung Conversion Indebtedness; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, agreements, and conditions set forth in this Agreement, the Parties hereby agree as follows:

Article 1. Contribution and Exchange

1.1 Interest Payment. Within three Business Days prior to the effective time of the Contribution (as defined below), the Company shall cause to be paid to Shinyoung in cash all accrued, outstanding and unpaid interest with respect to the Shinyoung Conversion Indebtedness (the “Interest Payment”).

1.2 Contribution. Prior to the effective time of the First Merger, Shinyoung will contribute to the capital of the Company all of the Shinyoung Conversion Indebtedness (the “Contribution”). Notwithstanding the foregoing, any Shinyoung Conversion Indebtedness outstanding immediately prior to the effective time of the First Merger that is not contributed to the capital of the Company pursuant to the Contribution shall automatically and irrevocably be contributed to the Company without any further action by Shinyoung, unless otherwise consented to in writing by Parent.

1.3 Exchange. Effective upon the Contribution and prior to the conversion of Company Units under Section 3.1 of the Merger Agreement, the Company will accept the Contribution and, in exchange therefore, issue to Shinyoung a number of Company Units such that Shinyoung will receive in respect of such Company Units out of the Merger Consideration, pursuant to the First Merger, a number of shares of Parent Common Stock equal to the quotient of (a) the amount of Shinyoung Conversion Indebtedness contributed to the Company pursuant to the Contribution, divided by $10.00 (rounded down to the nearest whole Company Unit) (such exchange, together with the Contribution, the “Contribution and Exchange”).

1.4 U.S. Federal Income Tax Matters.

(a) For U.S. federal income tax purposes, the Parties intend that, pursuant to Section 108(e)(8) of the Code, the Company be treated as having satisfied the Shinyoung Conversion Indebtedness contributed to the Company pursuant to the Contribution for an amount of cash equal to the fair market value of the Company Units issued to Shinyoung pursuant to the Contribution and Exchange; provided, however, if it is determined that the fair market value of the Company Units issued to Shinyoung pursuant to the Contribution and Exchange is not at least equal to the principal amount owed by the Company pursuant to the Shinyoung Conversion Indebtedness contributed in exchange therefor, such deficit shall be treated as contributed by Shinyoung to the capital of the Company pursuant to Section 108(e)(6) of the Code.

(b) Prior to the Closing Date, Shinyoung shall deliver to the Company a properly completed and executed IRS Form W-8BEN-E, together with all required attachments to such form and such other information reasonably requested by the Company to enable the Company to comply with its tax reporting and withholding obligations with respect to the Interest Payment and any portion of the Contribution that is

2

treated as the payment of interest to Shinyoung for U.S. federal income tax purposes. The Company shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the Interest Payment and the portion (if any) of the Contribution that is treated as the payment of interest to Shinyoung for U.S. federal income tax purposes such Taxes that are required to be deducted and withheld from such amounts under applicable Tax Law; provided that the Company shall be obligated to timely remit such amounts to the appropriate U.S. tax authorities.

1.5 Discharge and Release. Effective upon the Interest Payment and the Contribution and Exchange in accordance with the terms and conditions of this Agreement, and without further action by any Party:

(a) Shinyoung hereby acknowledges that any and all debts, liabilities and obligations of the Company under and in connection with the Shinyoung Conversion Indebtedness, including all principal and accrued and unpaid interest owed by the Company or its Affiliates to Shinyoung or its Affiliates with respect to any Conversion Indebtedness, shall be deemed satisfied in full, and Shinyoung and its Affiliates shall not be owed any additional Indebtedness by the Company or its Affiliates in connection with the Shinyoung Conversion Indebtedness or otherwise, upon consummation of the Contribution and Exchange in accordance with this Agreement; and

(b) Shinyoung hereby absolutely and unconditionally releases and forever discharges the Company from any and all claims arising from or otherwise in connection with the Shinyoung Conversion Indebtedness.

Article 2. Representations and Warranties

2.1 Authority. Each Party represents to the other Parties that (a) such Party has the full legal right, power and authority to execute, deliver and perform this Agreement and consummate the transaction contemplated hereby, and (b) this Agreement has been duly and validly executed and delivered by, and constitutes the valid and binding agreement of, such Party, enforceable against such Party in accordance with its terms.

2.2 No Conflicts. Each Party represents to the other Parties that the execution and delivery of this Agreement by such Party, and the consummation of the transaction contemplated hereby, will not (a) contravene or conflict with, or constitute a violation of any provision of such Party’s Governing Documents, (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Party, (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which such Party is a party, or (d) require any filing with, or license, permit, consent or other approval from, any other third party or governmental body.

2.3 Title. Shinyoung represents to the other Parties that (a) Shinyoung is the sole creditor in respect of the Shinyoung Conversion Indebtedness, (b) the Shinyoung Conversion Indebtedness is free and clear of all liens and encumbrances, (c) to the knowledge of Shinyoung, the Shinyoung Conversion Indebtedness is not subject to any legal challenges and (d) the Shinyoung Indebtedness constitutes the only Indebtedness owed by the Company or its Affiliates to Shinyoung or its Affiliates.

2.4 Brokers; Finders. Except as disclosed in the Merger Agreement, no person or entity has acted directly or indirectly as a broker, finder or financial advisor for the Parties in connection with this Agreement, and no person or entity is entitled to any broker’s, finder’s, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or authorized on behalf of the Parties.

2.5 Access to Information. Shinyoung has been provided an opportunity to ask questions of, and has received answers thereto satisfactory to Shinyoung from the Company and its officers, managers, employees, agents and other representatives regarding the terms and conditions of the offering and issuance of the Company

3

Units as contemplated hereby, and Shinyoung has obtained all additional information requested by Shinyoung of the Company and its officers, managers, employees, agents and other representatives to verify the accuracy of all information furnished to Shinyoung regarding the offering and issuance of the Company Units as contemplated hereby.

2.6 Evaluation of and Ability to Bear Risks. Shinyoung has such knowledge and experience in financial affairs that it capable of evaluating the merits and risks of purchasing the Company Units, and Shinyoung has not relied in connection with its investment in the Company Units upon any representations, warranties or agreements other than those set forth in this Agreement or in another signed writing between one or more of the Parties. Shinyoung’s financial situation is such that it can afford to bear the economic risk of holding the Company Units for an indefinite period of time, and can afford to suffer the complete loss of its investment in the Company.

Article 3. Miscellaneous

3.1 Guaranty. Subject to the terms and conditions of the Merger Agreement, Shinyoung will execute and deliver the Shinyoung Guaranty in favor of the Transaction Financing Lenders no later than contemporaneously with the closing of the Transaction Financing.

3.2 Further Assurances. Subject to the terms and conditions of this Agreement, each Party shall execute and deliver, or caused to be executed and delivered, such further documents, instruments and filings, and shall use commercially reasonable best efforts to take or cause to be taken such other further action, as the other Parties may reasonably request from time to time in order to consummate the transactions contemplated by this Agreement, including to effectuate the issuance of the Company Units pursuant to the Contribution and Exchange (which may include the delivery by Shinyoung of customary subscription agreements and other documentation in connection with such issuance).

3.3 Governing Law and Jury Waiver. All matters relating to the interpretation, construction, validity and enforcement of this agreement shall be governed by the internal laws of the state of Delaware, without giving effect to any choice of law provisions thereof. Each Party hereby waives trial by jury in any action, suit or proceeding arising out of this Agreement.

3.4 Amendment and Termination. This Agreement may be amended, modified or terminated only pursuant to a written instrument signed by each of the Parties; provided, however, that this Agreement shall automatically terminate upon termination of the Merger Agreement prior to the effective time of the First Merger in accordance with its terms.

3.5 Waiver. No failure or delay by any Party in exercising any right of privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

3.6 Assignment. No Party shall assign its rights or obligations under this Agreement without the prior written consent of the other Parties. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

3.7 Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email (in

4

each case in this clause (d), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

if to Parent, to:

AltEnergy Acquisition Corp.

600 Lexington Avenue, 9th Floor

New York, NY 10022

Attention: Russell Stidolph

Email: rstidolph@altenergyllc.com

with a copy to (which shall not constitute notice):

Morrison Cohen LLP

909 Third Avenue, 27th Floor

New York, NY 10022

Attention: Jack Levy and Walter Rahmey

Email: jlevy@morrisoncohen.com and wrahmey@morrisoncohen.com if to the Company, to:

Car Tech, LLC

600 Car Tech Dr.

Opelika, AL 26801

Attention: Jonghoon Ha

Email: jhha@shym.co.kr

with a copy to (which shall not constitute notice):

Dorsey & Whitney LLP

1400 Wewatta St #400

Denver, CO 80202

Attention: Anthony Epps and Dan Miller

Email: epps.anthony@dorsey.com and miller.dan@dorsey.com

if to Shinyoung, to:

Shinyoung Co., Ltd.

39, Bonchongongdan-gil,

Yeongcheon-si Gyeongsangbuk-do

Republic of Korea

Attention: Hogap Kang

Email: kanghogap@shym.co.kr

or to such other address or addresses as the Parties may from time to time designate in writing in accordance with this Section 3.7.

3.8 Entire Agreement. This Agreement, together with the Merger Agreement, contains the entire agreement of the Parties with respect to the subject matter hereof. Without limiting the foregoing, this Agreement replaces in its entirety the that certain Contribution and Exchange Agreement, dated February 21, 2024, which is terminated effective upon the full execution and delivery of this Agreement.

3.9 Severability. To the greatest extent possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Upon such determination that any term or other provision of this Agreement is invalid, illegal or

5

unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

3.10 Interpretation. As used herein, the word “including” shall be deemed followed by the words “without limitation,” and the word “or” shall be deemed to mean “and / or.” The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

3.11 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same instrument. Counterpart signature pages delivered by facsimile or email transmission shall be deemed original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf,” “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable Law.

[no further text on this page]

6

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

CAR TECH, LLC

By:	/s/ Jonghoon Ha
Name: Jonghoon Ha
Its: Executive Director

SHINYOUNG CO., LTD.

By:	/s/ Ho Gap Kang
Name: Ho Gap Kang
Its: Chairman

ALTENERGY ACQUISITION CORP.

By:	/s/ Russell Stidolph
Name: Russell Stidolph
Its: Chief Executive Officer

[Contribution and Exchange Agreement]

Annex E

FORM OF SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”), dated as of February [●], 2025, is entered into by and between Car Tech, LLC, an Alabama limited liability company (the “Company”), AltEnergy Acquisition Corp., a Delaware corporation (“Parent”), and each of the undersigned, each of whom is a member of the Company or stockholder of Parent, as applicable (each, a “Holder” and collectively, the “Holders”).

WHEREAS, concurrently with the execution of this Agreement, Company, Parent, Car Tech Merger Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent, and Car Tech Merger Sub II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent, are entering into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement,” and the mergers and other transactions contemplated by the Merger Agreement, the “Transactions”); and

WHEREAS, each Holder has agreed to enter into this Agreement with respect to, and to vote, all Company Units or shares of Parent Common Stock, as applicable, that they own beneficially or of record in connection with certain matters relating to the Transactions, subject to the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2. Additional Securities. Each Holder agrees any Company Units or shares of Parent Common Stock, as applicable, that such Holder may hold, purchase or otherwise acquire or with respect to which such Holder otherwise acquires voting power after the execution of this Agreement and prior to the Expiration Time (as defined herein), shall also be subject to the terms and conditions of this Agreement to the same extent as if they constitute Company Units or Parent Common Stock as of the date hereof. For purpose of this Agreement, “Expiration Time” means the earliest to occur of (a) such time that the Merger Agreement (and any amendment thereto, if applicable) and the Transactions have been validly approved by the requisite members of the Company and requisite stockholders of Parent, (b) such time as the Merger Agreement has been validly terminated pursuant to its terms and (c) the termination of this Agreement upon written consent of Parent and the Company.

3. Voting Support. At any meeting of the members of the Company or stockholders of Parent, as may be necessary, however called (including any adjournment or postponement thereof), and in any action by written resolution of the members of the Company or stockholders of Parent, as applicable, each Holder hereby unconditionally and irrevocably agrees to (a) if applicable, appear at each such meeting or otherwise cause all of its Company Units or Parent Common Stock, as applicable, to be counted as present thereat for purposes of calculating a quorum, (b) vote, and in any action by written resolution of the members of the Company or stockholders of Parent, as applicable, provide written consent with respect to, all of its Company Units or Parent Common Stock, as applicable, owned by such Holder in favor of (i) the approval and adoption of the Merger Agreement, (ii) the Transactions, and (iii) any other matter reasonably necessary to the consummation of the Transactions, and (c) vote, or cause to be voted, against or withhold written consent, or cause written consent to be withheld, with respect to, as applicable, any other matter, action or proposal that would reasonably be expected to result in (i) a material breach of any of the Company’s or Parent’s, or their respective Affiliates’ covenants, agreements or obligations under the Merger Agreement, as applicable or (ii) any of the conditions to the Closing of the Company or Parent, or their respective Affiliates, set forth in Sections 9.1, 9.2 or 9.3 of the Merger Agreement, as applicable, not being satisfied.

4. Holder Representations and Warranties. Each Holder, severally and not jointly, hereby represents and warrants as of the date hereof that:

(a) such Holder (i) is the beneficial and record owner of the number of Company Units or shares of Parent Common Stock, as the case may be, set forth opposite such Holder’s name on the signature pages hereto, and (ii) has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform all of such Holder’s obligations hereunder;

(b) this Agreement has been duly and validly executed and delivered by such Holder and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, this Agreement constitutes, a legal, valid and binding obligation of such Holder enforceable against it in accordance with its terms;

(c) the execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of such Holder, or (ii) violate or conflict with any provision of, or result in the breach of, or default under any Law or Governmental Order applicable to such Holder;

(d) such Holder has received and reviewed a copy of the Merger Agreement and has reviewed the Parent SEC Filings, including, without limitation, Parent’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024;

(e) such Holder has been given the opportunity to (i) to ask questions and receive answers concerning the terms and conditions of the Transactions and the Merger Agreement and the Ancillary Agreements, and the Company’s business, management and financial affairs following the Transactions, (ii) perform its own independent investigation, and (iii) obtain additional information in order to evaluate the merits and risks of the Transactions and the business of the combined company following the Transactions;

(f) such Holder recognizes that an investment in Parent Common Stock following the Transactions involves certain risks and uncertainties, including, without limitation generally the risks and uncertainties disclosed in the Parent SEC Filings, and specifically the risk that the price at which the Parent Common Stock will trade at any time in the future following the Transactions may be significantly lower than the price attributed to such Parent Common Stock in the Transactions, and accordingly there can be no assurance as to the price at which such Holder may be able to sell its Parent Common Stock; and

(g) such Holder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of entering in this Agreement, the Ancillary Agreements, and the transactions contemplated hereby and thereby, and is capable of bearing the economic risks of entering into this Agreement and owning shares of Parent Common Stock following the Transactions.

5. Covenant Not to Sue. Each Holder, for itself and each of its Affiliates, officers, directors, managers, employees, members, stockholders, agents, successors and assigns, covenants and agrees to the fullest extent permitted by law, that neither such Holder or any other such Person will, at any time pursue, cause, or knowingly permit the prosecution of any state, federal, or foreign court, or before any local, state, federal, or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature or character whatsoever, in each case to the extent arising up to and including the earlier of the Closing Date and the termination of the Merger Agreement, which such Holder or such other Person may have against the Parent, the Company or any of their respective Affiliates, officers, directors, employees, stockholders, agents, successors and assigns (collectively, the “Covered Persons”); provided, however, that this Section 5 shall not apply (a) with respect to the rights or obligations of any Covered Person under the Merger Agreement or any Ancillary Agreement, or (b) in the event of actual fraud or willful misconduct.

2

6. Appraisal Rights Waiver. Each Holder hereby irrevocably and unconditionally waives, and agrees to cause to be waived, any rights to seek appraisal, rights of dissent or any similar rights in connection with the Merger Agreement and the Transactions that such Holder may have with respect to the Company Units or Parent Common Stock, as applicable, owned beneficially or of record by such Holder.

7. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby; provided, however, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties hereto under the Merger Agreement or any Ancillary Agreements. Without limiting the foregoing, this Agreement replaces in its entirety that certain Support Agreement, dated February 21, 2024, which is terminated effective upon the full execution and delivery of this Agreement.

8. Successors and Assigns. No party hereto may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Holder, their successors, heirs, and assigns, and permitted transferees, provided that any such permitted transferees execute a joinder to this Agreement in the form reasonably acceptable to the Company.

9. Third-Party Beneficiaries. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees, provided, however, that the Covered Parties shall constitute third-party beneficiaries solely for the purposes of Section 5.

10. Counterparts; Electronic Signatures. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf,” “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable Law.

3

11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) when delivered in person, when delivered by e-mail (having obtained electronic delivery confirmation thereof), or when sent by registered or certified mail (postage prepaid, return receipt requested) upon receipt thereof, to the other parties hereto as follows:

If to Parent, to:	With a copy (which will not constitute notice) to:

AltEnergy Acquisition Corp.	Morrison Cohen LLP
600 Lexington Avenue, 9th Floor	909 Third Avenue, 27th Floor
New York, NY 10022	New York, NY 10022
Attn: Russell Stidolph (email:	Attn: Jack Levy (email: jlevy@morrisoncohen.com)
rstidolph@altenergyllc.com)	Walter Rahmey (email: wrahmey@morrisoncohen.com)

If to the Company, to:	With a copy (which shall not constitute notice) to:

Car Tech, LLC	Dorsey & Whitney LLP
600 Car Tech Dr.	1400 Wewatta St #400
Opelika, AL 26801	Denver, CO 80202
Attn: Jonghoon Ha (email:	Attn: Anthony Epps (email: epps.anthony@dorsey.com)
jhha@shym.co.kr)	Dan Miller (email: miller.dan@dorsey.com)

If to a Holder, to the address set forth below such Holder’s name on the signature page to this Agreement.

12. Termination. This Agreement shall automatically terminate and have no further force and effect upon the Expiration Time, except the provisions of Section 5 and Sections 7 through 13 shall survive such termination and remain in full force and effect.

13. Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

14. Amendments and Waivers. This Agreement may be amended or modified only with the written consent of Parent, the Company and the Majority Holders. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. As used herein, “Majority Holders” means, as of any point in time, (i) the holders of a majority of the Company Units held by the Company Members as of the date hereof, (ii) the holders of a majority of the shares of Parent Common Stock held by the Sponsor as of the date hereof, (iii) the Sponsor and (iv) to the extent any amendment or modification would have a disproportionate adverse effect on any Holder relative to the other Holders, such Holder.

15. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

16. Governing Law. This Agreement, the rights of the parties hereunder, and all Actions arising in whole or in part under or in connection herewith, shall be governed by and construed in accordance with the internal Laws

4

of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. The provisions of Section 11.6 (Governing Law) and Section 11.14 (Jurisdiction; Waiver of Jury Trial) of the Merger Agreement are expressly incorporated herein and shall apply to this Agreement mutatis mutandis, with references to the Merger Agreement in such provisions deemed to reference this Agreement and references to the “Parties” in such provisions deemed to reference the parties hereto.

[no further text on this page]

5

IN WITNESS WHEREOF, each of the parties hereto has caused this Support Agreement to be duly executed as of the date first above written.

PARENT:

AltEnergy Acquisition Corp.

By:	/s/ Russell Stidolph
Name:	Russell Stidolph
Title:	Chief Executive Officer

THE COMPANY:

Car Tech, LLC

By:	/s/ Jonghoon Ha
Name:	Jonghoon Ha
Title:	Executive Director

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Support Agreement to be duly executed as of the date first above written.

HOLDER:

Name of Holder:

By:

Name:

Title:

Number and Type of Securities:

Company Units:

Parent Common Stock:

Address:

Telephone:

Email:

[Signature Page to Support Agreement]

Annex F

FORM OF MERGER WARRANT AGREEMENT

THIS MERGER WARRANT AGREEMENT (this “Agreement”), dated as of [*], 2025, is by and between Car Tech [*] Inc. (formerly known as AltEnergy Acquisition Corp.), a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as Merger Warrant agent (the “Merger Warrant Agent” and, in its capacity as transfer agent, referred to herein as the “Transfer Agent”).

WHEREAS, the Company is a party to that certain Amended and Restated Agreement and Plan of Merger, dated as of    , 2025; by and between the Company, Car Tech Acquisition Corp., Car Tech Merger Sub, LLC, Car Tech Merger Sub II, LLC and Car Tech, LLC (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, the Company agreed to issue to the members of Car Tech, LLC (each a “Car Tech Member”) as part of the Merger Consideration (as defined in the Merger Agreement), and aggregate six million (6 million) Merger Warrants (the “Merger Warrants”);

WHEREAS, the Company desires the Merger Warrant Agent to act on behalf of the Company, and the Merger Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Merger Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Merger Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Merger Warrant Agent, and the holders of the Merger Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to authorize the execution and delivery of this Agreement and to make the Merger Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Merger Warrant Agent (if a physical certificate is issued), as provided herein, the valid, binding and legal obligations of the Company.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Appointment of Merger Warrant Agent.

The Company hereby appoints the Merger Warrant Agent to act as agent for the Company for the Merger Warrants, and the Merger Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.	Merger Warrants.

2.1 Form of Merger Warrant. Each Merger Warrant shall initially be issued in registered form only.

2.2 Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Merger Warrant Agent pursuant to this Agreement, a Definitive Merger Warrant Certificate shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3 Registration.

2.3.1 Merger Warrant Register. The Merger Warrant Agent shall maintain books (the “Merger Warrant Register”) for the registration of original issuance and the registration of transfer of the Merger Warrants. Upon the initial issuance of the Merger Warrants, the Merger Warrant Agent shall issue and register the Merger Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Merger Warrant Agent by the Company. Ownership of beneficial interests in the Merger Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by institutions that have accounts with The Depository Trust Company (the “Depositary”) (such institution, with respect to a Merger Warrant in its account, a “Participant”).

If the Depositary subsequently ceases to make its book-entry settlement system available for the Merger Warrants, the Company may instruct the Merger Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Merger Warrants are not eligible for, or it is no longer necessary to have the Merger Warrants available in, book-entry form, the Merger Warrant Agent shall provide written instructions to the Depositary to deliver to the Merger Warrant Agent for cancellation each book-entry Merger Warrant, and the Company shall instruct the Merger Warrant Agent to deliver to the Depositary definitive certificates in physical form evidencing such Merger Warrants (“Definitive Merger Warrant Certificates”) which shall be in the form annexed hereto as Exhibit A.

Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the President, the Chief Executive Officer, the Chief Financial Officer, the Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Merger Warrant shall have ceased to serve in the capacity in which such person signed the Merger Warrant before such Merger Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.3.2 Registered Holder. Prior to due presentment for registration of transfer of any Merger Warrant, the Company and the Merger Warrant Agent may deem and treat the person in whose name such Merger Warrant is registered in the Merger Warrant Register (the “Registered Holder”) as the absolute owner of such Merger Warrant and of each Merger Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical certificate made by anyone other than the Company or the Merger Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Merger Warrant Agent shall be affected by any notice to the contrary.

2.4 No Fractional Merger Warrants. The Company shall not issue fractional Merger Warrants.

3.	Terms and Exercise of Merger Warrants.

3.1 Merger Warrant Price. Each Merger Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Merger Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $11.50 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Merger Warrant Price” as used in this Agreement shall mean the price per share (including in cash or by payment of Merger Warrants pursuant to a “cashless exercise” to the extent permitted hereunder) at which shares of Common Stock may be purchased at the time a Merger Warrant is exercised. The Company in its sole discretion may lower the Merger Warrant Price (including by allowing “cashless exercise”) at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days, provided, that the Company shall provide at least three (3) days prior written notice of such reduction to Registered Holders of the Merger Warrants and, provided further that any such reduction shall be identical among all of the Merger Warrants.

3.2 Duration of Merger Warrants. A Merger Warrant may be exercised only during the period (the “Exercise Period”) (A) commencing on the date that is thirty (30) days following the date Merger Warrants are first issued pursuant to this Agreement, and (B) terminating at the earliest to occur of (x) 5:00 p.m., New York City time, on the date that is five (5) years after such date, or (y) other than with respect to Merger Warrants to the extent then held by the Car Tech Members or their Permitted Transferees (as defined below), with respect to a redemption pursuant to Section 6.1 hereof, 5:00 p.m., New York City time on the Redemption Date (as defined below) as provided in Section 6.2 hereof (the “Expiration Date”); provided, however, that the exercise of any Merger Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below, with respect to an effective registration statement or a valid exemption therefrom being available. Except with respect to the right to receive the Redemption Price (as defined below) (other than with respect to a Merger Warrant then held by a Car Tech Member or a Permitted Transferee in connection with a redemption pursuant to Section 6.1 hereof) in the event of a redemption (as set forth in Section 6 hereof), each outstanding Merger Warrant (other than a Merger Warrant then held by a Car Tech Member or a Permitted Transferee in the event of

2

a redemption pursuant to Section 6.1 hereof) not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m., New York City time, on the Expiration Date. The Company in its sole discretion may extend the duration of the Merger Warrants by delaying the Expiration Date; provided, that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Merger Warrants and, provided further that any such extension shall be identical in duration among all the Merger Warrants.

3.3 Exercise of Merger Warrants.

3.3.1 General. Subject to the provisions of the Merger Warrant and this Agreement, a Merger Warrant may be exercised by the Registered Holder thereof by delivering to the Merger Warrant Agent at its corporate trust department (i) the Definitive Merger Warrant Certificate evidencing the Merger Warrants to be exercised, or, in the case of a Merger Warrant represented by a book-entry, the Merger Warrants to be exercised (the “Book-Entry Merger Warrants”) on the records of the Depositary to an account of the Merger Warrant Agent at the Depositary designated for such purposes in writing by the Merger Warrant Agent to the Depositary from time to time, (ii) an election to purchase any share of Common Stock pursuant to the exercise of a Merger Warrant, properly completed and executed by the Registered Holder on the reverse of the Definitive Merger Warrant Certificate or, in the case of a Book-Entry Merger Warrant, properly delivered by the Participant in accordance with the Depositary’s procedures, and (iii) the payment in full of the Merger Warrant Price for each share of Common Stock as to which the Merger Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Merger Warrant, the exchange of the Merger Warrant for the shares of Common Stock and the issuance of such shares of Common Stock, as follows:

(a)  in lawful money of the United States, in good certified check or wire payable to the Merger Warrant Agent;

(b)  in the event of a redemption pursuant to Section 6.1 hereof in which the Company’s board of directors (the “Board”) has elected to require all holders of the Merger Warrants to exercise such Merger Warrants on a “cashless basis,” by surrendering the Merger Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Merger Warrants, multiplied by the excess of the “Fair Market Value”, as defined in this subsection 3.3.1(b), over the Merger Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(b), Section 6.1 and Section 6.3, the “Fair Market Value” shall mean the average closing price of the Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Merger Warrants, pursuant to Section 6.1 hereof;

(c) with respect to any Merger Warrant held by the Car Tech Members or a Permitted Transferee (as defined below), by surrendering Merger Warrants exercisable for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Merger Warrants, multiplied by the excess of the “Merger Exercise Fair Market Value”, as defined in this subsection 3.3.1(c), over the Merger Warrant Price by (y) the “Merger Exercise Fair Market Value”. Solely for purposes of this subsection 3.3.1(c), the “Merger Exercise Fair Market Value” shall mean the average last reported sale price of the Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which notice of exercise of the Merger Warrant is sent to the Merger Warrant Agent; or

(d) on a cashless basis, as provided in Section 7.4 hereof.

For purposes hereof, with respect to any Transfer by a Car Tech Member or Permitted Transferee thereof, “Permitted Transferees” shall include the following:

(1) the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any affiliate of a Car Tech Member or any employees of such affiliates, or any member(s) of such Car Tech Member or any affiliates of such members;

3

(2) in the case of an individual, a member of such individual’s immediate family or a trust, the beneficiary of which is a member of such individual’s immediate family, or an affiliate of such individual or a charitable organization;

(3) in the case of an individual, any Person(s) receiving such Merger Warrants by virtue of the laws of descent and distribution upon death of such individual;

(4) in the case of an individual, any Person(s) receiving such Merger Warrants pursuant to a qualified domestic relations order;

(5) in the case of a Car Tech Member, any Person(s) receiving such Merger Warrants by virtue of the laws of such entity’s jurisdiction of formation or the entity’s governing documents upon dissolution of such entity; or

(6) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having a right to exchange their shares of Common Stock for cash, securities or other property, any Person(s) participating in such exchange;

provided, however, that in each case the Merger Warrant Agent shall be presented with written documentation pursuant to which any such prospective Permitted Transferee must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Agreement.

3.3.2 Issuance of Shares of Common Stock upon Exercise. As soon as practicable after the exercise of any Merger Warrant and the clearance of the funds in payment of the Merger Warrant Price (if payment is pursuant to subsection 3.3.1(a)), the Company shall issue to the Registered Holder of such Merger Warrant a book-entry position or certificate, as applicable, for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Merger Warrant shall not have been exercised in full, a new book-entry position or countersigned Merger Warrant Certificate, as applicable, for the number of shares of Common Stock as to which such Merger Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Merger Warrant and shall have no obligation to settle such Merger Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Merger Warrants is then effective and a prospectus relating thereto is current or a valid exemption from registration being available. No Merger Warrant shall be exercisable and the Company shall not be obligated to issue shares of Common Stock upon exercise of a Merger Warrant unless the Common Stock issuable upon such Merger Warrant exercise has been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Registered Holder of the Merger Warrants. Subject to Section 4.6 of this Agreement, a Registered Holder of Merger Warrants may exercise its Merger Warrants only for a whole number of shares of Common Stock. The Company may require holders of Merger Warrants to settle the Merger Warrant on a “cashless basis” pursuant to Section 7.4. If, by reason of any exercise of Merger Warrants on a “cashless basis”, the holder of any Merger Warrant would be entitled, upon the exercise of such Merger Warrant, to receive a fractional interest in a share of Common Stock, the Company shall round down to the nearest whole number, the number of shares of Common Stock to be issued to such holder.

3.3.3 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Merger Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

3.3.4 Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares of Common Stock on the date on which the Merger Warrant, or book-entry position representing such Merger Warrant, was surrendered and payment of the Merger Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Merger Warrant, except that, if

4

the date of such surrender and payment is a date when the share transfer books of the Company or book-entry system of the Merger Warrant Agent are closed, such person shall be deemed to have become the holder of such shares of Common Stock at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

3.3.5 Maximum Percentage. A holder of a Merger Warrant may notify the Company in writing in the event he, she or it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Merger Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Merger Warrant Agent shall not effect the exercise of the holder’s Merger Warrant, and such holder shall not have the right to exercise such Merger Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Merger Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by such holder) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and his, her or its affiliates or any such other person or group shall include the number of shares of Common Stock issuable upon exercise of the Merger Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Merger Warrant beneficially owned by such person and his, her or its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and his, her or its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this subsection 3.3.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this subsection 3.3.5, in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “Commission”)as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the holder of the Merger Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and his, her or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the holder of a Merger Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty first (61st) day after such notice is delivered to the Company.

4.	Adjustments.

4.1 Stock Dividends.

4.1.1 Split-Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Merger Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of the Common Stock entitling holders to purchase shares of Common Stock at a price less than the “Historical Fair Market Value” (as defined below) shall be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into

5

or exercisable for the Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Historical Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Historical Fair Market Value” means the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. No shares of Common Stock shall be issued at less than their par value.

4.1.2 Extraordinary Dividends. If the Company, at any time while the Merger Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Common Stock on account of such shares of Common Stock (or other shares of the Company’s capital stock into which the Merger Warrants are convertible), other than (a) as described in subsection 4.1.1 above, or (b) Ordinary Cash Dividends (as defined below), (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Merger Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Merger Warrant Price or to the number of shares of Common Stock issuable on exercise of each Merger Warrant) does not exceed $0.50.

4.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Merger Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

4.3 Adjustments in Exercise Price.

4.3.1 Whenever the number of shares of Common Stock purchasable upon the exercise of the Merger Warrants is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the Merger Warrant Price shall be adjusted (to the nearest cent) by multiplying such Merger Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Merger Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

4.3.2 If (x) the Company issues additional shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Common Stock, with such issue price or effective issue price to be determined in good faith by the Board (and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any shares of Class B common stock of the Company, par value $0.0001 per share (the “Class B common stock”), held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Common

6

Stock during the twenty (20) trading day period starting on the trading day prior to the day on which the Company consummates an initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the Merger Warrant Price will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price (as described in Section 6.1) will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

4.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under Section 4.1 or Section 4.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Merger Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Merger Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Merger Warrants would have received if such holder had exercised his, her or its Merger Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Merger Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Common Stock, the holder of a Merger Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Merger Warrant holder had exercised the Merger Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided, further, that if less than 70% of the consideration receivable by the holders of the Common Stock in the applicable event is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Merger Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Merger Warrant Price shall be reduced by an amount (in dollars) (but in no event less than zero) equal to the difference of (i) the Merger Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Merger Warrant Value (as defined below). The “Black-Scholes Merger Warrant Value” means the value of a Merger Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Merger Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) Section 6 of this Agreement shall be taken into account, (2) the price of each share of Common Stock shall be the volume weighted average price of the

7

Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (3) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Merger Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the Common Stock consists exclusively of cash, the amount of such cash per share of Common Stock, and (ii) in all other cases, the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in shares of Common Stock covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Merger Warrant Price be reduced to less than the par value per share issuable upon exercise of the Merger Warrant.

4.5 Notices of Changes in Merger Warrant. Upon every adjustment of the Merger Warrant Price or the number of shares of Common Stock issuable upon exercise of a Merger Warrant, the Company shall give written notice thereof to the Merger Warrant Agent, which notice shall state the Merger Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of a Merger Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice of the occurrence of such event to each holder of a Merger Warrant, at the last address set forth for such holder in the Merger Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares of Common Stock upon the exercise of Merger Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Merger Warrant would be entitled, upon the exercise of such Merger Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to such holder.

4.7 Form of Merger Warrant. The form of Merger Warrant need not be changed because of any adjustment pursuant to this Section 4, and Merger Warrants issued after such adjustment may state the same Merger Warrant Price and the same number of shares of Common Stock as is stated in the Merger Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Merger Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Merger Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Merger Warrant or otherwise, may be in the form as so changed.

4.8 Other Events. In case any event shall occur affecting the Company as to which none of the provisions of the preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Merger Warrants in order to (i) avoid an adverse impact on the Merger Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent registered public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Merger Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Merger Warrants in a manner that is consistent with any adjustment recommended in such opinion.

8

5.	Transfer and Exchange of Merger Warrants.

5.1 Registration of Transfer. The Merger Warrant Agent shall register the transfer, from time to time, of any outstanding Merger Warrant upon the Merger Warrant Register, upon surrender of such Merger Warrant for transfer, in the case of certificated Merger Warrants, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Merger Warrant representing an equal aggregate number of Merger Warrants shall be issued and the old Merger Warrant shall be cancelled by the Merger Warrant Agent. In the case of certificated Merger Warrants, the Merger Warrants so cancelled shall be delivered by the Merger Warrant Agent to the Company from time to time upon request.

5.2 Procedure for Surrender of Merger Warrants. Merger Warrants may be surrendered to the Merger Warrant Agent, together with a written request for exchange or transfer, and thereupon the Merger Warrant Agent shall issue in exchange therefor one or more new Merger Warrants as requested by the Registered Holder of the Merger Warrants so surrendered, representing an equal aggregate number of Merger Warrants; provided, however, that except as otherwise provided herein or with respect to any Book-Entry Merger Warrant, each Book-Entry Merger Warrant may be transferred only in whole and only to the Depositary, to another nominee of the Depositary, to a successor depository, or to a nominee of a successor depository; provided further, however that in the event that a Merger Warrant surrendered for transfer bears a restrictive legend (as in the case of the Merger Warrants initially issued to Car Tech Members), the Merger Warrant Agent shall not cancel such Merger Warrant and issue new Merger Warrants in exchange thereof until the Merger Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Merger Warrants must also bear a restrictive legend.

5.3 Fractional Merger Warrants. The Merger Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a Definitive Merger Warrant Certificate or book-entry position for a fraction of a Merger Warrant.

5.4 Service Charges. No service charge shall be made for any exchange or registration of transfer of Merger Warrants.

5.5 Merger Warrant Execution and Countersignature. The Merger Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Merger Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Merger Warrant Agent, shall supply the Merger Warrant Agent with Merger Warrants duly executed on behalf of the Company for such purpose.

6.	Redemption.

6.1 Redemption of Merger Warrants When the Price per Share of Common Stock Equals or Exceeds $18.00. Subject to Section 6.4 hereof, not less than all of the outstanding Merger Warrants may be redeemed at the option of the Company at any time during the Exercise Period, at the office of the Merger Warrant Agent, upon notice to the Registered Holders of the Merger Warrants, as described in Section 6.2 below, at a Redemption Price of $0.01 per Merger Warrant, provided that (a) the Reference Value (as defined below) equals or exceeds $18.00 per share (subject to adjustment in compliance with Section 4 hereof) and (b) there is an effective registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Merger Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Section 6.2 below) or the Company has elected to require the exercise of the Merger Warrants on a “cashless basis” pursuant to subsection 3.3.1. In addition, subject to Section 6.4 hereof, the Merger Warrants shall be redeemed if the Company exercises its option to redeem the Public Warrants pursuant to Article 6 of that certain Warrant Agreement dated as of October 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company as the Warrant Agent thereunder.

9

6.2 Date Fixed for, and Notice of, Redemption; Redemption Price; Reference Value. In the event that the Company elects to redeem the Merger Warrants, pursuant to Section 6.1, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the Redemption Date (the “30-day Redemption Period”) to the Registered Holders of the Merger Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice. As used in this Agreement, (a) “Redemption Price” shall mean the price per Merger Warrant at which any Merger Warrants are redeemed pursuant to Section 6.1 and (b) “Reference Value” shall mean the last reported sales price of the shares of Common Stock for any twenty (20) trading days within the thirty (30) trading-day period ending on the third trading day prior to the date on which notice of the redemption is given.

6.3 Exercise After Notice of Redemption. The Merger Warrants may be exercised, for cash at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the Redemption Date. On and after the Redemption Date, the record holder of the Merger Warrants shall have no further rights except to receive, upon surrender of the Merger Warrants, the Redemption Price.

6.4 Exclusion of Merger Warrants. The Company agrees that the redemption rights provided in Section 6.1 hereof shall not apply to the Merger Warrants if and to the extent that at the time of the redemption such Merger Warrants continue to be held by the Car Tech Members or their Permitted Transferees. However, once such Merger Warrants are transferred (other than to Permitted Transferees), the Company may redeem the Merger Warrants pursuant to Section 6.1 hereof, provided that the criteria for redemption are met, including the opportunity of the holder of such Merger Warrants to exercise the Merger Warrants prior to redemption pursuant to Section 6.3 hereof.

7.	Other Provisions Relating to Rights of Holders of Merger Warrants.

7.1 No Rights as Stockholder. A Merger Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

7.2 Lost, Stolen, Mutilated, or Destroyed Merger Warrants. If any Merger Warrant is lost, stolen, mutilated, or destroyed, the Company and the Merger Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Merger Warrant, include the surrender thereof), issue a new Merger Warrant of like denomination, tenor, and date as the Merger Warrant so lost, stolen, mutilated, or destroyed. Any such new Merger Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Merger Warrant shall be at any time enforceable by anyone.

7.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that shall be sufficient to permit the exercise in full of all outstanding Merger Warrants issued pursuant to this Agreement.

7.4 Cashless Exercise at Company’s Option. If the Common Stock is at the time of any exercise of a Merger Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor statute), the Company may, at its option, (i) require holders of Merger Warrants who exercise Merger Warrants to exercise such Merger Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor statute) and (ii) in the event the Company so elects, the Company shall (x) not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Common Stock issuable upon exercise of the Merger Warrants, notwithstanding anything in this Agreement to the contrary and (y) use commercially reasonable efforts to register or qualify for sale the Common Stock issuable upon exercise of the Merger Warrant under applicable blue sky laws of the state of residence of the holder to the extent an exemption is not available.

10

8.	Concerning the Merger Warrant Agent and Other Matters.

8.1 Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Merger Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of the Merger Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Merger Warrants or such shares of Common Stock.

8.2 Resignation, Consolidation, or Merger of Merger Warrant Agent.

8.2.1 Appointment of Successor Merger Warrant Agent. The Merger Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Merger Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Merger Warrant Agent in place of the Merger Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Merger Warrant Agent or by the holder of a Merger Warrant (who shall, with such notice, submit his, her or its Merger Warrant for inspection by the Company), then the holder of any Merger Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Merger Warrant Agent at the Company’s cost. Any successor Merger Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Merger Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Merger Warrant Agent with like effect as if originally named as Merger Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Merger Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Merger Warrant Agent all the authority, powers, and rights of such predecessor Merger Warrant Agent hereunder; and upon request of any successor Merger Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Merger Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2 Notice of Successor Merger Warrant Agent. In the event a successor Merger Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Merger Warrant Agent and the Transfer Agent for the Common Stock not later than the effective date of any such appointment.

8.2.3 Merger or Consolidation of Merger Warrant Agent. Any corporation into which the Merger Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Merger Warrant Agent shall be a party shall be the successor Merger Warrant Agent under this Agreement without any further act.

8.3 Fees and Expenses of Merger Warrant Agent.

8.3.1 Remuneration. The Company agrees to pay the Merger Warrant Agent reasonable remuneration for its services as such Merger Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Merger Warrant Agent upon demand for all expenditures that the Merger Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Merger Warrant Agent for the carrying out or performing of the provisions of this Agreement.

11

8.4 Liability of Merger Warrant Agent.

8.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Merger Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President, the Chief Executive Officer, the Chief Financial Officer, the Secretary or the Chairman of the Board of the Company and delivered to the Merger Warrant Agent. The Merger Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2 Indemnity. The Merger Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct, fraud or bad faith. The Company agrees to indemnify the Merger Warrant Agent and save it harmless against any and all liabilities, including judgments, out-of-pocket costs and reasonable outside counsel fees, for anything done or omitted by the Merger Warrant Agent in the execution of this Agreement, except as a result of the Merger Warrant Agent’s gross negligence, willful misconduct, fraud or bad faith.

8.4.3 Exclusions. The Merger Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Merger Warrant (except its countersignature thereof). The Merger Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Merger Warrant. The Merger Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Merger Warrant or as to whether any shares of Common Stock shall, when issued, be valid and fully paid and non-assessable.

8.5 Acceptance of Agency. The Merger Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Merger Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Merger Warrant Agent for the purchase of shares of Common Stock through the exercise of the Merger Warrants.

8.6 Waiver. The Merger Warrant Agent has no right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Merger Warrant Agent as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Merger Warrant Agent hereby waives any and all Claims against the Trust Account and any and all rights to seek access to the Trust Account.

9.	Miscellaneous Provisions.

9.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Merger Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

12

9.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Merger Warrant Agent or by the holder of any Merger Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Merger Warrant Agent), as follows:

Car Tech [*] Inc. (f/k/a AltEnergy Acquisition Corp.}

[*]

Attn: [*]

Email:

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Merger Warrant or by the Company to or on the Merger Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Merger Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attn: Compliance Department

With copies in each case to:

Morrison Cohen LLP

909 Third Avenue

New York, NY 10022

Attn: Jack Levy, Esq.

Email: jlevy@morrisoncohen.com

Attn: Anthony M. Saur, Esq.

Email: amsaur@morrisoncohen.com

Dorsey & Whitney LLP

1400 Wewatta St #400

Denver, CO 80202

Attention: Anthony Epps

Email: epps.anthony@dorsey.com

Attention: Dan Miller

Email: miller.dan@dorsey.com

9.3 Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement and of the Merger Warrants shall be governed in all respects by the laws of the State of New York. Subject to applicable law, the Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

13

Any person or entity purchasing or otherwise acquiring any interest in the Merger Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 9.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any Merger Warrant holder, such Merger Warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such Merger Warrant holder in any such enforcement action by service upon such Merger Warrant holder’s counsel in the foreign action as agent for such Merger Warrant holder.

9.4 Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Merger Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Merger Warrants.

9.5 Examination of the Merger Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Merger Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Merger Warrant. The Merger Warrant Agent may require any such holder to submit such holder’s Merger Warrant for inspection by the Merger Warrant Agent.

9.6 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8 Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder (i) for the purpose of curing any ambiguity or to correct any mistake, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders, and (ii) to provide for the delivery of Alternative Issuance pursuant to Section 4.4. All other modifications or amendments, including any amendment to increase the Merger Warrant Price or shorten the Exercise Period and any amendments to the terms of only the Merger Warrants, shall require the vote or written consent of the Registered Holders of 50% of the then outstanding Merger Warrants. Notwithstanding the foregoing, the Company may lower the Merger Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the Registered Holders.

9.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Exhibit A – Form of Definitive Merger Warrant Certificate

Exhibit B – Legend

[Signature Page Follows]

14

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CAR TECH [*] INC. (F/K/A ALTENERGY ACQUISITION CORP.)

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Merger Warrant Agent

By:
Name:
Title:

[Signature Page to Merger Warrant Agreement]

15

EXHIBIT A

FORM OF MERGER WARRANT CERTIFICATE

[FACE]

Number [●]

MERGER WARRANTS

THIS MERGER WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE MERGER WARRANT AGREEMENT DESCRIBED BELOW

CAR TECH [*] INC. (F/K/A ALTENERGY ACQUISITION CORP. )

Incorporated Under the Laws of the State of Delaware

CUSIP [●]

Merger Warrant Certificate

9.9.1 This Merger Warrant Certificate certifies that      , or its registered assigns, is the registered holder of       Merger Warrant(s) evidenced hereby (the “Merger Warrants” and each, a “Merger Warrant”) to purchase shares of Common Stock, $0.0001 par value per share (“Common Stock”), of Car Tech[*] Inc. (formerly known as AltEnergy Acquisition Corp.), a Delaware corporation (the “Company”). Each Merger Warrant entitles the holder, upon exercise during the period set forth in the Merger Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Merger Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Merger Warrant Agreement) of the United States of America upon surrender of this Merger Warrant Certificate and payment of the Exercise Price at the office or agency of the Merger Warrant Agent referred to below, subject to the conditions set forth herein and in the Merger Warrant Agreement. Defined terms used in this Merger Warrant Certificate but not defined herein shall have the meanings given to them in the Merger Warrant Agreement.

Each whole Merger Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. No fractional shares will be issued upon exercise of any Merger Warrant. If, upon the exercise of Merger Warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Merger Warrant holder. The number of shares of Common Stock issuable upon exercise of the Merger Warrants is subject to adjustment upon the occurrence of certain events set forth in the Merger Warrant Agreement.

The initial Exercise Price per share of Common Stock for any Merger Warrant is equal to $11.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Merger Warrant Agreement.

Subject to the conditions set forth in the Merger Warrant Agreement, the Merger Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Merger Warrants shall become void. The Merger Warrants may be redeemed, subject to certain conditions, as set forth in the Merger Warrant Agreement.

Reference is hereby made to the further provisions of this Merger Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Merger Warrant Certificate shall not be valid unless countersigned by the Merger Warrant Agent, as such term is used in the Merger Warrant Agreement.

This Merger Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

CAR TECH [*] INC. (f/k/a ALTENERGY ACQUISITION CORP.)

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Merger Warrant Agent

By:
Name:
Title:

17

EXHIBIT A-1

FORM OF MERGER WARRANT CERTIFICATE

[Reverse]

The Merger Warrants evidenced by this Merger Warrant Certificate are part of a duly authorized issue of Merger Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Merger Warrant Agreement dated as of    , 2021 (the “Merger Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as Merger Warrant agent (the “Merger Warrant Agent”), which Merger Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Merger Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Merger Warrants. A copy of the Merger Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Merger Warrant Certificate but not defined herein shall have the meanings given to them in the Merger Warrant Agreement.

Merger Warrants may be exercised at any time during the Exercise Period set forth in the Merger Warrant Agreement. The holder of Merger Warrants evidenced by this Merger Warrant Certificate may exercise them by surrendering this Merger Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Merger Warrant Agreement (or through “cashless exercise” as provided for in the Merger Warrant Agreement) at the principal corporate trust office of the Merger Warrant Agent. In the event that upon any exercise of Merger Warrants evidenced hereby the number of Merger Warrants exercised shall be less than the total number of Merger Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Merger Warrant Certificate evidencing the number of Merger Warrants not exercised.

Notwithstanding anything else in this Merger Warrant Certificate or the Merger Warrant Agreement, no Merger Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Common Stock is current, except through “cashless exercise” as provided for in the Merger Warrant Agreement.

The Merger Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Merger Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Merger Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Merger Warrant.

Merger Warrant Certificates, when surrendered at the principal corporate trust office of the Merger Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Merger Warrant Agreement, but without payment of any service charge, for another Merger Warrant Certificate or Merger Warrant Certificates of like tenor evidencing in the aggregate a like number of Merger Warrants.

Upon due presentation for registration of transfer of this Merger Warrant Certificate at the office of the Merger Warrant Agent a new Merger Warrant Certificate or Merger Warrant Certificates of like tenor and evidencing in the aggregate a like number of Merger Warrants shall be issued to the transferee(s) in exchange for this Merger Warrant Certificate, subject to the limitations provided in the Merger Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Merger Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Merger Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Merger Warrant Agent shall be affected by any notice to the contrary. Neither the Merger Warrants nor this Merger Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

19

EXHIBIT A-2

Election to Purchase

(To Be Executed Upon Exercise of Merger Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Merger Warrant Certificate, to receive       shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of Car Tech [*] Inc. (f/k/a AltEnergy Acquisition Corp.) (the “Company”) in the amount of $    in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of      , whose address is       and that such shares of Common Stock be delivered to       whose address is      . If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Merger Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of      , whose address is       and that such Merger Warrant Certificate be delivered to      , whose address is      .

In the event that the Merger Warrant is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(c) of the Merger Warrant Agreement, the number of shares of Common Stock that this Merger Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Merger Warrant Agreement.

In the event that the Merger Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Merger Warrant Agreement, the number of shares of Common Stock that this Merger Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Merger Warrant Agreement.

In the event that the Merger Warrant may be exercised, to the extent allowed by the Merger Warrant Agreement, through cashless exercise (i) the number of shares of Common Stock that this Merger Warrant is exercisable for would be determined in accordance with the relevant section of the Merger Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Merger Warrant Certificate, through the cashless exercise provisions of the Merger Warrant Agreement, to receive shares of Common Stock. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Merger Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of      , whose address is       and that such Merger Warrant Certificate be delivered to      , whose address is      .

[Signature Page Follows]

Date: , 20
(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

21

EXHIBIT B

LEGEND

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE [*] AGREEMENT BY AND AMONG [*] AND THE OTHER PARTIES THERETO, THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD OR TRANSFERRED EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 3 OF THE MERGER WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.”

Annex G

Execution Version

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of February [●], 2025, by and between AltEnergy Acquisition Corp., a Delaware corporation (“Parent”), Car Tech, LLC, an Alabama limited liability company (the “Company”), and the undersigned (“Holder”).

WHEREAS, as of the date hereof, Holder is a holder of Company Units, shares of Parent Common Stock or Parent Private Warrants, as applicable, in such amounts as set forth underneath Holder’s name on the signature page hereto;

WHEREAS, concurrently with the execution of this Agreement, Company, Parent, Car Tech Merger Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub I”) and Car Tech Merger Sub II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub II”), are entering into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things (a) Merger Sub I will merge with and into the Company, the separate limited liability company existence of Merger Sub I will cease, and the Company will be the surviving company (the “First Merger Surviving Company”) and a direct wholly-owned subsidiary of Parent (the “First Merger”), and (b) as soon as practicable following the First Merger, the First Merger Surviving Company will merge with and into Merger Sub II, the separate limited liability company existence of the First Merger Surviving Company will cease, and Merger Sub II will be the surviving company and a direct wholly-owned subsidiary of Parent;

WHEREAS, contemporaneously with the effective time of the First Merger, all Company Units will be converted into the right to receive shares of Parent Common Stock and warrants to purchase shares of Parent Common Stock (such warrants, the “Merger Warrants”); and

WHEREAS, pursuant to the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto desire to enter into this Agreement, pursuant to which:

a. (i) all shares of Parent Common Stock currently held by AltEnergy Acquisition Sponsor, LLC, a Delaware limited liability company and the sponsor of Parent (the “Sponsor”), or B. Riley Principal Investments, LLC, a Delaware limited liability company (“B. Riley”), or to be held by the Sponsor or B. Riley immediately following the Closing, and (ii) all shares of Parent Common Stock to be held by the Company Members immediately following the Closing (clauses (i) and (ii) collectively, the “Restricted Securities”), shall be or shall become, as applicable, subject to the restrictions set forth in Section 2 hereof; provided however, that the Restricted Securities shall exclude (A) 500,000 shares of Parent Common Stock currently held by Sponsor (the “Unrestricted Sponsor Shares”), which Unrestricted Sponsor Shares shall not be subject to the restrictions set forth in Section 2 hereof so long as (I) such shares are not held by Sponsor or its Affiliates as of the Closing or immediately thereafter, and (II) Sponsor notifies Parent in writing prior to the Closing of the names of the holders of such Unrestricted Sponsor Shares and the allocation of such Unrestricted Sponsor Shares to such holders; and (B) 500,000 shares of Parent Common Stock to be acquired by Company Members (“Unrestricted Company Member Shares”), which Unrestricted Company Member Shares shall not be subject to the restrictions set forth in Section 2 hereof so long as (I) such shares are not held by Shinyoung or its Affiliates as of the Closing or immediately thereafter, and (II) the Company notifies Parent in writing prior to the Closing of the names of the holders of such Unrestricted Company Member Shares and the allocation of such Unrestricted Company Member Shares to such holders;

b. (i) 4,000,000 of the shares of Parent Common Stock constituting Restricted Securities to be held by the Sponsor immediately following the Closing (the “Sponsor Earnout Shares”) and (ii) 4,000,000 of the Restricted Securities designated as “Earnout Shares” under the Merger Agreement to be held by the Company Members immediately following the Closing (the “Company Member Earnout Shares”; and together with the Sponsor Earnout Shares, the “Earnout Shares”) shall become subject to the special restrictions set forth in Section 3 hereof upon the Closing; and

c. (i) the Sponsor Earnout Shares and (ii) 500,000 shares of Parent Common Stock of the remaining Restricted Securities held by Sponsor (collectively, the “Special Restricted Securities”) shall become subject to the special restrictions set forth in Section 4 hereof upon the Closing.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement

2. Lock-Up.

a. Except as expressly provided otherwise herein, Holder hereby agrees not to Transfer (as defined below) any Restricted Securities until the expiration of the Lock-Up Period (as defined below) (such restrictions, the “Lock-Up”).

b. The Lock-Up shall not apply to any Transfer of Restricted Securities that constitutes a Permitted Transfer (as defined below); provided, however, that any such Transfer shall be conditioned upon the transferee executing and delivering to Parent an agreement, in substantially the same form as this Agreement, acknowledging that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement (as if the transferee were Holder hereunder), and there shall be no further Transfer of such Restricted Securities except in accordance with this Agreement.

As used herein, “Transfer” means (i) the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any security, (ii) the entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) the public announcement of any intention to effect any transaction, including the filing of a registration statement, provided for in clauses (i) or (ii). For the avoidance of doubt, the exercise or conversion of a derivative security shall not constitute a “Transfer” under this Agreement; provided, however, that any shares of Parent Common Stock received upon such exercise or conversion of a derivative security shall constitute Restricted Securities hereunder.

As used in this Agreement, the term “Permitted Transfer” means a Transfer made: (A) in the case of a Holder that is an individual, (1) by gift to one of such Holder’s Family Members, (2) to an estate planning vehicle or trust, in either case the beneficiary of which is one or more of such Holder’s Family Members, (3) to a charitable organization, (4) by virtue of Laws of descent and distribution upon the death of such Holder or (5) pursuant to a qualified domestic relations order; (B) in the case of a Holder that is an entity, (1) by distributions from such Holder to its members, partners or stockholders, (2) by virtue of applicable Law or such Holder’s organizational documents upon liquidation or dissolution of such Holder or (3) to any employees, officers, directors or members of such Holder or any of its Affiliates or (C) to any Affiliate of Holder.

2

c. The Restricted Securities will automatically be released from the Lock-Up, without any action by any Person, as follows (the “Lock-Up Period”):

i. 50% of the Restricted Securities shall be released from the Lock-Up on the twelve-month anniversary of the Closing Date;

ii. 25% of the Restricted Securities shall be released from the Lock-Up on the eighteen-month anniversary of the Closing Date; and

iii. the final 25% of the Restricted Securities shall be released from the Lock-Up on the twenty-four-month anniversary of the Closing Date.

In addition to the foregoing, to the extent not previously released from the Lock-Up in accordance with the above schedule, all of the Restricted Securities will be released from the Lock-Up on the date on which, following the Closing, Parent completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Parent’s stockholders having the right to exchange their equity holdings in Parent for cash, securities or other property.

d. For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of Parent during the Lock-Up Period, the Earnout Period and, with respect to the Sponsor, the Shinyoung Guaranty Period (as defined below), including the right to vote and receive dividends with respect to the Restricted Securities (including those Restricted Securities that constitute Earnout Shares).

e. For the avoidance of doubt, notwithstanding the expiration of the Lock-Up Period as provided for in this Section 2, (i) any Earnout Shares for which the applicable Triggering Event (as defined below) has not yet occurred shall remain subject to the special restrictions as provided for in Section 3 hereof, and (ii) the Special Restricted Securities shall remain subject to the special restrictions as provided for in Section 4 hereof.

3. Earnout Shares.

a. No Holder shall Transfer all or any portion of a block of fifty percent (50%) of the Earnout Shares held by such Holder (i.e. for avoidance of doubt, 2,000,000 Sponsor Earnout Shares and 2,000,000 Company Member Earnout Shares held in the aggregate by all Company Members) (the “Block A Earnout Shares;” of which (i) ninety-two and one-half percent (92.5%) (i.e. for avoidance of doubt, 1,850,000 Sponsor Earnout Shares and 1,850,000 Company Member Earnout Shares held in the aggregate by all Company Members) shall be designated “Block A-1 Earnout Shares” and (ii) seven and one-half percent (7.5%) (i.e., for avoidance of doubt, 150,000 Sponsor Earnout Shares and 150,000 Company Member Earnout Shares held in the aggregate by all Company Members) shall be designated “Block A-2 Earnout Shares”), unless and until either (i) the closing price of shares of Parent Common Stock on the principal securities exchange or securities market on which the Parent Common Stock is then traded equals or exceeds $14.00 per share for any 20 trading days within any consecutive 30-trading day period during the Earnout Period (as defined below) or (ii) immediately prior to the consummation of a Block A Change of Control (as defined below) during the Earnout Period (each of clauses (i) and (ii), a “Block A Triggering Event”). If a Block A Triggering Event does not occur or a Block A Forfeiting Change of Control (as defined below) is consummated during the Earnout Period, the Block A Earnout Shares shall be automatically forfeited and cancelled for no consideration at the end of the Earnout Period or immediately prior to the consummation of such Block A Forfeiting Change of Control, as applicable.

b. No Holder shall Transfer all or any portion of the remaining Earnout Shares held by such Holder (the “Block B Earnout Shares”) unless and until either (i) the closing share price of shares of Parent Common Stock on the principal securities exchange or securities market on which the Parent Common Stock is then traded equals or exceeds $18.00 per share for any 20 trading days within any consecutive 30-trading day period during the Earnout Period or (ii) immediately prior to the consummation of a Block B Change of Control (as defined below) during the Earnout Period (each of clauses (i) and (ii), a “Block B Triggering Event”, and together with a Block A Triggering Event, a “Triggering Event”). If a Block B Triggering

3

Event does not occur or a Block B Forfeiting Change of Control (as defined below) is consummated during the Earnout Period, the Block B Earnout Shares shall be automatically forfeited and cancelled for no consideration at the end of the Earnout Period or immediately prior to the consummation of such Block B Forfeiting Change of Control, as applicable.

c. In the event of a Non-Triggering Change of Control, Parent and its Affiliates shall cause the purchaser or surviving entity in such transaction (to the extent not otherwise the Company) to assume the restrictions and conditions with respect to the Earnout Shares or other equity securities issued in exchange for the Earnout Shares set forth in Section 3(a) and 3(b), with appropriate adjustments as contemplated by Section 3(e) or as otherwise deemed necessary by the Board of Directors of Parent to maintain substantially equivalent terms of the Earnout Shares before and after the Non-Triggering Change of Control.

d. The restrictions set forth in Section 3(a) and 3(b) shall not apply to any Transfer of Earnout Shares that constitutes a Permitted Transfer; provided, however, that any such Transfer shall be conditioned upon the transferee executing and delivering to Parent an agreement, in substantially the same form as this Agreement, acknowledging that the transferee is receiving and holding the Earnout Shares subject to the provisions of this Agreement (as if the transferee were Holder hereunder), and there shall be no further Transfer of such Earnout Shares except in accordance with this Agreement.

e. Notwithstanding the foregoing or anything else herein to the contrary, if Parent shall, at any time or from time to time, after the date of the Merger Agreement effect a stock split, reverse stock split, stock dividend, reorganization, merger, recapitalization, reclassification, combination, exchange of shares or other similar change or transaction affecting the outstanding shares of Parent Common Stock, the numbers of Block A Earnout Shares and Block B Earnout Shares subject to the restrictions set forth in, and the stock price targets set forth in, Section 3(a) and Section 3(b) (included as embedded in the definitions of Block A Change of Control and Block B Change of Control) shall be equitably adjusted for such stock split, reverse stock split, stock dividend, reorganization, merger, recapitalization, reclassification, combination, exchange of shares or other similar change or transaction. Any adjustment under this Section 3 shall become effective at the close of business on the date the stock split, reverse stock split, stock dividend, reorganization, merger, recapitalization, reclassification, combination, exchange of shares or other similar change or transaction becomes effective.

f. As used herein:

i. “Block A Change of Control” means a Cashout Change of Control (as defined below) which implies a value per share of Parent Common Stock that equals or exceeds $14.00 per share, as determined by the Board of Directors of Parent in good faith after including all of the Block A Earnout Shares in such determination.

ii. “Block A Forfeiting Change of Control” means a Cashout Change of Control which implies a value per share of Parent Common Stock that is less than $14.00 per share, as determined by the Board of Directors of Parent in good faith after including all of the Block A Earnout Shares in such determination.

iii. “Block B Change of Control” means a Cashout Change of Control which implies a value per share of Parent Common Stock that equals or exceeds $18.00 per share, as determined by the Board of Directors of Parent in good faith after including all of the Block B Earnout Shares and Block A Earnout Shares (to the extent outstanding) in such determination.

iv. “Block B Forfeiting Change of Control” means a Cashout Change of Control which implies a value per share of Parent Common Stock that is less than $18.00 per share, as determined by the Board of Directors of Parent in good faith after including all of the Block B Earnout Shares and Block A Earnout Shares (to the extent outstanding) in such determination.

v. “Cashout Change of Control” means a Change of Control where all of the Parent Common Stock and other equity securities of Parent outstanding immediately prior to such Change of Control is

4

sold, transferred, exchanged or redeemed exclusively for cash, and not for other securities or non-cash consideration (other than non-cash consideration that is immaterial in the context of the overall transaction, as determined by the Board of Directors in good faith).

vi. “Change of Control” means, other than the transactions contemplated by the Merger Agreement, (A) any transaction or series of related transactions that results in any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring equity securities that represent more than 50% of the total voting power of Parent (for the avoidance of doubt, excluding Shinyoung, the Sponsor or their Affiliates), or (B) a sale or disposition of all or substantially all of the assets of Parent and its Subsidiaries on a consolidated basis, in each case that results in shares of Parent Common Stock being converted into cash or other consideration (including equity securities of another Person) (other than a transaction or series of related transactions where shares of Parent Common Stock are converted into equity securities of another Person who has substantially similar equity ownership to Parent immediately prior to such transaction or series of related transactions).

vii. “Earnout Period” means (A) with respect to the Block A-1 Earnout Shares, the period from (and excluding) the Closing Date to (and including) the day that is the fifth (5th) anniversary of the Closing Date, and (B) with respect to the Block A-2 Earnout Shares and the Block B Earnout Shares, the period from (and excluding) the Closing Date to (and including) the day that is the tenth (10th) anniversary of the Closing Date.

viii. “Non-Triggering Change of Control” means a Change of Control that does not constitute a Cashout Change of Control.

g. For the avoidance of doubt, notwithstanding the occurrence of a Triggering Event as provided for in this Section 3, (i) any Restricted Securities for which the applicable Lock-Up Period release date has not yet occurred shall remain subject to the Lock-Up as provided for in Section 2 hereof, and (ii) the Special Restricted Securities shall remain subject to the special restrictions as provided for in Section 4 hereof.

4. Special Restrictions Applicable to the Sponsor.

a. The Sponsor hereby agrees not to Transfer any Special Restricted Securities until the Shinyoung Guaranty has been terminated and neither Shinyoung nor any of its Affiliates guaranties any portion of the indebtedness that is incurred pursuant to the Transaction Financing (the “Shinyoung Guaranty Period”).

b. The restrictions set forth in Section 4(a) shall not apply to any Transfer of Special Restricted Securities that constitutes a Permitted Transfer; provided, however, that any such Transfer shall be conditioned upon the transferee executing and delivering to Parent an agreement, in substantially the same form as this Agreement, acknowledging that the transferee is receiving and holding the Special Restricted Securities subject to the provisions of this Agreement (as if the transferee were the Sponsor hereunder), and there shall be no further Transfer of such Special Restricted Securities except in accordance with this Agreement.

c. For the avoidance of doubt, notwithstanding the expiration of the Shinyoung Guaranty Period as provided for in this Section 4, (i) any Restricted Securities for which the applicable Lock-Up Period release date has not yet occurred shall remain subject to the Lock-Up as provided for in Section 2 hereof, and (ii) any Earnout Shares for which the applicable Triggering Event has not yet occurred shall remain subject to the special restrictions as provided for in Section 3 hereof.

d. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, this Section 4 shall not apply if the Shinyoung Guaranty is never entered into.

5. Miscellaneous.

a. Open Market Purchases. Notwithstanding any provision of this Agreement to the contrary, the Restricted Securities shall exclude, and the restrictions set forth in Section 2, Section 3 and Section 4 shall not apply to, any shares of Parent Common Stock acquired by Holder in open market transactions after the Closing Date.

5

b. Transfers.

i. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Parent shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose.

ii. Until the end of the Lock-Up Period, the Earnout Period, and, solely with respect to the Sponsor, the Shinyoung Guaranty Period, stop transfer orders shall be placed against the Restricted Securities and each certificate or book entry position statement evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF FEBRUARY [●], 2025, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

c. Termination of the Merger Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

d. Sponsor Operating Agreement. For purposes of clarification, as it relates to the Sponsor Earnout Shares, each of the Earnout Period and the Shinyoung Guaranty Period shall constitute a “Lockup Period” under that certain Amended and Restated Limited Liability Company Agreement of the Sponsor, dated as July 6, 2021, as it may be amended from time to time.

e. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of Parent and the Company.

f. Third Parties. Nothing contained in this Agreement shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or a successor or permitted assign of a party hereto.

g. Governing Law. This Agreement, the rights of the parties hereunder, and all Actions arising in whole or in part under or in connection herewith, shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. The provisions of Section 11.6 (Governing Law) and Section 11.14 (Jurisdiction; Waiver of Jury Trial) of the Merger Agreement are expressly incorporated herein and shall apply to this Agreement mutatis mutandis, with references to the Merger Agreement in such provisions deemed to reference this Agreement and references to the “Parties” in such provisions deemed to reference the parties hereto.

h. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6

i. Construction; Interpretation. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any such party.

j. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) when delivered in person, when delivered by e-mail (having obtained electronic delivery confirmation thereof), or when sent by registered or certified mail (postage prepaid, return receipt requested) upon receipt thereof, to the other parties hereto as follows:

If to Parent, to:	With a copy (which will not constitute notice) to:

AltEnergy Acquisition	Morrison Cohen LLP
600 Lexington Avenue, 9th Floor	909 Third Avenue, 27th Floor
New York, NY 10022	New York, NY 10022
Attn: Russell Stidolph	Attn: Jack Levy (email: jlevy@morrisoncohen.com)
(email: rstidolph@altenergyllc.com)	Walter Rahmey (email: wrahmey@morrisoncohen.com)

If to the Company, to:	With a copy (which shall not constitute notice) to:

Car Tech, LLC	Dorsey & Whitney LLP
600 Car Tech 1400	Wewatta St #400
Opelika, AL 26801	Denver, CO 80202
Attn: Jonghoon Ha	Attn: Anthony Epps (email: epps.anthony@dorsey.com)
(email: jhha@shym.co.kr)	Dan Miller (email: miller.dan@dorsey.com)

If to a Holder, to the address set forth below such Holder’s name on the signature page to this Agreement.

k. Amendments and Waivers. This Agreement may be amended or modified only with the written consent of Parent, the Company and the Majority Holders. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. As used herein, “Majority Holders” means (i) the holders of a majority of the Restricted Securities held by the Company Members immediately following the Closing (measured on a fully-diluted basis), (ii) the holders of a majority of the Restricted Securities held by the Sponsor and B. Riley immediately following the Closing (measured on a fully-diluted basis), (iii) the Sponsor and (iv) to the extent any amendment or modification would have a disproportionate adverse effect on any Holder relative to the other Holders, such Holder. For the avoidance of doubt, any changes to the terms of the Earnout Shares made pursuant to Section 3(c) shall not require approval pursuant to this Section 5(k).

l. Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Parent, and the Company will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Parent and the Company shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

7

m. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, however, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Agreements. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Parent and the Company, and or any of the obligations of Holder under any other agreement between Holder and Parent or the Company, or any certificate or instrument executed by Holder in favor of Parent or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or the Company or any of the obligations of Holder under this Agreement. Without limiting the foregoing, this Agreement replaces in its entirety the that certain Lock-Up Agreement, dated February 21, 2024, which is terminated effective upon the full execution and delivery of this Agreement.

n. Further Assurances. From time to time, at another party’s written request and without further consideration (but at the requesting party’s reasonable cost and expense), each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

o. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf,” “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable Law.

p. Sponsor Transfer. The Sponsor hereby represents to the Company Members that, as of the date hereof, the Sponsor is the record holder of (i) 5,500,000 shares of Parent Class A Common Stock, and (ii) Parent Private Warrants to acquire 7,600,000 shares of Parent Class A Common Stock (as well as 250,000 shares of Parent Class B Common Stock, which will be surrendered and forfeited to Parent pursuant to the Non-Redemption Agreements). In the event of a breach of the foregoing representation such that, as of the date hereof, the Sponsor is the record holder of a different number of shares of Parent Class A Common Stock or a different number of Parent Private Warrants, the Sponsor shall transfer to the Company Members a number of shares of Parent Class A Common Stock or Parent Private Warrants, as applicable, equal to the difference, with each Company Member receiving its pro rata portion of the Warrant Consideration in accordance with the number of Company Units held by the Company Members as of immediately prior to the Effective Time. Any such transfer shall occur promptly following written notice of such breach provided by the Company Members, provided, however, that no such transfer shall occur until after the Closing Date.

q. Termination of Warrant Transfer and Option Agreement. The parties hereto hereby terminate in its entirety the Warrant Transfer and Option Agreement, dated February 21, 2024, executed and delivered in connection with the that certain Agreement and Plan of Merger, dated February 21, 2024 which shall have no further force or effect.

[no further text on this page]

8

IN WITNESS WHEREOF, each of the parties hereto has caused this Lock-Up Agreement to be duly executed as of the date first above written.

PARENT:

AltEnergy Acquisition Corp.

By:	/s/ Russell Stidolph
Name:	Russell Stidolph
Title:	Chief Executive Officer

THE COMPANY:

Car Tech, LLC

By:	/s/ Jonghoon Ha
Name:	Jonghoon Ha
Title:	Executive Director

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Lock-Up Agreement to be duly executed as of the date first above written.

HOLDER:

Name of Holder:

By:
Name:
Title:

Number and Type of Securities:

Company Units:

Parent Common Stock:

Parent Private Warrants:

Address:

Telephone:

Email:

[Signature Page to Lock-up Agreement]

Annex H

Car Tech [*], Inc.1

2025 INCENTIVE PLAN

1. Establishment of the Plan; Adoption Date; Effective Date; Duration.

(a) Establishment of the Plan. AltEnergy Acquisition Corp., a Delaware corporation (the “Company”), hereby establishes this incentive compensation plan to be known as the “Car Tech [*], Inc. 2025 Incentive Plan”, as amended from time to time (the “Plan”). The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards and Dividend Equivalents. If the Plan is not so approved by the stockholders of the Company, then the Plan will be null and void in its entirety. The Plan shall remain in effect as provided in Section 1(b) of the Plan. Capitalized but undefined terms shall have the meaning set forth in Section 3 of the Plan.

(b) Adoption Date; Effective Date. The Plan shall (x) commence on, and no Award shall be granted prior to, the Effective Date and (y) remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 13 and Section 1(c) below.

(c) Duration of the Plan. Notwithstanding anything to the contrary in the Plan, no Award may be granted under the Plan after 10 years from the earlier of (i) the Adoption Date or (ii) the Effective Date, but Awards previously granted may extend beyond such date in accordance with the Plan.

2. Purpose. The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby certain directors, officers, employees, consultants and advisors (and certain prospective directors, officers, employees, consultants, and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may be measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

3. Definitions. Certain terms used herein have the definitions given to them in the first instance in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

(a) “Adoption Date” means the date the Plan is first approved by the Board.

(b) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(c) “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted, as are in effect from time to time.

(d) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Awards, Other Cash-Based Awards, and/or Dividend Equivalents, granted under the Plan.

[1]	NTD: To be the name of the post-closing company.

(e) “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award, consistent with and subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting or similar agreement between the Participant and the Company or an Affiliate in effect at the time of such termination, or (ii) in the absence of any such employment or consulting or similar agreement (or the absence of any definition of “Cause” contained therein), a Participant’s (A) commission of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its customers; (B) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his or her employment or other service to the Company or an Affiliate; (C) alcohol abuse or use of controlled substances other than in accordance with a physician’s prescription; (D) willful failure to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (F) below) to the Company or its Affiliates (other than due to a disability, as determined by the Committee), which willful failure, if curable, is not cured within 15 days after delivery of written notice thereof; (E) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within 15 days after the delivery of written notice thereof; or (F) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation and/or proprietary rights.

(h) “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon any of the following events:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company or any of its Affiliates, (B) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of fifty percent (50%) or more of the total voting power of the then outstanding voting securities of the Company;

(ii) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals who (x) were directors on the Effective Date or (y) become directors after Effective Date and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors on the Effective Date or whose election or nomination for election was previously so approved;

(iii) the consummation of a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(iv) the consummation of a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all the Company’s assets; or

2

(v) any other event specified as a “Change in Control” in an applicable Award Agreement.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii), (iv), or (v) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(i) “Claim” means any claim, liability or obligation of any nature, arising out of or relating to the Plan or an alleged breach of the Plan or an Award Agreement.

(j) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(k) “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(l) “Common Stock” means the common stock of the Company, par value $0.0001 per share.

(m) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or applicable Award Agreement.

(n) “Dividend Equivalent” means a right awarded under Section 11 to receive the equivalent value (in cash or Common Stock) of ordinary dividends that would otherwise be paid on the Common Stock subject to an Award that is a full-value award but that have not been issued or delivered.

(o) “Effective Date” means the effective date of the Plan, which is the date of the closing of the transactions contemplated by the Merger Agreement; provided, that, the Adoption Date has occurred on or prior to such date, subject to approval of the Plan by the Company’s stockholders.

(p) “Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(q) “Eligible Person” with respect to an Award denominated in Common Stock, means any (i) individual employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate; provided, that, if the Securities Act applies, such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates, provided, that, the Date of Grant of any Award to such individual shall not be prior to the date he or she begins employment with or begins providing services to the Company or its Affiliates).

(r) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

(s) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(t) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, the closing sales price for such shares of Common Stock (or the closing bid, if no sales were

3

reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose).

(iv) Notwithstanding the foregoing, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code to the extent necessary for an Award to comply with, or be exempt from, Section 409A of the Code.

(u) “Fully Diluted Common Stock” means the number of shares of Common Stock, determined as of the applicable time of measurement, equal to the sum of (i) the total number of shares of Common Stock issued and outstanding and (ii) the total number of shares of Common Stock subject to securities that are convertible into or exercisable for shares of Common Stock (either vested or unvested).

(v) “Immediate Family Members” shall have the meaning set forth in Section Error! Reference source not found.(ii).

(w) “Incentive Stock Option” means an Option, or portion thereof, that is designated by the Committee as an incentive stock option and otherwise meets the requirements set forth in the Plan and Section 422 of the Code for incentive stock options.

(x) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(y) “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of the Plan. The Committee may utilize one or more Independent Third Parties.

(z) “Mature Shares” means shares of Common Stock owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares of Common Stock to pay the Exercise Price or satisfy a tax or deduction obligation of the Participant.

(aa) “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 21, 2024, by and among the Company, Car Tech Merger Sub, LLC, a Delaware limited liability company, and Car Tech, LLC, an Alabama limited liability company (as may be further amended, modified or restated from time to time).

(bb) “Nonqualified Stock Option” means an Option, or portion thereof, that is not designated by the Committee as an Incentive Stock Option or does not qualify as an Incentive Stock Option.

(cc) “Option” means an Award granted under Section 7 of the Plan.

(dd) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ee) “Other Cash-Based Award” means a cash Award granted to a Participant under Section 10 of the Plan, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan.

(ff) “Other Stock-Based Award” means an equity-based or equity-related Award, other than an Option, SAR, Restricted Stock, Restricted Stock Unit or Dividend Equivalent, granted in accordance with the

4

terms and conditions set forth under Section Error! Reference source not found. of the Plan (including upon the attainment of any performance goals or otherwise as permitted under the Plan).

(gg) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(hh) “Permitted Transferee” shall have the meaning set forth in Section Error! Reference source not found.(ii) of the Plan.

(ii) “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(jj) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(kk) “Restricted Stock” means Common Stock, subject to certain specified performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed, provide continuous services for a specified period of time, or attain specified performance objectives), granted under Section 9 of the Plan.

(ll) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Stock, cash, other securities or other property, subject to certain performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed, provide continuous services for a specified period of time, or attain specified performance objectives), granted under Section 9 of the Plan.

(mm) “SAR Period” has the meaning given such term in Section 8(b) of the Plan.

(nn) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(oo) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(pp) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(qq) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (or any comparable foreign entity (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(rr) “Substitute Award” has the meaning given such term in Section 5(e).

4. Administration.

(a) The Committee (or, if none such committee exists, the Board) shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if

5

the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan, be an Eligible Director. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an independent director under the rules of any securities exchange or automated quotation system on which the shares are listed, quoted or traded. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. Notwithstanding any other provision to the contrary, Awards granted to non-employee directors shall be administered by the full Board, and any authority reserved under the Plan for the Committee with regard to Awards granted to non-employee directors shall be exercised by the full Board.

(b) Subject to the provisions of the Plan and Applicable Law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award (including any performance goals, criteria, and/or periods applicable to Awards); (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan, including any changes required to comply with Applicable Laws; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (x) modify any performance goals, criteria and/or periods; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, in each case, to the extent consistent with the terms of the Plan.

(c) The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the

6

Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Articles of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) The Committee may, from time to time, grant Awards to one or more Eligible Persons, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

(b) Subject to Section 12 of the Plan and this Section 5, Awards granted under the Plan shall be subject to the following limitations: (i) the Committee is authorized to deliver under the Plan an aggregate of [  ]2 shares of Common Stock[; provided, that the total number of shares of Common Stock that will be reserved, and that may be issued, under the Plan will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to [  ]% of the total number of shares of Fully Diluted Common Stock determined as of the day prior to such increase]3 and (ii) the maximum number of shares of Common Stock that may be granted under the Plan during any single fiscal year to any Participant who is a non-employee director, when taken together with any cash fees paid to such non-employee director during such year in respect of his or her service as a non-employee director (including service as a member or chair of any committee of the Board), shall not exceed $[  ]4 in total value (calculating the value of any such Awards as of the Date of Grant of such Awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto); provided, that the non-employee directors who are considered independent (under the rules of The Nasdaq Capital Market or other securities exchange on which the Common Stock is traded) may make exceptions to this limit for a non-executive chair of the Board, if any, in which case the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. Notwithstanding the automatic annual increase set forth in (i) above, the Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the stipulated percentage.

(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Common Stock (either actually or by attestation) or by the withholding of Common Stock by the

[2]	NTD: To be the size of the equity pool of the post-closing company, on a fully diluted basis.
[3]	NTD: Please confirm whether you prefer to include this type of “evergreen” provision (which permits the equity pool to increase every year). If so, what is the appropriate size of the yearly increase?
[4]	NTD: To be the cap on non-employee director compensation each year.

7

Company, or (ii) tax or deduction liabilities arising from such Option or other Award are satisfied by the tendering of Common Stock (either actually or by attestation) or by the withholding of Common Stock by the Company, then in each such case the Common Stock so tendered or withheld shall be added to the Common Stock available for grant under the Plan on a one-for-one basis. Shares underlying Awards under the Plan that are forfeited, canceled, expire unexercised, or are settled in cash shall also be available again for issuance as Awards under the Plan.

(d) Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e) In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan but will count against the maximum number of shares that may be issued upon the exercise of Incentive Stock Options.

(f) Notwithstanding anything to the contrary herein, no more than [    ]5 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options.

(g) For clarity, Section 5(b)(i) is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issues shares pursuant to such Awards. Shares of Common Stock may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rules, and such issuance will not reduce the number of shares available for issuance under the Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options.

(a) Generally. Each Option granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or as may otherwise be determined by the Committee. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company or any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the

[5]	NTD: To include hard limit on the number of shares that may be granted as ISOs.

8

Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except with respect to Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share of Common Stock determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)), the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further, that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per share of Common Stock. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the Exercise Price per share of the shares subject to such Option may be less than the Fair Market Value per share on the Date of Grant; provided, that the Exercise Price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee (including, if applicable, the attainment of any performance goals, as determined by the Committee) and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)); provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. In the event of any termination of employment or service with the Company or its Affiliates thereof of a Participant who has been granted one or more Options, the Options shall be exercisable at the time or times and subject to the terms and conditions set forth in the Award Agreement. If the Option would expire at a time when the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be automatically extended to a date that is 30 calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that in no event shall such expiration date be extended beyond the expiration of the Option Period.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any taxes required to be withheld or paid upon exercise of such Option. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option, accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares of Common Stock to the Company); provided, that, such shares of Common Stock are not subject to any pledge or other security interest and are Mature Shares; and (ii) by such other method as the Committee may permit in accordance with Applicable Law, in its sole discretion, including without limitation: (A) in other property having a Fair Market Value on the date of exercise equal to the Exercise Price, (B) if there is a public market for the Common Stock at such time, and subject to

9

Section 14(aa), by means of a broker-assisted “cashless exercise” pursuant to which either (i) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the Exercise Price or (ii) the Company is delivered a copy of irrevocable instructions to a broker acceptable to the Company to sell the Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price, provided that such amount is paid to the Company at such time as may be required by the Committee or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Stock for which the Option was exercised that number of shares of Common Stock having a Fair Market Value equal to the aggregate Exercise Price for the Common Stock for which the Option was exercised. No fractional Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Stock, or whether such fractional Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date such Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f) Incentive Stock Option $100,000 Limitation. To the extent the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established by the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonqualified Stock Options, notwithstanding any contrary provision of the applicable Award Agreement(s).

(g) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes Oxley Act of 2002, if applicable; any other Applicable Law; the applicable rules and regulations of the Securities and Exchange Commission; or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or as may otherwise be determined by the Committee. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. The Strike Price per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share of Common Stock determined as of the Date of Grant. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award,

10

the Strike Price per share of the shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant; provided, that the Strike Price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee (including, if applicable, the attainment of any performance goals, as shall be determined by the Committee) and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. In the event of any termination of employment or service with the Company and its Affiliates thereof of a Participant who has been granted one of more SARs, the SARs shall be exercisable at the time or times and subject to the terms and conditions as set forth in the Award Agreement (or in the underlying Award Agreement, as may be applicable). If the SAR would expire at a time when the exercise of the SAR would violate applicable securities laws, the expiration date applicable to the SAR will be automatically extended to a date that is 30 calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that, in no event shall such expiration date be extended beyond the expiration of the SAR Period.

(d) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised, multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any taxes required to be withheld or paid. The Company shall pay such amount in cash, in Common Stock having a Fair Market Value equal to such amount, or any combination thereof, as determined by the Committee. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock, or whether such fractional shares of Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or as may otherwise be determined by the Committee (including the performance goals, if any, upon whose attainment the Restricted Period shall lapse in part or full).

(b) Restricted Accounts; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power

11

(endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including, without limitation, the right to vote such Restricted Stock and the right to receive dividends and other distributions, if applicable, to the extent such dividends and other distributions have a record date that is on or after the date the Participant to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares of Restricted Stock shall be returned to the Company, and all rights of the Participant to such shares of Restricted Stock and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting. Unless otherwise provided by the Committee in an Award Agreement or otherwise, the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares of Restricted Stock, except as set forth in the applicable Award Agreement or otherwise determined by the Committee. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share) or shall register such shares of Restricted Stock in the Participant’s name without any such restrictions. Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share of Restricted Stock and, if such share of Restricted Stock is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

(ii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part Common Stock in lieu of delivering only Common Stock in respect of such Restricted Stock Units or (B) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of Applicable Law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any taxes required to be withheld or paid.

10. Other Stock-Based Awards and Other Cash-Based Awards.

(a) Other Stock-Based Awards. The Committee may grant types of equity-based or equity related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Common Stock), in such amounts and subject to such terms and conditions, as the Committee shall determine (including, if applicable, the attainment of any performance goals). Such

12

Other Stock-Based Awards may involve the transfer of actual shares of Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of Common Stock. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement or as may otherwise be determined by the Committee and need not be uniform among all such Awards or all Participants receiving such Awards.

(b) Other Cash-Based Awards. The Committee may grant a Participant a cash Award not otherwise described by the terms of the Plan, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan.

(c) Value of Awards. Each Other Stock-Based Award shall be expressed in terms of Common Stock or units based on Common Stock, as determined by the Committee, and each Other Cash-Based Awards shall be expressed in terms of cash, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards or Other Cash-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.

(d) Payment of Awards. Payment, if any, with respect to an Other Stock-Based Award or Other Cash-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement or as may otherwise be determined by the Committee, in cash, Common Stock or a combination of cash and Common Stock, as the Committee determines.

(e) Vesting. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards or Other Cash-Based Awards following the Participant’s termination of employment or service (including by reason of such Participant’s death, disability (as determined by the Committee), or termination without Cause). Such provisions shall be determined in the sole discretion of the Committee but need not be uniform among all Other Stock-Based Awards or Other Cash-Based Awards issued pursuant to the Plan and may reflect distinctions based on the reasons for the termination of employment or service.

11. Dividend Equivalents. No adjustment shall be made in the Common Stock issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Common Stock prior to issuance of such Common Stock under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Common Stock that are subject to any Award (other than an Option or Stock Appreciation Right). Any Award of Dividend Equivalents may be credited as of the dividend payment dates, during the period between the Date of Grant of the Award and the date the Award becomes payable or terminates or expires, as determined by the Committee; however, unless otherwise set forth in an Award Agreement, Dividend Equivalents shall not be payable unless and until the Award becomes payable, and shall be subject to forfeiture to the same extent as the underlying Award. Dividend Equivalents may be subject to any additional limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be payable in cash, Common Stock or converted to full-value Awards, calculated based on such formula, as may be determined by the Committee.

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Stock, or (b) unusual or infrequently occurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make

13

any such adjustments in such manner as it may deem equitable, subject to the requirements of Code Sections 409A, 421, and 422, if applicable, including without limitation any or all of the following:

(a) adjusting any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (ii) the terms of any outstanding Award, including, without limitation, (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (B) the Exercise Price or Strike Price with respect to any Award or (C) any applicable performance measures;

(b) providing for a substitution or assumption of Awards in a manner that substantially preserves the applicable terms of such Awards;

(c) accelerating the exercisability or vesting of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event;

(d) modifying the terms of Awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control) upon which the exercisability or vesting of or lapse of restrictions thereon will accelerate;

(e) deeming any performance measures satisfied at target, maximum or actual performance through closing or such other level determined by the Committee in its sole discretion, or providing for the performance measures to continue (as is or as adjusted by the Committee) after closing;

(f) providing that for a period prior to the Change in Control determined by the Committee in its sole discretion, any Options or SARs that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control; and

(g) canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.

The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be final, conclusive and binding for all purposes.

13. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that the Board will obtain stockholder

14

approval of any Plan amendment to the extent necessary to comply with Applicable Laws (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary); provided, further, that no Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, unless the Committee determines, in its sole discretion, that the amendment is necessary for the Award to comply with Code Section 409A. Notwithstanding the foregoing or anything in the Plan to the contrary, the Committee may, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price per share that is less than the exercise price per share of the original Options or SARs.

14. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Committee need not treat Participants or Awards (or portions thereof) uniformly.

(b) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family

15

Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as, a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c) Tax Withholding and Deductions.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to deduct and withhold, from any cash, Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required taxes (up to the maximum statutory rate under Applicable Law as in effect from time to time as determined by the Committee) and deduction in respect of an Award, its grant, vesting or exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing tax and deduction liability by (A) the delivery of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares, except as otherwise determined by the Committee) owned by the Participant having a fair market value equal to such liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such liability. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be so delivered or retained pursuant to clause (B) of the immediately preceding sentence shall be limited to the number of shares of Common Stock which have a fair market value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America). If any tax withholding obligation will be satisfied under clause (B) above by the Company’s retention of shares of Common Stock from the Award creating the tax obligation and there is a public market for shares of Common Stock at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the shares of Common Stock retained

16

and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

(iii) In addition, subject to Section 14(aa) and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations, to the extent permitted by the Committee, if there is a public market for shares of Common Stock at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Committee.

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any Claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. A Participant’s sole remedy for any Claim related to the Plan or any Award shall be against the Company, and no Participant shall have any Claim or right of any nature against any Subsidiary or Affiliate of the Company or any stockholder or existing or former director, officer or employee of the Company or any Subsidiary of the Company. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any Subsidiary or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any Claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any Claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Company a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

17

(g) Termination of Employment/Service. Unless determined otherwise by the Committee at any time following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Stock or other securities that are subject to Awards hereunder until such shares of Common Stock have been issued or delivered to that person.

(i) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Stock or other securities pursuant to an Award unless such shares of Common Stock or other securities have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares of Common Stock or other securities may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Stock or other securities to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or interdealer quotation system upon which such shares of Common Stock or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if the Committee determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Stock from the public markets, the Company’s issuance of Common Stock or other securities to the Participant, the Participant’s acquisition of Common Stock or other securities from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award denominated in Common Stock in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Stock subject to such Award or portion thereof that is canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a

18

condition of delivery of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior Claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for incentive compensation. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees or service providers under general law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of or service provider to the Company or the Committee or the Board, other than himself.

(n) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(p) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation,

19

consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Code Section 409A.

(i) Notwithstanding any provision of the Plan to the contrary, all Awards made under the Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the authoritative guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed and interpreted in accordance with such intent. Each payment under an Award shall be treated as a separate payment for purposes of Code Section 409A.

(ii) If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of service, no amount that is nonqualified deferred compensation subject to Code Section 409A and that becomes payable by reason of such termination of service shall be paid to the Participant (or in the event of the Participant’s death, the Participant’s representative or estate) before the earlier of (x) the first business day after the date that is six months following the date of the Participant’s termination of service, and (y) within 30 days following the date of the Participant’s death. For purposes of Code Section 409A, a termination of service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination of service” or similar terms shall mean a “separation from service.” If any Award is or becomes subject to Code Section 409A, unless the applicable Award Agreement provides otherwise, such Award shall be payable upon the Participant’s “separation from service” within the meaning of Code Section 409A. If any Award is or becomes subject to Code Section 409A and if payment of such Award would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A.

(iii) In the event that it is reasonably determined by the Board that any amounts payable under the Plan will be taxable to the Participant under Section 409A of the Code prior to the payment and/or delivery to the Participant of such amounts, or will be subject to the acceleration of taxation or the imposition of penalty taxation under Section 409A of the Code, the Board may either (A) unilaterally amend the Plan and adopt appropriate policies and procedures, including amendments and policies with retroactive effect, that the Board determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan or (B) take such other actions as the Board determines necessary or appropriate to comply with the requirements of Section 409A of the Code. Any adjustments made pursuant to Section 13 to Awards that are subject to Code Section 409A shall be made in compliance with the requirements of Code Section 409A, and any adjustments made pursuant to Section 13 to Awards that are not subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either (x) continue not to be subject to Code Section 409A or (y) comply with the requirements of Code Section 409A.

(s) Election Under Code Section 83(b). No Participant may make an election under Section 83(b) of the Code with respect to any Award of Restricted Stock under the Plan without the consent of the Committee, which the Committee may grant (prospectively or retroactively) or withhold in its sole discretion. If, with the consent of the Committee, a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

20

(t) Expenses; Gender; Titles and Headings; Interpretation. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control. Unless the context of the Plan otherwise requires, words using the singular or plural number also include the plural or singular number, respectively; derivative forms of defined terms will have correlative meanings; the terms “hereof,” “herein” and “hereunder” and derivative or similar words refer to this entire Plan; the term “Section” refers to the specified Section of the Plan and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the Section or subsection in which the reference occurs; the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and the word “or” shall be disjunctive but not exclusive

(u) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Stock or other securities under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(v) Payments. Participants shall be required to pay, to the extent required by Applicable Law, any amounts required to receive Common Stock or other securities under any Award made under the Plan.

(w) Clawback; Erroneously Awarded Compensation. All Awards (including on a retroactive basis) granted under the Plan are subject to the terms of any Company forfeiture, incentive compensation recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of Applicable Laws, as well as any other policy of the Company that may apply to the Awards, such as anti-hedging or pledging policies, as they may be in effect from time to time. In particular, these policies and/or provisions shall include, without limitation, (i) any Company policy established to comply with Applicable Laws (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and/or (ii) the rules and regulations of the applicable securities exchange or inter-dealer quotation system on which the Common Stock or other securities are listed or quoted, and these requirements shall be deemed incorporated by reference into all outstanding Award Agreements. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan or agreement with the Company.

(x) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional shares or whether fractional shares or any rights thereto shall be forfeited, rounded, or otherwise eliminated.

(y) Paperless Administration. If the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

(z) Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 14(z) by and among the Company and its Subsidiaries and Affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and Affiliates may hold certain personal information about a

21

Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Common Stock held in the Company or its Subsidiaries and Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Common Stock. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding the Participant, request additional information about the storage and processing of the Data regarding the Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 14(z) in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 14(z).

(aa) Broker-Assisted Sales. In the event of a broker-assisted sale of Common Stock in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards: (a) any Common Stock to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) the Common Stock may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of the sale that exceed the amount owed, the Company will pay the excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for the sale at any particular price; and (f) if the proceeds of the sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

22

Item 21. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this this proxy statement/prospectus

Exhibit	Description

2.2	Amended and Restated Agreement and Plan of Merger, dated as of February 14, 2025, by and among AltEnergy Acquisition Corp., Car Tech Merger Sub, LLC, Car Tech Merger Sub II, LLC and Car Tech, LLC (included as Annex A to this proxy statement/prospectus)

3.1	Amended and Restated Certificate of Incorporation together with the First Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-40984), filed with the Securities and Exchange Commission on May 23, 2023).

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-258594), filed with the Securities and Exchange Commission on October 7, 2021).

3.3	Form of New Car Tech’s Charter (included as Annex B to this proxy statement/prospectus).

3.4	Form of New Car Tech’s Bylaws (included as Annex C to this proxy statement/prospectus).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-258594), filed with the Securities and Exchange Commission on October 7, 2021).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-258594), filed with the Securities and Exchange Commission on October 7, 2021).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-258594), filed with the Securities and Exchange Commission on October 7, 2021).

4.4	Warrant Agreement, dated October 28, 2021, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-40984, filed with the Securities and Exchange Commission on November 8, 2021).

4.5	Merger Warrant Agreement (included as Annex F to this proxy statement/prospectus)

5.1*	Opinion of Morrison Cohen LLP as to the validity of the securities being registered.

10.1	Letter Agreement, dated October 28, 2021, among the Company, AltEnergy Acquisition Sponsor, LLC and B. Riley Securities, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40984, filed with the Securities and Exchange Commission on November 8, 2021).

10.2	Registration Rights Agreement, dated October 28, 2021, among the Company, AltEnergy Acquisition Sponsor and B. Riley Principal Investments, LLC. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 001-40984, filed with the Securities and Exchange Commission on November 8, 2021).

10.3	Administrative Services Agreement, dated October 28, 2021, between the Company and AltEnergy, LLC (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-40984, filed with the Securities and Exchange Commission on November 8, 2021).

10.4	Private Placement Warrant Subscription Agreement, dated October 28, 2021, among the Company, AltEnergy Acquisition Sponsor and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-40984, filed with the Securities and Exchange Commission on November 8, 2021).

Exhibit	Description

10.5	Private Placement Warrant Subscription Agreement, dated October 28, 2021, among the Company, B. Riley Principal Investments, LLC and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-40984, filed with the Securities and Exchange Commission on November 8, 2021).

10.6	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-258594) , filed with the Securities and Exchange Commission on October 7, 2021).

10.7	Consulting Agreement, dated April 12, 2021, by and between the Registrant and Jonathan R. Darnell (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-258594), filed with the Securities and Exchange Commission on October 7, 2021).

10.8	Amendment to Administrative Services Agreement, dated January 28, 2023, between the Company and AltEnergy, LLC (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10K filed with the Securities and Exchange Commission on April 11, 2023).

10.9	Amendment to Consulting Agreement, dated April 1, 2022, by and between the Registrant and Jonathan R. Darnell (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10K filed with the Securities and Exchange Commission on April 11, 2023).

10.10	Amendment to Consulting Agreement, dated January 1, 2023, by and between the Registrant and Jonathan R. Darnell (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10K filed with the Securities and Exchange Commission on April 11, 2023).

10.11	Form of Non-Redemption Agreement (incorporated by Reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2023)

10.12	Investment Management Trust Agreement, dated October 28, 2021, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8K filed with the Securities and Exchange Commission on October 28, 2021)

10.13	Contribution and Exchange Agreement (included as Annex D to this proxy statement/prospectus)

10.14	Form of Support Agreement (included as Annex E to this proxy statement/prospectus).

10.16	Form of Lock-up Agreement (included as Annex G to this proxy statement/prospectus).

10.17	2025 Incentive Equity Plan (included as Annex H to this proxy statement)

10.18**	Shinyoung Restrictive Covenant Agreement

10.19**	Shinyoung Know-How License Agreement

10.20**	Term Note by and between the Company, as borrower, and GCFID Global Investment Fund, LLC, a Georgia limited liability company, as lender, dated as of February 28, 2023, evidencing the $30,500,000.00 commitment amount in the Loan Agreement with Grow America GIT

10.21**	Facility Agreement by and between the Company, as borrower, and The Export-Import Bank of Korea, a bank duly organized and existing under the laws of the Republic of Korea, as lender, dated as of February 10, 2023, in the aggregate principal amount of $10,000,000.00

10.22**	Loan Agreement by and between the Company, as borrower, and Southern States Bank, an Alabama banking corporation, as lender, dated as of October 20, 2023, in the aggregate principal amount of $15,000,000.00

10.23**	Loan Agreement by and between the Company, as borrower, and Southern States Bank, an Alabama banking corporation, as lender, dated as of May 12, 2023, in the aggregate principal amount of $20,000,000.00

Exhibit	Description

10.24**	Loan Agreement by and between the Company, as borrower, and Shin Young Co., Ltd., as lender, dated as of July 20, 2023, in the aggregate principal amount of $400,000.00

10.25**	Loan Agreement by and between the Company, as borrower, and Shin Young Co., Ltd., as lender, dated as of August 12, 2023, in the aggregate principal amount of $600,000.00

10.26**	Loan Agreement by and between the Company, as borrower, and Shin Young Co., Ltd., as lender, dated as of September 2, 2023, in the aggregate principal amount of $700,000.00

10.27**	Loan Agreement by and between the Company, as borrower, and Shin Young Co., Ltd., as lender, dated as of February 7, 2023, in the aggregate principal amount of $800,000.00

10.28**	Loan Agreement by and between the Company, as borrower, and Shin Young Co., Ltd., as lender, dated as of June 14, 2023, in the aggregate principal amount of $11,000,000.00

10.29**	Loan Agreement by and between the Company, as borrower, and Shin Young Co., Ltd., as lender, dated as of February 23, 2023, in the aggregate principal amount of $1,000,000.00

10.30**	Loan Agreement by and between the Company, as borrower, and Shin Young Co., Ltd., as lender, dated as of December 27, 2022, in the aggregate principal amount of $1,000,000.00

10.31**	Loan Agreement by and between the Company, as borrower, and Shin Young Co., Ltd., as lender, dated as of July 7, 2023, in the aggregate principal amount of $2,000,000.00

10.32**	Loan Agreement by and between the Company, as borrower, and Shin Won Ind Co., Ltd., as lender, dated as of September 4, 2023, in the aggregate principal amount of $900,000.00

10.33**	Loan Agreement by and between the Company, as borrower, and Shin Won Ind Co., Ltd, as lender, dated as of December 28, 2023, in the aggregate principal amount of $1,383,000.00

10.34**	Loan Agreement by and between the Company, as borrower, and Shin Won Ind Co., Ltd., as lender, dated as of July 22, 2023, in the aggregate principal amount of $1,400,000.00 (incorporated by reference to Exhibit 10.34 to the Company’s Registration Statement on Form S-4

10.35**	Loan Agreement by and between the Company, as borrower, and Shin Won Ind Co., Ltd., as lender, dated as of November 19, 2023, in the aggregate principal amount of $1,800,000.00

10.36**	BMW Long Term Supply Agreement by and between the Company and BMW Manufacturing Co., LLC

23.1	Consent of Marcum LLP.

23.2	Consent of Adeptus Partners, LLC

23.3*	Consent of Morrison Cohen LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1*	Form of Proxy Card to be used by AltEnergy Acquisition Corp.

99.2*	Form of Consent to be used by holders of New Car Tech Common Stock.

99.3**	Consent of Ho Gap Kang to be named as a director nominee.

99.4**	Consent of Jonghoon Ha to be named as a director nominee.

99.5**	Consent of Dohyung Kim to be named as a director nominee.

99.6*	Consent of Russell Stidolph to be named as a director nominee.

99.7*	Consent of Peter Hasenkamp to be named as a director nominee.

99.8*	Consent of Robert Mancini to be named as a director nominee.

99.9*	Consent of John Craig to be named as a director nominee.

107	Filing Fee Table

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	To be filed by amendment.
**	Previously filed

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the proxy statement/prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of proxy statement/prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” exhibit in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)

That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the [*]th day of February, 2025.

ALTENERGY ACQUISITION CORP.

By:	/s/ Russell Stidolph
Name: Russell Stidolph
Title: Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Russell Stidolph his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Russell Stidolph Russell Stidolph	Chief Executive Officer (Principal executive officer) and Director	February 14, 2025

/s/ Jonathan Darnell Jonathan Darnell	Chief Financial Officer (Principal financial and accounting officer)	February 14, 2025

/s/ William Campbell William Campbell	Director	February 14, 2025

/s/ Kimberly Heimert Kimberly Heimert	Director	February 14, 2025

/s/ Michael Salvator Michael Salvator	Director	February 14, 2025

/s/ Daniel Shribman Daniel Shribman	Director	February 14, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized. In the city of Opelika, State of Alabama, on the [*]th day of February, 2025.

Car Tech, LLC

By:	/s/ Jonghoon Ha
Name: Jonghoon Ha
Title: Executive Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Jonghoon Ha Jonghoon Ha	Chief Executive Officer and Chief Financial Officer (Principal executive and financial officer) and Director	February 14, 2025

* Raymond Huh	Director	February 14, 2025

* Jae Myung Kim	Director	February 14, 2025

* Jerry Seo	Director	February 14, 2025

* By:	/s/ Jonghoon Ha
Jonghoon Ha
Attorney-in-fact